This material is for your private information, and none of Wachovia Capital
Markets, LLC, Nomura Securities International, Inc., Citigroup Global Markets
Inc., Credit Suisse Securities (USA), LLC, Goldman, Sachs & Co. and LaSalle
Financial Services, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange
Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262)
for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriter provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriter described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriter and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-131262-03

The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR
COMPLETED PRIOR TO SALE, DATED JULY 29, 2006.

PROSPECTUS SUPPLEMENT
(To accompany prospectus dated July 29, 2006)

$2,833,517,000 (Approximate)
(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2006-C27

(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.

(Depositor)

Wachovia Bank, National Association
Nomura Credit & Capital, Inc.

(Sponsors)

You should carefully consider the risk factors beginning on page S-49 of this prospectus supplement and on page 14 of the accompanying prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the sponsors, the depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus, dated July 29, 2006.

The trust fund:

•	As of August 11, 2006, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $3,079,909,568.

•	The trust fund will consist of a pool of 162 fixed rate mortgage loans.

•	The mortgage loans are secured by first liens on commercial and multifamily properties.

•	All of the mortgage loans were originated by Wachovia Bank, National Association and Nomura Credit & Capital, Inc.

The certificates:

•	The trust fund will issue 27 classes of certificates.

•	Only the 12 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus.

•	Distributions on the certificates will occur on a monthly basis, commencing in September 2006.

•	The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate Description	Assumed Final Distribution Date(2)	CUSIP No.	Expected S&P/Moody’s Rating(3)
Class A-1	$47,877,000	1.554%	Fixed	May 15, 2011		AAA/Aaa
Class A-2	$265,965,000	8.635%	Fixed	August 15, 2011		AAA/Aaa
Class A-PB	$111,411,000	3.617%	Fixed	January 15, 2016		AAA/Aaa
Class A-3	$1,087,252,000	35.301%	Fixed(4)	July 15, 2016		AAA/Aaa
Class A-1A	$643,432,000	20.891%	Fixed(4)	July 15, 2016		AAA/Aaa
Class X-P	$2,965,781,000		Variable(5)	August 15, 2013		AAA/Aaa
Class A-M	$307,991,000	10.000%	Fixed(4)	July 15, 2016		AAA/Aaa
Class A-J	$223,293,000	7.250%	Fixed(4)	July 15, 2016		AAA/Aaa
Class B	$69,298,000	2.250%	Fixed(4)	August 15, 2016		AA/Aa2
Class C	$30,799,000	1.000%	Fixed(4)	August 15, 2016		AA-/Aa3
Class D	$7,700,000	0.250%	Fixed(4)	August 15, 2016		A+/A1
Class E	$38,499,000	1.250%	Fixed(4)	August 15, 2016		A/A2

(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-131262) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m.-5 p.m. EST).

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC and Nomura Securities International, Inc. are acting as co-lead managers for this offering. Nomura Securities International, Inc. is acting as sole bookrunner with respect to 58.85% of the Class A-3 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-3 certificates and all other classes of offered certificates. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and LaSalle Financial Services, Inc. are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and LaSalle Financial Services, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately             % of the initial certificate balance of the offered certificates, plus accrued interest from August 1, 2006 before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about August 23, 2006.

WACHOVIA SECURITIES	NOMURA

Citigroup	Credit Suisse	Goldman, Sachs & Co.	LaSalle Financial Services, Inc.

August    , 2006

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2006-C27

Geographic Overview of Mortgage Pool[1]

Washington
2 properties
$26,271,250
0.9% of total
Kansas
3 properties
$44,232,650
1.4% of total
Missouri
6 properties
$24,470,398
0.8% of total
South Dakota
1 property
$860,000
0.0% of total
North Dakota
1 property
$1,140,000
0.0% of total
Iowa
1 property
$762,350
0.0% of total
Minnesota
7 properties
$26,513,799
0.9% of total
Illinois
14 properties
$386,797,297
12.6% of total
Wisconsin
1 property
$656,000
0.0% of total
Indiana
20 properties
$123,526,036
4.0% of total
Michigan
20 properties
$183,986,087
6.0% of total
Vermont
1 property
$1,180,800
0.0% of total
New Hampshire
1 property
$3,084,837
0.1% of total
Maine
1 property
$1,212,000
0.0% of total
New York
9 properties
$234,539,965
7.6% of total
Pennsylvania
8 properties
$29,025,000
0.9% of total
Massachusetts
1 property
$10,872,000
0.4% of total
Ohio
8 properties
$29,573,778
1.0% of total
Connecticut
4 properties
$18,860,000
0.6% of total
Oregon
3 properties
$33,041,000
1.1% of total
Utah
2 properties
$8,084,504
0.3% of total
Nevada
2 properties
$62,690,786
2.0% of total
New Jersey
2 properties
$6,592,194
0.2% of total
Northern California[2]
12 properties
$349,043,227
11.3% of total
Maryland
9 properties
$145,269,827
4.7% of total
California
35 properties
$753,583,339
24.5% of total
Virginia
7 properties
$94,454,760
3.1% of total
North Carolina
14 properties
$99,860,171
3.2% of total
Southern California[2]
23 properties
$404,540,112
13.1% of total
South Carolina
1 property
$680,000
0.0% of total
Arizona
7 properties
$194,615,000
6.3% of total
Colorado
8 properties
$95,922,973
3.1% of total
Hawaii
1 property
$60,000,000
1.9% of total
New Mexico
2 properties
$6,903,500
0.2% of total
Georgia
6 properties
$64,986,882
2.1% of total
Oklahoma
1 property
$1,552,000
0.1% of total
Alabama
2 properties
$4,260,000
0.1% of total
Florida
16 properties
$78,637,272
2.6% of total
Texas
31 properties
$166,891,906
5.4% of total
Louisiana
1 property
$1,125,900
0.0% of total
Mississippi
2 properties
$3,085,000
0.1% of total
Tennessee
9 properties
$41,479,843
1.3% of total
Arkansas
2 properties
$2,583,037
0.1% of total
Kentucky
2 properties
$6,045,427
0.2% of total
>10.0% of Cut-Off Date Pool Balance
>5.0 - 10.0% of Cut-Off Date Pool Balance
>1.0 - 5.0% of Cut-Off Date Pool Balance
≤1.0% of Cut-Off Date Pool Balance

Mortgaged Properties by Property Type

Mobile Home Park 1.7%
Mixed Use 1.4%
Industrial 5.3%
Self Storage 0.1%
Hospitality 10.3%
Office 35.5%
Multifamily 20.7%
Retail 25.2%

Geographic Overview of Mortgaged Properties

One Financial Place, Chicago, IL

FOOD COURT

Prime Outlets Pool II, Various

One Illinois Center, Chicago, IL

BlueLinx Holdings Pool, Various

RLJ Hotel Pool, Various

500-512 Seventh Avenue, New York, NY

Harden Ranch Plaza, Salinas, CA

Bank of America

Glendale Center, Glendale, CA

Bacara and Montelena at the Canyons, Phoenix, AZ

Yuma Palms Regional Center, Yuma, AZ

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indication of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligation for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates and the underlying transaction that are actually issued having the characteristics described in these materials. If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This Free Writing Prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this Free Writing Prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this Free Writing Prospectus.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. This Free Writing Prospectus is also referred to herein as the ‘‘prospectus supplement’’.

This Free Writing Prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-49 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ‘‘INDEX OF DEFINED TERMS’’ beginning on page S-216 in this prospectus supplement.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The ‘‘Assumed Final Distribution Date’’ has been determined on the basis of the assumptions set forth in ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement and a 0% CPR (as defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement). The ‘‘Rated Final Distribution Date’’ is the distribution date to occur in July 2045. See ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ and ‘‘RATINGS’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The pass-through rate applicable to the Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(5)	The Class X-P certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-P certificates as described in this prospectus supplement. The interest rate applicable to the Class X-P certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass- Through Rates’’ in this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-PB, Class A-3, and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is August 11, 2006, with respect to 149 mortgage loans, August 1, 2006, with respect to 12 mortgage loans and August 6, 2006, with respect to 1 mortgage loan) after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	Two (2) mortgage loans, the Prime Outlets Pool II mortgage loan and the 500-512 Seventh Avenue mortgage loan, are part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to the related mortgage loan and the related pari passu companion loan. One (1) mortgage loan, the BlueLinx Holdings Pool mortgage loan, is part of a split loan structure where the related companion loan that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan. One (1) mortgage loan, the RLJ Hotel Pool mortgage loan, is part of a split loan structure where the related companion loans that are part of the split loan structure are pari passu in right of entitlement to payment with the related mortgage loan. Certain other mortgage loans are each part of a split loan structure in which the related companion loan(s) is subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

 OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description	Initial Pass- Through Rate	Weighted Average Life(years)(2)	Cash Flow or Principal Window (Mon./Yr.)(2)	Expected S&P/ Moody’s Rating(3)
Class A-1	$47,877,000	1.554%	30.000%	Fixed	%	2.92	09/06 – 05/11	AAA/Aaa
Class A-2	$265,965,000	8.635%	30.000%	Fixed	%	4.96	05/11 – 08/11	AAA/Aaa
Class A-PB	$111,411,000	3.617%	30.000%	Fixed	%	7.24	08/11 – 01/16	AAA/Aaa
Class A-3	$1,087,252,000	35.301%	30.000%	Fixed(4)	%	9.82	01/16 – 07/16	AAA/Aaa
Class A-1A	$643,432,000	20.891%	30.000%	Fixed(4)	%	8.31	09/06 – 07/16	AAA/Aaa
Class X-P	$2,965,781,000	N/A	N/A	Variable(5)		N/A	N/A	AAA/Aaa
Class A-M	$307,991,000	10.000%	20.000%	Fixed(4)	%	9.89	07/16 – 07/16	AAA/Aaa
Class A-J	$223,293,000	7.250%	12.750%	Fixed(4)	%	9.89	07/16 – 07/16	AAA/Aaa
Class B	$69,298,000	2.250%	10.500%	Fixed(4)	%	9.94	07/16 – 08/16	AA/Aa2
Class C	$30,799,000	1.000%	9.500%	Fixed(4)	%	9.98	08/16 – 08/16	AA–/Aa3
Class D	$7,700,000	0.250%	9.250%	Fixed(4)	%	9.98	08/16 – 08/16	A+/A1
Class E	$38,499,000	1.250%	8.000%	Fixed(4)	%	9.98	08/16 – 08/16	A/A2
Class F	$26,949,000	0.875%	7.125%	WAC(6)	%	(7)	(7)	A–/A3
Class G	$38,499,000	1.250%	5.875%	WAC(8)	%	(7)	(7)	BBB+/Baa1
Class H	$34,649,000	1.125%	4.750%	WAC(8)	%	(7)	(7)	BBB/Baa2
Class J	$34,649,000	1.125%	3.625%	WAC(8)	%	(7)	(7)	BBB–/Baa3
Class K	$19,249,000	0.625%	3.000%	Fixed(4)	%	(7)	(7)	BB+/Ba1
Class L	$7,700,000	0.250%	2.750%	Fixed(4)	%	(7)	(7)	BB/Ba2
Class M	$15,400,000	0.500%	2.250%	Fixed(4)	%	(7)	(7)	BB–/Ba3
Class N	$3,850,000	0.125%	2.125%	Fixed(4)	%	(7)	(7)	B+/B1
Class O	$11,550,000	0.375%	1.750%	Fixed(4)	%	(7)	(7)	B/B2
Class P	$7,700,000	0.250%	1.500%	Fixed(4)	%	(7)	(7)	B–/B3
Class Q	$46,197,568	1.500%	0.000%	Fixed(4)	%	(7)	(7)	NR/NR
Class X-C	$3,079,909,568	N/A	N/A	WAC(9)	%	(7)	N/A	AAA/Aaa

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Based on no prepayments and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The pass-through rate applicable to each of the Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class K, Class L, Class M, Class N, Class O, Class P and Class Q certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(5)	The Class X-P certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-P certificates as described in this prospectus supplement. The interest rate applicable to the Class X-P certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

(6)	The pass-through rate applicable to the Class F certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) minus %, for the related date.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)	The pass-through rate applicable to each of the Class G, Class H and Class J certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(9)	The Class X-C certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C certificates, as described in this prospectus supplement. The interest rate applicable to the Class X-C certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

THE PARTIES

The Trust Fund	The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of August 1, 2006, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor	Wachovia Commercial Mortgage Securities, Inc. We are a wholly-owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the master servicer, the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, under which the Prime Outlets Pool II whole loan is serviced and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see ‘‘THE DEPOSITOR’’ in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuing Entity	A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. The issuing entity is also sometimes referred to herein as the trust fund. For more detailed information, see ‘‘DESCRIPTION OF THE CERTIFICATES—The Issuing Entity’’ in this prospectus supplement and the accompanying prospectus.

The Sponsors	Each of Wachovia Bank, National Association and Nomura Credit & Capital, Inc. is a sponsor for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors’’ in this prospectus supplement and ‘‘THE SPONSOR’’ in the accompanying prospectus.

The Mortgage Loan Sellers	Each of the sponsors will be a mortgage loan seller for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers’’ in this prospectus supplement. Wachovia Bank, National Association is the master servicer, a sponsor and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, under which the Prime Outlets Pool II whole loan is serviced and is an affiliate of one of the underwriters and the depositor. Nomura Credit & Capital, Inc. is a sponsor and an affiliate of one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Wachovia Bank, National Association	116	$2,440,050,296	79.2%	77.2%	86.8%
Nomura Credit & Capital, Inc.	46	639,859,272	20.8	22.8	13.2
Total	162	$3,079,909,568	100.0%	100.0%	100.0%

The Master Servicer	Wachovia Bank, National Association. Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor and an affiliate of one of the underwriters and the depositor. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, the Prime Outlets Pool II whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26. The master servicer under the 2006-C26 pooling and servicing agreement is Wachovia Bank, National Association.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The Special Servicer	Initially, LNR Partners, Inc. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the Prime Outlets Pool II whole loan is specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26. The special servicer under the 2006-C26 pooling and servicing agreement is LNR Partners, Inc.

Some holders of certificates (initially the holder of the Class Q certificates with respect to each mortgage loan other than the Prime Outlets Pool II mortgage loan, the BlueLinx Holdings Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan) will have the right to replace the Special Servicer and to select a representative who may advise and direct the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the Prime Outlets Pool II mortgage loan, the special servicer may be removed at any time, with or without cause, by the 2006-C26 controlling class representative, but only with the consent of the controlling class representative, subject to certain conditions as set forth in the Prime Outlets Pool II intercreditor agreement. With respect to the BlueLinx Holdings Pool mortgage loan, the Special Servicer may be removed at any time, with or without cause, by the controlling class representative, but only with the consent of the controlling class representative with respect to the BlueLinx Holdings Pool pari passu companion loan, subject to certain conditions as set forth in the BlueLinx Holdings Pool intercreditor agreement. With respect to the 500-512 Seventh Avenue mortgage loan, the holder of the 500-512 Seventh Avenue subordinate companion loan, so long as no control appraisal period exists with respect to such subordinate companion loan, has the right to appoint or replace the Special Servicer, subject to certain conditions as set forth in the 500-512 Seventh Avenue intercreditor agreement; provided, however, if a control appraisal period exists with respect to the 500-512 Seventh Avenue subordinate companion loan, the Special Servicer may be removed (with or without cause) at any time by either the controlling class representative or the controlling class representative with respect to the 500-512 Seventh Avenue pari passu companion loan, in each case, with the consent of the other such controlling class representative. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ and ‘‘—The Controlling Class Representative’’ in this prospectus supplement.

The Trustee	Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

The Underwriters	Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and LaSalle Financial Services, Inc. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia

Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is an affiliate of the depositor and of Wachovia Bank, National Association, which is the master servicer, a sponsor, one of the mortgage loan sellers and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, under which the Prime Outlets Pool II whole loan is serviced. Nomura Securities International, Inc. is an affiliate of Nomura Credit & Capital, Inc., one of the mortgage loan sellers and a sponsor. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. Wachovia Capital Markets, LLC and Nomura Securities International, Inc. are acting as co-lead managers for this offering. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and LaSalle Financial Services, Inc. are acting as co-managers for this offering. Nomura Securities International, Inc. is acting as sole bookrunner with respect to 58.85% of the Class A-3 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-3 certificates and all other classes of offered certificates.

Certain Affiliations	Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is a mortgage loan seller, the master servicer and a sponsor. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly-owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. In addition, Wachovia Bank, National Association is the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26. In addition, an affiliate of Wachovia Bank, National Association may at some point in the future own an equity interest in each related borrower with respect to 3 mortgage loans in the event it exercises its right to convert mezzanine debt it holds in the parent of the related borrower. Nomura Credit & Capital, Inc., is one of the mortgage loan sellers and a sponsor and is an affiliate of Nomura Securities International, Inc., an underwriter for the offering of the certificates. In addition, an affiliate of Nomura Credit & Capital, Inc. may at some point in the future own a preferred equity interest in the related borrower with respect to 1 mortgage loan, in the event it exercises its right to convert the mezzanine debt it holds in the parent of the related borrower. Further, affiliates of both the special servicer and Redwood Trust, Inc. are the anticipated initial holders of certain non-offered classes of certificates. In addition, LNR Partners, Inc. is the special servicer for the Prime Outlets Pool II mortgage loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of August 1, 2006, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the Prime Outlets Pool II whole loan (which will be serviced pursuant to the 2006-C26 pooling and servicing agreement)) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors/mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

IMPORTANT DATES AND PERIODS

Closing Date	On or about August 23, 2006.

Cut-Off Date	For 149 mortgage loans, representing 88.5% of the mortgage pool (113 mortgage loans in loan group 1 or 86.0% and 36 mortgage loans in loan group 2 or 98.1%), August 11, 2006, for 1 mortgage loan, representing 0.4% of the mortgage pool (1.9% of loan group 2), August 6, 2006, for 12 mortgage loans, representing 11.1% of the mortgage pool (14.0% of loan group 1), August 1, 2006. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in September 2006.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in September 2006.

Collection Period	For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

 THE CERTIFICATES

Offered Certificates	We are offering to you the following 12 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2006-C27 pursuant to this prospectus supplement:

Class A-1 Class A-2 Class A-PB Class A-3 Class A-1A Class X-P Class A-M Class A-J Class B Class C Class D Class E

Priority of Distributions	On each distribution date, the owners of the certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or that the master servicer and/or the trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of (i) all of the mortgage loans that are not secured by multifamily or mobile home park properties, (ii) 3 mortgage loans that are secured by multifamily properties and (iii) 4 mortgage loans that are secured by mobile home park properties; and

•	Loan group 2 will consist of (i) 32 mortgage loans that are secured by multifamily properties and (ii) 5 mortgage loans that are secured by mobile home park properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee and the 2006-C26 master servicer, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-PB and Class A-3 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) pro rata, on the Class X-C and Class X-P certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-PB, Class A-3, and Class A-1A certificates, pro rata, for any realized loss and trust fund expenses borne by such certificates.

Interest on the Class A-M certificates.

Principal on the Class A-M certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-M certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class Q certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex F to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES —Distributions’’ in this prospectus supplement.

No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) will be entitled to receive:

•	for each class of these certificates, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates immediately prior to that distribution date;

•	plus any interest that this class of certificates was entitled to receive on all prior distribution dates to the extent not received;

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’ share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under ‘‘—Priority of Distributions’’ above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class X-C and Class X-P certificates, interest distributions on the Class A-1, Class A-2, Class A-PB and Class A-3 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ and ‘‘—Distributions’’ in this prospectus supplement.

The Class X-C and Class X-P certificates will be entitled to distributions of interest only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Each of the Class X-C and Class X-P certificates will accrue interest at a rate as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The certificates (other than the Class Z, Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under ‘‘—Priority of Distributions’’ beginning on page S-15 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class X-C and Class X-P certificates:

•	first, pro rata, to the Class X-C, Class X-P, Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates as described above under ‘‘—Priority of Distributions’’, and then to each other class of offered certificates in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund.

These distributions are in addition to the distributions of principal and interest described above. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The pass-through rate for each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ in this prospectus supplement.

The pass-through rates applicable to the Class X-C certificates and Class X-P certificates are described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

Principal Distributions	On the closing date, each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’. The certificate balance for each class of certificates entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

As reflected in the chart under ‘‘—Priority of Distributions’’ above:

•	generally, the Class A-1, Class A-2, Class A-PB and Class A-3 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-3 certificates has been reduced to zero; provided, however, the Class A-1, Class A-2 and Class A-3 certificates will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex F to this prospectus supplement;

•	principal is distributed to each class of certificates entitled to receive distributions of principal in the order described under ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement;

•	principal is only distributed on a related class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	generally, no class of certificates is entitled to distributions of principal until the certificate balance of each class of certificates with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement has been reduced to zero; and

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D or Class E certificates or the classes of non-offered certificates be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates have all been reduced to zero.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-PB, Class A-3, and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the workout of a mortgage loan, then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses	Credit support for any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later priority of distribution. However, none of the Class A-1, Class A-2, Class A-PB, Class A-3 or Class A-1A certificates will be subordinate to any other class of Class A-1, Class A-2, Class A-PB, Class A-3 or Class A-1A certificates. The certificate balance of a class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates on that distribution date.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class X-C, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the offered certificates (other than the Class X-P Certificates) as indicated on the following table:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-1	$47,877,000	1.554%	8
Class A-2	$265,965,000	8.635%	8
Class A-PB	$111,411,000	3.617%	8
Class A-3	$1,087,252,000	35.301%	8
Class A-1A	$643,432,000	20.891%	8
Class A-M	$307,991,000	10.000%	7
Class A-J	$223,293,000	7.250%	6
Class B	$69,298,000	2.250%	5
Class C	$30,799,000	1.000%	4
Class D	$7,700,000	0.250%	3
Class E	$38,499,000	1.250%	2
Non-offered certificates (excluding the Class R-I, Class R-II, Class X-C and Class Z certificates)	$246,392,568	8.000%	1

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loans with one or more pari passu companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between each related mortgage loan (and therefore to the certificates, other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) and the related pari passu companion loan(s). Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan (and the related pari passu companion loan, if applicable). The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2006-C27 certificates in the manner described above.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Fees and Expenses	Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.0222% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.0007% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘SERVICING OF THE MORTGAGE LOANS— Compensation and Payment of Expenses’’ in this prospectus supplement. The master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26 are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class F, Class G, Class H and Class J certificates then entitled to distributions as follows:

The holders of each class of offered certificates and the Class F, Class G, Class H and Class J certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed as follows: (a) on or before the distribution date in August 2013, 25% to the holders of the Class X-P certificates and 75% to the holders of the Class X-C certificates and (b) thereafter, 100% to the holders of the Class X-C certificates.

The ‘‘discount rate’’ applicable to any class of offered certificates and the Class F, Class G, Class H and Class J certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-P	Allocation Percentage for Class X-C
6% − 5%	= 33 1/3%	(100% − 33 1/3%) x	(100% − 33 1/3%) x
8% − 5%		25% = 16 2/3%	75% = 50%

See ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Allocation of Additional Interest	On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest	The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. If the master servicer fails to make a required advance, the trustee will be required to make that advance, unless the trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. Notwithstanding the foregoing, with respect to the Prime Outlets Pool II mortgage loan, advances with respect to delinquent payments of principal and/or interest will be governed by the 2006-C26 pooling and servicing agreement under similar (although not identical) arrangements as described above with respect to the other mortgage loans included in the trust fund; provided that in the event that the master servicer under the 2006-C26 pooling and servicing agreement fails to make a required advance of delinquent principal and/or interest (i.e., an advance that is determined to be recoverable) with respect to the Prime Outlets Pool II mortgage loan, the master servicer will be required to make that advance unless the master servicer determines that such advance would not be recoverable. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. Any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the trustee will not be required to make a principal and interest advance with respect to any companion loan. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	In the event a mortgage loan (other than the Prime Outlets Pool II mortgage loan) becomes a defaulted mortgage loan, the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) and, in certain circumstances, the special servicer (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), shall have the option to purchase from the trust fund such defaulted mortgage loan with respect to which certain defaults have occurred. See ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement.

Reimbursement Entitlement of Servicer of the 2006-C26 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26 trust fund are each entitled to reimbursement of its pro rata share of servicing advances made with respect to the Prime Outlets Pool II mortgage loan. In the event principal and interest payments related to the Prime Outlets Pool II mortgage loan are insufficient to reimburse such master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund	The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the pool of mortgage loans included in the trust fund as of the cut-off date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I and Class R-II certificates) are held by a single certificateholder. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Registration and Denomination	The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates will be offered in minimum denominations of $10,000 actual principal amounts and in integral multiples of $1 in excess of those amounts. Beneficial interests in the Class X-P certificates will be offered in minimum notional amounts of $1,000,000 actual notional amounts and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences	Two separate real estate mortgage investment conduit elections will be made with respect to the trust fund (‘‘REMIC I’’ and ‘‘REMIC II’’, each a ‘‘REMIC’’). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in REMIC I, and the Class R-II certificates will represent the residual interests in REMIC II.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for federal income tax purposes.

The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class certificates will be treated as having been issued at [a premium], that the Class certificates will be treated as having been issued with [a de minimis amount of original issue discount] and that the Class X-P and Class certificates will be issued [with original issue discount] for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and the accompanying prospectus, the following classes of offered certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1 Class A-2 Class A-PB Class A-3 Class A-1A Class X-P Class A-M Class A-J Class B Class C Class D Class E

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and LaSalle Financial Services, Inc. by the U.S. Department of Labor. See ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment	The Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B and Class C certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’), so long as they are rated in one of the two highest rating categories by Moody's or S&P or another nationally recognized statistical rating organization. The other classes of certificates will not constitute ‘‘mortgage related securities’’ for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.:

Class	Expected Rating from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-3	AAA/Aaa
Class A-1A	AAA/Aaa
Class X-P	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA/Aa2
Class C	AA−/Aa3
Class D	A+/A1
Class E	A/A2

The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

 THE MORTGAGE LOANS

General	It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad, loan-to-value ratios and debt service coverage ratios) with respect to the 5 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of the mortgage loans with one or more pari passu companion loans, the calculations of loan balance per square foot/room, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these mortgage loans and the related pari passu companion loans, if any (but not any subordinate companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	162	125	37
Number of Crossed Loan Pools	5	4	1
Number of Mortgaged Properties	270	232	38
Aggregate Balance of all Mortgage Loans	$3,079,909,568	$2,436,477,967	$643,431,601
Number of Mortgage Loans with Balloon Payments(1)	104	78	26
Aggregate Balance of Mortgage Loans with Balloon Payments(1)	$1,820,909,695	$1,488,246,844	$332,662,851
Number of Mortgage Loans with Anticipated Repayment Date(2)	5	5	0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(2)	$25,729,313	$25,729,313	$0
Number of Fully Amortizing Mortgage Loans	1	1	0
Aggregate Balance of Fully Amortizing Mortgage Loans	$15,583,811	$15,583,811	$0
Number of Interest-Only Mortgage Loans(3)	52	41	11
Aggregate Balance of Interest-Only Mortgage Loans(3)	$1,217,686,750	$906,918,000	$310,768,750
Average Balance of Mortgage Loans	$19,011,787	$19,491,824	$17,390,043
Minimum Balance of Mortgage Loans	$1,057,000	$1,057,000	$1,960,000
Maximum Balance of Mortgage Loans	$163,600,000	$163,600,000	$63,000,000
Maximum Balance for a group of cross-collateralized and cross-defaulted Mortgage Loans	$46,300,000 (4)	$21,285,000 (5)	$46,300,000 (4)
Weighted Average LTV ratio(6)	71.9%	71.5%	73.6%
Minimum LTV ratio(6)	21.4%	21.4%	51.3%
Maximum LTV ratio(6)	83.3%	83.3%	79.1%

	All Mortgage Loans	Loan Group 1	Loan Group 2

Weighted Average DSCR	1.33x	1.36x	1.24x
Minimum DSCR	1.05x	1.07x	1.05x
Maximum DSCR	3.18x	3.18x	1.75x
Weighted Average LTV at Maturity or Anticipated Repayment Date(6)	67.3%	66.3%	71.1%
Weighted Average Mortgage Loan interest rate	6.131%	6.117%	6.186%
Range of Mortgage Loan interest rates	5.230%	5.230%	5.335%
Range of Mortgage Loan interest rates	7.100%	7.100%	6.840%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	111	113	101
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	55	55	58
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	299	299	120
Weighted Average Occupancy Rate(7)	93.8%	94.0%	93.0%

(1)	Does not include mortgage loans with anticipated repayment dates or that are interest only for their entire term.

(2)	Does not include mortgage loans that are interest only for their entire term.

(3)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.

(4)	Consists of a group of 4 individual mortgage loans (loan numbers 50, 51, 92 and 111).

(5)	Consists of a group of 3 individual mortgage loans (loan numbers 78, 96 and 124).

(6)	For a description of how the loan-to-value ratios for the mortgage loans are determined, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans— Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in this prospectus supplement.

(7)	Does not include 60 mortgaged properties securing hospitality mortgage loans, representing 10.3% of the mortgage pool (13.1% of loan group 1). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Office	36	$1,092,456,607	35.5%	44.8%	0.0%
Retail	65	774,739,990	25.2	31.8	0.0
Retail – Anchored	24	455,928,806	14.8	18.7	0.0
Retail – Outlet	3	150,000,000	4.9	6.2	0.0
Retail – Single Tenant	24	88,705,345	2.9	3.6	0.0
Retail – Shadow Anchored(2)	5	46,618,000	1.5	1.9	0.0
Retail – Unanchored	9	33,487,838	1.1	1.4	0.0
Multifamily	35	636,421,664	20.7	1.2	94.5
Hospitality	60	317,963,961	10.3	13.1	0.0
Industrial	59	161,990,000	5.3	6.6	0.0
Mobile Home Park	10	51,338,722	1.7	0.7	5.5
Mixed Use	4	43,000,000	1.4	1.8	0.0
Self Storage	1	1,998,625	0.1	0.1	0.0
	270	$3,079,909,568	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

Mortgaged Properties by Property Type

Geographic Concentrations	The mortgaged properties are located throughout 42 states. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance
CA	35	$753,583,339	24.5%
Southern(2)	23	404,540,112	13.1
Northern(2)	12	349,043,227	11.3
IL	14	386,797,297	12.6
NY	9	234,539,965	7.6
AZ	7	194,615,000	6.3
MI	20	183,986,087	6.0
TX	31	166,891,906	5.4
Other	154	1,159,495,974	37.6
	270	$3,079,909,568	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Group 1 Balance
CA	28	$587,714,280	24.1%
Southern(2)	18	301,971,054	12.4
Northern(2)	10	285,743,227	11.7
IL	14	386,797,297	15.9
NY	9	234,539,965	9.6
MD	9	145,269,827	6.0
MI	15	124,486,087	5.1
Other	157	957,670,511	39.3
	232	$2,436,477,967	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Group 2 Balance
CA	7	$165,869,059	25.8%
Southern(2)	5	102,569,059	15.9
Northern(2)	2	63,300,000	9.8
IN	6	87,720,000	13.6
AZ	2	75,200,000	11.7
TX	6	65,381,071	10.2
MI	5	59,500,000	9.2
NC	3	41,600,000	6.5
GA	2	35,925,000	5.6
Other	7	112,236,471	17.4
	38	$643,431,601	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Payment Terms	All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 12 mortgage loans, representing 11.1% of the mortgage pool (14.0% of loan group 1), are due on the 1st day of the month and payments on 1 mortgage loan, representing 0.4% of the mortgage pool (1.9% of loan group 2), are due on the 6thday of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month (other than 1 mortgage loan which has a grace period that may extend payment until the 16th day of any calendar month).

•	As of the cut-off date, 161 of the mortgage loans, representing 98.0% of the mortgage pool (124 mortgage loans in loan group 1 or 97.4% and all of the mortgage loans in loan group 2), accrue interest on an actual/360 basis and 1 mortgage loan, representing 2.0% of the mortgage pool (2.6% of loan group 1), accrues interest on a 30/360 basis. Sixty-six (66) of the mortgage loans, representing 46.0% of the mortgage pool (48 mortgage loans in loan group 1 or 46.6% and 18 mortgage loans in loan group 2 or 43.6%), have periods during which only interest is due and periods in which principal and interest are due. Fifty-two (52) of the mortgage loans, representing 39.5% of the mortgage pool (41 mortgage loans in loan group 1 or 37.2% and 11 mortgage loans in loan group 2 or 48.3%), provide that only interest is due until maturity or the anticipated repayment date.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
≤ 2,000,000	15	$22,214,440	0.7%	0.8%	0.3%
2,000,001 – 3,000,000	11	28,270,031	0.9	1.0	0.8
3,000,001 – 4,000,000	11	38,111,541	1.2	1.6	0.0
4,000,001 – 5,000,000	15	68,182,049	2.2	2.4	1.5
5,000,001 – 6,000,000	10	56,111,939	1.8	2.3	0.0
6,000,001 – 7,000,000	4	26,709,682	0.9	1.1	0.0
7,000,001 – 8,000,000	8	60,659,059	2.0	1.6	3.5
8,000,001 – 9,000,000	4	34,300,349	1.1	1.0	1.4
9,000,001 – 10,000,000	6	57,555,307	1.9	2.4	0.0
10,000,001 – 15,000,000	20	244,106,366	7.9	5.9	15.7
15,000,001 – 20,000,000	20	352,612,829	11.4	8.8	21.5
20,000,001 – 25,000,000	13	291,825,000	9.5	6.4	21.3
25,000,001 – 30,000,000	6	164,406,000	5.3	3.4	12.8
35,000,001 – 40,000,000	3	109,800,000	3.6	1.5	11.5
40,000,001 – 45,000,000	2	88,700,000	2.9	3.6	0.0
45,000,001 – 50,000,000	1	47,000,000	1.5	1.9	0.0
50,000,001 – 55,000,000	1	50,750,000	1.6	2.1	0.0
55,000,001 – 60,000,000	2	119,358,227	3.9	4.9	0.0
60,000,001 – 65,000,000	2	125,530,000	4.1	2.6	9.8
75,000,001 – 80,000,000	1	75,700,000	2.5	3.1	0.0
80,000,001 – 163,600,000	7	1,018,006,750	33.1	41.8	0.0
	162	$3,079,909,568	100.0%	100.0%	100.0%

Range of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut–Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
5.230 – 5.249	1	$2,720,000	0.1%	0.1%	0.0%
5.250 – 5.499	11	154,781,000	5.0	3.3	11.4
5.500 – 5.749	8	214,775,639	7.0	8.8	0.0
5.750 – 5.999	24	648,394,222	21.1	25.2	5.5
6.000 – 6.249	56	812,484,144	26.4	22.9	39.6
6.250 – 6.499	44	882,849,362	28.7	31.1	19.3
6.500 – 6.749	13	240,146,391	7.8	5.6	16.1
6.750 – 6.999	3	61,175,000	2.0	0.4	8.1
7.000 – 7.100	2	62,583,811	2.0	2.6	0.0
	162	$3,079,909,568	100.0%	100.0%	100.0%

Range of Underwritten Debt Service Coverage Ratios

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
1.05 – 1.09	2	$42,175,000	1.4%	0.8%	3.5%
1.10 – 1.14	2	27,800,000	0.9	0.3	3.3
1.15 – 1.19	4	210,514,250	6.8	8.6	0.0
1.20 – 1.24	57	1,288,625,560	41.8	35.4	66.2
1.25 – 1.29	19	265,365,833	8.6	6.6	16.1
1.30 – 1.34	20	241,581,688	7.8	8.5	5.3
1.35 – 1.39	10	406,956,072	13.2	16.4	1.2
1.40 – 1.44	8	61,732,781	2.0	2.2	1.2
1.45 – 1.49	6	65,395,991	2.1	2.7	0.0
1.50 – 1.54	6	32,018,241	1.0	1.2	0.3
1.55 – 1.59	2	64,245,000	2.1	2.6	0.0
1.60 – 1.64	3	55,393,000	1.8	2.3	0.0
1.70 – 1.74	3	91,750,000	3.0	3.8	0.0
1.75 – 1.79	1	19,093,750	0.6	0.0	3.0
1.80 – 1.84	3	173,772,000	5.6	7.1	0.0
1.85 – 1.89	2	4,440,000	0.1	0.2	0.0
1.90 – 1.94	4	10,468,000	0.3	0.4	0.0
2.00 – 2.04	5	8,553,000	0.3	0.4	0.0
2.25 – 2.29	1	1,388,000	0.0	0.1	0.0
2.30 – 3.18	4	8,641,403	0.3	0.4	0.0
	162	$3,079,909,568	100.0%	100.0%	100.0%

Range of Cut-Off Date Loan-To-Value Ratios

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
21.43 – 25.00	1	$1,200,000	0.04%	0.05%	0.0%
40.01 – 50.00	4	31,840,180	1.0	1.3	0.0
50.01 – 55.00	7	48,893,059	1.6	1.7	1.2
55.01 – 60.00	10	76,014,824	2.5	2.3	3.0
60.01 – 65.00	17	448,376,734	14.6	17.6	3.0
65.01 – 70.00	26	580,363,678	18.8	21.1	10.1
70.01 – 75.00	34	572,253,213	18.6	16.8	25.4
75.01 – 80.00	62	1,301,467,882	42.3	38.3	57.3
80.01 – 83.33	1	19,500,000	0.6	0.8	0.0
	162	$3,079,909,568	100.0%	100.0%	100.0%

Range of Remaining Terms to Maturity
or Anticipated Repayment Date*

Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
0 – 60	21	$452,623,059	14.7%	10.9%	29.3%
61 – 84	1	11,500,000	0.4	0.5	0.0
109 – 120	139	2,600,202,699	84.4	88.0	70.7
289 – 300	1	15,583,811	0.5	0.6	0.0
	162	$3,079,909,568	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Interest Only, Amortizing Balloon*	65	1,409,026,788	45.7%	46.3%	43.6%
Interest Only	29	1,076,153,000	34.9	32.2	45.3
Amortizing Balloon	39	411,882,907	13.4	14.8	8.1
Interest Only, ARD	23	141,533,750	4.6	5.0	3.0
Amortizing ARD	4	19,379,313	0.6	0.8	0.0
Fully Amortizing	1	15,583,811	0.5	0.6	0.0
Interest Only, Amortizing ARD*	1	6,350,000	0.2	0.3	0.0
	162	$3,079,909,568	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 60 months with respect to loan group 1 and a period of 36 to 84 months with respect to loan group 2). In the case of 1 mortgage loan (loan number 41), interest-only payments commence after the period in which principal and interest payments are due.

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Amortizing – No Partial Interest Only Period	44	$446,846,030	14.5%	16.2%	8.1%
Partial Interest Only – Amortizing	66	1,415,376,788	46.0	46.6	43.6
1 – 12.	2	13,990,000	0.5	0.6	0.0
13 – 24.	12	263,395,000	8.6	10.8	0.0
25 – 36.	11	137,630,000	4.5	4.8	3.3
37 – 48.	9	246,240,138	8.0	7.6	9.5
49 – 60.	23	594,831,650	19.3	22.8	6.1
61 – 72.	5	73,530,000	2.4	0.0	11.4
73 – 84.	4	85,760,000	2.8	0.0	13.3
Non-Amortizing	52	1,217,686,750	39.5	37.2	48.3
	162	$3,079,909,568	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, because the fixed periodic payment on the mortgage loans is generally determined assuming interest is calculated on a ‘‘30/360 basis,’’ but interest actually accrues and is applied on the majority of the mortgage loans on an ‘‘actual/360 basis’’, there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a ‘‘fully amortizing’’ mortgage loan.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions

Prepayment Restriction Type(1)(2)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Prohibit prepayment for most of the term of the mortage loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term	130	$2,373,563,011	77.1%	80.5%	64.0%
Prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining terms	19	429,308,928	13.9	16.8	3.3
Impose a yield maintenance charge for most or all of the remaining term	10	219,250,000	7.1	0.4	32.7
Prohibit prepayment until a date specified in the related mortgage note; but permit defeasance and then impose a prepayment charge for most or all of the remaining term	2	36,987,630	1.2	1.5	0.0
Prohibit prepayment until a date specified in the related mortgage note; but permit defeasance or impose a yield maintenance charge for most or all of the remaining term	1	20,800,000	0.7	0.9	0.0
	162	$3,079,909,568	100.0%	100.0%	100.0%

(1)	For the purposes hereof, ‘‘remaining term’’ refers to either remaining term to maturity or anticipated repayment date, as applicable.

(2)	See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Additional Mortgage Loan Information’’ in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance	One hundred thirty-three (133) of the mortgage loans included in the trust fund as of the cut-off date, representing 78.9% of the mortgage pool (107 mortgage loans in loan group 1 or 82.9% and 26 mortgage loans in loan group 2 or 64.0%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan, and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Twenty Largest Mortgage Loans	The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loans referred to as the Prime Outlets Pool II mortgage loan, the BlueLinx Holdings Pool mortgage loan, the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan in the immediately following table, the loan balance per square foot, the debt service coverage ratios and the loan-to-value ratios set forth in such table, in each case, are based on the aggregate combined principal balance or combined debt service, as the case may be, of the Prime Outlets Pool II mortgage loan, the BlueLinx Holdings Pool mortgage loan, the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan, as the case may be, and its related pari passu companion loans (but not any related subordinate companion loan). No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D in this prospectus supplement.

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans/ Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/Unit/ Room*	Weighted Average DSCR*	Weighted Average Cut-Off Date LTV Ratio*	Weighted Average LTV Ratio at Maturity or ARD*	Weighted Average Mortgage Rate
One Financial Place	Wachovia	1/1	1	$163,600,000	5.3%	6.7%	Office - CBD	$160	1.82x	62.9%	62.9%	5.914%
Prime Outlets Pool II	Wachovia	1/3	1	150,000,000	4.9	6.2%	Retail - Outlet	$198	1.20x	77.3%	68.2%	5.795%
One Illinois Center	Wachovia	1/1	1	148,500,000	4.8	6.1%	Office - CBD	$148	1.20x	72.6%	68.2%	6.290%
BlueLinx Holdings Pool	Wachovia	1/58	1	147,500,000	4.8	6.1%	Various - Various	$33	1.24x	79.2%	74.5%	6.350%
RLJ Hotel Pool	Wachovia	1/43	1	146,092,500	4.7	6.0%	Hospitality - Various	$92,936	1.37x	68.9%	63.1%	6.294%
500-512 Seventh Avenue	Wachovia	1/1	1	137,314,250	4.5	5.6%	Office - CBD	$235	1.17x	68.7%	52.7%	5.706%
Glendale Center	Nomura	1/1	1	125,000,000	4.1	5.1%	Office - CBD	$327	1.38x	79.6%	79.6%	5.818%
Harden Ranch Plaza	Wachovia	1/1	1	75,700,000	2.5	3.1%	Retail - Anchored	$171	1.21x	64.1%	59.9%	5.850%
Bacara and Montelena at the Canyons	Wachovia	1/1	2	63,000,000	2.0	9.8%	Multifamily - Conventional	$100,159	1.20x	77.8%	77.8%	6.500%
Yuma Palms Regional Center	Nomura	1/1	1	62,530,000	2.0	2.6%	Retail - Anchored	$156	1.59x	63.8%	63.8%	5.470%
		10 / 111		$1,219,236,750	39.6%				1.34x	71.8%	66.8%	6.014%
Pan Am Building	Nomura	1/1	1	$60,000,000	1.9%	2.5%	Office - CBD	$285	1.15x	77.9%	77.9%	6.170%
Embassy Suites - South Lake Tahoe, CA	Nomura	1/1	1	59,358,227	1.9	2.4%	Hospitality - Full Service	$148,396	1.39x	74.9%	64.6%	6.600%
Sierra Health Services	Wachovia	1/1	1	50,750,000	1.6	2.1%	Office - Suburban	$249	1.74x	68.3%	68.3%	5.550%
Beverly Hills Office Pool	Wachovia	1/3	1	47,000,000	1.5	1.9%	Office - Suburban	$225	1.23x	79.1%	79.1%	7.100%
Michigan Multifamily Portfolio	Wachovia	4/4	2	46,300,000	1.5	7.2%	Multifamily - Conventional	$53,036	1.24x	72.0%	66.3%	6.070%
Montecito Plaza	Wachovia	1/1	1	45,000,000	1.5	1.8%	Retail - Anchored	$343	1.29x	69.2%	69.2%	6.090%
AIM Investments Corporate Campus	Wachovia	1/1	1	43,700,000	1.4	1.8%	Office - Suburban	$166	1.63x	62.8%	62.8%	6.030%
Shorepark at Riverlake	Wachovia	1/1	2	38,800,000	1.3	6.0%	Multifamily - Conventional	$98,728	1.24x	76.1%	76.1%	6.300%
National Bank Plaza	Wachovia	1/1	1	35,600,000	1.2	1.5%	Office - Suburban	$134	1.30x	74.2%	74.2%	6.180%
Vista Pointe Apartment Homes	Wachovia	1/1	2	35,400,000	1.1	5.5%	Multifamily - Conventional	$123,776	1.27x	66.4%	66.4%	6.240%
		13 / 15		$461,908,227	15.0%				1.35x	72.4%	70.5%	6.238%
		23 / 126		$1,681,144,977	54.6%				1.35x	72.0%	67.8%	6.075%

*	Each of the Prime Outlets Pool II mortgage loan, the BlueLinx Holdings Pool mortgage loan, the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan is part of a split loan structure that includes one or more pari passu companion loans that are not included in the trust fund. With respect to these mortgage loans, unless otherwise specified, the calculations of loan-to-value ratios, debt service coverage ratios and loan balance per square foot/room are based on the aggregate indebtedness of each such mortgage loan and the related pari passu companion loan, but not any related subordinate companion loan.

Co-Lender Loans	Six (6) mortgage loans (loan numbers 1, 2, 4, 5, 6 and 16) to be included in the trust fund that were originated by Wachovia Bank, National Association, representing approximately 25.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (32.4% of loan group 1), are, in each case, evidenced by one of two or more notes which are secured by one or more mortgaged real properties. One (1) mortgage loan (loan number 69) to be included in the trust fund that was originated by Nomura Credit & Capital, Inc., representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.9% of loan group 2), is evidenced by one of two notes which are secured by one or more mortgaged real properties. In each case, the related companion loans will not be part of the trust fund.

Two (2) mortgage loans, the Prime Outlets Pool II mortgage loan and the 500-512 Seventh Avenue mortgage loan (loan numbers 2 and 6), are each part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to the related mortgage loan and the related pari passu companion loan. One (1) mortgage loan, the BlueLinx Holdings Pool mortgage loan (loan number 4), is part of a split loan structure where the related companion loan that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan. One (1) mortgage loan, the RLJ Hotel Pool mortgage loan (loan number 5), is part of a split loan structure where the seven related companion loans that are part of the split loan structure are pari passu in right of entitlement to payment with the related mortgage loan. The remaining co-lender loans (loan numbers 1, 16 and 69) are each part of a split loan structure in which the related companion loan(s) are subordinate to the related mortgage loan. In each case, the related companion loan will not be part of the trust fund. Each of these mortgage loans and its related companion loans is subject to an intercreditor agreement.

Each of the intercreditor agreements for the Prime Outlets Pool II mortgage loan, the BlueLinx Holdings Pool mortgage loan, the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan generally allocate collections in respect of those whole loans to the related mortgage loan and the respective pari passu companion loan(s), on a pro rata basis, and then, if applicable, to the related subordinate companion loan. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes subordinate companion loans generally allocate collections in respect of that mortgage loan, first, to the related mortgage loan, and then to the related subordinate companion loans. No companion loan is included in the trust fund.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loan(s) (other than the Prime Outlets Pool II mortgage loan, its pari passu companion loan and its subordinate companion loan) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund. The Prime Outlets Pool II mortgage loan and its related companion loans are being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26. The master servicer under the 2006-C26 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer under the 2006-C26 pooling and servicing agreement is LNR Partners, Inc. The terms of the 2006-C26 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Prime Outlets Pool II Loan’’ in this prospectus supplement.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Co-Lender Loans’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See ‘‘RISK FACTORS The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

RISK FACTORS

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under ‘‘RISK FACTORS’’ in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

•	In connection with the risks and uncertainties described below which may relate to certain of the mortgage loans, or the mortgage pool in general, examples are given with respect to particular risks and particular mortgage loans. The fact that examples are given should not be interpreted to mean that the examples reflect all of the mortgage loans in the trust fund to which the risk is applicable.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You

Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See ‘‘RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in the accompanying prospectus.

Prepayments Will Affect Your Yield

Prepayments.    The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-PB and Class A-3 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Yield.    In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex F to this prospectus supplement.

Interest Rate Environment.    Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows.    In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Premiums.    Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations.    Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled ‘‘Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date’’ in Annex B to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) is payable in sequential order to the extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under ‘‘—The Mortgage Loans—Special Risks Associated With High Balance Mortgage Loans’’ below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield

The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in this prospectus supplement, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. See ‘‘RISK FACTORS—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions’’ in the accompanying prospectus.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class X-C or Class X-P certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Seven (7) of the mortgage loans (loan numbers 1, 2, 4, 5, 6, 16 and 69), representing 26.0% of the mortgage pool (6 mortgage loans in loan group 1 or 32.4% and 1 mortgage loan in loan group 2 or 1.9%), are each evidenced by multiple promissory notes. With respect to 2 of these mortgage loans (loan numbers 2 and 6), representing 9.3% of the mortgage pool (11.8% of loan group 1), the related mortgage loan is part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to each of the related mortgage loan and pari passu companion loan. In the case of one of those mortgage loans, the Prime Outlets Pool II mortgage loan, the related pari passu companion note is included in the trust fund created in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26 transaction. With respect to 1 of these mortgage loans (loan number 4), representing 4.8% of the mortgage pool (6.1% of loan group 1), the mortgage loan is part of a split loan structure where the related companion loan that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan. With respect to 1 of these mortgage loans (loan number 5), representing 4.7% of the mortgage pool (6.0% of loan group 1), the mortgage loan is part of a split loan structure where the seven related companion loans that are part of the split loan structure are each pari passu in right of entitlement to payment with the related mortgage loan. Generally, the holders of the pari passu companion loan(s) have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the related mortgage loan. In each case, the trust fund is comprised of only one of the pari passu notes. With respect to the other 2 mortgage loans (loan numbers 16 and 69) evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one or more promissory notes is subordinate in right of payment to the related mortgage loan. In each case, the trust fund does not include the subordinate companion note(s). In addition, such holders of the pari passu companion note(s) or the subordinate companion note(s) may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust’’, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited

There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest

The master servicer is one of the mortgage loan sellers, a sponsor and is the depositor and of one of the underwriters. In addition, Wachovia Bank, National Association is also the master servicer under the pooling and servicing agreement executed in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26 transaction under which the Prime Outlets Pool II whole loan is being serviced. Nomura Credit & Capital, Inc. is one of the mortgage loan sellers, a sponsor and is an affiliate of one of the underwriters. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer, a mortgage loan seller and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to the One Financial Place mortgage loan and the 500-512 Seventh Avenue mortgage loan (loan numbers 1 and 6), representing 9.8% of the mortgage pool (12.4% of loan group 1). In addition, Wachovia Bank, National Association is the initial holder of the mezzanine loans related to 3 mortgage loans (loan numbers 3, 6 and 9), representing 11.3% of the mortgage pool (2 mortgage loans in loan group 1 or 11.7% and 1 mortgage loan in loan group 2 or 9.8%). In addition, Wachovia Bank, National Association is also an equity owner of Capital Lease, LP, the holder of the companion loans with respect to the AIM Investments Corporate Campus mortgage loan (loan number 16), representing 1.4% of the mortgage pool (1.8% of loan group 1). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, mezzanine loan or the holder of certain certificates. In addition, an affiliate of Nomura Credit & Capital, Inc. may at some point in the future own a preferred equity interest in the related borrower with respect to 1 mortgage loan, in the event it exercises its right to convert the mezzanine debt it holds in the parent of the related borrower. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer, a mortgage loan seller and a sponsor) is also the initial holder of certain subordinate debt which encumbers the mortgaged property securing loan numbers 13, 44, 47, 53, 66, 75, 77 and 79, representing 4.8% of the mortgage pool (4 mortgage loans in loan group 1 or 3.7% and 4 mortgage loans in loan group 2 or 9.1%). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, the holder of mezzanine indebtedness or the holder of certain other indebtedness secured by the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ in this prospectus supplement.

Each of the master servicer, special servicer or any of their respective affiliates may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in the hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating the mortgage loan earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust fund than would be realized if alternate action had been taken. In general, the master servicer, special servicer or any of their respective affiliates is not required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered certificates.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer will purchase certain other non-offered certificates. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

This could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers; or

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; or

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

LNR Partners, Inc. is the special servicer with respect to the Prime Outlets Pool II mortgage loan, which is serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Certain of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. For example, with respect to 1 mortgage loan (loan number 6), representing 4.5% of the mortgage pool (5.6% of loan group 1), approximately 33.5% of the total square feet at the related mortgaged property is scheduled to expire the year prior to the related maturity date. Additionally, with respect to 1 mortgage loan (loan number 10), representing 2.0% of the mortgage pool (2.6% of loan group

1), approximately 37.3% of the total square feet at the related mortgaged property is scheduled to expire during the two years prior to the related maturity date. In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund are leased to a single tenant which subjects the related borrower to increased risks in the event the tenant vacates and a replacement tenant is not readily available. See ‘‘—Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk’’ in this prospectus supplement.

In addition, with respect to 2 mortgage loans (loan numbers 133 and 145), representing 0.2% of the mortgage pool (0.2% of loan group 1), certain of the major tenants at the related mortgage property have rights of first refusal and/or purchase options on the related mortgaged property in accordance with the terms of the related mortgage loan documents. There can be no assurance that if such options are not waived, the mortgagee's ability to sell the related mortgaged property at foreclosure may be impaired or may adversely affect the foreclosure proceeds.

If leases are not renewed or replaced, if tenants default, if rental rates fall, if tenants vacate the related mortgaged property during the terms of their respective leases and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. For example, with respect to 1 mortgage loan (loan number 41), representing 0.6% of the mortgage pool (0.8% of loan group 1), 100% of the rentable area at the related mortgaged property is occupied by a U.S. government agency. Although such U.S. government or state government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, certain of the U.S. government and state government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses and may require certain governmental approvals to make alterations or modifications to the related mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See ‘‘—Special Risks Associated with Industrial and Mixed-Use Facilities’’ below.

Risks Relating to Certain Property Types

Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Office Properties

Office properties secure, in whole or in part, 32 of the mortgage loans included in the trust fund as of the cut-off date, representing 40.3% of the mortgage pool (51.0% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’ in the accompanying prospectus.

Included in the mortgage loans secured in whole or in part by office properties are 2 mortgage loans (loan numbers 67 and 139), which are secured by 3 medical office properties, representing approximately 0.3% of the mortgage pool (0.4% of loan group 1). The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Special Risks Associated with Shopping Centers and Other Retail Properties

Retail properties, including shopping centers, secure, in whole or in part, 62 of the mortgage loans included in the trust fund as of the cut-off date, representing 25.4% of the mortgage pool (32.1% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties’’ in the accompanying prospectus.

In addition, 3 mortgage loans (loan numbers 10, 27 and 57) secured by a retail mortgaged property, representing 3.3% of the mortgage pool (4.2% of loan group 1), have a movie theater as one of the significant tenants. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This new construction has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not be easily converted to other uses.

Special Risks Associated with Multifamily Properties

Multifamily properties secure, in whole or in part, 35 of the mortgage loans included in the trust fund as of the cut-off date, representing 20.7% of the mortgage pool (3 mortgage loans in loan group 1 or 1.2% and 32 mortgage loans in loan group 2 or 94.5%). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Special Risks Associated with Hospitality Properties

Hospitality properties secure, in whole or in part, 18 of the mortgage loans included in the trust fund as of the cut-off date, representing 10.3% of the mortgage pool (13.1% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties’’ in the accompanying prospectus.

With respect to 2 of these mortgage loans (loan numbers 85 and 124), representing 0.4% of the mortgage pool (0.5% of loan group 1), the related mortgaged properties are not affiliated with a nationally recognized hotel franchise.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and convention industry. See ‘‘RISK FACTORS—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ in the accompanying prospectus.

Special Risks Associated with Industrial and Mixed-Use Facilities

Industrial properties secure, in whole or in part, 3 of the mortgage loans included in the trust fund as of the cut-off date, representing 5.4% of the mortgage pool (6.8% of loan group 1). Mixed-use properties secure 4 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.4% of the mortgage pool (1.8% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components or (ii) office and industrial components and as such, mortgage loans secured by mixed use properties will share the risks associated with such underlying components. See ‘‘—Special Risks Associated with Office Properties’’ and ‘‘—Special Risks Associated with Shopping Centers and Other Retail Properties’’ in this prospectus supplement and ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’ and ‘‘—Special Risks of Mortgage Loans Secured by Retail Properties’’ in the accompanying prospectus.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement, and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related mortgage loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans

One hundred sixty-one (161) of the mortgage loans, representing 99.5% of the mortgage pool (124 mortgage loans in group 1 or 99.4% and all of the mortgage loans in loan group 2) provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest-only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Twenty-eight (28) of the mortgage loans, representing 5.4% of the mortgage pool (27 mortgage loans in loan group 1 or 6.1% and 1 mortgage loan in loan group 2 or 3.0%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Generally, even fully amortizing mortgage loans which pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small ‘‘balloon payment’’ due at maturity. For additional description of risks associated with balloon loans, see ‘‘RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers

Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, 5 mortgage loans (loan numbers 2, 50, 51, 92 and 111), representing 6.4% of the mortgage pool (1 mortgage loan in loan group 1 or 6.2% and 4 mortgage loans in loan group 2 or 7.2%), which are not all cross-collateralized or cross-defaulted, have the same sponsor. In addition, 2 mortgage loans (loan numbers 5 and 97), representing 5.0% of the mortgage pool (6.3% of loan group 1), which are not cross-collateralized or cross-defaulted, have the same sponsor.

No group, individual borrower, sponsor or borrower concentration represents more than 6.4% of the mortgage pool (1 mortgage loan in loan group 1 or 6.2% and 4 mortgage loans in loan group 2 or 7.2%).

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions

Except as indicated in the following tables, no more than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state.

Mortgaged Properties by Geographic Concentration(1)

States	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance
CA	35	$753,583,339	24.5%
Southern(2)	23	404,540,112	13.1
Northern(2)	12	349,043,227	11.3
IL	14	386,797,297	12.6
NY	9	234,539,965	7.6
AZ	7	194,615,000	6.3
MI	20	183,986,087	6.0
TX	31	166,891,906	5.4
Other	154	1,159,495,974	37.6
	270	$3,079,909,568	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1
Mortgaged Properties by Geographic Concentration(1)

States	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Group 1 Balance
CA	28	$587,714,280	24.1%
Southern(2)	18	301,971,054	12.4
Northern(2)	10	285,743,227	11.7
IL	14	386,797,297	15.9
NY	9	234,539,965	9.6
MD	9	145,269,827	6.0
MI	15	124,486,087	5.1
Other	157	957,670,511	39.3
	232	$2,436,477,967	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2
Mortgaged Properties by Geographic Concentration(1)

States	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Group 2 Balance
CA	7	$165,869,059	25.8%
Southern(2)	5	102,569,059	15.9
Northern(2)	2	63,300,000	9.8
IN	6	87,720,000	13.6
AZ	2	75,200,000	11.7
TX	6	65,381,071	10.2
MI	5	59,500,000	9.2
NC	3	41,600,000	6.5
GA	2	35,925,000	5.6
Other	7	112,236,471	17.4
	38	$643,431,601	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 35 of the mortgaged properties (loan numbers 4.06, 4.09, 4.11, 4.22, 7, 8, 12, 14.01, 14.02, 14.03, 15, 17, 19, 20, 22, 26, 27, 30, 32, 38, 39, 53, 57, 66, 72, 85, 90, 93, 94, 95, 98, 101, 107, 109 and 160), representing 24.5% of the mortgage pool (28 mortgaged properties in loan group 1 or 24.1% and 7 mortgaged properties in loan group 2 or 25.8%), are located in the state of California. Twenty-three (23) of these mortgaged properties, representing 13.1% of the mortgage pool (18 mortgaged properties in loan group 1 or 12.4% and 5 mortgaged properties in loan group 2 or 15.9%), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgaged loans and consequently the amount and timing of distributions on the certificates.

Special Risks Associated with High Balance Mortgage Loans

Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 5.3% of the mortgage pool (6.7% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents, in the aggregate, 1.5% of the mortgage pool (7.2% of loan group 2).

•	The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 24.5% of the mortgage pool (31.0% of loan group 1).

•	The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 39.6% of the mortgage pool (47.5% of loan group 1).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by office properties represent as of the cut-off date 35.5% of the mortgage pool (44.8% of loan group 1);

•	mortgage loans included in the trust fund and secured by retail properties represent as of the cut-off date 25.2% of the mortgage pool (31.8% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily properties represent as of the cut-off date 20.7% of the mortgage pool (3 mortgage loans in loan group 1 or 1.2% and 32 mortgage loans in loan group 2 or 94.5%);

•	mortgage loans included in the trust fund and secured by hospitality properties represent as of the cut-off date 10.3% of the mortgage pool (13.1% of loan group 1); and

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent as of the cut-off date 6.7% of the mortgage pool (8.4% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. For example, with respect to certain mortgage loans, terrorism insurance is required only with respect to ‘‘certified acts of terrorism’’, as defined under the Terrorism Insurance Act of 2002. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to 1 mortgage loan (loan number 22), representing 0.9% of the mortgage pool (1.1% of loan group 1), the related mortgagee has waived the right to require terrorism insurance under the related mortgage loan documents. In addition, with respect to certain mortgage loans, the related mortgage loan documents may limit the annual premiums the related borrower must pay and/or the amount of terrorism insurance the related borrower is required to maintain on the related mortgaged property. For example, with respect to 1 mortgage loan (loan number 11), representing 1.9% of the mortgage pool (2.5% of loan group 1), terrorism insurance is required to the extent available for the lesser of (i) 110% of the previous annual all-risk hazard premium or (ii) 150% of a stand-alone terrorism insurance policy. There can be no assurances that the terrorism insurance maintained at these mortgaged properties, or the other mortgaged properties in the mortgage pool, will be sufficient to offset any potential losses in the event of damages due to a terrorist act.

In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the tenant. The borrower may not be required to obtain insurance on the related improvements.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks

In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge or has pledged its interest in that borrower as security for mezzanine debt.

With respect to 9 mortgage loans (loan numbers 3, 6, 9, 10, 23, 28, 46, 54 and 71), representing approximately 16.5% of the mortgage pool (4 mortgage loans in loan group 1 or 14.8% and 5 mortgage loans in loan group 2 or 23.1%), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor or a subordination and standstill agreement entered into in favor of the mortgagee.

With respect to 8 mortgage loans (loan numbers 13, 44, 47, 53, 66, 75, 77 and 79), representing approximately 4.8% of the mortgage pool (4 mortgage loans in group 1 or 3.7% and 4 mortgage loans in group 2 or 9.1%), the related borrower has encumbered the related mortgaged property with subordinate debt. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement.

With respect to 2 mortgage loans (loan numbers 8 and 36), representing approximately 3.1% of the mortgage pool (4.0% of loan group 1), the related borrower may incur (i) additional unsecured debt, other than in the ordinary course of business subject to certain conditions as set forth in the related mortgage loan documents and/or (ii) under certain circumstances (which may include satisfaction of debt service coverage ratio and loan-to-value ratio tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 33 mortgage loans (loan numbers 1, 3, 5, 9, 11, 16, 21, 23, 28, 39, 45, 46, 49, 52, 54, 56, 68, 70, 90, 97, 98, 107, 131, 136, 145, 150, 154, 155, 156, 157, 159, 161 and 162), representing approximately 29.2% of the mortgage pool (25 mortgage loans in loan group 1 or 28.9% and 8 mortgage loans in loan group 2 or 30.1%), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of debt service coverage ratio and loan-to-value ratio tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See ‘‘—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ above.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such mortgage loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Five (5) of the mortgage loans (loan numbers 1, 2, 6, 16 and 69), representing 16.4% of the mortgage pool (4 mortgage loans in loan group 1 or 20.3% and 1 mortgage loan in loan group 2 or 1.9%), have companion loans that are subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement. With respect to 2 of these mortgage loans (loan numbers 1 and 6), representing 9.8% of the mortgage pool (12.4% of loan group 1), the related companion loan is held by Wachovia Bank, National Association. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement.

The One Financial Place mortgage loan (loan number 1), representing 5.3% of the mortgage pool (6.7% of loan group 1), has a companion loan that is subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the One Financial Place mortgage loan in Annex D to this prospectus supplement.

The Prime Outlets Pool II mortgage loan (loan number 2), representing 4.9% of the mortgage pool (6.2% of loan group 1), has one companion loan that is pari passu in right of entitlement with the Prime Outlets Pool II mortgage loan and one companion loan that is subordinate to the related mortgage loan and the pari passu companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the Prime Outlets Pool mortgage loan in Annex D to this prospectus supplement.

The BlueLinx Holdings Pool mortgage loan (loan number 4), representing 4.8% of the mortgage pool (6.1% of loan group 1), has a companion loan that is pari passu in right of entitlement with the BlueLinx Holdings Pool mortgage Loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the BlueLinx Holdings Pool mortgage loan in Annex D to this prospectus supplement.

The RLJ Hotel Pool mortgage loan (loan number 5), representing 4.7% of the mortgage pool (6.0% of loan group 1), has seven companion loans that are pari passu in right of entitlement with the RLJ Hotel Pool mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the RLJ Hotel Pool mortgage loan in Annex D to this prospectus supplement.

The 500-512 Seventh Avenue mortgage loan (loan number 6), representing 4.5% of the mortgage pool (5.6% of loan group 1), has one companion loan that is pari passu in right of entitlement with the 500-512 Seventh Avenue mortgage loan and one companion loan that is subordinate to the related mortgage loan and the pari passu companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the 500-512 Seventh Avenue mortgage loan in Annex D to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holders of the pari passu companion loans have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Certain of the mortgage loans have a sponsor or sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event that any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. In the case of 1 mortgage loan (loan number 7), representing approximately 4.1% of the Mortgage Pool) (5.1% of loan group 1), the related borrower is owned by Maguire Partners. On September 10, 1998, a voluntary Chapter 11 petition was filed by Maguire Thomas Partners – Grand Place Tower, Ltd. (‘‘MTP’’ the general partner of the Maguire Thomas Partners – Fifth & Grand, Ltd (‘‘Partnership’’), the then-owner of the Gas Company Tower project, and an involuntary Chapter 11 bankruptcy case was commenced against the Partnership by MTP and certain creditors of the Partnership. A voluntary Chapter 11 petition was later filed by Maguire Thomas Partners-SCGC Holdings, Ltd., the largest limited partner of the Gas Company Tower project, on December 23, 1998. In December of 2000, MTP successfully completed a refinancing of the project, allowing for the full repayment of the project financing and purchase by affiliates of Maguire of all interests of MTP's partner in the Gas Company Tower project. In connection with that refinancing, all reorganization proceedings were dismissed.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals or entities that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 33 mortgage loans (loan numbers 8, 10, 11, 13, 23, 28, 31, 37, 38, 40, 41, 44, 46, 47, 53, 54, 56, 58, 60, 62, 66, 68, 70, 75, 77, 79, 81, 87, 100, 106, 127, 130 and 147), representing 21.4% of the mortgage pool (19 mortgage loans in loan group 1 or 17.9% and 14 mortgage loans in loan group 2 or 34.7%), the borrowers own the related mortgaged property as tenants-in-common. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Condominium Agreements Entail Certain Risks

Two (2) mortgage loans (loan numbers 42 and 69), representing 1.0% of the mortgage pool (1 mortgage loan in loan group 1 or 0.8% and 1 mortgage loan in loan group 2 or 1.9%), are subject to the terms of one or more condominium agreements. In each case, the related mortgaged property does not represent the entire condominium regime, and as a result the risks associated with this form of property ownership may be greater because the related borrower does not control 100% of the condominium board. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future.

Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium.

Risks Related to Property Inspections and Certain Assumptions in Appraisals

In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 47 mortgaged properties securing 4 mortgage loans (loan numbers 5, 19, 40 and 55), representing, by allocated loan amount, approximately 7.1% of the mortgage pool (46 mortgaged properties in loan group 1 or 7.5% and 1 mortgaged property in loan group 2 or 5.5%), the appraised value represented is the ‘‘as-stabilized’’ value. Information regarding the values of the mortgaged properties at the date of such report is presented under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Inspections May Not Identify All Issues at the Mortgaged Properties

With respect to 1 mortgage loan (loan number 16), representing 1.4% of the mortgage pool (1.8% of loan group 1), the related mortgaged property has experienced cosmetic damage associated with the movement of the building’s existing floor system. The related borrower was required to reserve $500,000 for the reimbursement of costs incurred in analyzing, monitoring or repairing any further damage. In addition, the related mortgage loan seller has obtained an indemnity from CapLease Credit, LLC for all liabilities, obligations, losses, damages, costs and expenses resulting from the related borrower’s failure to repair damage to the mortgaged property. There can be no assurance that further movement will not affect the mortgaged property or that the certificateholders will not be adversely affected.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws

The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises ‘‘as is’’ in the event of a casualty loss with respect thereto.

Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration. In many instances, if a mortgage loan was not in material compliance with current zoning requirements, the borrower was required to obtain law and ordinance insurance coverage and/or have such violation insured over by the lender’s title insurance policy to offset these risks. In addition, with respect to 3 mortgaged properties that secure mortgage loans (loan numbers 4, 5 and 138) representing, by allocated loan amount, approximately 9.6% of the mortgage pool (2 mortgaged properties in loan group 1 or 12.0% and 1 mortgaged property in loan group 2 or 0.4%), the mortgage properties are non-conforming as to current zoning laws. In the event the applicable regulatory authorities wish to take action against the related borrowers for these violations, the actions required to be taken by the borrower may have a material adverse effect on its ability to meet its obligations under the related mortgage loan documents.

Certain Mortgaged Properties May be Redeveloped or Renovated

Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated or that, when and if such redevelopment or renovation is completed, it will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material adverse impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be ‘‘legal non-conforming’’ uses. Further, even if a non-conforming mortgaged property is considered to be ‘‘legal non-conforming’’, certain jurisdictions have laws which state that in the event of a casualty where the damage to such mortgaged property exceeds certain specified thresholds, the improvements may only be rebuilt in conformity with the current zoning laws at the time of such casualty. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming’’ use or the existence of any threshold laws impacting the ability to rebuild the improvements may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or to rebuild the mortgaged property following a casualty event.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, which, especially in a situation where the mortgaged property does not represent the entire condominium building (2 mortgage loans (loan numbers 42 and 69), representing 1.0% of the mortgage pool (1 mortgage loan in loan group 1 or 0.8% and 1 mortgage loan in loan group 2 or 1.9%)), may adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the related borrower’s ability to fulfill its obligations under the related mortgage loan documents. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In the case of 2 mortgage loans (loan numbers 57 and 139), representing 0.6% of the mortgage pool (0.8% of loan group 1), the failure of the related mortgaged property to be operated in accordance with the applicable use restriction may result in a municipal or other similar entity having a right of reverter with respect to the borrower's interest in all or a portion of the related mortgaged property. See ‘‘RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks’’ in this prospectus supplement.

If the special servicer forecloses on behalf of the trust fund or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties

Five (5) groups of mortgage loans contain mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions—

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. For example, the BlueLinx Holdings Pool mortgage loan (loan number 4), representing 4.8% of the mortgage pool (6.1% of loan group 1), is secured by 58 mortgaged properties located in 36 states. See ‘‘BlueLinx Holdings Pool’’ in Annex D to this prospectus supplement. In addition, the RLJ Hotel Pool mortgage loan (loan number 5), representing 4.7% of the mortgage pool (6.0% of loan group 1), is secured by 43 mortgaged properties located in 8 states. However, some of these mortgage loans permit the release of individual properties from the related mortgage lien through partial defeasance or otherwise. See ‘‘RLJ Hotel Pool’’ in Annex D to this prospectus supplement. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive ‘‘fair consideration’’ or ‘‘reasonably equivalent value’’ for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans’’ in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks

Twenty-one (21) mortgage loans (loan numbers 4, 5, 97, 104, 122, 133, 136, 140, 141, 143, 145, 150, 151, 152, 154, 155, 156, 157, 159, 161 and 162), representing 11.1% of the mortgage pool (14.0% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) of the mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. For example, with respect to 1 mortgage loan (loan number 5), representing 4.7% of the mortgage pool (6.0% of loan group 1), each of the properties comprising the mortgaged property may be substituted for other properties meeting certain requirements described in the mortgage loan documents. Any substitution will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See Annex D to this prospectus supplement for additional information.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk

Eighty-eight (88) of the mortgaged properties securing mortgage loans included in the trust fund, representing, by allocated loan amount, approximately 12.7% of the mortgage pool (16.0% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. For example, the mortgaged properties securing the BlueLinx Holdings Pool mortgage loan (loan number 4), representing 4.8% of the mortgage pool (6.1% of loan group 1), are leased entirely to one tenant, BlueLinx Corporation. See Annex D to this prospectus supplement. In addition, the mortgaged property securing the Sierra Health Services mortgage loan (loan number 13), representing 1.6% of the mortgage pool (2.1% of loan group 1), is leased entirely to one tenant, Sierra Health Services. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied.

Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or franchisors, with respect to hospitality properties, and ground lessors, with respect to leasehold mortgage loans, a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

In addition, certain of the mortgaged properties that are leased to single tenants or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration
Properties

The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

Litigation May Have Adverse Effect on Borrowers

From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

With respect to 2 mortgage loans (loan numbers 13 and 63), representing approximately 2.1% of the mortgage pool (1 mortgage loan in loan group 1 or 2.1% and 1 mortgage loan in loan group 2 or 2.1%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

In addition, with respect to 1 mortgage loan (loan number 6), representing 4.5% of the mortgage pool (5.6% of loan group 1), Joseph Chetrit, one of the sponsors under the mortgage loan, plead guilty in 1990 to the felony of entry of goods by false statements (under Title 18 of the United States Code, Sections 542 and 2) in connection with the import of fabric into the United States.

In addition, with respect to 1 mortgage loan (loan number 14), representing 1.5% of the mortgage pool (1.9% of loan group 1) there is currently ongoing litigation between certain borrower related parties related to the distribution of proceeds from previous transfers of certain of the mortgaged properties.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding

Ten (10) mortgaged properties, representing, by allocated loan amount, approximately 8.7% of the mortgage pool (9 mortgaged properties in loan group 1 or 10.4% and 1 mortgaged property in loan group 2 or 2.3%), are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans included in the Trust Fund (the ‘‘Mortgage Pool’’) is expected to consist of 162 fixed rate mortgage loans (the ‘‘Mortgage Loans’’), with an aggregate principal balance (the ‘‘Cut-Off Date Pool Balance’’) of $3,079,909,568. The ‘‘Cut-Off Date’’ for (i) 149 of the Mortgage Loans is August 11, 2006, (ii) 12 of the Mortgage Loans is August 1, 2006, and (iii) 1 of the Mortgage Loans is August 6, 2006. The ‘‘Cut-Off Date Balance’’ of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, together, the ‘‘Loan Groups’’). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily or mobile home park properties, (ii) 3 Mortgage Loans that are secured by multifamily properties and (iii) 4 Mortgage Loans that are secured by mobile home park properties. Loan Group 1 is expected to consist of 125 Mortgage Loans, with an aggregate Cut-Off Date Balance of $2,436,477,967 (the ‘‘Cut-Off Date Group 1 Balance’’). Loan Group 2 will consist of 37 Mortgage Loans that are secured by multifamily and mobile home park properties, with an aggregate Cut-Off Date Balance of $643,431,601 (the ‘‘Cut-Off Date Group 2 Balance’’ and, together with the Cut-Off Date Group 1 Balance, the ‘‘Cut-Off Date Group Balances’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $1,057,000 to $163,600,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $19,011,787. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $1,057,000 to $163,600,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $19,491,824. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,960,000 to $63,000,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $17,390,043. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, cut-off date balance per square foot/room/unit/pad, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans, if any; provided that, with respect to the Prime Outlets Pool II Loan, the BlueLinx Holdings Pool Loan, the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, numerical and statistical information presented herein with respect to loan balance per square foot/room, loan-to-value ratios and debt service coverage ratios reflect the related Pari Passu Companion Loan(s) (but not any related Subordinate Companion Loan), as well as the related Mortgage Loan itself.

All of the Mortgage Loans are evidenced by a promissory note (each a ‘‘Mortgage Note’’) and are secured by a mortgage, deed of trust or other similar security instrument (each, a ‘‘Mortgage’’) that creates a first mortgage lien on a fee simple estate or, with respect to 10 Mortgaged Properties, representing, by allocated loan amount, approximately 8.7% of the Cut-Off Date Pool Balance (9 Mortgaged Properties in Loan Group 1 or 10.4% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.3% of the Cut-Off Date Group 2 Balance) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a ‘‘Mortgaged Property’’).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Pool Balance	% of Group 2 Pool Balance
Office	36	$1,092,456,607	35.5%	44.8%	0.0%
Retail	65	774,739,990	25.2	31.8	0.0
Retail – Anchored	24	455,928,806	14.8	18.7	0.0
Retail – Outlet	3	150,000,000	4.9	6.2	0.0
Retail – Single Tenant	24	88,705,345	2.9	3.6	0.0
Retail – Shadow Anchored(2)	5	46,618,000	1.5	1.9	0.0
Retail – Unanchored	9	33,487,838	1.1	1.4	0.0
Multifamily	35	636,421,664	20.7	1.2	94.5
Hospitality	60	317,963,961	10.3	13.1	0.0
Industrial	59	161,990,000	5.3	6.6	0.0
Mobile Home Park	10	51,338,722	1.7	0.7	5.5
Mixed Use	4	43,000,000	1.4	1.8	0.0
Self Storage	1	1,998,625	0.1	0.1	0.0
Total	270	3,079,909,568	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-Offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the Trust Fund and a description of the material terms of such underlying Mortgage Loans, see ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (‘‘Wachovia’’), in its capacity as a Mortgage Loan Seller, originated 116 of the Mortgage Loans to be included in the Trust Fund, representing 79.2% of the Cut-Off Date Pool Balance (88 Mortgage Loans in Loan Group 1 or 77.2% of the Cut-Off Date Group 1 Balance and 28 Mortgage Loans in Loan Group 2 or 86.8% of the Cut-Off Date Group 2 Balance). Nomura Credit & Capital, Inc. (‘‘Nomura’’) originated 46 of the Mortgage Loans to be included in the Trust Fund, representing 20.8% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 22.8% of the Cut-Off Date Group 1 Balance and 9 Mortgage Loans in Loan Group 2 or 13.2% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest.    All of the Mortgage Loans bear interest at rates (each a ‘‘Mortgage Rate’’) that will remain fixed for their remaining terms; provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See ‘‘—Amortization’’ below. One hundred sixty-one (161) of the Mortgage Loans, representing 98.0% of the Cut-Off Date Pool Balance (124 Mortgage Loans in Loan Group 1 or 97.4% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an ‘‘Actual/360 basis’’). One (1) of the Mortgage Loans, representing 2.0% of the Cut-Off Date Pool Balance (2.6% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of 12 thirty-day months (a ‘‘30/360 basis’’). This Mortgage Loan is sometimes referred to in this prospectus supplement as the ‘‘30/360 Mortgage Loans’’. Sixty-six (66) of the Mortgage Loans, representing 46.0% of the Cut-Off Date Pool Balance (48 Mortgage Loans in Loan Group 1 or 46.6% of the Cut-Off Date Group 1 Balance and 18 Mortgage Loans in Loan Group 2 or 43.6% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Fifty-two (52) of the Mortgage Loans, representing 39.5% of the Cut-Off Date Pool Balance (41 Mortgage Loans in Loan Group 1 or 37.2% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 48.3% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments.    Scheduled payments of principal and/or interest other than Balloon Payments (the ‘‘Periodic Payments’’) on all of the Mortgage Loans are due monthly.

Due Dates.    Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a ‘‘Due Date’’) occurring on the 11th day of the month (or, in the case of 1 Mortgage Loan, the 6th day of the month, and in the case of 12 Mortgage Loans, the 1st day of the month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month (other than 1 Mortgage Loan which has a grace period that may extend payment, once per annum, until the 16th day of any calendar month).

Amortization.    One hundred sixty-one (161) of the Mortgage Loans representing 99.5% of the Cut-Off Date Pool Balance (124 of the Mortgage Loans in Loan Group 1 or 99.4% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2) provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the ‘‘Balloon Loans’’), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a ‘‘Balloon Payment’’). Fifty-two (52) of these Mortgage Loans, representing 39.5% of the Cut-Off Date Pool Balance (41 Mortgage Loans in Loan Group 1 or 37.2% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 48.3% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

Twenty-eight (28) of the Balloon Loans (the ‘‘ARD Loans’’), representing 5.4% of the Cut-Off Date Pool Balance (27 Mortgage Loans in Loan Group 1 or 6.1% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.0% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the ‘‘Anticipated Repayment Date’’), the Mortgage Loan will accrue additional interest (the ‘‘Additional Interest’’) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the ‘‘Excess Cash Flow’’) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Twenty-three (23) of these ARD Loans, representing 4.6% of the Cut-Off Date Pool Balance (22 Mortgage Loans in Loan Group 1 or 5.0% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.0% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

Sixty-six (66) of the Balloon Loans and ARD Loans, representing 46.0% of the Cut-Off Date Pool Balance (48 Mortgage Loans in Loan Group 1 or 46.6% of the Cut-Off Date Group 1 Balance and 18 Mortgage Loans in Loan Group 2 or 43.6% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 60 months in the case of Loan Group 1 and, in the case of Loan Group 2, the first 36 to 84 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. With respect to 1 Mortgage Loan representing 0.6% of the Cut-Off Date Pool Balance (0.8% of the Cut-Off Date Group 1 Balance), interest-only payments commence during the last 42 months of the scheduled term of the related Mortgage Loan. Fifty-two (52) of the Balloon Loans and ARD Loans, representing 39.5% of the Cut-Off Date Pool Balance (41 Mortgage Loans in Loan Group 1 or 37.2% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 48.3% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Five (5) of the ARD Loans, representing 0.8% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

Prepayment Provisions.    As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either (i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (130 Mortgage Loans or 77.1% of the Cut-Off Date Pool Balance (104 Mortgage Loans in Loan Group 1 or 80.5% of the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2 or 64.0% of the Cut-Off Date Group 2 Balance)); (ii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a Yield Maintenance Charge for most of the remaining term (19 Mortgage Loans or 13.9% of the Cut-Off Date Pool Balance (17 Mortgage Loans in Loan Group 1 or 16.8% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 3.3% of the Cut-Off Date Group 2 Balance)); (iii) impose a Yield Maintenance Charge for most or all of the remaining term of the Mortgage Loan (10 Mortgage Loans or 7.1% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 0.4% of the Cut-Off Date Group 1 Balance and 9 Mortgage Loans in Loan Group 2 or 32.7% of the Cut-Off Date Group 2 Balance)); (iv) prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance or impose a Yield Maintenance Charge for most or all of the remaining term (1 Mortgage Loan or 0.7% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance)); or (v) prohibit prepayment until a date specified in the related Mortgage Note, then permit defeasance and then impose a prepayment penalty for most or all of the remaining term (2 Mortgage Loans or 1.2% of the Cut-Off Date Pool Balance (1.5% of the Cut-Off Date Group 1 Balance)); provided that, for purposes of each of the foregoing, ‘‘remaining term’’ refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

Seven (7) of the Mortgage Loans (loan numbers 4, 5, 14, 31, 121, 131 and 158), representing 12.1% of the Cut-Off Date Pool Balance or 15.3% of the Cut-Off Date Group 1 Balance, provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 100% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. A Mortgage Loan may still be subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, ‘‘Defeasance Collateral’’ is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee’s prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 9 Mortgage Loans (loan numbers 3, 6, 9, 10, 23, 28, 46, 54 and 71), representing 16.5% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 14.8% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 23.1% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor or subordination and standstill agreement entered into in favor of the mortgagee. With respect to 7 of these Mortgage Loans (loan numbers 3, 6, 9, 23, 28, 46 and 54), representing 14.1% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 11.7% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 23.1% of the Cut-Off Date Group 2 Balance) Wachovia Bank, National Association is the holder of the related mezzanine loan. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement. With respect to 3 Mortgage Loans (loan numbers 17, 24 and 26), representing 2.9% of the Cut-Off Date Pool Balance (13.9% of the Cut-Off Date Group 2 Balance), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, has an equity interest in the related borrower.

With respect to 8 Mortgage Loans (loan numbers 13, 44, 47, 53, 66, 75, 77 and 79), representing 4.8% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 3.7% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 9.1% of the Cut-Off Date Group 2 Balance), the related borrower has encumbered the related Mortgaged Property with subordinate debt. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement.

With respect to 2 Mortgage Loans (loan numbers 8 and 36), representing 3.1% of the Cut-Off Date Pool Balance (4.0% of the Cut-Off Date Group 1 Balance), the related borrower may incur (i) additional unsecured debt, other than in the ordinary course of business subject to certain conditions as set forth in the related Mortgage Loan documents and/or (ii) under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 33 Mortgage Loans (loan numbers 1, 3, 5, 9, 11, 16, 21, 23, 28, 39, 45, 46, 49, 52, 54, 56, 68, 70, 90, 97, 98, 107, 131, 136, 145, 150, 154, 155, 156, 157, 159, 161 and 162), representing 29.2% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 28.9% of the Cut-Off Date Group

1 Balance and 8 Mortgage Loans in Loan Group 2 or 30.1% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSC Ratio and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See ‘‘—Co-Lender Loans’’ in this prospectus supplement.

Nonrecourse Obligations.    The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions.    Substantially all of the Mortgages contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 33 Mortgage Loans (loan numbers 8, 10, 11, 13, 23, 28, 31, 37, 38, 40, 41, 44, 46, 47, 53, 54, 56, 58, 60, 62, 66, 68, 70, 75, 77, 79, 81, 87, 100, 106, 127, 130 and 147), representing 21.4% of the Cut-Off Date Pool Balance (19 Mortgage Loans in Loan Group 1 or 17.9% of the Cut-Off Date Group 1 Balance and 14 Mortgage Loans in Loan Group 2 or 34.7% of the Cut-Off Date Group 2 Balance), may permit the borrowers to transfer tenant-in-common interests to certain transferees as specified in the related Mortgage Loan documents, or to investors that qualify as ‘‘accredited investors’’ under the Securities Act. As provided in, and subject to, the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will determine, in a manner consistent with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans.    Five (5) groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See ‘‘RISK FACTORS—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties.’’ The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage

Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

In addition, 8 Mortgage Loans (loan numbers 2, 4, 5, 14, 55, 67, 131 and 149), representing in the aggregate 17.0% of the Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 21.4% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 0.3%), are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers.

Partial Releases.    Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

In the case of 1 Mortgage Loan (loan number 94), representing approximately 0.2% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents permit a designated parcel of the related Mortgaged Property to be released from the lien of the related Mortgage upon satisfaction of certain conditions including: (i) 30 days' notice to the mortgagee; (ii) payment of any defeasance fees, costs and penalties required under the related Mortgage Loan documents; (iii) repayment of a portion of the Mortgage Loan in an amount equal to 110% of the allocated loan amount attributable to the release parcel ($1,774,000); (iv) no event of default has occurred and is continuing; (v) payment of the mortgagee's reasonable costs in connection with the release; (vi) after giving effect to the release, the DSC ratio for the related Mortgaged Property remaining subject to the related Mortgage shall be at least equal to 1.06x; and (vii) after giving effect to the release, the LTV ratio for the related Mortgaged Property remaining subject to the related Mortgage shall be equal to or less than 75%.

With respect to 6 Mortgage Loans (loan numbers 4, 7, 22, 58, 94 and 120), representing approximately 10.6% of the Cut-Off Date Pool Balance (13.4% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents permit the release of a parcel without the payment of a release price provided that, among other things, certain financial conditions are met.

Substitutions.    Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including LTV tests and DSC tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See ‘‘RISK FACTORS—The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks’’ in this prospectus supplement.

Certain State Specific Considerations

Thirty-five (35) of the Mortgaged Properties, representing, by allocated loan amount, approximately 24.5% of the Cut-Off Date Pool Balance (28 Mortgaged Properties in Loan Group 1 or 24.1% of the Cut-Off Date Group 1 Balance and 7 Mortgaged Properties in Loan Group 2 or 25.8% of the Cut-Off Date Group 2 Balance), that are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the related mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the mortgagee’s right to have a receiver appointed under certain circumstances.

Fourteen (14) of the Mortgaged Properties, representing, by allocated loan amount, approximately 12.6% of the Cut-Off Date Pool Balance (15.9% of the Cut-Off Date Group 1 Balance), are located in Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is usually accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage Foreclosure Law on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge or sheriff. The notice of sale shall set forth, amount other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a ‘‘one action rule’’ or ‘‘anti-deficiency legistration.’’ Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale. In certain circumstances, the lender may have a receiver appointed.

Assessments of Property Condition

Property Inspections.    Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals.    All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 47 Mortgaged Properties securing 4 Mortgage Loans (loan numbers 5, 19, 40 and 55), representing, by allocated loan amount, approximately 7.1% of the Cut-Off Date Pool Balance (46 Mortgaged Properties in Loan Group 1 or 7.5% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 5.5% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. See also ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL— Additional Mortgage Loan Information’’ in this prospectus supplement.

Environmental Assessments.    A ‘‘Phase I’’ environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. ‘‘Phase I’’ environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a ‘‘Phase II’’ environmental site assessment as recommended by such ‘‘Phase I’’ assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also ‘‘RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ in this prospectus supplement.

Engineering Assessments.    In connection with the origination of all of the Mortgage Loans a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses.    An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 1 Mortgaged Property (loan number 15), representing, by allocated loan amount, 1.5% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date Group 1 Balance), is likely to suffer a probable maximum loss equal to or in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property; the related Mortgage Loan Seller required the borrower to obtain earthquake insurance.

Co-Lender Loans

General.

Six (6) Mortgage Loans (loan number 1, the ‘‘One Financial Place Loan’’, loan number 2, the ‘‘Prime Outlets Pool II Loan’’, loan number 4, the ‘‘BlueLinx Holdings Pool Loan’’, loan number 5, the ‘‘RLJ Hotel Pool Loan’’, loan number 6, the ‘‘500-512 Seventh Avenue Loan’’ and loan number 16, the ‘‘AIM Investments Corporate Campus Loan’’ (collectively, the ‘‘Wachovia Co-Lender Loans’’)), originated by Wachovia Bank, National Association, are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. One (1) Mortgage Loan (loan number 69, the ‘‘Lakeridge Apartments Loan’’ or, the ‘‘Nomura Co-Lender Loan’’ and, collectively with the Wachovia Co-Lender Loans, the ‘‘Co-Lender Loans’’), originated by Nomura Credit & Capital, Inc., is evidenced by one of two notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

One (1) Mortgage Loan (loan number 2), which has 2 companion loans (the ‘‘Prime Outlets Pool II Pari Passu Companion Loan’’ and the ‘‘Prime Outlets Pool II Subordinate Companion Loan’’), respectively, is part of a split loan structure in which the Prime Outlets Pool II Pari Passu Companion Loan is pari passu in right of entitlement to payment with the Prime Outlets Pool II Loan and the Prime Outlets Pool II Subordinate Companion Loan is subordinate in right of entitlement to payment to the Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan. The Prime Outlets Pool II Pari Passu Companion Loan, the Prime Outlets Pool II Subordinate Loan and the Prime Outlets Pool II Loan are referred to collectively herein as the ‘‘Prime Outlets Pool II Whole Loan’’. The Prime Outlets Pool II Loan has a Cut-Off Date Balance of $150,000,000, representing 4.9% of the Cut-Off

Date Pool Balance (6.2% of the Cut-Off Date Group 1 Balance). Neither the Prime Outlets Pool II Pari Passu Companion Loan nor the Prime Outlets Pool II Subordinate Companion Loan will be included in the Trust Fund. See ‘‘Prime Outlets Pool II’’ in Annex D to this prospectus supplement.

One (1) Mortgage Loan (loan number 4), which has 1 companion loan (the ‘‘BlueLinx Holdings Pool Pari Passu Companion Loan’’) is part of a split loan structure, in which the BlueLinx Holdings Pool Pari Passu Companion Loan is pari passu in right of entitlement to payment with the BlueLinx Holdings Pool Loan. The BlueLinx Holdings Pool Pari Passu Companion Loan and the BlueLinx Holdings Pool Loan are referred to collectively herein as the ‘‘BlueLinx Holdings Pool Whole Loan’’. The BlueLinx Holdings Pool Loan has a Cut-Off Date Balance of $147,500,000, representing 4.8% of the Cut-Off Date Pool Balance (6.1% of the Cut-Off Date Group 1 Balance). The BlueLinx Holdings Pool Pari Passu Companion Loan will not be included in the Trust Fund. See ‘‘BlueLinx Holdings Pool’’ in Annex D to this prospectus supplement.

One (1) Mortgage Loan (loan number 5), which has 7 companion loans (the ‘‘RLJ Hotel Pool Pari Passu Companion Loans’’) is part of a split loan structure, in which the RLJ Hotel Pool Companion Loans are pari passu in right of entitlement to payment with the RLJ Hotel Pool Loan. The RLJ Hotel Pool Pari Passu Companion Loans and the RLJ Hotel Pool Loan are referred to collectively herein as the ‘‘RLJ Hotel Pool Whole Loan’’. The RLJ Hotel Pool Loan has a Cut-Off Date Balance of $146,092,500, representing 4.7% of the Cut-Off Date Pool Balance (6.0% of the Cut-Off Date Group 1 Balance). The RLJ Hotel Pool Pari Passu Companion Loans will not be included in the Trust Fund. See ‘‘RLJ Hotel Pool’’ in Annex D to this prospectus supplement.

One (1) Mortgage Loan (loan number 6), which has 2 companion loans (the ‘‘500-512 Seventh Avenue Pari Passu Companion Loan’’ and the ‘‘500-512 Seventh Avenue Subordinate Companion Loan’’) is part of a split loan structure in which the 500-512 Seventh Avenue Pari Passu Companion Loan is pari passu in right of entitlement with the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Subordinate Companion Loan is subordinate in right of entitlement to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan. The 500-512 Seventh Avenue Pari Passu Companion Loan, the 500-512 Seventh Avenue Subordinate Companion Loan and the 500-512 Seventh Avenue Loan are referred to collectively herein as the ‘‘500-512 Seventh Avenue Whole Loan’’. The 500-512 Seventh Avenue Loan has a Cut-Off Date Balance of $137,314,250, representing 4.5% of the Cut-Off Date Pool Balance (5.6% of the Cut-Off Date Group 1 Balance). Neither, the 500-512 Seventh Avenue Pari Passu Companion Loan nor the 500-512 Seventh Avenue Subordinate Companion Loan will be included in the Trust Fund. See ‘‘500-512 Seventh Avenue’’ in Annex D to this prospectus supplement.

One (1) Mortgage Loan (loan number 1), which has 1 companion loan (the ‘‘One Financial Place Subordinate Companion Loan’’), is part of a split loan structure in which the One Financial Place Subordinate Companion Loan is subordinate in its right of payment to the One Financial Place Loan.

One (1) Mortgage Loan (loan number 16) (the ‘‘Caplease Loan’’) is part of a split loan structure that has 2 companion loans (the ‘‘Caplease Subordinate Companion Loans’’) that are subordinate in their right of entitlement to payment to the Caplease Loan. Notwithstanding the immediately preceding sentence, the holder of the Caplease Subordinate Companion Loans has agreed to subordinate its interests in certain respects to the Caplease Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a ‘‘Defaulted Lease Claim’’). See ‘‘—Caplease Loan’’ below. Capital Lease Debt Funding, LP (‘‘Caplease’’) is the holder of the Caplease Subordinate Companion Loans, but may elect to sell the Caplease Subordinate Companion Loans at any time. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Subordinate Companion Loans.

One (1)  Mortgage Loan (loan number 69) (the ‘‘Mezz Cap Loan’’) is part of a split loan structure with 1 companion loan (the ‘‘Mezz Cap Subordinate Companion Loan’’) that is subordinate in its right of entitlement to payment to the Mezz Cap Loan. See ‘‘—Mezz Cap Loan’’ below.

The One Financial Place Subordinate Companion Loan, the Prime Outlets Pool II Pari Passu Companion Loan, the Prime Outlets Pool II Pari Passu Subordinate Companion Loan, the BlueLinx

Holdings Pool Pari Passu Companion Loan, the RLJ Hotels Pool Pari Passu Companion Loans, the 500-512 Seventh Avenue Pari Passu Companion Loan, the 500-512 Seventh Avenue Subordinate Companion Loan, the Caplease Subordinate Companion Loans and the Mezz Cap Subordinate Companion Loan are referred to herein as the ‘‘Companion Loans’’. None of the Companion Loans are included in the Trust Fund. The Prime Outlets Pool II Pari Passu Companion Loan, the BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan are referred to herein as the ‘‘Pari Passu Companion Loans’’ and the Prime Outlets Pool II Loan, the BlueLinx Holdings Pool Loan, the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan are referred to as the ‘‘Pari Passu Loans’’. The Companion Loans, other than the Pari Passu Companion Loans, are collectively referred to herein as the ‘‘Subordinate Companion Loans’’. The One Financial Place Loan, together with the One Financial Place Subordinate Companion Loan, is referred to herein as the ‘‘One Financial Place Whole Loan’’. The Caplease Loan, together with its related Caplease Subordinate Companion Loans, is referred to herein as the ‘‘Caplease Whole Loan’’. The Mezz Cap Loan, together with the Mezz Cap Subordinate Companion Loan, is referred to herein as the ‘‘Mezz Cap Whole Loan’’. The One Financial Place Subordinate Companion Loan, the Prime Outlets Pool II Whole Loan, the BlueLinx Holdings Pool Whole Loan, the RLJ Hotel Pool Whole Loan, the 500-512 Seventh Avenue Whole Loan, the Caplease Whole Loan and the Mezz Cap Whole Loan are referred to in this prospectus supplement individually as a ‘‘Whole Loan’’, and collectively as the ‘‘Whole Loans’’.

The trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26 transaction (the ‘‘2006-C26 Transaction’’ and the related trust fund, the ‘‘2006-C26 Trust Fund’’) is the holder of the Prime Outlets Pool II Pari Passu Companion Loan. Wachovia Bank, National Association (or one of its affiliates) is the initial holder of the One Financial Place Subordinate Companion Loan, the Prime Outlets Pool II Subordinate Companion Loan, one of the RLJ Hotel Pool Pari Passu Companion Loans, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan. Entities that are not affiliated with the Mortgage Loan Sellers are the holders of the BlueLinx Holdings Pool Pari Passu Companion Loan, the other RLJ Hotel Pool Pari Passu Companion Loans, the 500-512 Seventh Avenue Subordinate Companion Loan, the Caplease Subordinate Companion Loans and the Mezz Cap Subordinate Companion Loan.

With respect to the One Financial Place Loan, the terms of the related intercreditor agreement (the ‘‘One Financial Place Intercreditor Agreement’’) provide that the One Financial Place Subordinate Companion Loan is subordinate in certain respects to the One Financial Place Loan.

With respect to the Prime Outlets Pool II Loan, the terms of two related intercreditor agreements (the ‘‘Prime Outlets Pool II Pari Passu Intercreditor Agreement’’ and the ‘‘Prime Outlets Pool II Subordinate Intercreditor Agreement’’ and, together, the ‘‘Prime Outlets Pool II Intercreditor Agreements’’), provide that the Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan are of equal priority with each other and no portion of either the Prime Outlets Pool II Loan or the Prime Outlets Pool II Pari Passu Companion Loan will have priority or preference over the other and further provide that the Prime Outlets Pool II Subordinate Companion Loan is subordinate in certain respects to the Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan.

With respect to the BlueLinx Holdings Pool Loan, the terms of the related intercreditor agreement (the ‘‘BlueLinx Holdings Pool Intercreditor Agreement’’), provide that the BlueLinx Holdings Pool Loan and the BlueLinx Holdings Pool Pari Passu Companion Loan are of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the RLJ Hotel Pool Loan, the terms of the related intercreditor agreement (the ‘‘RLJ Hotel Pool Intercreditor Agreement’’), provide that the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans are of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the Prime Outlets Pool II Loan, the terms of one related intercreditor agreement (the ‘‘Prime Outlets Pool II Pari Passu Intercreditor Agreement’’) provide that the Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan are of equal priority with each other and no portion of either the Prime Outlets Pool II Loan or the Prime Outlets Pool II Pari Passu Companion Loan will have priority or preference over the other. In addition, the terms of the other related intercreditor agreement (the ‘‘Prime Outlets Pool II Subordinate Intercreditor Agreement’’ and, together with the Prime Outlets Pool II Pari Passu Companion Loan, the ‘‘Prime Outlets Pool II Intercreditor Agreements’’) provide that the Prime Outlets Pool II Subordinate Companion Loan is subordinate in certain respects to the Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan.

With respect to the 500-512 Seventh Avenue Loan, the terms of the related intercreditor agreement (the ‘‘500-512 Seventh Avenue Intercreditor Agreement’’), provide that the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan are of equal priority with each other and no portion of either the 500-512 Seventh Avenue Loan or the 500-512 Seventh Avenue Pari Passu Companion Loan will have priority or preference over the other and further provide that the 500-512 Seventh Avenue Subordinate Companion Loan is subordinate in certain respects to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan.

With respect to the Caplease Loan, the terms of the related intercreditor agreement (the ‘‘Caplease Intercreditor Agreement’’) provide that the Caplease Subordinate Companion Loans are subordinate in certain respects to the Caplease Loan.

With respect to the Mezz Cap Loan, the terms of the related intercreditor agreement (the ‘‘Mezz Cap Intercreditor Agreement’’) provide that the Mezz Cap Subordinate Companion Loan is subordinate in certain respects to the Mezz Cap Loan.

The One Financial Place Intercreditor Agreement, the Prime Outlets Pool II Intercreditor Agreements, the BlueLinx Holdings Pool Intercreditor Agreement, the RLJ Hotel Pool Intercreditor Agreement, the 500-512 Seventh Avenue Intercreditor Agreement, the Caplease Intercreditor Agreement and the Mezz Cap Intercreditor Agreement, are individually referred to in this prospectus supplement as an ‘‘Intercreditor Agreement’’, and collectively as the ‘‘Intercreditor Agreements’’.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Mortgage Loan	Cut-Off Date Principal Balance of Senior Component	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR	Whole Loan Cut-Off Date LTV
One Financial Place	$163,600,000	$163,600,000	$188,600,000	1.52x	72.5%
Prime Outlets Pool II	$150,000,000	$300,000,000	$317,000,000	1.12x	81.7%
BlueLinx Holdings Pool	$147,500,000	$295,000,000	$295,000,000	1.24x	79.2%
RLJ Hotel Pool	$146,092,500	$504,548,870	$504,548,870	1.37x	68.9%
500-512 Seventh Avenue	$137,314,250	$274,628,500	$299,603,548	1.06x	74.9%
AIM Investments Corporate Campus	$43,700,000	$43,700,000	$59,181,936	0.87x	85.0%
Lakeridge Apartments	$11,940,786	$11,940,786	$12,740,876	1.10x	60.7%

One Financial Place Loan

Servicing Provisions of the One Financial Place Intercreditor Agreement. Pursuant to the terms of the One Financial Place Intercreditor Agreement, the One Financial Place Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The One Financial Place Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One Financial Place Whole Loan will be allocated first, to the holder of the One Financial Place Subordinate Companion Loan, and thereafter to the One Financial Place Loan. With respect to the One Financial Place Loan, the Master Servicer and the Special Servicer will service and administer the One Financial Place Loan and the One Financial Place Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the One Financial Place Intercreditor Agreement for so long as the One Financial Place Loan is part of the Trust Fund. The holder of the One Financial Place Subordinate

Companion Loan will be entitled to advise and direct the Master Servicer and/or the Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the One Financial Place Whole Loan at such times as the One Financial Place Subordinate Companion Loan is not the subject of a One Financial Place Control Appraisal Period (as defined below).

A ‘‘One Financial Place Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) the principal balance of the One Financial Place Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the One Financial Place Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the One Financial Place Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the One Financial Place Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the One Financial Place Intercreditor Agreement (net of any liens senior to the lien of the One Financial Place Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the One Financial Place Subordinate Companion Loan. No advice or direction of the holder of the One Financial Place Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement. In the event of certain defaults under the One Financial Place Whole Loan, the holder of the One Financial Place Subordinate Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of receipt of the cure notice; (ii) cure such non-monetary default within thirty (30) days of receipt of the cure notice; and/or (iii) purchase the One Financial Place Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the One Financial Place Intercreditor Agreement; provided, further, however, the holder of the One Financial Place Subordinate Companion Loan is limited with respect to the amount and duration of cures as more particularly described in the One Financial Place Intercreditor Agreement. The purchase price will generally equal the unpaid aggregate principal balance of the One Financial Place Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the One Financial Place Loan is responsible and any other Additional Trust Fund Expenses in respect of the One Financial Place Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance. No prepayment consideration will be payable in connection with such a purchase of the One Financial Place Whole Loan.

Application of Payments. Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the One Financial Place Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘One Financial Place Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of the holder of the One Financial Place Subordinate Companion Loan under the One Financial Place Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the One Financial Place Whole Loan will be paid in the following manner:

First, to the holder of the One Financial Place Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the One Financial Place Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan) of the principal balance of the One Financial Place Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the One Financial Place Whole Loan, in an amount equal to the holder of the One Financial Place Loan's pro rata portion

(based upon the outstanding principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan) of the principal balance of the One Financial Place Whole Loan;

Third, to the holder of the One Financial Place Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the One Financial Place Loan;

Fourth, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the related borrower;

Fifth, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan) of the principal balance of the One Financial Place Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the One Financial Place Whole Loan, in an amount equal to the holder of the One Financial Place Subordinate Companion Loan's pro rata portion (based upon the outstanding principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan) of the principal balance of the One Financial Place Whole Loan;

Seventh, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the One Financial Place Subordinate Companion Loan;

Eighth, to the holders of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the One Financial Place Whole Loan;

Ninth, to the holders of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan, respectively) in an amount equal to any extension fees, to the extent actually paid, allocable to the One Financial Place Whole Loan;

Tenth, to the holder of the One Financial Place Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the One Financial Place Subordinate Companion Loan made cure payments in accordance with the terms of the One Financial Place Intercreditor Agreement shall be paid to the holder of the One Financial Place Subordinate Companion Loan;

Eleventh, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the One Financial Place Loan and the One Financial Place Subordinate Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan, based on the initial principal balance of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan, respectively).

Following the occurrence and during the continuance of a One Financial Place Special Event of Default (subject to the cure and purchase rights of holder of the One Financial Place Subordinate Companion Loan under the One Financial Place Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the One Financial Place Whole Loan will be paid in the following manner:

First, to the holder of the One Financial Place Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the One Financial Place Loan, in an amount equal to the principal balance of the One Financial Place Loan until paid in full;

Third, to the holder of the One Financial Place Loan, any unreimbursed realized losses, if any, with respect to the One Financial Place Loan;

Fourth, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to the principal balance of the One Financial Place Subordinate Companion Loan until paid in full;

Sixth, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the One Financial Place Subordinate Companion Loan;

Seventh, to the holder of the One Financial Place Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the One Financial Place Loan (based upon the initial principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan);

Eighth, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the One Financial Place Subordinate Companion Loan (based upon the initial principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan);

Ninth, to the holder of the One Financial Place Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the One Financial Place Loan, in an amount equal to its portion of all extension fees, to the extent actually paid, allocable to the holder of the One Financial Place Loan (based upon the ratio between the initial principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan);

Eleventh, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the One Financial Place Subordinate Companion Loan (based upon the ratio between the initial principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan);

Twelfth, to the holder of the One Financial Place Loan in an amount equal to any default interest;

Thirteenth, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the One Financial Place Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs (including advances) paid or reimbursed by the holder of the One Financial Place Subordinate Companion Loan with respect to the One Financial Place Whole Loan; and

Fifteenth, any excess, pro rata, to the holders of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan (based upon the initial principal balances of the One Financial Place Loan and the One Financial Place Subordinate Companion Loan, respectively).

Prime Outlets Pool II Loan

Servicing Provisions of the Prime Outlets Pool II Pari Passu Intercreditor Agreement.    With respect to the Prime Outlets Pool II Loan, the 2006-C26 Master Servicer and the 2006-C26 Special Servicer will administer the Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan pursuant to the 2006-C26 Pooling and Servicing Agreement and the Prime Outlets Pool II Pari Passu

Intercreditor Agreement for so long as the Prime Outlets Pool II Pari Passu Companion Loan is part of the 2006-C26 Trust Fund. The Controlling Class Representative will generally share certain of the rights that the 2006-C26 Controlling Class Representative has with respect to directing the 2006-C26 Master Servicer and/or 2006-C26 Special Servicer with respect to the servicing of the Prime Outlets Pool II Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Prime Outlets Pool II Loan’’ in this prospectus supplement.

Application of Payments in Connection with the Prime Outlets Pool II Pari Passu Intercreditor Agreement.    Pursuant to the Prime Outlets Pool II Pari Passu Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Prime Outlets Pool II Loan and/or the Prime Outlets Pool II Pari Passu Companion Loan (subject, in each case, to the rights of the 2006-C26 Master Servicer, the 2006-C26 Special Servicer and the 2006-C26 Trustee to payments and reimbursements as set forth in the 2006-C26 Pooling and Servicing Agreement) will be applied to the Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

Servicing Provisions of the Prime Outlets Pool II Subordinate Intercreditor Agreement.    Pursuant to the terms of the Prime Outlet Pool II Subordinate Intercreditor Agreement, the Prime Outlets Pool II Whole Loan will be serviced and administered pursuant to the terms of the 2006-C26 Pooling and Servicing Agreement by the 2006-C26 Master Servicer and 2006-C26 Special Servicer, as applicable, on behalf of the holders of the 3 notes (as a collective whole). The Prime Outlets Pool II Subordinate Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Prime Outlets Pool II Whole Loan will be allocated first, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, and thereafter, pro rata, to the Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan. The Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan are sometimes collectively referred to herein as the ‘‘Prime Outlets Pool II Senior Loans’’.

With respect to the Prime Outlets Pool II Loan, the 2006-C26 Master Servicer and 2006-C26 Special Servicer will service and administer the Prime Outlets Pool II Loan, the Prime Outlets Pool II Pari Passu Companion Loan and the Prime Outlets Pool II Subordinate Companion Loan pursuant to the 2006-C26 Pooling and Servicing Agreement and the Prime Outlets Pool II Subordinate Intercreditor Agreement for so long as the Prime Outlets Pool II Pari Passu Companion Loan is part of the 2006-C26 Trust Fund. The holder of the Prime Outlets Pool II Subordinate Companion Loan will be entitled to advise and direct the holders of the Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan with respect to certain matters, including, among other things, foreclosure or material modifications of the Prime Outlets Pool II Whole Loan at such times as the Prime Outlets Pool II Subordinate Companion Loan is not the subject of a Prime Outlets Pool II Control Appraisal Period (as defined below).

A ‘‘Prime Outlets Pool II Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) principal balance of the Prime Outlets Pool II Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Prime Outlets Pool II Whole Loan, plus (B) to the extent not previously advanced by the 2006-C26 Master Servicer or the 2006-C26 Trustee, all accrued and unpaid interest on the Prime Outlets Pool II Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Prime Outlets Pool II Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Prime Outlets Pool II Subordinate Intercreditor Agreement (net of any liens senior to the lien of the Prime Outlets Pool II Whole Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the Prime Outlets Pool II Subordinate Companion Loan.

No advice or direction of the holder of the Prime Outlets Pool II Subordinate Companion Loan may require or cause the holder of the Prime Outlets Pool II Loan or the Prime Outlets Pool II Pari Passu Companion Loan to violate any provision of the 2006-C26 Pooling and Servicing Agreement, including the holder of the Prime Outlets Pool II Loan’s or the Prime Outlet Pool II Pari Passu Companion Loan’s

obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Prime Outlets Pool II Loan’’ in this prospectus supplement.

In the event of certain defaults under the Prime Outlets Pool II Loan or the Prime Outlets Pool II Pari Passu Companion Loan, the holder of the Prime Outlets Pool II Subordinate Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of the receipt of the cure notice; and (ii) cure such non-monetary default within thirty (30) business days of the receipt of the cure notice; provided, however, the holder of the Prime Outlets Pool II Subordinate Companion Loan may only cure such defaults six (6) times during the life of the Prime Outlets Pool II Whole Loan and no such cure may exceed four (4) consecutive months. In addition, upon the occurrence and during the continuance of a Prime Outlets Pool II Special Event of Default (as defined below), the holder of the Prime Outlets Pool II Subordinate Companion Loan will have the right to purchase the Prime Outlets Pool II Loan or the Prime Outlets Pool Pari Passu Companion Loan, as applicable, at the defaulted mortgage loan purchase price, which will equal the unpaid aggregate principal balance of the Prime Outlets Pool II Loan or the Prime Outlets Pool II Pari Passu Companion Loan, as applicable, together with all accrued and unpaid interest thereon, advances for which the borrower under the Prime Outlets Pool II Whole Loan is responsible and any other Additional Trust Fund Expenses in respect of the Prime Outlets Pool II Whole Loan actually paid or incurred by the Trust Fund or 2006-C26 Trust Fund, as applicable; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments in Connection with the Prime Outlets Pool II Subordinate Intercreditor Agreement.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Prime Outlets Pool II Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Prime Outlets Pool II Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the Prime Outlets Pool II Subordinate Companion Loan under the Prime Outlets Pool II Subordinate Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses, all payments and proceeds related to or allocable to the Prime Outlets Pool II Whole Loan, will be paid in the following manner:

First, to the holders of the Prime Outlets Pool II Senior Loans, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Prime Outlets Pool II Senior Loans, (A) in an amount equal to its pro rata (based upon the outstanding principal balances of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan) portion of the principal balance of the Prime Outlets Pool II Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with (B) all prepayments, including, without limitation, loss proceeds applied to the repayment of the Prime Outlets Pool II Whole Loan, in an amount equal to the holders of the Prime Outlets Pool II Senior Loans’ pro rata (based upon the outstanding principal balances of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan) portion of the principal balance of the Prime Outlets Pool II Whole Loan;

Third, to the holders of the Prime Outlets Pool II Senior Loans, in an amount equal to any unreimbursed realized losses, if any, with respect to the Prime Outlets Pool II Senior Loans;

Fourth, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding;

Fifth, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, (A) in an amount equal to its pro rata (based upon the outstanding principal balances of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan) portion of the principal balance of the Prime Outlets Pool II Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with (B) all prepayments, including, without limitation, loss proceeds applied to the repayment of the Prime Outlets Pool II Whole Loan, in an amount equal to the holder of the Prime Outlets Pool II Subordinate Companion Loan’s pro rata (based upon the outstanding principal balances of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan) portion of the principal balance of the Prime Outlets Pool II Whole Loan;

Seventh, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Prime Outlets Pool II Subordinate Companion Loan;

Eighth, to the holders of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Prime Outlets Pool II Whole Loan;

Ninth, to the holders of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan) portion of all extension fees, to the extent actually paid, allocable to the Prime Outlets Pool II Whole Loan;

Tenth, to the holders of the Prime Outlets Pool II Senior Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Prime Outlets Pool II Subordinate Companion Loan made cure payments in accordance with the terms of the Prime Outlets Pool II Subordinate Intercreditor Agreement shall be paid to the holder of the Prime Outlets Pool II Subordinate Companion Loan;

Eleventh, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan (based upon the initial principal balances of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan, respectively).

Following the occurrence and during the continuance of a Prime Outlets Pool II Special Event of Default (subject to the cure and purchase rights of holder of the Prime Outlets Pool II Subordinate Companion Loan under the Prime Outlets Pool II Subordinate Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses, all payments and proceeds related to or allocable to the Prime Outlets Pool II Whole Loan will be paid in the following manner:

First, to the holders of the Prime Outlets Pool II Senior Loans, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holders of the Prime Outlets Pool II Senior Loans, in an amount equal to the principal balance of the Prime Outlets Pool II Senior Loans until paid in full;

Third, to the holders of the Prime Outlets Pool II Senior Loans, in an amount equal to any unreimbursed realized losses, if any, with respect to the Prime Outlets Pool II Senior Loans;

Fourth, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to the principal balance of the Prime Outlets Pool II Subordinate Companion Loan until paid in full;

Sixth, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Prime Outlets Pool II Subordinate Companion Loan;

Seventh, to the holders of the Prime Outlets Pool II Senior Loans, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the Prime Outlets Pool II Senior Loans;

Eighth, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the Prime Outlets Pool II Subordinate Companion Loan;

Ninth, to the holders of the Prime Outlets Pool II Senior Loans, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holders of the Prime Outlets Pool II Senior Loans, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Prime Outlets Pool II Senior Loans;

Eleventh, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Prime Outlets Pool II Subordinate Companion Loan;

Twelfth, to the holders of the Prime Outlets Pool II Senior Loans in an amount equal to any default interest;

Thirteenth, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the Prime Outlets Pool II Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments; and

Fifteenth, any excess, pro rata, to the holders of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan (based upon the initial principal balances of the Prime Outlets Pool II Senior Loans and the Prime Outlets Pool II Subordinate Companion Loan, respectively).

BlueLinx Holdings Pool Loan

Servicing Provisions of the BlueLinx Holdings Pool Intercreditor Agreement.    With respect to the BlueLinx Holdings Pool Loan, the Master Servicer and the Special Servicer will administer the BlueLinx Holdings Pool Loan and the BlueLinx Holdings Pool Pari Passu Companion Loan pursuant to the Pooling and Servicing Agreement and the BlueLinx Holdings Pool Intercreditor Agreement for so long as the BlueLinx Holdings Pool Loan is part of the Trust Fund. The holder of the BlueLinx Holdings Pool Pari Passu Companion Loan or an advisor on its behalf will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the BlueLinx Holdings Pool Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments in Connection with the BlueLinx Holdings Pool Intercreditor Agreement.    Pursuant to the BlueLinx Holdings Pool Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the BlueLinx Holdings Pool Loan and/or the BlueLinx Holdings Pool Pari Passu Companion Loan (subject, in each case, to the rights of the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the BlueLinx Holdings Pool Loan and the BlueLinx Holdings Pool Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

RLJ Hotel Pool Loan

Servicing Provisions of the RLJ Hotel Pool Intercreditor Agreement.    With respect to the RLJ Hotel Pool Loan, the Master Servicer and the Special Servicer will administer the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans pursuant to the Pooling and Servicing Agreement and the RLJ Hotel Pool Intercreditor Agreement for so long as the RLJ Hotel Pool Loan is part of the Trust Fund. The holders of the RLJ Hotel Pool Pari Passu Companion Loans or an advisor on their behalf will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the RLJ Hotel Pool Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments in Connection with the RLJ Hotel Pool Intercreditor Agreement.    Pursuant to the RLJ Hotel Pool Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the RLJ Hotel Pool Loan and/or the RLJ Hotel Pool Pari Passu Companion Loans (subject, in each case, to the rights of the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans on a pro rata basis according to their respective principal balances.

500-512 Seventh Avenue Loan

Servicing Provisions of the 500-512 Seventh Avenue Intercreditor Agreement.    Pursuant to the terms of the 500-512 Seventh Avenue Intercreditor Agreement, the 500-512 Seventh Avenue Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The 500-512 Seventh Avenue Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 500-512 Seventh Avenue Whole Loan will be allocated first, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan and thereafter, pro rata, to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan.

With respect to the 500-512 Seventh Avenue Loan, the Master Servicer and Special Servicer will service and administer the 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the 500-512 Seventh Avenue Intercreditor Agreement for so long as the 500-512 Seventh Avenue Loan is part of the Trust Fund. The holder of the 500-512 Seventh Avenue Subordinate Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 500-512 Seventh Avenue Loan at such times as the 500-512 Seventh Avenue Subordinate Companion Loan is not the subject of a 500-512 Seventh Avenue Control Appraisal Period (as defined below). The holder of the 500-512 Seventh Avenue Pari Passu Companion Loan or an advisor on its behalf will generally share certain rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of 500-512 Seventh Avenue Loan.

A ‘‘500-512 Seventh Avenue Control Appraisal Period’’ occurs at such times when the principal balance of the 500-512 Seventh Avenue Subordinate Companion Loan minus any 500-512 Seventh Avenue Control Appraisal Amount is less than or equal to twenty five percent (25%) of the principal balance of the 500-512 Seventh Avenue Subordinate Companion Loan. A ‘‘500-512 Seventh Avenue Control Appraisal Amount’’ is an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the 500-512 Seventh Avenue Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the 500-512 Seventh Avenue Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the 500-512 Seventh Avenue Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the 500-512 Seventh Avenue Intercreditor Agreement (net of any liens senior to the lien of the 500-512 Seventh Avenue Loan).

No advice or direction of the holders of the 500-512 Seventh Avenue Pari Passu Companion Loan or the 500-512 Seventh Avenue Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the 500-512 Seventh Avenue Whole Loan, the holder of the 500-512 Seventh Avenue Subordinate Companion Loan will be entitled to (i) cure such default within five

(5) business days of receipt of notice from the mortgagee with respect to monetary defaults and within thirty (30) days of receipt of notice from the mortgagee with respect to non-monetary defaults and/or (ii) purchase the 500-512 Seventh Avenue Loan from the Trust Fund and the 500-512 Seventh Avenue Pari Passu Companion Loan from the holder thereof after the expiration of the cure period subject to the conditions contained in the 500-512 Seventh Avenue Intercreditor Agreement; provided, however, the holder of the 500-512 Seventh Avenue Subordinate Companion Loan may only cure such defaults six (6) times during the life of the 500-512 Seventh Avenue Whole Loan no such cure is permitted to exceed three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balances of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, together with all unpaid interest thereon (other than default interest) at the related mortgage interest rate, any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the 500-512 Seventh Avenue Whole Loan is responsible and any other Additional Trust Fund Expenses in respect of the 500-512 Seventh Avenue Whole Loan; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments in Connection with the 500-512 Seventh Avenue Intercreditor Agreement.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the 500-512 Seventh Avenue Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘500-512 Seventh Avenue Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the 500-512 Seventh Avenue Subordinate Companion Loan under the 500-512 Seventh Avenue Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 500-512 Seventh Avenue Whole Loan will be paid in the following manner:

First, pro rata (based upon the outstanding principal balances of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan), to the holders of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holders of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, in an amount equal to their pro rata (based upon the outstanding principal balances of the 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan) portion of the principal balance of the 500-512 Seventh Avenue Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

Third, pro rata (based upon the outstanding principal balances of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan), to the holders of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 500-512 Seventh Avenue Loan or 500-512 Seventh Avenue Pari Passu Companion Loan, respectively;

Fourth, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it;

Fifth, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan) portion of the principal balance of the 500-512 Seventh Avenue Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

Seventh, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 500-512 Seventh Avenue Subordinate Companion Loan;

Eighth, to the holders of the 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan, respectively), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 500-512 Seventh Avenue Whole Loan;

Ninth, to the holders of the 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan, respectively), in an amount equal to any extension fees, to the extent actually paid, allocable to the 500-512 Seventh Avenue Whole Loan; and

Tenth, any excess, pro rata, to the holders of the 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan (based upon the initial principal balances of the 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan, respectively).

During the continuance of a 500-512 Seventh Avenue Special Event of Default (subject to the cure and purchase rights of holder of the 500-512 Seventh Avenue Subordinate Companion Loan under the 500-512 Seventh Avenue Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 500-512 Seventh Avenue Whole Loan will be paid in the following manner:

First, pro rata (based upon the outstanding principal balances of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan), to the holders of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, pro rata (based upon the outstanding principal balances of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan), to the holders of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, in an amount equal to the principal balance of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, respectively, until paid in full;

Third, pro rata (based upon the outstanding principal balances of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan), to the holders of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, in an amount equal to any unreimbursed realized losses, if any, previously allocated to the 500-512 Seventh Avenue Loan or the 500-512 Seventh Avenue Pari Passu Companion Loan, respectively;

Fourth, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to the principal balance of the 500-512 Seventh Avenue Subordinate Companion Loan until paid in full;

Sixth, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, previously allocated to the 500-512 Seventh Avenue Subordinate Companion Loan;

Seventh, pro rata, to the holders of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of each of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan (based upon the ratio between the initial principal balance of the 500-512 Seventh Avenue Loan, the initial principal balance of the 500-512 Seventh Avenue Pari Passu Companion Loan and the initial principal balance of the 500-512 Seventh Avenue Subordinate Companion Loan);

Eighth, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the 500-512

Seventh Avenue Subordinate Companion Loan (based upon the ratio between the initial principal balance of the 500-512 Seventh Avenue Loan, the initial principal balance of the 500-512 Seventh Avenue Pari Passu Companion Loan and the initial principal balance of the 500-512 Seventh Avenue Subordinate Companion Loan);

Ninth, pro rata, to the holders of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, respectively (based upon the ratio between the initial principal balance of the 500-512 Seventh Avenue Loan, the initial principal balance of the 500-512 Seventh Avenue Pari Passu Companion Loan and the initial principal balance of the 500-512 Seventh Avenue Subordinate Companion Loan);

Tenth, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the 500-512 Seventh Avenue Subordinate Companion Loan (based upon the ratio between the initial principal balance of the 500-512 Seventh Avenue Loan, the initial principal balance of the 500-512 Seventh Avenue Pari Passu Companion Loan and the initial principal balance of the 500-512 Seventh Avenue Subordinate Companion Loan);

Eleventh, pro rata (based upon the outstanding principal balances of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan), to the holders of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, in an amount equal to any default interest;

Twelfth, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to any default interest;

Thirteenth, to the holder of the 500-512 Seventh Avenue Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it; and

Fourteenth, any excess, pro rata, to the holders of the 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan (based upon the initial principal balance of the 500-512 Seventh Avenue Loan, the initial principal balance of the 500-512 Seventh Avenue Pari Passu Companion Loan and the initial principal balance of the 500-512 Seventh Avenue Subordinate Companion Loan, respectively).

Caplease Loan

Servicing Provisions of the Caplease Intercreditor Agreement.    With respect to the Caplease Loan, the Master Servicer and Special Servicer will service and administer the Caplease Loan and the Caplease Subordinate Companion Loans pursuant to the Pooling and Servicing Agreement and the Caplease Intercreditor Agreement for so long as the Caplease Loan is part of the Trust Fund. The Caplease Loan and the Caplease Subordinate Companion Loans are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the related Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend the Caplease Loan or the Caplease Subordinate Companion Loans in a manner materially adverse to the holders of the Caplease Subordinate Companion Loans without the consent of the holders of the Caplease Subordinate Companion Loans. The holders of the Caplease Subordinate Companion Loans will be entitled to advise the Special Servicer with respect to certain matters related to the Caplease Whole Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event the Caplease Loan becomes ninety (90) days or more delinquent, an acceleration of the Caplease Whole Loan after an event of default under the related Mortgage Loan documents occurs, the principal balance of the Caplease Whole Loan is not paid at maturity, or the related borrower files a petition for bankruptcy, the holders of the Caplease Subordinate Companion Loans will be entitled to purchase the Caplease Loan from the Trust Fund, pursuant to the Caplease Intercreditor Agreement, for a purchase price equal to the sum of (i) the principal balance of the Caplease Loan, together with accrued and unpaid interest thereon up to (but not exceeding) the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the related Mortgage Loan documents.

Applications of Payments.    Pursuant to the Caplease Intercreditor Agreement, to the extent described below, the rights of the holders of the Caplease Subordinate Companion Loans to receive payments with respect to the Caplease Subordinate Companion Loans (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the Trust Fund to receive payments with respect to the Caplease Loan. For purposes of this section, the Caplease Subordinate Companion Loans are sometimes referred to herein as the ‘‘Caplease Senior Subordinate Companion Loan’’ and the ‘‘Caplease Junior Subordinate Companion Loan’’. All payments and proceeds of the Caplease Loan and the Caplease Subordinate Companion Loans (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, first, to the holder of the Caplease Loan, for reimbursement of servicing advances together with interest thereon and second, to the holders of the Caplease Subordinate Companion Loans, for reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

First, to the holder of the Caplease Loan, in an amount equal to interest due with respect to the Caplease Loan at the pre-default interest rate thereon;

Second, to the holder of the Caplease Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to the Caplease Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the Caplease Loan and the Caplease Subordinate Companion Loans) of any unscheduled payments allocable to the Caplease Loan (including, following acceleration, the full principal balance thereof);

Third, if the related borrower is an affiliate of the holder of the Caplease Senior Subordinate Companion Loan, to the holder of the Caplease Senior Subordinate Companion Loan, the amount of any property advance made by it (including any interest thereon) and outstanding upon final liquidation of the related Mortgage Loan or related Mortgaged Property or upon any earlier determination by the holder of the Caplease Senior Subordinate Companion Loan that such property advance is a nonrecoverable advance as certified by such party;

Fourth, to the holder of the Caplease Senior Subordinate Companion Loan, in an amount equal to interest due with respect to the Caplease Senior Subordinate Companion Loan at the pre-default interest rate thereon;

Fifth, to the holder of the Caplease Senior Subordinate Companion Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to the Caplease Senior Subordinate Companion Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the Caplease Loan and the Caplease Subordinate Companion Loans) of any unscheduled payments allocable to the Caplease Senior Subordinate Companion Loan (including, following acceleration, the full principal balance thereof);

Sixth, following any lease acceleration or termination, but only prior to any reinstatement of such credit lease following any cure or waiver of the default permitting such lease acceleration or termination, to the holder of the Caplease Loan for any outstanding advances and any other unreimbursed costs made by or on behalf of the holder of the Caplease Loan;

Seventh, to fund any applicable reserves under the terms of the Mortgage Loan documents for the Caplease Whole Loan;

Eighth, if the related borrower is an affiliate of the holder of the Caplease Junior Subordinate Companion Loan, to the holder of the Caplease Junior Subordinate Companion Loan, the amount of any property advance made by it (including any interest thereon) and outstanding upon final liquidation of the related Mortgage Loan or related Mortgaged Property or upon any earlier determination by the holder of the Caplease Junior Subordinate Companion Loan that such property advance is a nonrecoverable advance as certified by such party;

Ninth, to the holder of the Caplease Junior Subordinate Companion Loan, in an amount equal to interest due with respect to the Caplease Junior Subordinate Companion Loan at the pre-default interest rate thereon;

Tenth, to the holder of the Caplease Junior Subordinate Companion Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to the Caplease Junior Subordinate Companion Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the Caplease Loan and the Caplease Subordinate Companion Loans) of any unscheduled payments allocable to the Caplease Junior Subordinate Companion Loan (including, following acceleration, the full principal balance thereof);

Eleventh, to reimburse the Master Servicer, Special Servicer or the holders of the Caplease Subordinate Companion Loans for any outstanding advances made by either such party on the Caplease Loan or the Caplease Subordinate Companion Loans, to the extent then deemed to be nonrecoverable and not previously reimbursed;

Twelfth, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid);

Thirteenth, to the holder of the Caplease Loan, in an amount equal to the default interest accrued on the Caplease Loan;

Fourteenth, to the holder of the Caplease Senior Subordinate Companion Loan, in an amount equal to the default interest accrued on the Caplease Senior Subordinate Companion Loan;

Fifteenth, to the holder of the Caplease Junior Subordinate Companion Loan, in an amount equal to the default interest accrued on the Caplease Junior Subordinate Companion Loan; and

Sixteenth, any remaining amounts to be paid to the related borrower or as otherwise specified in the related Mortgage Loan documents.

Proceeds of Defaulted Lease Claims will generally be applied first, to payment of amounts due under the Caplease Junior Subordinate Companion Loan, second, to payment of amounts due to the holder of the Caplease Loan, and thereafter, to payment of amounts due under the Caplease Senior Subordinate Companion Loan.

Mezz Cap Loan

Servicing Provisions of the Mezz Cap Intercreditor Agreement.    With respect to the Mezz Cap Loan, the Master Servicer and Special Servicer will service and administer the Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the Mezz Cap Loan is part of the Trust Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Mezz Cap Loan or the related Mortgage Loan documents without obtaining the prior written consent of the holder of the Mezz Cap Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Mezz Cap Loan or the related Mortgage Loan documents adversely affects the lien priority of the related Mortgage or constitutes a material modification as specified in the Mezz Cap Intercreditor Agreement; provided, however, such consent right will expire when the repurchase period described in the next paragraph expires. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event that (i) any payment of principal or interest on the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan becomes ninety (90) or more days delinquent, (ii) the principal balance of the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan has been accelerated, (iii) the principal balance of the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan is not paid at maturity, (iv) the related borrower declares bankruptcy or is otherwise subject to a bankruptcy proceeding or (v) any other event where the cash flow payment under the Mezz Cap Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall below, the holder of the Mezz Cap Subordinate Companion Loan will have the right to purchase the Mezz Cap Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions as set forth in the Mezz Cap Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Mezz Cap Loan, together with all accrued and unpaid interest on the Mezz Cap Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Mezz Cap Loan is responsible and other expenses as provided in the Mezz Cap Intercreditor Agreement. Unless the borrower or an affiliate is purchasing the Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of the Mezz Cap Loan.

Application of Payments.    Pursuant to the Mezz Cap Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, the related borrower is required to make separate monthly payments of principal and interest to the Master Servicer and the holder of the Mezz Cap Subordinate Companion Loan. Any escrow and reserve payments required in respect of the Mezz Cap Whole Loan are required to be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, and subject to certain rights of the holder of the Mezz Cap Subordinate Companion Loan to purchase the Mezz Cap Loan from the Trust Fund, all payments and proceeds (of whatever nature) on the Mezz Cap Subordinate Companion Loan will be subordinated to all payments due on the Mezz Cap Loan and the amounts with respect to the Mezz Cap Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds, settlements and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) in the following manner:

First, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such party, including unreimbursed advances and interest thereon;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such party;

Third, to the holder of the Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to the Mezz Cap Loan at the pre-default interest rate thereon;

Fourth, to the holder of the Mezz Cap Loan, in an amount equal to the principal balance of the Mezz Cap Loan until paid in full;

Fifth, to the holder of the Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap Loan;

Sixth, to the holder of the Mezz Cap Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Mezz Cap Subordinate Companion Loan;

Seventh, to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to accrued and unpaid interest with respect to the Mezz Cap Subordinate Companion Loan at the pre-default interest rate thereon;

Eighth, to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to the principal balance of the Mezz Cap Subordinate Companion Loan until paid in full;

Ninth, to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap Subordinate Companion Loan;

Tenth, to the holder of the Mezz Cap Loan and then to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan, respectively;

Eleventh, any amounts collected or recovered on the Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer or trustee in respect of the Mezz Cap Loan or Mezz Cap Subordinate Companion Loan, are payable to the holder of the Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan on a pro rata basis as determined by the initial balance of each of the Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan, respectively; and

Twelfth, any excess amounts that are not required to be paid to the related borrower or to a party other than the mortgagee under the related Mortgage Loan documents, to the holder of the Mezz Cap Loan and the holder of the Mezz Cap Subordinate Companion Loan, on a pro rata basis, determined by the initial principal balances of each of the Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan, respectively.

Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related late charges due and payable), (ii) no other material event of default (of the kind described in the first paragraph of this ‘‘—Application of Payments’’ section) exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with respect to the event of default, then the Master Servicer and/or the Special Servicer, as applicable, may apply the amount paid by the borrower (or otherwise available) net of amounts payable to the Master Servicer and/or the Special Servicer, as applicable, or Trustee, first, to the holder of the Mezz Cap Loan, in an amount equal to the accrued and unpaid interest on the Mezz Cap Loan, second to the holder of the Mezz Cap Loan, in an amount equal to any current and delinquent scheduled principal payments on the Mezz Cap Loan, third, to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the Mezz Cap Subordinate Companion Loan and, fourth, the holder of the Mezz Cap Subordinated Companion Loan, in an amount equal to any current and delinquent scheduled principal payments on the Mezz Cap Subordinate Companion Loan.

Application of Amounts Paid to Trust Fund.    On or before each Distribution Date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related Companion Loans will be distributed to the holders net of fees and expenses on such Companion Loans; and in the case of the Prime Outlets Pool II Loan, such amounts will be applied and distributed in accordance with the 2006-C26 Pooling and Servicing Agreement.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans

Pursuant to the terms of the related Intercreditor Agreement, the holder of the subordinate loan secured by the related Mortgaged Property (the ‘‘Subordinate Loan’’) with respect to 8 Mortgage Loans (loan numbers 13, 44, 47, 53, 66, 75, 77 and 79) generally has the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the Subordinate Loan documents with respect to such Subordinate Loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers, subject to certain conditions set forth in the related Intercreditor Agreement and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

The holder of the Subordinate Loan shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related Intercreditor Agreement.

The Mortgage Loan documents for the Subordinate Loan generally may be amended without the consent of the holder of the related Subordinate Loan; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan; provided, however, in a work-out context the foregoing consent is generally not required.

The holder of the Subordinate Loan may not exercise any rights it may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee’s sole and absolute discretion.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5, Annex B, Annex D and Annex E to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5, Annex B, Annex D and Annex E unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of DSC Ratios, LTV Ratios and Loan per Sq. Ft., Unit, Pad, Room or Bed with respect to the Prime Outlets Pool II Loan, the BlueLinx Holdings Pool Loan, the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of, as applicable, the Prime Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion Loan (but not the Prime Outlets Pool II Subordinate Companion Loan), the BlueLinx Holdings Pool Loan and the BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan (but not the 500-512 Seventh Avenue Subordinate Companion Loan), respectively. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions,’’ in this prospectus supplement and under ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, Annex B, Annex D and Annex E to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading ‘‘Cross-Collateralized and Cross-Defaulted Loan Flag’’ with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, Annex B, Annex D and Annex E:

(i)    References to ‘‘DSC Ratio’’ and ‘‘DSCR’’ are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The ‘‘Net Cash Flow’’ for a Mortgaged Property is the ‘‘net cash flow’’ of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a ‘‘Rental Property’’); provided, however, for purposes of calculating the DSC Ratios and DSC Ratio provided herein (i) with respect to 66 Mortgage Loans, representing 46.0% of the Cut-Off Date Pool Balance (48 Mortgage Loans in Loan Group 1 or 46.6% of the Cut-Off Date Group 1 Balance and 18 Mortgage Loans in Loan Group 2 or 43.6% of the Cut-Off Date Group 2 Balance), where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan, the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; and (ii) with respect to Mortgage Loans that are interest-only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis in the case of the Wachovia Loans; provided, further, that for purposes of calculating the DSC Ratios provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan(s) (but not any related Subordinate Companion Loan) will be taken into account. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In general, ‘‘net cash flow’’ is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

In determining the ‘‘revenue’’ component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self-storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See ‘‘—Wachovia’s Underwriting Standards— Escrow Requirements—Replacement Reserves’’ and ‘‘—Nomura’s Underwriting Standards—Escrow Requirements’’ in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii)    References to ‘‘Cut-Off Date LTV’’ and ‘‘Cut-Off Date LTV Ratio’’ are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of the Prime Outlets Pool II Loan, of the Prime Outlets Pool II Whole Loan, or, in the case of the BlueLinx Holdings Pool Loan, of the BlueLinx Holdings Pool Whole Loan, or, in the case of the RLJ Hotel Pool Loan of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 47 Mortgaged Properties securing 4 Mortgage Loans (loan numbers 5, 19, 40 and 55), representing, by allocated loan amount, approximately 7.1% of the Cut-Off Date Pool Balance (46 Mortgaged Properties in Loan Group 1 or 7.5% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 5.5% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. The table below shows the Cut-Off Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 4 Mortgage Loans:

Property Name	Mortgage Loan No.	‘‘As-Is’’ Cut-Off Date LTV	‘‘As-Is’’ Date	‘‘As-Stabilized’’ Cut-Off Date LTV	‘‘As-Stabilized’’ Date
RLJ Hotel Pool *	5	73.1%	06/01/06	68.9%	Various
Vista Pointe Apartment Homes	19	73.6%	06/12/06	66.4%	06/12/07
Village Mall	40	88.5%	11/11/05	77.5%	11/11/07
Melville New York Pool	55	88.8%	04/10/06	79.9%	04/01/07

* LTV ratios were derived based upon the aggregate indebtedness of the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans with an original principal balance of $504,548,870.

(iii)    References to ‘‘Maturity Date LTV Ratio’’ and ‘‘LTV at ARD or Maturity’’ are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of the Prime Outlets Pool II Loan, of the Prime Outlets Pool II Whole Loan, or, in the case of the BlueLinx Holdings Pool Loan, of the BlueLinx Holdings Pool Whole Loan, or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (with respect to the Mortgage Loans, the expected balance of the related Balloon Loans is calculated assuming a scheduled debt service payment is made on the related maturity date) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third party appraisal thereof available to the Mortgage Loan Sellers, which for 47 Mortgaged Properties (loan numbers 5, 19, 40 and 55), representing, by allocated loan amount, approximately 7.1% of the Cut-Off Date Pool Balance (46 Mortgaged Properties in Loan Group 1 or 7.5% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 5.5% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. See ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in this prospectus supplement. The table below shows the Maturity Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 4 Mortgage Loans below:

Property Name	Mortgage Loan No.	‘‘As-Is’’ Maturity Date LTV	‘‘As-Is’’ Date	‘‘As- Stabilized’’ Maturity Date LTV	‘‘As- Stabilized’’ Date
RLJ Hotel Pool *	5	67.0%	06/01/06	63.1%	Various
Vista Pointe Apartment Homes	19	73.6%	06/12/06	66.4%	06/12/07
Village Mall	40	78.7%	11/11/05	68.9%	11/11/07
Melville New York Pool	55	76.0%	04/10/06	68.4%	04/01/07

* LTV ratios were derived based upon the aggregate indebtedness of the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans with an original principal balance of $504,548,870.

(iv)    References to ‘‘Loan per Sq. Ft., Unit, Pad, Room or Bed’’ are, for each Mortgage Loan secured by a lien on a multifamily property, mobile home park property, hospitality property or assisted living facility or other healthcare property or a student housing property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Prime Outlets Pool II Loan, of the Prime Outlets Pool II Whole Loan, or, in the case of the BlueLinx Holdings Pool Loan, of the BlueLinx Holdings Pool Whole Loan, or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan) divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Prime Outlets Pool II Loan, of the Prime Outlets Pool II Whole Loan, or, in the case of the BlueLinx Holdings Pool Loan, of the BlueLinx Holdings Pool Whole Loan, or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v)    References to ‘‘Year Built’’ are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

(vi)    References to ‘‘weighted averages’’ or ‘‘WA’’ are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii)    References to ‘‘Underwritten Replacement Reserves’’ represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii)    References to ‘‘Administrative Cost Rate’’ for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.0007%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix)    References to ‘‘Remaining Term to Maturity’’ represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x)    References to ‘‘Remaining Amortization Term’’ represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi)    References to ‘‘L ( )’’ or ‘‘Lockout’’ or ‘‘Lockout Period’’ represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to ‘‘O ( )’’ represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to ‘‘YM ( )’’ represent the period for which the Yield Maintenance Charge is assessed. ‘‘3% ( )’’, ‘‘2% ( )’’ and ‘‘1% ( )’’ each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an ‘‘Open Period’’) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii)    References to ‘‘D ( )’’ or ‘‘Defeasance’’ represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii)    References to ‘‘Occupancy Percentage’’ are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv)    References to ‘‘Original Term to Maturity’’ are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv)    References to ‘‘NA’’ indicate that, with respect to a particular category of data, such data is not applicable.

(xvi)    References to ‘‘NAV’’ indicate that, with respect to a particular category of data, such data is not available.

(xvii)    References to ‘‘Capital Imp. Reserve’’ are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii)    References to ‘‘Replacement Reserve’’ are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix)    References to ‘‘TI/LC Reserve’’ are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx)    The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex B to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under ‘‘—Wachovia’s Underwriting Standards’’, ‘‘—Nomura’s Underwriting Standards’’ and ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and in the prospectus under ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’. Certain Mortgage Loans set forth on Annex E have scheduled principal payments that, when applied in accordance with the distribution waterfall described in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’, are expected to support distributions to the holders of the Class A-1, Class A-2 and Class A-3 Certificates.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans/ Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Loan Balance Per SF/ Unit/ Room*	Weighted Average DSCR*	Cut-Off Date LTV Ratio*	LTV Ratio at Maturity or ARD*	Weighted Average Mortgage Rate
One Financial Place	Wachovia	1/1	1	$163,600,000	5.3%	6.7%	Office - CBD	$160	1.82x	62.9%	62.9%	5.914%
Prime Outlets Pool II	Wachovia	1/3	1	150,000,000	4.9	6.2%	Retail - Outlet	$198	1.20x	77.3%	68.2%	5.795%
One Illinois Center	Wachovia	1/1	1	148,500,000	4.8	6.1%	Office - CBD	$148	1.20x	72.6%	68.2%	6.290%
BlueLinx Holdings Pool	Wachovia	1/58	1	147,500,000	4.8	6.1%	Various - Various	$33	1.24x	79.2%	74.5%	6.350%
RLJ Hotel Pool	Wachovia	1/43	1	146,092,500	4.7	6.0%	Hospitality - Various	$92,936	1.37x	68.9%	63.1%	6.294%
500-512 Seventh Avenue	Wachovia	1/1	1	137,314,250	4.5	5.6%	Office - CBD	$235	1.17x	68.7%	52.7%	5.706%
Glendale Center	Nomura	1/1	1	125,000,000	4.1	5.1%	Office - CBD	$327	1.38x	79.6%	79.6%	5.818%
Harden Ranch Plaza	Wachovia	1/1	1	75,700,000	2.5	3.1%	Retail - Anchored	$171	1.21x	64.1%	59.9%	5.850%
Bacara and Montelena at the Canyons	Wachovia	1/1	2	63,000,000	2.0	9.8%	Multifamily - Conventional	$100,159	1.20x	77.8%	77.8%	6.500%
Yuma Palms Regional Center	Nomura	1/1	1	62,530,000	2.0	2.6%	Retail - Anchored	$156	1.59x	63.8%	63.8%	5.470%
		10 / 111		$1,219,236,750	39.6%				1.34x	71.8%	66.8%	6.014%

Pan Am Building	Nomura	1/1	1	$60,000,000	1.9%	2.5%	Office - CBD	$285	1.15x	77.9%	77.9%	6.170%
Embassy Suites - South Lake Tahoe, CA	Nomura	1/1	1	59,358,227	1.9	2.4%	Hospitality - Full Service	$148,396	1.39x	74.9%	64.6%	6.600%
Sierra Health Services	Wachovia	1/1	1	50,750,000	1.6	2.1%	Office - Suburban	$249	1.74x	68.3%	68.3%	5.550%
Beverly Hills Office Pool	Wachovia	1/3	1	47,000,000	1.5	1.9%	Office - Suburban	$225	1.23x	79.1%	79.1%	7.100%
Michigan Multifamily Portfolio	Wachovia	4/4	2	46,300,000	1.5	7.2%	Multifamily - Conventional	$53,036	1.24x	72.0%	66.3%	6.070%
Montecito Plaza	Wachovia	1/1	1	45,000,000	1.5	1.8%	Retail - Anchored	$343	1.29x	69.2%	69.2%	6.090%
AIM Investments Corporate Campus	Wachovia	1/1	1	43,700,000	1.4	1.8%	Office - Suburban	$166	1.63x	62.8%	62.8%	6.030%
Shorepark at Riverlake	Wachovia	1/1	2	38,800,000	1.3	6.0%	Multifamily - Conventional	$98,728	1.24x	76.1%	76.1%	6.300%
National Bank Plaza	Wachovia	1/1	1	35,600,000	1.2	1.5%	Office - Suburban	$134	1.30x	74.2%	74.2%	6.180%
Vista Pointe Apartment Homes	Wachovia	1/1	2	35,400,000	1.1	5.5%	Multifamily - Conventional	$123,776	1.27x	66.4%	66.4%	6.240%
		13 / 15		$461,908,227	15.0%				1.35x	72.4%	70.5%	6.238%

		23 / 126		$1,681,144,977	54.6%				1.35x	72.0%	67.8%	6.075%

*	Each of the Prime Outlets Pool II Loan, the BlueLinx Holdings Pool Loan, the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, is part of a split loan structure that includes the Prime Outlets Pool II Pari Passu Companion Loan, the BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan, respectively, which is not included in the Trust Fund. With respect to the Prime Outlets Pool II Loan, the BlueLinx Holdings Pool Loan, the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and Cut-Off Date Balance per square foot/room are based on the aggregate indebtedness of, or debt service on, as applicable, each such Mortgage Loan and the related Pari Passu Companion Loan, but not any related Subordinate Companion Loan.

Detailed descriptions of loan numbers 1 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this prospectus supplement as Annex D. Prospective investors are encouraged to carefully review the entire prospectus supplement, including each attached Annex, which are considered part of this prospectus supplement.

The Sponsors

Wachovia Bank, National Association

General.    Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, and Sponsor of this securitization, originated and underwrote 116 Mortgage Loans included in the Trust Fund. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and 3,131 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the ‘‘Depositor’’). See ‘‘THE SPONSOR’’ in the accompanying prospectus.

Wachovia’s Securitization Program.    One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of July 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $51.5 billion. Approximately $48.2 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of January 1, 2006, Wachovia securitized approximately $39.4 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.    Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Wachovia’s Underwriting Standards’’ section.

Loan Analysis.    Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the ‘‘revenue’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to 12-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization), the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with an LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio and the LTV Ratio disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratio and the LTV Ratio, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in this prospectus supplement.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The DSC Ratios and LTV Ratios described above under ‘‘—DSC Ratios and LTV Ratios’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment.    In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral consists of improvements located in California or in seismic zone 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Nomura Credit & Capital, Inc.

General Character of Nomura Credit and Capital’s Business.    Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is a direct wholly owned subsidiary of Nomura Holdings America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura is an affiliate of Nomura Securities International, Inc., one of the underwriters.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multi-family and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the calendar years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Standards’’ section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For information regarding the calculations of DSC Ratios in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zone 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Standards’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’ and together, the ‘‘Mortgage Loan Purchase Agreements’’). The Mortgage Loan Sellers originated, the Mortgage Loans as described above under ‘‘—Mortgage Loan History’’.

One hundred sixteen of the Mortgage Loans (the ‘‘Wachovia Mortgage Loans’’), representing 79.2% of the Cut-Off Date Pool Balance (88 Mortgage Loans in Loan Group 1 or 77.2% of the Cut-Off Date Group 1 Balance and 28 Mortgage Loans in Loan Group 2 or 86.8% of the Cut-Off Date Group 2 Balance), were originated by Wachovia Bank, National Association (‘‘Wachovia’’).

Forty-six of the Mortgage Loans (the ‘‘Nomura Mortgage Loans’’), representing 20.8% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 22.8% of the Cut-Off Date Group 1 Balance and 9 Mortgage Loans in Loan Group 2 or 13.2% of the Cut-Off Date Group 2 Balance), were originated by Nomura Credit & Capital, Inc. (‘‘Nomura’’).

Wachovia has no obligation to repurchase or substitute any of the Nomura Mortgage Loans. Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Nomura Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Nomura.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a ‘‘pro forma’’ title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan; (xvi) copies of any management agreements and applicable transfer or assignment documents; and (xvii) copies of any cash management agreements and applicable transfer or assignment documents. Notwithstanding the foregoing, with respect to the Prime Outlets Pool II Loan, the 2006-C26 Trustee will hold the original documents related to the Prime Outlets Pool II Loan for the benefit of the 2006-C26 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the ‘‘Purchase Price’’) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the ‘‘Substitution Shortfall Amount’’); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided, further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the ‘‘Core Material Documents’’)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days' notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30-day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90-day cure period described herein will not be reduced.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases’’ in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

The Trustee is required to maintain custody of the Mortgage File for each Mortgage Loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor and the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. The Trustee is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, the Trustee is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. The Trustee has been engaged in the mortgage document custody business for more than 25 years. The Trustee maintains document custody facilities in its Minneapolis, Minnesota headquarters. The Trustee maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. The Trustee maintains each Mortgage File as a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Mortgage Files are segregated by transaction or investor. As of June 30, 2006, Wells Fargo Bank was acting as custodian of more than 25,000 commercial loan files.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than 2 years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date 2 years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the holders of Certificates representing a majority of the voting rights allocated to the Controlling Class); (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan

Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i)    the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(ii)    as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iii)    immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(iv)    the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(v)    each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi)    as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

(vii)    each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(viii)    the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(ix)    all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(x)    as of the date of origination, there was no proceeding pending, and subsequent to that date, the applicable Mortgage Loan Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of such Mortgaged Property;

(xi)    each Mortgaged Property was covered by (1) a fire and extended perils included within the classification ‘‘All Risk of Physical Loss’’ insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller’s knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days' prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days' prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

(xii)    other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xiii)    as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv)    one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv)    an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association, in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third party set forth in the Pooling and Servicing Agreement (a ‘‘Determination Party’’) as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a ‘‘Crossed Loan’’ and, collectively, a ‘‘Crossed Group’’), and (iii) the applicable document omission or defect (a ‘‘Defect’’) or breach of a representation and warranty (a ‘‘Breach’’) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’ unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the Prime Outlets Pool II Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the Prime Outlets Pool II Pari Passu Companion Loan and the Prime Outlets Pool II Subordinate Companion Loan) for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a ‘‘Loan Pair’’) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the related Pari Passu Companion Loans are pari passu in right of entitlement to payment with the related Pari Passu Loans, to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the ‘‘Servicing Standard’’).

Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes the Prime Outlets Pool II Loan. See ‘‘—Servicing of the Prime Outlets Pool II Loan’’ below for a description of the servicing of the Prime Outlets Pool II Loan.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below, following the subsection captioned ‘‘—Servicing of the Prime Outlets Pool II Loan’’, is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans (but excluding the Prime Outlets Pool II Loan and its respective Pari Passu Companion Loan and Subordinate Companion Loan). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’. for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time, provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any sub-servicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer and Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will be the master servicer (in such capacity, the ‘‘Master Servicer’’) under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on Enable US software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of March 31, 2006
By Approximate Number	10,015	15,531	18,233
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$197.8

Within this portfolio, as of March 31, 2006, are approximately 15,811 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $168.4 billion related to commercial mortgage backed securities or commercial real estate collateralized debt securities.

In addition to servicing loans related to commercial mortgage-backed securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of January 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and SA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the underlying Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account as further described in this prospectus supplement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will ordinarily be performed by the Trustee as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties.

LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 184 as of March 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then-current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 147 domestic CMBS pools as of March 31, 2006, with a then current face value in excess of $160 billion. Additionally, LNR Partners has resolved over $16.7 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.1 billion for the three months ended March 31, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of March 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 21,000 assets in the 50 states and in Europe with a then-current face value in excess of $189 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Moody's, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The information set forth herein regarding the Special Servicer has been provided by LNR Partners, Inc.

Certain Special Servicing Provisions

With respect to the Mortgage Loans, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the ‘‘Controlling Class Representative’’) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the Prime Outlets Pool II Loan, the rights of the Controlling Class Representative to advise on certain servicing actions are shared with the 2006-C26 Controlling Class Representative. For example, the 2006-C26 Special Servicer may be removed at any time, with or without cause, by the 2006-C26 Controlling Class Representative, but only with the consent of the Controlling Class Representative. See ‘‘—Servicing of the Prime Outlets Pool II Loan’’ below. With respect to the BlueLinx Holdings Pool Loan, the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, if any of the related Pari Passu Companion Loans are included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. For example, with respect to the BlueLinx Holdings Pool Loan, the Special Servicer may be removed at any time, with or without cause, by the Controlling Class Representative, but only with the consent of the controlling class representative with respect to the BlueLinx Holdings Pool Pari Passu Companion Loan. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in ‘‘—The Controlling Class Representative’’ below including, with respect to the 500-512 Seventh Avenue Loan, the right of the holder of the 500-512 Seventh Avenue Subordinate Companion Loan to replace the Special Servicer solely with respect to the 500-512 Seventh Avenue Loan. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See ‘‘—The Controlling Class Representative’’ below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The ‘‘Controlling Class’’ is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the Prime Outlets Pool II Loan) or Companion Loan (other than the Prime Outlets Pool II Pari Passu Companion Loan and the Prime Outlets Pool II Subordinate Companion Loan) as to which (a) the related mortgagor has (i) failed to make within 10 business days of the date due, any Balloon Payment; provided, however, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer within 10 business days after the due date of such Balloon Payment and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days), a Servicing Transfer Event shall not occur until 60 days beyond the date on which the related borrower delivered such refinancing commitment so long as such borrower continues to make its Assumed Scheduled Payment; (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the

Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a ‘‘Servicing Transfer Event’’).

In general, as long as a Co-Lender Loan (other than the Prime Outlets Pool II Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the Prime Outlets Pool II Pari Passu Companion Loan and the Prime Outlets Pool II Subordinate Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the Prime Outlets Pool II Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the Prime Outlets Pool II Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an ‘‘REO Property’’), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as ‘‘Specially Serviced Mortgage Loans’’. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than the Prime Outlets Pool II Loan) or Companion Loan (other than the Prime Outlets Pool II Pari Passu Companion Loan and the Prime Outlets Pool II Subordinate Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a ‘‘Corrected Mortgage Loan’’ as to which the Master Servicer will re-assume servicing responsibilities):

(a)    with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b)    with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c)    with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d)    with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer), either directly or through sub-servicers, will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Collection and Other Servicing Procedures’’ in the attached prospectus.

Servicing of the Prime Outlets Pool II Loan

The Prime Outlets Pool II Loan, and any related REO Property, is being serviced under the pooling and servicing agreement which governs the 2006-C26 Transaction (the ‘‘2006-C26 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the 2006-C26 Pooling and Servicing Agreement (the ‘‘2006-C26 Master Servicer’’) will generally make advances and remit collections on the Prime Outlets Pool II Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on the Prime Outlets Pool II Loan, and to enforce the terms of the Prime Outlets Pool II Intercreditor Agreement and make certain advances with respect to the Prime Outlets Pool II Loan, subject to its non-recoverability determination to the extent the 2006-C26 Master Servicer fails to make any advance it would otherwise be required to under the 2006-C26 Pooling and Servicing Agreement. The servicing arrangements under the 2006-C26 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wachovia Bank, National Association is the 2006-C26 Master Servicer under the 2006-C26 Pooling and Servicing Agreement. The special servicer under the 2006-C26 Pooling and Servicing Agreement with respect to each of the mortgage loans serviced under the 2006-C26 Pooling and Servicing Agreement is LNR Partners, Inc. (the ‘‘2006-C26 Special Servicer’’).

•	The trustee under the 2006-C26 Pooling and Servicing Agreement is Wells Fargo Bank, N.A. (the ‘‘2006-C26 Trustee’’), who will be the mortgagee of record for the Prime Outlets Pool II Loan.

•	The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2006-C26 Master Servicer, the 2006-C26 Special Servicer or the 2006-C26 Trustee or (b) except as described below, make servicing advances with respect to the Prime Outlets Pool II Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Prime Outlets Pool II Loan is dependent on its receipt of the corresponding information and collection from the 2006-C26 Master Servicer or the 2006-C26 Special Servicer.

•	Pursuant to the 2006-C26 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Prime Outlets Pool II Loan will be generally the same as under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the Prime Outlets Pool II Loan that the 2006-C26 Master Servicer is required but fails to make, unless the 2006-C26 Master Servicer or the Master Servicer, after receiving the necessary information from the 2006-C26 Master Servicer, has determined that such advance would not be recoverable from collections on the Prime Outlets Pool II Loan.

•	If the 2006-C26 Master Servicer determines that a servicing advance it made with respect to the Prime Outlets Pool II Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

•	The 2006-C26 Master Servicer is responsible for any request made by the borrower under the Prime Outlets Pool II Whole Loan to approve certain leasing activities other than granting or entering into any subordination, non-disturbance or attornment agreement (an ‘‘SNDA’’), it being agreed pursuant to the terms of the 2006-C26 Pooling and Servicing Agreement, that the 2006-C26 Master Servicer shall not grant, but shall forward to the 2006-C26 Special Servicer, all requests for and any lease that requires an SNDA (or any waiver, consent, approval, amendment or modification in connection therewith).

The 2006-C26 Master Servicer.    Wachovia Bank, National Association is the 2006-C26 Master Servicer under the 2006-C26 Pooling and Servicing Agreement. See ‘‘—The Master Servicer’’ in this prospectus supplement.

The 2006-C26 Special Servicer.    LNR Partners, Inc. is the 2006-C26 Special Servicer under the 2006-C26 Pooling and Servicing Agreement.

The 2006-C26 Trustee.    Wells Fargo Bank, N.A. is the 2006-C26 Trustee under the 2006-C26 Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Certificate Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	The 2006-C26 Master Servicer and 2006-C26 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Prime Outlets Pool II Loan pursuant to the 2006-C26 Pooling and Servicing Agreement. See ‘‘—Servicing of the Prime Outlets Pool II Loan’’ in this prospectus supplement.

(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates.

(4)	The Master Servicing Fee for each Mortgage Loan will range, on a loan-by-loan basis, from 0.0175% per annum to 0.0900% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Compensation and Payment of Expenses’’ section.

(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(8)	The Trustee Fee Rate will equal 0.0007% per annum, as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The ‘‘Master Servicing Fee’’ is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The ‘‘Master Servicing Fee Rate’’ is a per annum rate ranging from 0.0175% to 0.0900%. As of the Cut-Off Date, the weighted average Master Servicing Fee Rate will be approximately 0.0222% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to ‘‘Mortgage Loans’’ will include the Companion Loans unless otherwise specified.

The Prime Outlets Pool II Loan will be serviced by the 2006-C26 Master Servicer.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the ‘‘Servicing Fees’’) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The ‘‘Special Servicing Fee’’ is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the ‘‘Special Servicing Fee Rate’’) equal to 0.25% per annum, is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a ‘‘Liquidation Fee’’ with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a ‘‘Workout Fee’’ with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a ‘‘Prepayment Interest Excess’’) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a ‘‘Compensating Interest Payment’’), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.0900% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees and any additional servicing compensation of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus.

As and to the extent described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage

Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan and subject to the Master Servicer’s right to approve certain transfers of the equity interests in the related borrowers and waivers regarding due-on-sale and due-on-encumbrance provisions for certain Mortgage Loans as described below) to modify, waive or amend any term of any Mortgage Loan (other than the Prime Outlets Pool II Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not ‘‘significant’’ within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. As provided in the Pooling and Servicing Agreement, the Master Servicer may approve certain transfers of the equity interests in the related borrowers and waivers regarding due-on-sale or due-on-encumbrance provisions relating to Mortgage Loans with tenants-in-common borrowing entities, subject to the Servicing Standard, the related Mortgage Loan documents and certain limiting conditions as set forth in the Pooling and Servicing Agreement, including Rating Agency approval of any such waivers for Mortgage Loans with certain outstanding Stated Principal Balances and that meet certain other financial thresholds.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the Prime Outlets Pool II Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan,

(iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity date of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under ‘‘—General’’ above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the Prime Outlets Pool II Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES— Reports to Certificateholders; Available Information’’ in this prospectus supplement.

For any Mortgage Loan, other than a Specially Serviced Mortgage Loan and/or the Prime Outlets Pool II Loan, and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities, subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to the Prime Outlets Pool II Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i)    any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii)    any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii)    any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v)    any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii)    any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix)    any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x)    any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi)    any determination to allow a borrower not to maintain terrorism or, to the extent provided in the Pooling and Servicing Agreement, windstorm insurance; and

(xii)    any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Redwood Trust, Inc., or an affiliate, will be the initial Controlling Class Representative.

Pursuant to the 2006-C26 Pooling and Servicing Agreement and the Prime Outlets Pool II Intercreditor Agreement, with respect to the Prime Outlets Pool II Loan, the Controlling Class Representative will generally share with the controlling class representative under the 2006-C26 Pooling and Servicing Agreement (the ‘‘2006-C26 Controlling Class Representative’’) the rights given to the 2006-C26 Controlling Class Representative under the 2006-C26 Pooling and Servicing Agreement to direct the 2006-C26 Master Servicer and/or 2006-C26 Special Servicer with respect to the servicing of the Prime Outlets Pool II Loan and the related Pari Passu Companion Loan. American Capital Strategies, Ltd. is the 2006-C26 Controlling Class Representative and is an affiliate of the 2006-C26 Special Servicer. In general, in the event that the 2006-C26 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Prime Outlets Pool II Loan, the 2006-C26 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the 2006-C26 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the Prime Outlets Pool II Intercreditor Agreement and the 2006-C26 Pooling and Servicing Agreement provide that the 2006-C26 Controlling Class Representative and the Controlling Class Representative will contract with a third party designated under the Prime Outlets Pool II Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the 2006-C26 Controlling Class Representative and the Controlling Class Representative in accordance with the Prime Outlets Pool II Intercreditor Agreement.

Pursuant to the Pooling and Servicing Agreement and the BlueLinx Holdings Pool Intercreditor Agreement, with respect to the BlueLinx Holdings Pool Loan and notwithstanding the rights of the Controlling Class Representative detailed above, the holder of the BlueLinx Holdings Pool Pari Passu Companion Loan will generally share with the Controlling Class Representative the rights given to the Controlling Class Representative under the Pooling and Servicing Agreement to direct to the Master Servicer and/or the Special Servicer with respect to the servicing of the BlueLinx Holdings Pool Loan and the BlueLinx Holdings Pool Pari Passu Companion Loan. In general, in the event that the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the BlueLinx Holdings Pool Loan, the Controlling Class Representative will generally be required to confer with the holder of the BlueLinx Holdings Pool Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the holder of the BlueLinx Holdings Pool Pari Passu Companion Loan disagree with respect to such advice, consent or action, the BlueLinx Holdings Pool Intercreditor Agreement and the Pooling and Servicing Agreement provide that the Controlling Class Representative and the holder of the BlueLinx Holdings Pool Pari Passu Companion Loan will contract with a third party designated under the BlueLinx Holdings Pool Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the holder of the BlueLinx Holdings Pool Pari Passu Companion Loan in accordance with the BlueLinx Holdings Pool Intercreditor Agreement.

Further, notwithstanding the foregoing, the holders of the RLJ Hotel Pool Pari Passu Companion Loans will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the RLJ Hotel Pool Whole Loan and the Controlling Class, and the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holders of the RLJ Hotel Pool Pari Passu Companion Loans will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to use reasonable efforts to consult with the holders of the RLJ Hotel Pool Pari Passu Companion Loans or their designee in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease (if a mortgagee’s approval is provided for in the applicable Mortgage Loan documents); (C) the release of any escrow held in conjunction with the RLJ Hotel Pool Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law; (D) alterations on the Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents; (E) material change in any ancillary Mortgage Loan documents; or (F) the waiver of any notice provisions related to prepayment.

Further, notwithstanding the foregoing, the holder of the 500-512 Seventh Avenue Subordinate Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the 500-512 Seventh Avenue Whole Loan and the Controlling Class, and the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the 500-512 Seventh Avenue Subordinate Companion Loan will be entitled to such rights. These rights include that (i) so long as a 500-512 Seventh Avenue Control Appraisal Period does not exist, the Special Servicer and/or the Master Servicer will be required to consult with the holder of such 500-512 Seventh Avenue Subordinate Companion Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease (if a mortgagee’s approval is provided for in the applicable Mortgage Loan documents); (C) the release of any escrow held in conjunction with the 500-512 Seventh Avenue Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law; (D) alterations on the Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents; (E) material change in any ancillary Mortgage Loan documents; or (F) the waiver of any notice provisions related to prepayment; and (ii) the holder of the 500-512 Seventh Avenue Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the 500-512 Seventh Avenue Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification of, or waiver with respect to, the 500-512 Seventh Avenue Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or Prepayment Premium payable thereon or a deferral or a forgiveness of interest on or principal of the 500-512 Seventh Avenue Whole Loan or a modification or waiver of any other monetary term of the 500-512 Seventh Avenue Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the 500-512 Seventh Avenue Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the 500-512 Seventh Avenue Whole Loan that would result in a discounted pay off of the 500-512 Seventh Avenue Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the 500-512 Seventh Avenue Whole Loan or the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained herein or in the Pooling and Servicing Agreement) or, except as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in borrower; (E) any action to bring the Mortgaged Property or related REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the 500-512 Seventh Avenue Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the 500-512 Seventh Avenue Whole Loan); (G) any release of the related borrower or any guarantor from liability with respect to the 500-512 Seventh Avenue Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (I) any material changes to or waivers of any of the insurance requirements set forth in the related Mortgage Loan documents; and (J) any incurrence of additional debt by the related borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, pursuant to the 500-512 Seventh Avenue Intercreditor Agreement, with respect to the 500-512 Seventh Avenue Loan, the Controlling Class Representative will generally share with the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan the rights with respect to the servicing of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan. In general, in the event that the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the 500-512 Seventh Avenue Loan, the Controlling Class Representative will generally be required to confer with the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan disagree with respect to such advice, consent or action, the 500-512 Seventh Avenue Intercreditor Agreement provides that the Controlling Class Representative and the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan will contract with a third party designated under the 500-512 Seventh Avenue Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan in accordance with the 500-512 Seventh Avenue Intercreditor Agreement.

In addition, the holders of the Caplease Subordinate Companion Loans may exercise certain approval rights relating to modifications of the Caplease Subordinate Companion Loans that materially and adversely affects the holders of the Caplease Subordinate Companion Loans prior to the expiration of the related repurchase period. In addition, the holders of the Caplease Subordinate Companion Loans may exercise certain approval rights relating to a modification of the Caplease Loan or Caplease Subordinate Companion Loans that materially and adversely affects the holders of the Caplease Subordinate Companion Loans and certain other matters related to Defaulted Lease Claims. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Caplease Loans—Servicing Provisions of the Caplease Intercreditor Agreement’’ in this prospectus supplement.

Further, notwithstanding the foregoing, the holder of the Mezz Cap Subordinate Companion Loan may exercise certain approval rights relating to a modification of the Mezz Cap Loan or the Mezz Cap Subordinate Companion Loan that materially and adversely affects the holder of the Mezz Cap Subordinate Companion Loan prior to the expiration of the related repurchase period. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Mezz Cap Loan—Servicing Provisions of the Mezz Cap Intercreditor Agreement’’ in this prospectus supplement.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative.    The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Prime Outlets Pool II Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Prime Outlets Pool II Loan will be serviced pursuant to the terms of the 2006-C26 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the Prime Outlets Pool II Loan’’ above. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the

Balloon Payment) or (ii) that is delinquent 10 business days or more in respect of its Balloon Payment unless the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 business days) and the Special Servicer has, within 10 business days after the due date of such Balloon Payment, received written evidence from an institutional lender of a binding commitment (acceptable to the Special Servicer) to refinance such Mortgage Loan within 60 days after the date on which the Special Servicer received such refinancing commitment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans’’) (the ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the Trust Fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ‘‘independent contractor,’’ within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and

Treasury regulations thereunder. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, would not constitute ‘‘rents from real property,’’ or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units) to customers in the ordinary course of a trade or business, will not constitute ‘‘rents from real property’’. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the Prime Outlets Pool II Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the Prime Outlets Pool II Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than the Prime Outlets Pool II Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; provided, however, with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. In addition, beginning in 2007, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the Prime Outlets Pool II Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and, in the case of the Master Servicer, at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the Prime Outlets Pool II Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See ‘‘DESCRIPTION OF THE CERTIFICATES— Reports to Certificateholders; Available Information’’ in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 (the ‘‘Certificates’’) will be issued pursuant to a pooling and servicing agreement, dated as of August 1, 2006, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the ‘‘Trust Fund’’) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

The Certificates consist of the following classes (each, a ‘‘Class’’) designated as: (i) the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates (collectively, the ‘‘Subordinate Certificates’’ and, together with the Class A Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class X-C and Class X-P Certificates (together, the ‘‘Class X Certificates’’ and, collectively with the Sequential Pay Certificates, the ‘‘REMIC Regular Certificates’’); (iv) the Class R-I and Class R-II Certificates (collectively, the ‘‘REMIC Residual Certificates’’); and (v) the Class Z Certificates.

Only the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class X-P, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class X-C Certificates (collectively, the ‘‘Non-Offered Certificates’’), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a Sponsor, pursuant to that certain Transfer Affidavit and Agreement (the ‘‘Transfer Affidavit and Agreement’’), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Issuing Entity is also sometimes referred to herein as the Trust Fund. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’, ‘‘—The Special Servicer’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’. Additional information may also be found in the accompanying prospectus under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See ‘‘RISK FACTORS—The Offered Certificates —The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans’’ in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’). The Offered Certificates (other than the Class X-P Certificates) will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof. The Class X-P Certificates will be offered in notional amounts of not less than $1,000,000 actual notional amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amounts

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$47,877,000	1.554%
Class A-2 Certificates	$265,965,000	8.635%
Class A-PB Certificates	$111,411,000	3.617%
Class A-3 Certificates	$1,087,252,000	35.301%
Class A-1A Certificates	$643,432,000	20.891%
Class A-M Certificates	$307,991,000	10.000%
Class A-J Certificates	$223,293,000	7.250%
Class B Certificates	$69,298,000	2.250%
Class C Certificates	$30,799,000	1.000%
Class D Certificates	$7,700,000	0.250%
Class E Certificates	$38,499,000	1.250%
Non-Offered Certificates (other than the Class R-I, Class R-II, Class X-C and Class Z Certificates)	$246,392,568	8.000%

The ‘‘Certificate Balance’’ of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a ‘‘Notional Amount’’) of the related Class of Class X-C and Class X-P Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately $3,079,909,568 (subject to a permitted variance of plus or minus 5.0%).

The Notional Amount of the Class X-P Certificates will generally equal:

(i)    until the Distribution Date in February 2007, the sum of (a) the lesser of $45,615,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $643,212,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of the Class A-2, Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

(ii)    after the Distribution Date in February 2007, through and including the Distribution Date in August 2007, the sum of (a) the lesser of $42,619,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $642,918,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of the Class A-2, Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

(iii)    after the Distribution Date in August 2007, through and including the Distribution Date in February 2008, the sum of (a) the lesser of $265,545,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $632,015,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of the Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

(iv)    after the Distribution Date in February 2008, through and including the Distribution Date in August 2008, the sum of (a) the lesser of $215,179,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $619,331,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of the Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

(v)    after the Distribution Date in August 2008, through and including the Distribution Date in February 2009, the sum of (a) the lesser of $165,684,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $607,047,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of the Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

(vi)    after the Distribution Date in February 2009, through and including the Distribution Date in August 2009, the sum of (a) the lesser of $117,306,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $490,646,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, and (d) the lesser of $25,966,000 and the Certificate Balance of the Class J Certificates;

(vii)    after the Distribution Date in August 2009, through and including the Distribution Date in February 2010, the sum of (a) the lesser of $62,991,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $440,228,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates, and (d) the lesser of $31,591,000 and the Certificate Balance of the Class H Certificates;

(viii)    after the Distribution Date in February 2010, through and including the Distribution Date in August 2010, the sum of (a) the lesser of $16,226,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $429,149,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates, and (d) the lesser of $3,633,000 and the Certificate Balance of the Class H Certificates;

(ix)    after the Distribution Date in August 2010, through and including the Distribution Date in February 2011, the sum of (a) the lesser of $80,099,000 and the Certificate Balance of the Class

A-PB Certificates, (b) the lesser of $420,626,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates, and (d) the lesser of $16,451,000 and the Certificate Balance of the Class G Certificates;

(x)    after the Distribution Date in February 2011, through and including the Distribution Date in August 2011, the sum of (a) the lesser of $926,307,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $399,968,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates, and (d) the lesser of $18,691,000 and the Certificate Balance of the Class F Certificates;

(xi)    after the Distribution Date in August 2011, through and including the Distribution Date in February 2012, the sum of (a) the lesser of $870,779,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $392,230,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B, Class C and Class D Certificates, and (d) the lesser of $35,214,000 and the Certificate Balance of the Class E Certificates;

(xii)    after the Distribution Date in February 2012, through and including the Distribution Date in August 2012, the sum of (a) the lesser of $823,295,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $384,706,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B, Class C and Class D Certificates, and (d) the lesser of $14,275,000 and the Certificate Balance of the Class E Certificates;

(xiii)    after the Distribution Date in August 2012, through and including the Distribution Date in February 2013, the sum of (a) the lesser of $785,468,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $377,113,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B and Class C Certificates, and (d) the lesser of $1,852,000 and the Certificate Balance of the Class D Certificates;

(xiv)    after the Distribution Date in February 2013, through and including the Distribution Date in August 2013, the sum of (a) the lesser of $748,520,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $369,668,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of the Class A-M, Class A-J and Class B Certificates, and (d) the lesser of $13,347,000 and the Certificate Balance of the Class C Certificates; and

(xv)    after the Distribution Date in August 2013, $0.

The initial Notional Amount of the Class X-P Certificates will be $2,965,781,000.

The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, ‘‘Mortgage Deferred Interest’’ is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, ‘‘Certificate Deferred Interest’’). With respect to the Sequential Pay Certificates, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A Certificates, which amounts shall be applied pro rata (based on the Certificate Balances of the remaining Classes)) to such Classes. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-PB, Class A-3,

Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

Pass-Through Rates

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately         % per annum.

The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-C Components’’) of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in August 2013, the ‘‘Class X-C Strip Rate’’ for each Class X-C Component will be calculated as follows:

(1)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P, Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(2)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(3)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the

Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; and

(4)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates.

For each Distribution Date after the Distribution Date in August 2013, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay Certificates.

The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately             % per annum.

The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-P Components’’) of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in August 2013, the ‘‘Class X-P Strip Rate’’ for each Class X-P Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex G to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

After the Distribution Date in August 2013, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X-C Certificates, their Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the ‘‘Interest Accrual Period’’ will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The ‘‘Weighted Average Net Mortgage Rate’’ for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The ‘‘Net Mortgage Rate’’ for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 1 Mortgage Loan (loan number 10), representing 2.0% of the Cut-Off Date Pool Balance (2.6% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year (January if the final Distribution Date occurs in February) will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The ‘‘Collection Period’’ for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The ‘‘Determination Date’’ will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in September 2006.

Distributions

General.    Except as described below with respect to the Class Z Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a ‘‘Distribution Date’’). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the ‘‘Certificateholders’’) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in September 2006.

The Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class R-I, Class R-II and Class Z Certificateholders) on each related Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i)    any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii)    any Prepayment Premiums and Yield Maintenance Charges;

(iii)    all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv)    any amounts deposited in the Certificate Account in error;

(v)    any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

(vi)    if such Distribution Date occurs in February of any year or during January of any year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

(b)    all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date (other than, in the case of the Master Servicer, any P&I Advances allocable to a Pari Passu Companion Loan) and all P&I Advances made by the 2006-C26 Master Servicer with respect to such Distribution Date and the Prime Outlets Pool II Loan;

(c)    any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d)    if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

See ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ‘‘—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Interest Reserve Account.    The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the ‘‘Interest Reserve Loans’’) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the ‘‘Interest Reserve Amount’’). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account.    The Master Servicer will establish and will maintain a ‘‘Certificate Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts’’ in the prospectus.

Distribution Account.    The Trustee will establish and will maintain a ‘‘Distribution Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount will be used to make distributions on the Certificates.

Gain-on-Sale Reserve Account.    The Trustee will establish and will maintain a ‘‘Gain-on-Sale Reserve Account’’ in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account.    The Trustee will establish and will maintain an ‘‘Additional Interest Account’’ in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Other than the Assessment of Compliance and the Attestation Report, as such terms are defined in the accompanying prospectus, required to be delivered by certain parties, as described in the accompanying prospectus, there will be no independent certification of the account activity with respect to any of the Distribution Account, the Interest Reserve Account, the Additional Interest Account or the Gain-on-Sale Reserve Account.

Application of the Available Distribution Amount.    On each Distribution Date, the Trustee will (except as otherwise described under ‘‘—Termination’’ below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates and Class A-3 Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-C Certificates and the Class X-P Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex F to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(7)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been made on such Distribution Date;

(8)	to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(9)	to distributions of interest to the holders of the Class A-M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class A-M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(10)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates) equal to the Principal Distribution Amount in respect of such Class A-M Certificates for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates with an earlier priority of payment;

(11)	to distributions to the holders of the Class A-M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(12)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(13)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount in respect of such Class A-J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of payment;

(14)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(15)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(16)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount in respect of such Class B Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(17)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(18)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(19)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount in respect of such Class C Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(20)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(21)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(22)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount in respect of such Class D Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(23)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(24)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(25)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount in respect of such Class E Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(26)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(27)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(28)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount in respect of such Class F Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(29)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(30)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(31)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount in respect of such Class G Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(32)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(33)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(34)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount in respect of such Class H Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(35)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(36)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(37)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount in respect of such Class J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(38)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(39)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(40)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount in respect of such Class K Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(41)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(42)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(43)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount in respect of such Class L Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(44)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(45)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(46)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount in respect of such Class M Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(47)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(48)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(49)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount in respect of such Class N Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(50)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(51)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(52)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount in respect of such Class O Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(53)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(54)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(55)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount in respect of such Class P Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(56)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(57)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(58)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount in respect of such Class Q Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(59)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(60)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (59) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and

Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see ‘‘—Termination’’ below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6) and (7) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-PB Certificates, the Class A-3 Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and without regard to the Principal Distribution Amount for such date.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ equals with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class X-C Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’) and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The ‘‘Accrued Certificate Interest’’ in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, to the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the One Financial Place Whole Loan, which will be allocated, first, to the One Financial Place Subordinate Companion Loan and, second, to the One Financial Place Loan. This allocation will cause a Prepayment Interest Shortfall with respect to the Prime Outlets Pool II Whole Loan, which shall be allocated, first, to the Prime Outlets Pool II Subordinate Companion Loan and, second, pro rata, among the Prime Outlets Pool II Pari Passu Companion Loan and the Prime Outlets Pool II Loan, with any Prepayment Interest Shortfall allocated to the Prime Outlets Pool II Loan, net of amounts payable to the 2006-C26 Master Servicer or the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. Further, this allocation will cause a Prepayment Interest Shortfall with respect to the BlueLinx Holdings Pool Whole Loan, which shall be allocated, pro rata, between the BlueLinx Holdings Pool Loan and the BlueLinx Holdings Pool Pari Passu Companion Loan with any Prepayment Interest Shortfall allocated to the BlueLinx Holdings Pool Loan, net of amounts payable to the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. Further, this allocation will cause a

Prepayment Interest Shortfall with respect to the RLJ Hotel Pool Loan Whole Loan, which shall be allocated, pro rata, between the RLJ Hotel Pool Loan and the RLJ Hotel Pool Loan Pari Passu Companion Loans with any Prepayment Interest Shortfall allocated to the RLJ Hotel Pool Loan, net of amounts payable to the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. Lastly, this allocation will cause a Prepayment Interest Shortfall with respect to the 500-512 Seventh Avenue Whole Loan, which shall be allocated, first, to the 500-512 Seventh Avenue Subordinate Companion Loan and, second, pro rata, between the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan with any Prepayment Interest Shortfall allocated to the 500-512 Seventh Avenue Loan, net of amounts payable to the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

Principal Distribution Amount.    So long as the Class A-3 and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the ‘‘Loan Group 1 Principal Distribution Amount’’ and, with respect to Loan Group 2, the ‘‘Loan Group 2 Principal Distribution Amount’’). On each Distribution Date after the Certificate Balances of the Class A-3 Certificates or the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee or the 2006-C26 Master Servicer, as applicable:

(a)    the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee or the 2006-C26 Master Servicer, as applicable, prior to such Collection Period;

(b)    the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c)    with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d)    the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e)    if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding

Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-PB Planned Principal Balance.    The ‘‘Class A-PB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth on Annex F to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates and the Class A-2 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The ‘‘Scheduled Payment’’ due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The ‘‘Assumed Scheduled Payment’’ is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund

Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to the Prime Outlets Pool II Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts that would have been ‘‘due’’ on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to ‘‘Mortgage Loan’’ or ‘‘Mortgage Loans’’ in the definitions of ‘‘Principal Distribution Amount’’ and ‘‘Weighted Average Net Mortgage Rate’’ are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an ‘‘REO Loan’’). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges.    In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates as set forth below. ‘‘Yield Maintenance Charges’’ are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered ‘‘Prepayment Premiums’’.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution

Date in August 2013, 25% to the holders of the Class X-P Certificates and 75% to the holders of the Class X-C Certificates and (b) thereafter, 100% to the holders of the Class X-C Certificates.

The ‘‘Discount Rate’’ applicable to any Class of Offered Certificates and the Class F Certificates, Class G Certificates, Class H Certificates, and Class J Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Distributions of Additional Interest.    On each Distribution Date, any Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, the Class X-C Certificates and the Class X-P Certificates and each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates and Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X-C Certificates), (b) to the holders of the Class D Certificates by means of the subordination of the Class E Certificates and the Non-Offered Certificates (other than the Class X-C Certificates), (c) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class X-C Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class X-C Certificates), (e) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and the Non-Offered Certificates (other than the Class X-C Certificates), (f) to the holders of the Class A-M Certificates, by means of the subordination of the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and the Non-Offered Certificates (other than the Class X-C Certificates) and (g) to the holders of the Class A Certificates and Class X Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above and (ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balances of each of the Class A-1, Class A-2 and Class A-PB Certificates have been reduced to zero, the Class A-PB Certificates will receive principal payments only after the Certificate Balances of each of the Class A-1 and Class A-2 Certificates have been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates, to the extent such Classes remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and Class X Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class D Certificates, until the remaining Certificate

Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes are reduced to zero.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the One Financial Place Whole Loan will be allocated in accordance with the One Financial Place Intercreditor, first, to the One Financial Place Subordinate Companion Loan and, second, to the One Financial Place Loan. Any losses and expenses with respect to the Prime Outlets Pool II Whole Loan will be allocated in accordance with the Prime Outlets Pool Intercreditor Agreement first, to the Prime Outlets Pool II Subordinate Companion Loan and second, pro rata to the Prime Outlets Pool II Loan and the Prime Outlets Pool II pari passu Companion Loan. Any losses and expenses with respect to the BlueLinx Holdings Pool Whole Loan will be allocated in accordance with the BlueLinx Holdings Pool Intercreditor Agreement pro rata to the BlueLinx Holdings Pool Loan and the BlueLinx Holdings Pool Pari Passu Companion Loan. Any losses and expenses with respect to the RLJ Hotel Pool Whole Loan will be allocated in accordance with the RLJ Hotel Pool Intercreditor Agreement pro rata to the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans. Any losses and expenses with respect to the 500-512 Seventh Avenue Whole Loan will be allocated in accordance with the 500-512 Seventh Avenue Intercreditor Agreement first, to the 500-512 Seventh Avenue Subordinate Companion Loan and, second, pro rata to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan.

‘‘Realized Losses’’ are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

‘‘Additional Trust Fund Expenses’’ include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the

Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans (other than the Prime Outlets Pool II Loan, as provided below, but including the BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan that are being serviced by the Master Servicer and the Special Servicer, as applicable) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Trustee, as applicable, will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in ‘‘—Appraisal Reductions’’ below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, except any P&I Advance with respect to the BlueLinx Holdings Pool Pari Passu

Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan (except, with respect to the Master Servicer, the BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan when they are included in a securitization). If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, except any P&I Advance with respect to the BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan, subject to the same limitations, and with the same rights, as described above for the Master Servicer. In general, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the Prime Outlets Pool II Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2006-C26 Master Servicer in accordance with the 2006-C26 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the Prime Outlets Pool II Loan may be reduced by an appraisal reduction amount as calculated under the 2006-C26 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2006-C26 Master Servicer fails to make a required principal and interest advance on the Prime Outlets Pool II Loan pursuant to the 2006-C26 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the Prime Outlets Pool II Loan), the Master Servicer will be required to make the P&I Advance on the Prime Outlets Pool II Loan, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master Servicer and the Trustee may conclusively rely on the non-recoverability determination of the 2006-C26 Master Servicer. If any principal and interest advances are made with respect to the Prime Outlets Pool II Loan under the 2006-C26 Pooling and Servicing Agreement or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2006-C26 Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, including in the event that the 2006-C26 Master Servicer has made a principal and interest advance on the Prime Outlets Pool II Loan that it or the 2006-C26 Special Servicer subsequently determines is not recoverable from expected collections on the Prime Outlets Pool II Loan, from general collections on all Mortgage Loans in the Trust.

The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (‘‘Related Proceeds’’). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a ‘‘Nonrecoverable P&I Advance’’), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

With respect to any recovery of any P&I Advance made by the Master Servicer on a BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan, the Master Servicer may recover such amounts and any interest thereon from the holder of such BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan and at no time from the Trust Fund. In addition, with respect to any nonrecoverable servicing advances made on any Pari Passu Loan and related Pari Passu Companion Loans, the Master Servicer and the Trustee may recover such amounts pro rata from the trust and the related holders of the Pari Passu Companion Loans; provided that, in the event the pro rata shares, together with amounts available for reimbursement to the Master Servicer or the Trustee from general collections under the Pooling and Servicing Agreement, are not sufficient to reimburse the Master Servicer or Trustee, the advancing party may collect the full amount thereof from the related holders of the Pari Passu Companion Loans.

In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an ‘‘Advance’’), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The ‘‘Reimbursement Rate’’ is equal to the ‘‘prime rate’’ published in the ‘‘Money Rates’’ Section of The Wall Street Journal, as such ‘‘prime rate’’ may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Trustee, as applicable, will be required to give S&P and Moody’s at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

Appraisal Reductions

Other than with respect to the Prime Outlets Pool II Loan, upon the earliest of the date (each such date, a ‘‘Required Appraisal Date’’) that (1) any Mortgage Loan (including the BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan) is sixty (60) days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan (including the BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan) has not been paid within 10 business days of its scheduled maturity date, unless the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 business days) and the Special Servicer has, within 10 business days after the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of a binding commitment (acceptable to the Special Servicer) to refinance such Mortgage Loan (including the BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan) within sixty (60) days after the date on which the Special Servicer received such refinance commitment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the BlueLinx Holdings Pool Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan) will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding sixty (60) days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a ‘‘Required Appraisal Loan’’), the Special Servicer is required to obtain (within sixty (60) days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior 12 months. A ‘‘Qualified Appraiser’’ is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the related Mortgaged Property’s property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an ‘‘Appraisal Reduction Amount’’ exists with respect to the related Required Appraisal Loan, such determination to be made by the Special Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Special Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Special Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans to the extent the Special Servicer had actual knowledge of such advance, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan (other than the Prime Outlets Pool II Pari Passu Companion Loan), similar fees and expenses to the extent the Special Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes. See ‘‘—P&I Advances’’ above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. With respect to the Prime Outlets Pool II Loan, the appraisal reduction amount will be calculated under the 2006-C26 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘SERVICING OF THE MORTGAGE LOANS — Servicing of the Prime Outlets Pool II Loan’’ in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse order of payment priorities.

Reports to Certificateholders; Available Information

Trustee Reports.    Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a)    A statement (a ‘‘Distribution Date Statement’’), substantially in the form of Annex C to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

(ii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and the applicable Interest Distribution Amount;

(iii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v)    the Available Distribution Amount;

(vi)    (a) the aggregate amount of P&I Advances (including any such advances made on the Prime Outlets Pool II Loan as required by the 2006-C26 Pooling and Servicing Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii)    the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii)    the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix)    the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x)    the number of Mortgage Loans and the aggregate Stated Principal Balance (immediately after such Distribution Date) of the Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent ninety (90) days or more, (d) as to which foreclosure proceedings have been commenced and (e) with respect to each Specially Serviced Mortgage Loan, the Mortgaged Property type and a brief description of the reason for delinquency and the Mortgage Loan’s status, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee;

(xi)    as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii)    with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii)    with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a ‘‘Final Recovery Determination’’) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv)    the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

(xv)    any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

(xvi)    the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

(xvii)    the Principal Distribution Amount;

(xviii)    the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix)    the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx)    the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates on such Distribution Date;

(xxi)    the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X-P and Class X-C Certificates) and the Notional Amounts of the Class X-P and Class X-C Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii)    the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

(xxiii)    the aggregate amount of interest on P&I Advances (including any such advances made on the Prime Outlets Pool II Loan under the 2006-C26 Pooling and Servicing Agreement) paid to the Master Servicer or the Trustee (or the 2006-C26 Master Servicer, as applicable) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxiv)    the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee (and, if applicable, the 2006-C26 Master Servicer and the 2006-C26 Special Servicer) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxv)    the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

(xxvi)    the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii)    the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii)    the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix)    the original and thereafter, the current credit support levels for each Class of REMIC Regular Certificates;

(xxx)    the original and thereafter, the current ratings for each Class of REMIC Regular Certificates;

(xxxi)    the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxxii)    the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

(xxxiii)    the value of any REO Property included in the Trust Fund as of the end of the Collection Period, based on the most recent appraisal or valuation.

(b)    A ‘‘CMSA Loan Periodic Update File’’ and a ‘‘CMSA Property File’’ (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c)    A ‘‘CMSA Collateral Summary File’’ and a ‘‘CMSA Bond File’’ setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d)    A ‘‘CMSA Reconciliation of Funds Report’’ setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (‘‘SEC’’) through its EDGAR system located at www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a)    CMSA Delinquent Loan Status Report;

(b)    CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c)    CMSA REO Status Report;

(d)    CMSA Servicer Watch List/Portfolio Review Guidelines;

(e)    CMSA Operating Statement Analysis Report;

(f)    CMSA NOI Adjustment Worksheet;

(g)    CMSA Comparative Financial Status Report;

(h)    CMSA Loan Level Reserve/LOC Report; and

(i)    CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (‘‘CMSA’’) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (h) and (i) above are referred to in this prospectus supplement as the ‘‘Unrestricted Servicer Reports’’, and the reports identified in clauses (d), (e), (f) and (h) above are referred to in this prospectus supplement as the ‘‘Restricted Servicer Reports’’.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third-party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘WHERE YOU CAN FIND MORE INFORMATION’’ and ‘‘INCORPORATION

OF CERTAIN INFORMATION BY REFERENCE’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 301-815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates.    Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically.    On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at www.ctslink.com, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

‘‘Privileged Person’’ means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information.    The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer’s certificates delivered by the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Evidence as to Compliance’’ in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the ‘‘Table Assumptions’’ set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 15, 2011
Class A-2	August 15, 2011
Class A-PB	January 15, 2016
Class A-3	July 15, 2016
Class A-1A	July 15, 2016
Class X-P	August 15, 2013
Class A-M	July 15, 2016
Class A-J	July 15, 2016
Class B	August 15, 2016
Class C	August 15, 2016
Class D	August 15, 2016
Class E	August 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE TRUST FUNDS’’ in the accompanying prospectus.

The ‘‘Rated Final Distribution Date’’ with respect to each Class of Offered Certificates is the Distribution Date in July 2045 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See ‘‘RATINGS’’ in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificates as follows: (i) 4.0% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96.0% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the ‘‘Majority Subordinate Certificateholder’’) and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer, the Special Servicer or the Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under ‘‘—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to the Prime Outlets Pool II Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under the 2006-C26 Pooling and Servicing Agreement.

The Trustee

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) is acting as trustee (the ‘‘Trustee’’) pursuant to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee; provided, however, if the Trustee is removed without cause, the removing party shall pay the expenses of appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the ‘‘REMIC Administrator’’). See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Reporting and Other Administrative Matters’’ in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or ‘‘control’’ person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable ‘‘out of pocket’’ expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an ‘‘unanticipated expense incurred by the REMIC’’ within the meaning of Treasury Regulations Section 1.860G 1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees, as of December 31, 2005. Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee has served as loan file custodian for various mortgage loans owned by the Sponsors, including for Mortgage Loans included in the Trust Fund. The terms of the custodial agreements are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the Pooling and Servicing Agreement with respect to the custody of the Mortgage Loans supersede any such custodial agreement. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old

Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Under the terms of the Pooling and Servicing Agreement, the Trustee is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of each REMIC included in the Trust Fund and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust Fund.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage backed and asset backed securities and collateralized debt obligations. As of June 30, 2006, Wells Fargo Bank was acting as trustee on more than 260 series of commercial mortgage backed securities with an aggregate principal balance of approximately $230 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage backed securities transaction.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain on Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment.    The yield to holders of any Offered Certificates (other than the Class X-P Certificates) purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-3 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, and then the Non-Offered Certificates (other than the Class X-C Certificates and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the 2006-C26 Master Servicer or the 2006-C26 Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates and Class A-3 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will generally be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1

Certificates, Class A-2 Certificates, and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates (other than the Class X-P Certificates) may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate (other than the Class X-P Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate (other than the Class X-P Certificates) purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate (other than the Class X-P Certificates) purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates (and the Class X-C Certificates with respect to shortfalls of interest). As more fully described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X Certificates) on a pro rata basis.

Pass-Through Rate.    The yield on the Class A-3 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS—Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans (except 10 Mortgage Loans, representing 7.1% of the Cut-Off Date Pool Balance, which may be prepaid with a Yield Maintenance Charge as of the Closing Date) may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

See ‘‘—Weighted Average Life’’ in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates, on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination.    Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Yield Sensitivity of the Class X-P Certificates.    The yield to maturity on the Class X-P Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) to the extent deemed to reduce the components comprising the Notional Amount of such Class and interest rate reductions on the Mortgage Loans. Accordingly, investors in the Class X-P Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Yield Maintenance Charges and Prepayment Premiums to the Class X-P Certificates is intended to reduce those risks with respect to such Class; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-P Certificates to the extent the related components remained outstanding because a termination would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Yield Maintenance Charges or Prepayment Premiums) and, as a result, investors in the Class X-P Certificates might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES — Termination’’ in this prospectus supplement.

The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X-P Certificates at various prices and constant prepayment rates. The allocation and calculations take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-P Certificates and consequently do not purport to reflect the return on any investment in the Class X-P Certificates when such reinvestment rates are considered.

The table below has been prepared based on the assumption that distributions are made in accordance with ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and on the Table Assumptions in this prospectus supplement and with the assumed respective purchase prices (as a percentage of the Notional Amount of the Class X-P Certificates) of the Class X-P Certificates set forth in the table relating to such Class, plus accrued interest thereon from August 1, 2006 to the Closing Date and on the additional assumption that the Pass-Through Rates for all of the Sequential Pay Certificates are as stated on page S-7 of this prospectus supplement and that the maturity of the Class X-P Certificates will occur on the first Distribution Date on which the Trust Fund is subject to early termination.

Sensitivity to Principal Prepayments of the Pre-Tax Yields to Maturity of the Class X-P Certificates

0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Assumed Purchase Price (32nds)	0% CPR CBE Yield	25% CPR CBE Yield	50% CPR CBE Yield	75% CPR CBE Yield	100% CPR CBE Yield

There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-P Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class X-P Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X-P Certificates.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates, until the Certificate Balance thereof is reduced to zero, and then, to the Class A-3 Certificates, until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-3 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates in that order, in each case until the Certificate Balance of such Class of Certificates, is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Balance for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates and Class A-2 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed to the Class A-PB Certificates until the Certificate Balance of Class A-PB Certificates are reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed ‘‘0% CPR’’ assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR’’, ‘‘50% CPR’’, ‘‘75% CPR’’ and ‘‘100% CPR’’, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a ‘‘Scenario’’). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the ‘‘Table Assumptions’’): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in September 2006, (xiv) the Closing Date for the sale of the Offered Certificates is August 23, 2006, and (xv) generally with respect to Mortgage Loans that permit the lender to apply certain reserves and holdbacks to prepay the Mortgage Loan if certain performance thresholds are not met, the analysis assumes that such amounts are held as additional collateral and not used to prepay the Mortgage Loan.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	88	88	88	88	88
08/15/08	74	74	74	74	74
08/15/09	53	53	53	53	53
08/15/10	27	22	18	13	9
08/15/11	0	0	0	0	0
Weighted Average Life (in years)	2.92	2.86	2.81	2.76	2.65

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	0	0	0	0	0
Weighted Average Life (in years)	4.96	4.93	4.89	4.83	4.55

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	81	75	69	63	54
08/15/13	51	41	31	21	0
08/15/14	30	0	0	0	0
08/15/15	8	0	0	0	0
08/15/16	0	0	0	0	0
Weighted Average Life (in years)	7.24	6.66	6.46	6.32	6.13

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	90
08/15/14	100	98	94	91	87
08/15/15	100	93	89	86	85
08/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.82	9.68	9.55	9.42	9.15

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	98	96	94	73
08/15/10	100	92	85	78	73
08/15/11	70	70	70	70	70
08/15/12	70	70	70	70	70
08/15/13	69	69	69	69	69
08/15/14	69	69	69	69	69
08/15/15	68	68	68	68	68
08/15/16	0	0	0	0	0
Weighted Average Life (in years)	8.31	8.17	8.04	7.92	7.61

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.89	9.89	9.89	9.89	9.68

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.89	9.89	9.89	9.89	9.73

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.90	9.89	9.89	9.73

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.98	9.98	9.90	9.89	9.73

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.98	9.98	9.98	9.89	9.73

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/07	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.98	9.98	9.98	9.90	9.73

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-PB and Class A-3 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘YIELD AND MATURITY CONSIDERATIONS’’ section.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the ‘‘REMIC Regulations’’), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (‘‘REMIC I’’ and ‘‘REMIC II’’) will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the 2006-C26 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the ‘‘regular interests’’ in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in the grantor trust. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Class          Certificates will be treated as having been issued at [a premium], and that the Class      Certificates will be treated as having been issued with [a de minimis amount of original issue discount] and that the Class X-P and Class      Certificates will be issued [with original issue discount] for federal income tax purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates— REMICs’’ and ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the accompanying prospectus.

The Internal Revenue Service (the ‘‘IRS’’) has issued regulations (the ‘‘OID Regulations’’) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

Although unclear for federal income tax purposes, it is anticipated that the Class X-P Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the prepayment assumption (as described above)), over their issue price (including accrued interest, if any). Any ‘‘negative’’ amounts of original issue discount on the Class X-P Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, the holder of a Class X-P Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Class X-P Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations may be promulgated with respect to debt instruments such as the Class X-P Certificates.

The Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a ‘‘real estate investment trust’’ (‘‘REIT’’). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 20.7% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Reporting and Other Administrative Matters’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus.

 ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a ‘‘Plan’’) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (‘‘Similar Law’’).

The US Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption (‘‘PTE’’) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (‘‘Wachovia Securities’’), PTE 93-32 (May 14, 1993) to Nomura Securities International, Inc. (‘‘Nomura Securities’’), PTE 89-89 (October 17, 1989) to Citigroup Global Markets Inc. (‘‘Citigroup’’) , PTE 89-90 (October 17, 1989) to Credit Suisse Securities (USA) LLC (‘‘Credit Suisse’’), PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. (‘‘Goldman’’) and Final Authorization Number 98-08E (April 27, 1998) to LaSalle Financial Services Inc. (‘‘LaSalle’’) (each, an ‘‘Exemption’’ and, collectively, the ‘‘Exemptions’’)), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term ‘‘Underwriter’’ shall include (a) Wachovia Securities, (b) Nomura Securities, (c) Citigroup, (d) Credit Suisse, (e) Goldman, (f) LaSalle, (g) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Nomura Securities, Citigroup, Credit Suisse, Goldman and LaSalle and (h) any member of the underwriting syndicate or selling group of which Wachovia Securities, Nomura Securities, Citigroup, Credit Suisse, Goldman and LaSalle or a person described in (g) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’) or Fitch, Inc. (‘‘Fitch’’) or any successor thereto (each, an ‘‘NRSRO’’). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an

Underwriter. The ‘‘Restricted Group’’ consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a ‘‘Party in Interest,’’ as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

 LEGAL INVESTMENT

The Class A-1, Class A-2, Class A-PB, Class A-3, Class A-M, Class A-J, Class B and Class C Certificates (the ‘‘SMMEA Certificates’’) will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories of Moody's, S&P or another nationally recognized statistical rating organization. The other Classes of Certificates will not constitute ‘‘mortgage related securities’’ for purposes of SMMEA and as a result, the appropriate characterization of those Classes of Offered Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those Classes of Offered Certificates, are subject to significant interpretive uncertainties. Except as to the status of certain Classes of the Offered Certificates as ‘‘mortgage related securities’’, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

 CERTAIN RELATIONSHIPS AMONG PARTIES

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and of Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor, the Master Servicer and the 2006-C26 Master Servicer. This may result in a conflict of interest between the interests of Wachovia Securities and/or its affiliates and the interests of the holders of the Certificates.

Nomura Securities, one of the Underwriters, is an affiliate of one of the Mortgage Loan Sellers and a Sponsor.

 LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

 RATINGS

The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Moody’s (together, the ‘‘Rating Agencies’’):

Class	Expected Ratings from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-3	AAA/Aaa
Class A-1A	AAA/Aaa
Class X-P	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA/Aa2
Class C	AA-/Aa3
Class D	A+/A1
Class E	A/A2

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class X-P Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-P Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders. As described in this prospectus supplement, the amounts payable with respect to the Class X-P Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class X-P Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such certificateholders will nevertheless have been paid and such result is consistent with the ratings received on the Class X-P Certificates. The Class X-P Certificates Notional Amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary to the extent described herein. The rating does not address the timing or magnitude of reduction of the Notional Amount of the Class X-P Certificates, but only the obligation to pay interest timely on the Notional Amount as reduced from time to time. Accordingly, the ratings of the Class X-P Certificates should be evaluated independently from similar ratings on other type of securities.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See ‘‘RISK FACTORS —Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks’’ in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

2006-C26 Controlling Class Representative	S-153
2006-C26 Master Servicer	S-141
2006-C26 Pooling and Servicing Agreement	S-141
2006-C26 Special Servicer	S-142
2006-C26 Transaction	S-89
2006-C26 Trust Fund	S-89
2006-C26 Trustee	S-142
30/360 basis	S-80
30/360 Mortgage Loans	S-80
500-512 Seventh Avenue Control Appraisal Amount	S-98
500-512 Seventh Avenue Control Appraisal Period	S-98
500-512 Seventh Avenue Intercreditor Agreement	S-90
500-512 Seventh Avenue Loan	S-87
500-512 Seventh Avenue Pari Passu Companion Loan	S-88
500-512 Seventh Avenue Special Event of Default	S-99
500-512 Seventh Avenue Subordinate Companion Loan	S-88
500-512 Seventh Avenue Whole Loan	S-88
Accrued Certificate Interest	S-175
actual/360	S-60
Actual/360 basis	S-80
Additional Interest	S-81
Additional Interest Account	S-168
Additional Trust Fund Expenses	S-181
Administrative Cost Rate	S-110
Advance	S-185
AIM Investments Corporate Campus Loan	S-87
Anticipated Repayment Date	S-81
Appraisal Reduction Amount	S-186
ARD Loans	S-81
Assumed Final Distribution Date	S-192
Assumed Scheduled Payment	S-177
Available Distribution Amount	S-167
Balloon Loans	S-80
Balloon Payment	S-80
BlueLinx Holdings Pool Intercreditor Agreement	S-89
BlueLinx Holdings Pool Pari Passu Companion Loan	S-88
BlueLinx Holdings Pool Whole Loan	S-88
Breach	S-131
Capital Imp. Reserve	S-110
Caplease	S-88
Caplease Intercreditor Agreement	S-90
Caplease Junior Subordinate Companion Loan	S-102
Caplease Loan	S-88
Caplease Senior Subordinate Companion Loan	S-102
Caplease Subordinate Companion Loans	S-88
Caplease Whole Loan	S-89
Certificate Account	S-168
Certificate Balance	S-161
Certificate Deferred Interest	S-163
Certificateholders	S-167
Certificates	S-160
Citigroup	S-210
Class	S-160
Class A Certificates	S-160
Class A-PB Planned Principal Balance	S-177
Class X-C Components	S-164
Class X-C Strip Rate	S-164
Class X-P Components	S-165
Class X-P Strip Rate	S-165
CMSA	S-190
CMSA Bond File	S-189
CMSA Collateral Summary File	S-189
CMSA Loan Periodic Update File	S-189
CMSA Property File	S-189
CMSA Reconciliation of Funds Report	S-189
Code	S-126
Co-Lender Loans	S-87
Collection Period	S-166
Companion Loans	S-89
Compensating Interest Payment	S-149
Constant Prepayment Rate	S-202
Controlling Class	S-139
Controlling Class Representative	S-138
Core Material Documents	S-126
Corrected Mortgage Loan	S-141
CPR	S-202
Credit Suisse	S-210
Crossed Group	S-131
Crossed Loan	S-131
Custodian	S-125
Cut-Off Date	S-78
Cut-Off Date Balance	S-78
Cut-Off Date Group 1 Balance	S-78

Cut-Off Date Group 2 Balance	S-78
Cut-Off Date Group Balances	S-78
Cut-Off Date LTV	S-108
Cut-Off Date LTV Ratio	S-108
Cut-Off Date Pool Balance	S-78
D ( )	S-110
Defaulted Lease Claim	S-88
Defaulted Mortgage Loan	S-155
Defeasance	S-110
Defeasance Collateral	S-82
Defect	S-131
Depositor	S-113
Determination Date	S-167
Determination Party	S-131
Discount Rate	S-179
Distributable Certificate Interest	S-175
Distribution Account	S-168
Distribution Date	S-167
Distribution Date Statement	S-187
DSC Ratio	S-107
DSCR	S-107
DTC	S-161
Due Date	S-80
ERISA	S-210
Excess Cash Flow	S-81
Excluded Plan	S-211
Exemption	S-210
Exemptions	S-210
Final Recovery Determination	S-188
Fitch	S-210
Form 8-K	S-132
FSMA	S-3
Gain-on-Sale Reserve Account	S-168
Goldman	S-210
Intercreditor Agreement	S-90
Intercreditor Agreements	S-90
Interest Accrual Period	S-165
Interest Reserve Account	S-168
Interest Reserve Amount	S-168
Interest Reserve Loans	S-168
IRS	S-209
L ( )	S-110
Lakeridge Apartments Loan	S-87
Liquidation Fee	S-148
LNR	S-136
LNR Partners	S-136
Loan Group 1	S-78
Loan Group 1 Principal Distribution Amount	S-176
Loan Group 2	S-78
Loan Group 2 Principal Distribution Amount	S-176
Loan Groups	S-78
Loan Pair	S-133
Loan per Sq. Ft., Unit, Pad, Room or Bed	S-109
Lockout	S-110
Lockout Period	S-110
LTV at ARD or Maturity	S-109
Majority Subordinate Certificateholder	S-194
Master Servicer	S-134
Master Servicing Fee	S-147
Master Servicing Fee Rate	S-147
Maturity Date LTV Ratio	S-109
Mezz Cap Intercreditor Agreement	S-90
Mezz Cap Loan	S-88
Mezz Cap Subordinate Companion Loan	S-88
Mezz Cap Whole Loan	S-89
Moody’s	S-210
Mortgage	S-78
Mortgage Deferred Interest	S-163
Mortgage File	S-125
Mortgage Loan	S-178
Mortgage Loan Purchase Agreement	S-124
Mortgage Loan Purchase Agreements	S-124
Mortgage Loans	S-78, S-148, S-178
Mortgage Note	S-78
Mortgage Pool	S-78
Mortgage Rate	S-80
Mortgaged Property	S-78
NA	S-110
NAV	S-110
Net Aggregate Prepayment Interest Shortfall	S-175
Net Cash Flow	S-107
Net Mortgage Rate	S-166
Nomura	S-80, S-118, S-124
Nomura Co-Lender Loan	S-87
Nomura Mortgage Loans	S-124
Nomura Securities	S-210
Non-Offered Certificates	S-160
Nonrecoverable P&I Advance	S-184
Notional Amount	S-162
NRSRO	S-210

O ( )	S-110
Occupancy Percentage	S-110
Offered Certificates	S-160
OID Regulations	S-209
One Financial Place Loan	S-90
Open Period	S-110
Option Price	S-156
Original Term to Maturity	S-110
Pari Passu Companion Loans	S-89
Pari Passu Loans	S-89
Periodic Payments	S-80
Plan	S-210
Pooling and Servicing Agreement	S-160
Prepayment Interest Excess	S-148
Prepayment Interest Shortfall	S-148
Prepayment Premiums	S-178
Primary Collateral	S-132
Prime Outlets Pool II Control Appraisal Period	S-94
Prime Outlets Pool II Intercreditor Agreements	S-89
Prime Outlets Pool II Loan	S-87
Prime Outlets Pool II Pari Passu Companion Loan	S-87
Prime Outlets Pool II Pari Passu Intercreditor Agreement	S-89
Prime Outlets Pool II Senior Loans	S-94
Prime Outlets Pool II Special Event of Default	S-95
Prime Outlets Pool II Subordinate Companion Loan	S-87
Prime Outlets Pool II Subordinate Intercreditor Agreement	S-89
Prime Outlets Pool II Whole Loan	S-87
Principal Distribution Amount	S-176
Privileged Person	S-191
Prospectus Directive	S-2
PTE	S-210
Purchase Option	S-156
Purchase Price	S-126
P&I	S-135
P&I Advance	S-182
Qualified Appraiser	S-186
Qualified Substitute Mortgage Loan	S-127
Rated Final Distribution Date	S-193
Rating Agencies	S-214
Realized Losses	S-181
Reimbursement Rate	S-185
REIT	S-209
Related Proceeds	S-184
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-3
Remaining Amortization Term	S-110
Remaining Term to Maturity	S-110
REMIC	S-32
REMIC Administrator	S-195
REMIC I	S-208
REMIC II	S-32, S-208
REMIC Regular Certificates	S-160
REMIC Regulations	S-208
REMIC Residual Certificates	S-160
REMIC I	S-32
Rental Property	S-107
REO Extension	S-157
REO Loan	S-178
REO Property	S-140
Replacement Reserve	S-111
Required Appraisal Date	S-186
Required Appraisal Loan	S-186
RLJ Hotel Pool Intercreditor Agreement	S-89
RLJ Hotel Pool Loan	S-87
RLJ Hotel Pool Pari Passu Companion Loans	S-88
RLJ Hotel Pool Whole Loan	S-88
SA	S-135
Scenario	S-202
Scheduled Payment	S-177
SEC	cover, S-190
Securities Act	S-160
Sequential Pay Certificates	S-160
Servicing Fees	S-148
Servicing Standard	S-133
Servicing Transfer Event	S-140
Similar Law	S-210
SMMEA	S-34
SMMEA Certificates	S-212
SNDA	S-142
Special Servicing Fee	S-148
Special Servicing Fee Rate	S-148
Specially Serviced Mortgage Loans	S-141
Stated Principal Balance	S-166
Subordinate Certificates	S-160
Subordinate Companion Loans	S-89
Subordinate Loan	S-106
Substitution Shortfall Amount	S-126
S&P	S-210
Table Assumptions	S-192, S-202

TI/LC Reserve	S-111
Transfer Affidavit and Agreement	S-160
Trust Fund	S-160
Trustee	S-194
Trustee Fee	S-147, S-195
Underwriter	S-210
Underwritten Replacement Reserves	S-110
UPB	S-135
Voting Rights	S-193
WA	S-109
Wachovia	S-80, S-113, S-124
Wachovia Co-Lender Loans	S-87
Wachovia Mortgage Loans	S-124
Wachovia Securities	S-210
Weighted Average Net Mortgage Rate	S-166
Wells Fargo Bank	S-194
Whole Loan	S-89
Whole Loans	S-89
Workout Fee	S-148
Workout-Delayed Reimbursement Amount	S-184
Year Built	S-109
Yield Maintenance Charges	S-178
YM ( )	S-110

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WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

                                    ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE  LOAN
  LOAN    GROUP
 NUMBER  NUMBER                    PROPERTY NAME                                                   ADDRESS
----------------------------------------------------------------------------------------------------------------------------------

    1       1   One Financial Place                              440 South LaSalle Street
    2       1   Prime Outlets Pool II(1)                         Various
  2.01          Prime Outlets at Birch Run                       12240 South Beyer Road
  2.02          Prime Outlets at Williamsburg                    5715-62A Richmond Road
  2.03          Prime Outlets at Hagerstown                      495 Prime Outlets Boulevard
    3       1   One Illinois Center                              111 East Wacker Drive
    4       1   BlueLinx Holdings Pool(1)                        Various
  4.01          Blue Linx - Frederick, MD                        4300 Georgia Pacific Boulevard
  4.02          Blue Linx - Bellingham, MA                       419 Maple Street
  4.03          Blue Linx - University Park, IL                  2101 Dralle Road
  4.04          Blue Linx - Lawrenceville, GA                    200 Hosea Road
  4.05          Blue Linx - Yulee, FL                            86554 Gene Lasserre Boulevard
  4.06          Blue Linx - Newark, CA                           38811 Cherry Street
  4.07          Blue Linx - Butner, NC                           1712 D Street
  4.08          Blue Linx - Ft. Worth, TX                        4747 Mark IV Parkway
  4.09          Blue Linx - City of Industry, CA                 14750 Nelson Avenue
  4.10          Blue Linx - Ypsilanti, MI                        6101 McKean Road
  4.11          Blue Linx - National City, CA                    901 Bay Marina Drive
  4.12          Blue Linx - Englewood, CO                        360 Inverness Drive South
  4.13          Blue Linx - Independence, KY                     10347 Toebben Drive
  4.14          Blue Linx - Bridgeton, MO                        13860 Corporate Woods Trail
  4.15          Blue Linx - Beaverton, OR                        10515 SW Allen Street
  4.16          Blue Linx - N. Kansas City, MO                   1727 Warren Street
  4.17          Blue Linx - Tampa, FL                            815 South 56th Street
  4.18          Blue Linx - Denville, NJ                         1 Luger Road
  4.19          Blue Linx - Woodinville, WA                      12815 NE 178th Street
  4.20          Blue Linx - Denver, CO                           3900 Uvalda Street
  4.21          Blue Linx - Miami, FL                            3201 NW 110th Street
  4.22          Blue Linx - Riverside, CA                        1450 Citrus Street
  4.23          Blue Linx - Houston, TX                          650 Gellhorn Drive
  4.24          Blue Linx - Erwin, TN                            1040 South Industrial Boulevard
  4.25          Blue Linx - Maple Grove, MN                      8175 Jefferson Highway
  4.26          Blue Linx - Pensacola, FL                        4601 McCoy Drive
  4.27          Blue Linx - Elkhart, IN                          225 Collins Road
  4.28          Blue Linx - Tulsa, OK                            5717 North Mingo
  4.29          Blue Linx - Midfield, AL                         1523 Industrial Boulevard
  4.30          Blue Linx - Newtown, CT                          27 South Main Street
  4.31          Blue Linx - Nashville, TN                        331 28Th Ave North
  4.32          Blue Linx - Charlotte, NC                        3300 Parkside Drive
  4.33          Blue Linx - Allentown, PA                        6980 Snowdrift Road
  4.34          Blue Linx - San Antonio, TX                      535 N WW White Road
  4.35          Blue Linx - Richmond, VA                         4700 Bethlehem Road
  4.36          Blue Linx - New Stanton Township, PA             Old Route 119 & Hunker Road
  4.37          Blue Linx - Albuquerque, NM                      1820 Bellamah Avenue NW
  4.38          Blue Linx - Yaphank, NY                          319 Yaphank Avenue
  4.39          Blue Linx - Portland, ME                         508 Warren Avenue
  4.40          Blue Linx - Memphis, TN                          4287 Pilot Drive
  4.41          Blue Linx - Shelburne, VT                        142 Pine Haven Shore Road
  4.42          Blue Linx - Fargo, ND                            3941 15th Avenue North
  4.43          Blue Linx - Shreveport, LA                       2801 Valley View Drive
  4.44          Blue Linx - Lake City, FL                        694 SE County Road 245
  4.45          Blue Linx - Little Rock, AR                      3101 Dugan Street
  4.46          Blue Linx - Virginia Beach, VA                   200 Price Street
  4.47          Blue Linx - Tallmadge, OH                        550 Munroe Falls Road
  4.48          Blue Linx - Eagan, MN                            2871 West Service Road
  4.49          Blue Linx - Springfield, MO                      3220 East Cherry Street
  4.50          Blue Linx - Sioux Falls, SD                      4501 North 4th Avenue
  4.51          Blue Linx - El Paso, TX                          6990 Market Street
  4.52          Blue Linx - Des Moines, IA                       5631 NE 17th Street
  4.53          Blue Linx - Harlingen, TX                        3028 Wilson Road
  4.54          Blue Linx - Grand Rapids, MI                     825 Buchanan Avenue SW
  4.55          Blue Linx - North Charleston, SC                 4290 Atlanta Street
  4.56          Blue Linx - Wausau, WI                           809 South 62nd Avenue
  4.57          Blue Linx - Lubbock, TX                          702 East 44th Street
  4.58          Blue Linx - Pearl, MS                            555 Gulf Line Road
    5       1   RLJ Hotel Pool(1)(2)                             Various
  5.01          Marriott - Denver, CO                            10345 Park Meadows Drive
  5.02          Marriott - Bedford Park, IL                      6520 S Cicero Avenue
  5.03          Renaissance - Plantantion, FL                    1230 Pine Island Road
  5.04          Marriott - Austin, TX                            4415 S IH 35
  5.05          Hilton Garden Inn - Bedford Park, IL             6530 S Cicero Avenue
  5.06          Residence Inn - Plantation, FL                   130 N University Drive
  5.07          Renaissance - Broomfield, CO                     500 Flatiron Boulevard
  5.08          Courtyard - Salt Lake City, UT                   4843 W Douglas Corrigan
  5.09          Residence Inn Galleria - Houston, TX             2500 McCue Road
  5.10          Hampton Inn - Bedford Park, IL                   6540 S Cicero Avenue
  5.11          Marriott - Pontiac, MI                           3600 Centerpoint Parkway
  5.12          Holiday Inn Express - Bedford Park, IL           6500 S Cicero Avenue
  5.13          Courtyard - Austin, TX                           9409 Stonelake Boulevard
  5.14          Springhill Suites - Austin, TX                   4501 S IH 35
  5.15          Residence Inn - Round Rock, TX                   2505 S IH 35
  5.16          Residence Inn - Austin, TX                       3713 Tudor Boulevard
  5.17          Courtyard - Tampa, FL                            10152 Palm River Road
  5.18          Residence Inn - Pontiac, MI                      3333 Centerpoint Parkway
  5.19          Residence Inn - Schaumberg, IL                   1610 McConnor Parkway
  5.20          Sleep Inn - Bedford Park, IL                     6650 S Cicero Avenue
  5.21          Springhill Suites - Schaumberg, IL               1550 McConnor Parkway
  5.22          Fairfield Inn & Suites - Brandon, FL             10150 Palm River Road
  5.23          Courtyard - Fort Wayne, IN                       1619 W Washington Center Road
  5.24          Courtyard - Louisville, KY                       10200 Champion Farms Drive
  5.25          Courtyard - Merrillville, IN                     7850 Rhode Island Avenue
  5.26          Residence Inn - Louisville, CO                   845 Coal Creek Circle
  5.27          Residence Inn - Fishers, IN                      9765 Crosspoint Boulevard
  5.28          Courtyard - Sugarland, TX                        12655 Southwest Freeway
  5.29          Residence Inn - Sugarland, TX                    12703 Southwest Freeway
  5.30          Fairfield Inn & Suites - Merrillville, IN        8275 Georgia Street
  5.31          Courtyard - Mesquite, TX                         2300 Highway 67
  5.32          Residence Inn - Merrillville, IN                 8018 Delaware Place
  5.33          Courtyard - Mishawaka, IN                        4825 North Main Street
  5.34          Courtyard - Pontiac, MI                          3555 Centerpoint Parkway
  5.35          Residence Inn II - Austin, TX                    4537 S IH-35
  5.36          Hampton Inn - Merrillville, IN                   8353 Georgia Street
  5.37          Holiday Inn Express - Merrillville, IN           8375 Georgia Street
  5.38          Courtyard - Valparaiso, IN                       2301 E Morthland Drive
  5.39          Fairfield Inn & Suites - Austin, TX              4525 S IH 35
  5.40          Holiday Inn Select - Grand Rapids, MI            3063 Lake Eastbrook Boulevard
  5.41          Residence Inn - South Bend, IN                   716 N Niles Avenue
  5.42          Courtyard - Benton Harbor, MI                    1592 Mall Drive
  5.43          Fairfield Inn & Suites - Valparaiso, IN          2101 E Morthland Drive
    6       1   500-512 Seventh Avenue(1)                        500 & 512 Seventh Avenue, 228 West 38th Street
    7       1   Glendale Center                                  611 North Brand Boulevard
    8       1   Harden Ranch Plaza                               1490 North Main Street
    9       2   Bacara and Montelena at the Canyons              19920 and 19940 North 23rd Avenue
   10       1   Yuma Palms Regional Center                       1305-1550 South Yuma Palms Parkway
   11       1   Pan Am Building                                  1600 Kapiolani Boulevard
   12       1   Embassy Suites - South Lake Tahoe, CA            4130 Lake Tahoe Boulevard
   13       1   Sierra Health Services                           2716 North Tenaya Way
   14       1   Beverly Hills Office Pool                        Various
  14.01         Wilshire Doheny Building                         9090 Wilshire Boulevard
  14.02         Wilshire La Peer Building                        8942 Wilshire Boulevard
  14.03         Wilshire Palm Building                           9150 Wilshire Boulevard
   15       1   Montecito Plaza                                  209-473 Third Street
   16       1   AIM Investments Corporate Campus                 4350, 4340, 4346 South Monaco Street
   17       2   Shorepark at Riverlake                           7952 Pocket Road
   18       1   National Bank Plaza                              3101 North Central Avenue
   19       2   Vista Pointe Apartment Homes(2)                  175 South Rio Vista Street
   20       2   Acacia Park Apartments                           5280 North Little Mountain Drive
   21       1   Montrose Metro Centre I                          11921 Rockville Pike
   22       1   55 Francisco Street                              55 Francisco Street
   23       2   AMLI on Spring Mill                              14637 Handel Drive
   24       2   Woodcreek Apartments                             3280 SW 170th Avenue
   25       1   Regency Park Shopping Center                     9148 Metcalf Avenue
   26       2   Bay Village Apartments                           1107 Porter Street
   27       1   Encino Town Center                               17130-17240 Ventura Boulevard
   28       2   Carmel Center                                    675 Beacon Street
   29       2   Hampton Bay Apartments                           6305 South 238th Place
   30       1   Jay Street Technology Centre                     3101-3151 Jay Street
   31       1   Philadelphia Design and Distribution Center      4422-88 Wissahickon Avenue
   32       2   Rancho Las Brisas Apartments                     40125 Los Alamos Road
   33       1   Cicero Market Place                              5701 East Circle Drive
   34       2   AMLI at Killian Creek                            2300 Country Walk
   35       1   Sheraton - Towson, MD                            903 Dulaney Valley Road
   36       1   Copperfield Village Shopping Center              7081 State Highway 6 North
   37       2   Bridford Lake                                    1150 Bridford Lake Circle
   38       1   Medici Apartment Homes                           4450 El Centro Road
   39       1   315 South Beverly Drive                          315 South Beverly Drive
   40       1   Village Mall(2)                                  2917 North Vermilion Street
   41       1   DEA Building - Detroit(3)                        431 Howard Street
   42       1   545 West 111th Street                            545 West 111th Street
   43       1   1200 South Avenue                                1200 South Avenue
   44       2   Sterling University Village                      117 Holleman Drive West
   45       1   Montrose Metro Centre II                         11919 Rockville Pike
   46       2   Conner Farms                                     11400 Gables Drive
   47       2   Park West End Apartments                         5300 Glenside Drive
   48       1   Midtown Plaza                                    1800 Snow Road
   49       2   Wilshire Place                                   6000 Hollister Street
   50       2   Oak Park Manor                                   13600 Kenwood Street
   51       2   Springwells Park                                 15630 Middlebury Drive
   52       1   101 North Monroe Street                          101 North Monroe Street
   53       1   Chino Towne Center                               12101-12233 Central Avenue
   54       2   AMLI at Eagle Creek                              5525 Elkhorn Drive
   55       1   Melville New York Pool(2)                        Various
  55.01         50 Republic Road                                 50 Republic Road
  55.02         40 Marcus Drive                                  40 Marcus Drive
   56       2   Parkwood East Apartments                         1720 Kirkwood Drive
   57       1   Centennial Plaza                                 NWC West 5th Street and South A Street
   58       1   Model T Plaza                                    14100-14140 Woodward Avenue
   59       1   Hamilton Financial Center                        9201 Fourth Avenue
   60       2   Villas by the Lake Apartments                    1 Lakeview Way
   61       1   Hampton Inn - Charlotte, NC                      6700 Phillips Place Court
   62       2   Champions Club Apartments                        4200 Harwin Place
   63       2   Forest Hill MHP                                  7700-7800 Forest Hill Drive
   64       2   Lincoln Towers Apartments                        15075 Lincoln Road
   65       1   Carmel Village                                   7510 Pineville-Matthews Road
   66       1   Point West Business Park                         1800-1832 Tribute Road
   67       1   North Oaks Village Pool                          Various
  67.01         North Oaks Village Center Retail Center          111-123 & 845-895 Village Center Drive
  67.02         Village Center Financial Building                100 Village Center Drive
  67.03         Village Center Professional Building             700 Village Center Drive
   68       2   Adagio Apartments                                15645 North 35th Avenue
   69       2   Lakeridge Apartments                             6155 Plumas Street
   70       1   Cherry Creek Business Park                       7808 Cherry Creek Drive South
   71       1   Spring Hill Plaza                                4935 Columbia Pike
   72       1   Wrigley Marketplace                              141-281 East Willow Street
   73       1   Westbrooke Village Shopping Center North         7311-7399 Quivira Road
   74       1   Shoppes at Brentwood Hills                       782 Old Hickory Boulevard
   75       2   Deerwood Meadows                                 6400 Old Oak Ridge Road
   76       1   10333 Harwin - Houston, TX                       10333 Harwin Drive
   77       2   The Cardinal                                     6400 Oak Ridge Road
   78       1   Hampton Inn and Suites Tucson Mall - Tucson, AZ  5950 North Oracle Road
   79       1   Watauga Town Center                              8428 Denton Highway
   80       1   Candler-McAfee                                   2000 candler road
   81       1   Fountain Court                                   6255 Manatee Avenue West
   82       1   Pinetree Plaza Shopping Center                   US 50 at State Highway 291
   83       1   Concord Place                                    10638 Concord Road
   84       1   Square Lake Park II                              1750 South Telegraph
   85       1   Gaige House Inn - Glen Ellen, CA                 13540 Arnold Drive
   86       2   Hill at Woodway Apartments                       10951 Laureate Drive
   87       1   Gander Mountain - Blaine, MN                     10650 Baltimore Street NE
   88       1   Westbrooke Village Shopping Center South         7405-7471 Quivira Road
   89       1   Mack-Alter Square Shopping Center                14630-14820 Mack Avenue
   90       1   8070-8080 Melrose Avenue                         8070-8080 Melrose Avenue and 662 North Crescent Heights Boulevard
   91       1   Courtyard by Marriott - Cromwell, CT             4 Sebethe Drive
   92       2   Deerfield Woods                                  19559 Farmington Road
   93       2   Cedar Village MHP                                10701 Cedar Avenue
   94       1   Walgreens-153 Kearny                             153 Kearny Street
   95       2   Arabian Gardens MHP                              81600 Fred Waring Drive
   96       1   TownePlace Suites - Tucson, AZ                   405 West Rudasill Road
   97       1   Fairfield Inn - Hammond, IN                      7720 Corinne Drive
   98       1   8250-8256 Melrose Avenue                         8250-8256 Melrose Avenue and 661 North Harper Avenue
   99       1   Coolwood Plaza                                   2168-2274 U.S. Highway 30
   100      1   575 West Crossroads Parkway                      575 West Crossroads Parkway
   101      1   Sav-On - San Pedro, CA                           700 South Gaffney Street
   102      1   Wakefield Business Park                          1512-1518 Jabez Run Road
   103      1   Westwood MHC                                     100 Westwood Circle
   104      1   JC Penney - Independence, MO                     17610 East 39th Street
   105      1   Lakeside @ Lyons                                 6810 & 6820 Lyons Technology Circle
   106      1   Bernalillo Marketplace                           120-180 East US HIghway 550
   107      1   8007-8013 Melrose Avenue                         8007-8013 Melrose Avenue
   108      1   Pinebrook Commerce Center                        2470 Satellite Boulevard
   109      1   Sav-On - Duarte, CA                              2315, 2325-2327 Huntington Drive
   110      1   17043 El Camino                                  17043-17049 El Camino Real
   111      2   Stephenson House                                 27700 Stephenson Highway
   112      1   Comfort Inn - Mystic, CT                         48 Whitehall Avenue
   113      1   Walgreens - Baltimore, MD                        6301 York Road
   114      1   1420 Chicago                                     1420 Chicago Avenue
   115      1   Holiday Inn Express - Southington, CT            120 Laning Street
   116      1   Fairfield Inn & Suites - Cherokee, NC            568 Painttown Road
   117      2   Garden Valley MHC                                8622 South Zarzamora Street
   118      1   The Suffolk County Department of Health Building 225 Rabro Drive
   119      1   Days Inn - Asheville, NC                         201 Tunnel Road
   120      1   New Kent Crossing Shopping Center                2583 New Kent Highway
   121      1   Comfort Suites - Pineville, NC                   10415 Centrum Parkway
   122      1   Walgreens - Albany, OR                           1700 Pacific Boulevard SE
   123      1   Best Western - Ramsey, NJ                        1315 Route 17 South
   124      1   La Posada Lodge & Casitas - Tucson, AZ           5900 North Oracle Road
   125      1   Southern Shores                                  1 Ocean Boulevard
   126      1   Lakemont Ridge RV & MHC                          2000 Maine Street
   127      1   Walgreens - Christiansburg, VA                   2460 North Franklin Street
   128      1   Hawthorn Suites - Huntersville, NC               16905 Caldwell Creek
   129      1   The Latrobe Office Building                      901 North Charles Street
   130      1   Stonehue Retail Center                           20323 Huebner Road
   131      1   San Antonio Retail Pool                          Various
 131.01         South Flores Street                              6723 South Flores Street
 131.02         Churchill West Shopping Center                   1031 Patricia Drive
   132      1   Walgreens - Taylorville, IL                      315 North Webster Street
   133      1   Walgreens - New Kensington, PA                   2455 Leechburg Road
   134      1   Shell Creek Park                                 35711 Washington Loop Road
   135      1   Bangs MHP                                        30 Kendall Pond Road
   136      1   CVS - Orlando, FL                                13300 East Colonial Drive
   137      1   Jacob Heights Phase III                          533 Joseph Path
   138      2   Lemans Apartments                                945 East 4500 South
   139      1   Sedalia Medical Office Building                  1521 Hendron Road
   140      1   CVS - Robertsdale, AL                            21975 Highway 59
   141      1   CVS - Haines City, FL                            35799 US Highway 27
   142      1   Walgreens - Glen Burnie, MD                      6700 Ritchie Highway
   143      1   CVS - Gulfport, MS                               1422 East Pass Road
   144      1   Big Lots Plaza                                   6569 Sawmill Road
   145      1   Conn's - San Antonio, TX                         11751 West FM 1604
   146      1   Irongate Village Shopping Center                 2345 Memorial Drive (U.S. 231)
   147      2   Pineview Apartments                              700 Pollard Street
   148      1   Kodiak Self Storage                              4971 Stough Road
   149      2   Sherwood & Bourne End Pool                       Various
 149.01         Bourne End MHP                                   3 Wycombe Drive
 149.02         Sherwood Cout MHP                                906 West Main Street
   150      1   Office Depot - Warrensburg, MO                   133 East Parsons Avenue
   151      1   CVS - Columbia, TN II                            627 S. James Campbell Boulevard
   152      1   CVS - Columbia, TN I                             814 Nashville Highway
   153      1   Rocky Branch Shopping Center                     3511 East Race Avenue Street
   154      1   CVS - Portsmouth, OH                             2812 Scioto Trail
   155      1   Rite Aid - Cleveland, OH                         3402 Clark Avenue
   156      1   Rite Aid - Fremont, OH                           2020 West State Street
   157      1   Family Dollar and Charter One Bank               12212-12224 Madison Avenue
   158      1   Quality Inn & Suites - Hickory, NC               1725 13th Avenue Drive Northwest
   159      1   Advance Auto Parts - Holland Township, MI        12424 Riley Street
   160      1   Crown Building                                   1451 Quail Street
   161      1   Advance Auto Parts - Holland, MI                 927 South Washington
   162      1   Advance Auto Parts - Zeeland, MI                 59 West Washington

MORTGAGE
  LOAN                                                   CROSS COLLATERALIZED AND CROSS          LOAN       MORTGAGE
 NUMBER          CITY            STATE   ZIP CODE            DEFAULTED LOAN FLAG                PURPOSE    LOAN SELLER
----------------------------------------------------------------------------------------------------------------------

    1     Chicago                 IL      60605                                               Acquisition   Wachovia
    2     Various               Various  Various                                               Refinance    Wachovia
  2.01    Birch Run               MI      48415
  2.02    Williamsburg            VA      23188
  2.03    Hagerstown              MD      21740
    3     Chicago                 IL      60611                                               Acquisition   Wachovia
    4     Various               Various  Various                                               Refinance    Wachovia
  4.01    Frederick               MD      21704
  4.02    Bellingham              MA      02019
  4.03    University Park         IL      60466
  4.04    Lawrenceville           GA      30045
  4.05    Yulee                   FL      32097
  4.06    Newark                  CA      94560
  4.07    Butner                  NC      27509
  4.08    Fort Worth              TX      76106
  4.09    City of Industry        CA      91744
  4.10    Ypsilanti Township      MI      48197
  4.11    National City           CA      91950
  4.12    Englewood               CO      80112
  4.13    Independence            KY      41051
  4.14    Bridgeton               MO      63044
  4.15    Beaverton               OR      97005
  4.16    North Kansas City       MO      64116
  4.17    Tampa                   FL      33619
  4.18    Denville                NJ      07834
  4.19    Woodinville             WA      98072
  4.20    Denver                  CO      80239
  4.21    Miami                   FL      33167
  4.22    Riverside               CA      92507
  4.23    Houston                 TX      77029
  4.24    Erwin                   TN      37650
  4.25    Maple Grove             MN      55369
  4.26    Pensacola               FL      32503
  4.27    Elkhart                 IN      46516
  4.28    Tulsa                   OK      74117
  4.29    Midfield                AL      35228
  4.30    Newtown                 CT      06470
  4.31    Nashville               TN      37209
  4.32    Charlotte               NC      28208
  4.33    Allentown               PA      18106
  4.34    San Antonio             TX      78219
  4.35    Richmond                VA      23230
  4.36    New Stanton Township    PA      15672
  4.37    Albuquerque             NM      87104
  4.38    Yaphank                 NY      11980
  4.39    Portland                ME      04103
  4.40    Memphis                 TN      38118
  4.41    Shelburne               VT      05482
  4.42    Fargo                   ND      58102
  4.43    Shreveport              LA      71108
  4.44    Lake City               FL      32025
  4.45    Little Rock             AR      72206
  4.46    Virginia Beach          VA      23462
  4.47    Tallmadge               OH      44278
  4.48    Eagan                   MN      55121
  4.49    Springfield             MO      65802
  4.50    Sioux Falls             SD      57104
  4.51    El Paso                 TX      79915
  4.52    Des Moines              IA      50313
  4.53    Harlingen               TX      78552
  4.54    Grand Rapids            MI      49507
  4.55    North Charleston        SC      29418
  4.56    Wausau                  WI      54401
  4.57    Lubbock                 TX      79404
  4.58    Pearl                   MS      39208
    5     Various               Various  Various                                              Acquisition   Wachovia
  5.01    Denver                  CO      80124
  5.02    Bedford Park            IL      60638
  5.03    Plantation              FL      33324
  5.04    Austin                  TX      78744
  5.05    Bedford Park            IL      60638
  5.06    Plantation              FL      33324
  5.07    Broomfield              CO      80021
  5.08    Salt Lake City          UT      84116
  5.09    Houston                 TX      77056
  5.10    Bedford Park            IL      60638
  5.11    Pontiac                 MI      48341
  5.12    Bedford Park            IL      60638
  5.13    Austin                  TX      78759
  5.14    Austin                  TX      78744
  5.15    Round Rock              TX      78664
  5.16    Austin                  TX      78759
  5.17    Tampa                   FL      33619
  5.18    Pontiac                 MI      48341
  5.19    Schaumburg              IL      60173
  5.20    Bedford Park            IL      60638
  5.21    Schaumburg              IL      60173
  5.22    Brandon                 FL      33619
  5.23    Fort Wayne              IN      46818
  5.24    Louisville              KY      40241
  5.25    Merrillville            IN      46410
  5.26    Louisville              CO      80027
  5.27    Fishers                 IN      46256
  5.28    Sugarland               TX      77477
  5.29    Sugarland               TX      77477
  5.30    Merrillville            IN      46410
  5.31    Mesquite                TX      75150
  5.32    Merrillville            IN      46410
  5.33    Mishawaka               IN      46545
  5.34    Pontiac                 MI      48341
  5.35    Austin                  TX      78744
  5.36    Merrillville            IN      46410
  5.37    Merrillville            IN      46410
  5.38    Valparaiso              IN      46383
  5.39    Austin                  TX      78744
  5.40    Grand Rapids            MI      49512
  5.41    South Bend              IN      46617
  5.42    Benton Harbor           MI      49022
  5.43    Valparaiso              IN      46383
    6     New York                NY      10018                                                Refinance    Wachovia
    7     Glendale                CA      91203                                                Refinance     Nomura
    8     Salinas                 CA      93906                                                Refinance    Wachovia
    9     Phoenix                 AZ      85027                                               Acquisition   Wachovia
   10     Yuma                    AZ      85365                                               Acquisition    Nomura
   11     Honolulu                HI      96813                                                Refinance     Nomura
   12     South Lake Tahoe        CA      96150                                                Refinance     Nomura
   13     Las Vegas               NV      89128                                               Acquisition   Wachovia
   14     Beverly Hills           CA      90211                                                Refinance    Wachovia
  14.01   Beverly Hills           CA      90211                                                Refinance
  14.02   Beverly Hills           CA      90211                                                Refinance
  14.03   Beverly Hills           CA      90211                                                Refinance
   15     San Rafael              CA      94901                                                Refinance    Wachovia
   16     Denver                  CO      80237                                               Acquisition   Wachovia
   17     Sacramento              CA      95831                                               Acquisition   Wachovia
   18     Phoenix                 AZ      85012                                               Acquisition   Wachovia
   19     Anaheim                 CA      92806                                               Acquisition   Wachovia
   20     San Bernardino          CA      92407                                                Refinance    Wachovia
   21     Rockville               MD      20852                                               Acquisition   Wachovia
   22     San Francisco           CA      94111                                                Refinance    Wachovia
   23     Carmel                  IN      46032                                               Acquisition   Wachovia
   24     Beaverton               OR      97007                                               Acquisition   Wachovia
   25     Overland Park           KS      66212                                               Acquisition   Wachovia
   26     Vallejo                 CA      94590                                               Acquisition   Wachovia
   27     Encino                  CA      91316                                                Refinance     Nomura
   28     Carmel                  IN      46032                                               Acquisition   Wachovia
   29     Kent                    WA      98032                                               Acquisition   Wachovia
   30     Santa Clara             CA      95054                                               Acquisition   Wachovia
   31     Philadelphia            PA      19144                                               Acquisition   Wachovia
   32     Murrieta                CA      92562                                               Acquisition    Nomura
   33     Cicero                  NY      13039                                               Acquisition   Wachovia
   34     Snellville              GA      30039                                               Acquisition   Wachovia
   35     Towson                  MD      21204                                                Refinance    Wachovia
   36     Houston                 TX      77084                                               Acquisition   Wachovia
   37     Greensboro              NC      27407                                               Acquisition   Wachovia
   38     Sacramento              CA      95834                                               Acquisition   Wachovia
   39     Beverly Hills           CA      90212                                                Refinance     Nomura
   40     Danville                IL      61832                                               Acquisition    Nomura
   41     Detroit                 MI      48226                                               Acquisition    Nomura
   42     New York                NY      10025                                               Acquisition   Wachovia
   43     Staten Island           NY      10314                                                Refinance    Wachovia
   44     College Station         TX      77840                                               Acquisition   Wachovia
   45     Rockville               MD      20852                                               Acquisition   Wachovia
   46     Fishers                 IN      46038                                               Acquisition   Wachovia
   47     Richmond                VA      23228                                               Acquisition   Wachovia
   48     Cleveland               OH      44134                                               Acquisition   Wachovia
   49     Houston                 TX      77040                                               Acquisition   Wachovia
   50     Oak Park                MI      48237          Michigan Multifamily Portfolio       Acquisition   Wachovia
   51     Dearborn                MI      48120          Michigan Multifamily Portfolio       Acquisition   Wachovia
   52     Tallahassee             FL      32301                                                Refinance    Wachovia
   53     Chino                   CA      91710                                               Acquisition   Wachovia
   54     Indianapolis            IN      46254                                               Acquisition   Wachovia
   55     Melville                NY      11747                                                Refinance    Wachovia
  55.01   Melville                NY      11747
  55.02   Melville                NY      11747
   56     Fort Collins            CO      80525                                               Acquisition   Wachovia
   57     Oxnard                  CA      93030                                                Refinance     Nomura
   58     Highland Park           MI      48203                                               Acquisition    Nomura
   59     Brooklyn                NY      11209                                                Refinance    Wachovia
   60     Jonesboro               GA      30238                                               Acquisition   Wachovia
   61     Charlotte               NC      28210                                                Refinance    Wachovia
   62     Glen Allen              VA      23060                                               Acquisition   Wachovia
   63     Fort Worth              TX      76140                                               Acquisition    Nomura
   64     Oak Park                MI      48237                                                Refinance     Nomura
   65     Charlotte               NC      28226                                                Refinance    Wachovia
   66     Sacramento              CA      95815                                               Acquisition   Wachovia
   67     North Oaks              MN      55127                                                Refinance    Wachovia
  67.01   North Oaks              MN      55127
  67.02   North Oaks              MN      55127
  67.03   North Oaks              MN      55127
   68     Phoenix                 AZ      85053                                               Acquisition   Wachovia
   69     Reno                    NV      89519                                                Refinance     Nomura
   70     Denver                  CO      80231                                               Acquisition    Nomura
   71     Spring Hill             TN      37174                                                Refinance    Wachovia
   72     Long Beach              CA      90806                                               Acquisition   Wachovia
   73     Shawnee                 KS      66216                                               Acquisition   Wachovia
   74     Nashville               TN      37027                                                Refinance    Wachovia
   75     Greensboro              NC      27410                                               Acquisition   Wachovia
   76     Houston                 TX      77036                  B&R Portfolio                Acquisition    Nomura
   77     Greensboro              NC      27410                                               Acquisition   Wachovia
   78     Tucson                  AZ      85704             Arizona Hotel Portfolio            Refinance    Wachovia
   79     Watauga                 TX      76148                                               Acquisition   Wachovia
   80     Decatur                 GA      30032                                                Refinance    Wachovia
   81     Bradenton               FL      34209                                                Refinance    Wachovia
   82     Lees Summit             MO      64063                                               Acquisition   Wachovia
   83     Brentwood               TN      37027                                                Refinance    Wachovia
   84     Bloomfield Township     MI      48302                                                Refinance     Nomura
   85     Glen Ellen              CA      95442                                               Acquisition   Wachovia
   86     San Antonio             TX      78249                                                Refinance    Wachovia
   87     Blaine                  MN      55449                                               Acquisition   Wachovia
   88     Shawnee                 KS      66216                                               Acquisition   Wachovia
   89     Detroit                 MI      48215                                                Refinance     Nomura
   90     Los Angeles             CA      90046                                                Refinance     Nomura
   91     Cromwell                CT      06416                                                Refinance    Wachovia
   92     Livonia                 MI      48152          Michigan Multifamily Portfolio       Acquisition   Wachovia
   93     Bloomington             CA      92316                                                Refinance     Nomura
   94     San Francisco           CA      94108                                                Refinance     Nomura
   95     Indio                   CA      92201                                                Refinance     Nomura
   96     Tucson                  AZ      85704             Arizona Hotel Portfolio            Refinance    Wachovia
   97     Hammond                 IN      46323                                               Acquisition   Wachovia
   98     Los Angeles             CA      90046                                                Refinance     Nomura
   99     Valparaiso              IN      46385                                                Refinance    Wachovia
   100    Bolingbrook             IL      60440                                               Acquisition   Wachovia
   101    San Pedro               CA      90731                                               Acquisition   Wachovia
   102    Millersville            MD      21108                                                Refinance    Wachovia
   103    Macon                   GA      31206                                               Acquisition    Nomura
   104    Independence            MO      64055                                               Acquisition   Wachovia
   105    Coconut Creek           FL      33073                                                Refinance    Wachovia
   106    Bernalillo              NM      87004                                               Acquisition    Nomura
   107    Los Angeles             CA      90046                                                Refinance     Nomura
   108    Duluth                  GA      30096                                                Refinance    Wachovia
   109    Duarte                  CA      91010                                                Refinance    Wachovia
   110    Houston                 TX      77058                  B&R Portfolio                Acquisition    Nomura
   111    Madison Heights         MI      48071          Michigan Multifamily Portfolio       Acquisition   Wachovia
   112    Mystic                  CT      06355                                                Refinance    Wachovia
   113    Baltimore               MD      21212               Walgreens Portfolio             Acquisition   Wachovia
   114    Evanston                IL      60201                                                Refinance    Wachovia
   115    Southington             CT      06489                                                Refinance    Wachovia
   116    Cherokee                NC      28719                                                Refinance     Nomura
   117    San Antonio             TX      78224                                                Refinance     Nomura
   118    Hauppauge               NY      11788                                               Acquisition   Wachovia
   119    Asheville               NC      28805                                                Refinance     Nomura
   120    Quinton                 VA      23141                                                Refinance    Wachovia
   121    Pineville               NC      28134    Hickory Hospitality Investments Portfolio   Refinance     Nomura
   122    Albany                  OR      97321                                               Acquisition   Wachovia
   123    Ramsey                  NJ      07446                                                Refinance     Nomura
   124    Tucson                  AZ      85704             Arizona Hotel Portfolio            Refinance    Wachovia
   125    Southern Shores         NC      27949                                                Refinance    Wachovia
   126    Frostproof              FL      33843                                                Refinance     Nomura
   127    Christiansburg          VA      24073                                               Acquisition   Wachovia
   128    Huntersville            NC      28078                                               Acquisition    Nomura
   129    Baltimore               MD      21201                                               Acquisition   Wachovia
   130    San Antonio             TX      78258                                               Acquisition    Nomura
   131    San Antonio             TX     Various                                               Refinance     Nomura
 131.01   San Antonio             TX      78221                                                Refinance
 131.02   San Antonio             TX      78213                                                Refinance
   132    Taylorville             IL      62568                                               Acquisition   Wachovia
   133    New Kensington          PA      15068                                               Acquisition   Wachovia
   134    Punta Gorda             FL      33982                                                Refinance     Nomura
   135    Derry                   NH      03038                                                Refinance     Nomura
   136    Orlando                 FL      32826                                               Acquisition   Wachovia
   137    Mankato                 MN      56001                                               Acquisition   Wachovia
   138    Salt Lake City          UT      84117                                                Refinance    Wachovia
   139    Groveport               OH      43125                                                Refinance     Nomura
   140    Robertsdale             AL      36567                                               Acquisition   Wachovia
   141    Haines City             FL      33844                                               Acquisition   Wachovia
   142    Glen Burnie             MD      21061               Walgreens Portfolio             Acquisition   Wachovia
   143    Gulf Port               MS      39507                                               Acquisition   Wachovia
   144    Dublin                  OH      43017                                               Acquisition    Nomura
   145    San Antonio             TX      78250                                               Acquisition   Wachovia
   146    Murfreesboro            TN      37129                                                Refinance    Wachovia
   147    Jasper                  TX      75951                                               Acquisition    Nomura
   148    Concord                 NC      28027                                                Refinance     Nomura
   149    Peru                    IN      46970                                                Refinance     Nomura
 149.01   Peru                    IN      46970                                                Refinance
 149.02   Peru                    IN      46970                                                Refinance
   150    Warrensburg             MO      64093                                               Acquisition   Wachovia
   151    Columbia                TN      38401                                                Refinance    Wachovia
   152    Columbia                TN      38401                                                Refinance    Wachovia
   153    Searcy                  AR      72143                                               Acquisition    Nomura
   154    Portsmouth              OH      45662                                               Acquisition   Wachovia
   155    Cleveland               OH      44109                                               Acquisition   Wachovia
   156    Fremont                 OH      43420                                               Acquisition   Wachovia
   157    Lakewood                OH      10019                                               Acquisition   Wachovia
   158    Hickory                 NC      28601    Hickory Hospitality Investments Portfolio   Refinance     Nomura
   159    Holland                 MI      49424                                               Acquisition   Wachovia
   160    Newport Beach           CA      92660                                                Refinance     Nomura
   161    Holland                 MI      49423                                               Acquisition   Wachovia
   162    Zeeland                 MI      49464                                               Acquisition   Wachovia

MORTGAGE                                                ORIGINAL     CUT-OFF DATE   % OF AGGREGATE   % OF AGGREGATE   % OF AGGREGATE
  LOAN         GENERAL             SPECIFIC               LOAN           LOAN           CUT-OFF       CUT-OFF DATE     CUT-OFF DATE
 NUMBER     PROPERTY TYPE        PROPERTY TYPE        BALANCE ($)    BALANCE ($)     DATE BALANCE   GROUP 1 BALANCE  GROUP 2 BALANCE
------------------------------------------------------------------------------------------------------------------------------------

    1          Office                 CBD           163,600,000.00  163,600,000.00           5.31%            6.71%
    2          Retail               Outlet          150,000,000.00  150,000,000.00           4.87%            6.16%
  2.01         Retail               Outlet           53,362,950.00
  2.02         Retail               Outlet           51,799,807.57
  2.03         Retail               Outlet           44,837,242.43
    3          Office                 CBD           148,500,000.00  148,500,000.00           4.82%            6.09%
    4          Various              Various         147,500,000.00  147,500,000.00           4.79%            6.05%
  4.01       Industrial          Distribution        14,768,076.50
  4.02       Industrial          Distribution        10,872,000.00
  4.03       Industrial          Distribution         7,968,000.00
  4.04       Industrial          Distribution         7,865,935.00
  4.05       Industrial          Distribution         6,720,000.00
  4.06       Industrial          Distribution         5,135,000.00
  4.07       Industrial          Distribution         5,115,250.00
  4.08       Industrial          Distribution         4,592,284.50
  4.09       Industrial          Distribution         4,120,811.50
  4.10       Industrial          Distribution         3,995,089.50
  4.11       Industrial          Distribution         3,762,164.50
  4.12         Office              Suburban           3,360,000.00
  4.13       Industrial          Distribution         3,280,000.00
  4.14       Industrial          Distribution         3,244,698.00
  4.15       Industrial          Distribution         2,900,000.00
  4.16       Industrial          Distribution         2,852,000.00
  4.17       Industrial          Distribution         2,720,000.00
  4.18       Industrial          Distribution         2,400,000.00
  4.19       Industrial          Distribution         2,271,250.00
  4.20       Industrial          Distribution         2,222,913.00
  4.21       Industrial          Distribution         2,172,500.00
  4.22       Industrial          Distribution         2,058,071.50
  4.23       Industrial          Distribution         2,020,950.00
  4.24       Industrial          Distribution         1,860,000.00
  4.25       Industrial          Distribution         1,800,000.00
  4.26       Industrial          Distribution         1,745,061.50
  4.27       Industrial          Distribution         1,730,200.00
  4.28       Industrial          Distribution         1,552,000.00
  4.29       Industrial          Distribution         1,540,000.00
  4.30       Industrial          Distribution         1,520,000.00
  4.31       Industrial          Distribution         1,498,123.50
  4.32       Industrial          Distribution         1,475,256.00
  4.33       Industrial          Distribution         1,450,000.00
  4.34       Industrial          Distribution         1,392,000.00
  4.35       Industrial          Distribution         1,322,396.00
  4.36       Industrial          Distribution         1,320,000.00
  4.37       Industrial          Distribution         1,303,500.00
  4.38       Industrial          Distribution         1,280,000.00
  4.39       Industrial          Distribution         1,212,000.00
  4.40       Industrial          Distribution         1,191,719.00
  4.41       Industrial          Distribution         1,180,800.00
  4.42       Industrial          Distribution         1,140,000.00
  4.43       Industrial          Distribution         1,125,900.00
  4.44       Industrial          Distribution         1,120,000.00
  4.45       Industrial          Distribution         1,088,000.00
  4.46       Industrial          Distribution         1,064,000.00
  4.47       Industrial          Distribution         1,030,000.00
  4.48       Industrial          Distribution           972,000.00
  4.49       Industrial          Distribution           930,700.00
  4.50       Industrial          Distribution           860,000.00
  4.51       Industrial          Distribution           765,450.00
  4.52       Industrial          Distribution           762,350.00
  4.53       Industrial          Distribution           741,150.00
  4.54       Industrial          Distribution           680,400.00
  4.55       Industrial          Distribution           680,000.00
  4.56       Industrial          Distribution           656,000.00
  4.57       Industrial          Distribution           620,000.00
  4.58       Industrial          Distribution           474,000.00
    5        Hospitality            Various         146,092,500.00  146,092,500.00           4.74%            6.00%
  5.01       Hospitality         Full Service        11,460,128.84
  5.02       Hospitality         Full Service         8,203,265.56
  5.03       Hospitality         Full Service         7,422,904.60
  5.04       Hospitality         Full Service         6,451,892.13
  5.05       Hospitality        Limited Service       6,268,955.13
  5.06       Hospitality         Extended Stay        5,837,184.01
  5.07       Hospitality         Full Service         5,512,152.59
  5.08       Hospitality         Full Service         5,318,818.69
  5.09       Hospitality         Extended Stay        5,153,233.01
  5.10       Hospitality        Limited Service       4,845,579.27
  5.11       Hospitality         Full Service         4,040,901.25
  5.12       Hospitality        Limited Service       3,773,478.27
  5.13       Hospitality         Full Service         3,672,349.48
  5.14       Hospitality         Extended Stay        3,530,112.31
  5.15       Hospitality         Extended Stay        3,385,427.28
  5.16       Hospitality         Extended Stay        3,359,176.32
  5.17       Hospitality         Full Service         3,107,603.35
  5.18       Hospitality         Extended Stay        3,073,837.10
  5.19       Hospitality         Extended Stay        3,031,544.16
  5.20       Hospitality        Limited Service       3,022,242.34
  5.21       Hospitality         Extended Stay        2,963,225.82
  5.22       Hospitality        Limited Service       2,948,018.32
  5.23       Hospitality         Full Service         2,842,791.24
  5.24       Hospitality         Full Service         2,765,427.33
  5.25       Hospitality         Full Service         2,676,317.51
  5.26       Hospitality         Extended Stay        2,467,778.15
  5.27       Hospitality         Extended Stay        2,439,734.87
  5.28       Hospitality        Limited Service       2,415,142.74
  5.29       Hospitality         Extended Stay        2,195,204.63
  5.30       Hospitality        Limited Service       2,189,003.61
  5.31       Hospitality         Full Service         2,117,774.13
  5.32       Hospitality         Extended Stay        2,081,580.29
  5.33       Hospitality         Full Service         2,055,810.27
  5.34       Hospitality         Full Service         2,022,556.82
  5.35       Hospitality         Extended Stay        2,005,927.05
  5.36       Hospitality        Limited Service       1,692,713.64
  5.37       Hospitality        Limited Service       1,509,717.57
  5.38       Hospitality         Full Service         1,372,674.65
  5.39       Hospitality        Limited Service       1,258,097.98
  5.40       Hospitality         Full Service         1,186,723.43
  5.41       Hospitality         Extended Stay          992,450.52
  5.42       Hospitality         Full Service           759,682.99
  5.43       Hospitality        Limited Service         663,360.75
    6          Office                 CBD           137,500,000.00  137,314,250.10           4.46%            5.64%
    7          Office                 CBD           125,000,000.00  125,000,000.00           4.06%            5.13%
    8          Retail              Anchored          75,700,000.00   75,700,000.00           2.46%            3.11%
    9        Multifamily         Conventional        63,000,000.00   63,000,000.00           2.05%                             9.79%
   10          Retail              Anchored          62,530,000.00   62,530,000.00           2.03%            2.57%
   11          Office                 CBD            60,000,000.00   60,000,000.00           1.95%            2.46%
   12        Hospitality         Full Service        59,400,000.00   59,358,226.66           1.93%            2.44%
   13          Office              Suburban          50,750,000.00   50,750,000.00           1.65%            2.08%
   14          Office              Suburban          47,000,000.00   47,000,000.00           1.53%            1.93%
  14.01        Office              Suburban          19,550,000.00
  14.02        Office              Suburban          17,600,000.00
  14.03        Office              Suburban           9,850,000.00
   15          Retail              Anchored          45,000,000.00   45,000,000.00           1.46%            1.85%
   16          Office              Suburban          43,700,000.00   43,700,000.00           1.42%            1.79%
   17        Multifamily         Conventional        38,800,000.00   38,800,000.00           1.26%                             6.03%
   18          Office              Suburban          35,600,000.00   35,600,000.00           1.16%            1.46%
   19        Multifamily         Conventional        35,400,000.00   35,400,000.00           1.15%                             5.50%
   20        Multifamily         Conventional        29,500,000.00   29,500,000.00           0.96%                             4.58%
   21          Office              Suburban          29,000,000.00   29,000,000.00           0.94%            1.19%
   22          Office              Suburban          27,750,000.00   27,750,000.00           0.90%            1.14%
   23        Multifamily         Conventional        27,000,000.00   27,000,000.00           0.88%                             4.20%
   24        Multifamily         Conventional        25,900,000.00   25,900,000.00           0.84%                             4.03%
   25          Retail              Anchored          25,256,000.00   25,256,000.00           0.82%            1.04%
   26        Multifamily         Conventional        24,500,000.00   24,500,000.00           0.80%                             3.81%
   27          Retail              Anchored          24,500,000.00   24,500,000.00           0.80%            1.01%
   28        Multifamily         Conventional        24,250,000.00   24,250,000.00           0.79%                             3.77%
   29        Multifamily         Conventional        24,000,000.00   24,000,000.00           0.78%                             3.73%
   30          Office              Suburban          23,500,000.00   23,500,000.00           0.76%            0.96%
   31         Mixed Use        Office/Industrial     23,000,000.00   23,000,000.00           0.75%            0.94%
   32        Multifamily         Conventional        22,675,000.00   22,675,000.00           0.74%                             3.52%
   33          Retail              Anchored          21,800,000.00   21,800,000.00           0.71%            0.89%
   34        Multifamily         Conventional        21,000,000.00   21,000,000.00           0.68%                             3.26%
   35        Hospitality         Full Service        21,000,000.00   21,000,000.00           0.68%            0.86%
   36          Retail              Anchored          20,800,000.00   20,800,000.00           0.68%            0.85%
   37        Multifamily         Conventional        20,500,000.00   20,500,000.00           0.67%                             3.19%
   38        Multifamily         Conventional        20,300,000.00   20,300,000.00           0.66%            0.83%
   39          Office                 CBD            20,000,000.00   20,000,000.00           0.65%            0.82%
   40          Retail              Anchored          20,000,000.00   20,000,000.00           0.65%            0.82%
   41          Office                 CBD            19,640,000.00   19,607,638.17           0.64%            0.80%
   42          Retail            Single Tenant       19,500,000.00   19,500,000.00           0.63%            0.80%
   43          Office              Suburban          19,100,000.00   19,100,000.00           0.62%            0.78%
   44        Multifamily        Student Housing      19,093,750.00   19,093,750.00           0.62%                             2.97%
   45          Office              Suburban          18,500,000.00   18,500,000.00           0.60%            0.76%
   46        Multifamily         Conventional        18,460,000.00   18,460,000.00           0.60%                             2.87%
   47        Multifamily         Conventional        18,180,000.00   18,180,000.00           0.59%                             2.83%
   48          Retail              Anchored          17,700,000.00   17,700,000.00           0.57%            0.73%
   49        Multifamily         Conventional        17,200,000.00   17,200,000.00           0.56%                             2.67%
   50        Multifamily         Conventional        17,000,000.00   17,000,000.00           0.55%                             2.64%
   51        Multifamily         Conventional        16,750,000.00   16,750,000.00           0.54%                             2.60%
   52          Office                 CBD            16,500,000.00   16,500,000.00           0.54%            0.68%
   53          Retail              Anchored          16,500,000.00   16,500,000.00           0.54%            0.68%
   54        Multifamily         Conventional        16,050,000.00   16,050,000.00           0.52%                             2.49%
   55          Office              Suburban          16,000,000.00   15,987,630.05           0.52%            0.66%
  55.01        Office              Suburban
  55.02        Office              Suburban
   56        Multifamily         Conventional        15,700,000.00   15,700,000.00           0.51%                             2.44%
   57          Retail              Anchored          15,600,000.00   15,583,810.58           0.51%            0.64%
   58          Retail              Anchored          15,200,000.00   15,200,000.00           0.49%            0.62%
   59          Office              Suburban          15,000,000.00   14,988,085.31           0.49%            0.62%
   60        Multifamily         Conventional        14,925,000.00   14,925,000.00           0.48%                             2.32%
   61        Hospitality        Limited Service      14,500,000.00   14,500,000.00           0.47%            0.60%
   62        Multifamily         Conventional        13,750,000.00   13,750,000.00           0.45%                             2.14%
   63     Mobile Home Park     Mobile Home Park      13,600,000.00   13,590,813.93           0.44%                             2.11%
   64        Multifamily         Conventional        13,200,000.00   13,200,000.00           0.43%                             2.05%
   65          Retail           Shadow Anchored      12,750,000.00   12,750,000.00           0.41%            0.52%
   66          Office              Suburban          12,500,000.00   12,500,000.00           0.41%            0.51%
   67          Various              Various          12,300,000.00   12,300,000.00           0.40%            0.50%
  67.01        Retail             Unanchored
  67.02        Office               Medical
  67.03        Office               Medical
   68        Multifamily         Conventional        12,200,000.00   12,200,000.00           0.40%                             1.90%
   69        Multifamily         Conventional        11,950,000.00   11,940,786.32           0.39%                             1.86%
   70        Industrial              Flex            11,500,000.00   11,500,000.00           0.37%            0.47%
   71          Retail              Anchored          11,500,000.00   11,500,000.00           0.37%            0.47%
   72          Retail           Shadow Anchored      11,050,000.00   11,050,000.00           0.36%            0.45%
   73          Retail              Anchored          10,957,100.00   10,957,100.00           0.36%            0.45%
   74          Retail           Shadow Anchored      10,760,000.00   10,760,000.00           0.35%            0.44%
   75        Multifamily         Conventional        10,750,000.00   10,750,000.00           0.35%                             1.67%
   76          Office              Suburban          10,640,000.00   10,574,580.22           0.34%            0.43%
   77        Multifamily         Conventional        10,350,000.00   10,350,000.00           0.34%                             1.61%
   78        Hospitality        Limited Service      10,020,000.00   10,020,000.00           0.33%            0.41%
   79          Retail           Shadow Anchored       9,958,000.00    9,958,000.00           0.32%            0.41%
   80          Retail              Anchored           9,950,000.00    9,950,000.00           0.32%            0.41%
   81          Retail              Anchored           9,750,000.00    9,750,000.00           0.32%            0.40%
   82          Retail              Anchored           9,702,000.00    9,702,000.00           0.32%            0.40%
   83          Retail              Anchored           9,120,000.00    9,120,000.00           0.30%            0.37%
   84          Office              Suburban           9,100,000.00    9,075,307.39           0.29%            0.37%
   85        Hospitality        Limited Service       9,000,000.00    9,000,000.00           0.29%            0.37%
   86        Multifamily         Conventional         8,787,000.00    8,787,000.00           0.29%                             1.37%
   87          Retail            Single Tenant        8,500,000.00    8,493,798.61           0.28%            0.35%
   88          Retail              Anchored           8,019,550.00    8,019,550.00           0.26%            0.33%
   89          Retail             Unanchored          8,000,000.00    8,000,000.00           0.26%            0.33%
   90         Mixed Use          Retail/Office        7,900,000.00    7,900,000.00           0.26%            0.32%
   91        Hospitality         Full Service         7,570,000.00    7,570,000.00           0.25%            0.31%
   92        Multifamily         Conventional         7,550,000.00    7,550,000.00           0.25%                             1.17%
   93     Mobile Home Park     Mobile Home Park       7,500,000.00    7,500,000.00           0.24%                             1.17%
   94          Retail              Anchored           7,500,000.00    7,500,000.00           0.24%            0.31%
   95     Mobile Home Park     Mobile Home Park       7,500,000.00    7,494,058.65           0.24%                             1.16%
   96        Hospitality         Extended Stay        7,145,000.00    7,145,000.00           0.23%            0.29%
   97        Hospitality        Limited Service       6,815,000.00    6,815,000.00           0.22%            0.28%
   98         Mixed Use          Retail/Office        6,800,000.00    6,800,000.00           0.22%            0.28%
   99          Retail              Anchored           6,750,000.00    6,744,681.51           0.22%            0.28%
   100       Industrial     Distribution/Warehouse    6,350,000.00    6,350,000.00           0.21%            0.26%
   101         Retail            Single Tenant        6,000,000.00    6,000,000.00           0.19%            0.25%
   102         Office                Flex             6,000,000.00    6,000,000.00           0.19%            0.25%
   103    Mobile Home Park     Mobile Home Park       6,000,000.00    5,995,947.32           0.19%            0.25%
   104         Retail            Single Tenant        5,931,000.00    5,931,000.00           0.19%            0.24%
   105         Office              Suburban           5,795,000.00    5,795,000.00           0.19%            0.24%
   106         Retail             Unanchored          5,600,000.00    5,600,000.00           0.18%            0.23%
   107        Mixed Use          Retail/Office        5,300,000.00    5,300,000.00           0.17%            0.22%
   108         Office              Suburban           5,250,000.00    5,250,000.00           0.17%            0.22%
   109         Retail              Anchored           5,200,000.00    5,196,195.58           0.17%            0.21%
   110         Office              Suburban           5,075,000.00    5,043,796.49           0.16%            0.21%
   111       Multifamily         Conventional         5,000,000.00    5,000,000.00           0.16%                             0.78%
   112       Hospitality        Limited Service       4,910,000.00    4,910,000.00           0.16%            0.20%
   113         Retail            Single Tenant        4,931,000.00    4,900,382.23           0.16%            0.20%
   114       Multifamily         Conventional         4,900,000.00    4,900,000.00           0.16%            0.20%
   115       Hospitality        Limited Service       4,860,000.00    4,860,000.00           0.16%            0.20%
   116       Hospitality        Limited Service       4,700,000.00    4,680,402.83           0.15%            0.19%
   117    Mobile Home Park     Mobile Home Park       4,650,000.00    4,613,064.51           0.15%                             0.72%
   118         Office              Suburban           4,570,000.00    4,570,000.00           0.15%            0.19%
   119       Hospitality        Limited Service       4,500,000.00    4,494,898.37           0.15%            0.18%
   120         Retail              Anchored           4,400,000.00    4,396,523.78           0.14%            0.18%
   121       Hospitality        Limited Service       4,275,000.00    4,263,583.20           0.14%            0.17%
   122         Retail            Single Tenant        4,241,000.00    4,241,000.00           0.14%            0.17%
   123       Hospitality        Limited Service       4,200,000.00    4,192,194.26           0.14%            0.17%
   124       Hospitality        Limited Service       4,120,000.00    4,120,000.00           0.13%            0.17%
   125         Retail             Unanchored          4,040,000.00    4,040,000.00           0.13%            0.17%
   126    Mobile Home Park     Mobile Home Park       4,000,000.00    4,000,000.00           0.13%            0.16%
   127         Retail            Single Tenant        3,945,000.00    3,942,032.47           0.13%            0.16%
   128       Hospitality        Limited Service       3,700,000.00    3,695,378.58           0.12%            0.15%
   129         Office                 CBD             3,650,000.00    3,650,000.00           0.12%            0.15%
   130         Retail             Unanchored          3,500,000.00    3,500,000.00           0.11%            0.14%
   131         Retail             Unanchored          3,500,000.00    3,497,286.70           0.11%            0.14%
 131.01        Retail             Unanchored          2,033,500.00
 131.02        Retail             Unanchored          1,466,500.00
   132         Retail            Single Tenant        3,393,000.00    3,371,006.25           0.11%            0.14%
   133         Retail            Single Tenant        3,255,000.00    3,255,000.00           0.11%            0.13%
   134    Mobile Home Park     Mobile Home Park       3,100,000.00    3,100,000.00           0.10%            0.13%
   135    Mobile Home Park     Mobile Home Park       3,090,000.00    3,084,837.37           0.10%            0.13%
   136         Retail            Single Tenant        3,016,000.00    3,016,000.00           0.10%            0.12%
   137       Multifamily        Student Housing       2,948,000.00    2,948,000.00           0.10%            0.12%
   138       Multifamily         Conventional         2,770,000.00    2,765,684.90           0.09%                             0.43%
   139         Office               Medical           2,750,000.00    2,747,833.21           0.09%            0.11%
   140         Retail            Single Tenant        2,720,000.00    2,720,000.00           0.09%            0.11%
   141         Retail            Single Tenant        2,683,000.00    2,683,000.00           0.09%            0.11%
   142         Retail            Single Tenant        2,619,000.00    2,614,125.68           0.08%            0.11%
   143         Retail            Single Tenant        2,611,000.00    2,611,000.00           0.08%            0.11%
   144         Retail              Anchored           2,535,000.00    2,522,944.78           0.08%            0.10%
   145         Retail            Single Tenant        2,461,000.00    2,461,000.00           0.08%            0.10%
   146         Retail           Shadow Anchored       2,100,000.00    2,100,000.00           0.07%            0.09%
   147       Multifamily         Conventional         2,100,000.00    2,096,442.68           0.07%                             0.33%
   148      Self Storage         Self Storage         2,000,000.00    1,998,625.41           0.06%            0.08%
   149    Mobile Home Park     Mobile Home Park       1,960,000.00    1,960,000.00           0.06%                             0.30%
 149.01   Mobile Home Park     Mobile Home Park       1,134,736.84
 149.02   Mobile Home Park     Mobile Home Park         825,263.16
   150         Retail            Single Tenant        1,810,000.00    1,810,000.00           0.06%            0.07%
   151         Retail            Single Tenant        1,735,000.00    1,735,000.00           0.06%            0.07%
   152         Retail            Single Tenant        1,715,000.00    1,715,000.00           0.06%            0.07%
   153         Retail             Unanchored          1,500,000.00    1,495,037.46           0.05%            0.06%
   154         Retail            Single Tenant        1,424,000.00    1,424,000.00           0.05%            0.06%
   155         Retail            Single Tenant        1,413,000.00    1,413,000.00           0.05%            0.06%
   156         Retail            Single Tenant        1,388,000.00    1,388,000.00           0.05%            0.06%
   157         Retail             Unanchored          1,348,000.00    1,348,000.00           0.04%            0.06%
   158       Hospitality        Limited Service       1,250,000.00    1,246,776.69           0.04%            0.05%
   159         Retail            Single Tenant        1,231,000.00    1,231,000.00           0.04%            0.05%
   160         Office              Suburban           1,200,000.00    1,200,000.00           0.04%            0.05%
   161         Retail            Single Tenant        1,193,000.00    1,193,000.00           0.04%            0.05%
   162         Retail            Single Tenant        1,057,000.00    1,057,000.00           0.03%            0.04%

                                                                                     INTEREST     ORIGINAL    REMAINING
MORTGAGE                          MATURITY                   LOAN       INTEREST      ACCURAL     TERM TO      TERM TO
  LOAN    ORIGINATION  FIRST PAY    DATE     MORTGAGE   ADMINISTRATIVE   ACCRUAL      METHOD    MATURITY OR  MATURITY OR
 NUMBER       DATE        DATE     OR ARD      RATE     COST RATE (%)    METHOD      DURING IO   ARD (MOS.)  ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------

    1      07/13/06    09/11/06   08/11/11   5.913617%     0.02070%     Actual/360  Actual/360        60          60
    2      03/31/06    05/11/06   04/11/16     5.7953%     0.02070%     Actual/360  Actual/360       120         116
  2.01
  2.02
  2.03
    3      07/11/06    08/11/06   07/11/16     6.2900%     0.02070%     Actual/360  Actual/360       120         119
    4      06/09/06    08/01/06   07/01/16     6.3500%     0.01820%     Actual/360  Actual/360       120         119
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
  4.26
  4.27
  4.28
  4.29
  4.30
  4.31
  4.32
  4.33
  4.34
  4.35
  4.36
  4.37
  4.38
  4.39
  4.40
  4.41
  4.42
  4.43
  4.44
  4.45
  4.46
  4.47
  4.48
  4.49
  4.50
  4.51
  4.52
  4.53
  4.54
  4.55
  4.56
  4.57
  4.58
    5      06/14/06    08/01/06   07/01/16     6.2940%     0.02070%     Actual/360  Actual/360       120         119
  5.01
  5.02
  5.03
  5.04
  5.05
  5.06
  5.07
  5.08
  5.09
  5.10
  5.11
  5.12
  5.13
  5.14
  5.15
  5.16
  5.17
  5.18
  5.19
  5.20
  5.21
  5.22
  5.23
  5.24
  5.25
  5.26
  5.27
  5.28
  5.29
  5.30
  5.31
  5.32
  5.33
  5.34
  5.35
  5.36
  5.37
  5.38
  5.39
  5.40
  5.41
  5.42
  5.43
    6      07/07/06    08/11/06   07/11/16  5.7063636%     0.02070%     Actual/360                   120         119
    7      06/27/06    08/11/06   07/11/16     5.8175%     0.02070%     Actual/360  Actual/360       120         119
    8      07/07/06    08/11/06   07/11/16     5.8500%     0.02070%     Actual/360  Actual/360       120         119
    9      05/31/06    07/11/06   06/11/16     6.5000%     0.02070%     Actual/360  Actual/360       120         118
   10      06/13/06    08/11/06   07/11/16     5.4700%     0.02070%       30/360      30/360         120         119
   11      07/13/06    09/11/06   08/11/16     6.1700%     0.02070%     Actual/360  Actual/360       120         120
   12      06/22/06    08/11/06   07/11/16     6.6000%     0.02070%     Actual/360                   120         119
   13      07/25/06    09/11/06   08/11/11     5.5500%     0.02070%     Actual/360  Actual/360        60          60
   14      06/30/06    08/11/06   07/11/16     7.1000%     0.02070%     Actual/360  Actual/360       120         119
  14.01
  14.02
  14.03
   15      07/12/06    09/11/06   08/11/16     6.0900%     0.02070%     Actual/360  Actual/360       120         120
   16      06/29/06    08/11/06   07/11/16     6.0300%     0.02070%     Actual/360  Actual/360       120         119
   17      06/01/06    07/11/06   06/11/11     6.3000%     0.02070%     Actual/360  Actual/360        60          58
   18      06/28/06    08/11/06   07/11/16     6.1800%     0.02070%     Actual/360  Actual/360       120         119
   19      06/28/06    08/11/06   07/11/11     6.2400%     0.02070%     Actual/360  Actual/360        60          59
   20      07/14/06    09/11/06   08/11/16     6.8000%     0.02070%     Actual/360  Actual/360       120         120
   21      07/31/06    09/11/06   08/11/16     6.2100%     0.05070%     Actual/360  Actual/360       120         120
   22      06/23/06    08/11/06   07/11/11     6.6300%     0.02070%     Actual/360  Actual/360        60          59
   23      06/22/06    08/11/06   07/11/16     6.1200%     0.02070%     Actual/360  Actual/360       120         119
   24      06/01/06    07/11/06   06/11/11     6.3000%     0.02070%     Actual/360  Actual/360        60          58
   25      06/30/06    08/11/06   07/11/16     6.4000%     0.02070%     Actual/360  Actual/360       120         119
   26      06/01/06    07/11/06   06/11/11     6.3000%     0.02070%     Actual/360  Actual/360        60          58
   27      06/30/06    08/11/06   07/11/16     6.0900%     0.03070%     Actual/360  Actual/360       120         119
   28      06/22/06    08/11/06   07/11/16     6.1200%     0.02070%     Actual/360  Actual/360       120         119
   29      07/18/06    09/11/06   08/11/11     6.5900%     0.02070%     Actual/360  Actual/360        60          60
   30      06/27/06    08/11/06   07/11/16     6.0500%     0.02070%     Actual/360  Actual/360       120         119
   31      07/18/06    09/11/06   08/11/16     6.3400%     0.02070%     Actual/360  Actual/360       120         120
   32      06/22/06    08/11/06   07/11/11     6.8400%     0.02070%     Actual/360  Actual/360        60          59
   33      06/30/06    08/11/06   07/11/16     5.9300%     0.02070%     Actual/360  Actual/360       120         119
   34      03/27/06    05/11/06   04/11/16     6.0100%     0.02070%     Actual/360  Actual/360       120         116
   35      07/27/06    09/11/06   08/11/16     6.4500%     0.02070%     Actual/360  Actual/360       120         120
   36      06/14/06    08/11/06   07/11/16     6.2100%     0.02070%     Actual/360  Actual/360       120         119
   37      06/30/06    08/11/06   07/11/16     5.3350%     0.02070%     Actual/360  Actual/360       120         119
   38      07/27/06    09/11/06   08/11/16     6.2600%     0.02070%     Actual/360  Actual/360       120         120
   39      06/16/06    08/11/06   07/11/16     6.2200%     0.02070%     Actual/360  Actual/360       120         119
   40      12/30/05    02/11/06   01/11/16     6.1300%     0.06070%     Actual/360  Actual/360       120         113
   41      05/25/06    07/11/06   06/11/16     6.4600%     0.06070%     Actual/360  Actual/360       120         118
   42      06/30/06    08/11/06   07/11/16     6.7000%     0.02070%     Actual/360  Actual/360       120         119
   43      06/14/06    08/11/06   07/11/16     6.1500%     0.02070%     Actual/360  Actual/360       120         119
   44      07/13/06    09/11/06   08/11/16     6.3200%     0.02070%     Actual/360  Actual/360       120         120
   45      07/31/06    09/11/06   08/11/16     6.2400%     0.05070%     Actual/360  Actual/360       120         120
   46      06/22/06    08/11/06   07/11/16     6.1200%     0.02070%     Actual/360  Actual/360       120         119
   47      06/30/06    08/11/06   07/11/16     5.3350%     0.02070%     Actual/360  Actual/360       120         119
   48      06/09/06    07/11/06   06/11/16     6.0700%     0.02070%     Actual/360  Actual/360       120         118
   49      06/15/06    08/11/06   07/11/16     6.1600%     0.04070%     Actual/360  Actual/360       120         119
   50      06/29/06    08/11/06   07/11/16     6.0700%     0.02070%     Actual/360  Actual/360       120         119
   51      06/29/06    08/11/06   07/11/16     6.0700%     0.02070%     Actual/360  Actual/360       120         119
   52      07/21/06    09/11/06   08/11/16     6.4000%     0.02070%     Actual/360  Actual/360       120         120
   53      05/22/06    07/11/06   06/11/16     5.8600%     0.02070%     Actual/360  Actual/360       120         118
   54      06/22/06    08/11/06   07/11/16     6.1200%     0.02070%     Actual/360  Actual/360       120         119
   55      06/22/06    08/11/06   07/11/16     6.2600%     0.02070%     Actual/360                   120         119
  55.01
  55.02
   56      06/16/06    08/11/06   07/11/16     5.9700%     0.02070%     Actual/360  Actual/360       120         119
   57      06/29/06    08/11/06   07/11/31     7.0100%     0.02070%     Actual/360                   300         299
   58      04/25/06    06/11/06   05/11/16     6.3100%     0.06070%     Actual/360  Actual/360       120         117
   59      06/15/06    08/11/06   07/11/16     6.1600%     0.02070%     Actual/360                   120         119
   60      07/07/06    08/11/06   07/11/16     5.8700%     0.02070%     Actual/360  Actual/360       120         119
   61      06/15/06    08/11/06   07/11/16     6.3300%     0.02070%     Actual/360  Actual/360       120         119
   62      06/30/06    08/11/06   07/11/16     5.3350%     0.02070%     Actual/360  Actual/360       120         119
   63      06/27/06    08/11/06   07/11/16     6.7400%     0.02070%     Actual/360                   120         119
   64      06/06/06    07/11/06   06/11/16     6.1800%     0.03070%     Actual/360  Actual/360       120         118
   65      05/31/06    07/11/06   06/11/16     6.2400%     0.02070%     Actual/360  Actual/360       120         118
   66      07/06/06    08/11/06   07/11/16     6.1400%     0.02070%     Actual/360  Actual/360       120         119
   67      06/09/06    07/11/06   06/11/16     6.2500%     0.05070%     Actual/360  Actual/360       120         118
  67.01
  67.02
  67.03
   68      06/20/06    08/11/06   07/11/16     6.1900%     0.02070%     Actual/360  Actual/360       120         119
   69      06/30/06    08/06/06   07/06/16     6.2700%     0.08070%     Actual/360                   120         119
   70      06/15/06    08/11/06   07/11/13     6.2500%     0.02070%     Actual/360  Actual/360        84          83
   71      07/27/06    09/11/06   08/11/16     6.2000%     0.02070%     Actual/360  Actual/360       120         120
   72      07/12/06    09/11/06   08/11/16     6.2000%     0.02070%     Actual/360  Actual/360       120         120
   73      06/30/06    08/11/06   07/11/16     6.4000%     0.02070%     Actual/360  Actual/360       120         119
   74      06/16/06    08/11/06   07/11/16     6.1900%     0.02070%     Actual/360  Actual/360       120         119
   75      06/30/06    08/11/06   07/11/16     5.3350%     0.02070%     Actual/360  Actual/360       120         119
   76      01/31/06    03/11/06   02/11/16     5.7800%     0.02070%     Actual/360                   120         114
   77      06/30/06    08/11/06   07/11/16     5.3350%     0.02070%     Actual/360  Actual/360       120         119
   78      07/27/06    09/11/06   08/11/16     6.4800%     0.02070%     Actual/360                   120         120
   79      05/25/06    07/11/06   06/11/16     6.0500%     0.02070%     Actual/360  Actual/360       120         118
   80      05/11/06    06/11/06   05/11/16     5.9100%     0.02070%     Actual/360  Actual/360       120         117
   81      06/09/06    07/11/06   06/11/16     6.1600%     0.02070%     Actual/360  Actual/360       120         118
   82      06/30/06    08/11/06   07/11/16     6.4000%     0.02070%     Actual/360  Actual/360       120         119
   83      06/16/06    08/11/06   07/11/16     6.1900%     0.02070%     Actual/360  Actual/360       120         119
   84      04/28/06    06/11/06   05/11/16     5.9260%     0.02070%     Actual/360                   120         117
   85      07/28/06    09/11/06   08/11/11     6.7600%     0.02070%     Actual/360                    60          60
   86      06/27/06    08/11/06   07/11/16     6.1900%     0.06070%     Actual/360  Actual/360       120         119
   87      07/10/06    08/11/06   07/11/16     6.4700%     0.07070%     Actual/360                   120         119
   88      06/30/06    08/11/06   07/11/16     6.4000%     0.02070%     Actual/360  Actual/360       120         119
   89      06/09/06    07/11/06   06/11/16     5.5100%     0.02070%     Actual/360  Actual/360       120         118
   90      07/26/06    09/01/06   08/01/16     6.2300%     0.02070%     Actual/360  Actual/360       120         120
   91      06/08/06    07/11/06   06/11/16     6.3400%     0.02070%     Actual/360  Actual/360       120         118
   92      06/29/06    08/11/06   07/11/16     6.0700%     0.02070%     Actual/360  Actual/360       120         119
   93      07/27/06    09/11/06   08/11/11     6.1400%     0.02070%     Actual/360                    60          60
   94      06/12/06    08/11/06   07/11/16     6.5500%     0.02070%     Actual/360  Actual/360       120         119
   95      06/29/06    08/11/06   07/11/11     6.1700%     0.02070%     Actual/360                    60          59
   96      07/27/06    09/11/06   08/11/16     6.4800%     0.02070%     Actual/360                   120         120
   97      06/14/06    08/01/06   07/01/16     6.2940%     0.02070%     Actual/360  Actual/360       120         119
   98      07/26/06    09/01/06   08/01/16     6.1800%     0.02070%     Actual/360  Actual/360       120         120
   99      06/20/06    08/11/06   07/11/16     6.1900%     0.02070%     Actual/360                   120         119
   100     06/23/06    08/11/06   07/11/16     6.2400%     0.02070%     Actual/360  Actual/360       120         119
   101     06/20/06    08/11/06   07/11/16     5.6700%     0.02070%     Actual/360  Actual/360       120         119
   102     07/14/06    09/11/06   08/11/16     6.5500%     0.02070%     Actual/360                   120         120
   103     06/27/06    08/11/06   07/11/16     6.7400%     0.02070%     Actual/360                   120         119
   104     04/25/06    06/11/06   05/11/16     5.4000%     0.02070%     Actual/360  Actual/360       120         117
   105     06/13/06    08/11/06   07/11/16     5.9300%     0.02070%     Actual/360  Actual/360       120         119
   106     06/28/06    08/11/06   07/11/16     6.2200%     0.02070%     Actual/360  Actual/360       120         119
   107     07/26/06    09/01/06   08/01/16     6.2300%     0.02070%     Actual/360  Actual/360       120         120
   108     06/08/06    07/11/06   06/11/16     6.3900%     0.02070%     Actual/360  Actual/360       120         118
   109     06/23/06    08/11/06   07/11/16     6.4600%     0.02070%     Actual/360                   120         119
   110     01/31/06    03/11/06   02/11/16     5.7800%     0.02070%     Actual/360                   120         114
   111     06/29/06    08/11/06   07/11/16     6.0700%     0.02070%     Actual/360  Actual/360       120         119
   112     06/08/06    07/11/06   06/11/16     6.3400%     0.02070%     Actual/360  Actual/360       120         118
   113     01/13/06    03/11/06   02/11/16     5.7300%     0.02070%     Actual/360                   120         114
   114     05/19/06    07/11/06   06/11/16     6.2100%     0.02070%     Actual/360  Actual/360       120         118
   115     06/08/06    07/11/06   06/11/16     6.3400%     0.02070%     Actual/360  Actual/360       120         118
   116     04/05/06    06/01/06   05/01/16     5.7900%     0.04070%     Actual/360                   120         117
   117     11/30/05    01/11/06   12/11/15     5.7900%     0.02070%     Actual/360                   120         112
   118     06/26/06    08/11/06   07/11/16     6.2000%     0.02070%     Actual/360  Actual/360       120         119
   119     06/30/06    08/01/06   07/01/16     6.5900%     0.09070%     Actual/360                   120         119
   120     06/19/06    08/11/06   07/11/16     6.1800%     0.02070%     Actual/360                   120         119
   121     05/24/06    07/01/06   06/01/16     6.1200%     0.06070%     Actual/360                   120         118
   122     04/10/06    05/11/06   04/11/16     5.3600%     0.02070%     Actual/360  Actual/360       120         116
   123     06/21/06    08/11/06   07/11/16     6.5000%     0.02070%     Actual/360                   120         119
   124     07/27/06    09/11/06   08/11/16     6.4800%     0.02070%     Actual/360                   120         120
   125     07/05/06    08/11/06   07/11/16     6.4700%     0.02070%     Actual/360  Actual/360       120         119
   126     07/14/06    09/11/06   08/11/16     6.3250%     0.02070%     Actual/360                   120         120
   127     06/15/06    08/11/06   07/11/16     6.3600%     0.02070%     Actual/360                   120         119
   128     06/14/06    08/01/06   07/01/16     6.1100%     0.06070%     Actual/360                   120         119
   129     07/27/06    09/11/06   08/11/16     6.2400%     0.02070%     Actual/360  Actual/360       120         120
   130     05/31/06    07/11/06   06/11/16     6.2600%     0.02070%     Actual/360  Actual/360       120         118
   131     06/13/06    08/11/06   07/11/16     6.2500%     0.02070%     Actual/360                   120         119
 131.01
 131.02
   132     02/01/06    03/11/06   02/11/16     5.5100%     0.02070%     Actual/360                   120         114
   133     04/28/06    06/11/06   05/11/16     5.2800%     0.02070%     Actual/360  Actual/360       120         117
   134     07/14/06    09/11/06   08/11/16     6.2300%     0.02070%     Actual/360                   120         120
   135     05/31/06    07/11/06   06/11/16     6.4000%     0.02070%     Actual/360                   120         118
   136     03/13/06    05/11/06   04/11/16     5.6800%     0.02070%     Actual/360  Actual/360       120         116
   137     08/01/06    09/11/06   08/11/16     6.1900%     0.02070%     Actual/360  Actual/360       120         120
   138     05/25/06    07/11/06   06/11/16     6.7000%     0.02070%     Actual/360                   120         118
   139     06/26/06    08/11/06   07/11/16     6.1900%     0.02070%     Actual/360                   120         119
   140     04/07/06    05/11/06   04/11/16     5.2300%     0.02070%     Actual/360  Actual/360       120         116
   141     04/27/06    06/11/06   05/11/16     5.3400%     0.02070%     Actual/360  Actual/360       120         117
   142     06/09/06    07/11/06   06/11/16     5.9230%     0.02070%     Actual/360                   120         118
   143     03/13/06    05/11/06   04/11/16     5.2800%     0.02070%     Actual/360  Actual/360       120         116
   144     02/21/06    04/11/06   03/11/16     5.7800%     0.02070%     Actual/360                   120         115
   145     04/25/06    06/11/06   05/11/11     5.8600%     0.02070%     Actual/360  Actual/360        60          57
   146     06/16/06    08/11/06   07/11/16     6.1900%     0.02070%     Actual/360  Actual/360       120         119
   147     05/19/06    07/11/06   06/11/16     6.3400%     0.06070%     Actual/360                   120         118
   148     06/29/06    08/01/06   07/01/16     6.6800%     0.09070%     Actual/360                   120         119
   149     07/25/06    09/11/06   08/11/11     6.4400%     0.02070%     Actual/360                    60          60
 149.01
 149.02
   150     03/23/06    05/11/06   04/11/11     5.8500%     0.02070%     Actual/360  Actual/360        60          56
   151     05/12/06    07/11/06   06/11/11     6.4400%     0.02070%     Actual/360  Actual/360        60          58
   152     05/12/06    07/11/06   06/11/11     6.4400%     0.02070%     Actual/360  Actual/360        60          58
   153     05/25/06    07/11/06   06/11/16     6.3900%     0.02070%     Actual/360                   120         118
   154     03/08/06    04/11/06   03/11/11     5.6700%     0.02070%     Actual/360  Actual/360        60          55
   155     04/27/06    06/11/06   05/11/11     6.0500%     0.02070%     Actual/360  Actual/360        60          57
   156     04/27/06    06/11/06   05/11/11     6.0500%     0.02070%     Actual/360  Actual/360        60          57
   157     04/20/06    06/11/06   05/11/11     5.7700%     0.02070%     Actual/360  Actual/360        60          57
   158     05/24/06    07/01/06   06/01/16     6.3200%     0.06070%     Actual/360                   120         118
   159     04/04/06    05/11/06   04/11/16     5.8300%     0.02070%     Actual/360  Actual/360       120         116
   160     06/28/06    08/11/06   07/11/16     5.9800%     0.02070%     Actual/360  Actual/360       120         119
   161     04/04/06    05/11/06   04/11/16     5.8300%     0.02070%     Actual/360  Actual/360       120         116
   162     04/04/06    05/11/06   04/11/16     5.8300%     0.02070%     Actual/360  Actual/360       120         116

                                         REMAINING
MORTGAGE                                   AMORT                  MATURITY DATE OR
  LOAN     REMAINING IO  ORIGINAL AMORT    TERM     MONTHLY P&I     ARD BALLOON
 NUMBER   PERIOD (MOS.)    TERM (MOS.)    (MOS.)    PAYMENTS ($)    BALANCE ($)     ARD LOAN  PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------------------------------------------------------

    1           60             IO           IO          IO         163,600,000.00       N     L(24),GRTR1%orYM(29),O(7)
    2           20             360          360     879,680.66     132,316,711.27       N     L(28),D(88),O(4)
  2.01
  2.02
  2.03
    3           59             360          360     918,206.81     139,478,202.60       N     L(25),D(91),O(4)
    4           59             360          360     917,797.67     138,645,793.61       N     L(25),D(88),O(7)
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
  4.26
  4.27
  4.28
  4.29
  4.30
  4.31
  4.32
  4.33
  4.34
  4.35
  4.36
  4.37
  4.38
  4.39
  4.40
  4.41
  4.42
  4.43
  4.44
  4.45
  4.46
  4.47
  4.48
  4.49
  4.50
  4.51
  4.52
  4.53
  4.54
  4.55
  4.56
  4.57
  4.58
    5           41             360          360     903,701.52     133,884,025.99       N     L(25),D(59),O(36)
  5.01
  5.02
  5.03
  5.04
  5.05
  5.06
  5.07
  5.08
  5.09
  5.10
  5.11
  5.12
  5.13
  5.14
  5.15
  5.16
  5.17
  5.18
  5.19
  5.20
  5.21
  5.22
  5.23
  5.24
  5.25
  5.26
  5.27
  5.28
  5.29
  5.30
  5.31
  5.32
  5.33
  5.34
  5.35
  5.36
  5.37
  5.38
  5.39
  5.40
  5.41
  5.42
  5.43
    6                          300          299     861,399.20     105,443,463.68       N     L(25),D(91),O(4)
    7          119             IO           IO          IO         125,000,000.00       N     L(25),D(88),O(7)
    8           59             360          360     446,585.29      70,687,147.31       N     L(36),D(81),O(3)
    9          118             IO           IO          IO          63,000,000.00       N     L(26),D(91),O(3)
   10          119             IO           IO          IO          62,530,000.00       N     L(37),GRTR1%orYM(79),O(4)
   11          120             IO           IO          IO          60,000,000.00       N     L(24),GRTR1%orYM(92),O(4)
   12                          360          359     379,363.34      51,260,284.12       N     L(25),D(91),O(4)
   13           60             IO           IO          IO          50,750,000.00       N     L(24),D(32),O(4)
   14          119             IO           IO          IO          47,000,000.00       N     L(25),D(92),O(3)
  14.01
  14.02
  14.03
   15          120             IO           IO          IO          45,000,000.00       N     L(24),D(89),O(7)
   16          119             IO           IO          IO          43,700,000.00       Y     L(25),D(92),O(3)
   17           58             IO           IO          IO          38,800,000.00       N     GRTR1%orYM(35),O(25)
   18          119             IO           IO          IO          35,600,000.00       N     L(25),D(91),O(4)
   19           59             IO           IO          IO          35,400,000.00       N     GRTR1%orYM(35),O(25)
   20          120             IO           IO          IO          29,500,000.00       N     L(24),D(93),O(3)
   21          120             IO           IO          IO          29,000,000.00       N     L(24),D(93),O(3)
   22           59             IO           IO          IO          27,750,000.00       N     L(25),D(31),O(4)
   23           83             360          360     163,967.55      26,044,340.14       N     L(48),D(67),O(5)
   24           58             IO           IO          IO          25,900,000.00       N     GRTR1%orYM(35),O(25)
   25           59             360          360     157,977.77      23,755,067.45       N     L(11),GRTR1%orYM(106),O(3)
   26           58             IO           IO          IO          24,500,000.00       N     GRTR1%orYM(35),O(25)
   27           59             360          360     148,310.51      22,951,506.56       N     L(25),D(92),O(3)
   28           83             360          360     147,267.16      23,391,675.86       N     L(48),D(67),O(5)
   29           60             IO           IO          IO          24,000,000.00       N     GRTR1%orYM(35),O(25)
   30          119             IO           IO          IO          23,500,000.00       N     L(25),D(91),O(4)
   31           36             360          360     142,963.98      20,920,158.03       N     L(24),D(89),O(7)
   32           59             IO           IO          IO          22,675,000.00       N     L(25),D(11),O(24)
   33           35             360          360     129,722.54      19,675,127.39       N     L(25),D(92),O(3)
   34           32             360          360     126,040.66      18,981,998.04       N     L(28),D(89),O(3)
   35           24             300          300     141,138.10      17,653,061.44       N     L(24),D(36),1%(56),O(4)
   36          119             IO           IO          IO          20,800,000.00       N     L(25),D(91) or GRTR1%orYM(91),O(4)
   37           71             360          360     114,283.43      19,334,093.40       N     L(25),D(91),O(4)
   38          120             IO           IO          IO          20,300,000.00       N     L(24),D(93),O(3)
   39          119             IO           IO          IO          20,000,000.00       N     L(25),D(88),O(7)
   40           17             360          360     121,586.78      17,776,167.43       N     L(31),D(86),O(3)
   41           40             360          360     123,621.96      18,058,687.76       N     L(26),D(91),O(3)
   42          119             IO           IO          IO          19,500,000.00       N     L(25),D(91),O(4)
   43           35             360          360     116,362.58      17,311,837.92       N     L(25),D(92),O(3)
   44          120             IO           IO          IO          19,093,750.00       Y     L(24),GRTR1%orYM(93),O(3)
   45          120             IO           IO          IO          18,500,000.00       N     L(24),D(93),O(3)
   46           83             360          360     112,105.22      17,806,611.81       N     L(48),D(67),O(5)
   47           71             360          360     101,349.89      17,146,039.90       N     L(25),D(91),O(4)
   48           58             360          360     106,918.33      16,576,329.44       N     L(26),D(90),O(4)
   49           59             360          360     104,898.63      16,127,759.70       N     L(25),D(92),O(3)
   50           47             360          360     102,689.92      15,661,292.06       N     GRTR2%orYM(116),O(4)
   51           47             360          360     101,179.77      15,430,978.94       N     GRTR2%orYM(116),O(4)
   52           60             360          360     103,208.48      15,518,716.94       N     L(24),D(93),O(3)
   53          118             IO           IO          IO          16,500,000.00       Y     L(26),GRTR1%orYM(91),O(3)
   54           83             360          360      97,469.60      15,481,913.30       N     L(48),D(67),O(5)
   55                          360          359      98,618.84      13,675,657.76       N     L(25),D(70),1.0%(24),O(1)
  55.01
  55.02
   56          119             IO           IO          IO          15,700,000.00       N     GRTR1%orYM(116),O(4)
   57                          300          299     110,357.09         854,814.71       N     L(25),D(269),O(6)
   58           21             360          360      94,182.97      13,565,170.41       N     L(27),D(90),O(3)
   59                          360          359      91,481.36      12,783,966.50       N     L(25),D(92),O(3)
   60           47             360          360      88,239.32      13,704,621.07       N     L(25),D(91),O(4)
   61           23             360          360      90,034.80      12,945,866.91       N     L(49),GRTR1%orYM(68),O(3)
   62           71             360          360      76,653.52      12,967,989.48       N     L(25),D(91),O(4)
   63                          360          359      88,118.96      11,781,654.27       N     L(25),D(92),O(3)
   64           58             360          360      80,674.67      12,379,921.61       N     L(26),D(91),O(3)
   65           58             360          360      78,421.04      11,967,224.57       N     L(48),D(69),O(3)
   66           47             360          360      76,072.61      11,528,678.57       N     L(25),D(92),O(3)
   67           58             360          360      75,733.22      11,546,348.52       N     L(26),D(87),O(7)
  67.01
  67.02
  67.03
   68          119             IO           IO          IO          12,200,000.00       N     GRTR1%orYM(116),O(4)
   69                          360          359      73,733.72      10,216,939.29       N     L(25),D(92),O(3)
   70           35             360          360      70,807.48      10,953,544.36       N     L(25),D(41),O(18)
   71          120             IO           IO          IO          11,500,000.00       N     L(24),D(93),O(3)
   72          120             IO           IO          IO          11,050,000.00       Y     L(24),GRTR1%orYM(93),O(3)
   73           59             360          360      68,537.31      10,305,933.22       N     L(11),GRTR1%orYM(106),O(3)
   74           35             360          360      65,831.86       9,760,072.66       N     L(25),D(92),O(3)
   75           71             360          360      59,929.11      10,138,609.95       N     L(25),D(91),O(4)
   76                          360          354      62,295.08       8,961,617.63       N     L(30),D(87),O(3)
   77           71             360          360      57,699.19       9,761,359.35       N     L(25),D(91),O(4)
   78                          360          360      63,201.48       8,616,976.68       N     L(24),D(93),O(3)
   79          118             IO           IO          IO           9,958,000.00       Y     L(26),GRTR1%orYM(91),O(3)
   80           9              360          360      59,080.77       8,616,506.66       N     L(27),D(88),O(5)
   81           22             360          360      59,462.88       8,671,902.95       N     L(26),D(91),O(3)
   82           59             360          360      60,686.58       9,125,422.25       N     L(11),GRTR1%orYM(106),O(3)
   83           35             360          360      55,798.00       8,272,477.94       N     L(25),D(92),O(3)
   84                          360          357      54,126.91       7,702,633.45       N     L(27),D(90),O(3)
   85                          360          360      58,433.67       8,500,835.20       N     GRTR1%orYM(36),O(24)
   86           59             360          360      53,760.64       8,242,458.40       N     L(25),D(92),O(3)
   87                          360          359      53,558.19       7,308,664.14       Y     L(25),D(92),O(3)
   88           59             360          360      50,162.76       7,542,958.16       N     L(11),GRTR1%orYM(106),O(3)
   89           34             360          360      45,473.33       7,159,229.15       N     L(26),D(91),O(3)
   90           24             360          360      48,538.94       7,037,227.14       N     L(24),D(92),O(4)
   91           58             300          300      50,358.94       6,881,221.92       N     L(26),D(90),O(4)
   92           47             360          360      45,606.41       6,955,456.18       N     L(25),D(91),O(4)
   93                          360          360      45,643.57       7,028,948.97       N     L(24),D(33),O(3)
   94           59             360          360      47,652.00       7,067,622.96       N     L(25),D(92),O(3)
   95                          360          359      45,789.27       7,032,016.81       N     L(25),D(32),O(3)
   96                          360          360      45,067.32       6,144,540.76       N     L(24),D(93),O(3)
   97           41             360          360      42,156.34       6,245,492.66       N     L(25),D(59),O(36)
   98           24             360          360      41,559.68       6,050,671.33       N     L(24),D(92),O(4)
   99                          360          359      41,297.86       5,757,788.17       N     L(25),D(92),O(3)
   100          59             360          360      39,056.75       5,960,362.08       Y     L(25),D(92),O(3)
   101          35             360          360      34,710.04       5,387,216.64       N     L(25),D(92),O(3)
   102                         360          360      38,121.59       5,169,963.55       N     L(24),D(92),O(4)
   103                         360          359      38,876.01       5,197,788.65       N     L(25),D(92),O(3)
   104         117             IO           IO          IO           5,931,000.00       Y     L(48),D(68),O(4)
   105          23             360          360      34,483.58       5,127,909.85       N     L(25),D(92),O(3)
   106          59             360          360      34,370.97       5,255,016.09       N     L(25),D(92),O(3)
   107          24             360          360      32,564.10       4,721,177.70       N     L(24),D(92),O(4)
   108          34             360          360      32,804.69       4,779,767.45       N     L(26),D(91),O(3)
   109                         360          359      32,730.87       4,469,926.05       N     L(25),D(92),O(3)
   110                         360          354      29,713.11       4,274,455.78       N     L(30),D(87),O(3)
   111          47             360          360      30,202.92       4,606,262.37       N     L(25),D(91),O(4)
   112          58             300          300      32,663.46       4,463,249.62       N     L(26),D(90),O(4)
   113                         360          354      28,713.36       4,146,919.66       Y     L(30),D(86),O(4)
   114          58             360          360      30,042.78       4,597,375.92       N     L(26),D(91),O(3)
   115          58             300          300      32,330.84       4,417,799.01       N     L(26),D(90),O(4)
   116                         300          297      29,681.71       3,614,744.20       N     L(27),D(90),O(3)
   117                         360          352      27,254.41       3,918,483.92       N     L(32),D(85),O(3)
   118          59             360          360      27,989.83       4,287,350.98       N     L(25),D(90),O(5)
   119                         300          299      30,637.88       3,554,299.30       N     L(25),GRTR1%orYM(92),O(3)
   120                         360          359      26,891.56       3,752,138.58       N     L(25),GRTR1%orYM(90),O(5)
   121                         300          298      27,858.32       3,324,461.81       N     L(26),D(91),O(3)
   122         116             IO           IO          IO           4,241,000.00       Y     L(48),D(68),O(4)
   123                         240          239      31,314.07       2,807,434.56       N     L(25),D(92),O(3)
   124                         300          300      27,767.07       3,242,106.54       N     L(24),D(93),O(3)
   125          11             360          360      25,455.89       3,548,852.22       N     L(25),D(92),O(3)
   126                         360          360      24,824.13       3,424,875.40       N     L(24),D(93),O(3)
   127                         360          359      24,572.98       3,381,552.25       N     L(25),D(92),O(3)
   128                         300          299      24,088.56       2,876,648.57       N     L(25),D(92),O(3)
   129          24             360          360      22,449.94       3,252,093.15       N     L(24),D(93),O(3)
   130          22             360          360      21,572.87       3,119,874.84       N     L(26),D(91),O(3)
   131                         360          359      21,550.08       2,990,694.39       N     L(25),D(92),O(3)
 131.01
 131.02
   132                         360          354      19,286.37       2,834,359.76       Y     L(30),D(86),O(4)
   133         117             IO           IO          IO           3,255,000.00       Y     L(48),D(68),O(4)
   134                         360          360      19,046.93       2,647,067.45       N     L(24),D(93),O(3)
   135                         360          358      19,328.13       2,651,419.12       N     L(26),D(91),O(3)
   136         116             IO           IO          IO           3,016,000.00       Y     L(48),D(68),O(4)
   137         120             IO           IO          IO           2,948,000.00       N     L(24),D(93),O(3)
   138                         360          358      17,874.20       2,396,768.41       N     L(26),D(91),O(3)
   139                         360          359      16,825.06       2,345,765.55       N     L(25),D(92),O(3)
   140         116             IO           IO          IO           2,720,000.00       Y     L(48),D(68),O(4)
   141         117             IO           IO          IO           2,683,000.00       Y     L(48),D(68),O(4)
   142                         360          358      15,572.81       2,216,403.80       Y     L(26),D(90),O(4)
   143         116             IO           IO          IO           2,611,000.00       Y     L(48),D(68),O(4)
   144                         360          355      14,841.92       2,136,407.16       N     L(29),D(88),O(3)
   145          57             IO           IO          IO           2,461,000.00       Y     L(11),GRTR1%orYM(45),O(4)
   146          35             360          360      12,848.22       1,904,846.90       N     L(25),D(92),O(3)
   147                         360          358      13,053.23       1,798,871.27       N     L(38),GRTR1%orYM(78),O(4)
   148                         360          359      12,879.04       1,729,750.47       N     L(25),GRTR1%orYM(91),O(4)
   149                         360          360      12,311.29       1,843,994.47       N     L(24),D(33),O(3)
 149.01
 149.02
   150          56             IO           IO          IO           1,810,000.00       Y     L(48),D(8),O(4)
   151          58             IO           IO          IO           1,735,000.00       Y     L(48),D(8),O(4)
   152          58             IO           IO          IO           1,715,000.00       Y     L(48),D(8),O(4)
   153                         264          262      10,594.72       1,081,134.72       N     L(26),GRTR1%orYM(90),O(4)
   154          55             IO           IO          IO           1,424,000.00       Y     L(48),D(8),O(4)
   155          57             IO           IO          IO           1,413,000.00       Y     L(48),D(8),O(4)
   156          57             IO           IO          IO           1,388,000.00       Y     L(48),D(8),O(4)
   157          57             IO           IO          IO           1,348,000.00       Y     L(48),D(8),O(4)
   158                         300          298      8,300.04          978,540.04       N     L(26),D(91),O(3)
   159         116             IO           IO          IO           1,231,000.00       Y     L(48),D(68),O(4)
   160         119             IO           IO          IO           1,200,000.00       N     L(25),GRTR1%orYM(88),O(7)
   161         116             IO           IO          IO           1,193,000.00       Y     L(48),D(68),O(4)
   162         116             IO           IO          IO           1,057,000.00       Y     L(48),D(68),O(4)

MORTGAGE                                                                                                            CUT-OFF DATE
  LOAN     APPRAISED   APPRAISAL            CUT-OFF DATE   LTV RATIO AT     YEAR       YEAR    NUMBER OF  UNIT OF   LOAN AMOUNT
 NUMBER    VALUE ($)      DATE    DSCR (X)    LTV RATIO   MATURITY OR ARD   BUILT   RENOVATED    UNITS    MEASURE  PER (UNIT) ($)
---------------------------------------------------------------------------------------------------------------------------------

    1     260,000,000   05/04/06      1.82        62.92%           62.92%   1984               1,019,325  Sq. Ft.          160.50
    2     388,000,000   03/01/06      1.20        77.32%           68.20%  Various    Various  1,517,440  Sq. Ft.          197.70
  2.01    140,000,000   03/01/06                                            1986        2005     682,312  Sq. Ft.
  2.02    132,000,000   03/01/06                                            1988        2005     349,787  Sq. Ft.
  2.03    116,000,000   03/01/06                                            1998        2004     485,341  Sq. Ft.
    3     204,500,000   05/18/06      1.20        72.62%           68.20%   1970        1998   1,002,950  Sq. Ft.          148.06
    4     372,390,000    Various      1.24        79.22%           74.46%  Various    Various  9,003,865  Sq. Ft.           32.76
  4.01     38,000,000   05/01/06                                            1996                 850,000  Sq. Ft.
  4.02     27,180,000   05/12/06                                            1988                 448,500  Sq. Ft.
  4.03     19,920,000   05/01/06                                            1996                 670,000  Sq. Ft.
  4.04     19,300,000   05/11/06                                            1995                 560,000  Sq. Ft.
  4.05     16,800,000   05/10/06                                            1996                 462,800  Sq. Ft.
  4.06     13,000,000   05/01/06                                            1960                 234,090  Sq. Ft.
  4.07     12,950,000   05/01/06                                            1997                 401,648  Sq. Ft.
  4.08     10,960,000   05/01/06                                            1974        1998     272,449  Sq. Ft.
  4.09     10,500,000   05/01/06                                            1969                 135,821  Sq. Ft.
  4.10      9,780,000   05/12/06                                            1996                 168,971  Sq. Ft.
  4.11      9,200,000   05/09/06                                            1972                  93,000  Sq. Ft.
  4.12      8,400,000   05/01/06                                            1995                  68,721  Sq. Ft.
  4.13      8,200,000   05/01/06                                            1996                 202,021  Sq. Ft.
  4.14      9,140,000   05/12/06                                            1996                 192,500  Sq. Ft.
  4.15      7,250,000   05/06/06                                            1975                 105,168  Sq. Ft.
  4.16      7,130,000   05/01/06                                            1980        1998     234,683  Sq. Ft.
  4.17      6,800,000   05/15/06                                            1986                 108,852  Sq. Ft.
  4.18      6,000,000   05/01/06                                            1975                 142,959  Sq. Ft.
  4.19      5,750,000   05/01/06                                            1970                  77,360  Sq. Ft.
  4.20      6,000,000   05/01/06                                            1973        1979     113,040  Sq. Ft.
  4.21      5,500,000   05/02/06                                            1965        1978     102,868  Sq. Ft.
  4.22      6,700,000   05/01/06                                            1968                  95,391  Sq. Ft.
  4.23      4,990,000   05/01/06                                            1958        1975     157,825  Sq. Ft.
  4.24      4,650,000   05/01/06                                            1996                 153,069  Sq. Ft.
  4.25      4,500,000   05/05/06                                            1974                 103,868  Sq. Ft.
  4.26      4,200,000   05/01/06                                            1972        1978     107,844  Sq. Ft.
  4.27      4,220,000   05/01/06                                            1973                 183,000  Sq. Ft.
  4.28      3,880,000   05/01/06                                            1974                 143,500  Sq. Ft.
  4.29      3,850,000   05/16/06                                            1996                 123,750  Sq. Ft.
  4.30      3,800,000   05/01/06                                            1978                 113,360  Sq. Ft.
  4.31      3,700,000   05/12/06                                            1966                 101,000  Sq. Ft.
  4.32      4,600,000   05/01/06                                            1968                  95,480  Sq. Ft.
  4.33      3,625,000   05/01/06                                            1979                  83,000  Sq. Ft.
  4.34      3,480,000   05/01/06                                            1966                  95,231  Sq. Ft.
  4.35      3,200,000   05/11/06                                            1965                  83,990  Sq. Ft.
  4.36      3,300,000   05/01/06                                            1961        1972      76,290  Sq. Ft.
  4.37      3,300,000   05/01/06                                            1972                  65,430  Sq. Ft.
  4.38      3,200,000   05/04/06                                            1974                  81,972  Sq. Ft.
  4.39      3,030,000   05/01/06                                            1968                  51,918  Sq. Ft.
  4.40      2,900,000   05/04/06                                            1973                  98,197  Sq. Ft.
  4.41      2,880,000   05/01/06                                            1972                  62,250  Sq. Ft.
  4.42      2,850,000   05/01/06                                            1977                  81,598  Sq. Ft.
  4.43      2,780,000   05/01/06                                            1970                 132,100  Sq. Ft.
  4.44      2,800,000   05/10/06                                            1968                 106,027  Sq. Ft.
  4.45      2,720,000   05/01/06                                            1962        1976      92,300  Sq. Ft.
  4.46      2,660,000   05/15/06                                            1972                  64,024  Sq. Ft.
  4.47      2,575,000   05/01/06                                            1975                  77,000  Sq. Ft.
  4.48      2,400,000   05/05/06                                            1970                  64,080  Sq. Ft.
  4.49      2,270,000   05/01/06                                            1972                  98,402  Sq. Ft.
  4.50      2,150,000   05/01/06                                            1973                  63,714  Sq. Ft.
  4.51      1,890,000   05/01/06                                            1970                  65,500  Sq. Ft.
  4.52      1,930,000   05/03/06                                            1969                  58,920  Sq. Ft.
  4.53      1,830,000   05/01/06                                            1977                  87,100  Sq. Ft.
  4.54      1,680,000   05/17/06                                            1976                  91,731  Sq. Ft.
  4.55      1,700,000   05/01/06                                            1975                  40,252  Sq. Ft.
  4.56      1,640,000   05/03/06                                            1973                  50,530  Sq. Ft.
  4.57      1,550,000   05/01/06                                            1964                  71,721  Sq. Ft.
  4.58      1,200,000   05/02/06                                            1967                  37,050  Sq. Ft.
    5     732,600,000    Various      1.37        68.87%           63.12%  Various                 5,429   Rooms        92,935.88
  5.01     50,400,000   06/01/08                                            2003                     279   Rooms
  5.02     38,500,000   06/01/08                                            2002                     200   Rooms
  5.03     42,300,000   06/01/08                                            2002                     250   Rooms
  5.04     33,900,000   06/01/08                                            2001                     211   Rooms
  5.05     30,100,000   06/01/08                                            2005                     174   Rooms
  5.06     26,100,000   06/01/08                                            1996                     138   Rooms
  5.07     43,600,000   06/01/09                                            2002                     232   Rooms
  5.08     23,100,000   06/01/07                                            1999                     154   Rooms
  5.09     22,500,000   06/01/08                                            1994                     146   Rooms
  5.10     26,000,000   06/01/08                                            1990                     170   Rooms
  5.11     37,400,000   06/01/08                                            2000                     290   Rooms
  5.12     16,400,000   06/01/07                                            1999                     104   Rooms
  5.13     16,100,000   06/01/07                                            1996                     102   Rooms
  5.14     16,800,000   06/01/07                                            2000                     152   Rooms
  5.15     14,500,000   06/01/07                                            1999                      96   Rooms
  5.16     15,900,000   06/01/08                                            1996                      84   Rooms
  5.17     13,400,000   06/01/08                                            1997                      90   Rooms
  5.18     14,200,000   06/01/07                                            1998                     114   Rooms
  5.19     15,700,000   06/01/08                                            2001                     125   Rooms
  5.20     13,600,000   06/01/08                                            1995        2002         120   Rooms
  5.21     16,400,000   06/01/08                                            2001                     132   Rooms
  5.22     12,300,000   06/01/08                                            1997        2006         107   Rooms
  5.23     13,700,000   06/01/09                                            1989                     142   Rooms
  5.24     15,400,000   06/01/08                                            2004                     114   Rooms
  5.25     12,000,000   06/01/08                                            1987                     112   Rooms
  5.26     12,400,000   06/01/07                                            2000                      88   Rooms
  5.27     11,300,000   06/01/08                                            1996                      78   Rooms
  5.28      9,800,000   06/01/07                                            1997                     112   Rooms
  5.29      9,700,000   06/01/07                                            1997                      78   Rooms
  5.30      9,300,000   06/01/08                                            1990                     113   Rooms
  5.31      9,500,000   06/01/08                                            1998                     101   Rooms
  5.32      9,400,000   06/01/08                                            1996                      78   Rooms
  5.33      9,500,000   06/01/09                                            1995                      78   Rooms
  5.34     10,100,000   06/01/08                                            1998                     110   Rooms
  5.35      9,200,000   06/01/07                                            1996                      66   Rooms
  5.36      7,500,000   06/01/08                                            1995                      64   Rooms
  5.37      6,800,000   06/01/08                                            1995                      62   Rooms
  5.38      7,700,000   06/01/08                                            1985                     111   Rooms
  5.39      5,500,000   06/01/07                                            1989        2000          63   Rooms
  5.40      9,100,000   06/01/08                                            2003                     148   Rooms
  5.41      5,700,000   06/01/08                                            1988                      80   Rooms
  5.42      6,600,000   06/01/08                                            1988                      98   Rooms
  5.43      3,200,000   06/01/09                                            1996        2006          63   Rooms
    6     400,000,000   06/01/06      1.17        68.66%           52.72%   1921        2000   1,169,647  Sq. Ft.          234.80
    7     157,000,000   05/16/06      1.38        79.62%           79.62%   1972        1996     382,841  Sq. Ft.          326.51
    8     118,100,000   01/17/06      1.21        64.10%           59.85%   1991                 443,077  Sq. Ft.          170.85
    9      81,000,000   05/08/06      1.20        77.78%           77.78%   2004                     629   Units       100,158.98
   10      98,000,000   03/21/06      1.59        63.81%           63.81%   2004                 400,141  Sq. Ft.          156.27
   11      77,000,000   06/08/06      1.15        77.92%           77.92%   1969        2004     210,670  Sq. Ft.          284.81
   12      79,300,000   05/06/06      1.39        74.85%           64.64%   1991                     400   Rooms       148,395.57
   13      74,300,000   05/22/06      1.74        68.30%           68.30%   1998                 204,123  Sq. Ft.          248.62
   14      59,400,000   05/02/06      1.23        79.12%           79.12%  Various               208,872  Sq. Ft.          225.02
  14.01    24,700,000   05/02/06                                            1986                  47,267  Sq. Ft.
  14.02    22,300,000   05/02/06                                            1990                  76,229  Sq. Ft.
  14.03    12,400,000   05/02/06                                            1990                  85,376  Sq. Ft.
   15      65,000,000   06/19/06      1.29        69.23%           69.23%   1957        1988     131,018  Sq. Ft.          343.46
   16      69,600,000   03/24/06      1.63        62.79%           62.79%   2001                 263,770  Sq. Ft.          165.67
   17      51,000,000   03/08/06      1.24        76.08%           76.08%   1989                     393   Units        98,727.74
   18      48,000,000   06/07/06      1.30        74.17%           74.17%   1980        1991     266,166  Sq. Ft.          133.75
   19      53,300,000   06/12/07      1.27        66.42%           66.42%   1969        2006         286   Units       123,776.22
   20      37,500,000   06/21/06      1.24        78.67%           78.67%   1988        2005         304   Units        97,039.47
   21      41,500,000   06/19/06      1.36        69.88%           69.88%   1987                 115,086  Sq. Ft.          251.99
   22      50,000,000   06/01/06      1.31        55.50%           55.50%   1918        1969     141,844  Sq. Ft.          195.64
   23      36,700,000   05/11/06      1.21        73.57%           70.97%   1998                     400   Units        67,500.00
   24      32,800,000   03/02/06      1.22        78.96%           78.96%   1984                     440   Units        58,863.64
   25      32,800,000   05/18/06      1.28        77.00%           72.42%   1990                 201,974  Sq. Ft.          125.05
   26      32,000,000   03/16/06      1.25        76.56%           76.56%   1987                     260   Units        94,230.77
   27      49,400,000   05/01/06      1.71        49.60%           46.46%   1976                 139,921  Sq. Ft.          175.10
   28      34,500,000   05/10/06      1.22        70.29%           67.80%   2002                     322   Units        75,310.56
   29      31,400,000   05/05/06      1.20        76.43%           76.43%   1987                     304   Units        78,947.37
   30      34,700,000   06/02/06      1.49        67.72%           67.72%   1999                 142,552  Sq. Ft.          164.85
   31      28,750,000   05/31/06      1.32        80.00%           72.77%   1926        1990     677,000  Sq. Ft.           33.97
   32      29,000,000   05/12/06      1.05        78.19%           78.19%   1989                     200   Units       113,375.00
   33      27,700,000   05/10/06      1.21        78.70%           71.03%   1980        2006     149,368  Sq. Ft.          145.95
   34      26,850,000   02/15/06      1.14        78.21%           70.70%   1987        1997         256   Units        82,031.25
   35      38,300,000   06/12/06      1.23        54.83%           46.09%   1988        2005         284   Rooms        73,943.66
   36      27,300,000   05/30/06      1.31        76.19%           76.19%   1984        1998     163,012  Sq. Ft.          127.60
   37      28,200,000   03/09/06      1.20        72.70%           68.56%   1999                     320   Units        64,062.50
   38      33,000,000   06/02/06      1.48        61.52%           61.52%   2006                     216   Units        93,981.48
   39      25,000,000   04/25/06      1.28        80.00%           80.00%   1961        1990      68,430  Sq. Ft.          292.27
   40      25,800,000   11/11/07      1.29        77.52%           68.90%   1976        2005     477,280  Sq. Ft.           41.90
   41      25,600,000   04/12/06      1.21        76.59%           70.54%   1994                  68,063  Sq. Ft.          288.08
   42      23,400,000   06/21/06      1.07        83.33%           83.33%   1930        2000       7,619  Sq. Ft.        2,559.39
   43      24,500,000   04/10/06      1.20        77.96%           70.66%   1977                  76,278  Sq. Ft.          250.40
   44      31,400,000   05/24/06      1.75        60.81%           60.81%   1998                     292   Units        65,389.55
   45      25,300,000   06/19/06      1.36        73.12%           73.12%   2002                  61,902  Sq. Ft.          298.86
   46      24,600,000   05/11/06      1.21        75.04%           72.38%   1995                     300   Units        61,533.33
   47      24,800,000   03/14/06      1.20        73.31%           69.14%   1984                     312   Units        58,269.23
   48      22,200,000   04/06/06      1.22        79.73%           74.67%   1961        2005     240,087  Sq. Ft.           73.72
   49      22,130,000   09/11/06      1.20        77.72%           72.88%   1982        2006         536   Units        32,089.55
   50      22,500,000   05/30/06      1.26        75.56%           69.61%   1950                     298   Units        57,046.98
   51      25,400,000   05/31/06      1.20        65.94%           60.75%   1939        2005         303   Units        55,280.53
   52      22,700,000   04/24/06      1.24        72.69%           68.36%   1984                 109,564  Sq. Ft.          150.60
   53      27,500,000   04/18/06      1.70        60.00%           60.00%   1981                 116,673  Sq. Ft.          141.42
   54      20,800,000   05/11/06      1.20        77.16%           74.43%   1998                     240   Units        66,875.00
   55      20,000,000   04/01/07      1.20        79.94%           68.38%  Various                91,580  Sq. Ft.          174.58
  55.01     8,720,245   04/01/07                                            1999                  39,930  Sq. Ft.
  55.02    11,279,755   04/01/07                                            2005                  51,650  Sq. Ft.
   56      19,900,000   02/22/06      1.21        78.89%           78.89%   1987                     259   Units        60,617.76
   57      23,700,000   03/23/06      1.21        65.75%            3.61%   2005                  59,630  Sq. Ft.          261.34
   58      19,000,000   12/13/05      1.26        80.00%           71.40%   1997                 140,103  Sq. Ft.          108.49
   59      21,000,000   05/02/06      1.42        71.37%           60.88%   1991                 111,803  Sq. Ft.          134.06
   60      19,900,000   05/24/06      1.21        75.00%           68.87%   2003                     256   Units        58,300.78
   61      23,200,000   05/16/06      1.43        62.50%           55.80%   1997        2005         124   Rooms       116,935.48
   62      18,800,000   03/14/06      1.21        73.14%           68.98%   1985                     212   Units        64,858.49
   63      17,600,000   04/08/06      1.20        77.22%           66.94%   1972                     433    Pads        31,387.56
   64      18,600,000   04/06/06      1.33        70.97%           66.56%   1974                     473   Units        27,906.98
   65      18,245,000   04/12/06      1.22        69.88%           65.59%   2005                  53,796  Sq. Ft.          237.01
   66      17,800,000   05/22/06      1.21        70.22%           64.77%   1974                 148,772  Sq. Ft.           84.02
   67      15,970,000   04/17/06      1.20        77.02%           72.30%  Various                87,655  Sq. Ft.          140.32
  67.01     7,800,000   04/17/06                                            1973        1995      39,978  Sq. Ft.
  67.02     4,640,000   04/17/06                                            1990                  29,454  Sq. Ft.
  67.03     3,530,000   04/17/06                                            1990                  18,223  Sq. Ft.
   68      17,000,000   04/24/06      1.25        71.76%           71.76%   1996                     208   Units        58,653.85
   69      21,000,000   04/05/06      1.22        56.86%           48.65%   1971                     126   Units        94,768.15
   70      15,300,000   05/31/06      1.30        75.16%           71.59%   1984                 140,990  Sq. Ft.           81.57
   71      14,500,000   06/13/06      1.32        79.31%           79.31%   2006                  66,070  Sq. Ft.          174.06
   72      15,000,000   05/10/06      1.40        73.67%           73.67%   1999                  47,724  Sq. Ft.          231.54
   73      14,230,000   05/18/06      1.20        77.00%           72.42%   1987                 133,195  Sq. Ft.           82.26
   74      13,900,000   03/14/06      1.20        77.41%           70.22%   2005                  48,200  Sq. Ft.          223.24
   75      15,300,000   03/14/06      1.33        70.26%           66.27%   1986                     297   Units        36,195.29
   76      13,900,000   12/28/05      1.30        76.08%           64.47%   1983                 147,927  Sq. Ft.           71.49
   77      14,800,000   03/14/06      1.32        69.93%           65.96%   1994                     256   Units        40,429.69
   78      12,600,000   06/01/06      1.31        79.52%           68.39%   1998        2005         109   Rooms        91,926.61
   79      15,350,000   04/12/06      1.63        64.87%           64.87%   1998                  65,280  Sq. Ft.          152.54
   80      12,500,000   04/04/06      1.32        79.60%           68.93%   1959        1990     188,472  Sq. Ft.           52.79
   81      13,000,000   03/18/06      1.31        75.00%           66.71%   1987                 183,591  Sq. Ft.           53.11
   82      12,600,000   05/18/06      1.25        77.00%           72.42%   1990                 134,750  Sq. Ft.           72.00
   83      11,500,000   03/14/06      1.20        79.30%           71.93%   2006                  58,400  Sq. Ft.          156.16
   84      11,400,000   03/16/06      1.35        79.61%           67.57%   1988                  74,500  Sq. Ft.          121.82
   85      12,250,000   06/17/06      1.33        73.47%           69.39%   1890        2005          23   Rooms       391,304.35
   86      12,300,000   05/08/06      1.22        71.44%           67.01%   1985        1998         248   Units        35,431.45
   87      14,100,000   06/03/06      1.53        60.24%           51.83%   2006                  67,521  Sq. Ft.          125.79
   88      10,415,000   05/18/06      1.24        77.00%           72.42%   1987                 103,732  Sq. Ft.           77.31
   89      10,050,000   03/23/06      1.25        79.60%           71.24%   2005                  48,921  Sq. Ft.          163.53
   90      11,450,000   04/29/06      1.16        69.00%           61.46%   1957        2003      12,800  Sq. Ft.          617.19
   91      14,100,000   05/01/06      1.50        53.69%           48.80%   1986        2003         145   Rooms        52,206.90
   92       9,800,000   05/30/06      1.25        77.04%           70.97%   1977        2005         144   Units        52,430.56
   93      13,000,000   05/03/06      1.38        57.69%           54.07%   1971                     239    Pads        31,380.75
   94      10,200,000   05/02/06      1.45        73.53%           69.29%   1909        2003      18,018  Sq. Ft.          416.25
   95      14,600,000   05/02/06      1.41        51.33%           48.16%   1963                     248    Pads        30,217.98
   96       9,400,000   06/01/06      1.30        76.01%           65.37%   2001                      77   Rooms        92,792.21
   97       9,400,000   06/01/06      1.36        72.50%           66.44%   1997        2006          94   Rooms        72,500.00
   98       9,200,000   06/28/06      1.12        73.91%           65.77%   1926        2000      15,872  Sq. Ft.          428.43
   99      10,100,000   04/28/06      1.20        66.78%           57.01%   1978        1997      89,952  Sq. Ft.           74.98
   100      8,200,000   08/01/06      1.21        77.44%           72.69%   2001                 145,000  Sq. Ft.           43.79
   101     10,000,000   02/22/06      1.50        60.00%           53.87%   2005                  14,472  Sq. Ft.          414.59
   102      8,900,000   04/01/06      1.34        67.42%           58.09%   2004                  62,206  Sq. Ft.           96.45
   103      8,000,000   03/29/06      1.23        74.95%           64.97%   1990        2005         261    Pads        22,972.98
   104      9,150,000   03/14/06      1.82        64.82%           64.82%   1999        2005     123,289  Sq. Ft.           48.11
   105      8,100,000   06/01/06      1.20        71.54%           63.31%   2005                  41,376  Sq. Ft.          140.06
   106      7,500,000   04/12/06      1.27        74.67%           70.07%   2004                  34,000  Sq. Ft.          164.71
   107      7,750,000   04/29/06      1.19        68.39%           60.92%   2005                   9,061  Sq. Ft.          584.92
   108      7,100,000   02/17/06      1.22        73.94%           67.32%   2000                  46,468  Sq. Ft.          112.98
   109      7,400,000   03/28/06      1.31        70.22%           60.40%   2001                  19,495  Sq. Ft.          266.54
   110      7,100,000   12/28/05      1.45        71.04%           60.20%   1982                  81,423  Sq. Ft.           61.95
   111      6,600,000   05/30/06      1.26        75.76%           69.79%   1969        2005         128   Units        39,062.50
   112      6,700,000   06/01/06      1.52        73.28%           66.62%   1989        2002         120   Rooms        40,916.67
   113      6,440,000   10/10/05      1.20        76.09%           64.39%   2005                  13,533  Sq. Ft.          362.11
   114      7,540,000   04/27/06      1.20        64.99%           60.97%   1963        2005          30   Units       163,333.33
   115      9,400,000   05/01/06      1.47        51.70%           47.00%   1987        2001         122   Rooms        39,836.07
   116     11,500,000   10/12/05      2.41        40.70%           31.43%   2002                     100   Rooms        46,804.03
   117      5,900,000   10/11/05      1.22        78.19%           66.41%   1971                     480    Pads         9,610.55
   118      6,000,000   04/26/06      1.20        76.17%           71.46%   1980                  40,000  Sq. Ft.          114.25
   119      7,000,000   04/19/06      1.44        64.21%           50.78%   1975        1998         129   Rooms        34,844.17
   120      6,500,000   05/08/06      1.21        67.64%           57.73%   1996                  49,000  Sq. Ft.           89.72
   121      5,700,000   03/15/06      1.42        74.80%           58.32%   1998                     116   Rooms        36,755.03
   122      6,600,000   02/24/06      1.84        64.26%           64.26%   2003                  13,650  Sq. Ft.          310.70
   123      6,100,000   01/16/06      1.49        68.72%           46.02%   1966        2005          82   Rooms        51,124.32
   124      7,800,000   06/01/06      1.37        52.82%           41.57%   1959        2003          72   Rooms        57,222.22
   125      5,300,000   05/11/06      1.20        76.23%           66.96%   2001                  25,162  Sq. Ft.          160.56
   126      5,700,000   04/04/06      1.34        70.18%           60.09%   1978                     355    Pads        11,267.61
   127      5,925,000   05/15/06      1.20        66.53%           57.07%   2003                  14,560  Sq. Ft.          270.74
   128      5,200,000   03/14/06      1.40        71.06%           55.32%   1999                      91   Rooms        40,608.56
   129      4,700,000   06/12/06      1.28        77.66%           69.19%   1912        1984      46,279  Sq. Ft.           78.87
   130      4,570,000   04/03/06      1.27        76.59%           68.27%   1999                  21,076  Sq. Ft.          166.07
   131      5,750,000   03/15/06      1.34        60.82%           52.01%  Various    Various     65,434  Sq. Ft.           53.45
 131.01     3,500,000   03/15/06                                            1975        1999      38,356  Sq. Ft.
 131.02     2,250,000   03/15/06                                            1986                  27,078  Sq. Ft.
   132      4,440,000   02/01/06      1.20        75.92%           63.84%   2006                  14,550  Sq. Ft.          231.68
   133      5,000,000   03/21/06      1.94        65.10%           65.10%   2005                  14,820  Sq. Ft.          219.64
   134      4,600,000   04/04/06      1.29        67.39%           57.54%   1963        2005         235    Pads        13,191.49
   135      4,000,000   01/31/06      1.22        77.12%           66.29%   1960                     101    Pads        30,542.94
   136      4,660,000   01/31/06      1.87        64.72%           64.72%   2005                  13,813  Sq. Ft.          218.35
   137      3,850,000   05/10/06      1.50        76.57%           76.57%   2006                      24   Units       122,833.33
   138      4,220,000   11/28/05      1.24        65.54%           56.80%   1972        2002          83   Units        33,321.50
   139      3,510,000   02/03/06      1.27        78.29%           66.83%   2006                  20,038  Sq. Ft.          137.13
   140      4,075,000   03/01/06      1.92        66.75%           66.75%   2004                  12,296  Sq. Ft.          221.21
   141      4,100,000   03/13/06      1.91        65.44%           65.44%   2000                  10,908  Sq. Ft.          245.97
   142      3,300,000   10/06/05      1.20        79.22%           67.16%   2005                  14,490  Sq. Ft.          180.41
   143      4,025,000   01/29/06      2.01        64.87%           64.87%   2000                  10,908  Sq. Ft.          239.37
   144      3,200,000   12/26/05      1.23        78.84%           66.76%   1988                  42,585  Sq. Ft.           59.24
   145      4,660,000   08/21/05      2.01        52.81%           52.81%   2002                  25,230  Sq. Ft.           97.54
   146      2,800,000   03/14/06      1.20        75.00%           68.03%   1999                  15,156  Sq. Ft.          138.56
   147      2,650,000   04/05/06      1.53        79.11%           67.88%   1982                      88   Units        23,823.21
   148      2,575,000   05/18/06      1.32        77.62%           67.17%   1997                  48,175  Sq. Ft.           41.49
   149      2,500,000   03/09/06      1.29        78.40%           73.76%  Various                   114    Pads        17,192.98
 149.01     1,447,368   03/09/06                                            1986                      66    Pads
 149.02     1,052,632   03/09/06                                            1957                      48    Pads
   150      2,800,000   01/19/06      1.94        64.64%           64.64%   2001                  20,000  Sq. Ft.           90.50
   151      2,650,000   03/22/06      1.61        65.47%           65.47%   1997                  10,180  Sq. Ft.          170.43
   152      2,550,000   03/22/06      1.55        67.25%           67.25%   1997                  10,180  Sq. Ft.          168.47
   153      2,500,000   04/24/06      1.39        59.80%           43.25%   2005                  12,925  Sq. Ft.          115.67
   154      2,190,000   12/19/05      1.86        65.02%           65.02%   1997                  10,170  Sq. Ft.          140.02
   155      2,850,000   03/13/06      2.41        49.58%           49.58%   1997                  11,325  Sq. Ft.          124.77
   156      2,550,000   02/27/06      2.25        54.43%           54.43%   1997                  11,325  Sq. Ft.          122.56
   157      2,400,000   02/28/06      2.65        56.17%           56.17%   1996                  12,737  Sq. Ft.          105.83
   158      2,500,000   03/13/06      1.40        49.87%           39.14%   1995                     100   Rooms        12,467.77
   159      2,060,000   02/24/06      2.01        59.76%           59.76%   2006                   7,000  Sq. Ft.          175.86
   160      5,600,000   12/22/05      3.18        21.43%           21.43%   1973                  25,522  Sq. Ft.           47.02
   161      2,000,000   02/24/06      2.01        59.65%           59.65%   2006                   7,000  Sq. Ft.          170.43
   162      1,770,000   02/24/06      2.00        59.72%           59.72%   2006                   7,000  Sq. Ft.          151.00

MORTGAGE
  LOAN    OCCUPANCY    OCCUPANCY                                   MOST RECENT  MOST RECENT   MOST RECENT  MOST RECENT       UW
 NUMBER      RATE    "AS OF" DATE       MOST RECENT PERIOD        REVENUES ($)  EXPENSES ($)    NOI ($)      NCF ($)    REVENUES ($)
------------------------------------------------------------------------------------------------------------------------------------

    1        88.31%    05/31/06         T-12 thru May 2006         34,240,725    15,947,168   18,293,557   18,293,557    33,409,483
    2        92.06%    07/17/06            Year End 2005           38,541,006    13,957,663   24,583,343   24,341,294    39,562,074
  2.01       84.05%    07/17/06            Year End 2005           14,410,477     5,691,566    8,718,911    8,602,918    14,747,016
  2.02       99.91%    07/17/06            Year End 2005           11,541,197     3,404,033    8,137,164    8,074,202    12,191,954
  2.03       97.65%    07/17/06            Year End 2005           12,589,332     4,862,064    7,727,268    7,664,174    12,623,103
    3        85.48%    05/04/06                2005                18,444,870    12,456,269    5,988,601    5,828,129    26,630,442
    4       100.00%    06/09/06                                                                                          30,187,953
  4.01      100.00%    06/09/06
  4.02      100.00%    06/09/06
  4.03      100.00%    06/09/06
  4.04      100.00%    06/09/06
  4.05      100.00%    06/09/06
  4.06      100.00%    06/09/06
  4.07      100.00%    06/09/06
  4.08      100.00%    06/09/06
  4.09      100.00%    06/09/06
  4.10      100.00%    06/09/06
  4.11      100.00%    06/09/06
  4.12      100.00%    06/09/06
  4.13      100.00%    06/09/06
  4.14      100.00%    06/09/06
  4.15      100.00%    06/09/06
  4.16      100.00%    06/09/06
  4.17      100.00%    06/09/06
  4.18      100.00%    06/09/06
  4.19      100.00%    06/09/06
  4.20      100.00%    06/09/06
  4.21      100.00%    06/09/06
  4.22      100.00%    06/09/06
  4.23      100.00%    06/09/06
  4.24      100.00%    06/09/06
  4.25      100.00%    06/09/06
  4.26      100.00%    06/09/06
  4.27      100.00%    06/09/06
  4.28      100.00%    06/09/06
  4.29      100.00%    06/09/06
  4.30      100.00%    06/09/06
  4.31      100.00%    06/09/06
  4.32      100.00%    06/09/06
  4.33      100.00%    06/09/06
  4.34      100.00%    06/09/06
  4.35      100.00%    06/09/06
  4.36      100.00%    06/09/06
  4.37      100.00%    06/09/06
  4.38      100.00%    06/09/06
  4.39      100.00%    06/09/06
  4.40      100.00%    06/09/06
  4.41      100.00%    06/09/06
  4.42      100.00%    06/09/06
  4.43      100.00%    06/09/06
  4.44      100.00%    06/09/06
  4.45      100.00%    06/09/06
  4.46      100.00%    06/09/06
  4.47      100.00%    06/09/06
  4.48      100.00%    06/09/06
  4.49      100.00%    06/09/06
  4.50      100.00%    06/09/06
  4.51      100.00%    06/09/06
  4.52      100.00%    06/09/06
  4.53      100.00%    06/09/06
  4.54      100.00%    06/09/06
  4.55      100.00%    06/09/06
  4.56      100.00%    06/09/06
  4.57      100.00%    06/09/06
  4.58      100.00%    06/09/06
    5        72.49%    04/30/06            T-12 4/30/06           179,370,259   123,502,942   55,867,317   48,255,972   183,819,220
  5.01       72.39%    04/30/06            T-12 4/30/06            13,860,914     9,730,088    4,130,826    3,576,389    14,624,169
  5.02       64.18%    04/30/06            T-12 4/30/06             9,138,062     7,304,396    1,833,666    1,468,144    11,785,171
  5.03       78.81%    04/30/06            T-12 4/30/06            14,531,515    10,889,947    3,641,568    3,060,307    14,531,515
  5.04       71.35%    04/30/06            T-12 4/30/06             9,225,862     6,532,243    2,693,619    2,324,585     9,225,862
  5.05       69.37%    04/30/06            T-12 4/30/06             5,335,753     3,779,298    1,556,455    1,343,025     6,309,373
  5.06       85.81%    04/30/06            T-12 4/30/06             5,168,942     2,722,362    2,446,580    2,188,133     5,168,942
  5.07       64.38%    04/30/06            T-12 4/30/06            10,627,019     8,314,722    2,312,297    1,887,216    10,627,019
  5.08       75.95%    04/30/06            T-12 4/30/06             4,580,444     2,744,457    1,835,987    1,652,769     4,580,444
  5.09       82.92%    04/30/06            T-12 4/30/06             4,915,110     3,024,140    1,890,970    1,645,215     4,786,380
  5.10       74.54%    04/30/06            T-12 4/30/06             5,715,772     3,928,326    1,787,446    1,558,815     5,715,772
  5.11       62.52%    04/30/06            T-12 4/30/06            12,674,817    10,399,941    2,274,876    1,767,883    12,674,817
  5.12       81.45%    04/30/06            T-12 4/30/06             4,057,893     2,558,524    1,499,369    1,337,053     3,985,836
  5.13       73.82%    04/30/06            T-12 4/30/06             3,315,345     1,928,628    1,386,717    1,254,103     3,315,345
  5.14       77.60%    04/30/06            T-12 4/30/06             3,714,727     2,211,148    1,503,579    1,317,843     3,714,727
  5.15       82.60%    04/30/06            T-12 4/30/06             3,062,570     1,739,248    1,323,322    1,170,194     3,090,008
  5.16       82.64%    04/30/06            T-12 4/30/06             2,790,995     1,559,708    1,231,287    1,091,737     2,790,995
  5.17       76.13%    04/30/06            T-12 4/30/06             3,107,040     1,797,226    1,309,814    1,185,532     3,107,040
  5.18       81.31%    04/30/06            T-12 4/30/06             3,170,059     2,036,586    1,133,473      974,970     3,118,994
  5.19       82.92%    04/30/06            T-12 4/30/06             3,857,235     2,613,172    1,244,063    1,051,201     3,857,235
  5.20       89.57%    04/30/06            T-12 4/30/06             3,378,526     2,251,345    1,127,181      992,040     3,378,526
  5.21       74.30%    04/30/06            T-12 4/30/06             3,493,740     2,310,716    1,183,024    1,008,337     3,493,740
  5.22       76.87%    04/30/06            T-12 4/30/06             2,715,414     1,586,106    1,129,308    1,020,691     2,697,419
  5.23       64.57%    04/30/06            T-12 4/30/06             3,114,416     2,047,193    1,067,223      942,646     3,114,416
  5.24       58.81%    04/30/06            T-12 4/30/06             2,433,808     1,484,677      949,131      851,779     2,543,533
  5.25       65.33%    04/30/06            T-12 4/30/06             2,840,942     1,829,317    1,011,625      897,987     2,840,942
  5.26       65.80%    04/30/06            T-12 4/30/06             2,179,072     1,293,557      885,515      776,561     2,179,072
  5.27       82.93%    04/30/06            T-12 4/30/06             2,298,729     1,415,502      883,227      768,291     2,257,702
  5.28       73.08%    04/30/06            T-12 4/30/06             2,936,128     1,910,116    1,026,012      908,567     2,936,128
  5.29       86.35%    04/30/06            T-12 4/30/06             2,492,253     1,547,174      945,079      820,466     2,492,253
  5.30       62.45%    04/30/06            T-12 4/30/06             2,252,611     1,317,823      934,788      844,684     2,387,505
  5.31       71.15%    04/30/06            T-12 4/30/06             2,560,567     1,607,685      952,882      850,459     2,560,567
  5.32       74.19%    04/30/06            T-12 4/30/06             2,247,205     1,463,338      783,867      671,507     2,247,205
  5.33       74.38%    04/30/06            T-12 4/30/06             2,357,999     1,530,420      827,579      733,259     2,302,323
  5.34       62.71%    04/30/06            T-12 4/30/06             2,539,319     1,796,642      742,677      641,104     2,510,675
  5.35       83.24%    04/30/06            T-12 4/30/06             2,133,958     1,338,746      795,212      688,514     2,133,958
  5.36       75.41%    04/30/06            T-12 4/30/06             1,662,362     1,028,769      633,593      567,099     1,662,362
  5.37       72.11%    04/30/06            T-12 4/30/06             1,535,611       988,570      547,041      485,617     1,535,611
  5.38       59.33%    04/30/06            T-12 4/30/06             1,965,799     1,476,603      489,196      410,564     1,965,799
  5.39       69.85%    04/30/06            T-12 4/30/06             1,342,586       909,142      433,444      379,741     1,395,885
  5.40       69.45%    04/30/06            T-12 4/30/06             3,287,299     2,901,263      386,036      254,544     3,287,299
  5.41       78.99%    04/30/06            T-12 4/30/06             2,128,922     1,555,715      573,207      466,761     2,128,922
  5.42       53.74%    04/30/06            T-12 4/30/06             1,687,557     1,364,606      322,951      255,449     1,687,557
  5.43       57.37%    04/30/06            T-12 4/30/06               935,362       733,757      201,605      164,191     1,070,177
    6        95.73%    06/01/06                2005                34,194,701    12,917,250   21,277,451   21,043,522    39,572,738
    7        81.68%    05/31/06       T 12 Through 3/31/2006       14,316,264     4,707,687    9,608,577    9,608,577    15,140,147
    8       100.00%    07/11/06                2005                 8,721,161     1,897,387    6,823,774    6,735,159     8,934,856
    9        91.89%    07/10/06                                                                                           7,070,967
   10        97.86%    05/31/06    2 Months Annualized 2/28/2006    8,089,482     2,670,030    5,419,452    5,419,452     8,444,699
   11        94.95%    06/01/06        T 12 Through 8/1/2006        7,752,812     3,278,882    4,473,930    4,473,930     7,715,232
   12        70.32%    03/31/06       T 12 Through 3/31/2006       22,332,686    14,908,653    7,424,033    7,424,033    22,506,309
   13       100.00%    05/04/06                                                                                           4,984,684
   14       100.00%    06/23/06                2005                 9,755,410     5,733,872    4,021,538    3,990,207     9,756,038
  14.01     100.00%    06/23/06
  14.02     100.00%    06/23/06
  14.03     100.00%    06/23/06
   15       100.00%    07/10/06                2005                 4,998,600     1,299,020    3,699,580    3,681,237     5,155,795
   16       100.00%    06/05/06                                                                                           6,950,265
   17        91.35%    06/01/06             T-12 04/06              4,357,460     1,797,222    2,560,238    2,476,922     4,906,188
   18        86.74%    05/26/06                2005                 4,020,805     2,168,938    1,851,867    1,817,265     5,345,620
   19        91.26%    07/24/06             5/16/06 RR              3,937,799     1,463,449    2,474,350    2,402,850     4,251,889
   20        95.39%    06/27/06            T-6 mos 05/06            3,488,948     1,293,298    2,195,650    2,134,850     3,753,974
   21       100.00%    05/18/06                2005                 3,778,960     1,241,800    2,537,160    2,525,651     3,823,937
   22       100.00%    06/23/06                2005                 4,522,939     1,722,657    2,800,282    2,786,097     4,208,856
   23        96.25%    06/05/06             T-12 05/06              3,953,934     1,671,148    2,282,786    2,194,786     4,016,328
   24        92.27%    06/01/06              T-3 02/06              3,216,868     1,510,722    1,706,146    1,606,706     3,580,040
   25        88.08%    07/01/06             2005 Actual             3,841,935     1,167,869    2,674,066    2,643,770     3,621,561
   26        90.00%    06/01/06                2005                 2,844,807     1,133,276    1,711,531    1,646,531     3,322,759
   27        99.37%    05/01/06       T 12 Through 3/31/2006        4,109,478       993,515    3,115,963    3,115,963     3,996,095
   28        95.34%    06/05/06             T-12 05/06              3,375,829     1,331,670    2,044,159    1,971,709     3,451,479
   29        95.72%    06/25/06             T-6 06/2006             2,872,124     1,168,074    1,704,050    1,643,250     3,172,531
   30        92.33%    06/30/06                2005                 3,377,862       858,930    2,518,932    2,479,017     3,391,598
   31        93.04%    05/09/06                2005                 3,720,867     1,636,353    2,084,514    2,016,814     4,079,437
   32        98.00%    05/25/06    4 Months Annualized 4/30/2006    2,430,492       880,689    1,549,803    1,549,803     2,664,386
   33        92.52%    06/06/06                2005                 1,876,158       872,876    1,003,282      988,347     2,854,659
   34        89.06%    07/05/06       T-12 (ending Feb 2006)        2,507,626     1,026,990    1,480,636    1,401,532     2,879,880
   35        75.15%    05/31/06                2005                12,760,231    10,495,990    2,264,241    2,264,241    13,108,883
   36        95.85%    05/30/06                2005                 2,531,419       664,332    1,867,087    1,827,964     2,704,324
   37        90.31%    05/22/06              T-12 5/06              2,808,824     1,196,898    1,611,926    1,547,926     2,903,659
   38        94.91%    07/11/06               T3 6/06               2,084,576     1,010,545    1,074,031    1,030,831     2,957,295
   39        98.87%    05/01/06       T 12 Through 4/30/2006        2,050,670       913,733    1,136,937    1,136,937     2,630,428
   40        75.82%    05/25/06   11 Months Annualized 10/31/2005   3,223,867     1,406,192    1,817,675    1,817,675     3,553,028
   41       100.00%    04/25/06       T 12 Through 3/31/2006        2,486,553       612,833    1,873,720    1,873,720     2,544,568
   42       100.00%    05/19/06                                                                                           1,571,450
   43       100.00%    03/06/06                2005                 2,586,988       696,617    1,890,371    1,878,929     2,458,875
   44        92.81%    06/19/06             T12 May '06             3,762,585     1,816,369    1,946,216    1,853,944     4,044,804
   45       100.00%    05/23/06                2005                 2,634,515       791,493    1,843,022    1,836,832     2,376,240
   46        96.33%    06/06/06              T-12 5/06              2,836,628     1,298,948    1,537,680    1,462,680     2,903,124
   47        95.51%    05/22/06              T-12 5/06              2,450,527       979,127    1,471,400    1,404,320     2,489,649
   48        92.13%    05/01/06                2005                 1,997,410       847,904    1,149,506    1,125,386     2,519,401
   49        91.79%    06/11/06                2005                 3,574,866     2,095,296    1,479,570    1,372,370     3,823,678
   50        90.27%    06/22/06          T-12 Thru 5/31/06          2,737,465     1,153,148    1,584,317    1,509,817     2,765,932
   51        92.41%    06/22/06          T-12 Thru 5/31/06          3,252,182     1,768,593    1,483,589    1,407,839     3,288,075
   52        95.82%    07/05/06           T12 Ending 5/06           2,545,824     1,219,465    1,326,359    1,212,760     2,810,632
   53        98.87%    06/30/06                2005                 1,803,357       483,775    1,319,582    1,307,951     2,345,597
   54        97.08%    06/05/06              T-12 5/06              2,303,860       982,440    1,321,420    1,266,460     2,365,791
   55        93.99%    03/31/06                                                                                           2,007,054
  55.01     100.00%    03/31/06                                                                                             932,707
  55.02      89.35%    03/31/06                                                                                           1,074,347
   56        93.44%    06/09/06                2005                 1,968,204       775,153    1,193,051    1,120,790     1,988,773
   57        86.90%    03/24/06    5 Months Annualized 5/31/2006    1,848,447       407,697    1,440,750    1,440,750     2,169,830
   58        91.76%    06/01/06         Year End 12/31/2005         2,246,051       531,003    1,715,048    1,715,048     2,302,929
   59        95.53%    06/14/06            T-12 (April)             2,739,869     1,159,852    1,580,017    1,557,656     2,992,446
   60        92.19%    03/16/06                2005                 2,191,581       824,368    1,367,213    1,309,613     2,232,712
   61        80.87%    04/30/06         T-12 ending Apr 06          4,742,954     2,682,283    2,060,671    1,869,306     4,410,538
   62        91.98%    05/22/06             T-12 05/06              1,832,989       671,139    1,161,850    1,108,850     1,845,524
   63        80.37%    06/15/06    5 Months Annualized 5/31/2006    1,475,669       445,171    1,030,498    1,030,498     1,792,599
   64        93.02%    05/08/06       T 12 Through 4/30/2006        3,214,959     1,900,165    1,314,794    1,314,794     3,293,047
   65        93.02%    06/16/06       5 Mos. 2005 Annualized          516,230       197,419      318,811      313,431     1,458,999
   66        85.87%    06/06/06        Jan-Apr 06 Annualized        1,597,974       467,155    1,130,819    1,101,065     1,680,069
   67        95.36%    06/01/06                2005                 2,013,506       840,175    1,173,331    1,158,702     2,024,001
  67.01      93.55%    06/01/06                2005                   934,928       358,821      576,107      567,312       980,263
  67.02      94.94%    06/01/06                2005                   598,918       245,246      353,672      349,843       580,280
  67.03     100.00%    06/01/06                2005                   479,661       236,109      243,552      241,547       463,458
   68        91.83%    06/07/06            T3 thru 4/06             1,745,352       842,008      903,344      851,344     1,756,411
   69        92.86%    06/30/06    4 Months Annualized 4/30/2006    1,573,260       154,086    1,419,174    1,419,174     1,573,260
   70        94.55%    06/07/06         Year End 12/31/2005         1,317,913       323,059      994,854      994,854     1,502,089
   71       100.00%    06/29/06                                                                                           1,207,150
   72        97.49%    04/12/06          3/05-12/05 Ann'l           1,340,744       613,871      726,873      723,055     1,750,701
   73        85.19%    07/01/06             2005 Actual             2,878,311     1,070,795    1,807,516    1,788,869     1,625,408
   74        96.68%    04/06/06                                                                                           1,370,864
   75        95.29%    05/22/06             T-12 05/06              1,909,748       895,383    1,014,365      954,965     1,898,435
   76        70.22%    07/24/06       T 12 Through 11/30/2005       1,877,199       800,598    1,076,601    1,076,601     1,946,262
   77        95.31%    05/22/06             T-12 05/06              1,764,286       805,381      958,905      907,705     1,757,689
   78        81.32%    05/31/06             T-12 05/06              3,325,867     2,239,323    1,086,544      986,101     3,327,199
   79        95.71%    05/01/06                2005                 1,521,739       472,032    1,049,707    1,043,179     1,521,879
   80        99.71%    05/09/06                2005                 1,163,088       281,848      881,240      835,142     1,336,951
   81        92.59%    06/27/06                2005                   922,290       303,692      618,598      600,239     1,347,646
   82        98.35%    07/01/06             2005 Actual             1,364,405       415,657      948,748      933,926     1,375,299
   83        91.78%    04/12/06                                                                                           1,038,724
   84        94.22%    03/31/06       T 12 Through 3/31/2006        1,502,972       645,308      857,664      857,664     1,573,278
   85        71.00%    03/31/06            T-12 03/2006             2,219,955     1,226,384      993,571      926,972     2,471,553
   86        97.98%    04/26/06           T-12 3/31/2006            1,778,116       978,797      799,319      737,319     1,805,000
   87       100.00%    06/14/06                                                                                           1,031,451
   88        91.61%    07/01/06                                                                                           1,250,617
   89       100.00%    06/01/06                                                                                           1,117,813
   90       100.00%    06/01/06       T 12 Through 6/30/2006          680,434        49,214      631,221      631,221       806,161
   91        73.59%    03/31/06             3/31/06 T12             5,164,678     4,316,752      847,926      847,926     5,369,195
   92        96.53%    06/22/06          T-12 Thru 5/31/06          1,325,948       605,158      720,790      684,790     1,325,948
   93       100.00%    05/31/06       T 12 Through 5/31/2006        1,513,482       732,060      781,422      781,422     1,517,547
   94       100.00%    05/31/06       T 12 Through 3/31/2006          543,468                    543,468      543,468       985,765
   95       100.00%    04/30/06       T 12 Through 3/31/2006        1,583,620       789,647      793,973      793,973     1,587,638
   96        78.75%    05/10/06             T-12 05/06              1,920,481     1,218,829      701,652      648,993     1,934,871
   97        69.58%    03/31/06            T-12 3/31/06             1,993,232     1,174,305      818,927      739,198     2,071,953
   98       100.00%    06/01/06       T 12 Through 6/30/2006          632,093        58,142      573,951      573,951       694,722
   99       100.00%    03/08/06                2005                   803,219       180,773      622,446      608,953       816,307
   100      100.00%    06/30/06      3 Months Annualized 3/31         818,508       191,184      627,324      612,824       793,572
   101      100.00%    06/14/06                                                                                             631,250
   102       95.24%    06/29/06                2005                   742,406       227,529      514,877      508,656       883,592
   103       89.27%    06/15/06    5 Months Annualized 5/31/2006      724,044       184,445      539,599      539,599       798,731
   104      100.00%    10/18/05                                                                                             600,113
   105       97.05%    06/01/06                                                                                             926,867
   106      100.00%    06/21/06                                                                                             624,189
   107      100.00%    06/01/06       T 12 Through 6/30/2006          552,101        44,631      507,470      507,470       597,867
   108      100.00%    03/01/06     2005 Annualized (Mar - Dec)       781,972       374,624      407,348      402,701       807,501
   109      100.00%    07/06/06                2005                   455,613        30,182      425,431      423,482       622,719
   110       86.08%    06/30/06   11 Months Annualized 11/30/2005     942,794       408,025      534,769      534,769       949,588
   111       95.31%    06/22/06          T-12 Thru 5/31/06            995,986       517,736      478,250      446,250     1,001,087
   112       67.23%    03/31/06             3/31/06 T12             2,575,798     2,004,143      571,655      571,655     2,578,190
   113      100.00%    01/04/06                                                                                             419,000
   114      100.00%    04/01/06          Actual T-4 04/30             642,470       172,369      470,101      462,601       610,695
   115       69.08%    03/31/06             3/31/06 T12             2,527,174     1,992,913      534,261      534,261     2,573,327
   116       66.80%    11/30/05         Year End 12/31/2005         2,073,186     1,041,134    1,032,051    1,032,051     1,964,404
   117       62.29%    12/31/05         Year End 12/31/2005           803,095       541,930      261,165      261,165       835,691
   118      100.00%    06/19/06                                                                                             640,300
   119       62.58%    12/31/05       T 12 Through 3/31/2006        1,841,013     1,200,941      640,073      640,073     1,841,221
   120      100.00%    05/31/06   Annualized T-4 (ending Apr 06)      594,183        98,106      496,077      486,767       527,763
   121       63.06%    03/31/06       T 12 Through 3/31/2006        1,752,276     1,214,104      538,172      538,172     1,752,149
   122      100.00%    03/31/06                                                                                             425,000
   123       66.58%    03/31/06       T 12 Through 3/31/2006        1,883,188     1,417,478      465,710      465,710     1,990,905
   124       63.73%    05/31/06             T-12 05/06              1,653,422     1,264,782      388,640      339,291     1,755,207
   125       93.56%    05/20/06                2004                   330,824       125,464      205,360      202,341       500,904
   126       69.30%    04/12/06       T 12 Through 3/31/2006          605,385       267,223      338,162      338,162       724,889
   127      100.00%    05/01/06                                                                                             358,872
   128       59.17%    05/31/06       T 12 Through 5/31/2006        1,365,522       870,886      494,636      494,636     1,365,522
   129       94.95%    05/31/06                2005                   760,127       344,875      415,252      406,459       749,825
   130      100.00%    03/15/06         Year End 12/31/2005           477,463        64,690      412,774      412,774       520,727
   131       98.93%    03/01/06       T 12 Through 4/30/2006          717,095       389,190      327,905      327,905       736,864
 131.01     100.00%    03/01/06
 131.02      97.41%    03/01/06
   132      100.00%    01/18/06                                                                                             282,000
   133      100.00%    04/12/06                                                                                             338,000
   134       87.23%    05/16/06       T 12 Through 3/31/2006          676,843       381,627      295,216      295,216       687,506
   135      100.00%    03/03/06         Year End 12/31/2005           464,628       183,304      281,324      281,324       463,695
   136      100.00%    02/21/06                                                                                             324,765
   137      100.00%    07/13/06                                                                                             455,209
   138       97.59%    05/17/06           T12 April 2006              534,512       163,591      370,921      350,171       536,496
   139      100.00%    06/26/06                                                                                             373,831
   140      100.00%    03/23/06                                                                                             277,280
   141      100.00%    04/21/06                                                                                             278,586
   142      100.00%    01/04/06                                                                                             228,000
   143      100.00%    03/08/06                                                                                             281,136
   144      100.00%    12/29/05       T 12 Through 12/28/2005         352,635       138,245      214,390      214,390       366,909
   145      100.00%    04/01/06                                                                                             427,332
   146      100.00%    03/23/06                2005                   303,634        99,578      204,056      202,540       301,299
   147      100.00%    03/16/06    8 Months Annualized 3/31/2006      666,780       369,884      296,896      296,896       649,693
   148       88.20%    05/24/06       T 12 Through 4/30/2006          330,333       166,555      163,778      163,778       330,333
   149       93.86%    05/31/06    3 Months Annualized 3/31/2006      279,619        43,025      236,594      236,594       299,560
 149.01      90.91%    05/31/06
 149.02      97.92%    05/31/06
   150      100.00%    03/13/06                                                                                             210,000
   151      100.00%    04/19/06                                                                                             182,274
   152      100.00%    04/19/06                                                                                             174,233
   153      100.00%    04/12/06                                                                                             224,878
   154      100.00%    03/06/06                                                                                             153,333
   155      100.00%    04/24/06                                                                                             209,446
   156      100.00%    04/12/06                                                                                             191,895
   157      100.00%    07/12/06                2005                   276,612        66,859      209,753      208,473       281,014
   158       38.60%    03/31/06       T 12 Through 3/31/2006          874,392       681,987      192,406      192,406       874,392
   159      100.00%    03/24/06                                                                                             146,213
   160      100.00%    03/30/06       T 12 Through 4/30/2006          481,115       266,153      214,962      214,962       535,885
   161      100.00%    03/24/06                                                                                             141,610
   162      100.00%    03/24/06                                                                                             125,486

MORTGAGE                  UW NET                                                                LARGEST  LARGEST       LARGEST
  LOAN         UW       OPERATING       UW NET                                                   TENANT   TENANT        TENANT
 NUMBER   EXPENSES ($)  INCOME ($)  CASH FLOW ($)  LARGEST TENANT NAME                          SQ. FT.  % OF NRA     EXP. DATE
----------------------------------------------------------------------------------------------------------------------------------

    1      14,811,709   18,597,774    17,576,432   Goldman Sachs Execution & Clearing, L.P.     164,674  16.16%       04/30/11
    2      12,938,060   26,624,013    25,341,124   Various                                      Various  Various       Various
  2.01      5,164,743    9,582,273     9,065,473   Pottery Barn                                  30,000   4.40%       01/31/11
  2.02      3,098,527    9,093,428     8,723,934   L.L. Bean                                     15,970   4.57%       08/31/12
  2.03      4,674,790    7,948,313     7,551,717   Wolf Furniture                                66,829  13.77%       05/31/09
    3      13,295,717   13,334,725    13,174,253   Blue Cross                                   202,086  20.15%       03/01/17
    4         857,066   29,330,887    27,282,526   BlueLinx Corporation                         Various  100.00%      06/08/21
  4.01                                             BlueLinx Corporation                         850,000  100.00%      06/08/21
  4.02                                             BlueLinx Corporation                         448,500  100.00%      06/08/21
  4.03                                             BlueLinx Corporation                         670,000  100.00%      06/08/21
  4.04                                             BlueLinx Corporation                         560,000  100.00%      06/08/21
  4.05                                             BlueLinx Corporation                         462,800  100.00%      06/08/21
  4.06                                             BlueLinx Corporation                         234,090  100.00%      06/08/21
  4.07                                             BlueLinx Corporation                         401,648  100.00%      06/08/21
  4.08                                             BlueLinx Corporation                         272,449  100.00%      06/08/21
  4.09                                             BlueLinx Corporation                         135,821  100.00%      06/08/21
  4.10                                             BlueLinx Corporation                         168,971  100.00%      06/08/21
  4.11                                             BlueLinx Corporation                          93,000  100.00%      06/08/21
  4.12                                             BlueLinx Corporation                          68,721  100.00%      06/08/21
  4.13                                             BlueLinx Corporation                         202,021  100.00%      06/08/21
  4.14                                             BlueLinx Corporation                         192,500  100.00%      06/08/21
  4.15                                             BlueLinx Corporation                         105,168  100.00%      06/08/21
  4.16                                             BlueLinx Corporation                         234,683  100.00%      06/08/21
  4.17                                             BlueLinx Corporation                         108,852  100.00%      06/08/21
  4.18                                             BlueLinx Corporation                         142,959  100.00%      06/08/21
  4.19                                             BlueLinx Corporation                          77,360  100.00%      06/08/21
  4.20                                             BlueLinx Corporation                         113,040  100.00%      06/08/21
  4.21                                             BlueLinx Corporation                         102,868  100.00%      06/08/21
  4.22                                             BlueLinx Corporation                          95,391  100.00%      06/08/21
  4.23                                             BlueLinx Corporation                         157,825  100.00%      06/08/21
  4.24                                             BlueLinx Corporation                         153,069  100.00%      06/08/21
  4.25                                             BlueLinx Corporation                         103,868  100.00%      06/08/21
  4.26                                             BlueLinx Corporation                         107,844  100.00%      06/08/21
  4.27                                             BlueLinx Corporation                         183,000  100.00%      06/08/21
  4.28                                             BlueLinx Corporation                         143,500  100.00%      06/08/21
  4.29                                             BlueLinx Corporation                         123,750  100.00%      06/08/21
  4.30                                             BlueLinx Corporation                         113,360  100.00%      06/08/21
  4.31                                             BlueLinx Corporation                         101,000  100.00%      06/08/21
  4.32                                             BlueLinx Corporation                          95,480  100.00%      06/08/21
  4.33                                             BlueLinx Corporation                          83,000  100.00%      06/08/21
  4.34                                             BlueLinx Corporation                          95,231  100.00%      06/08/21
  4.35                                             BlueLinx Corporation                          83,990  100.00%      06/08/21
  4.36                                             BlueLinx Corporation                          76,290  100.00%      06/08/21
  4.37                                             BlueLinx Corporation                          65,430  100.00%      06/08/21
  4.38                                             BlueLinx Corporation                          81,972  100.00%      06/08/21
  4.39                                             BlueLinx Corporation                          51,918  100.00%      06/08/21
  4.40                                             BlueLinx Corporation                          98,197  100.00%      06/08/21
  4.41                                             BlueLinx Corporation                          62,250  100.00%      06/08/21
  4.42                                             BlueLinx Corporation                          81,598  100.00%      06/08/21
  4.43                                             BlueLinx Corporation                         132,100  100.00%      06/08/21
  4.44                                             BlueLinx Corporation                         106,027  100.00%      06/08/21
  4.45                                             BlueLinx Corporation                          92,300  100.00%      06/08/21
  4.46                                             BlueLinx Corporation                          64,024  100.00%      06/08/21
  4.47                                             BlueLinx Corporation                          77,000  100.00%      06/08/21
  4.48                                             BlueLinx Corporation                          64,080  100.00%      06/08/21
  4.49                                             BlueLinx Corporation                          98,402  100.00%      06/08/21
  4.50                                             BlueLinx Corporation                          63,714  100.00%      06/08/21
  4.51                                             BlueLinx Corporation                          65,500  100.00%      06/08/21
  4.52                                             BlueLinx Corporation                          58,920  100.00%      06/08/21
  4.53                                             BlueLinx Corporation                          87,100  100.00%      06/08/21
  4.54                                             BlueLinx Corporation                          91,731  100.00%      06/08/21
  4.55                                             BlueLinx Corporation                          40,252  100.00%      06/08/21
  4.56                                             BlueLinx Corporation                          50,530  100.00%      06/08/21
  4.57                                             BlueLinx Corporation                          71,721  100.00%      06/08/21
  4.58                                             BlueLinx Corporation                          37,050  100.00%      06/08/21
    5     124,884,215   58,935,005    51,147,635
  5.01     10,195,557    4,428,612     3,843,645
  5.02      8,687,499    3,097,672     2,626,265
  5.03     10,889,947    3,641,568     3,060,307
  5.04      6,532,243    2,693,619     2,324,585
  5.05      4,049,999    2,259,373     2,006,998
  5.06      2,722,362    2,446,580     2,188,133
  5.07      8,314,722    2,312,297     1,887,216
  5.08      2,694,413    1,886,031     1,702,813
  5.09      2,661,277    2,125,103     1,885,784
  5.10      3,928,326    1,787,446     1,558,815
  5.11     10,399,941    2,274,876     1,767,883
  5.12      2,484,160    1,501,676     1,342,242
  5.13      1,928,628    1,386,717     1,254,103
  5.14      2,211,148    1,503,579     1,317,843
  5.15      1,737,372    1,352,637     1,198,136
  5.16      1,559,708    1,231,287     1,091,737
  5.17      1,797,226    1,309,814     1,185,532
  5.18      1,978,960    1,140,034       984,085
  5.19      2,613,172    1,244,063     1,051,201
  5.20      2,251,345    1,127,181       992,040
  5.21      2,310,716    1,183,024     1,008,337
  5.22      1,493,365    1,204,054     1,096,157
  5.23      2,047,193    1,067,223       942,646
  5.24      1,556,444      987,089       885,348
  5.25      1,829,317    1,011,625       897,987
  5.26      1,280,062      899,010       790,056
  5.27      1,363,738      893,963       781,078
  5.28      1,910,116    1,026,012       908,567
  5.29      1,547,174      945,079       820,466
  5.30      1,443,277      944,228       848,728
  5.31      1,607,685      952,882       850,459
  5.32      1,433,196      814,009       701,649
  5.33      1,459,574      842,748       750,656
  5.34      1,762,729      747,946       647,519
  5.35      1,338,746      795,212       688,514
  5.36      1,006,298      656,064       589,570
  5.37        969,861      565,750       504,326
  5.38      1,447,707      518,092       439,460
  5.39        934,268      461,617       405,782
  5.40      2,775,879      511,420       379,928
  5.41      1,555,715      573,207       466,761
  5.42      1,364,606      322,951       255,449
  5.43        808,544      261,633       218,825
    6      13,822,539   25,750,198    24,113,629   Target Corporation                            99,700    8.52%       03/31/15
    7       4,555,879   10,584,268    10,180,570   Disney Enterprises                           156,215   40.80%       06/30/11
    8       2,137,703    6,797,152     6,486,865   Safeway                                       52,686   11.89%       08/31/11
    9       2,039,609    5,031,358     4,905,558
   10       2,749,809    5,694,890     5,431,769   Harkins Yuma Palms                            63,255   15.81%       01/31/20
   11       3,158,298    4,556,934     4,308,270   Royal State Financial                         19,991    9.49%       10/31/11
   12      15,291,962    7,214,347     6,314,095
   13          49,847    4,934,837     4,900,136   Sierra Health Services                       204,123  100.00%       01/14/16
   14       5,615,586    4,140,452     4,109,121   Various                                      Various  Various        Various
  14.01                                            NAPICO                                        39,888   84.39%       12/31/10
  14.02                                            International Creative Management             76,229  100.00%       01/31/08
  14.03                                            Brillstein Grey                               22,900   26.82%       07/31/09
   15       1,460,414    3,695,382     3,548,862   Rite Aid                                      17,300   13.20%       05/31/09
   16       2,304,042    4,646,223     4,305,432   Invesco Funds Group, Inc.                    263,770  100.00%       10/31/16
   17       1,794,265    3,111,923     3,028,607
   18       2,297,802    3,047,818     2,859,962   CBIZ Accounting                               31,345   11.78%       04/30/18
   19       1,365,684    2,886,205     2,814,705
   20       1,204,651    2,549,323     2,488,523
   21       1,253,697    2,570,240     2,445,948   Shulman, Rogers                               52,448   45.57%    Multiple Spaces
   22       1,606,654    2,602,202     2,410,453   Jackson & Wallace, LLP                        32,062   22.60%       02/01/10
   23       1,547,980    2,468,348     2,380,348
   24       1,496,921    2,083,119     1,983,679
   25       1,119,864    2,501,697     2,421,518   Hy-Vee                                        72,500   35.90%       02/28/11
   26       1,321,309    2,001,450     1,936,450
   27         832,385    3,163,711     3,041,526   Laemmle Theatres                              15,147   10.83%       03/31/08
   28       1,227,556    2,223,923     2,151,473
   29       1,206,191    1,966,340     1,905,540
   30       1,031,627    2,359,971     2,124,243   Safenet, Inc.                                 46,724   32.78%       08/31/09
   31       1,613,669    2,465,768     2,260,589   City of Philadelphia                         184,128   27.20%       06/01/09
   32         966,398    1,697,988     1,643,690
   33         915,212    1,939,447     1,878,646   Price Chopper                                 69,002   46.20%       04/01/23
   34       1,081,251    1,798,629     1,719,525
   35      10,507,266    2,601,617     2,076,785
   36         869,447    1,834,878     1,698,066   Randall's                                     61,113   37.49%       11/30/12
   37       1,193,872    1,709,787     1,645,787
   38       1,036,727    1,920,568     1,877,368
   39         940,859    1,689,569     1,617,742   Big Rock Partners                              7,055   10.31%       07/31/11
   40       1,444,867    2,108,161     1,881,507   Elder-Beerman                                 77,300   16.20%       07/31/11
   41         688,324    1,856,244     1,790,664   General Services Administration               68,063  100.00%       02/28/15
   42         172,165    1,399,286     1,399,286   Duane Reade                                    7,619  100.00%       05/31/21
   43         687,437    1,771,438     1,676,893   Key Food                                      22,211   29.12%       12/31/11
   44       1,838,316    2,206,488     2,114,216
   45         747,767    1,628,473     1,571,053   United States of America                      61,902  100.00%       01/18/13
   46       1,202,324    1,700,800     1,625,800
   47         968,921    1,520,728     1,453,648
   48         821,307    1,698,094     1,560,730   Outlet Marketplace                            74,581   31.06%       10/30/15
   49       2,209,237    1,614,442     1,507,242
   50       1,138,886    1,627,046     1,552,546
   51       1,761,269    1,526,806     1,451,056
   52       1,145,037    1,665,595     1,540,459   Citizens Property Insurance                   24,334   22.21%       09/30/09
   53         617,301    1,728,296     1,642,140   Gigante                                       45,000   38.57%       12/01/22
   54         904,912    1,460,879     1,405,919
   55         514,409    1,492,645     1,415,530   Various                                      Various  Various        Various
  55.01       482,178      450,529       403,024   ADT                                           33,270   83.32%       03/31/16
  55.02        32,230    1,042,116     1,012,506   Cook, Hall and Hyade Inc.                     20,000   38.72%       01/01/17
   56         786,952    1,201,821     1,129,560
   57         536,559    1,633,270     1,597,492   San Carlos Cinemas                            43,578   73.08%       10/30/25
   58         787,898    1,515,031     1,425,273   Glory Market                                  48,138   34.36%       03/16/26
   59       1,333,390    1,659,057     1,553,473   Stable Parking Garage                         36,000   32.20%       11/30/22
   60         893,173    1,339,539     1,281,939
   61       2,692,602    1,717,935     1,541,514
   62         680,715    1,164,809     1,111,809
   63         503,772    1,288,827     1,267,177
   64       1,889,329    1,403,718     1,285,468
   65         268,029    1,190,970     1,152,428   Bonefish Grill                                 5,397   10.03%       03/22/36
   66         531,236    1,148,833     1,100,570   Net Versant - Northern California Inc          7,680    5.16%       12/01/09
   67         880,718    1,143,283     1,094,587   Various                                      Various  Various        Various
  67.01       415,668      564,595       555,800   WineStreet Spirits                             6,587   16.48%       06/30/07
  67.02       244,328      335,952       311,832   Bament Realty Inc                             14,110   47.91%       09/30/10
  67.03       220,722      242,736       226,955   Gary Lunstad                                   3,719   20.41%       10/31/10
   68         762,100      994,311       942,311
   69         458,567    1,114,693     1,083,193
   70         309,455    1,192,634     1,106,902   Highline Academy Building Corporation         42,550   30.18%       07/31/11
   71         241,262      965,888       939,562   Publix                                        45,600   69.02%       12/31/25
   72         764,294      986,407       962,451   Fashion Bug                                    8,035   16.84%       10/01/09
   73         591,338    1,034,070       985,436   DSW                                           30,000   22.52%       06/30/11
   74         380,917      989,947       947,345   Rare Hospitality Int'l Inc.                    5,400   11.20%       10/17/15
   75         881,581    1,016,854       957,454
   76         830,014    1,116,248       971,979   EXECU- Health Management Group, Inc.          11,542    7.80%       12/31/07
   77         792,629      965,060       913,860
   78       2,237,324    1,089,875       992,369
   79         483,435    1,038,444       979,459   Blockbuster (Ground Lease)                     6,500    9.96%       03/31/09
   80         316,808    1,020,143       934,381   Candler Discount Mall                         39,960   21.20%       05/31/09
   81         305,663    1,041,983       934,731   Beall's                                       98,110   53.44%    Multiple Spaces
   82         413,070      962,229       913,215   Price Chopper                                 63,396   47.05%       12/31/16
   83         218,759      819,965       803,595   Publix                                        45,600   78.08%       03/01/26
   84         641,957      931,321       877,528   Logicalis, Inc.                               22,442   30.12%       04/30/07
   85       1,461,067    1,010,486       931,869
   86         954,404      850,596       788,596
   87          41,258      990,193       982,765   Gander Mountain                               67,521  100.00%       04/30/21
   88         467,393      783,224       747,573   Dillon's                                      60,963   58.77%       11/30/12
   89         382,204      735,609       680,593   Aldi                                          15,300   31.27%       08/30/25
   90         111,362      694,799       676,607   Sixty Retail Inc.                              7,968   62.25%       12/31/17
   91       4,248,972    1,120,223       905,455
   92         606,838      719,110       683,110
   93         750,868      766,679       754,729
   94         154,005      831,760       829,057   Walgreens                                     15,616   86.67%       07/31/21
   95         798,152      789,485       777,085
   96       1,173,640      761,231       703,250
   97       1,299,786      772,167       689,289
   98         111,840      582,882       557,115   Gemelli Group Inc.                             4,175   26.30%       09/30/10
   99         190,707      625,599       595,801   Wiseway                                       70,878   78.80%       05/31/21
   100        212,455      581,116       566,616   Power Investments Building                   100,000   68.97%       09/30/16
   101          6,313      624,938       624,214   Sav-On                                        14,472  100.00%       05/07/31
   102        241,158      642,434       614,746   Strayer University Inc.                       18,000   28.94%       04/30/17
   103        211,915      586,816       573,716
   104          6,001      594,112       581,783   JC Penney                                    123,289  100.00%       01/31/21
   105        382,340      544,528       496,218   Butters Construction and Development, Inc.     8,528   20.61%       03/31/11
   106         96,135      528,054       524,654   Dollar General                                 8,275   24.34%       07/31/15
   107        122,724      475,143       463,779   Adidas Promotional Retail Operations, Inc.     4,812   53.11%       01/31/16
   108        253,027      554,475       480,319   University of Phoenix                         18,675   40.19%       09/30/11
   109        100,383      522,336       516,086   Sav-On                                        16,495   84.61%       12/17/21
   110        375,628      573,960       517,060   James F. Wray                                  5,078    6.24%       03/31/08
   111        513,850      487,237       455,237
   112      1,879,068      699,122       595,995
   113          4,190      414,810       413,457   Walgreens                                     13,533  100.00%       12/31/30
   114        169,915      440,780       433,280
   115      1,901,666      671,661       568,728
   116      1,027,840      936,565       857,988
   117        412,541      423,150       399,850
   118        230,661      409,640       401,640   Suffolk County Department of Health           40,000  100.00%       01/31/12
   119      1,237,557      603,664       530,015
   120        110,141      417,623       391,557   Food Lion                                     29,000   59.18%       12/18/16
   121      1,208,196      543,952       473,866
   122          4,250      420,750       419,385   Walgreens                                     13,650  100.00%       10/31/63
   123      1,352,836      638,069       558,432
   124      1,239,618      515,589       456,405
   125        114,279      386,625       365,397   Nice Guys                                     4,216    16.76%       08/31/12
   126        309,151      415,738       397,988
   127          3,589      355,283       353,536   Walgreens                                     14,560  100.00%       10/31/78
   128        904,872      460,651       406,030
   129        363,255      386,570       344,953   Baltimore Community Foundation                12,573   27.17%    Multiple Spaces
   130        174,856      345,871       328,654   Thai Palace                                   4,348    20.63%       08/31/08
   131        354,791      382,073       346,969   Various                                      Various  Various        Various
 131.01                                            Alamo Workforce Development                   25,000   65.18%       07/31/09
 131.02                                            George Tamez                                  5,370    19.83%       10/31/15
   132          2,820      279,180       277,725   Walgreens                                     14,550  100.00%       02/28/31
   133          3,380      334,620       333,138   Walgreens                                     14,820  100.00%       04/27/31
   134        380,672      306,834       295,084
   135        176,247      287,448       282,398
   136          3,248      321,517       320,136   CVS                                           13,813  100.00%       11/01/25
   137        168,642      286,566       274,566
   138        249,576      286,920       266,170
   139        101,392      272,439       257,360   Mount Carmel Health Providers, Inc.           10,100   50.40%       10/31/16
   140          2,773      274,507       273,278   CVS                                           12,296  100.00%       09/29/24
   141          2,786      275,800       273,728   CVS                                           10,908  100.00%       08/30/20
   142          2,280      225,720       224,271   Walgreens                                     14,490  100.00%       07/23/30
   143          2,811      278,325       277,234   CVS                                           10,908  100.00%       10/25/25
   144        124,553      242,356       218,960   Big Lots                                      34,000   79.84%       01/31/11
   145        135,352      291,979       289,456   Conn's                                        25,230  100.00%       04/15/17
   146         99,735      201,564       185,624   Lisa's Hallmark                               3,200    21.11%       02/29/08
   147        387,573      262,120       240,120
   148        121,511      208,822       204,004
   149        102,575      196,985       191,285
 149.01
 149.02

   150          2,100      207,900       205,900   Office Depot                                  20,000  100.00%       04/30/16
   151          1,823      180,451       179,433   CVS                                           10,180  100.00%       11/30/17
   152          1,742      172,490       171,472   CVS                                           10,180  100.00%       11/30/17
   153         38,216      186,662       176,590   The Shoe Show of Rocky Mount                   5,180   40.08%        07/31/15
   154          1,533      151,800       149,775   Revco Discount Drug Centers, Inc.             10,170  100.00%       07/31/18
   155          2,094      207,352       206,219   Rite Aid                                      11,325  100.00%       06/30/18
   156          1,919      189,976       188,844   Rite Aid                                      11,325  100.00%       02/28/18
   157         73,017      207,997       206,042   CVS (Subleased to Family Dollar)              10,800   84.79%       09/30/16
   158        676,985      197,408       139,698
   159          1,462      144,750       143,910   Advance Stores Company, Incorporated           7,000  100.00%       01/31/21
   160        276,103      259,781       231,593   OC Metro Magazine                              7,953   31.16%       07/31/07
   161          1,416      140,194       139,494   Advance Stores Company, Incorporated           7,000  100.00%       01/31/21
   162          1,255      124,231       123,531   Advance Stores Company, Incorporated           7,000  100.00%       01/31/21

                                                                                          2ND
MORTGAGE                                                               2ND LARGEST      LARGEST
  LOAN                                                   2ND LARGEST      TENANT         TENANT
 NUMBER   2ND LARGEST TENANT NAME                      TENANT SQ. FT.    % OF NRA      EXP. DATE
------------------------------------------------------------------------------------------------------------------------

    1     Chicago Stock Exchange Service                  152,050        14.92%    Multiple Spaces
    2     Various                                         Various       Various        Various
  2.01    Vanity Fair                                     23,975         3.51%         12/31/08
  2.02    Nike                                            13,852         3.96%         09/30/10
  2.03    L.L. Bean                                       17,094         3.52%         04/30/11
    3     Federal Home Loan Bank                          132,273        13.19%        07/01/11
    4
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
  4.26
  4.27
  4.28
  4.29
  4.30
  4.31
  4.32
  4.33
  4.34
  4.35
  4.36
  4.37
  4.38
  4.39
  4.40
  4.41
  4.42
  4.43
  4.44
  4.45
  4.46
  4.47
  4.48
  4.49
  4.50
  4.51
  4.52
  4.53
  4.54
  4.55
  4.56
  4.57
  4.58
    5
  5.01
  5.02
  5.03
  5.04
  5.05
  5.06
  5.07
  5.08
  5.09
  5.10
  5.11
  5.12
  5.13
  5.14
  5.15
  5.16
  5.17
  5.18
  5.19
  5.20
  5.21
  5.22
  5.23
  5.24
  5.25
  5.26
  5.27
  5.28
  5.29
  5.30
  5.31
  5.32
  5.33
  5.34
  5.35
  5.36
  5.37
  5.38
  5.39
  5.40
  5.41
  5.42
  5.43
    6     The New York Times Company                      82,822         7.08%         11/30/15
    7     Bank of America                                 136,030        35.53%    Multiple Spaces
    8     Ashley Home Store                               49,548         11.18%        11/01/17
    9
   10     Sports Authority                                34,947         8.73%         01/31/16
   11     American Savings Bank                           14,225         6.75%     Multiple Spaces
   12
   13
   14     Various                                         Various       Various        Various
  14.01   Tower Digestive Health                           7,379         15.61%        11/30/13
  14.02
  14.03   Hochman Salkin                                  12,731         14.91%        02/28/07
   15     Petco                                           15,900         12.14%        07/06/16
   16
   17
   18     Hammerman and Hultgren, PC                      15,864         5.96%         04/30/12
   19
   20
   21     Merrill Lynch                                   21,737         18.89%        12/31/11
   22     Pacific Fertility Center                        18,251         12.87%        12/01/08
   23
   24
   25     Borders Books                                   29,400         14.56%        09/30/15
   26
   27     Pier 1 Imports                                  13,810         9.87%         06/30/11
   28
   29
   30     Vormetric, Inc.                                 23,048         16.17%        09/30/08
   31     Material Culture                                62,778         9.27%     Multiple Spaces
   32
   33     Office Max                                      20,000         13.39%        06/01/16
   34
   35
   36     Ross Dress for Less                             26,000         15.95%        07/31/08
   37
   38
   39     Blumberg Riber Inc.                              5,003         7.31%         03/31/09
   40     Sears                                           62,770         13.15%        01/15/11
   41
   42
   43     Anthem                                          17,571         23.04%        02/28/07
   44
   45
   46
   47
   48     Marc's                                          45,878         19.11%        01/31/11
   49
   50
   51
   52     HCA Realty, Inc.                                22,557         20.59%        07/31/11
   53     Anchor Blue                                     18,750         16.07%        01/01/07
   54
   55     Various                                         Various       Various        Various
  55.01   ACLD                                             6,660         16.68%        03/31/16
  55.02   Foodhandler                                     10,000         19.36%        01/01/13
   56
   57     Capriccio                                        2,506         4.20%         01/31/21
   58     CVS                                             10,880         7.77%         01/31/18
   59     Production Services                             10,849         9.70%         04/30/10
   60
   61
   62
   63
   64
   65     Panera Bread                                     5,107         9.49%         03/19/16
   66     Best Buy Stores LP                               6,920         4.65%     Multiple Spaces
   67     Various                                         Various       Various        Various
  67.01   Panino's                                         4,454         11.14%        06/30/10
  67.02   The Group Agency                                 2,273         7.72%         06/30/11
  67.03   Michael Furey                                    3,140         17.23%        08/31/10
   68
   69
   70     Oakwood Corporate Housing                        9,540         6.77%         07/31/08
   71     Applebee's Outparcel                             4,500         6.81%         06/30/31
   72     Wachovia                                         4,800         10.06%        08/31/16
   73     K&G Menswear                                    19,840         14.90%        09/30/16
   74     Panera Bread                                     5,200         10.79%        08/16/15
   75
   76     O F Mortgage Company LLC                        10,212         6.90%         01/31/07
   77
   78
   79     Leslie's Pool Supplie                            4,000         6.13%         12/31/10
   80     Wayfield Foods                                  26,250         13.93%        04/30/10
   81     Fountain Court Lessee, LLC - Master Lease       24,600         13.40%        03/31/16
   82     A. B. Bounce Arama                               7,601         5.64%         03/31/09
   83     Diva Nails                                       1,600         2.74%         01/31/11
   84     Grosinger & Spigelman Eye Surgeons               9,115         12.23%        03/01/10
   85
   86
   87
   88     Planet Subs                                      4,300         4.15%         11/30/06
   89     Rite Aid                                        11,180         22.85%        12/31/25
   90     Hallier Investments, LLC                         4,832         37.75%        08/31/10
   91
   92
   93
   94     7-Eleven                                         2,402         13.33%        06/30/18
   95
   96
   97
   98     JS2 Communications                               2,763         17.41%        05/31/09
   99     Domazet & Lee                                    5,500         6.11%         04/01/13
   100    Walgreens                                       45,000         31.03%        12/31/21
   101
   102    MD Homes LLC                                    13,000         20.90%        09/30/21
   103
   104
   105    Sell and Buy Realty, LLC                         2,186         5.28%         01/31/09
   106    Movie Gallery                                    4,000         11.76%        06/30/11
   107    Blue Concept LLC                                 4,249         46.89%        03/15/15
   108    Burgess Information Systems                     13,396         28.83%        10/31/08
   109    Dr. Ng                                           2,000         10.26%        07/15/11
   110    Walker Parking Consultants Inc                   3,980         4.89%         08/31/09
   111
   112
   113
   114
   115
   116
   117
   118
   119
   120    Eckerd                                           8,450         17.24%        01/15/12
   121
   122
   123
   124
   125    Coastal Provisions                               4,200         16.69%        07/31/10
   126
   127
   128
   129    DF Dent                                          5,498         11.88%        04/30/10
   130    Bicycle Heaven                                   3,731         17.70%        09/30/10
   131    Various                                         Various       Various        Various
 131.01   SAMHD - WIC Project 41                           6,000         15.64%        02/28/14
 131.02   Cottman Transmission, Att                        4,780         17.65%        11/30/10
   132
   133
   134
   135
   136
   137
   138
   139    Eastside Foot and Ankle Center                   2,424         12.10%        03/31/11
   140
   141
   142
   143
   144    Provincial House Fireplace and Patio, Inc.       8,585         20.16%        04/30/07
   145
   146    Heavenly Ham                                     2,800         18.47%        11/10/09
   147
   148
   149
 149.01
 149.02
   150
   151
   152
   153    Gamestop, Inc.                                   2,500         19.34%        08/31/10
   154
   155
   156
   157    Charter One Bank                                 1,937         15.21%        07/31/11
   158
   159
   160    DC Capital                                       3,443         13.49%        12/31/10
   161
   162

                                                                                         3RD
MORTGAGE                                                              3RD LARGEST      LARGEST
  LOAN                                                  3RD LARGEST     TENANT         TENANT
 NUMBER   3RD LARGEST TENANT NAME                     TENANT SQ. FT.   % OF NRA       EXP. DATE      LOCKBOX
-------------------------------------------------------------------------------------------------------------

    1     Merrill Lynch                                   125,267       12.29%     Multiple Spaces    Day 1
    2     Various                                         Various       Various        Various        Day 1
  2.01    Gap                                             17,160         2.51%     Multiple Spaces
  2.02    Polo Ralph Lauren                               10,045         2.87%        10/31/11
  2.03    Nike                                            13,425         2.77%        07/31/08
    3     Shefsky & Froelich                              68,378         6.82%        05/01/15        Day 1
    4                                                                                                 Day 1
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
  4.26
  4.27
  4.28
  4.29
  4.30
  4.31
  4.32
  4.33
  4.34
  4.35
  4.36
  4.37
  4.38
  4.39
  4.40
  4.41
  4.42
  4.43
  4.44
  4.45
  4.46
  4.47
  4.48
  4.49
  4.50
  4.51
  4.52
  4.53
  4.54
  4.55
  4.56
  4.57
  4.58
    5                                                                                                 Day 1
  5.01
  5.02
  5.03
  5.04
  5.05
  5.06
  5.07
  5.08
  5.09
  5.10
  5.11
  5.12
  5.13
  5.14
  5.15
  5.16
  5.17
  5.18
  5.19
  5.20
  5.21
  5.22
  5.23
  5.24
  5.25
  5.26
  5.27
  5.28
  5.29
  5.30
  5.31
  5.32
  5.33
  5.34
  5.35
  5.36
  5.37
  5.38
  5.39
  5.40
  5.41
  5.42
  5.43
    6     iVillage, Inc.                                  56,668         4.84%        04/30/15        Day 1
    7     Total Woman Day Spa                             12,200         3.19%        06/30/14        Day 1
    8     Bed, Bath & Beyond                              30,001         6.77%        01/31/12      Springing
    9                                                                                               Springing
   10     Ross                                            29,983         7.49%        01/31/15
   11     DTG Operations                                  10,473         4.97%        05/31/10        Day 1
   12                                                                                                 Day 1
   13                                                                                               Springing
   14     Various                                         Various       Various        Various
  14.01
  14.02
  14.03   Hersh Mannis & Bogen                             9,619        11.27%        04/30/09
   15     Trader Joe's                                    12,989         9.91%        09/30/15        Day 1
   16                                                                                                 Day 1
   17
   18     Arvizu Advertising and Promotions               13,132         4.93%        05/24/12
   19
   20
   21     Sarfino & Rhodes                                 8,025         6.97%        07/31/08
   22     Fitzgerald Communications                       13,814         9.74%        09/01/09
   23                                                                                               Springing
   24
   25     Marshalls                                       27,000        13.37%        01/31/11        Day 1
   26
   27     Thomasville Home Furnishing                     13,727         9.81%        07/31/09      Springing
   28                                                                                               Springing
   29
   30     CSwitch Corp                                    13,734         9.63%        01/31/10
   31     RHD                                             61,906         9.14%     Multiple Spaces    Day 1
   32                                                                                                 Day 1
   33     Dollar Tree                                     11,070         7.41%        01/01/09
   34
   35
   36     Hollywood Video                                  7,510         4.61%        03/31/07
   37                                                                                               Springing
   38
   39     Joel R. Mogy Investment Council Inc.             3,987         5.83%        12/31/07        Day 1
   40     Hobby Lobby                                     53,800        11.27%        01/31/09      Springing
   41                                                                                                 Day 1
   42                                                                                                 Day 1
   43     Ramholtz Publishing                             10,825        14.19%        11/30/09      Springing
   44                                                                                                 Day 1
   45
   46                                                                                               Springing
   47                                                                                               Springing
   48     Office Max                                      23,000         9.58%        01/31/14      Springing
   49
   50                                                                                                 Day 1
   51                                                                                                 Day 1
   52     Bryant Miller & Olive P.A.                      15,765        14.39%        12/15/10        Day 1
   53     CVS                                             13,013        11.15%        12/01/30        Day 1
   54                                                                                               Springing
   55     Various                                         Various       Various        Various
  55.01
  55.02   National MS Society                              6,500        12.58%        06/30/16
   56                                                                                               Springing
   57     Starbucks                                        1,569         2.63%        08/31/15        Day 1
   58     ACO                                             10,800         7.71%        07/01/10
   59     Patient Care, Inc.                               8,432         7.54%        02/28/14
   60                                                                                               Springing
   61                                                                                               Springing
   62                                                                                               Springing
   63
   64
   65     Palm Beach Tan                                   4,316         8.02%        02/28/13
   66     Check Processors Inc.                            6,720         4.52%        03/01/11      Springing
   67     Various                                         Various       Various        Various
  67.01   MG Midwest                                       3,873         9.69%        02/20/07
  67.02   NovaCare                                         1,896         6.44%        06/30/11
  67.03   Albjerg/Gadient                                  2,631        14.44%        12/31/06
   68                                                                                               Springing
   69                                                                                                 Day 1
   70     KPS Denver                                       7,100         5.04%        05/31/11        Day 1
   71     Joong Seo (Heritage Cleaners)                    2,011         3.04%        04/30/11        Day 1
   72     Blockbuster                                      4,061         8.51%        09/01/09      Springing
   73     Old Country Buffet                               9,200         6.91%        12/31/07        Day 1
   74     Fu Lins Asian Experience                         4,800         9.96%        10/11/10
   75                                                                                               Springing
   76     Global C & C Inc.                                4,646         3.14%        10/31/06
   77                                                                                               Springing
   78
   79     Washington Mutual (Ground Lease)                 3,800         5.82%        07/01/21        Day 1
   80     Best Direct Imports Furniture                   25,052        13.29%        05/31/11
   81     Save A Lot                                      20,000        10.89%        04/30/15
   82     La Femme Health Club                             6,337         4.70%        10/31/06        Day 1
   83     Quiznos                                          1,600         2.74%        02/28/11
   84     Mindlin-Koh Center for Opthalmic Med & Sur       4,840         6.50%        02/28/16        Day 1
   85
   86
   87                                                                                               Springing
   88     It's Showtime                                    4,200         4.05%        08/31/06        Day 1
   89     Family Dollar                                   10,000        20.44%        12/31/15
   90
   91
   92                                                                                                 Day 1
   93
   94                                                                                                 Day 1
   95
   96
   97                                                                                                 Day 1
   98     De Lux Beauty LLC                                1,972        12.42%        08/01/07
   99     Blockbuster                                      1,800         2.00%        03/01/09
   100                                                                                              Springing
   101
   102    Lesco, Inc.                                      7,000        11.25%        06/30/09
   103
   104                                                                                              Springing
   105    World Compliance                                 1,787         4.32%        05/31/08
   106    Dunkin Donuts                                    2,925         8.60%        12/31/23
   107
   108    Datapath                                         7,652        16.47%        07/31/10
   109    Bank of America                                  1,000         5.13%        06/07/11
   110    Clear Lake AME Church                            3,235         3.97%           MTM
   111                                                                                                Day 1
   112
   113                                                                                              Springing
   114
   115
   116
   117
   118
   119                                                                                                Day 1
   120    M.G. Midwest, Inc.                               3,600         7.35%        12/31/08
   121
   122                                                                                              Springing
   123                                                                                                Day 1
   124
   125    Baree Station                                    3,224        12.81%        05/31/08
   126
   127
   128
   129    AMT                                              5,277        11.40%        04/30/11
   130    Dance Studio / Heather                           3,297        15.64%        08/31/07
   131    Various                                         Various       Various        Various        Day 1
 131.01   The Door Christian Fellows                       4,438        11.57%        07/31/10
 131.02   Iguana Bay c/o Augustine                         4,578        16.91%        09/30/10
   132                                                                                              Springing
   133                                                                                              Springing
   134
   135
   136                                                                                              Springing
   137
   138                                                                                                Day 1
   139    King's Management and Leasing, L.L.C.            2,424        12.10%        03/31/11
   140                                                                                              Springing
   141                                                                                              Springing
   142                                                                                              Springing
   143                                                                                              Springing
   144                                                                                                Day 1
   145                                                                                              Springing
   146    Accu-Vision Optical, Inc.                        2,400        15.84%        12/31/09
   147
   148
   149
 149.01
 149.02
   150                                                                                              Springing
   151                                                                                              Springing
   152                                                                                              Springing
   153    First Am Cash Adv                                1,400        10.83%        11/30/20
   154                                                                                              Springing
   155                                                                                              Springing
   156                                                                                              Springing
   157                                                                                              Springing
   158
   159                                                                                              Springing
   160    DRI Management                                   2,672        10.47%        02/28/08
   161                                                                                              Springing
   162                                                                                              Springing

MORTGAGE                                                     MORTGAGE
  LOAN             LARGEST AFFILIATED SPONSOR FLAG             LOAN
 NUMBER   (> THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP 2)   NUMBER
---------------------------------------------------------------------

    1        Beacon Capital Strategic Partners IV, L.P.         1
    2                 Lightstone Holdings, LLC                  2
  2.01                                                         2.01
  2.02                                                         2.02
  2.03                                                         2.03
    3                 Parkway Properties, Inc.                  3
    4                  Bluelinx Holdings Inc.                   4
  4.01                                                         4.01
  4.02                                                         4.02
  4.03                                                         4.03
  4.04                                                         4.04
  4.05                                                         4.05
  4.06                                                         4.06
  4.07                                                         4.07
  4.08                                                         4.08
  4.09                                                         4.09
  4.10                                                         4.10
  4.11                                                         4.11
  4.12                                                         4.12
  4.13                                                         4.13
  4.14                                                         4.14
  4.15                                                         4.15
  4.16                                                         4.16
  4.17                                                         4.17
  4.18                                                         4.18
  4.19                                                         4.19
  4.20                                                         4.20
  4.21                                                         4.21
  4.22                                                         4.22
  4.23                                                         4.23
  4.24                                                         4.24
  4.25                                                         4.25
  4.26                                                         4.26
  4.27                                                         4.27
  4.28                                                         4.28
  4.29                                                         4.29
  4.30                                                         4.30
  4.31                                                         4.31
  4.32                                                         4.32
  4.33                                                         4.33
  4.34                                                         4.34
  4.35                                                         4.35
  4.36                                                         4.36
  4.37                                                         4.37
  4.38                                                         4.38
  4.39                                                         4.39
  4.40                                                         4.40
  4.41                                                         4.41
  4.42                                                         4.42
  4.43                                                         4.43
  4.44                                                         4.44
  4.45                                                         4.45
  4.46                                                         4.46
  4.47                                                         4.47
  4.48                                                         4.48
  4.49                                                         4.49
  4.50                                                         4.50
  4.51                                                         4.51
  4.52                                                         4.52
  4.53                                                         4.53
  4.54                                                         4.54
  4.55                                                         4.55
  4.56                                                         4.56
  4.57                                                         4.57
  4.58                                                         4.58
    5                     Robert L. Johnson                     5
  5.01                                                         5.01
  5.02                                                         5.02
  5.03                                                         5.03
  5.04                                                         5.04
  5.05                                                         5.05
  5.06                                                         5.06
  5.07                                                         5.07
  5.08                                                         5.08
  5.09                                                         5.09
  5.10                                                         5.10
  5.11                                                         5.11
  5.12                                                         5.12
  5.13                                                         5.13
  5.14                                                         5.14
  5.15                                                         5.15
  5.16                                                         5.16
  5.17                                                         5.17
  5.18                                                         5.18
  5.19                                                         5.19
  5.20                                                         5.20
  5.21                                                         5.21
  5.22                                                         5.22
  5.23                                                         5.23
  5.24                                                         5.24
  5.25                                                         5.25
  5.26                                                         5.26
  5.27                                                         5.27
  5.28                                                         5.28
  5.29                                                         5.29
  5.30                                                         5.30
  5.31                                                         5.31
  5.32                                                         5.32
  5.33                                                         5.33
  5.34                                                         5.34
  5.35                                                         5.35
  5.36                                                         5.36
  5.37                                                         5.37
  5.38                                                         5.38
  5.39                                                         5.39
  5.40                                                         5.40
  5.41                                                         5.41
  5.42                                                         5.42
  5.43                                                         5.43
    6     Jacob Chetrit, Edward J. Minskoff, Joseph Moinian     6
    7                  Maguire Properties L.P.                  7
    8                                                           8
    9                     Michael J. Sauter                     9
   10                                                           10
   11                                                           11
   12                                                           12
   13                                                           13
   14                                                           14
  14.01                                                       14.01
  14.02                                                       14.02
  14.03                                                       14.03
   15                                                           15
   16                                                           16
   17                   Kennedy-Wilson, Inc.                    17
   18                                                           18
   19                   Kennedy-Wilson, Inc.                    19
   20                     Henry Manoucheri                      20
   21                                                           21
   22                                                           22
   23             Meridian Realty Investments, LLC              23
   24                   Kennedy-Wilson, Inc.                    24
   25                                                           25
   26                   Kennedy-Wilson, Inc.                    26
   27                                                           27
   28             Meridian Realty Investments, LLC              28
   29                       Russell Dixon                       29
   30                                                           30
   31                                                           31
   32                                                           32
   33                                                           33
   34                                                           34
   35                                                           35
   36                                                           36
   37                                                           37
   38                                                           38
   39                                                           39
   40                                                           40
   41                                                           41
   42                                                           42
   43                                                           43
   44                                                           44
   45                                                           45
   46             Meridian Realty Investments, LLC              46
   47                                                           47
   48                                                           48
   49                                                           49
   50                                                           50
   51                                                           51
   52                                                           52
   53                                                           53
   54             Meridian Realty Investments, LLC              54
   55                                                           55
  55.01                                                       55.01
  55.02                                                       55.02
   56                                                           56
   57                                                           57
   58                                                           58
   59                                                           59
   60                                                           60
   61                                                           61
   62                                                           62
   63                                                           63
   64                                                           64
   65                                                           65
   66                                                           66
   67                                                           67
  67.01                                                       67.01
  67.02                                                       67.02
  67.03                                                       67.03
   68                                                           68
   69                                                           69
   70                                                           70
   71                                                           71
   72                                                           72
   73                                                           73
   74                                                           74
   75                                                           75
   76                                                           76
   77                                                           77
   78                                                           78
   79                                                           79
   80                                                           80
   81                                                           81
   82                                                           82
   83                                                           83
   84                                                           84
   85                                                           85
   86                                                           86
   87                                                           87
   88                                                           88
   89                                                           89
   90                                                           90
   91                                                           91
   92                                                           92
   93                                                           93
   94                                                           94
   95                                                           95
   96                                                           96
   97                     Robert L. Johnson                     97
   98                                                           98
   99                                                           99
   100                                                         100
   101                                                         101
   102                                                         102
   103                                                         103
   104                                                         104
   105                                                         105
   106                                                         106
   107                                                         107
   108                                                         108
   109                                                         109
   110                                                         110
   111                                                         111
   112                                                         112
   113                                                         113
   114                                                         114
   115                                                         115
   116                                                         116
   117                                                         117
   118                                                         118
   119                                                         119
   120                                                         120
   121                                                         121
   122                                                         122
   123                                                         123
   124                                                         124
   125                                                         125
   126                                                         126
   127                                                         127
   128                                                         128
   129                                                         129
   130                                                         130
   131                                                         131
 131.01                                                       131.01
 131.02                                                       131.02
   132                                                         132
   133                                                         133
   134                                                         134
   135                                                         135
   136                                                         136
   137                                                         137
   138                                                         138
   139                                                         139
   140                                                         140
   141                                                         141
   142                                                         142
   143                                                         143
   144                                                         144
   145                                                         145
   146                                                         146
   147                                                         147
   148                                                         148
   149                                                         149
 149.01                                                       149.01
 149.02                                                       149.02
   150                                                         150
   151                                                         151
   152                                                         152
   153                                                         153
   154                                                         154
   155                                                         155
   156                                                         156
   157                                                         157
   158                                                         158
   159                                                         159
   160                                                         160
   161                                                         161
   162                                                         162

(1) Four (4) Mortgage Loans (the Prime Outlets Pool II Loan, the BlueLinx
Holdings Pool Loan, the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan)
are part of split loan structures and the related pari passu companion loans are not included in the trust fund with respect to each Mortgage Loan, unless otherwise specified.

(2) Four (4) Mortgage Loans (the RLJ Hotel Pool Loan, the Vista Pointe Apartment
Homes Loan, the Village Mall Loan and the Melville New York Pool Loan) detail
"as-stabilized" appraised values as indicated by appraisal dates in the future.
Reserves were generally taken at closing in order to address the difference between the "as-is" and "as-stabilized" valuation. See RISK FACTORS - The
Mortgage Loans - Inspections and Appraisals May Not Accurately Reflect Value or
Condition of Mortgage Property.

(3) With respect to the DEA Building - Detroit Loan, interest-only payments commence in January 2013 and continue through the scheduled loan maturity.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

                                    ANNEX A-2

         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE LOAN  LOAN GROUP
    NUMBER       NUMBER    PROPERTY NAME                        PROPERTY ADDRESS                   PROPERTY CITY    PROPERTY STATE
----------------------------------------------------------------------------------------------------------------------------------

      9             2      Bacara and Montelena at the Canyons  19920 and 19940 North 23rd Avenue  Phoenix                AZ
      17            2      Shorepark at Riverlake               7952 Pocket Road                   Sacramento             CA
      19            2      Vista Pointe Apartment Homes         175 South Rio Vista Street         Anaheim                CA
      20            2      Acacia Park Apartments               5280 North Little Mountain Drive   San Bernardino         CA
      23            2      AMLI on Spring Mill                  14637 Handel Drive                 Carmel                 IN
      24            2      Woodcreek Apartments                 3280 SW 170th Avenue               Beaverton              OR
      26            2      Bay Village Apartments               1107 Porter Street                 Vallejo                CA
      28            2      Carmel Center                        675 Beacon Street                  Carmel                 IN
      29            2      Hampton Bay Apartments               6305 South 238th Place             Kent                   WA
      32            2      Rancho Las Brisas Apartments         40125 Los Alamos Road              Murrieta               CA
      34            2      AMLI at Killian Creek                2300 Country Walk                  Snellville             GA
      37            2      Bridford Lake                        1150 Bridford Lake Circle          Greensboro             NC
      38            1      Medici Apartment Homes               4450 El Centro Road                Sacramento             CA
      44            2      Sterling University Village          117 Holleman Drive West            College Station        TX
      46            2      Conner Farms                         11400 Gables Drive                 Fishers                IN
      47            2      Park West End Apartments             5300 Glenside Drive                Richmond               VA
      49            2      Wilshire Place                       6000 Hollister Street              Houston                TX
      50            2      Oak Park Manor                       13600 Kenwood Street               Oak Park               MI
      51            2      Springwells Park                     15630 Middlebury Drive             Dearborn               MI
      54            2      AMLI at Eagle Creek                  5525 Elkhorn Drive                 Indianapolis           IN
      56            2      Parkwood East Apartments             1720 Kirkwood Drive                Fort Collins           CO
      60            2      Villas by the Lake Apartments        1 Lakeview Way                     Jonesboro              GA
      62            2      Champions Club Apartments            4200 Harwin Place                  Glen Allen             VA
      64            2      Lincoln Towers Apartments            15075 Lincoln Road                 Oak Park               MI
      68            2      Adagio Apartments                    15645 North 35th Avenue            Phoenix                AZ
      69            2      Lakeridge Apartments                 6155 Plumas Street                 Reno                   NV
      75            2      Deerwood Meadows                     6400 Old Oak Ridge Road            Greensboro             NC
      77            2      The Cardinal                         6400 Oak Ridge Road                Greensboro             NC
      86            2      Hill at Woodway Apartments           10951 Laureate Drive               San Antonio            TX
      92            2      Deerfield Woods                      19559 Farmington Road              Livonia                MI
     111            2      Stephenson House                     27700 Stephenson Highway           Madison Heights        MI
     114            1      1420 Chicago                         1420 Chicago Avenue                Evanston               IL
     137            1      Jacob Heights Phase III              533 Joseph Path                    Mankato                MN
     138            2      Lemans Apartments                    945 East 4500 South                Salt Lake City         UT
     147            2      Pineview Apartments                  700 Pollard Street                 Jasper                 TX

MORTGAGE LOAN  PROPERTY                     GENERAL
    NUMBER     ZIP CODE      COUNTY      PROPERTY TYPE  SPECIFIC PROPERTY TYPE  ELEVATOR BUILDINGS  UTILITIES TENANT PAYS
-------------------------------------------------------------------------------------------------------------------------

      9          85027      Maricopa      Multifamily        Conventional                N                E,G,W,S,T
      17         95831     Sacramento     Multifamily        Conventional                N                   E,G
      19         92806       Orange       Multifamily        Conventional                N                   E,G
      20         92407   San Bernardino   Multifamily        Conventional                N                   E,G
      23         46032      Hamilton      Multifamily        Conventional                N                    E
      24         97007     Washington     Multifamily        Conventional                N                 E,W,S,T
      26         94590       Solano       Multifamily        Conventional                N                   E,G
      28         46032      Hamilton      Multifamily        Conventional                N                    E
      29         98032        King        Multifamily        Conventional                N                 E,W,S,T
      32         92562     Riverside      Multifamily        Conventional                N                E,G,W,S,T
      34         30039      Gwinnet       Multifamily        Conventional                N                   E,W
      37         27407      Guilford      Multifamily        Conventional                N                 E,W,S,T
      38         95834     Sacramento     Multifamily        Conventional                N                 E,W,S,T
      44         77840       Brazos       Multifamily       Student Housing              N                   E,W
      46         46038      Hamilton      Multifamily        Conventional                N                    E
      47         23228      Henrico       Multifamily        Conventional                N                E,G,W,S,T
      49         77040       Harris       Multifamily        Conventional                N                    W
      50         48237      Oakland       Multifamily        Conventional                N                 E,G,W,S
      51         48120       Wayne        Multifamily        Conventional                N                    E
      54         46254       Marion       Multifamily        Conventional                N                    E
      56         80525      Larimer       Multifamily        Conventional                N                 E,W,S,T
      60         30238      Clayton       Multifamily        Conventional                N                   E,W
      62         23060      Henrico       Multifamily        Conventional                N                E,G,W,S,T
      64         48237      Oakland       Multifamily        Conventional                Y                 E,G,W,S
      68         85053      Maricopa      Multifamily        Conventional                N                  E,W,S
      69         89519       Washoe       Multifamily        Conventional                N                E,G,W,S,T
      75         27410      Guilford      Multifamily        Conventional                N                    E
      77         27410      Guilford      Multifamily        Conventional                N                   E,G
      86         78249       Bexar        Multifamily        Conventional                N                  E,W,T
      92         48152       Wayne        Multifamily        Conventional                N                    E
     111         48071      Oakland       Multifamily        Conventional                N                    E
     114         60201        Cook        Multifamily        Conventional                Y                    E
     137         56001     Blue Earth     Multifamily       Student Housing              N                  E,G,W
     138         84117     Salt Lake      Multifamily        Conventional                N                 E,G,W,S
     147         75951       Jasper       Multifamily        Conventional                N                  E,W,S

                                                                              AVERAGE RENT;   AVERAGE RENT;  AVERAGE RENT;
MORTGAGE LOAN   NUMBER OF     NUMBER OF  NUMBER OF   NUMBER OF    NUMBER OF   RENT RANGES -   RENT RANGES -  RENT RANGES -
    NUMBER     STUDIO UNITS  1 BR UNITS  2 BR UNITS  3 BR UNITS  4+ BR UNITS   STUDIO UNITS    1 BR UNITS      2 BR UNITS
---------------------------------------------------------------------------------------------------------------------------

      9             78           210        247          58           36       721;679-739     792;739-859    961;879-1049
      17                         120        225          48                                    980;980-980   1108;1075-1140
      19                         174        112                                              1185;1185-1185  1597;1597-1597
      20                         152        152                                                925;925-925   1180;1180-1180
      23                         190        168          42                                    721;652-782    840;768-1034
      24                         220        220                                                534;534-534    660;578-928
      26                         156        104                                                957;895-998   1137;1100-1195
      28                         142        152                       28                       683;651-730    951;824-1057
      29            36            58        170          40                    610;610-610     696;696-696    828;796-850
      32                          48        152                                                923;900-960   1060;1010-1125
      34                         106        118          32                                    824;765-955   1068;939-1188
      37                         132        148          40                                    715;700-755    929;835-995
      38                         120         84          12                                  1187;1125-1285  1409;1345-1440
      44                          24         88          40          140                       715;715-715    769;519-978
      46                          96        156          48                                    658;635-681    797;742-882
      47                         200        112                                                643;620-670    780;750-796
      49            56           264        216                                544;544-544     568;556-582    771;735-828
      50                          69        206          23                                    698;670-820    890;890-890
      51             4            86        168          45                    645;645-645     746;685-760   1047;855-1200
      54                         104        104          32                                    696;678-736    836;794-854
      56                         124        135                                                635;630-645    694;675-730
      60                          48        208                                                653;653-653    742;742-742
      62                         120         92                                                703;694-706    893;860-905
      64            98           296         79                                475;475-475     590;590-590    679;679-679
      68                          96        104           8                                    675;655-695    841;795-845
      69                          42         66          18                                    914;900-925   1273;1075-1300
      75                         161        136                                                535;515-580    691;680-719
      77                         128        128                                                560;560-560    660;660-660
      86                         160         88                                                583;535-650    775;740-799
      92                          72         72                                                733;733-733    893;892-999
     111             1            84         43                                580;580-580     640;640-640    755;755-755
     114                           2         14          14                                  1000;1000-1000  1650;1650-1650
     137                                                              24
     138                          34         49                                                532;532-532    618;616-700
     147                           8         24          40           16                       496;496-496    587;587-587

                AVERAGE RENT;   AVERAGE RENT;
MORTGAGE LOAN   RENT RANGES -   RENT RANGES -   MORTGAGE LOAN
    NUMBER       3 BR UNITS      4+ BR UNITS       NUMBER
-------------------------------------------------------------

      9        1090;1049-1149   1249;1249-1249         9
      17       1385;1385-1385                         17
      19                                              19
      20                                              20
      23       1081;1081-1081                         23
      24                                              24
      26                                              26
      28                        1403;1403-1403        28
      29         991;991-991                          29
      32                                              32
      34        1097;995-1269                         34
      37       1100;1100-11100                        37
      38       1660;1660-1660                         38
      44       1245;1245-1245   1420;1420-1420        44
      46        1035;946-1065                         46
      47                                              47
      49                                              49
      50       1204;1115-1380                         50
      51       1367;1300-1380                         51
      54       1029;1029-1029                         54
      56                                              56
      60                                              60
      62                                              62
      64                                              64
      68       1045;1045-1045                         68
      69       1500;1500-1500                         69
      75                                              75
      77                                              77
      86                                              86
      92                                              92
     111                                             111
     114       2125;2125-2125                        114
     137                        1637;1637-1637       137
     138                                             138
     147         672;672-672     758;758-758         147

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

                                    ANNEX A-3

                           RESERVE ACCOUNT INFORMATION

              LOAN
  MORTGAGE   GROUP
LOAN NUMBER  NUMBER  PROPERTY NAME                                       GENERAL PROPERTY TYPE  SPECIFIC PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------

     1          1    One Financial Place                                        Office                    CBD
     2          1    Prime Outlets Pool II                                      Retail                  Outlet
     3          1    One Illinois Center                                        Office                    CBD
     4          1    BlueLinx Holdings Pool                                     Various                 Various
     5          1    RLJ Hotel Pool                                           Hospitality               Various
     6          1    500-512 Seventh Avenue                                     Office                    CBD
     7          1    Glendale Center                                            Office                    CBD
     8          1    Harden Ranch Plaza                                         Retail                 Anchored
     9          2    Bacara and Montelena at the Canyons                      Multifamily            Conventional
     10         1    Yuma Palms Regional Center                                 Retail                 Anchored
     11         1    Pan Am Building                                            Office                    CBD
     12         1    Embassy Suites - South Lake Tahoe, CA(2)                 Hospitality            Full Service
     13         1    Sierra Health Services                                     Office                 Suburban
     14         1    Beverly Hills Office Pool                                  Office                 Suburban
     15         1    Montecito Plaza                                            Retail                 Anchored
     16         1    AIM Investments Corporate Campus                           Office                 Suburban
     17         2    Shorepark at Riverlake                                   Multifamily            Conventional
     18         1    National Bank Plaza                                        Office                 Suburban
     19         2    Vista Pointe Apartment Homes(3)                          Multifamily            Conventional
     20         2    Acacia Park Apartments                                   Multifamily            Conventional
     21         1    Montrose Metro Centre I                                    Office                 Suburban
     22         1    55 Francisco Street                                        Office                 Suburban
     23         2    AMLI on Spring Mill(4)                                   Multifamily            Conventional
     24         2    Woodcreek Apartments                                     Multifamily            Conventional
     25         1    Regency Park Shopping Center                               Retail                 Anchored
     26         2    Bay Village Apartments                                   Multifamily            Conventional
     27         1    Encino Town Center                                         Retail                 Anchored
     28         2    Carmel Center(5)                                         Multifamily            Conventional
     29         2    Hampton Bay Apartments                                   Multifamily            Conventional
     30         1    Jay Street Technology Centre                               Office                 Suburban
     31         1    Philadelphia Design and Distribution Center               Mixed Use           Office/Industrial
     32         2    Rancho Las Brisas Apartments(6)                          Multifamily            Conventional
     33         1    Cicero Market Place                                        Retail                 Anchored
     34         2    AMLI at Killian Creek                                    Multifamily            Conventional
     35         1    Sheraton  - Towson, MD                                   Hospitality            Full Service
     36         1    Copperfield Village Shopping Center                        Retail                 Anchored
     37         2    Bridford Lake                                            Multifamily            Conventional
     38         1    Medici Apartment Homes                                   Multifamily            Conventional
     39         1    315 South Beverly Drive                                    Office                    CBD
     40         1    Village Mall                                               Retail                 Anchored
     41         1    DEA Building - Detroit                                     Office                    CBD
     42         1    545 West 111th Street                                      Retail               Single Tenant
     43         1    1200 South Avenue                                          Office                 Suburban
     44         2    Sterling University Village                              Multifamily           Student Housing
     45         1    Montrose Metro Centre II                                   Office                 Suburban
     46         2    Conner Farms                                             Multifamily            Conventional
     47         2    Park West End Apartments                                 Multifamily            Conventional
     48         1    Midtown Plaza(7)                                           Retail                 Anchored
     49         2    Wilshire Place                                           Multifamily            Conventional
     50         2    Oak Park Manor                                           Multifamily            Conventional
     51         2    Springwells Park                                         Multifamily            Conventional
     52         1    101 North Monroe Street                                    Office                    CBD
     53         1    Chino Towne Center                                         Retail                 Anchored
     54         2    AMLI at Eagle Creek                                      Multifamily            Conventional
     55         1    Melville New York Pool                                     Office                 Suburban
     56         2    Parkwood East Apartments                                 Multifamily            Conventional
     57         1    Centennial Plaza                                           Retail                 Anchored
     58         1    Model T Plaza                                              Retail                 Anchored
     59         1    Hamilton Financial Center                                  Office                 Suburban
     60         2    Villas by the Lake Apartments                            Multifamily            Conventional
     61         1    Hampton Inn - Charlotte, NC                              Hospitality           Limited Service
     62         2    Champions Club Apartments                                Multifamily            Conventional
     63         2    Forest Hill MHP                                       Mobile Home Park        Mobile Home Park
     64         2    Lincoln Towers Apartments                                Multifamily            Conventional
     65         1    Carmel Village                                             Retail              Shadow Anchored
     66         1    Point West Business Park                                   Office                 Suburban
     67         1    North Oaks Village Pool                                    Various                 Various
     68         2    Adagio Apartments                                        Multifamily            Conventional
     69         2    Lakeridge Apartments                                     Multifamily            Conventional
     70         1    Cherry Creek Business Park                               Industrial                 Flex
     71         1    Spring Hill Plaza                                          Retail                 Anchored
     72         1    Wrigley Marketplace                                        Retail              Shadow Anchored
     73         1    Westbrooke Village Shopping Center North                   Retail                 Anchored
     74         1    Shoppes at Brentwood Hills                                 Retail              Shadow Anchored
     75         2    Deerwood Meadows                                         Multifamily            Conventional
     76         1    10333 Harwin - Houston, TX                                 Office                 Suburban
     77         2    The Cardinal                                             Multifamily            Conventional
     78         1    Hampton Inn and Suites Tucson Mall - Tucson, AZ(8)       Hospitality           Limited Service
     79         1    Watauga Town Center                                        Retail              Shadow Anchored
     80         1    Candler-McAfee                                             Retail                 Anchored
     81         1    Fountain Court                                             Retail                 Anchored
     82         1    Pinetree Plaza Shopping Center                             Retail                 Anchored
     83         1    Concord Place                                              Retail                 Anchored
     84         1    Square Lake Park II                                        Office                 Suburban
     85         1    Gaige House Inn - Glen Ellen, CA                         Hospitality           Limited Service
     86         2    Hill at Woodway Apartments                               Multifamily            Conventional
     87         1    Gander Mountain - Blaine, MN                               Retail               Single Tenant
     88         1    Westbrooke Village Shopping Center South                   Retail                 Anchored
     89         1    Mack-Alter Square Shopping Center                          Retail                Unanchored
     90         1    8070-8080 Melrose Avenue                                  Mixed Use             Retail/Office
     91         1    Courtyard by Marriott - Cromwell, CT                     Hospitality            Full Service
     92         2    Deerfield Woods                                          Multifamily            Conventional
     93         2    Cedar Village MHP                                     Mobile Home Park        Mobile Home Park
     94         1    Walgreens-153 Kearny                                       Retail                 Anchored
     95         2    Arabian Gardens MHP                                   Mobile Home Park        Mobile Home Park
     96         1    TownePlace Suites - Tucson, AZ(9)                        Hospitality            Extended Stay
     97         1    Fairfield Inn - Hammond, IN                              Hospitality           Limited Service
     98         1    8250-8256 Melrose Avenue                                  Mixed Use             Retail/Office
     99         1    Coolwood Plaza                                             Retail                 Anchored
    100         1    575 West Crossroads Parkway                              Industrial        Distribution/Warehouse
    101         1    Sav-On - San Pedro, CA                                     Retail               Single Tenant
    102         1    Wakefield Business Park                                    Office                   Flex
    103         1    Westwood MHC                                          Mobile Home Park        Mobile Home Park
    104         1    JC Penney - Independence, MO                               Retail               Single Tenant
    105         1    Lakeside @ Lyons                                           Office                 Suburban
    106         1    Bernalillo Marketplace                                     Retail                Unanchored
    107         1    8007-8013 Melrose Avenue                                  Mixed Use             Retail/Office
    108         1    Pinebrook Commerce Center                                  Office                 Suburban
    109         1    Sav-On - Duarte, CA                                        Retail                 Anchored
    110         1    17043 El Camino                                            Office                 Suburban
    111         2    Stephenson House                                         Multifamily            Conventional
    112         1    Comfort Inn - Mystic, CT                                 Hospitality           Limited Service
    113         1    Walgreens - Baltimore, MD                                  Retail               Single Tenant
    114         1    1420 Chicago                                             Multifamily            Conventional
    115         1    Holiday Inn Express - Southington, CT                    Hospitality           Limited Service
    116         1    Fairfield Inn & Suites - Cherokee, NC                    Hospitality           Limited Service
    117         2    Garden Valley MHC                                     Mobile Home Park        Mobile Home Park
    118         1    The Suffolk County Department of Health Building           Office                 Suburban
    119         1    Days Inn - Asheville, NC(10)                             Hospitality           Limited Service
    120         1    New Kent Crossing Shopping Center                          Retail                 Anchored
    121         1    Comfort Suites - Pineville, NC                           Hospitality           Limited Service
    122         1    Walgreens - Albany, OR                                     Retail               Single Tenant
    123         1    Best Western - Ramsey, NJ(11)                            Hospitality           Limited Service
    124         1    La Posada Lodge & Casitas - Tucson, AZ(12)               Hospitality           Limited Service
    125         1    Southern Shores                                            Retail                Unanchored
    126         1    Lakemont Ridge RV & MHC                               Mobile Home Park        Mobile Home Park
    127         1    Walgreens - Christiansburg, VA                             Retail               Single Tenant
    128         1    Hawthorn Suites - Huntersville, NC                       Hospitality           Limited Service
    129         1    The Latrobe Office Building                                Office                    CBD
    130         1    Stonehue Retail Center                                     Retail                Unanchored
    131         1    San Antonio Retail Pool                                    Retail                Unanchored
    132         1    Walgreens - Taylorville, IL                                Retail               Single Tenant
    133         1    Walgreens - New Kensington, PA                             Retail               Single Tenant
    134         1    Shell Creek Park                                      Mobile Home Park        Mobile Home Park
    135         1    Bangs MHP                                             Mobile Home Park        Mobile Home Park
    136         1    CVS - Orlando, FL                                          Retail               Single Tenant
    137         1    Jacob Heights Phase III                                  Multifamily           Student Housing
    138         2    Lemans Apartments                                        Multifamily            Conventional
    139         1    Sedalia Medical Office Building                            Office                  Medical
    140         1    CVS - Robertsdale, AL                                      Retail               Single Tenant
    141         1    CVS - Haines City, FL                                      Retail               Single Tenant
    142         1    Walgreens - Glen Burnie, MD                                Retail               Single Tenant
    143         1    CVS - Gulfport, MS                                         Retail               Single Tenant
    144         1    Big Lots Plaza                                             Retail                 Anchored
    145         1    Conn's - San Antonio, TX                                   Retail               Single Tenant
    146         1    Irongate Village Shopping Center                           Retail              Shadow Anchored
    147         2    Pineview Apartments                                      Multifamily            Conventional
    148         1    Kodiak Self Storage                                     Self Storage            Self Storage
    149         2    Sherwood & Bourne End Pool                            Mobile Home Park        Mobile Home Park
    150         1    Office Depot - Warrensburg, MO                             Retail               Single Tenant
    151         1    CVS - Columbia, TN II                                      Retail               Single Tenant
    152         1    CVS - Columbia, TN I                                       Retail               Single Tenant
    153         1    Rocky Branch Shopping Center                               Retail                Unanchored
    154         1    CVS - Portsmouth, OH                                       Retail               Single Tenant
    155         1    Rite Aid - Cleveland, OH                                   Retail               Single Tenant
    156         1    Rite Aid - Fremont, OH                                     Retail               Single Tenant
    157         1    Family Dollar and Charter One Bank                         Retail                Unanchored
    158         1    Quality Inn & Suites - Hickory, NC                       Hospitality           Limited Service
    159         1    Advance Auto Parts - Holland Township, MI                  Retail               Single Tenant
    160         1    Crown Building                                             Office                 Suburban
    161         1    Advance Auto Parts - Holland, MI                           Retail               Single Tenant
    162         1    Advance Auto Parts - Zeeland, MI                           Retail               Single Tenant

                                                                                                    INITIAL DEPOSIT TO
  MORTGAGE                                                                                         CAPITAL IMPROVEMENTS
LOAN NUMBER  MONTHLY TAX ESCROW  MONTHLY INSURANCE ESCROW  ANNUAL DEPOSIT TO REPLACEMENT RESERVES         RESERVE
-----------------------------------------------------------------------------------------------------------------------

     1
     2            238,019                16,270                            242,040                       1,303,125
     3            521,418                                                  160,472
     4            739,697               206,008                                                            404,310
     5            698,847               113,801
     6            429,158                56,590                            233,929                          15,410
     7             93,799                23,921                                                              7,500
     8             63,787                 7,617                             88,615                          27,750
     9              7,537                11,289                            125,796
     10
     11            41,082                10,163                             31,601
     12            39,618                88,852                   3.0% Yearly Gross Revenue
     13
     14            51,780
     15
     16
     17            32,440                 9,503                             83,316
     18            56,282                 4,497                             34,602
     19            21,600                 4,623                             44,902
     20            29,174                 6,415
     21
     22            34,256                 3,382                             7,092
     23            41,112                 8,547                             70,000
     24            28,095                 6,262                             99,440
     25            60,041                 3,303                             30,296                         184,250
     26            11,808                 5,075                             54,340
     27            17,148                 5,880
     28            26,012                 6,818                             72,450
     29            21,169                 7,000                             60,800
     30            16,629                 4,044                                                             36,625
     31            17,454                                                   67,300
     32            17,531                 4,473                             30,000
     33            17,831                 8,040
     34            16,331                 4,506                             79,616                       1,000,000
     35            22,399                 12,271                           524,832                          37,500
     36            31,655                 3,643                             39,123                         175,760
     37            22,883                 5,673
     38            31,751                 3,650                             17,928
     39            17,457                 1,016                             13,686
     40            36,439                 10,948                           114,531
     41            21,950                 2,459                             10,212
     42            12,825
     43             8,081                 1,479                             11,442
     44            40,032                 5,155                             92,400
     45
     46            28,300                 6,385                             74,700                          84,375
     47            16,707                 5,168                                                            252,500
     48            24,278                                                   19,296                          75,000
     49            39,439                                                  134,000
     50            23,044                 4,185                             86,718                         850,960
     51            39,200                 4,684                            103,626                         250,901
     52            21,555                                                   21,913
     53            16,713                 8,086                             12,156
     54            25,303                 4,847                             54,960
     55            12,189                 3,711                             9,158                           17,500
     56            10,816                 4,143                             64,750                          55,969
     57            10,876                 2,332                             5,967
     58            29,620                 3,680                             14,024
     59            42,321                 2,616                             14,461
     60             2,256                 2,152                             64,000
     61             9,600
     62            13,253                 2,965                                                            149,400
     63            11,279                 1,488
     64            36,290                11,195                                                            250,000
     65             2,455                  297                              5,380
     66            10,771                 2,973                             29,754
     67            28,582                 2,461                             14,629
     68             9,852                 3,855                             52,000
     69             7,837                 2,258                             31,500                         147,375
     70             8,959                                                   21,149                          25,250
     71             4,758                                                   6,607
     72            13,255                 4,750                             3,941
     73            28,165                 2,078                             18,647                         141,250
     74             5,656                  861
     75            14,170                 3,774
     76            14,064                 3,720                             29,641                          12,500
     77             7,305                 3,845
     78            11,907                                                   99,816
     79            24,607                 1,625
     80             9,306                 4,203                             35,226                         497,969
     81            12,678                 5,271                             10,858                          51,688
     82            15,111                 1,892                             14,823                          71,275
     83             2,399                 1,384
     84            13,120                 2,630                             10,529                          2,813
     85             2,716                                                   98,862
     86            23,048                                                   62,000                          81,937
     87                                                                     7,427
     88            22,539                 1,625                             9,336                           12,938
     89             7,215                 1,247                             8,925
     90                                                                     1,920
     91            10,658                                                  211,620                          31,250
     92            12,525                 2,359                             46,080                         503,190
     93             5,258                 1,748
     94            15,034                11,252                             2,703
     95            10,074                 1,068
     96            11,907                                                   57,981
     97             6,660                 1,489
     98                                                                     2,765
     99             7,480                                                   13,493                          29,425
    100
    101
    102             4,896                                                   6,221
    103             1,172                   727
    104
    105             6,830                                                   4,338
    106             1,775                   382
    107                                                                     1,359
    108             5,703                   521                             4,647
    109
    110             4,758                 1,796                             16,294
    111             6,901                 1,631                             34,560                         186,285
    112             8,693                                                  103,128                          31,250
    113
    114             6,834                   650                             7,500
    115            11,594                                                  102,900
    116             1,308                 1,616                  4.0% of Yearly Gross Revenue
    117             5,430                 1,419
    118                                                                     7,200                           23,243
    119             2,493                 1,973                  4.0% of Yearly Gross Revenue              418,750
    120             3,055                   944                             9,310
    121             4,783                 1,215                  4.0% of Yearly Gross Revenue
    122
    123            13,300                 1,471                             79,638                          9,500
    124             7,307                                                   59,184
    125             1,108                 4,748                             3,019                           2,013
    126             5,039                 1,667                                                             38,136
    127
    128             1,775                 1,130                  4.0% of Yearly Gross Revenue               2,500
    129             3,299                   742                             8,793                           20,000
    130             6,744                   663                             3,166                           8,375
    131             4,306                 1,585                             12,293
    132
    133
    134             4,750                 1,792
    135             5,434                   882                             5,050                           12,500
    136
    137             3,069                   798                             12,000
    138             2,130                 1,338                             20,086
    139               416                   318                             3,988
    140
    141
    142               896
    143
    144             6,448                   490                             6,388                           53,750
    145
    146             1,998                   386                             1,516
    147             1,996                 1,998                             22,000                          27,500
    148               833                                                   4,824                            1,250
    149             1,779                   295
    150
    151
    152
    153
    154
    155
    156
    157
    158             2,131                   764                  6.6% of Yearly Gross Revenue
    159
    160
    161
    162

  MORTGAGE                                                 MORTGAGE LOAN
LOAN NUMBER  INITIAL TI/LC ESCROW  ONGOING TI/LC FOOTNOTE      NUMBER
------------------------------------------------------------------------

     1              7,000,000                                      1
     2                                      (1)                    2
     3             12,748,562                                      3
     4                                                             4
     5                                                             5
     6                                      (1)                    6
     7                                      (1)                    7
     8                                      (1)                    8
     9                                                             9
     10                                                           10
     11               350,000                                     11
     12                                                           12
     13                                                           13
     14             1,500,000                                     14
     15                                                           15
     16                                     (1)                   16
     17                                                           17
     18                                                           18
     19                                                           19
     20                                                           20
     21                                                           21
     22                                     (1)                   22
     23                                                           23
     24                                                           24
     25               252,468               (1)                   25
     26                                                           26
     27                                                           27
     28                                                           28
     29                                                           29
     30                                                           30
     31                                     (1)                   31
     32                                                           32
     33                                                           33
     34                                                           34
     35                                                           35
     36                                                           36
     37                                                           37
     38                                                           38
     39                                                           39
     40             1,500,000               (1)                   40
     41                                                           41
     42                                                           42
     43                                     (1)                   43
     44                                                           44
     45                                                           45
     46                                                           46
     47                                                           47
     48                                                           48
     49                                                           49
     50                                                           50
     51                                                           51
     52                50,000               (1)                   52
     53                                                           53
     54                                                           54
     55                                                           55
     56                                                           56
     57                                     (1)                   57
     58                                     (1)                   58
     59                                     (1)                   59
     60                                                           60
     61                                                           61
     62                                                           62
     63                                                           63
     64                                                           64
     65                                     (1)                   65
     66               500,000                                     66
     67                                                           67
     68                                                           68
     69                                                           69
     70                                     (1)                   70
     71                                                           71
     72                                                           72
     73               166,494               (1)                   73
     74                                     (1)                   74
     75                                                           75
     76                                     (1)                   76
     77                                                           77
     78                                                           78
     79                                                           79
     80               125,000                                     80
     81                                                           81
     82               168,438               (1)                   82
     83                                                           83
     84                                     (1)                   84
     85                                                           85
     86                                                           86
     87                                                           87
     88               600,000               (1)                   88
     89                                     (1)                   89
     90                                                           90
     91                                                           91
     92                                                           92
     93                                                           93
     94                                                           94
     95                                                           95
     96                                                           96
     97                                                           97
     98                                     (1)                   98
     99                                                           99
    100                                                          100
    101                                                          101
    102                                     (1)                  102
    103                                                          103
    104                                                          104
    105                                                          105
    106                                     (1)                  106
    107                                                          107
    108               100,000               (1)                  108
    109                                                          109
    110                                     (1)                  110
    111                                                          111
    112                                                          112
    113                                                          113
    114                                                          114
    115                                                          115
    116                                                          116
    117                                                          117
    118                                                          118
    119                                                          119
    120                                                          120
    121                                                          121
    122                                                          122
    123                                                          123
    124                                                          124
    125                                     (1)                  125
    126                                                          126
    127                                                          127
    128                                                          128
    129                                     (1)                  129
    130                                     (1)                  130
    131                50,000               (1)                  131
    132                                                          132
    133                                                          133
    134                                                          134
    135                                                          135
    136                                                          136
    137                                                          137
    138                                                          138
    139                                     (1)                  139
    140                                                          140
    141                                                          141
    142                                                          142
    143                                                          143
    144                                     (1)                  144
    145                                                          145
    146                                     (1)                  146
    147                                                          147
    148                                                          148
    149                                                          149
    150                                                          150
    151                                                          151
    152                                                          152
    153                                                          153
    154                                                          154
    155                                                          155
    156                                                          156
    157                                                          157
    158                                                          158
    159                                                          159
    160                                                          160
    161                                                          161
    162                                                          162

(1)  In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the loan term.
     In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2)  Annual Deposit to Replacement Reserves is the greater of (i) 3.0% of yearly gross revenue (which may be increased to 5.0% during the last two years of the original term of the franchise agreement if during such time any franchise inspection report is not above 90.0%) or (ii) the actual amount as required by the related management agreement.

(3)  Commencing August 11, 2009, Annual Deposit to Replacement Reserves is
     $44,902.

(4)  Through the 24th payment date, the Annual Deposit to Replacement Reserves will be $90,000 if the reserve balance falls below $100,000. Commencing on the 25th payment date through the 36th payment date, Annual Deposit to
     Replacement Reserves is $70,000 and $90,000 thereafter.

(5)  Through the 24th payment date, the Annual Deposit to Replacement Reserves will be $72,450 if the reserve balance falls below $100,000. Commencing on the 25th payment date through the 36th payment date, Annual Deposit to
     Replacement Reserves is $56,350 and $72,450 thereafter.

(6)  Commencing August 11, 2008, Annual Deposit to Replacement Reserves is
     $30,000.

(7)  Annual Deposit to Replacement Reserves is $19,296 for the first 48 payments.

(8)  Annual Deposit to Replacement Reserves is $99,816 through August 2007 and
     3.0% of yearly gross revenue thereafter.

(9)  Annual Deposit to Replacement Reserves is $57,981 through August 2007 and
     3.0% of yearly gross revenue thereafter.

(10) Commencing August 1, 2007, Annual Deposit to Replacement Reserves is 4.0%
     of yearly gross revenue.

(11) Annual Deposit to Replacement Reserves is $79,638 through April 2007 and
     4.0% of yearly gross revenue thereafter.

(12) Annual Deposit to Replacement Reserves is $59,184 through August 2007 and
     3.0% of yearly gross revenue thereafter.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

                                    ANNEX A-4

                           COMMERCIAL TENANT SCHEDULE

MORTGAGE   LOAN                                                       GENERAL
  LOAN     GROUP                                                     PROPERTY                           CUT-OFF DATE LOAN
 NUMBER   NUMBER                       PROPERTY NAME                   TYPE     SPECIFIC PROPERTY TYPE     BALANCE ($)
-------------------------------------------------------------------------------------------------------------------------

   1         1    One Financial Place                                 Office             CBD              163,600,000.00
   2         1    Prime Outlets Pool II                               Retail            Outlet            150,000,000.00
  2.01            Prime Outlets at Birch Run                          Retail            Outlet
  2.02            Prime Outlets at Williamsburg                       Retail            Outlet
  2.03            Prime Outlets at Hagerstown                         Retail            Outlet
   3         1    One Illinois Center                                 Office             CBD              148,500,000.00
   4         1    BlueLinx Holdings Pool                             Various           Various            147,500,000.00
  4.01            Blue Linx - Frederick, MD                         Industrial       Distribution
  4.02            Blue Linx - Bellingham, MA                        Industrial       Distribution
  4.03            Blue Linx - University Park, IL                   Industrial       Distribution
  4.04            Blue Linx - Lawrenceville, GA                     Industrial       Distribution
  4.05            Blue Linx - Yulee, FL                             Industrial       Distribution
  4.06            Blue Linx - Newark, CA                            Industrial       Distribution
  4.07            Blue Linx - Butner, NC                            Industrial       Distribution
  4.08            Blue Linx - Ft. Worth, TX                         Industrial       Distribution
  4.09            Blue Linx - City of Industry, CA                  Industrial       Distribution
  4.10            Blue Linx - Ypsilanti, MI                         Industrial       Distribution
  4.11            Blue Linx - National City, CA                     Industrial       Distribution
  4.12            Blue Linx - Englewood, CO                           Office           Suburban
  4.13            Blue Linx - Independence, KY                      Industrial       Distribution
  4.14            Blue Linx - Bridgeton, MO                         Industrial       Distribution
  4.15            Blue Linx - Beaverton, OR                         Industrial       Distribution
  4.16            Blue Linx - N. Kansas City, MO                    Industrial       Distribution
  4.17            Blue Linx - Tampa, FL                             Industrial       Distribution
  4.18            Blue Linx - Denville, NJ                          Industrial       Distribution
  4.19            Blue Linx - Woodinville, WA                       Industrial       Distribution
  4.20            Blue Linx - Denver, CO                            Industrial       Distribution
  4.21            Blue Linx - Miami, FL                             Industrial       Distribution
  4.22            Blue Linx - Riverside, CA                         Industrial       Distribution
  4.23            Blue Linx - Houston, TX                           Industrial       Distribution
  4.24            Blue Linx - Erwin, TN                             Industrial       Distribution
  4.25            Blue Linx - Maple Grove, MN                       Industrial       Distribution
  4.26            Blue Linx - Pensacola, FL                         Industrial       Distribution
  4.27            Blue Linx - Elkhart, IN                           Industrial       Distribution
  4.28            Blue Linx - Tulsa, OK                             Industrial       Distribution
  4.29            Blue Linx - Midfield, AL                          Industrial       Distribution
  4.30            Blue Linx - Newtown, CT                           Industrial       Distribution
  4.31            Blue Linx - Nashville, TN                         Industrial       Distribution
  4.32            Blue Linx - Charlotte, NC                         Industrial       Distribution
  4.33            Blue Linx - Allentown, PA                         Industrial       Distribution
  4.34            Blue Linx - San Antonio, TX                       Industrial       Distribution
  4.35            Blue Linx - Richmond, VA                          Industrial       Distribution
  4.36            Blue Linx - New Stanton Township, PA              Industrial       Distribution
  4.37            Blue Linx - Albuquerque, NM                       Industrial       Distribution
  4.38            Blue Linx - Yaphank, NY                           Industrial       Distribution
  4.39            Blue Linx - Portland, ME                          Industrial       Distribution
  4.40            Blue Linx - Memphis, TN                           Industrial       Distribution
  4.41            Blue Linx - Shelburne, VT                         Industrial       Distribution
  4.42            Blue Linx - Fargo, ND                             Industrial       Distribution
  4.43            Blue Linx - Shreveport, LA                        Industrial       Distribution
  4.44            Blue Linx - Lake City, FL                         Industrial       Distribution
  4.45            Blue Linx - Little Rock, AR                       Industrial       Distribution
  4.46            Blue Linx - Virginia Beach, VA                    Industrial       Distribution
  4.47            Blue Linx - Tallmadge, OH                         Industrial       Distribution
  4.48            Blue Linx - Eagan, MN                             Industrial       Distribution
  4.49            Blue Linx - Springfield, MO                       Industrial       Distribution
  4.50            Blue Linx - Sioux Falls, SD                       Industrial       Distribution
  4.51            Blue Linx - El Paso, TX                           Industrial       Distribution
  4.52            Blue Linx - Des Moines, IA                        Industrial       Distribution
  4.53            Blue Linx - Harlingen, TX                         Industrial       Distribution
  4.54            Blue Linx - Grand Rapids, MI                      Industrial       Distribution
  4.55            Blue Linx - North Charleston, SC                  Industrial       Distribution
  4.56            Blue Linx - Wausau, WI                            Industrial       Distribution
  4.57            Blue Linx - Lubbock, TX                           Industrial       Distribution
  4.58            Blue Linx - Pearl, MS                             Industrial       Distribution
   6         1    500-512 Seventh Avenue                              Office             CBD              137,314,250.10
   7         1    Glendale Center                                     Office             CBD              125,000,000.00
   8         1    Harden Ranch Plaza                                  Retail           Anchored            75,700,000.00
   10        1    Yuma Palms Regional Center                          Retail           Anchored            62,530,000.00
   11        1    Pan Am Building                                     Office             CBD               60,000,000.00
   13        1    Sierra Health Services                              Office           Suburban            50,750,000.00
   14        1    Beverly Hills Office Pool                           Office           Suburban            47,000,000.00
 14.01            Wilshire Doheny Building                            Office           Suburban
 14.02            Wilshire La Peer Building                           Office           Suburban
 14.03            Wilshire Palm Building                              Office           Suburban
   15        1    Montecito Plaza                                     Retail           Anchored            45,000,000.00
   16        1    AIM Investments Corporate Campus                    Office           Suburban            43,700,000.00
   18        1    National Bank Plaza                                 Office           Suburban            35,600,000.00
   21        1    Montrose Metro Centre I                             Office           Suburban            29,000,000.00
   22        1    55 Francisco Street                                 Office           Suburban            27,750,000.00
   25        1    Regency Park Shopping Center                        Retail           Anchored            25,256,000.00
   27        1    Encino Town Center                                  Retail           Anchored            24,500,000.00
   30        1    Jay Street Technology Centre                        Office           Suburban            23,500,000.00
   31        1    Philadelphia Design and Distribution Center       Mixed Use     Office/Industrial        23,000,000.00
   33        1    Cicero Market Place                                 Retail           Anchored            21,800,000.00
   36        1    Copperfield Village Shopping Center                 Retail           Anchored            20,800,000.00
   39        1    315 South Beverly Drive                             Office             CBD               20,000,000.00
   40        1    Village Mall                                        Retail           Anchored            20,000,000.00
   41        1    DEA Building - Detroit                              Office             CBD               19,607,638.17
   42        1    545 West 111th Street                               Retail        Single Tenant          19,500,000.00
   43        1    1200 South Avenue                                   Office           Suburban            19,100,000.00
   45        1    Montrose Metro Centre II                            Office           Suburban            18,500,000.00
   48        1    Midtown Plaza                                       Retail           Anchored            17,700,000.00
   52        1    101 North Monroe Street                             Office             CBD               16,500,000.00
   53        1    Chino Towne Center                                  Retail           Anchored            16,500,000.00
   55        1    Melville New York Pool                              Office           Suburban            15,987,630.05
 55.01            50 Republic Road                                    Office           Suburban
 55.02            40 Marcus Drive                                     Office           Suburban
   57        1    Centennial Plaza                                    Retail           Anchored            15,583,810.58
   58        1    Model T Plaza                                       Retail           Anchored            15,200,000.00
   59        1    Hamilton Financial Center                           Office           Suburban            14,988,085.31
   65        1    Carmel Village                                      Retail       Shadow Anchored         12,750,000.00
   66        1    Point West Business Park                            Office           Suburban            12,500,000.00
   67        1    North Oaks Village Pool                            Various           Various             12,300,000.00
 67.01            North Oaks Village Center Retail Center             Retail          Unanchored
 67.02            Village Center Financial Building                   Office           Medical
 67.03            Village Center Professional Building                Office           Medical
   70        1    Cherry Creek Business Park                        Industrial           Flex              11,500,000.00
   71        1    Spring Hill Plaza                                   Retail           Anchored            11,500,000.00
   72        1    Wrigley Marketplace                                 Retail       Shadow Anchored         11,050,000.00
   73        1    Westbrooke Village Shopping Center North            Retail           Anchored            10,957,100.00
   74        1    Shoppes at Brentwood Hills                          Retail       Shadow Anchored         10,760,000.00
   76        1    10333 Harwin - Houston, TX                          Office           Suburban            10,574,580.22
   79        1    Watauga Town Center                                 Retail       Shadow Anchored          9,958,000.00
   80        1    Candler-McAfee                                      Retail           Anchored             9,950,000.00
   81        1    Fountain Court                                      Retail           Anchored             9,750,000.00
   82        1    Pinetree Plaza Shopping Center                      Retail           Anchored             9,702,000.00
   83        1    Concord Place                                       Retail           Anchored             9,120,000.00
   84        1    Square Lake Park II                                 Office           Suburban             9,075,307.39
   87        1    Gander Mountain - Blaine, MN                        Retail        Single Tenant           8,493,798.61
   88        1    Westbrooke Village Shopping Center South            Retail           Anchored             8,019,550.00
   89        1    Mack-Alter Square Shopping Center                   Retail          Unanchored            8,000,000.00
   90        1    8070-8080 Melrose Avenue                          Mixed Use       Retail/Office           7,900,000.00
   94        1    Walgreens-153 Kearny                                Retail           Anchored             7,500,000.00
   98        1    8250-8256 Melrose Avenue                          Mixed Use       Retail/Office           6,800,000.00
   99        1    Coolwood Plaza                                      Retail           Anchored             6,744,681.51
  100        1    575 West Crossroads Parkway                       Industrial  Distribution/Warehouse      6,350,000.00
  101        1    Sav-On - San Pedro, CA                              Retail        Single Tenant           6,000,000.00
  102        1    Wakefield Business Park                             Office             Flex               6,000,000.00
  104        1    JC Penney - Independence, MO                        Retail        Single Tenant           5,931,000.00
  105        1    Lakeside @ Lyons                                    Office           Suburban             5,795,000.00
  106        1    Bernalillo Marketplace                              Retail          Unanchored            5,600,000.00
  107        1    8007-8013 Melrose Avenue                          Mixed Use       Retail/Office           5,300,000.00
  108        1    Pinebrook Commerce Center                           Office           Suburban             5,250,000.00
  109        1    Sav-On - Duarte, CA                                 Retail           Anchored             5,196,195.58
  110        1    17043 El Camino                                     Office           Suburban             5,043,796.49
  113        1    Walgreens - Baltimore, MD                           Retail        Single Tenant           4,900,382.23
  118        1    The Suffolk County Department of Health Building    Office           Suburban             4,570,000.00
  120        1    New Kent Crossing Shopping Center                   Retail           Anchored             4,396,523.78
  122        1    Walgreens - Albany, OR                              Retail        Single Tenant           4,241,000.00
  125        1    Southern Shores                                     Retail          Unanchored            4,040,000.00
  127        1    Walgreens - Christiansburg, VA                      Retail        Single Tenant           3,942,032.47
  129        1    The Latrobe Office Building                         Office             CBD                3,650,000.00
  130        1    Stonehue Retail Center                              Retail          Unanchored            3,500,000.00
  131        1    San Antonio Retail Pool                             Retail          Unanchored            3,497,286.70
 131.01           South Flores Street                                 Retail          Unanchored
 131.02           Churchill West Shopping Center                      Retail          Unanchored
  132        1    Walgreens - Taylorville, IL                         Retail        Single Tenant           3,371,006.25
  133        1    Walgreens - New Kensington, PA                      Retail        Single Tenant           3,255,000.00
  136        1    CVS - Orlando, FL                                   Retail        Single Tenant           3,016,000.00
  139        1    Sedalia Medical Office Building                     Office           Medical              2,747,833.21
  140        1    CVS - Robertsdale, AL                               Retail        Single Tenant           2,720,000.00
  141        1    CVS - Haines City, FL                               Retail        Single Tenant           2,683,000.00
  142        1    Walgreens - Glen Burnie, MD                         Retail        Single Tenant           2,614,125.68
  143        1    CVS - Gulfport, MS                                  Retail        Single Tenant           2,611,000.00
  144        1    Big Lots Plaza                                      Retail           Anchored             2,522,944.78
  145        1    Conn's - San Antonio, TX                            Retail        Single Tenant           2,461,000.00
  146        1    Irongate Village Shopping Center                    Retail       Shadow Anchored          2,100,000.00
  150        1    Office Depot - Warrensburg, MO                      Retail        Single Tenant           1,810,000.00
  151        1    CVS - Columbia, TN II                               Retail        Single Tenant           1,735,000.00
  152        1    CVS - Columbia, TN I                                Retail        Single Tenant           1,715,000.00
  153        1    Rocky Branch Shopping Center                        Retail          Unanchored            1,495,037.46
  154        1    CVS - Portsmouth, OH                                Retail        Single Tenant           1,424,000.00
  155        1    Rite Aid - Cleveland, OH                            Retail        Single Tenant           1,413,000.00
  156        1    Rite Aid - Fremont, OH                              Retail        Single Tenant           1,388,000.00
  157        1    Family Dollar and Charter One Bank                  Retail          Unanchored            1,348,000.00
  159        1    Advance Auto Parts - Holland Township, MI           Retail        Single Tenant           1,231,000.00
  160        1    Crown Building                                      Office           Suburban             1,200,000.00
  161        1    Advance Auto Parts - Holland, MI                    Retail        Single Tenant           1,193,000.00
  162        1    Advance Auto Parts - Zeeland, MI                    Retail        Single Tenant           1,057,000.00

MORTGAGE
  LOAN    NUMBER OF UNITS  UNIT OF                                               LARGEST TENANT   LARGEST TENANT
 NUMBER       (UNITS)      MEASURE  LARGEST TENANT                                  % OF NRA        EXP. DATE
----------------------------------------------------------------------------------------------------------------

   1         1,019,325     Sq. Ft.  Goldman Sachs Execution & Clearing, L.P.          16.16%         04/30/11
   2         1,517,440     Sq. Ft.  Various                                          Various          Various
  2.01         682,312     Sq. Ft.  Pottery Barn                                       4.40%         01/31/11
  2.02         349,787     Sq. Ft.  L.L. Bean                                          4.57%         08/31/12
  2.03         485,341     Sq. Ft.  Wolf Furniture                                    13.77%         05/31/09
   3         1,002,950     Sq. Ft.  Blue Cross                                        20.15%         03/01/17
   4         9,003,865     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.01         850,000     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.02         448,500     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.03         670,000     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.04         560,000     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.05         462,800     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.06         234,090     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.07         401,648     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.08         272,449     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.09         135,821     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.10         168,971     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.11          93,000     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.12          68,721     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.13         202,021     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.14         192,500     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.15         105,168     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.16         234,683     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.17         108,852     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.18         142,959     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.19          77,360     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.20         113,040     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.21         102,868     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.22          95,391     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.23         157,825     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.24         153,069     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.25         103,868     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.26         107,844     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.27         183,000     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.28         143,500     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.29         123,750     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.30         113,360     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.31         101,000     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.32          95,480     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.33          83,000     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.34          95,231     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.35          83,990     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.36          76,290     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.37          65,430     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.38          81,972     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.39          51,918     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.40          98,197     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.41          62,250     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.42          81,598     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.43         132,100     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.44         106,027     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.45          92,300     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.46          64,024     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.47          77,000     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.48          64,080     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.49          98,402     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.50          63,714     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.51          65,500     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.52          58,920     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.53          87,100     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.54          91,731     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.55          40,252     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.56          50,530     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.57          71,721     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
  4.58          37,050     Sq. Ft.  BlueLinx Corporation                             100.00%         06/08/21
   6         1,169,647     Sq. Ft.  Target Corporation                                 8.52%         03/31/15
   7           382,841     Sq. Ft.  Disney Enterprises                                40.80%         06/30/11
   8           443,077     Sq. Ft.  Safeway                                           11.89%         08/31/11
   10          400,141     Sq. Ft.  Harkins Yuma Palms                                15.81%         01/31/20
   11          210,670     Sq. Ft.  Royal State Financial                              9.49%         10/31/11
   13          204,123     Sq. Ft.  Sierra Health Services                           100.00%         01/14/16
   14          208,872     Sq. Ft.  Various                                          Various          Various
 14.01          47,267     Sq. Ft.  NAPICO                                            84.39%         12/31/10
 14.02          76,229     Sq. Ft.  International Creative Management                100.00%         01/31/08
 14.03          85,376     Sq. Ft.  Brillstein Grey                                   26.82%         07/31/09
   15          131,018     Sq. Ft.  Rite Aid                                          13.20%         05/31/09
   16          263,770     Sq. Ft.  Invesco Funds Group, Inc.                        100.00%         10/31/16
   18          266,166     Sq. Ft.  CBIZ Accounting                                   11.78%         04/30/18
   21          115,086     Sq. Ft.  Shulman, Rogers                                   45.57%     Multiple Spaces
   22          141,844     Sq. Ft.  Jackson & Wallace, LLP                            22.60%         02/01/10
   25          201,974     Sq. Ft.  Hy-Vee                                            35.90%         02/28/11
   27          139,921     Sq. Ft.  Laemmle Theatres                                  10.83%         03/31/08
   30          142,552     Sq. Ft.  Safenet, Inc.                                     32.78%         08/31/09
   31          677,000     Sq. Ft.  City of Philadelphia                              27.20%         06/01/09
   33          149,368     Sq. Ft.  Price Chopper                                     46.20%         04/01/23
   36          163,012     Sq. Ft.  Randall's                                         37.49%         11/30/12
   39           68,430     Sq. Ft.  Big Rock Partners                                 10.31%         07/31/11
   40          477,280     Sq. Ft.  Elder-Beerman                                     16.20%         07/31/11
   41           68,063     Sq. Ft.  General Services Administration                  100.00%         02/28/15
   42            7,619     Sq. Ft.  Duane Reade                                      100.00%         05/31/21
   43           76,278     Sq. Ft.  Key Food                                          29.12%         12/31/11
   45           61,902     Sq. Ft.  United States of America                         100.00%         01/18/13
   48          240,087     Sq. Ft.  Outlet Marketplace                                31.06%         10/30/15
   52          109,564     Sq. Ft.  Citizens Property Insurance                       22.21%         09/30/09
   53          116,673     Sq. Ft.  Gigante                                           38.57%         12/01/22
   55           91,580     Sq. Ft.  Various                                          Various          Various
 55.01          39,930     Sq. Ft.  ADT                                               83.32%         03/31/16
 55.02          51,650     Sq. Ft.  Cook, Hall and Hyade Inc.                         38.72%         01/01/17
   57           59,630     Sq. Ft.  San Carlos Cinemas                                73.08%         10/30/25
   58          140,103     Sq. Ft.  Glory Market                                      34.36%         03/16/26
   59          111,803     Sq. Ft.  Stable Parking Garage                             32.20%         11/30/22
   65           53,796     Sq. Ft.  Bonefish Grill                                    10.03%         03/22/36
   66          148,772     Sq. Ft.  Net Versant - Northern California Inc              5.16%         12/01/09
   67           87,655     Sq. Ft.  Various                                          Various          Various
 67.01          39,978     Sq. Ft.  WineStreet Spirits                                16.48%         06/30/07
 67.02          29,454     Sq. Ft.  Bament Realty Inc                                 47.91%         09/30/10
 67.03          18,223     Sq. Ft.  Gary Lunstad                                      20.41%         10/31/10
   70          140,990     Sq. Ft.  Highline Academy Building Corporation             30.18%         07/31/11
   71           66,070     Sq. Ft.  Publix                                            69.02%         12/31/25
   72           47,724     Sq. Ft.  Fashion Bug                                       16.84%         10/01/09
   73          133,195     Sq. Ft.  DSW                                               22.52%         06/30/11
   74           48,200     Sq. Ft.  Rare Hospitality Int'l Inc.                       11.20%         10/17/15
   76          147,927     Sq. Ft.  EXECU- Health Management Group, Inc.               7.80%         12/31/07
   79           65,280     Sq. Ft.  Blockbuster (Ground Lease)                         9.96%         03/31/09
   80          188,472     Sq. Ft.  Candler Discount Mall                             21.20%         05/31/09
   81          183,591     Sq. Ft.  Beall's                                           53.44%     Multiple Spaces
   82          134,750     Sq. Ft.  Price Chopper                                     47.05%         12/31/16
   83           58,400     Sq. Ft.  Publix                                            78.08%         03/01/26
   84           74,500     Sq. Ft.  Logicalis, Inc.                                   30.12%         04/30/07
   87           67,521     Sq. Ft.  Gander Mountain                                  100.00%         04/30/21
   88          103,732     Sq. Ft.  Dillon's                                          58.77%         11/30/12
   89           48,921     Sq. Ft.  Aldi                                              31.27%         08/30/25
   90           12,800     Sq. Ft.  Sixty Retail Inc.                                 62.25%         12/31/17
   94           18,018     Sq. Ft.  Walgreens                                         86.67%         07/31/21
   98           15,872     Sq. Ft.  Gemelli Group Inc.                                26.30%         09/30/10
   99           89,952     Sq. Ft.  Wiseway                                           78.80%         05/31/21
  100          145,000     Sq. Ft.  Power Investments Building                        68.97%         09/30/16
  101           14,472     Sq. Ft.  Sav-On                                           100.00%         05/07/31
  102           62,206     Sq. Ft.  Strayer University Inc.                           28.94%         04/30/17
  104          123,289     Sq. Ft.  JC Penney                                        100.00%         01/31/21
  105           41,376     Sq. Ft.  Butters Construction and Development, Inc.        20.61%         03/31/11
  106           34,000     Sq. Ft.  Dollar General                                    24.34%         07/31/15
  107            9,061     Sq. Ft.  Adidas Promotional  Retail Operations, Inc.       53.11%         01/31/16
  108           46,468     Sq. Ft.  University of Phoenix                             40.19%         09/30/11
  109           19,495     Sq. Ft.  Sav-On                                            84.61%         12/17/21
  110           81,423     Sq. Ft.  James F. Wray                                      6.24%         03/31/08
  113           13,533     Sq. Ft.  Walgreens                                        100.00%         12/31/30
  118           40,000     Sq. Ft.  Suffolk County Department of Health              100.00%         01/31/12
  120           49,000     Sq. Ft.  Food Lion                                         59.18%         12/18/16
  122           13,650     Sq. Ft.  Walgreens                                        100.00%         10/31/63
  125           25,162     Sq. Ft.  Nice Guys                                         16.76%         08/31/12
  127           14,560     Sq. Ft.  Walgreens                                        100.00%         10/31/78
  129           46,279     Sq. Ft.  Baltimore Community Foundation                    27.17%     Multiple Spaces
  130           21,076     Sq. Ft.  Thai Palace                                       20.63%         08/31/08
  131           65,434     Sq. Ft.  Various                                          Various          Various
 131.01         38,356     Sq. Ft.  Alamo Workforce Development                       65.18%         07/31/09
 131.02         27,078     Sq. Ft.  George Tamez                                      19.83%         10/31/15
  132           14,550     Sq. Ft.  Walgreens                                        100.00%         02/28/31
  133           14,820     Sq. Ft.  Walgreens                                        100.00%         04/27/31
  136           13,813     Sq. Ft.  CVS                                              100.00%         11/01/25
  139           20,038     Sq. Ft.  Mount Carmel Health Providers, Inc.               50.40%         10/31/16
  140           12,296     Sq. Ft.  CVS                                              100.00%         09/29/24
  141           10,908     Sq. Ft.  CVS                                              100.00%         08/30/20
  142           14,490     Sq. Ft.  Walgreens                                        100.00%         07/23/30
  143           10,908     Sq. Ft.  CVS                                              100.00%         10/25/25
  144           42,585     Sq. Ft.  Big Lots                                          79.84%         01/31/11
  145           25,230     Sq. Ft.  Conn's                                           100.00%         04/15/17
  146           15,156     Sq. Ft.  Lisa's Hallmark                                   21.11%         02/29/08
  150           20,000     Sq. Ft.  Office Depot                                     100.00%         04/30/16
  151           10,180     Sq. Ft.  CVS                                              100.00%         11/30/17
  152           10,180     Sq. Ft.  CVS                                              100.00%         11/30/17
  153           12,925     Sq. Ft.  The Shoe Show of Rocky Mount                      40.08%         07/31/15
  154           10,170     Sq. Ft.  Revco Discount Drug Centers, Inc.                100.00%         07/31/18
  155           11,325     Sq. Ft.  Rite Aid                                         100.00%         06/30/18
  156           11,325     Sq. Ft.  Rite Aid                                         100.00%         02/28/18
  157           12,737     Sq. Ft.  CVS (Subleased to Family Dollar)                  84.79%         09/30/16
  159            7,000     Sq. Ft.  Advance Stores Company, Incorporated             100.00%         01/31/21
  160           25,522     Sq. Ft.  OC Metro Magazine                                 31.16%         07/31/07
  161            7,000     Sq. Ft.  Advance Stores Company, Incorporated             100.00%         01/31/21
  162            7,000     Sq. Ft.  Advance Stores Company, Incorporated             100.00%         01/31/21

MORTGAGE                                                   2ND             2ND
  LOAN                                                LARGEST TENANT   LARGEST TENANT
 NUMBER   2ND LARGEST TENANT NAME                        % OF NRA        EXP. DATE     3RD LARGEST TENANT NAME
---------------------------------------------------------------------------------------------------------------------------------

   1      Chicago Stock Exchange Service                   14.92%     Multiple Spaces  Merrill Lynch
   2      Various                                         Various         Various      Various
  2.01    Vanity Fair                                       3.51%         12/31/08     Gap
  2.02    Nike                                              3.96%         09/30/10     Polo Ralph Lauren
  2.03    L.L. Bean                                         3.52%         04/30/11     Nike
   3      Federal Home Loan Bank                           13.19%         07/01/11     Shefsky & Froelich
   4
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
  4.21
  4.22
  4.23
  4.24
  4.25
  4.26
  4.27
  4.28
  4.29
  4.30
  4.31
  4.32
  4.33
  4.34
  4.35
  4.36
  4.37
  4.38
  4.39
  4.40
  4.41
  4.42
  4.43
  4.44
  4.45
  4.46
  4.47
  4.48
  4.49
  4.50
  4.51
  4.52
  4.53
  4.54
  4.55
  4.56
  4.57
  4.58
   6      The New York Times Company                        7.08%         11/30/15     iVillage, Inc.
   7      Bank of America                                  35.53%     Multiple Spaces  Total Woman Day Spa
   8      Ashley Home Store                                11.18%         11/01/17     Bed, Bath & Beyond
   10     Sports Authority                                  8.73%         01/31/16     Ross
   11     American Savings Bank                             6.75%     Multiple Spaces  DTG Operations
   13
   14     Various                                         Various         Various      Various
 14.01    Tower Digestive Health                           15.61%         11/30/13
 14.02
 14.03    Hochman Salkin                                   14.91%         02/28/07     Hersh Mannis & Bogen
   15     Petco                                            12.14%         07/06/16     Trader Joe's
   16
   18     Hammerman and Hultgren, PC                        5.96%         04/30/12     Arvizu Advertising and Promotions
   21     Merrill Lynch                                    18.89%         12/31/11     Sarfino & Rhodes
   22     Pacific Fertility Center                         12.87%         12/01/08     Fitzgerald Communications
   25     Borders Books                                    14.56%         09/30/15     Marshalls
   27     Pier 1 Imports                                    9.87%         06/30/11     Thomasville Home Furnishing
   30     Vormetric, Inc.                                  16.17%         09/30/08     CSwitch Corp
   31     Material Culture                                  9.27%     Multiple Spaces  RHD
   33     Office Max                                       13.39%         06/01/16     Dollar Tree
   36     Ross Dress for Less                              15.95%         07/31/08     Hollywood Video
   39     Blumberg Riber Inc.                               7.31%         03/31/09     Joel R. Mogy Investment Council Inc.
   40     Sears                                            13.15%         01/15/11     Hobby Lobby
   41
   42
   43     Anthem                                           23.04%         02/28/07     Ramholtz Publishing
   45
   48     Marc's                                           19.11%         01/31/11     Office Max
   52     HCA Realty, Inc.                                 20.59%         07/31/11     Bryant Miller & Olive P.A.
   53     Anchor Blue                                      16.07%         01/01/07     CVS
   55     Various                                         Various         Various      Various
 55.01    ACLD                                             16.68%         03/31/16
 55.02    Foodhandler                                      19.36%         01/01/13     National MS Society
   57     Capriccio                                         4.20%         01/31/21     Starbucks
   58     CVS                                               7.77%         01/31/18     ACO
   59     Production Services                               9.70%         04/30/10     Patient Care, Inc.
   65     Panera Bread                                      9.49%         03/19/16     Palm Beach Tan
   66     Best Buy Stores LP                                4.65%     Multiple Spaces  Check Processors Inc.
   67     Various                                         Various         Various      Various
 67.01    Panino's                                         11.14%         06/30/10     MG Midwest
 67.02    The Group Agency                                  7.72%         06/30/11     NovaCare
 67.03    Michael Furey                                    17.23%         08/31/10     Albjerg/Gadient
   70     Oakwood Corporate Housing                         6.77%         07/31/08     KPS Denver
   71     Applebee's Outparcel                              6.81%         06/30/31     Joong Seo (Heritage Cleaners)
   72     Wachovia                                         10.06%         08/31/16     Blockbuster
   73     K&G Menswear                                     14.90%         09/30/16     Old Country Buffet
   74     Panera Bread                                     10.79%         08/16/15     Fu Lins Asian Experience
   76     O F Mortgage Company LLC                          6.90%         01/31/07     Global C & C Inc.
   79     Leslie's Pool Supplie                             6.13%         12/31/10     Washington Mutual (Ground Lease)
   80     Wayfield Foods                                   13.93%         04/30/10     Best Direct Imports Furniture
   81     Fountain Court Lessee, LLC - Master Lease        13.40%         03/31/16     Save A Lot
   82     A. B. Bounce Arama                                5.64%         03/31/09     La Femme Health Club
   83     Diva Nails                                        2.74%         01/31/11     Quiznos
   84     Grosinger & Spigelman Eye Surgeons               12.23%         03/01/10     Mindlin-Koh Center for Opthalmic Med & Sur
   87
   88     Planet Subs                                       4.15%         11/30/06     It's Showtime
   89     Rite Aid                                         22.85%         12/31/25     Family Dollar
   90     Hallier Investments, LLC                         37.75%         08/31/10
   94     7-Eleven                                         13.33%         06/30/18
   98     JS2 Communications                               17.41%         05/31/09     De Lux Beauty LLC
   99     Domazet & Lee                                     6.11%         04/01/13     Blockbuster
  100     Walgreens                                        31.03%         12/31/21
  101
  102     MD Homes LLC                                     20.90%         09/30/21     Lesco, Inc.
  104
  105     Sell and Buy Realty, LLC                          5.28%         01/31/09     World Compliance
  106     Movie Gallery                                    11.76%         06/30/11     Dunkin Donuts
  107     Blue Concept LLC                                 46.89%         03/15/15
  108     Burgess Information Systems                      28.83%         10/31/08     Datapath
  109     Dr. Ng                                           10.26%         07/15/11     Bank of America
  110     Walker Parking Consultants Inc                    4.89%         08/31/09     Clear Lake AME Church
  113
  118
  120     Eckerd                                           17.24%         01/15/12     M.G. Midwest, Inc.
  122
  125     Coastal Provisions                               16.69%         07/31/10     Baree Station
  127
  129     DF Dent                                          11.88%         04/30/10     AMT
  130     Bicycle Heaven                                   17.70%         09/30/10     Dance Studio / Heather
  131     Various                                         Various         Various      Various
 131.01   SAMHD - WIC Project 41                           15.64%         02/28/14     The Door Christian Fellows
 131.02   Cottman Transmission, Att                        17.65%         11/30/10     Iguana Bay c/o Augustine
  132
  133
  136
  139     Eastside Foot and Ankle Center                   12.10%         03/31/11     King's Management and Leasing, L.L.C.
  140
  141
  142
  143
  144     Provincial House Fireplace and Patio, Inc.       20.16%         04/30/07
  145
  146     Heavenly Ham                                     18.47%         11/10/09     Accu-Vision Optical, Inc.
  150
  151
  152
  153     Gamestop, Inc.                                   19.34%         08/31/10     First Am Cash Adv
  154
  155
  156
  157     Charter One Bank                                 15.21%         07/31/11
  159
  160     DC Capital                                       13.49%         12/31/10     DRI Management
  161
  162

MORTGAGE        3RD             3RD        MORTGAGE
  LOAN    LARGEST TENANT   LARGEST TENANT    LOAN
 NUMBER      % OF NRA        EXP. DATE      NUMBER
---------------------------------------------------

   1          12.29%      Multiple Spaces     1
   2          Various         Various         2
  2.01         2.51%      Multiple Spaces    2.01
  2.02         2.87%          10/31/11       2.02
  2.03         2.77%          07/31/08       2.03
   3           6.82%          05/01/15        3
   4                                          4
  4.01                                       4.01
  4.02                                       4.02
  4.03                                       4.03
  4.04                                       4.04
  4.05                                       4.05
  4.06                                       4.06
  4.07                                       4.07
  4.08                                       4.08
  4.09                                       4.09
  4.10                                       4.10
  4.11                                       4.11
  4.12                                       4.12
  4.13                                       4.13
  4.14                                       4.14
  4.15                                       4.15
  4.16                                       4.16
  4.17                                       4.17
  4.18                                       4.18
  4.19                                       4.19
  4.20                                       4.20
  4.21                                       4.21
  4.22                                       4.22
  4.23                                       4.23
  4.24                                       4.24
  4.25                                       4.25
  4.26                                       4.26
  4.27                                       4.27
  4.28                                       4.28
  4.29                                       4.29
  4.30                                       4.30
  4.31                                       4.31
  4.32                                       4.32
  4.33                                       4.33
  4.34                                       4.34
  4.35                                       4.35
  4.36                                       4.36
  4.37                                       4.37
  4.38                                       4.38
  4.39                                       4.39
  4.40                                       4.40
  4.41                                       4.41
  4.42                                       4.42
  4.43                                       4.43
  4.44                                       4.44
  4.45                                       4.45
  4.46                                       4.46
  4.47                                       4.47
  4.48                                       4.48
  4.49                                       4.49
  4.50                                       4.50
  4.51                                       4.51
  4.52                                       4.52
  4.53                                       4.53
  4.54                                       4.54
  4.55                                       4.55
  4.56                                       4.56
  4.57                                       4.57
  4.58                                       4.58
   6           4.84%          04/30/15        6
   7           3.19%          06/30/14        7
   8           6.77%          01/31/12        8
   10          7.49%          01/31/15        10
   11          4.97%          05/31/10        11
   13                                         13
   14         Various         Various         14
 14.01                                      14.01
 14.02                                      14.02
 14.03        11.27%          04/30/09      14.03
   15          9.91%          09/30/15        15
   16                                         16
   18          4.93%          05/24/12        18
   21          6.97%          07/31/08        21
   22          9.74%          09/01/09        22
   25         13.37%          01/31/11        25
   27          9.81%          07/31/09        27
   30          9.63%          01/31/10        30
   31          9.14%      Multiple Spaces     31
   33          7.41%          01/01/09        33
   36          4.61%          03/31/07        36
   39          5.83%          12/31/07        39
   40         11.27%          01/31/09        40
   41                                         41
   42                                         42
   43         14.19%          11/30/09        43
   45                                         45
   48          9.58%          01/31/14        48
   52         14.39%          12/15/10        52
   53         11.15%          12/01/30        53
   55         Various         Various         55
 55.01                                      55.01
 55.02        12.58%          06/30/16      55.02
   57          2.63%          08/31/15        57
   58          7.71%          07/01/10        58
   59          7.54%          02/28/14        59
   65          8.02%          02/28/13        65
   66          4.52%          03/01/11        66
   67         Various         Various         67
 67.01         9.69%          02/20/07      67.01
 67.02         6.44%          06/30/11      67.02
 67.03        14.44%          12/31/06      67.03
   70          5.04%          05/31/11        70
   71          3.04%          04/30/11        71
   72          8.51%          09/01/09        72
   73          6.91%          12/31/07        73
   74          9.96%          10/11/10        74
   76          3.14%          10/31/06        76
   79          5.82%          07/01/21        79
   80         13.29%          05/31/11        80
   81         10.89%          04/30/15        81
   82          4.70%          10/31/06        82
   83          2.74%          02/28/11        83
   84          6.50%          02/28/16        84
   87                                         87
   88          4.05%          08/31/06        88
   89         20.44%          12/31/15        89
   90                                         90
   94                                         94
   98         12.42%          08/01/07        98
   99          2.00%          03/01/09        99
  100                                        100
  101                                        101
  102         11.25%          06/30/09       102
  104                                        104
  105          4.32%          05/31/08       105
  106          8.60%          12/31/23       106
  107                                        107
  108         16.47%          07/31/10       108
  109          5.13%          06/07/11       109
  110          3.97%            MTM          110
  113                                        113
  118                                        118
  120          7.35%          12/31/08       120
  122                                        122
  125         12.81%          05/31/08       125
  127                                        127
  129         11.40%          04/30/11       129
  130         15.64%          08/31/07       130
  131         Various         Various        131
 131.01       11.57%          07/31/10      131.01
 131.02       16.91%          09/30/10      131.02
  132                                        132
  133                                        133
  136                                        136
  139         12.10%          03/31/11       139
  140                                        140
  141                                        141
  142                                        142
  143                                        143
  144                                        144
  145                                        145
  146         15.84%          12/31/09       146
  150                                        150
  151                                        151
  152                                        152
  153         10.83%          11/30/20       153
  154                                        154
  155                                        155
  156                                        156
  157                                        157
  159                                        159
  160         10.47%          02/28/08       160
  161                                        161
  162                                        162

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

                                    ANNEX A-5

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)

              LOAN
  MORTGAGE    GROUP
LOAN NUMBER  NUMBER                    PROPERTY NAME                           CITY          STATE
-----------------------------------------------------------------------------------------------------

     2          1    Prime Outlets Pool II                                  Various         Various
-----------------------------------------------------------------------------------------------------
    2.01             Prime Outlets at Birch Run                            Birch Run           MI
    2.02             Prime Outlets at Williamsburg                       Williamsburg          VA
    2.03             Prime Outlets at Hagerstown                          Hagerstown           MD

     4          1    BlueLinx Holdings Pool                                 Various         Various
-----------------------------------------------------------------------------------------------------
    4.01             Blue Linx - Frederick, MD                             Frederick           MD
    4.02             Blue Linx - Bellingham, MA                           Bellingham           MA
    4.03             Blue Linx - University Park, IL                    University Park        IL
    4.04             Blue Linx - Lawrenceville, GA                       Lawrenceville         GA
    4.05             Blue Linx - Yulee, FL                                   Yulee             FL
    4.06             Blue Linx - Newark, CA                                 Newark             CA
    4.07             Blue Linx - Butner, NC                                 Butner             NC
    4.08             Blue Linx - Ft. Worth, TX                            Fort Worth           TX
    4.09             Blue Linx - City of Industry, CA                  City of Industry        CA
    4.10             Blue Linx - Ypsilanti, MI                         Ypsilanti Township      MI
    4.11             Blue Linx - National City, CA                       National City         CA
    4.12             Blue Linx - Englewood, CO                             Englewood           CO
    4.13             Blue Linx - Independence, KY                        Independence          KY
    4.14             Blue Linx - Bridgeton, MO                             Bridgeton           MO
    4.15             Blue Linx - Beaverton, OR                             Beaverton           OR
    4.16             Blue Linx - N. Kansas City, MO                    North Kansas City       MO
    4.17             Blue Linx - Tampa, FL                                   Tampa             FL
    4.18             Blue Linx - Denville, NJ                              Denville            NJ
    4.19             Blue Linx - Woodinville, WA                          Woodinville          WA
    4.20             Blue Linx - Denver, CO                                 Denver             CO
    4.21             Blue Linx - Miami, FL                                   Miami             FL
    4.22             Blue Linx - Riverside, CA                             Riverside           CA
    4.23             Blue Linx - Houston, TX                                Houston            TX
    4.24             Blue Linx - Erwin, TN                                   Erwin             TN
    4.25             Blue Linx - Maple Grove, MN                          Maple Grove          MN
    4.26             Blue Linx - Pensacola, FL                             Pensacola           FL
    4.27             Blue Linx - Elkhart, IN                                Elkhart            IN
    4.28             Blue Linx - Tulsa, OK                                   Tulsa             OK
    4.29             Blue Linx - Midfield, AL                              Midfield            AL
    4.30             Blue Linx - Newtown, CT                                Newtown            CT
    4.31             Blue Linx - Nashville, TN                             Nashville           TN
    4.32             Blue Linx - Charlotte, NC                             Charlotte           NC
    4.33             Blue Linx - Allentown, PA                             Allentown           PA
    4.34             Blue Linx - San Antonio, TX                          San Antonio          TX
    4.35             Blue Linx - Richmond, VA                              Richmond            VA
    4.36             Blue Linx - New Stanton Township, PA             New Stanton Township     PA
    4.37             Blue Linx - Albuquerque, NM                          Albuquerque          NM
    4.38             Blue Linx - Yaphank, NY                                Yaphank            NY
    4.39             Blue Linx - Portland, ME                              Portland            ME
    4.40             Blue Linx - Memphis, TN                                Memphis            TN
    4.41             Blue Linx - Shelburne, VT                             Shelburne           VT
    4.42             Blue Linx - Fargo, ND                                   Fargo             ND
    4.43             Blue Linx - Shreveport, LA                           Shreveport           LA
    4.44             Blue Linx - Lake City, FL                             Lake City           FL
    4.45             Blue Linx - Little Rock, AR                          Little Rock          AR
    4.46             Blue Linx - Virginia Beach, VA                     Virginia Beach         VA
    4.47             Blue Linx - Tallmadge, OH                             Tallmadge           OH
    4.48             Blue Linx - Eagan, MN                                   Eagan             MN
    4.49             Blue Linx - Springfield, MO                          Springfield          MO
    4.50             Blue Linx - Sioux Falls, SD                          Sioux Falls          SD
    4.51             Blue Linx - El Paso, TX                                El Paso            TX
    4.52             Blue Linx - Des Moines, IA                           Des Moines           IA
    4.53             Blue Linx - Harlingen, TX                             Harlingen           TX
    4.54             Blue Linx - Grand Rapids, MI                        Grand Rapids          MI
    4.55             Blue Linx - North Charleston, SC                  North Charleston        SC
    4.56             Blue Linx - Wausau, WI                                 Wausau             WI
    4.57             Blue Linx - Lubbock, TX                                Lubbock            TX
    4.58             Blue Linx - Pearl, MS                                   Pearl             MS

     5          1    RLJ Hotel Pool                                         Various         Various
-----------------------------------------------------------------------------------------------------
    5.01             Marriott - Denver, CO                                  Denver             CO
    5.02             Marriott - Bedford Park, IL                         Bedford Park          IL
    5.03             Renaissance - Plantantion, FL                        Plantation           FL
    5.04             Marriott - Austin, TX                                  Austin             TX
    5.05             Hilton Garden Inn - Bedford Park, IL                Bedford Park          IL
    5.06             Residence Inn - Plantation, FL                       Plantation           FL
    5.07             Renaissance - Broomfield, CO                         Broomfield           CO
    5.08             Courtyard - Salt Lake City, UT                     Salt Lake City         UT
    5.09             Residence Inn Galleria - Houston, TX                   Houston            TX
    5.10             Hampton Inn - Bedford Park, IL                      Bedford Park          IL
    5.11             Marriott - Pontiac, MI                                 Pontiac            MI
    5.12             Holiday Inn Express - Bedford Park, IL              Bedford Park          IL
    5.13             Courtyard - Austin, TX                                 Austin             TX
    5.14             Springhill Suites - Austin, TX                         Austin             TX
    5.15             Residence Inn - Round Rock, TX                       Round Rock           TX
    5.16             Residence Inn - Austin, TX                             Austin             TX
    5.17             Courtyard - Tampa, FL                                   Tampa             FL
    5.18             Residence Inn - Pontiac, MI                            Pontiac            MI
    5.19             Residence Inn - Schaumberg, IL                       Schaumburg           IL
    5.20             Sleep Inn - Bedford Park, IL                        Bedford Park          IL
    5.21             Springhill Suites - Schaumberg, IL                   Schaumburg           IL
    5.22             Fairfield Inn & Suites - Brandon, FL                   Brandon            FL
    5.23             Courtyard - Fort Wayne, IN                           Fort Wayne           IN
    5.24             Courtyard - Louisville, KY                           Louisville           KY
    5.25             Courtyard - Merrillville, IN                        Merrillville          IN
    5.26             Residence Inn - Louisville, CO                       Louisville           CO
    5.27             Residence Inn - Fishers, IN                            Fishers            IN
    5.28             Courtyard - Sugarland, TX                             Sugarland           TX
    5.29             Residence Inn - Sugarland, TX                         Sugarland           TX
    5.30             Fairfield Inn & Suites - Merrillville, IN           Merrillville          IN
    5.31             Courtyard - Mesquite, TX                              Mesquite            TX
    5.32             Residence Inn - Merrillville, IN                    Merrillville          IN
    5.33             Courtyard - Mishawaka, IN                             Mishawaka           IN
    5.34             Courtyard - Pontiac, MI                                Pontiac            MI
    5.35             Residence Inn II - Austin, TX                          Austin             TX
    5.36             Hampton Inn - Merrillville, IN                      Merrillville          IN
    5.37             Holiday Inn Express - Merrillville, IN              Merrillville          IN
    5.38             Courtyard - Valparaiso, IN                           Valparaiso           IN
    5.39             Fairfield Inn & Suites - Austin, TX                    Austin             TX
    5.40             Holiday Inn Select - Grand Rapids, MI               Grand Rapids          MI
    5.41             Residence Inn - South Bend, IN                       South Bend           IN
    5.42             Courtyard - Benton Harbor, MI                       Benton Harbor         MI
    5.43             Fairfield Inn & Suites - Valparaiso, IN              Valparaiso           IN

     14         1    Beverly Hills Office Pool                           Beverly Hills         CA
-----------------------------------------------------------------------------------------------------
   14.01             Wilshire Doheny Building                            Beverly Hills         CA
   14.02             Wilshire La Peer Building                           Beverly Hills         CA
   14.03             Wilshire Palm Building                              Beverly Hills         CA
  Various       2    Michigan Multifamily Portfolio                         Various            MI
-----------------------------------------------------------------------------------------------------
     50         2    Oak Park Manor                                        Oak Park            MI
     51         2    Springwells Park                                      Dearborn            MI
     92         2    Deerfield Woods                                        Livonia            MI
    111         2    Stephenson House                                   Madison Heights        MI

  Various       1    Arizona Hotel Portfolio                                Tucson             AZ
-----------------------------------------------------------------------------------------------------
     78         1    Hampton Inn and Suites Tucson Mall - Tucson, AZ        Tucson             AZ
     96         1    TownePlace Suites - Tucson, AZ                         Tucson             AZ
    124         1    La Posada Lodge & Casitas - Tucson, AZ                 Tucson             AZ

     55         1    Melville New York Pool                                Melville            NY
-----------------------------------------------------------------------------------------------------
   55.01             50 Republic Road                                      Melville            NY
   55.02             40 Marcus Drive                                       Melville            NY

  Various       1    B&R Portfolio                                          Houston            TX
-----------------------------------------------------------------------------------------------------
     76         1    10333 Harwin - Houston, TX                             Houston            TX
    110         1    17043 El Camino                                        Houston            TX

     67         1    North Oaks Village Pool                              North Oaks           MN
-----------------------------------------------------------------------------------------------------
   67.01             North Oaks Village Center Retail Center              North Oaks           MN
   67.02             Village Center Financial Building                    North Oaks           MN
   67.03             Village Center Professional Building                 North Oaks           MN

  Various       1    Walgreens Portfolio                                    Various            MD
-----------------------------------------------------------------------------------------------------
    113         1    Walgreens - Baltimore, MD                             Baltimore           MD
    142         1    Walgreens - Glen Burnie, MD                          Glen Burnie          MD

  Various       1    Hickory Hospitality Investments Portfolio              Various            NC
-----------------------------------------------------------------------------------------------------
    121         1    Comfort Suites - Pineville, NC                        Pineville           NC
    158         1    Quality Inn & Suites - Hickory, NC                     Hickory            NC

    131         1    San Antonio Retail Pool                              San Antonio          TX
-----------------------------------------------------------------------------------------------------
   131.01            South Flores Street                                  San Antonio          TX
   131.02            Churchill West Shopping Center                       San Antonio          TX

    149         2    Sherwood & Bourne End Pool                              Peru              IN
-----------------------------------------------------------------------------------------------------
   149.01            Bourne End MHP                                          Peru              IN
   149.02            Sherwood Cout MHP                                       Peru              IN

                                                                                                          ORIGINAL    REMAINING
                                                                         CUT-OFF DATE   % OF AGGREGATE    TERM TO      TERM TO
  MORTGAGE         CROSS COLLATERALIZED AND CROSS        ORIGINAL LOAN   LOAN BALANCE    CUT-OFF DATE   MATURITY OR  MATURITY OR
LOAN NUMBER              DEFAULTED LOAN FLAG              BALANCE ($)         ($)          BALANCE       ARD (MOS.)   ARD (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

     2                                                  150,000,000.00  150,000,000.00       4.87%           120          116
--------------------------------------------------------------------------------------------------------------------------------
    2.01                                                 53,362,950.00
    2.02                                                 51,799,807.57
    2.03                                                 44,837,242.43

     4                                                  147,500,000.00  147,500,000.00       4.79%           120          119
--------------------------------------------------------------------------------------------------------------------------------
    4.01                                                 14,768,076.50
    4.02                                                 10,872,000.00
    4.03                                                  7,968,000.00
    4.04                                                  7,865,935.00
    4.05                                                  6,720,000.00
    4.06                                                  5,135,000.00
    4.07                                                  5,115,250.00
    4.08                                                  4,592,284.50
    4.09                                                  4,120,811.50
    4.10                                                  3,995,089.50
    4.11                                                  3,762,164.50
    4.12                                                  3,360,000.00
    4.13                                                  3,280,000.00
    4.14                                                  3,244,698.00
    4.15                                                  2,900,000.00
    4.16                                                  2,852,000.00
    4.17                                                  2,720,000.00
    4.18                                                  2,400,000.00
    4.19                                                  2,271,250.00
    4.20                                                  2,222,913.00
    4.21                                                  2,172,500.00
    4.22                                                  2,058,071.50
    4.23                                                  2,020,950.00
    4.24                                                  1,860,000.00
    4.25                                                  1,800,000.00
    4.26                                                  1,745,061.50
    4.27                                                  1,730,200.00
    4.28                                                  1,552,000.00
    4.29                                                  1,540,000.00
    4.30                                                  1,520,000.00
    4.31                                                  1,498,123.50
    4.32                                                  1,475,256.00
    4.33                                                  1,450,000.00
    4.34                                                  1,392,000.00
    4.35                                                  1,322,396.00
    4.36                                                  1,320,000.00
    4.37                                                  1,303,500.00
    4.38                                                  1,280,000.00
    4.39                                                  1,212,000.00
    4.40                                                  1,191,719.00
    4.41                                                  1,180,800.00
    4.42                                                  1,140,000.00
    4.43                                                  1,125,900.00
    4.44                                                  1,120,000.00
    4.45                                                  1,088,000.00
    4.46                                                  1,064,000.00
    4.47                                                  1,030,000.00
    4.48                                                    972,000.00
    4.49                                                    930,700.00
    4.50                                                    860,000.00
    4.51                                                    765,450.00
    4.52                                                    762,350.00
    4.53                                                    741,150.00
    4.54                                                    680,400.00
    4.55                                                    680,000.00
    4.56                                                    656,000.00
    4.57                                                    620,000.00
    4.58                                                    474,000.00

     5                                                  146,092,500.00  146,092,500.00       4.74%           120          119
--------------------------------------------------------------------------------------------------------------------------------
    5.01                                                 11,460,128.84
    5.02                                                  8,203,265.56
    5.03                                                  7,422,904.60
    5.04                                                  6,451,892.13
    5.05                                                  6,268,955.13
    5.06                                                  5,837,184.01
    5.07                                                  5,512,152.59
    5.08                                                  5,318,818.69
    5.09                                                  5,153,233.01
    5.10                                                  4,845,579.27
    5.11                                                  4,040,901.25
    5.12                                                  3,773,478.27
    5.13                                                  3,672,349.48
    5.14                                                  3,530,112.31
    5.15                                                  3,385,427.28
    5.16                                                  3,359,176.32
    5.17                                                  3,107,603.35
    5.18                                                  3,073,837.10
    5.19                                                  3,031,544.16
    5.20                                                  3,022,242.34
    5.21                                                  2,963,225.82
    5.22                                                  2,948,018.32
    5.23                                                  2,842,791.24
    5.24                                                  2,765,427.33
    5.25                                                  2,676,317.51
    5.26                                                  2,467,778.15
    5.27                                                  2,439,734.87
    5.28                                                  2,415,142.74
    5.29                                                  2,195,204.63
    5.30                                                  2,189,003.61
    5.31                                                  2,117,774.13
    5.32                                                  2,081,580.29
    5.33                                                  2,055,810.27
    5.34                                                  2,022,556.82
    5.35                                                  2,005,927.05
    5.36                                                  1,692,713.64
    5.37                                                  1,509,717.57
    5.38                                                  1,372,674.65
    5.39                                                  1,258,097.98
    5.40                                                  1,186,723.43
    5.41                                                    992,450.52
    5.42                                                    759,682.99
    5.43                                                    663,360.75

     14                                                  47,000,000.00   47,000,000.00       1.53%           120          119
--------------------------------------------------------------------------------------------------------------------------------
   14.01                                                 19,550,000.00
   14.02                                                 17,600,000.00
   14.03                                                  9,850,000.00
  Various         Michigan Multifamily Portfolio         46,300,000.00   46,300,000.00       1.50%           120          119
--------------------------------------------------------------------------------------------------------------------------------
     50           Michigan Multifamily Portfolio         17,000,000.00   17,000,000.00       0.55%           120          119
     51           Michigan Multifamily Portfolio         16,750,000.00   16,750,000.00       0.54%           120          119
     92           Michigan Multifamily Portfolio          7,550,000.00    7,550,000.00       0.25%           120          119
    111           Michigan Multifamily Portfolio          5,000,000.00    5,000,000.00       0.16%           120          119

  Various            Arizona Hotel Portfolio             21,285,000.00   21,285,000.00       0.69%           120          120
--------------------------------------------------------------------------------------------------------------------------------
     78              Arizona Hotel Portfolio             10,020,000.00   10,020,000.00       0.33%           120          120
     96              Arizona Hotel Portfolio              7,145,000.00    7,145,000.00       0.23%           120          120
    124              Arizona Hotel Portfolio              4,120,000.00    4,120,000.00       0.13%           120          120

     55                                                  16,000,000.00   15,987,630.05       0.52%           120          119
--------------------------------------------------------------------------------------------------------------------------------
   55.01
   55.02

  Various                 B&R Portfolio                  15,715,000.00   15,618,376.70       0.51%           120          114
--------------------------------------------------------------------------------------------------------------------------------
     76                   B&R Portfolio                  10,640,000.00   10,574,580.22       0.34%           120          114
    110                   B&R Portfolio                   5,075,000.00    5,043,796.49       0.16%           120          114

     67                                                  12,300,000.00   12,300,000.00       0.40%           120          118
--------------------------------------------------------------------------------------------------------------------------------
   67.01
   67.02
   67.03

  Various              Walgreens Portfolio                7,550,000.00    7,514,507.91       0.24%           120        Various
--------------------------------------------------------------------------------------------------------------------------------
    113                Walgreens Portfolio                4,931,000.00    4,900,382.23       0.16%           120          114
    142                Walgreens Portfolio                2,619,000.00    2,614,125.68       0.08%           120          118

  Various    Hickory Hospitality Investments Portfolio    5,525,000.00    5,510,359.90       0.18%           120          118
--------------------------------------------------------------------------------------------------------------------------------
    121      Hickory Hospitality Investments Portfolio    4,275,000.00    4,263,583.20       0.14%           120          118
    158      Hickory Hospitality Investments Portfolio    1,250,000.00    1,246,776.69       0.04%           120          118

    131                                                   3,500,000.00    3,497,286.70       0.11%           120          119
--------------------------------------------------------------------------------------------------------------------------------
   131.01                                                 2,033,500.00
   131.02                                                 1,466,500.00

    149                                                   1,960,000.00    1,960,000.00       0.06%            60           60
--------------------------------------------------------------------------------------------------------------------------------
   149.01                                                 1,134,736.84
   149.02                                                   825,263.16

                            ORIGINAL  REMAINING                MATURITY DATE
                             AMORT      AMORT                      OR ARD                                  CUT-OFF   LTV RATIO
  MORTGAGE    REMAINING IO    TERM      TERM      MONTHLY P&I     BALLOON      APPRAISED VALUE            DATE LTV  AT MATURITY
LOAN NUMBER  PERIOD (MOS.)   (MOS.)     (MOS.)   PAYMENTS ($)   BALANCE ($)          ($)        DSCR (X)    RATIO     OR ARD
-------------------------------------------------------------------------------------------------------------------------------

     2               20        360       360       879,680.66  132,316,711.27   388,000,000.00    1.20     77.32%      68.20%
-------------------------------------------------------------------------------------------------------------------------------
    2.01                                                                        140,000,000.00
    2.02                                                                        132,000,000.00
    2.03                                                                        116,000,000.00

     4               59        360       360       917,797.67  138,645,793.61   372,390,000.00    1.24     79.22%      74.46%
-------------------------------------------------------------------------------------------------------------------------------
    4.01                                                                         38,000,000.00
    4.02                                                                         27,180,000.00
    4.03                                                                         19,920,000.00
    4.04                                                                         19,300,000.00
    4.05                                                                         16,800,000.00
    4.06                                                                         13,000,000.00
    4.07                                                                         12,950,000.00
    4.08                                                                         10,960,000.00
    4.09                                                                         10,500,000.00
    4.10                                                                          9,780,000.00
    4.11                                                                          9,200,000.00
    4.12                                                                          8,400,000.00
    4.13                                                                          8,200,000.00
    4.14                                                                          9,140,000.00
    4.15                                                                          7,250,000.00
    4.16                                                                          7,130,000.00
    4.17                                                                          6,800,000.00
    4.18                                                                          6,000,000.00
    4.19                                                                          5,750,000.00
    4.20                                                                          6,000,000.00
    4.21                                                                          5,500,000.00
    4.22                                                                          6,700,000.00
    4.23                                                                          4,990,000.00
    4.24                                                                          4,650,000.00
    4.25                                                                          4,500,000.00
    4.26                                                                          4,200,000.00
    4.27                                                                          4,220,000.00
    4.28                                                                          3,880,000.00
    4.29                                                                          3,850,000.00
    4.30                                                                          3,800,000.00
    4.31                                                                          3,700,000.00
    4.32                                                                          4,600,000.00
    4.33                                                                          3,625,000.00
    4.34                                                                          3,480,000.00
    4.35                                                                          3,200,000.00
    4.36                                                                          3,300,000.00
    4.37                                                                          3,300,000.00
    4.38                                                                          3,200,000.00
    4.39                                                                          3,030,000.00
    4.40                                                                          2,900,000.00
    4.41                                                                          2,880,000.00
    4.42                                                                          2,850,000.00
    4.43                                                                          2,780,000.00
    4.44                                                                          2,800,000.00
    4.45                                                                          2,720,000.00
    4.46                                                                          2,660,000.00
    4.47                                                                          2,575,000.00
    4.48                                                                          2,400,000.00
    4.49                                                                          2,270,000.00
    4.50                                                                          2,150,000.00
    4.51                                                                          1,890,000.00
    4.52                                                                          1,930,000.00
    4.53                                                                          1,830,000.00
    4.54                                                                          1,680,000.00
    4.55                                                                          1,700,000.00
    4.56                                                                          1,640,000.00
    4.57                                                                          1,550,000.00
    4.58                                                                          1,200,000.00

     5               41        360       360       903,701.52  133,884,025.99   732,600,000.00    1.37     68.87%      63.12%
-------------------------------------------------------------------------------------------------------------------------------
    5.01                                                                         50,400,000.00
    5.02                                                                         38,500,000.00
    5.03                                                                         42,300,000.00
    5.04                                                                         33,900,000.00
    5.05                                                                         30,100,000.00
    5.06                                                                         26,100,000.00
    5.07                                                                         43,600,000.00
    5.08                                                                         23,100,000.00
    5.09                                                                         22,500,000.00
    5.10                                                                         26,000,000.00
    5.11                                                                         37,400,000.00
    5.12                                                                         16,400,000.00
    5.13                                                                         16,100,000.00
    5.14                                                                         16,800,000.00
    5.15                                                                         14,500,000.00
    5.16                                                                         15,900,000.00
    5.17                                                                         13,400,000.00
    5.18                                                                         14,200,000.00
    5.19                                                                         15,700,000.00
    5.20                                                                         13,600,000.00
    5.21                                                                         16,400,000.00
    5.22                                                                         12,300,000.00
    5.23                                                                         13,700,000.00
    5.24                                                                         15,400,000.00
    5.25                                                                         12,000,000.00
    5.26                                                                         12,400,000.00
    5.27                                                                         11,300,000.00
    5.28                                                                          9,800,000.00
    5.29                                                                          9,700,000.00
    5.30                                                                          9,300,000.00
    5.31                                                                          9,500,000.00
    5.32                                                                          9,400,000.00
    5.33                                                                          9,500,000.00
    5.34                                                                         10,100,000.00
    5.35                                                                          9,200,000.00
    5.36                                                                          7,500,000.00
    5.37                                                                          6,800,000.00
    5.38                                                                          7,700,000.00
    5.39                                                                          5,500,000.00
    5.40                                                                          9,100,000.00
    5.41                                                                          5,700,000.00
    5.42                                                                          6,600,000.00
    5.43                                                                          3,200,000.00

     14              119        IO       IO            IO       47,000,000.00    59,400,000.00    1.23     79.12%       79.12%
-------------------------------------------------------------------------------------------------------------------------------
   14.01                                                                         24,700,000.00
   14.02                                                                         22,300,000.00
   14.03                                                                         12,400,000.00
  Various            47        360       360       279,679.02   42,653,989.55    64,300,000.00    1.23     72.01%       66.34%
-------------------------------------------------------------------------------------------------------------------------------
     50              47        360       360       102,689.92   15,661,292.06    22,500,000.00    1.26     75.56%       69.61%
     51              47        360       360       101,179.77   15,430,978.94    25,400,000.00    1.20     65.94%       60.75%
     92              47        360       360        45,606.41    6,955,456.18     9,800,000.00    1.25     77.04%       70.97%
    111              47        360       360        30,202.92    4,606,262.37     6,600,000.00    1.26     75.76%       69.79%

  Various                    Various   Various     136,035.87   18,003,623.98    29,800,000.00    1.32     71.43%       60.41%
-------------------------------------------------------------------------------------------------------------------------------
     78                        360       360        63,201.48    8,616,976.68    12,600,000.00    1.31     79.52%       68.39%
     96                        360       360        45,067.32    6,144,540.76     9,400,000.00    1.30     76.01%       65.37%
    124                        300       300        27,767.07    3,242,106.54     7,800,000.00    1.37     52.82%       41.57%

     55                        360       359        98,618.84   13,675,657.76    20,000,000.00    1.20     79.94%       68.38%
-------------------------------------------------------------------------------------------------------------------------------
   55.01                                                                          8,720,244.59
   55.02                                                                         11,279,755.41

  Various                      360       354        92,008.19   13,236,073.41    21,000,000.00    1.35     74.37%       63.03%
-------------------------------------------------------------------------------------------------------------------------------
     76                        360       354        62,295.08    8,961,617.63    13,900,000.00    1.30     76.08%       64.47%
    110                        360       354        29,713.11    4,274,455.78     7,100,000.00    1.45     71.04%       60.20%

     67              58        360       360        75,733.22   11,546,348.52    15,970,000.00    1.20     77.02%       72.30%
-------------------------------------------------------------------------------------------------------------------------------
   67.01                                                                          7,800,000.00
   67.02                                                                          4,640,000.00
   67.03                                                                          3,530,000.00

  Various                      360     Various      44,286.17    6,363,323.46     9,740,000.00    1.20     77.15%       65.33%
-------------------------------------------------------------------------------------------------------------------------------
    113                        360       354        28,713.36    4,146,919.66     6,440,000.00    1.20     76.09%       64.39%
    142                        360       358        15,572.81    2,216,403.80     3,300,000.00    1.20     79.22%       67.16%

  Various                      300       298        36,158.36    4,303,001.85     8,200,000.00    1.41     67.20%       52.48%
-------------------------------------------------------------------------------------------------------------------------------
    121                        300       298        27,858.32    3,324,461.81     5,700,000.00    1.42     74.80%       58.32%
    158                        300       298         8,300.04      978,540.04     2,500,000.00    1.40     49.87%       39.14%

    131                        360       359        21,550.08    2,990,694.39     5,750,000.00    1.34     60.82%       52.01%
-------------------------------------------------------------------------------------------------------------------------------
   131.01                                                                         3,500,000.00
   131.02                                                                         2,250,000.00

    149                        360       360        12,311.29    1,843,994.47     2,500,000.00    1.29     78.40%       73.76%
-------------------------------------------------------------------------------------------------------------------------------
   149.01                                                                         1,447,368.42
   149.02                                                                         1,052,631.58

                                   CUT-OFF
                                 DATE LOAN
             NUMBER OF             AMOUNT
  MORTGAGE     UNITS    UNIT OF  PER (UNIT)  UW NET CASH      MORTGAGE
LOAN NUMBER   (UNITS)   MEASURE      ($)       FLOW ($)     LOAN NUMBER
-----------------------------------------------------------------------

     2       1,517,440  Sq. Ft.      197.70  25,341,123.87       2
-----------------------------------------------------------------------
    2.01       682,312  Sq. Ft.               9,065,473.33      2.01
    2.02       349,787  Sq. Ft.               8,723,933.71      2.02
    2.03       485,341  Sq. Ft.               7,551,716.83      2.03

     4       9,003,865  Sq. Ft.       32.76  27,282,525.80       4
-----------------------------------------------------------------------
    4.01       850,000  Sq. Ft.                                 4.01
    4.02       448,500  Sq. Ft.                                 4.02
    4.03       670,000  Sq. Ft.                                 4.03
    4.04       560,000  Sq. Ft.                                 4.04
    4.05       462,800  Sq. Ft.                                 4.05
    4.06       234,090  Sq. Ft.                                 4.06
    4.07       401,648  Sq. Ft.                                 4.07
    4.08       272,449  Sq. Ft.                                 4.08
    4.09       135,821  Sq. Ft.                                 4.09
    4.10       168,971  Sq. Ft.                                 4.10
    4.11        93,000  Sq. Ft.                                 4.11
    4.12        68,721  Sq. Ft.                                 4.12
    4.13       202,021  Sq. Ft.                                 4.13
    4.14       192,500  Sq. Ft.                                 4.14
    4.15       105,168  Sq. Ft.                                 4.15
    4.16       234,683  Sq. Ft.                                 4.16
    4.17       108,852  Sq. Ft.                                 4.17
    4.18       142,959  Sq. Ft.                                 4.18
    4.19        77,360  Sq. Ft.                                 4.19
    4.20       113,040  Sq. Ft.                                 4.20
    4.21       102,868  Sq. Ft.                                 4.21
    4.22        95,391  Sq. Ft.                                 4.22
    4.23       157,825  Sq. Ft.                                 4.23
    4.24       153,069  Sq. Ft.                                 4.24
    4.25       103,868  Sq. Ft.                                 4.25
    4.26       107,844  Sq. Ft.                                 4.26
    4.27       183,000  Sq. Ft.                                 4.27
    4.28       143,500  Sq. Ft.                                 4.28
    4.29       123,750  Sq. Ft.                                 4.29
    4.30       113,360  Sq. Ft.                                 4.30
    4.31       101,000  Sq. Ft.                                 4.31
    4.32        95,480  Sq. Ft.                                 4.32
    4.33        83,000  Sq. Ft.                                 4.33
    4.34        95,231  Sq. Ft.                                 4.34
    4.35        83,990  Sq. Ft.                                 4.35
    4.36        76,290  Sq. Ft.                                 4.36
    4.37        65,430  Sq. Ft.                                 4.37
    4.38        81,972  Sq. Ft.                                 4.38
    4.39        51,918  Sq. Ft.                                 4.39
    4.40        98,197  Sq. Ft.                                 4.40
    4.41        62,250  Sq. Ft.                                 4.41
    4.42        81,598  Sq. Ft.                                 4.42
    4.43       132,100  Sq. Ft.                                 4.43
    4.44       106,027  Sq. Ft.                                 4.44
    4.45        92,300  Sq. Ft.                                 4.45
    4.46        64,024  Sq. Ft.                                 4.46
    4.47        77,000  Sq. Ft.                                 4.47
    4.48        64,080  Sq. Ft.                                 4.48
    4.49        98,402  Sq. Ft.                                 4.49
    4.50        63,714  Sq. Ft.                                 4.50
    4.51        65,500  Sq. Ft.                                 4.51
    4.52        58,920  Sq. Ft.                                 4.52
    4.53        87,100  Sq. Ft.                                 4.53
    4.54        91,731  Sq. Ft.                                 4.54
    4.55        40,252  Sq. Ft.                                 4.55
    4.56        50,530  Sq. Ft.                                 4.56
    4.57        71,721  Sq. Ft.                                 4.57
    4.58        37,050  Sq. Ft.                                 4.58

     5           5,429   Rooms    92,935.88  51,147,634.63       5
-----------------------------------------------------------------------
    5.01           279   Rooms                3,843,645.35      5.01
    5.02           200   Rooms                2,626,265.04      5.02
    5.03           250   Rooms                3,060,307.40      5.03
    5.04           211   Rooms                2,324,584.52      5.04
    5.05           174   Rooms                2,006,998.45      5.05
    5.06           138   Rooms                2,188,132.90      5.06
    5.07           232   Rooms                1,887,216.24      5.07
    5.08           154   Rooms                1,702,813.26      5.08
    5.09           146   Rooms                1,885,783.91      5.09
    5.10           170   Rooms                1,558,815.12      5.10
    5.11           290   Rooms                1,767,883.32      5.11
    5.12           104   Rooms                1,342,242.18      5.12
    5.13           102   Rooms                1,254,103.20      5.13
    5.14           152   Rooms                1,317,842.65      5.14
    5.15            96   Rooms                1,198,136.49      5.15
    5.16            84   Rooms                1,091,737.25      5.16
    5.17            90   Rooms                1,185,532.40      5.17
    5.18           114   Rooms                  984,084.70      5.18
    5.19           125   Rooms                1,051,201.25      5.19
    5.20           120   Rooms                  992,039.96      5.20
    5.21           132   Rooms                1,008,337.00      5.21
    5.22           107   Rooms                1,096,156.95      5.22
    5.23           142   Rooms                  942,646.36      5.23
    5.24           114   Rooms                  885,347.77      5.24
    5.25           112   Rooms                  897,987.32      5.25
    5.26            88   Rooms                  790,056.48      5.26
    5.27            78   Rooms                  781,078.22      5.27
    5.28           112   Rooms                  908,566.88      5.28
    5.29            78   Rooms                  820,466.35      5.29
    5.30           113   Rooms                  848,728.00      5.30
    5.31           101   Rooms                  850,459.32      5.31
    5.32            78   Rooms                  701,649.00      5.32
    5.33            78   Rooms                  750,655.50      5.33
    5.34           110   Rooms                  647,519.49      5.34
    5.35            66   Rooms                  688,514.10      5.35
    5.36            64   Rooms                  589,569.77      5.36
    5.37            62   Rooms                  504,325.62      5.37
    5.38           111   Rooms                  439,460.24      5.38
    5.39            63   Rooms                  405,781.77      5.39
    5.40           148   Rooms                  379,927.85      5.40
    5.41            80   Rooms                  466,760.90      5.41
    5.42            98   Rooms                  255,448.72      5.42
    5.43            63   Rooms                  218,825.43      5.43

     14        208,872  Sq. Ft.      225.02   4,109,121.33       14
-----------------------------------------------------------------------
   14.01        47,267  Sq. Ft.                                14.01
   14.02        76,229  Sq. Ft.                                14.02
   14.03        85,376  Sq. Ft.                                14.03
  Various          873   Units    53,035.51   4,141,948.55    Various
-----------------------------------------------------------------------
     50            298   Units    57,046.98   1,552,546.24       50
     51            303   Units    55,280.53   1,451,055.58       51
     92            144   Units    52,430.56     683,110.16       92
    111            128   Units    39,062.50     455,236.57      111

  Various          258   Rooms    82,500.00   2,152,023.54    Various
-----------------------------------------------------------------------
     78            109   Rooms    91,926.61     992,368.78       78
     96             77   Rooms    92,792.21     703,250.07       96
    124             72   Rooms    57,222.22     456,404.69      124

     55         91,580  Sq. Ft.      174.58   1,415,529.62       55
-----------------------------------------------------------------------
   55.01        39,930  Sq. Ft.                 403,024.05     55.01
   55.02        51,650  Sq. Ft.               1,012,505.57     55.02

  Various      229,350  Sq. Ft.       68.10   1,489,038.96    Various
-----------------------------------------------------------------------
     76        147,927  Sq. Ft.       71.49     971,979.33       76
    110         81,423  Sq. Ft.       61.95     517,059.63      110

     67         87,655  Sq. Ft.      140.32   1,094,586.50       67
-----------------------------------------------------------------------
   67.01        39,978  Sq. Ft.                 555,799.86     67.01
   67.02        29,454  Sq. Ft.                 311,831.80     67.02
   67.03        18,223  Sq. Ft.                 226,954.84     67.03

  Various       28,023  Sq. Ft.      268.16     637,727.70    Various
-----------------------------------------------------------------------
    113         13,533  Sq. Ft.      362.11     413,456.70      113
    142         14,490  Sq. Ft.      180.41     224,271.00      142

  Various          216   Rooms    25,510.93     613,564.30    Various
-----------------------------------------------------------------------
    121            116   Rooms    36,755.03     473,866.35      121
    158            100   Rooms    12,467.77     139,697.95      158

    131         65,434  Sq. Ft.       53.45     346,968.60      131
-----------------------------------------------------------------------
   131.01       38,356  Sq. Ft.                                131.01
   131.02       27,078  Sq. Ft.                                131.02

    149            114    Pads    17,192.98     191,284.60      149
-----------------------------------------------------------------------
   149.01           66    Pads                                 149.01
   149.02           48    Pads                                 149.02

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                 % OF                                 WTD. AVG.
                                                               CUT-OFF     AVERAGE        MAXIMUM     CUT-OFF
                                  NUMBER OF     AGGREGATE        DATE      CUT-OFF        CUT-OFF      DATE
                                  MORTGAGED      CUT-OFF         POOL        DATE           DATE        LTV
        PROPERTY TYPE            PROPERTIES    DATE BALANCE    BALANCE     BALANCE        BALANCE      RATIO
------------------------------   ----------   --------------   -------   -----------   ------------   ---------

Office                                36      $1,092,456,607     35.5%   $30,346,017   $163,600,000     71.3%
Retail                                65         774,739,990     25.2    $11,919,077   $ 75,700,000     71.5%
   Retail - Anchored                  24         455,928,806     14.8    $18,997,034   $ 75,700,000     69.8%
   Retail - Outlet                     3         150,000,000      4.9    $50,000,000   $ 53,362,950     77.3%
   Retail - Single Tenant             24          88,705,345      2.9    $ 3,696,056   $ 19,500,000     68.8%
   Retail - Shadow
      Anchored (4)                     5          46,618,000      1.5    $ 9,323,600   $ 12,750,000     71.7%
   Retail - Unanchored                 9          33,487,838      1.1    $ 3,720,871   $  8,000,000     73.8%
Multifamily                           35         636,421,664     20.7    $18,183,476   $ 63,000,000     73.5%
Hospitality                           60         317,963,961     10.3    $ 5,299,399   $ 59,358,227     68.3%
Industrial                            59         161,990,000      5.3    $ 2,745,593   $ 14,768,077     78.9%
Mobile Home Park                      10          51,338,722      1.7    $ 5,133,872   $ 13,590,814     69.3%
Mixed Use                              4          43,000,000      1.4    $10,750,000   $ 23,000,000     75.6%
Self Storage                           1           1,998,625      0.1    $ 1,998,625   $  1,998,625     77.6%
                                     ---      --------------    -----
                                     270      $3,079,909,568    100.0%   $11,407,072   $163,600,000     71.9%
                                     ===      ==============    =====

                                                 WTD. AVG.
                                                  STATED     WTD. AVG.   MINIMUM   MAXIMUM
                                   WTD. AVG.     REMAINING    CUT-OFF    CUT-OFF   CUT-OFF
                                      LTV         TERM TO      DATE        DATE      DATE    WTD. AVG.   WTD. AVG.
                                   RATIO AT      MATURITY       DSC        DSC       DSC     OCCUPANCY   MORTGAGE
        PROPERTY TYPE            MATURITY (2)   (MOS.) (2)     RATIO      RATIO     RATIO    RATE (3)      RATE
------------------------------   ------------   ----------   ---------   -------   -------   ---------   ---------

Office                               67.6%          106        1.38x      1.15x     3.18x       91.9%      6.072%
Retail                               65.4%          121        1.34x      1.07x     2.65x       95.8%      6.000%
   Retail - Anchored                 64.0%          125        1.34x      1.20x     1.71x       95.5%      6.046%
   Retail - Outlet                   68.2%          116        1.20x      1.20x     1.20x       93.6%      5.795%
   Retail - Single Tenant            65.7%          109        1.54x      1.07x     2.41x      100.0%      5.984%
   Retail - Shadow
      Anchored (4)                   68.5%          119        1.34x      1.20x     1.63x       95.8%      6.176%
   Retail - Unanchored               66.5%          116        1.31x      1.20x     2.65x       98.0%      6.083%
Multifamily                          71.3%          103        1.24x      1.05x     1.75x       93.4%      6.179%
Hospitality                          60.5%          117        1.39x      1.23x     2.41x         NA       6.386%
Industrial                           74.2%          116        1.24x      1.21x     1.30x       99.6%      6.339%
Mobile Home Park                     61.2%           99        1.28x      1.20x     1.41x       86.8%      6.389%
Mixed Use                            68.1%          120        1.24x      1.12x     1.32x       96.3%      6.281%
Self Storage                         67.2%          119        1.32x      1.32x     1.32x       88.2%      6.680%

                                     67.3%          111        1.33X      1.05X     3.18X       93.8%      6.131%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy
     Rates exclude 60 hospitality properties, representing 10.3% of the Cut-Off
     Date Pool Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                      B-1

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                % OF                                  WTD. AVG.
                                                               CUT-OFF     AVERAGE       MAXIMUM       CUT-OFF
                                  NUMBER OF      AGGREGATE      DATE       CUT-OFF       CUT-OFF         DATE
                                  MORTGAGED       CUT-OFF      GROUP 1      DATE           DATE          LTV
        PROPERTY TYPE            PROPERTIES    DATE BALANCE    BALANCE     BALANCE       BALANCE        RATIO
------------------------------   ----------   --------------   -------   -----------   ------------   ---------

Office                                36      $1,092,456,607     44.8%   $30,346,017   $163,600,000     71.3%
Retail                                65         774,739,990     31.8    $11,919,077   $ 75,700,000     71.5%
   Retail - Anchored                  24         455,928,806     18.7    $18,997,034   $ 75,700,000     69.8%
   Retail - Outlet                     3         150,000,000      6.2    $50,000,000   $ 53,362,950     77.3%
   Retail - Single Tenant             24          88,705,345      3.6    $ 3,696,056   $ 19,500,000     68.8%
   Retail - Shadow
      Anchored (4)                     5          46,618,000      1.9    $ 9,323,600   $ 12,750,000     71.7%
   Retail - Unanchored                 9          33,487,838      1.4    $ 3,720,871   $  8,000,000     73.8%
Hospitality                           60         317,963,961     13.1    $ 5,299,399   $ 59,358,227     68.3%
Industrial                            59         161,990,000      6.6    $ 2,745,593   $ 14,768,077     78.9%
Mixed Use                              4          43,000,000      1.8    $10,750,000   $ 23,000,000     75.6%
Multifamily                            3          28,148,000      1.2    $ 9,382,667   $ 20,300,000     63.7%
Mobile Home Park                       4          16,180,785      0.7    $ 4,045,196   $  5,995,947     72.7%
Self Storage                           1          1,998,625       0.1    $ 1,998,625   $  1,998,625     77.6%
                                     ---      --------------    -----
                                     232      $2,436,477,967    100.0%   $10,502,060   $163,600,000     71.5%
                                     ===      ===============   =====

                                                 WTD. AVG.
                                                  STATED     WTD. AVG.   MINIMUM   MAXIMUM
                                   WTD. AVG.     REMAINING     CUT-OFF   CUT-OFF   CUT-OFF
                                     LTV          TERM TO      DATE        DATE      DATE    WTD. AVG.   WTD. AVG.
                                   RATIO AT      MATURITY       DSC        DSC       DSC     OCCUPANCY   MORTGAGE
        PROPERTY TYPE            MATURITY (2)   (MOS.) (2)     RATIO      RATIO     RATIO    RATE (3)      RATE
------------------------------   ------------   ----------   ---------   -------   -------   ---------   ---------

Office                               67.6%          106        1.38x      1.15x     3.18x      91.9%       6.072%
Retail                               65.4%          121        1.34x      1.07x     2.65x      95.8%       6.000%
   Retail - Anchored                 64.0%          125        1.34x      1.20x     1.71x      95.5%       6.046%
   Retail - Outlet                   68.2%          116        1.20x      1.20x     1.20x      93.6%       5.795%
   Retail - Single Tenant            65.7%          109        1.54x      1.07x     2.41x     100.0%       5.984%
   Retail - Shadow
      Anchored (4)                   68.5%          119        1.34x      1.20x     1.63x      95.8%       6.176%
   Retail - Unanchored               66.5%          116        1.31x      1.20x     2.65x      98.0%       6.083%
Hospitality                          60.5%          117        1.39x      1.23x     2.41x        NA        6.386%
Industrial                           74.2%          116        1.24x      1.21x     1.30x      99.6%       6.339%
Mixed Use                            68.1%          120        1.24x      1.12x     1.32x      96.3%       6.281%
Multifamily                          63.0%          120        1.43x      1.20x     1.50x      96.3%       6.244%
Mobile Home Park                     62.6%          119        1.27x      1.22x     1.34x      86.0%       6.475%
Self Storage                         67.2%          119        1.32x      1.32x     1.32x      88.2%       6.680%

                                     66.3%          113        1.36X      1.07X     3.18X      94.0%       6.117%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy
     Rates exclude 60 hospitality properties, representing 13.1% of the Cut-Off
     Date Group 1 Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                                      B-2

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                              % OF                                 WTD. AVG.
                                                             CUT-OFF     AVERAGE       MAXIMUM      CUT-OFF
                                  NUMBER OF     AGGREGATE      DATE      CUT-OFF       CUT-OFF        DATE
                                  MORTGAGED      CUT-OFF     GROUP 2       DATE         DATE          LTV
         PROPERTY TYPE           PROPERTIES   DATE BALANCE   BALANCE     BALANCE       BALANCE       RATIO
------------------------------   ----------   ------------   -------   -----------   -----------   ---------

Multifamily                          32       $608,273,664     94.5%   $19,008,552   $63,000,000     74.0%
Mobile Home Park                      6         35,157,937      5.5    $ 5,859,656   $13,590,814     67.7%
                                    ---       ------------    -----
                                     38       $643,431,601    100.0%   $16,932,411   $63,000,000     73.6%
                                    ===       ============    =====

                                                 WTD. AVG.
                                                  STATED     WTD. AVG.   MINIMUM   MAXIMUM
                                   WTD. AVG.    REMAINING     CUT-OFF    CUT-OFF   CUT-OFF
                                      LTV        TERM TO       DATE       DATE       DATE    WTD. AVG.   WTD. AVG.
                                   RATIO AT      MATURITY       DSC        DSC       DSC     OCCUPANCY    MORTGAGE
         PROPERTY TYPE           MATURITY (2)   (MOS.) (2)     RATIO      RATIO     RATIO      RATE         RATE
------------------------------   ------------   ----------   ---------   -------   -------   ---------   ---------

Multifamily                          71.7%          102        1.24x      1.05x     1.75x      93.3%       6.176%
Mobile Home Park                     60.5%           89        1.29x      1.20x     1.41x      87.1%       6.349%

                                     71.1%          101        1.24X      1.05X     1.75X      93.0%       6.186%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                       B-3

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF       DATE        CUT-OFF        CUT-OFF
        RANGE OF CUT-OFF          MORTGAGE        DATE         POOL          DATE          DATE
       DATE BALANCES ($)           LOANS         BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

          <=  2,000,000              15      $   22,214,440      0.7%   $  1,480,963   $  1,998,625
 2,000,001 -  3,000,000              11          28,270,031      0.9    $  2,570,003   $  2,948,000
 3,000,001 -  4,000,000              11          38,111,541      1.2    $  3,464,686   $  4,000,000
 4,000,001 -  5,000,000              15          68,182,049      2.2    $  4,545,470   $  5,000,000
 5,000,001 -  6,000,000              10          56,111,939      1.8    $  5,611,194   $  6,000,000
 6,000,001 -  7,000,000               4          26,709,682      0.9    $  6,677,420   $  6,815,000
 7,000,001 -  8,000,000               8          60,659,059      2.0    $  7,582,382   $  8,000,000
 8,000,001 -  9,000,000               4          34,300,349      1.1    $  8,575,087   $  9,000,000
 9,000,001 - 10,000,000               6          57,555,307      1.9    $  9,592,551   $  9,958,000
10,000,001 - 15,000,000              20         244,106,366      7.9    $ 12,205,318   $ 14,988,085
15,000,001 - 20,000,000              20         352,612,829     11.4    $ 17,630,641   $ 20,000,000
20,000,001 - 25,000,000              13         291,825,000      9.5    $ 22,448,077   $ 24,500,000
25,000,001 - 30,000,000               6         164,406,000      5.3    $ 27,401,000   $ 29,500,000
35,000,001 - 40,000,000               3         109,800,000      3.6    $ 36,600,000   $ 38,800,000
40,000,001 - 45,000,000               2          88,700,000      2.9    $ 44,350,000   $ 45,000,000
45,000,001 - 50,000,000               1          47,000,000      1.5    $ 47,000,000   $ 47,000,000
50,000,001 - 55,000,000               1          50,750,000      1.6    $ 50,750,000   $ 50,750,000
55,000,001 - 60,000,000               2         119,358,227      3.9    $ 59,679,113   $ 60,000,000
60,000,001 - 65,000,000               2         125,530,000      4.1    $ 62,765,000   $ 63,000,000
75,000,001 - 80,000,000               1          75,700,000      2.5    $ 75,700,000   $ 75,700,000
80,000,001 >                          7       1,018,006,750     33.1    $145,429,536   $163,600,000
                                    ---      --------------    -----
                                    162      $3,079,909,568    100.0%   $ 19,011,787   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
        RANGE OF CUT-OFF          DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
       DATE BALANCES ($)           RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

          <=  2,000,000            60.9%         57.9%           83        1.87x       6.144%
 2,000,001 -  3,000,000            71.0%         65.5%          112        1.55x       5.904%
 3,000,001 -  4,000,000            70.3%         61.6%          118        1.39x       6.073%
 4,000,001 -  5,000,000            67.0%         57.7%          118        1.43x       6.140%
 5,000,001 -  6,000,000            69.6%         62.4%          118        1.36x       6.135%
 6,000,001 -  7,000,000            72.6%         65.4%          119        1.22x       6.226%
 7,000,001 -  8,000,000            67.3%         61.2%          104        1.34x       6.179%
 8,000,001 -  9,000,000            70.5%         65.1%          104        1.33x       6.458%
 9,000,001 - 10,000,000            75.8%         68.7%          118        1.35x       6.106%
10,000,001 - 15,000,000            72.5%         66.9%          117        1.28x       6.099%
15,000,001 - 20,000,000            74.6%         68.1%          127        1.27x       6.198%
20,000,001 - 25,000,000            70.8%         67.7%          104        1.30x       6.202%
25,000,001 - 30,000,000            72.2%         71.0%          100        1.27x       6.415%
35,000,001 - 40,000,000            72.3%         72.3%           78        1.27x       6.242%
40,000,001 - 45,000,000            66.1%         66.1%          120        1.46x       6.060%
45,000,001 - 50,000,000            79.1%         79.1%          119        1.23x       7.100%
50,000,001 - 55,000,000            68.3%         68.3%           60        1.74x       5.550%
55,000,001 - 60,000,000            76.4%         71.3%          120        1.27x       6.384%
60,000,001 - 65,000,000            70.8%         70.8%          118        1.39x       5.987%
75,000,001 - 80,000,000            64.1%         59.9%          119        1.21x       5.850%
80,000,001 >                       72.5%         66.8%          109        1.35x       6.029%

                                   71.9%         67.3%          111        1.33X       6.131%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                       B-4

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
        RANGE OF CUT-OFF          MORTGAGE        DATE        GROUP 1       DATE            DATE
       DATE BALANCES ($)           LOANS         BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

           <  2,000,000              14      $   20,254,440      0.8%   $  1,446,746   $  1,998,625
 2,000,001 -  3,000,000               9          23,407,904      1.0    $  2,600,878   $  2,948,000
 3,000,001 -  4,000,000              11          38,111,541      1.6    $  3,464,686   $  4,000,000
 4,000,001 -  5,000,000              13          58,568,985      2.4    $  4,505,307   $  4,910,000
 5,000,001 -  6,000,000              10          56,111,939      2.3    $  5,611,194   $  6,000,000
 6,000,001 -  7,000,000               4          26,709,682      1.1    $  6,677,420   $  6,815,000
 7,000,001 -  8,000,000               5          38,115,000      1.6    $  7,623,000   $  8,000,000
 8,000,001 -  9,000,000               3          25,513,349      1.0    $  8,504,450   $  9,000,000
 9,000,001 - 10,000,000               6          57,555,307      2.4    $  9,592,551   $  9,958,000
10,000,001 - 15,000,000              12         143,399,766      5.9    $ 11,949,980   $ 14,988,085
15,000,001 - 20,000,000              12         214,179,079      8.8    $ 17,848,257   $ 20,000,000
20,000,001 - 25,000,000               7         154,900,000      6.4    $ 22,128,571   $ 24,500,000
25,000,001 - 30,000,000               3          82,006,000      3.4    $ 27,335,333   $ 29,000,000
35,000,001 - 40,000,000               1          35,600,000      1.5    $ 35,600,000   $ 35,600,000
40,000,001 - 45,000,000               2          88,700,000      3.6    $ 44,350,000   $ 45,000,000
45,000,001 - 50,000,000               1          47,000,000      1.9    $ 47,000,000   $ 47,000,000
50,000,001 - 55,000,000               1          50,750,000      2.1    $ 50,750,000   $ 50,750,000
55,000,001 - 60,000,000               2         119,358,227      4.9    $ 59,679,113   $ 60,000,000
60,000,001 - 65,000,000               1          62,530,000      2.6    $ 62,530,000   $ 62,530,000
75,000,001 - 80,000,000               1          75,700,000      3.1    $ 75,700,000   $ 75,700,000
80,000,001 >                          7       1,018,006,750     41.8    $145,429,536   $163,600,000
                                    ---      --------------    -----
                                    125      $2,436,477,967    100.0%   $ 19,491,824   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
        RANGE OF CUT-OFF          DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
       DATE BALANCES ($)           RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

           <  2,000,000            59.3%         56.3%           85         1.92x      6.115%
 2,000,001 -  3,000,000            71.0%         66.3%          111         1.59x      5.771%
 3,000,001 -  4,000,000            70.3%         61.6%          118         1.39x      6.073%
 4,000,001 -  5,000,000            65.4%         56.0%          118         1.46x      6.174%
 5,000,001 -  6,000,000            69.6%         62.4%          118         1.36x      6.135%
 6,000,001 -  7,000,000            72.6%         65.4%          119         1.22x      6.226%
 7,000,001 -  8,000,000            70.4%         63.3%          119         1.33x      6.211%
 8,000,001 -  9,000,000            70.2%         64.5%           98         1.37x      6.550%
 9,000,001 - 10,000,000            75.8%         68.7%          118         1.35x      6.106%
10,000,001 - 15,000,000            73.6%         67.8%          116         1.30x      6.219%
15,000,001 - 20,000,000            75.8%         67.1%          131         1.27x      6.313%
20,000,001 - 25,000,000            66.8%         63.0%          119         1.40x      6.186%
25,000,001 - 30,000,000            67.2%         65.8%           99         1.32x      6.411%
35,000,001 - 40,000,000            74.2%         74.2%          119         1.30x      6.180%
40,000,001 - 45,000,000            66.1%         66.1%          120         1.46x      6.060%
45,000,001 - 50,000,000            79.1%         79.1%          119         1.23x      7.100%
50,000,001 - 55,000,000            68.3%         68.3%           60         1.74x      5.550%
55,000,001 - 60,000,000            76.4%         71.3%          120         1.27x      6.384%
60,000,001 - 65,000,000            63.8%         63.8%          119         1.59x      5.470%
75,000,001 - 80,000,000            64.1%         59.9%          119         1.21x      5.850%
80,000,001 >                       72.5%         66.8%          109         1.35x      6.029%

                                   71.5%         66.3%          113         1.36X      6.117%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                       B-5

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                           % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
        RANGE OF CUT-OFF          MORTGAGE       DATE       GROUP 2       DATE          DATE
        DATE BALANCES ($)          LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

           <  2,000,000               1      $  1,960,000      0.3%   $ 1,960,000   $ 1,960,000
 2,000,001 -  3,000,000               2         4,862,128      0.8    $ 2,431,064   $ 2,765,685
 4,000,001 -  5,000,000               2         9,613,065      1.5    $ 4,806,532   $ 5,000,000
 7,000,001 -  8,000,000               3        22,544,059      3.5    $ 7,514,686   $ 7,550,000
 8,000,001 -  9,000,000               1         8,787,000      1.4    $ 8,787,000   $ 8,787,000
10,000,001 - 15,000,000               8       100,706,600     15.7    $12,588,325   $14,925,000
15,000,001 - 20,000,000               8       138,433,750     21.5    $17,304,219   $19,093,750
20,000,001 - 25,000,000               6       136,925,000     21.3    $22,820,833   $24,500,000
25,000,001 - 30,000,000               3        82,400,000     12.8    $27,466,667   $29,500,000
35,000,001 - 40,000,000               2        74,200,000     11.5    $37,100,000   $38,800,000
60,000,001 >                          1        63,000,000      9.8    $63,000,000   $63,000,000
                                    ---      ------------    -----
                                     37      $643,431,601    100.0%   $17,390,043   $63,000,000
                                    ===      ============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
        RANGE OF CUT-OFF          DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
        DATE BALANCES ($)           RATIO     AT MATURITY *    (MOS.) *      RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

           <  2,000,000            78.4%          73.8%          60        1.29x       6.440%
 2,000,001 -  3,000,000            71.4%          61.6%         118        1.37x       6.545%
 4,000,001 -  5,000,000            76.9%          68.2%         116        1.24x       5.936%
 7,000,001 -  8,000,000            62.1%          57.8%          79        1.35x       6.127%
 8,000,001 -  9,000,000            71.4%          67.0%         119        1.22x       6.190%
10,000,001 - 15,000,000            70.9%          65.7%         119        1.25x       5.929%
15,000,001 - 20,000,000            72.8%          69.6%         119        1.29x       6.020%
20,000,001 - 25,000,000            75.4%          73.2%          87        1.18x       6.219%
25,000,001 - 30,000,000            77.1%          76.2%         100        1.22x       6.420%
35,000,001 - 40,000,000            71.5%          71.5%          58        1.25x       6.271%
60,000,001 >                       77.8%          77.8%         118        1.20x       6.500%

                                   73.6%          71.1%         101        1.24X       6.186%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                       B-6

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                % OF
                                                 AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                  NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
                                  MORTGAGED        DATE          POOL        DATE           DATE
              STATE              PROPERTIES       BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ----------   --------------   --------   -----------   ------------

CA                                    35      $  753,583,339     24.5%    $21,530,953   $125,000,000
   Southern (3)                       23         404,540,112     13.1     $17,588,701   $125,000,000
   Northern (3)                       12         349,043,227     11.3     $29,086,936   $ 75,700,000
IL                                    14         386,797,297     12.6     $27,628,378   $163,600,000
NY                                     9         234,539,965      7.6     $26,059,996   $137,314,250
AZ                                     7         194,615,000      6.3     $27,802,143   $ 63,000,000
MI                                    20         183,986,087      6.0     $ 9,199,304   $ 53,362,950
TX                                    31         166,891,906      5.4     $ 5,383,610   $ 20,800,000
MD                                     9         145,269,827      4.7     $16,141,092   $ 44,837,242
IN                                    20         123,526,036      4.0     $ 6,176,302   $ 27,000,000
NC                                    14          99,860,171      3.2     $ 7,132,869   $ 20,500,000
CO                                     8          95,922,973      3.1     $11,990,372   $ 43,700,000
VA                                     7          94,454,760      3.1     $13,493,537   $ 51,799,808
FL                                    16          78,637,272      2.6     $ 4,914,829   $ 16,500,000
GA                                     6          64,986,882      2.1     $10,831,147   $ 21,000,000
NV                                     2          62,690,786      2.0     $31,345,393   $ 50,750,000
HI                                     1          60,000,000      1.9     $60,000,000   $ 60,000,000
KS                                     3          44,232,650      1.4     $14,744,217   $ 25,256,000
TN                                     9          41,479,843      1.3     $ 4,608,871   $ 11,500,000
OR                                     3          33,041,000      1.1     $11,013,667   $ 25,900,000
OH                                     8          29,573,778      1.0     $ 3,696,722   $ 17,700,000
PA                                     4          29,025,000      0.9     $ 7,256,250   $ 23,000,000
MN                                     7          26,513,799      0.9     $ 3,787,686   $  8,493,799
WA                                     2          26,271,250      0.9     $13,135,625   $ 24,000,000
MO                                     6          24,470,398      0.8     $ 4,078,400   $  9,702,000
CT                                     4          18,860,000      0.6     $ 4,715,000   $  7,570,000
MA                                     1          10,872,000      0.4     $10,872,000   $ 10,872,000
UT                                     2           8,084,504      0.3     $ 4,042,252   $  5,318,819
NM                                     2           6,903,500      0.2     $ 3,451,750   $  5,600,000
NJ                                     2           6,592,194      0.2     $ 3,296,097   $  4,192,194
KY                                     2           6,045,427      0.2     $ 3,022,714   $  3,280,000
AL                                     2           4,260,000      0.1     $ 2,130,000   $  2,720,000
MS                                     2           3,085,000      0.1     $ 1,542,500   $  2,611,000
NH                                     1           3,084,837      0.1     $ 3,084,837   $  3,084,837
AR                                     2           2,583,037      0.1     $ 1,291,519   $  1,495,037
OK                                     1           1,552,000      0.1     $ 1,552,000   $  1,552,000
ME                                     1           1,212,000      0.0     $ 1,212,000   $  1,212,000
VT                                     1           1,180,800      0.0     $ 1,180,800   $  1,180,800
ND                                     1           1,140,000      0.0     $ 1,140,000   $  1,140,000
LA                                     1           1,125,900      0.0     $ 1,125,900   $  1,125,900
SD                                     1             860,000      0.0     $   860,000   $    860,000
IA                                     1             762,350      0.0     $   762,350   $    762,350
SC                                     1             680,000      0.0     $   680,000   $    680,000
WI                                     1             656,000      0.0     $   656,000   $    656,000
                                     ---      --------------    -----
                                     270      $3,079,909,568    100.0%    $11,407,072   $163,600,000
                                     ===      ==============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY     DATE DSC   MORTGAGE
              STATE                RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO       RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

CA                                 71.2%          67.9%            109        1.32x       6.263%
   Southern (3)                    73.0%          69.6%            115        1.34x       6.279%
   Northern (3)                    69.1%          66.0%            102        1.31x       6.246%
IL                                 68.6%          65.7%             94        1.48x       6.115%
NY                                 72.7%          60.5%            119        1.19x       5.926%
AZ                                 71.7%          70.5%            119        1.36x       6.089%
MI                                 75.2%          68.0%            118        1.26x       6.044%
TX                                 71.6%          66.7%            117        1.38x       6.223%
MD                                 71.8%          66.1%            118        1.27x       6.128%
IN                                 72.6%          68.8%            118        1.25x       6.171%
NC                                 68.8%          62.3%            119        1.35x       5.887%
CO                                 69.1%          67.2%            115        1.45x       6.119%
VA                                 75.1%          67.7%            117        1.20x       5.695%
FL                                 72.3%          66.5%            119        1.33x       6.226%
GA                                 77.2%          69.7%            118        1.21x       6.102%
NV                                 66.1%          64.6%             71        1.64x       5.687%
HI                                 77.9%          77.9%            120        1.15x       6.170%
KS                                 77.0%          72.4%            119        1.25x       6.400%
TN                                 77.5%          73.1%            114        1.27x       6.231%
OR                                 77.1%          76.7%             71        1.30x       6.184%
OH                                 75.1%          69.8%            106        1.43x       6.031%
PA                                 78.3%          72.1%            120        1.38x       6.222%
MN                                 71.8%          66.4%            119        1.34x       6.324%
WA                                 76.7%          76.3%             65        1.20x       6.569%
MO                                 73.8%          70.6%            114        1.44x       6.103%
CT                                 60.3%          55.0%            118        1.48x       6.341%
MA                                 79.2%          74.5%            119        1.24x       6.350%
UT                                 67.7%          61.0%            119        1.33x       6.433%
NM                                 75.5%          70.9%            119        1.26x       6.245%
NJ                                 72.5%          56.4%            119        1.40x       6.445%
KY                                 74.5%          69.3%            119        1.30x       6.324%
AL                                 71.3%          69.5%            117        1.67x       5.635%
MS                                 67.1%          66.3%            116        1.89x       5.444%
NH                                 77.1%          66.3%            118        1.22x       6.400%
AR                                 68.0%          56.4%            118        1.33x       6.373%
OK                                 79.2%          74.5%            119        1.24x       6.350%
ME                                 79.2%          74.5%            119        1.24x       6.350%
VT                                 79.2%          74.5%            119        1.24x       6.350%
ND                                 79.2%          74.5%            119        1.24x       6.350%
LA                                 79.2%          74.5%            119        1.24x       6.350%
SD                                 79.2%          74.5%            119        1.24x       6.350%
IA                                 79.2%          74.5%            119        1.24x       6.350%
SC                                 79.2%          74.5%            119        1.24x       6.350%
WI                                 79.2%          74.5%            119        1.24x       6.350%

                                   71.9%          67.3%            111        1.33X       6.131%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-7

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                % OF
                                                 AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                  NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
                                  MORTGAGED        DATE        GROUP 1       DATE           DATE
              STATE              PROPERTIES       BALANCE      BALANCE      BALANCE        BALANCE
------------------------------   ----------   --------------   --------   -----------   ------------

CA                                     28     $  587,714,280      24.1%   $20,989,796   $125,000,000
   Southern (3)                        18        301,971,054      12.4    $16,776,170   $125,000,000
   Northern (3)                        10        285,743,227      11.7    $28,574,323   $ 75,700,000
IL                                     14        386,797,297      15.9    $27,628,378   $163,600,000
NY                                      9        234,539,965       9.6    $26,059,996   $137,314,250
MD                                      9        145,269,827       6.0    $16,141,092   $ 44,837,242
MI                                     15        124,486,087       5.1    $ 8,299,072   $ 53,362,950
AZ                                      5        119,415,000       4.9    $23,883,000   $ 62,530,000
TX                                     25        101,510,835       4.2    $ 4,060,433   $ 20,800,000
CO                                      7         80,222,973       3.3    $11,460,425   $ 43,700,000
FL                                     16         78,637,272       3.2    $ 4,914,829   $ 16,500,000
VA                                      5         62,524,760       2.6    $12,504,952   $ 51,799,808
HI                                      1         60,000,000       2.5    $60,000,000   $ 60,000,000
NC                                     11         58,260,171       2.4    $ 5,296,379   $ 14,500,000
NV                                      1         50,750,000       2.1    $50,750,000   $ 50,750,000
KS                                      3         44,232,650       1.8    $14,744,217   $ 25,256,000
TN                                      9         41,479,843       1.7    $ 4,608,871   $ 11,500,000
IN                                     14         35,806,036       1.5    $ 2,557,574   $  6,815,000
OH                                      8         29,573,778       1.2    $ 3,696,722   $ 17,700,000
GA                                      4         29,061,882       1.2    $ 7,265,471   $  9,950,000
PA                                      4         29,025,000       1.2    $ 7,256,250   $ 23,000,000
MN                                      7         26,513,799       1.1    $ 3,787,686   $  8,493,799
MO                                      6         24,470,398       1.0    $ 4,078,400   $  9,702,000
CT                                      4         18,860,000       0.8    $ 4,715,000   $  7,570,000
MA                                      1         10,872,000       0.4    $10,872,000   $ 10,872,000
OR                                      2          7,141,000       0.3    $ 3,570,500   $  4,241,000
NM                                      2          6,903,500       0.3    $ 3,451,750   $  5,600,000
NJ                                      2          6,592,194       0.3    $ 3,296,097   $  4,192,194
KY                                      2          6,045,427       0.2    $ 3,022,714   $  3,280,000
UT                                      1          5,318,819       0.2    $ 5,318,819   $  5,318,819
AL                                      2          4,260,000       0.2    $ 2,130,000   $  2,720,000
MS                                      2          3,085,000       0.1    $ 1,542,500   $  2,611,000
NH                                      1          3,084,837       0.1    $ 3,084,837   $  3,084,837
AR                                      2          2,583,037       0.1    $ 1,291,519   $  1,495,037
WA                                      1          2,271,250       0.1    $ 2,271,250   $  2,271,250
OK                                      1          1,552,000       0.1    $ 1,552,000   $  1,552,000
ME                                      1          1,212,000       0.0    $ 1,212,000   $  1,212,000
VT                                      1          1,180,800       0.0    $ 1,180,800   $  1,180,800
ND                                      1          1,140,000       0.0    $ 1,140,000   $  1,140,000
LA                                      1          1,125,900       0.0    $ 1,125,900   $  1,125,900
SD                                      1            860,000       0.0    $   860,000   $    860,000
IA                                      1            762,350       0.0    $   762,350   $    762,350
SC                                      1            680,000       0.0    $   680,000   $    680,000
WI                                      1            656,000       0.0    $   656,000   $    656,000
                                      ---     --------------     -----
                                      232     $2,436,477,967     100.0%   $10,502,060   $163,600,000
                                      ===     ==============     =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY     DATE DSC   MORTGAGE
              STATE                RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO       RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

CA                                 70.7%          66.6%            120        1.35x       6.214%
   Southern (3)                    73.7%          69.3%            128        1.38x       6.196%
   Northern (3)                    67.5%          63.7%            112        1.32x       6.234%
IL                                 68.6%          65.7%             94        1.48x       6.115%
NY                                 72.7%          60.5%            119        1.19x       5.926%
MD                                 71.8%          66.1%            118        1.27x       6.128%
MI                                 76.7%          68.7%            117        1.26x       6.020%
AZ                                 68.6%          66.6%            119        1.46x       5.862%
TX                                 71.5%          66.6%            117        1.38x       6.166%
CO                                 67.2%          64.9%            114        1.49x       6.148%
FL                                 72.3%          66.5%            119        1.33x       6.226%
VA                                 76.0%          67.0%            117        1.20x       5.879%
HI                                 77.9%          77.9%            120        1.15x       6.170%
NC                                 67.0%          58.7%            119        1.42x       6.281%
NV                                 68.3%          68.3%            60         1.74x       5.550%
KS                                 77.0%          72.4%            119        1.25x       6.400%
TN                                 77.5%          73.1%            114        1.27x       6.231%
IN                                 69.7%          63.1%            119        1.33x       6.277%
OH                                 75.1%          69.8%            106        1.43x       6.031%
GA                                 77.5%          69.3%            118        1.26x       6.287%
PA                                 78.3%          72.1%            120        1.38x       6.222%
MN                                 71.8%          66.4%            119        1.34x       6.324%
MO                                 73.8%          70.6%            114        1.44x       6.103%
CT                                 60.3%          55.0%            118        1.48x       6.341%
MA                                 79.2%          74.5%            119        1.24x       6.350%
OR                                 70.3%          68.4%            117        1.60x       5.762%
NM                                 75.5%          70.9%            119        1.26x       6.245%
NJ                                 72.5%          56.4%            119        1.40x       6.445%
KY                                 74.5%          69.3%            119        1.30x       6.324%
UT                                 68.9%          63.1%            119        1.37x       6.294%
AL                                 71.3%          69.5%            117        1.67x       5.635%
MS                                 67.1%          66.3%            116        1.89x       5.444%
NH                                 77.1%          66.3%            118        1.22x       6.400%
AR                                 68.0%          56.4%            118        1.33x       6.373%
WA                                 79.2%          74.5%            119        1.24x       6.350%
OK                                 79.2%          74.5%            119        1.24x       6.350%
ME                                 79.2%          74.5%            119        1.24x       6.350%
VT                                 79.2%          74.5%            119        1.24x       6.350%
ND                                 79.2%          74.5%            119        1.24x       6.350%
LA                                 79.2%          74.5%            119        1.24x       6.350%
SD                                 79.2%          74.5%            119        1.24x       6.350%
IA                                 79.2%          74.5%            119        1.24x       6.350%
SC                                 79.2%          74.5%            119        1.24x       6.350%
WI                                 79.2%          74.5%            119        1.24x       6.350%

                                   71.5%          66.3%            113        1.36X       6.117%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-8

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                               % OF
                                                AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                  NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
                                  MORTGAGED        DATE      GROUP 2      DATE           DATE
              STATE              PROPERTIES      BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ----------   ------------   -------   -----------   -----------

CA                                    7       $165,869,059     25.8%   $23,695,580   $38,800,000
   Southern (3)                       5        102,569,059     15.9    $20,513,812   $35,400,000
   Northern (3)                       2         63,300,000      9.8    $31,650,000   $38,800,000
IN                                    6         87,720,000     13.6    $14,620,000   $27,000,000
AZ                                    2         75,200,000     11.7    $37,600,000   $63,000,000
TX                                    6         65,381,071     10.2    $10,896,845   $19,093,750
MI                                    5         59,500,000      9.2    $11,900,000   $17,000,000
NC                                    3         41,600,000      6.5    $13,866,667   $20,500,000
GA                                    2         35,925,000      5.6    $17,962,500   $21,000,000
VA                                    2         31,930,000      5.0    $15,965,000   $18,180,000
OR                                    1         25,900,000      4.0    $25,900,000   $25,900,000
WA                                    1         24,000,000      3.7    $24,000,000   $24,000,000
CO                                    1         15,700,000      2.4    $15,700,000   $15,700,000
NV                                    1         11,940,786      1.9    $11,940,786   $11,940,786
UT                                    1          2,765,685      0.4    $ 2,765,685   $ 2,765,685
                                    ---       ------------    -----
                                     38       $643,431,601    100.0%   $16,932,411   $63,000,000
                                    ===       ============    =====

                                                               WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING    WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO      CUT-OFF    WTD. AVG.
                                 DATE LTV       LTV RATIO       MATURITY     DATE DSC   MORTGAGE
              STATE               RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO       RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

CA                                 72.9%          72.6%             70        1.24x       6.437%
   Southern (3)                    70.8%          70.3%             77        1.23x       6.521%
   Northern (3)                    76.3%          76.3%             58        1.24x       6.300%
IN                                 73.7%          71.1%            118        1.21x       6.127%
AZ                                 76.8%          76.8%            118        1.21x       6.450%
TX                                 71.9%          66.7%            119        1.38x       6.311%
MI                                 72.0%          66.6%            119        1.26x       6.094%
NC                                 71.4%          67.3%            119        1.26x       5.335%
GA                                 76.9%          69.9%            117        1.17x       5.952%
VA                                 73.2%          69.1%            119        1.20x       5.335%
OR                                 79.0%          79.0%             58        1.22x       6.300%
WA                                 76.4%          76.4%             60        1.20x       6.590%
CO                                 78.9%          78.9%            119        1.21x       5.970%
NV                                 56.9%          48.7%            119        1.22x       6.270%
UT                                 65.5%          56.8%            118        1.24x       6.700%

                                   73.6%          71.1%            101        1.24X       6.186%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-9

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
    RANGE OF UNDERWRITTEN        MORTGAGE         DATE          POOL        DATE          DATE
        DSC RATIOS (X)             LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

1.05 - 1.09                           2      $   42,175,000      1.4%   $21,087,500   $ 22,675,000
1.10 - 1.14                           2          27,800,000      0.9    $13,900,000   $ 21,000,000
1.15 - 1.19                           4         210,514,250      6.8    $52,628,563   $137,314,250
1.20 - 1.24                          57       1,288,625,560     41.8    $22,607,466   $150,000,000
1.25 - 1.29                          19         265,365,833      8.6    $13,966,623   $ 45,000,000
1.30 - 1.34                          20         241,581,688      7.8    $12,079,084   $ 35,600,000
1.35 - 1.39                          10         406,956,072     13.2    $40,695,607   $146,092,500
1.40 - 1.44                           8          61,732,781      2.0    $ 7,716,598   $ 14,988,085
1.45 - 1.49                           6          65,395,991      2.1    $10,899,332   $ 23,500,000
1.50 - 1.54                           6          32,018,241      1.0    $ 5,336,374   $  8,493,799
1.55 - 1.59                           2          64,245,000      2.1    $32,122,500   $ 62,530,000
1.60 - 1.64                           3          55,393,000      1.8    $18,464,333   $ 43,700,000
1.70 - 1.74                           3          91,750,000      3.0    $30,583,333   $ 50,750,000
1.75 - 1.79                           1          19,093,750      0.6    $19,093,750   $ 19,093,750
1.80 - 1.84                           3         173,772,000      5.6    $57,924,000   $163,600,000
1.85 - 1.89                           2           4,440,000      0.1    $ 2,220,000   $  3,016,000
1.90 - 1.94                           4          10,468,000      0.3    $ 2,617,000   $  3,255,000
2.00 - 2.04                           5           8,553,000      0.3    $ 1,710,600   $  2,611,000
2.25 - 2.29                           1           1,388,000      0.0    $ 1,388,000   $  1,388,000
2.30 - 3.79                           4           8,641,403      0.3    $ 2,160,351   $  4,680,403
                                    ---      --------------    -----
                                    162      $3,079,909,568    100.0%   $19,011,787   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF UNDERWRITTEN         DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
        DSC RATIOS (X)             RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

1.05 - 1.09                        80.6%         80.6%           87        1.06x       6.775%
1.10 - 1.14                        77.2%         69.5%          117        1.14x       6.052%
1.15 - 1.19                        71.3%         60.4%          119        1.16x       5.871%
1.20 - 1.24                        74.6%         69.2%          117        1.21x       6.206%
1.25 - 1.29                        74.3%         71.0%          105        1.27x       6.193%
1.30 - 1.34                        72.6%         68.1%          108        1.31x       6.216%
1.35 - 1.39                        73.2%         69.0%          118        1.37x       6.175%
1.40 - 1.44                        66.5%         58.7%          112        1.42x       6.237%
1.45 - 1.49                        65.6%         62.5%          119        1.48x       6.202%
1.50 - 1.54                        63.4%         57.1%          119        1.51x       6.235%
1.55 - 1.59                        63.9%         63.9%          117        1.59x       5.496%
1.60 - 1.64                        63.2%         63.2%          117        1.63x       6.046%
1.70 - 1.74                        61.8%         61.0%           86        1.72x       5.750%
1.75 - 1.79                        60.8%         60.8%          120        1.75x       6.320%
1.80 - 1.84                        63.0%         63.0%           63        1.82x       5.883%
1.85 - 1.89                        64.8%         64.8%           96        1.87x       5.677%
1.90 - 1.94                        65.5%         65.5%          106        1.93x       5.381%
2.00 - 2.04                        59.3%         59.3%           99        2.01x       5.671%
2.25 - 2.29                        54.4%         54.4%           57        2.25x       6.050%
2.30 - 3.79                        41.9%         36.9%           98        2.55x       5.856%

                                   71.9%         67.3%          111        1.33X       6.131%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-10

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

     RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF
                                THE CUT-OFF DATE

                                                               % OF
                                               AGGREGATE      CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF      CUT-OFF        DATE        CUT-OFF        CUT-OFF
    RANGE OF UNDERWRITTEN         MORTGAGE        DATE        GROUP 1       DATE            DATE
       DSC RATIOS (X)              LOANS        BALANCE       BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

1.05 -  1.09                          1      $   19,500,000      0.8%    $19,500,000   $ 19,500,000
1.10 -  1.14                          1           6,800,000      0.3     $ 6,800,000   $  6,800,000
1.15 -  1.19                          4         210,514,250      8.6     $52,628,563   $137,314,250
1.20 -  1.24                         36         862,963,210     35.4     $23,971,200   $150,000,000
1.25 -  1.29                         12         161,755,833      6.6     $13,479,653   $ 45,000,000
1.30 -  1.34                         17         207,281,688      8.5     $12,193,040   $ 35,600,000
1.35 -  1.39                          9         399,456,072     16.4     $44,384,008   $146,092,500
1.40 -  1.44                          7          54,238,722      2.2     $ 7,748,389   $ 14,988,085
1.45 -  1.49                          6          65,395,991      2.7     $10,899,332   $ 23,500,000
1.50 -  1.54                          5          29,921,799      1.2     $ 5,984,360   $  8,493,799
1.55 -  1.59                          2          64,245,000      2.6     $32,122,500   $ 62,530,000
1.60 -  1.64                          3          55,393,000      2.3     $18,464,333   $ 43,700,000
1.70 -  1.74                          3          91,750,000      3.8     $30,583,333   $ 50,750,000
1.80 -  1.84                          3         173,772,000      7.1     $57,924,000   $163,600,000
1.85 -  1.89                          2           4,440,000      0.2     $ 2,220,000   $  3,016,000
1.90 -  1.94                          4          10,468,000      0.4     $ 2,617,000   $  3,255,000
2.00 -  2.04                          5           8,553,000      0.4     $ 1,710,600   $  2,611,000
2.25 -  2.29                          1           1,388,000      0.1     $ 1,388,000   $  1,388,000
2.30 -  3.79                          4           8,641,403      0.4     $ 2,160,351   $  4,680,403
                                    ---      --------------    -----
                                    125      $2,436,477,967    100.0%    $19,491,824   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF UNDERWRITTEN         DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
       DSC RATIOS (X)              RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

1.05 -  1.09                       83.3%         83.3%          119        1.07x       6.700%
1.10 -  1.14                       73.9%         65.8%          120        1.12x       6.180%
1.15 -  1.19                       71.3%         60.4%          119        1.16x       5.871%
1.20 -  1.24                       74.5%         67.6%          122        1.21x       6.213%
1.25 -  1.29                       75.4%         71.3%          118        1.28x       6.186%
1.30 -  1.34                       73.0%         68.4%          106        1.31x       6.308%
1.35 -  1.39                       73.5%         69.3%          119        1.37x       6.176%
1.40 -  1.44                       68.6%         60.2%          119        1.42x       6.246%
1.45 -  1.49                       65.6%         62.5%          119        1.48x       6.202%
1.50 -  1.54                       62.3%         56.3%          119        1.51x       6.228%
1.55 -  1.59                       63.9%         63.9%          117        1.59x       5.496%
1.60 -  1.64                       63.2%         63.2%          117        1.63x       6.046%
1.70 -  1.74                       61.8%         61.0%           86        1.72x       5.750%
1.80 -  1.84                       63.0%         63.0%           63        1.82x       5.883%
1.85 -  1.89                       64.8%         64.8%           96        1.87x       5.677%
1.90 -  1.94                       65.5%         65.5%          106        1.93x       5.381%
2.00 -  2.04                       59.3%         59.3%           99        2.01x       5.671%
2.25 -  2.29                       54.4%         54.4%           57        2.25x       6.050%
2.30 -  3.79                       41.9%         36.9%           98        2.55x       5.856%

                                   71.5%         66.3%          113        1.36X       6.117%

----------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-11

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

           RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE
                          LOANS AS OF THE CUT-OFF DATE

                                                               % OF
                                                             CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF     AGGREGATE       DATE      CUT-OFF       CUT-OFF
    RANGE OF UNDERWRITTEN        MORTGAGE       CUT-OFF      GROUP 2       DATE          DATE
        DSC RATIOS (X)             LOANS      DATE BALANCE   BALANCE     BALANCE       BALANCE
------------------------------   ---------   -------------   -------   -----------   -----------

1.05 - 1.09                           1       $ 22,675,000     3.5%    $22,675,000   $22,675,000
1.10 - 1.14                           1         21,000,000      3.3    $21,000,000   $21,000,000
1.20 - 1.24                          21        425,662,350     66.2    $20,269,636   $63,000,000
1.25 - 1.29                           7        103,610,000     16.1    $14,801,429   $35,400,000
1.30 - 1.34                           3         34,300,000      5.3    $11,433,333   $13,200,000
1.35 - 1.39                           1          7,500,000      1.2    $ 7,500,000   $ 7,500,000
1.40 - 1.44                           1          7,494,059      1.2    $ 7,494,059   $ 7,494,059
1.50 - 1.54                           1          2,096,443      0.3    $ 2,096,443   $ 2,096,443
1.75 - 1.79                           1        19,093,750      3.0     $19,093,750   $19,093,750
                                    ---      -------------    -----
                                     37       $643,431,601    100.0%   $17,390,043   $63,000,000
                                    ===       ============    =====

                                                          WTD. AVG.
                                 WTD. AVG.                 STATED     WTD. AVG.
                                  CUT-OFF     WTD. AVG.   REMAINING    CUT-OFF
                                   DATE          LTV       TERM TO      DATE      WTD. AVG.
    RANGE OF UNDERWRITTEN           LTV       RATIO AT    MATURITY       DSC      MORTGAGE
        DSC RATIOS (X)             RATIO     MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   ----------   ---------   ---------   ---------

1.05 -  1.09                       78.2%        78.2%         59        1.05x       6.840%
1.10 -  1.14                       78.2%        70.7%        116        1.14x       6.010%
1.20 -  1.24                       74.9%        72.4%        106        1.21x       6.192%
1.25 -  1.29                       72.4%        70.6%         83        1.26x       6.204%
1.30 -  1.34                       70.4%        66.3%        119        1.33x       5.660%
1.35 -  1.39                       57.7%        54.1%         60        1.38x       6.140%
1.40 -  1.44                       51.3%        48.2%         59        1.41x       6.170%
1.50 -  1.54                       79.1%        67.9%        118        1.53x       6.340%
1.75 -  1.79                       60.8%        60.8%        120        1.75x       6.320%

                                   73.6%        71.1%        101        1.24X       6.186%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-12

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                              CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF     AGGREGATE        DATE      CUT-OFF       CUT-OFF
    RANGE OF CUT-OFF DATE        MORTGAGE       CUT-OFF         POOL        DATE          DATE
        LTV RATIOS (%)             LOANS      DATE BALANCE    BALANCE     BALANCE       BALANCE
------------------------------   ---------   --------------  --------   -----------   ------------

20.01 - 25.00                         1      $    1,200,000      0.0%   $ 1,200,000   $  1,200,000
40.01 - 50.00                         4          31,840,180      1.0    $ 7,960,045   $ 24,500,000
50.01 - 55.00                         7          48,893,059      1.6    $ 6,984,723   $ 21,000,000
55.01 - 60.00                        10          76,014,824      2.5    $ 7,601,482   $ 27,750,000
60.01 - 65.00                        17         448,376,734     14.6    $26,375,102   $163,600,000
65.01 - 70.00                        26         580,363,678     18.8    $22,321,680   $146,092,500
70.01 - 75.00                        34         572,253,213     18.6    $16,830,977   $148,500,000
75.01 - 80.00                        62       1,301,467,882     42.3    $20,991,417   $150,000,000
80.01 >                               1          19,500,000      0.6    $19,500,000   $ 19,500,000
                                    ---      --------------    -----
                                    162      $3,079,909,568    100.0%   $19,011,787   $163,600,000
                                    ===      ==============    =====

                                                          WTD. AVG.
                                 WTD. AVG.                 STATED     WTD. AVG.
                                  CUT-OFF     WTD. AVG.   REMAINING    CUT-OFF
                                   DATE          LTV       TERM TO      DATE      WTD. AVG.
    RANGE OF CUT-OFF DATE           LTV       RATIO AT    MATURITY       DSC      MORTGAGE
        LTV RATIOS (%)             RATIO     MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   ----------   ---------   ---------   ---------

20.01 - 25.00                      21.4%        21.4%        119        3.18x       5.980%
40.01 - 50.00                      48.3%        44.1%        116        1.83x       6.053%
50.01 - 55.00                      53.5%        47.1%        105        1.40x       6.341%
55.01 - 60.00                      57.6%        55.1%         90        1.46x       6.226%
60.01 - 65.00                      63.1%        61.8%         97        1.61x       5.907%
65.01 - 70.00                      68.4%        60.4%        115        1.34x       6.038%
70.01 - 75.00                      72.9%        67.9%        118        1.27x       6.174%
75.01 - 80.00                      78.1%        73.9%        112        1.24x       6.211%
80.01 >                            83.3%        83.3%        119        1.07x       6.700%

                                   71.9%        67.3%        111        1.33X       6.131%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-13

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                              CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF     AGGREGATE        DATE      CUT-OFF       CUT-OFF
    RANGE OF CUT-OFF DATE        MORTGAGE       CUT-OFF       GROUP 1       DATE          DATE
        LTV RATIOS (%)             LOANS      DATE BALANCE    BALANCE     BALANCE       BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

20.01 - 25.00                         1      $    1,200,000      0.0%   $ 1,200,000   $  1,200,000
40.01 - 50.00                         4          31,840,180      1.3    $ 7,960,045   $ 24,500,000
50.01 - 55.00                         6          41,399,000      1.7    $ 6,899,833   $ 21,000,000
55.01 - 60.00                         8          56,574,037      2.3    $ 7,071,755   $ 27,750,000
60.01 - 65.00                        16         429,282,984     17.6    $26,830,186   $163,600,000
65.01 - 70.00                        22         515,097,993     21.1    $23,413,545   $146,092,500
70.01 - 75.00                        24         408,711,213     16.8    $17,029,634   $148,500,000
75.01 - 80.00                        43         932,872,561     38.3    $21,694,711   $150,000,000
80.01 >                               1          19,500,000      0.8    $19,500,000   $ 19,500,000
                                    ---      --------------    -----
                                    125      $2,436,477,967    100.0%   $19,491,824   $163,600,000
                                    ===      ==============    =====

                                                          WTD. AVG.
                                 WTD. AVG.                 STATED     WTD. AVG.
                                  CUT-OFF     WTD. AVG.   REMAINING    CUT-OFF
                                   DATE          LTV       TERM TO      DATE      WTD. AVG.
    RANGE OF CUT-OFF DATE           LTV       RATIO AT    MATURITY       DSC      MORTGAGE
        LTV RATIOS (%)             RATIO     MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   ----------   ---------   ---------   ---------

20.01 - 25.00                      21.4%        21.4%        119        3.18x       5.980%
40.01 - 50.00                      48.3%        44.1%        116        1.83x       6.053%
50.01 - 55.00                      53.9%        46.9%        114        1.40x       6.371%
55.01 - 60.00                      57.7%        56.6%         88        1.52x       6.228%
60.01 - 65.00                      63.2%        61.8%         96        1.61x       5.889%
65.01 - 70.00                      68.6%        59.9%        118        1.34x       6.034%
70.01 - 75.00                      73.1%        67.5%        118        1.29x       6.321%
75.01 - 80.00                      78.4%        73.3%        118        1.25x       6.150%
80.01 >                            83.3%        83.3%        119        1.07x       6.700%

                                   71.5%        66.3%        113        1.36X       6.117%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-14

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF
                                              AGGREGATE     CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF     CUT-OFF       DATE       CUT-OFF       CUT-OFF
     RANGE OF CUT-OFF DATE        MORTGAGE       DATE       GROUP 2      DATE           DATE
        LTV RATIOS (%)             LOANS       BALANCE      BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

50.01 - 55.00                         1      $  7,494,059      1.2%   $ 7,494,059   $ 7,494,059
55.01 - 60.00                         2        19,440,786      3.0    $ 9,720,393   $11,940,786
60.01 - 65.00                         1        19,093,750      3.0    $19,093,750   $19,093,750
65.01 - 70.00                         4        65,265,685     10.1    $16,316,421   $35,400,000
70.01 - 75.00                        10       163,542,000     25.4    $16,354,200   $27,000,000
75.01 - 80.00                        19       368,595,321     57.3    $19,399,754   $63,000,000
                                    ---      ------------    -----
                                     37      $643,431,601    100.0%   $17,390,043   $63,000,000
                                    ===      ============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF CUT-OFF DATE        DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
        LTV RATIOS (%)             RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

50.01 - 55.00                      51.3%         48.2%           59        1.41x       6.170%
55.01 - 60.00                      57.2%         50.7%           96        1.28x       6.220%
60.01 - 65.00                      60.8%         60.8%          120        1.75x       6.320%
65.01 - 70.00                      66.8%         64.5%           86        1.26x       6.072%
70.01 - 75.00                      72.4%         68.8%          119        1.23x       5.808%
75.01 - 80.00                      77.4%         75.4%           96        1.21x       6.365%

                                   73.6%         71.1%          101        1.24X       6.186%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-15

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

     RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
    RANGE OF MATURITY DATE        MORTGAGE        DATE          POOL        DATE           DATE
     OR ARD LTV RATIOS (%)         LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

 0.00 - 5.00                          1      $   15,583,811      0.5%   $15,583,811   $ 15,583,811
20.01 - 30.00                         1           1,200,000      0.0    $ 1,200,000   $  1,200,000
30.01 - 40.00                         2           5,927,180      0.2    $ 2,963,590   $  4,680,403
40.01 - 50.00                        10          88,585,077      2.9    $ 8,858,508   $ 24,500,000
50.01 - 55.00                         8         171,149,234      5.6    $21,393,654   $137,314,250
55.01 - 60.00                        16         174,186,884      5.7    $10,886,680   $ 75,700,000
60.01 - 65.00                        27         649,456,470     21.1    $24,053,943   $163,600,000
65.01 - 70.00                        51         850,385,625     27.6    $16,674,228   $150,000,000
70.01 - 75.00                        30         572,612,288     18.6    $19,087,076   $147,500,000
75.01 - 80.00                        15         531,323,000     17.3    $35,421,533   $125,000,000
80.01 - 85.00                         1          19,500,000      0.6    $19,500,000   $ 19,500,000
                                    ---      --------------    -----
                                    162      $3,079,909,568    100.0%   $19,011,787   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE        DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
     OR ARD LTV RATIOS (%)         RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   --------

 0.00 - 5.00                       65.8%          3.6%          299        1.21x       7.010%
20.01 - 30.00                      21.4%         21.4%          119        3.18x       5.980%
30.01 - 40.00                      42.6%         33.1%          117        2.20x       5.901%
40.01 - 50.00                      53.7%         46.8%          113        1.45x       6.283%
50.01 - 55.00                      66.8%         52.7%          115        1.24x       5.801%
55.01 - 60.00                      62.9%         58.3%          109        1.33x       6.104%
60.01 - 65.00                      66.7%         63.1%          104        1.54x       6.071%
65.01 - 70.00                      73.2%         68.1%          111        1.29x       6.024%
70.01 - 75.00                      77.3%         72.8%          118        1.24x       6.234%
75.01 - 80.00                      78.3%         78.3%          104        1.25x       6.311%
80.01 - 85.00                      83.3%         83.3%          119        1.07x       6.700%

                                   71.9%         67.3%          111        1.33X       6.131%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-16

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

 RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                                % OF
                                                AGGREGATE      CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF       CUT-OFF
    RANGE OF MATURITY DATE        MORTGAGE        DATE         GROUP 1      DATE           DATE
     OR ARD LTV RATIOS (%)         LOANS         BALANCE       BALANCE     BALANCE       BALANCE
------------------------------   ---------   --------------   --------   -----------   ------------

 0.00 - 5.00                          1      $   15,583,811      0.6%    $15,583,811   $ 15,583,811
20.01 - 30.00                         1           1,200,000      0.0     $ 1,200,000   $  1,200,000
30.01 - 40.00                         2           5,927,180      0.2     $ 2,963,590   $  4,680,403
40.01 - 50.00                         8          69,150,232      2.8     $ 8,643,779   $ 24,500,000
50.01 - 55.00                         7         163,649,234      6.7     $23,378,462   $137,314,250
55.01 - 60.00                        15         171,421,200      7.0     $11,428,080   $ 75,700,000
60.01 - 65.00                        25         613,612,720     25.2     $24,544,509   $163,600,000
65.01 - 70.00                        36         637,993,304     26.2     $17,722,036   $150,000,000
70.01 - 75.00                        22         451,192,288     18.5     $20,508,740   $147,500,000
75.01 - 80.00                         7         287,248,000     11.8     $41,035,429   $125,000,000
80.01 - 85.00                         1          19,500,000      0.8     $19,500,000   $ 19,500,000
                                    ---      --------------    -----
                                    125      $2,436,477,967    100.0%    $19,491,824   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.       TERM TO    CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE        DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
     OR ARD LTV RATIOS (%)         RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

 0.00 - 5.00                       65.8%          3.6%          299        1.21x      7.010%
20.01 - 30.00                      21.4%         21.4%          119        3.18x      5.980%
30.01 - 40.00                      42.6%         33.1%          117        2.20x      5.901%
40.01 - 50.00                      53.4%         46.3%          118        1.50x      6.298%
50.01 - 55.00                      67.3%         52.7%          118        1.23x      5.786%
55.01 - 60.00                      62.9%         58.3%          109        1.33x      6.094%
60.01 - 65.00                      66.9%         63.2%          103        1.54x      6.063%
65.01 - 70.00                      73.6%         68.2%          112        1.30x      6.070%
70.01 - 75.00                      77.8%         73.0%          118        1.25x      6.266%
75.01 - 80.00                      78.9%         78.9%          119        1.29x      6.177%
80.01 - 85.00                      83.3%         83.3%          119        1.07x      6.700%

                                   71.5%         66.3%          113        1.36X      6.117%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-17

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

 RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
    RANGE OF MATURITY DATE        MORTGAGE       DATE       GROUP 2       DATE          DATE
     OR ARD LTV RATIOS (%)         LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

40.01 - 50.00                         2      $ 19,434,845      3.0%   $ 9,717,422   $11,940,786
50.01 - 55.00                         1         7,500,000      1.2    $ 7,500,000   $ 7,500,000
55.01 - 60.00                         1         2,765,685      0.4    $ 2,765,685   $ 2,765,685
60.01 - 65.00                         2        35,843,750      5.6    $17,921,875   $19,093,750
65.01 - 70.00                        15       212,392,321     33.0    $14,159,488   $35,400,000
70.01 - 75.00                         8       121,420,000     18.9    $15,177,500   $27,000,000
75.01 - 80.00                         8       244,075,000     37.9    $30,509,375   $63,000,000
                                    ---      ------------    -----
                                     37      $643,431,601    100.0%   $17,390,043   $63,000,000
                                    ===      ============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE       DATE LTV      LTV RATIO     MATURITY     DATE DSC    MORTGAGE
     OR ARD LTV RATIOS (%)         RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

40.01 - 50.00                      54.7%         48.5%           96        1.29x       6.231%
50.01 - 55.00                      57.7%         54.1%           60        1.38x       6.140%
55.01 - 60.00                      65.5%         56.8%          118        1.24x       6.700%
60.01 - 65.00                      63.2%         60.8%          120        1.49x       6.203%
65.01 - 70.00                      72.0%         67.7%          109        1.25x       5.887%
70.01 - 75.00                      75.8%         72.0%          118        1.20x       6.116%
75.01 - 80.00                      77.6%         77.6%           85        1.21x       6.470%

                                   73.6%         71.1%          101        1.24X       6.186%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-18

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF
           RANGE OF               MORTGAGE        DATE         POOL         DATE          DATE
      MORTGAGE RATES (%)           LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

5.230 - 5.249                         1      $    2,720,000      0.1%   $ 2,720,000   $  2,720,000
5.250 - 5.499                        11         154,781,000      5.0    $14,071,000   $ 62,530,000
5.500 - 5.749                         8         214,775,639      7.0    $26,846,955   $137,314,250
5.750 - 5.999                        24         648,394,222     21.1    $27,016,426   $163,600,000
6.000 - 6.249                        56         812,484,144     26.4    $14,508,645   $ 60,000,000
6.250 - 6.499                        44         882,849,362     28.7    $20,064,758   $148,500,000
6.500 - 6.749                        13         240,146,391      7.8    $18,472,799   $ 63,000,000
6.750 - 6.999                         3          61,175,000      2.0    $20,391,667   $ 29,500,000
7.000 - 7.249                         2          62,583,811      2.0    $31,291,905   $ 47,000,000
                                    ---      --------------    -----
                                    162      $3,079,909,568    100.0%   $19,011,787   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
           RANGE OF              DATE LTV      LTV RATIO      MATURITY    DATE DSC    MORTGAGE
      MORTGAGE RATES (%)           RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

5.230 - 5.249                      66.7%         66.7%          116        1.92x       5.230%
5.250 - 5.499                      67.9%         66.0%          119        1.46x       5.391%
5.500 - 5.749                      68.9%         57.8%          104        1.33x       5.658%
5.750 - 5.999                      71.5%         67.6%          103        1.44x       5.854%
6.000 - 6.249                      71.8%         68.7%          115        1.30x       6.145%
6.250 - 6.499                      72.7%         67.7%          112        1.29x       6.330%
6.500 - 6.749                      73.7%         69.2%          106        1.27x       6.593%
6.750 - 6.999                      77.7%         77.1%           89        1.18x       6.809%
7.000 - 7.249                      75.8%         60.3%          164        1.23x       7.078%

                                   71.9%         67.3%          111        1.33X       6.131%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-19

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF       DATE       CUT-OFF         CUT-OFF
            RANGE OF              MORTGAGE        DATE        GROUP 1       DATE            DATE
       MORTGAGE RATES (%)          LOANS         BALANCE      BALANCE     BALANCE         BALANCE
------------------------------   ---------   --------------   -------   ------------   ------------

5.230 - 5.249                         1      $    2,720,000      0.1%   $  2,720,000   $  2,720,000
5.250 - 5.499                         6          81,251,000      3.3    $ 13,541,833   $ 62,530,000
5.500 - 5.749                         8         214,775,639      8.8    $ 26,846,955   $137,314,250
5.750 - 5.999                        21         613,156,157     25.2    $ 29,197,912   $163,600,000
6.000 - 6.249                        40         557,643,086     22.9    $ 13,941,077   $ 60,000,000
6.250 - 6.499                        37         758,558,383     31.1    $ 20,501,578   $148,500,000
6.500 - 6.749                         9         136,789,892      5.6    $ 15,198,877   $ 59,358,227
6.750 - 6.999                         1           9,000,000      0.4    $  9,000,000   $  9,000,000
7.000 - 7.249                         2          62,583,811      2.6    $ 31,291,905   $ 47,000,000
                                    ---      --------------    -----
                                    125      $2,436,477,967    100.0%   $ 19,491,824   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
            RANGE OF              DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
       MORTGAGE RATES (%)          RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   --------

5.230 - 5.249                      66.7%         66.7%          116        1.92x      5.230%
5.250 - 5.499                      64.0%         64.0%          118        1.66x      5.441%
5.500 - 5.749                      68.9%         57.8%          104        1.33x      5.658%
5.750 - 5.999                      71.2%         67.3%          102        1.45x      5.851%
6.000 - 6.249                      71.8%         69.0%          119        1.33x      6.151%
6.250 - 6.499                      72.7%         67.0%          118        1.28x      6.334%
6.500 - 6.749                      71.2%         64.4%          107        1.33x      6.619%
6.750 - 6.999                      73.5%         69.4%           60        1.33x      6.760%
7.000 - 7.249                      75.8%         60.3%          164        1.23x      7.078%

                                   71.5%         66.3%          113        1.36X      6.117%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-20

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % OF
                                               AGGREGATE     CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF       DATE       CUT-OFF       CUT-OFF
           RANGE OF              MORTGAGE        DATE        GROUP 2      DATE           DATE
       MORTGAGE RATES (%)          LOANS        BALANCE      BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   --------   -----------   -----------

5.250 - 5.499                         5      $ 73,530,000     11.4%    $14,706,000   $20,500,000
5.750 - 5.999                         3        35,238,065      5.5     $11,746,022   $15,700,000
6.000 - 6.249                        16       254,841,059     39.6     $15,927,566   $35,400,000
6.250 - 6.499                         7       124,290,979     19.3     $17,755,854   $38,800,000
6.500 - 6.749                         4       103,356,499     16.1     $25,839,125   $63,000,000
6.750 - 6.999                         2        52,175,000      8.1     $26,087,500   $29,500,000
                                    ---      ------------    -----
                                     37      $643,431,601    100.0%    $17,390,043   $63,000,000
                                    ===      ============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
           RANGE OF               DATE LTV      LTV RATIO     MATURITY    DATE DSC   MORTGAGE
       MORTGAGE RATES (%)          RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

5.250 - 5.499                      72.2%          68.1%         119        1.24x       5.335%
5.750 - 5.999                      77.2%          73.0%         118        1.21x       5.904%
6.000 - 6.249                      71.6%          68.2%         107        1.24x       6.132%
6.250 - 6.499                      72.7%          71.6%          74        1.32x       6.303%
6.500 - 6.749                      77.1%          75.5%         105        1.20x       6.558%
6.750 - 6.999                      78.5%          78.5%          93        1.16x       6.817%

                                   73.6%          71.1%         101        1.24X       6.186%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-21

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                             FOR ALL MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE      CUT-OFF     AVERAGE        MAXIMUM
  RANGE OF ORIGINAL TERMS TO     NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
   MATURITY OR ANTICIPATED       MORTGAGE         DATE          POOL        DATE           DATE
   REPAYMENT DATE (MONTHS)         LOANS         BALANCE       BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   --------   -----------   -------------

  0 -  60                            21      $  452,623,059     14.7%    $21,553,479    $163,600,000
 61 -  84                             1          11,500,000      0.4     $11,500,000    $ 11,500,000
109 - 120                           139       2,600,202,699     84.4     $18,706,494    $150,000,000
289 - 300                             1          15,583,811      0.5     $15,583,811    $ 15,583,811
                                    ---      --------------    -----
                                    162      $3,079,909,568    100.0%    $19,011,787    $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO      CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
   MATURITY OR ANTICIPATED       DATE LTV      LTV RATIO     MATURITY    DATE DSC    MORTGAGE
   REPAYMENT DATE (MONTHS)         RATIO     AT MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

  0 -  60                          67.5%         67.3%           59        1.53x       6.131%
 61 -  84                          75.2%         71.6%           83        1.30x       6.250%
109 - 120                          72.7%         67.7%          119        1.30x       6.125%
289 - 300                          65.8%         3.6%           299        1.21x       7.010%

                                   71.9%         67.3%          111        1.33X       6.131%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-22

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                               AGGREGATE       CUT-OFF      AVERAGE        MAXIMUM
  RANGE OF ORIGINAL TERMS TO     NUMBER OF      CUT-OFF         DATE        CUT-OFF        CUT-OFF
   MATURITY OR ANTICIPATED       MORTGAGE         DATE         GROUP 1        DATE           DATE
   REPAYMENT DATE (MONTHS)         LOANS        BALANCE        BALANCE      BALANCE        BALANCE
------------------------------   ---------   --------------   --------   ------------   ------------

  0 - 60                             12      $  264,394,000     10.9%    $ 22,032,833   $163,600,000
 61 - 84                              1          11,500,000      0.5     $ 11,500,000   $ 11,500,000
109 - 120                           111       2,145,000,157     88.0     $ 19,324,326   $150,000,000
289 - 300                             1          15,583,811      0.6     $ 15,583,811   $ 15,583,811
                                    ---      --------------    -----
                                    125      $2,436,477,967    100.0%    $ 19,491,824   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
                                  WTD. AVG.                  REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO       CUT-OFF     WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
   MATURITY OR ANTICIPATED        DATE LTV     LTV RATIO     MATURITY     DATE DSC   MORTGAGE
   REPAYMENT DATE (MONTHS)         RATIO     AT MATURITY *   (MOS.) *      RATIO       RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

  0 - 60                           63.4%         63.2%           60        1.74x       5.953%
 61 - 84                           75.2%         71.6%           83        1.30x       6.250%
109 - 120                          72.5%         67.1%          119        1.31x       6.130%
289 - 300                          65.8%          3.6%          299        1.21x       7.010%

                                   71.5%         66.3%          113        1.36X       6.117%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-23

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

        RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                         FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % OF
                                                            CUT-OFF     AVERAGE       MAXIMUM
  RANGE OF ORIGINAL TERMS TO     NUMBER OF    AGGREGATE       DATE      CUT-OFF       CUT-OFF
   MATURITY OR ANTICIPATED       MORTGAGED     CUT-OFF      GROUP 2       DATE          DATE
   REPAYMENT DATE (MONTHS)         LOANS     DATE BALANCE   BALANCE     BALANCE       BALANCE
------------------------------   --------    ------------   -------   -----------   -----------

  0 - 60                             9       $188,229,059     29.3%   $20,914,340   $38,800,000
109 - 120                           28        455,202,542     70.7    $16,257,234   $63,000,000
                                   ---       ------------    -----
                                    37       $643,431,601    100.0%   $17,390,043   $63,000,000
                                   ===       ============    =====

                                                          WTD. AVG.
                                 WTD. AVG.                 STATED     WTD. AVG.
                                  CUT-OFF     WTD. AVG.   REMAINING    CUT-OFF
  RANGE OF ORIGINAL TERMS TO       DATE          LTV       TERM TO      DATE      WTD. AVG.
   MATURITY OR ANTICIPATED          LTV       RATIO AT    MATURITY       DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)         RATIO     MATURITY *    (MOS.) *     RATIO       RATE
------------------------------   ---------   ----------   ---------   ---------   ---------

  0 - 60                            73.3%       73.0%         59        1.23x       6.381%
109 - 120                           73.7%       70.3%        119        1.24x       6.105%

                                    73.6%       71.1%        101        1.24X       6.186%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-24

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

     RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR
                    ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
      RANGE OF REMAINING                        AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
     TERMS TO MATURITY OR        NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
     ANTICIPATED REPAYMENT       MORTGAGE         DATE          POOL        DATE          DATE
         DATE (MONTHS)             LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

  0 - 60                             21      $  452,623,059     14.7%   $21,553,479   $163,600,000
 61 - 84                              1          11,500,000      0.4    $11,500,000   $ 11,500,000
109 - 120                           139       2,600,202,699     84.4    $18,706,494   $150,000,000
289 - 300                             1          15,583,811      0.5    $15,583,811   $ 15,583,811
                                    ---      --------------    -----
                                    162      $3,079,909,568    100.0%   $19,011,787   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
      RANGE OF REMAINING         WTD. AVG.                   REMAINING   WTD. AVG.
     TERMS TO MATURITY OR         CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
     ANTICIPATED REPAYMENT       DATE LTV      LTV RATIO      MATURITY   DATE DSC     MORTGAGE
         DATE (MONTHS)             RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

  0 - 60                           67.5%         67.3%           59        1.53x       6.131%
 61 - 84                           75.2%         71.6%           83        1.30x       6.250%
109 - 120                          72.7%         67.7%          119        1.30x       6.125%
289 - 300                          65.8%          3.6%          299        1.21x       7.010%

                                   71.9%         67.3%          111        1.33X       6.131%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-25

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

     RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR
               LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
     RANGE OF REMAINING                         AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
    TERMS TO MATURITY OR         NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
    ANTICIPATED REPAYMENT        MORTGAGE         DATE        GROUP 1       DATE          DATE
        DATE (MONTHS)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   -------------    -------   -----------   ------------

  0 - 60                             12      $  264,394,000     10.9%   $22,032,833   $163,600,000
 61 - 84                              1          11,500,000      0.5    $11,500,000   $ 11,500,000
109 - 120                           111       2,145,000,157     88.0    $19,324,326   $150,000,000
289 - 300                             1          15,583,811      0.6    $15,583,811   $ 15,583,811
                                    ---      --------------    -----
                                    125      $2,436,477,967    100.0%   $19,491,824   $163,600,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
     RANGE OF REMAINING          WTD. AVG.                   REMAINING   WTD. AVG.
    TERMS TO MATURITY OR          CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    ANTICIPATED REPAYMENT        DATE LTV      LTV RATIO      MATURITY   DATE DSC     MORTGAGE
        DATE (MONTHS)              RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   --------    ---------

  0 - 60                           63.4%         63.2%           60        1.74x       5.953%
 61 - 84                           75.2%         71.6%           83        1.30x       6.250%
109 - 120                          72.5%         67.1%          119        1.31x       6.130%
289 - 300                          65.8%          3.6%          299        1.21x       7.010%

                                   71.5%         66.3%          113        1.36X       6.117%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-26

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                  GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF
      RANGE OF REMAINING                       AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
     TERMS TO MATURITY OR        NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF
     ANTICIPATED REPAYMENT        MORTGAGE       DATE       GROUP 2       DATE          DATE
         DATE (MONTHS)             LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

  0 - 60                              9      $188,229,059     29.3%   $20,914,340   $38,800,000
109 - 120                            28       455,202,542     70.7    $16,257,234   $63,000,000
                                    ---      ------------    -----
                                     37      $643,431,601    100.0%   $17,390,043   $63,000,000
                                    ===      ============    =====

                                                             WTD. AVG.
                                                              STATED
      RANGE OF REMAINING         WTD. AVG.                   REMAINING   WTD. AVG.
     TERMS TO MATURITY OR         CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
     ANTICIPATED REPAYMENT        DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
         DATE (MONTHS)             RATIO     AT MATURITY *    (MOS.) *     RATIO        RATE
------------------------------   ---------   -------------   ---------   ---------   ---------

  0 - 60                           73.3%         73.0%           59        1.23x       6.381%
109 - 120                          73.7%         70.3%          119        1.24x       6.105%

                                   73.6%         71.1%          101        1.24X       6.186%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-27

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

 RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
      RANGE OF REMAINING         NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
      AMORTIZATION TERMS          MORTGAGE        DATE          POOL        DATE          DATE
         (MONTHS) (1)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

229 - 264                             2      $    5,687,232      0.2%   $ 2,843,616   $  4,192,194
265 - 300                            12         213,739,100      6.9    $17,811,592   $137,314,250
349 - 360                            96       1,642,796,486     53.3    $17,112,463   $150,000,000
Non-Amortizing                       52       1,217,686,750     39.5    $23,417,053   $163,600,000
                                    ---      --------------    -----
                                    162      $3,079,909,568    100.0%   $19,011,787   $163,600,000
                                    ===      ==============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
      RANGE OF REMAINING          CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
      AMORTIZATION TERMS          DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
         (MONTHS) (1)              RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO        RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

229 - 264                          66.4%          45.3%            119        1.46x       6.471%
265 - 300                          65.3%          47.9%            132        1.25x       5.980%
349 - 360                          73.3%          67.0%            117        1.26x       6.151%
Non-Amortizing                     71.2%          71.2%             98        1.44x       6.129%

                                   71.9%          67.3%            111        1.33X       6.131%

----------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans) is 352 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-28

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
      RANGE OF REMAINING         NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
      AMORTIZATION TERMS         MORTGAGE          DATE       GROUP 1       DATE          DATE
         (MONTHS) (1)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

229 - 264                             2      $    5,687,232      0.2%   $ 2,843,616   $  4,192,194
265 - 300                            12         213,739,100      8.8    $17,811,592   $137,314,250
349 - 360                            70       1,310,133,635     53.8    $18,716,195   $150,000,000
Non-Amortizing                       41         906,918,000     37.2    $22,119,951   $163,600,000
                                    ---      --------------    -----
                                    125      $2,436,477,967    100.0%   $19,491,824   $163,600,000
                                    ===      ==============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
      RANGE OF REMAINING          CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
      AMORTIZATION TERMS          DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
         (MONTHS) (1)              RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO        RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

229 - 264                          66.4%          45.3%            119        1.46x       6.471%
265 - 300                          65.3%          47.9%            132        1.25x       5.980%
349 - 360                          73.6%          67.0%            118        1.27x       6.199%
Non-Amortizing                     69.9%          69.9%            102        1.50x       6.028%

                                   71.5%          66.3%            113        1.36X       6.117%

----------
The weighted average remaining amortization term for Group 1 Mortgage Loans
(excluding non-amortizing loans) is 351 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-29

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

    RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS
                               OF THE CUT-OFF DATE

                                                             % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
    RANGE OF REMAINING           NUMBER OF      CUT-OFF      DATE       CUT-OFF       CUT-OFF
    AMORTIZATION TERMS            MORTGAGE        DATE      GROUP 2       DATE          DATE
       (MONTHS) (1)                LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

349 - 360                           26       $332,662,851     51.7%   $12,794,725   $27,000,000
Non-Amortizing                      11        310,768,750     48.3    $28,251,705   $63,000,000
                                   ---       ------------    -----
                                    37       $643,431,601    100.0%   $17,390,043   $63,000,000
                                   ===       ============    =====

                                                               WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING    WTD. AVG.
    RANGE OF REMAINING            CUT-OFF       WTD. AVG.       TERM TO      CUT-OFF    WTD. AVG.
    AMORTIZATION TERMS            DATE LTV      LTV RATIO       MATURITY    DATE DSC    MORTGAGE
       (MONTHS) (1)                RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO       RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

349 - 360                          72.3%          67.4%           116         1.23x      5.963%
Non-Amortizing                     75.1%          75.1%            86         1.25x      6.423%

                                   73.6%          71.1%           101         1.24X      6.186%

----------
The weighted average remaining amortization term for Group 2 Mortgage Loans
(excluding non-amortizing loans) is 360 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-30

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF
                                 MORTGAGE         DATE         POOL         DATE           DATE
     AMORTIZATION TYPES            LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

Interest-only, Amortizing
   Balloon (2)                       65      $1,409,026,788     45.7%   $21,677,335   $150,000,000
Interest-only                        29       1,076,153,000     34.9    $37,108,724   $163,600,000
Amortizing Balloon                   39         411,882,907     13.4    $10,561,100   $137,314,250
Interest-only, ARD                   23         141,533,750      4.6    $ 6,153,641   $ 43,700,000
Amortizing ARD                        4          19,379,313      0.6    $ 4,844,828   $  8,493,799
Fully Amortizing                      1          15,583,811      0.5    $15,583,811   $ 15,583,811
Interest-only, Amortizing
   ARD (2)                            1           6,350,000      0.2    $ 6,350,000   $  6,350,000
                                    ---      --------------    -----
                                    162      $3,079,909,568    100.0%   $19,011,787   $163,600,000
                                    ===      ==============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING    WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO      CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
      AMORTIZATION TYPES           RATIO     AT MATURITY (1)   (MOS.) (1)     RATIO        RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

Interest-only, Amortizing
   Balloon (2)                     73.1%          67.4%            118        1.26x       6.121%
Interest-only                      72.2%          72.2%             96        1.40x       6.153%
Amortizing Balloon                 70.3%          58.2%            115        1.29x       6.140%
Interest-only, ARD                 63.2%          63.2%            113        1.73x       5.945%
Amortizing ARD                     69.5%          59.2%            117        1.34x       6.042%
Fully Amortizing                   65.8%           3.6%            299        1.21x       7.010%
Interest-only, Amortizing
   ARD (2)                         77.4%          72.7%            119        1.21x       6.240%

                                   71.9%          67.3%            111        1.33X       6.131%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest. With respect to 1 Mortgage Loan (loan number 41)
     representing 0.6% of the Cut-Off Pool Balance (0.8% of the Cut-off Date
     Group 1 Balance), interest-only payments commence during the last 42 months of the scheduled term of the related Mortgage Loan.

                                      B-31

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF
                                  MORTGAGE         DATE       GROUP 1      DATE            DATE
      AMORTIZATION TYPES           LOANS         BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ---------   --------------   -------   -----------   ------------

Interest-only, Amortizing
   Balloon (2)                      47       $1,128,324,788     46.3%   $24,006,910   $150,000,000
Interest-only                       19          784,478,000     32.2    $41,288,316   $163,600,000
Amortizing Balloon                  31          359,922,056     14.8    $11,610,389   $137,314,250
Interest-only, ARD                  22          122,440,000      5.0    $ 5,565,455   $ 43,700,000
Amortizing ARD                       4           19,379,313      0.8    $ 4,844,828   $  8,493,799
Fully Amortizing                     1           15,583,811      0.6    $15,583,811   $ 15,583,811
Interest-only, Amortizing
   ARD (2)                           1            6,350,000      0.3    $ 6,350,000   $  6,350,000
                                   ---       --------------    -----
                                   125       $2,436,477,967    100.0%   $19,491,824   $163,600,000
                                   ===       ==============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
      AMORTIZATION TYPES           RATIO     AT MATURITY (1)   (MOS.) (1)     RATIO        RATE
------------------------------   ---------   ---------------   ----------   ---------   ----------

Interest-only, Amortizing
   Balloon (2)                     73.0%          67.0%            118        1.26x       6.179%
Interest-only                      70.9%          70.9%            101        1.47x       6.050%
Amortizing Balloon                 71.0%          58.3%            117        1.29x       6.110%
Interest-only, ARD                 63.6%          63.6%            112        1.72x       5.886%
Amortizing ARD                     69.5%          59.2%            117        1.34x       6.042%
Fully Amortizing                   65.8%           3.6%            299        1.21x       7.010%
Interest-only, Amortizing
   ARD (2)                         77.4%          72.7%            119        1.21x       6.240%

                                   71.5%          66.3%            113        1.36X       6.117%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest. With respect to 1 Mortgage Loan (loan number 41)
     representing 0.6% of the Cut-Off Pool Balance (0.8% of the Cut-Off Date
     Group 1 Balance) interest-only payments commence during the last 42 months of the scheduled term of the related Mortgage Loan.

                                      B-32

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                             % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                 NUMBER OF      CUT-OFF      DATE       CUT-OFF       CUT-OFF
                                  MORTGAGE       DATE       GROUP 2       DATE         DATE
     AMORTIZATION TYPES            LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ---------   ------------   -------   -----------   -----------

Interest-only                       10       $291,675,000     45.3%   $29,167,500   $63,000,000
Interest-only, Amortizing
   Balloon(2)                       18        280,702,000     43.6    $15,594,556   $27,000,000
Amortizing Balloon                   8         51,960,851      8.1    $ 6,495,106   $13,590,814
Interest-only, Amortizing
   ARD(2)                            1         19,093,750      3.0    $19,093,750   $19,093,750
                                   ---       ------------    -----
                                    37       $643,431,601    100.0%   $17,390,043   $63,000,000
                                   ===       ============    =====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING    WTD. AVG.
                                  CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY     DATE DSC    MORTGAGE
     AMORTIZATION TYPES            RATIO     AT MATURITY (1)   (MOS.) (1)     RATIO        RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

Interest-only                       76.0%          76.0%            83        1.21x       6.430%
Interest-only, Amortizing
   Balloon(2)                       73.5%          69.2%           119        1.22x       5.892%
Amortizing Balloon                  65.6%          57.9%            99        1.28x       6.349%
Interest-only, Amortizing
   ARD(2)                           60.8%          60.8%           120        1.75x       6.320%

                                    73.6%          71.1%           101        1.24X       6.186%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 36 to 84 months from origination prior to the commencement of payments of principal and interest.

                                      B-33

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

     MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
      RANGE OF OCCUPANCY          MORTGAGED         DATE         POOL        DATE           DATE
         RATES (%) (1)           PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ----------   --------------   -------   -----------    ------------

 60.00 - 64.99                         1      $    4,613,065      0.1%   $ 4,613,065    $  4,613,065
 65.00 - 69.99                         1           4,000,000      0.1    $ 4,000,000    $  4,000,000
 70.00 - 74.99                         1          10,574,580      0.3    $10,574,580    $ 10,574,580
 75.00 - 79.99                         1          20,000,000      0.6    $20,000,000    $ 20,000,000
 80.00 - 84.99                         3         191,953,764      6.2    $63,984,588    $125,000,000
 85.00 - 89.99                        13         458,152,108     14.9    $35,242,470    $163,600,000
 90.00 - 94.99                        34         619,980,345     20.1    $18,234,716    $ 63,000,000
 95.00 - 99.99                        33         700,592,697     22.7    $21,230,082    $137,314,250
100.00 - 100.00                      123         752,079,049     24.4    $ 6,114,464    $ 75,700,000
                                     ---      --------------     ----
                                     210      $2,761,945,608     89.7%   $13,152,122    $163,600,000
                                     ===      ==============     ====

                                                               WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING    WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO      CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY         DATE LTV       LTV RATIO       MATURITY     DATE DSC   MORTGAGE
         RATES (%) (1)             RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO       RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

 60.00 - 64.99                     78.2%          66.4%            112        1.22x       5.790%
 65.00 - 69.99                     70.2%          60.1%            120        1.34x       6.325%
 70.00 - 74.99                     76.1%          64.5%            114        1.30x       5.780%
 75.00 - 79.99                     77.5%          68.9%            113        1.29x       6.130%
 80.00 - 84.99                     78.8%          75.5%            118        1.32x       5.877%
 85.00 - 89.99                     69.7%          64.7%            104        1.44x       6.164%
 90.00 - 94.99                     74.2%          71.5%            106        1.26x       6.173%
 95.00 - 99.99                     71.6%          65.6%            115        1.29x       5.973%
100.00 - 100.00                    71.2%          67.9%            110        1.35x       6.187%

                                   72.3%          68.1%            110        1.33X       6.102%

----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 60 hospitality properties representing 10.3% of the Cut-Off Date
     Mortgage Pool Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-34

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

        MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1
                                 MORTGAGE LOANS

                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
      RANGE OF OCCUPANCY          MORTGAGED         DATE       GROUP 1       DATE           DATE
         RATES (%) (1)           PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE
------------------------------   ----------   --------------   -------   -----------   ------------

 65.00 - 69.99                         1      $    4,000,000      0.2%   $ 4,000,000   $  4,000,000
 70.00 - 74.99                         1          10,574,580      0.4    $10,574,580   $ 10,574,580
 75.00 - 79.99                         1          20,000,000      0.8    $20,000,000   $ 20,000,000
 80.00 - 84.99                         2         178,362,950      7.3    $89,181,475   $125,000,000
 85.00 - 89.99                        12         437,152,108     17.9    $36,429,342   $163,600,000
 90.00 - 94.99                        17         258,986,072     10.6    $15,234,475   $ 60,000,000
 95.00 - 99.99                        18         474,449,749     19.5    $26,358,319   $137,314,250
100.00 - 100.00                      120         734,988,548     30.2    $ 6,124,905   $ 75,700,000
                                     ---      --------------     ----
                                     172      $2,118,514,007     86.9%   $12,316,942   $163,600,000
                                     ===      ==============     ====

                                                                WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                      REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.        TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY         DATE LTV       LTV RATIO       MATURITY    DATE DSC    MORTGAGE
         RATES (%) (1)             RATIO     AT MATURITY (2)   (MOS.) (2)     RATIO       RATE
------------------------------   ---------   ---------------   ----------   ---------   ---------

 65.00 - 69.99                     70.2%          60.1%            120        1.34x       6.325%
 70.00 - 74.99                     76.1%          64.5%            114        1.30x       5.780%
 75.00 - 79.99                     77.5%          68.9%            113        1.29x       6.130%
 80.00 - 84.99                     78.9%          76.2%            118        1.33x       5.811%
 85.00 - 89.99                     69.3%          64.4%            103        1.45x       6.172%
 90.00 - 94.99                     75.6%          71.5%            117        1.27x       6.177%
 95.00 - 99.99                     70.2%          62.3%            118        1.32x       5.864%
100.00 - 100.00                    71.5%          68.3%            111        1.35x       6.187%

                                   72.0%          67.2%            113        1.35X       6.076%

----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 60 hospitality properties representing 13.1% of the Cut-Off Date
     Group 1 Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-35

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % OF
                                                AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM
                                  NUMBER OF      CUT-OFF      DATE       CUT-OFF       CUT-OFF
RANGE OF OCCUPANCY                MORTGAGED        DATE      GROUP 2      DATE          DATE
    RATES (%)                    PROPERTIES      BALANCE     BALANCE     BALANCE       BALANCE
------------------------------   ----------   ------------   -------   -----------   -----------

60.00 - 64.99                         1       $  4,613,065      0.7%   $ 4,613,065   $ 4,613,065
80.00 - 84.99                         1         13,590,814      2.1    $13,590,814   $13,590,814
85.00 - 89.99                         1         21,000,000      3.3    $21,000,000   $21,000,000
90.00 - 94.99                        17        360,994,273     56.1    $21,234,957   $63,000,000
95.00 - 99.99                        15        226,142,948     35.1    $15,076,197   $29,500,000
100.00 - 100.00                       3         17,090,501      2.7    $ 5,696,834   $ 7,500,000
                                    ---       ------------    -----
                                     38       $643,431,601    100.0%   $16,932,411   $63,000,000
                                    ===       ============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF     WTD. AVG.
RANGE OF OCCUPANCY                DATE LTV     LTV RATIO     MATURITY     DATE DSC     MORTGAGE
    RATES (%)                      RATIO     AT MATURITY *   (MOS.) *      RATIO         RATE
------------------------------   ---------   -------------   ---------   ----------   ---------

60.00 - 64.99                      78.2%         66.4%          112         1.22x       5.790%
80.00 - 84.99                      77.2%         66.9%          119         1.20x       6.740%
85.00 - 89.99                      78.2%         70.7%          116         1.14x       6.010%
90.00 - 94.99                      73.3%         71.4%           98         1.26x       6.170%
95.00 - 99.99                      74.7%         72.4%          107         1.21x       6.203%
100.00 - 100.00                    57.5%         53.2%           67         1.41x       6.178%

                                   73.6%         71.1%          101         1.24X       6.186%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      B-36

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

      PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION (1) (2) (3) (4)

    PREPAYMENT RESTRICTION         AUG-06       AUG-07       AUG-08       AUG-09       AUG-10       AUG-11
------------------------------   ---------    ---------    ---------    ---------    ---------    ---------

Locked Out                           92.88%       91.03%        9.53%        4.96%        0.00%        0.00%
Defeasance                            0.00%        0.00%       71.24%       72.89%       77.30%       85.88%
Yield Maintenance                     7.12%        8.97%       19.23%       16.25%       16.78%       13.35%
Prepayment Premium                    0.00%        0.00%        0.00%        0.00%        0.00%        0.77%
Open                                  0.00%        0.00%        0.00%        5.89%        5.91%        0.00%
                                 ---------    ---------    ---------    ---------    ---------    ---------
Total                               100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
                                 ---------    ---------    ---------    ---------    ---------    ---------
Mortgage Pool Balance
   Outstanding (in millions)     $3,079.91    $3,073.64    $3,066.14    $3,055.57    $3,041.92    $2,574.36
                                 ---------    ---------    ---------    ---------    ---------    ---------
% of Initial Pool Balance           100.00%       99.80%       99.55%       99.21%       98.77%       83.59%

    PREPAYMENT RESTRICTION         AUG-12       AUG-13       AUG-14       AUG-15      AUG-16
------------------------------   ---------    ---------    ---------    ---------    -------

Locked Out                            0.00%        0.00%        0.00%        0.00%      0.00%
Defeasance                           85.39%       79.87%       79.24%       79.18%    100.00%
Yield Maintenance                    13.41%       13.55%       13.63%       13.73%      0.00%
Prepayment Premium                    0.77%        0.76%        1.32%        1.31%      0.00%
Open                                  0.43%        5.83%        5.81%        5.79%      0.00%
                                 ---------    ---------    ---------    ---------    -------
Total                               100.00%      100.00%      100.00%      100.00%    100.00%
                                 ---------    ---------    ---------    ---------    -------
Mortgage Pool Balance
   Outstanding (in millions)     $2,551.39    $2,514.96    $2,487.24    $2,457.75    $ 12.45
                                 ---------    ---------    ---------    ---------    -------
% of Initial Pool Balance            82.84%       81.66%       80.76%       79.80%      0.40%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after August
     2016, the outstanding loan balances represent less than 0.40% of the
     Cut-Off Date Pool Balance.

(3)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-37

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

      PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2) (3) (4)

    PREPAYMENT RESTRICTION         AUG-06      AUG-07      AUG-08     AUG-09       AUG-10     AUG-11
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------

Locked Out                           99.63%      97.31%       8.43%       2.73%       0.00%       0.00%
Defeasance                            0.00%       0.00%      76.71%      79.77%      81.82%      86.75%
Yield Maintenance                     0.37%       2.69%      14.87%      17.15%      17.82%      12.31%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%       0.00%       0.94%
Open                                  0.00%       0.00%       0.00%       0.36%       0.36%       0.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Total                               100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------
Group 1 Balance
   Outstanding (in millions)     $2,436.48   $2,430.76   $2,423.85   $2,413.99   $2,401.31   $2,122.64
                                 ---------   ---------   ---------   ---------   ---------   ---------
% of Initial Group 1 Balance        100.00%      99.77%      99.48%      99.08%      98.56%      87.12%

    PREPAYMENT RESTRICTION         AUG-12     AUG-13       AUG-14      AUG-15     AUG-16
------------------------------   ---------   ---------   ---------   ---------   -------

Locked Out                            0.00%       0.00%       0.00%       0.00%     0.00%
Defeasance                           86.15%      79.46%      78.70%      78.64%   100.00%
Yield Maintenance                    12.39%      12.54%      12.63%      12.72%     0.00%
Prepayment Premium                    0.93%       0.92%       1.61%       1.59%     0.00%
Open                                  0.53%       7.08%       7.06%       7.04%     0.00%
                                 ---------   ---------   ---------   ---------   -------
Total                               100.00%     100.00%     100.00%     100.00%   100.00%
                                 ---------   ---------   ---------   ---------   -------
Group 1 Balance
   Outstanding (in millions)     $2,101.67   $2,068.38   $2,044.86   $2,019.84   $ 12.45
                                 ---------   ---------   ---------   ---------   -------
% of Initial Group 1 Balance         86.26%      84.89%      83.93%      82.90%     0.51%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after August
     2016, the outstanding loan balances represent less than 0.51% of the
     Cut-Off Date Group 1 Balance.

(3)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-38

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C27

ANNEX B

          PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION (1) (2)

   PREPAYMENT RESTRICTION         AUG-06    AUG-07    AUG-08    AUG-09    AUG-10    AUG-11
------------------------------   -------   -------   -------   -------   -------   -------

Locked Out                         67.32%    67.30%    13.67%    13.37%     0.00%     0.00%
Defeasance                          0.00%     0.00%    50.62%    47.04%    60.35%    81.78%
Yield Maintenance                  32.68%    32.70%    35.71%    12.90%    12.91%    18.22%
Prepayment Premium                  0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Open                                0.00%     0.00%     0.00%    26.70%    26.74%     0.00%
                                 -------   -------   -------   -------   -------   -------
Total                             100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                 -------   -------   -------   -------   -------   -------
Group 2 Balance
   Outstanding (in millions)     $643.43   $642.88   $642.29   $641.58   $640.61   $451.72
                                 -------   -------   -------   -------   -------   -------
% of Initial Group 2
   Balance                        100.00%    99.91%    99.82%    99.71%    99.56%    70.20%

   PREPAYMENT RESTRICTION         AUG-12    AUG-13    AUG-14    AUG-15   AUG-16
------------------------------   -------   -------   -------   -------   ------

Locked Out                          0.00%     0.00%     0.00%     0.00%   0.00%
Defeasance                         81.79%    81.77%    81.71%    81.64%   0.00%
Yield Maintenance                  18.21%    18.23%    18.29%    18.36%   0.00%
Prepayment Premium                  0.00%     0.00%     0.00%     0.00%   0.00%
Open                                0.00%     0.00%     0.00%     0.00%   0.00%
                                 -------   -------   -------   -------   -----
Total                             100.00%   100.00%   100.00%   100.00%   0.00%
                                 -------   -------   -------   -------   -----
Group 2 Balance
   Outstanding (in millions)     $449.71   $446.58   $442.38   $437.91   $0.00
                                 -------   -------   -------   -------   -----
% of Initial Group 2
   Balance                         69.89%    69.41%    68.75%    68.06%   0.00%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-39

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                          DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation Detail                                                  6
Ratings Detail                                                              8
Current Mortgage Loan and Property Stratification Tables                 8 - 16
Mortgage Loan Detail                                                       17
NOI Detail                                                                 18
Principal Prepayment Detail                                                19
Historical Detail                                                          20
Delinquency Loan Detail                                                    21
Specially Serviced Loan Detail                                           22 - 23
Advance Summary                                                            24
Modified Loan Detail                                                       25
Historical Liquidated Loan Detail                                          26
Historical Bond / Collateral Realized Loss Reconciliation                  27
Interest Shortfall Reconciliation Detail                                 28 - 29
Defeased Loan Detail                                                       30
Supplemental Reporting                                                     31

          DEPOSITOR                      MASTER SERVICER                   SPECIAL SERVICER

Wachovia Commercial Mortgage   Wachovia Bank, National Association   LNR Partners, Inc.
Securities, Inc.               8739 Research Drive                   1601 Washington Avenue
301 South College Street       URP 4, NC1075                         Suite 800
Charlotte, NC 28288-1016       Charlotte, NC 28262                   Miami Beach, FL 33139

Contact: Tim Steward           Contact: Timothy S. Ryan              Contact: Vickie Taylor
Phone Number: (704) 593-7822   Phone Number: (704) 593-7878          Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                         CERTIFICATE DISTRIBUTION DETAIL

                 Pass-Through   Original   Beginning     Principal      Interest
 Class   CUSIP       Rate        Balance    Balance    Distribution   Distribution
----------------------------------------------------------------------------------

 A-1                 0.000000%      0.00        0.00           0.00           0.00
 A-2                 0.000000%      0.00        0.00           0.00           0.00
 A-PB                0.000000%      0.00        0.00           0.00           0.00
 A-3                 0.000000%      0.00        0.00           0.00           0.00
 A-1A                0.000000%      0.00        0.00           0.00           0.00
 A-M                 0.000000%      0.00        0.00           0.00           0.00
 A-J                 0.000000%      0.00        0.00           0.00           0.00
  B                  0.000000%      0.00        0.00           0.00           0.00
  C                  0.000000%      0.00        0.00           0.00           0.00
  D                  0.000000%      0.00        0.00           0.00           0.00
  E                  0.000000%      0.00        0.00           0.00           0.00
  F                  0.000000%      0.00        0.00           0.00           0.00
  G                  0.000000%      0.00        0.00           0.00           0.00
  H                  0.000000%      0.00        0.00           0.00           0.00
  J                  0.000000%      0.00        0.00           0.00           0.00
  K                  0.000000%      0.00        0.00           0.00           0.00
  L                  0.000000%      0.00        0.00           0.00           0.00
  M                  0.000000%      0.00        0.00           0.00           0.00
  N                  0.000000%      0.00        0.00           0.00           0.00
  O                  0.000000%      0.00        0.00           0.00           0.00
  P                  0.000000%      0.00        0.00           0.00           0.00
  Q                  0.000000%      0.00        0.00           0.00           0.00
 R-I                 0.000000%      0.00        0.00           0.00           0.00
 R-II                0.000000%      0.00        0.00           0.00           0.00
  Z                  0.000000%      0.00        0.00           0.00           0.00
----------------------------------------------------------------------------------
Totals                              0.00        0.00           0.00           0.00
==================================================================================

                       Realized Loss/                                Current
         Prepayment   Additional Trust       Total       Ending   Subordination
 Class     Premium      Fund Expenses    Distribution   Balance     Level (1)
-------------------------------------------------------------------------------

 A-1           0.00               0.00           0.00      0.00            0.00
 A-2           0.00               0.00           0.00      0.00            0.00
 A-PB          0.00               0.00           0.00      0.00            0.00
 A-3           0.00               0.00           0.00      0.00            0.00
 A-1A          0.00               0.00           0.00      0.00            0.00
 A-M           0.00               0.00           0.00      0.00            0.00
 A-J           0.00               0.00           0.00      0.00            0.00
  B            0.00               0.00           0.00      0.00            0.00
  C            0.00               0.00           0.00      0.00            0.00
  D            0.00               0.00           0.00      0.00            0.00
  E            0.00               0.00           0.00      0.00            0.00
  F            0.00               0.00           0.00      0.00            0.00
  G            0.00               0.00           0.00      0.00            0.00
  H            0.00               0.00           0.00      0.00            0.00
  J            0.00               0.00           0.00      0.00            0.00
  K            0.00               0.00           0.00      0.00            0.00
  L            0.00               0.00           0.00      0.00            0.00
  M            0.00               0.00           0.00      0.00            0.00
  N            0.00               0.00           0.00      0.00            0.00
  O            0.00               0.00           0.00      0.00            0.00
  P            0.00               0.00           0.00      0.00            0.00
  Q            0.00               0.00           0.00      0.00            0.00
 R-I           0.00               0.00           0.00      0.00            0.00
 R-II          0.00               0.00           0.00      0.00            0.00
  Z            0.00               0.00           0.00      0.00            0.00
-------------------------------------------------------------------------------
Totals         0.00               0.00           0.00      0.00            0.00
===============================================================================

                                Original   Beginning                                               Ending
                 Pass-Through   Notional    Notional     Interest     Prepayment       Total      Notional
 Class   CUSIP       Rate        Amount      Amount    Distribution     Premium    Distribution    Amount
----------------------------------------------------------------------------------------------------------

X-P                  0.000000       0.00        0.00           0.00         0.00           0.00       0.00
X-C                  0.000000       0.00        0.00           0.00         0.00           0.00       0.00

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                            CERTIFICATE FACTOR DETAIL

                                                                          Realized Loss/
                  Beginning     Principal      Interest     Prepayment   Additional Trust      Ending
 Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses      Balance
------------------------------------------------------------------------------------------------------

A-1              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-2              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-PB             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-3              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-1A             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-M              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-J              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
B                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
C                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
D                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
E                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
F                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
G                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
H                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
J                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
K                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
L                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
M                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
N                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
O                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
P                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
Q                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-I              0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-II             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
Z                0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                  Beginning                                 Ending
                  Notional      Interest     Prepayment    Notional
 Class   CUSIP     Amount     Distribution     Premium      Amount
--------------------------------------------------------------------
X-P              0.00000000    0.00000000    0.00000000   0.00000000
X-C              0.00000000    0.00000000    0.00000000   0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

             Stated     Unpaid                                                    Stated     Unpaid
            Beginning  Beginning                                                  Ending     Ending
            Principal  Principal  Scheduled  Unscheduled   Principal   Realized  Principal  Principal   Current Principal
Loan Group   Balance    Balance   Principal   Principal   Adjustments    Loss     Balance    Balance   Distribution Amount
--------------------------------------------------------------------------------------------------------------------------

1                0.00       0.00       0.00         0.00         0.00      0.00       0.00       0.00                 0.00
2                0.00       0.00       0.00         0.00         0.00      0.00       0.00       0.00                 0.00
--------------------------------------------------------------------------------------------------------------------------
Total            0.00       0.00       0.00         0.00         0.00      0.00       0.00       0.00                 0.00
==========================================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                            Net                                                                          Remaining
                                         Aggregate                 Distributable                                          Unpaid
                            Accrued     Prepayment  Distributable   Certificate              Additional                Distributable
        Accrual  Accrual  Certificate    Interest    Certificate      Interest     WAC CAP   Trust Fund    Interest    Certificate
Class    Dates    Days     Interest      Shortfall    Interest       Adjustment   Shortfall   Expenses   Distribution    Interest
------------------------------------------------------------------------------------------------------------------------------------

A-1           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-2           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-PB          0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-3           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-1A          0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-M           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
A-J           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
X-P           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
X-C           0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
B             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
C             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
D             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
E             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
F             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
G             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
H             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
J             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
K             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
L             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
M             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
N             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
O             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
P             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
Q             0        0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                 0         0.00         0.00           0.00           0.00       0.00        0.00          0.00           0.00
====================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                0.00
Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees                  0.00
   Less Delinquent Master Servicing Fees                         0.00
   Less Reductions to Master Servicing Fees                      0.00
   Plus Master Servicing Fees for Delinquent Payments Received   0.00
   Plus Adjustments for Prior Master Servicing Calculation       0.00
   Total Master Servicing Fees Collected                         0.00

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER        App. Red.
Number   Effected      Amount         Date
---------------------------------------------

---------------------------------------------
Total
=============================================

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability
         Determinations                                              0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED

   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                                 RATINGS DETAIL

                    Original Ratings        Current Ratings (1)
                -------------------------------------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
A-1
A-2
A-PB
A-3
A-1A
A-M
A-J
X-P
X-C
B
C
D
E
F
G
H
J
K
L
M
N
O
P
Q

     NR   - Designates that the class was not rated by the above agency at the time of original issuance.

     X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

     N/A  - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

     Moody's Investors Service                 Standard & Poor's Rating Services
     99 Church Street                          55 Water Street
     New York, New York 10007                  New York, New York 10041
     (212) 553-0300                            (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % of
Scheduled   # of    Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                                 % of
             # of    Scheduled   Agg.   WAM           Weighted
  State     Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION
                              TABLES AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service    # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                             % of
Note     # of    Scheduled   Agg.   WAM           Weighted
Rate     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

                                PROPERTY TYPE (3)

                                     % of
                # of     Scheduled   Agg.   WAM           Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % of
            # of    Scheduled   Agg.   WAM           Weighted
Seasoning   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining   # of    Scheduled   Agg.   WAM           Weighted
       Term (2)         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization   # of    Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % of
Remaining Stated   # of    Scheduled   Agg.   WAM           Weighted
       Term        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                  % of
Age of Most   # of    Scheduled   Agg.   WAM          Weighted
Recent NOI    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                   % of
 Scheduled     # of    Scheduled   Agg.   WAM           Weighted
  Balance      loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------

------------------------------------------------------------------
Totals
==================================================================

                                    STATE (3)

                                    % of
               # of     Scheduled   Agg.   WAM           Weighted
   State       Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------

-------------------------------------------------------------------
Totals
===================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                      % of
 Debt Service     # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                    NOTE RATE

                                      % of
Note              # of    Scheduled   Agg.   WAM          Weighted
Rate              loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

                                PROPERTY TYPE (3)

                                       % of
                   # of    Scheduled   Agg.   WAM           Weighted
Property Type     Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                                    SEASONING

                                      % of
                  # of    Scheduled   Agg.   WAM           Weighted
  Seasoning       loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                             % of
Anticipated Remaining    # of    Scheduled   Agg.   WAM           Weighted
      Term (2)           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization   # of    Scheduled   Agg.   WAM           Weighted
        Term             loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
  Remaining Stated        # of   Scheduled   Agg.   WAM           Weighted
        Term             loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

                             AGE OF MOST RECENT NOI

                                             % of
Age of Most               # of   Scheduled   Agg.   WAM           Weighted
Recent NOI               loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
============================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent
DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                               SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                   STATE (3)

                                % of
             # of   Scheduled   Agg.   WAM           Weighted
  State     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                          DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                             % of
Note      # of   Scheduled   Agg.   WAM           Weighted
Rate     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
============================================================

                                PROPERTY TYPE (3)

                                     % of
                 # of    Scheduled   Agg.   WAM           Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                % of
             # of   Scheduled   Agg.   WAM           Weighted
Seasoning   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                         % of
   Anticipated        # of   Scheduled   Agg.   WAM           Weighted
Remaining Term (2)   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------

------------------------------------------------------------------------
Totals
========================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

   Remaining                          % of
    Stated         # of   Scheduled   Agg.   WAM           Weighted
     Term         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                        % of
     Remaining       # of   Scheduled   Agg.   WAM           Weighted
 Amortization Term  loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------------

-----------------------------------------------------------------------
Totals
=======================================================================

                             AGE OF MOST RECENT NOI

                                  % of
Age of Most    # of   Scheduled   Agg.   WAM           Weighted
 Recent NOI   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
=================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                              MORTGAGE LOAN DETAIL

                                                                           Anticipated
 Loan           Property                  Interest    Principal    Gross    Repayment    Maturity
Number   ODCR   Type (1)   City   State   Payment      Payment    Coupon       Date       Date
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Totals
=================================================================================================

          Neg.   Beginning     Ending    Paid   Appraisal   Appraisal    Res.    Mod.
Loan     Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number   (Y/N)    Balance     Balance    Date      Date       Amount      (2)     (3)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Totals
=====================================================================================

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                                   NOI DETAIL

                                                                                            Most
                                            Ending       Most       Most    Most Recent   Recent
 Loan           Property                  Scheduled     Recent     Recent    NOI Start    NOI End
Number   ODCR     Type     City   State    Balance    Fiscal NOI     NOI        Date        Date
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Total
=================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                           PRINCIPAL PREPAYMENT DETAIL

                                                   Principal Prepayment Amount                   Prepayment Penalties
                           Offering Document   ----------------------------------   ----------------------------------------------
Loan Number   Loan Group    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals
==================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                                HISTORICAL DETAIL

                                        Delinquencies
--------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More  Foreclosure     REO     Modifications
    Date       # Balance   # Balance     # Balance      # Balance   # Balance    # Balance
--------------------------------------------------------------------------------------------

                   Prepayments           Rate and Maturities
-------------------------------------  -----------------------
Distribution  Curtailments   Payoff    Next Weighted Avg.  WAM
    Date        # Balance   # Balance     Coupon  Remit
-------------------------------------  -----------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                             DELINQUENCY LOAN DETAIL

                 Offering       # of                  Current  Outstanding  Status of
                 Document      Months  Paid Through    P & I      P & I      Mortgage
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **   Loan (1)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Totals
=====================================================================================

             Resolution  Servicing                 Actual   Outstanding
              Strategy    Transfer  Foreclosure  Principal   Servicing   Bankruptcy   REO
Loan Number   Code (2)      Date        Date      Balance     Advances      Date     Date
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Totals
=========================================================================================

                          (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent Current
0 - One Month Delinquent
1 -
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Loan) Foreclosure
7 - REO
9 -

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                         Offering      Servicing  Resolution
Distribution   Loan      Document       Transfer   Strategy   Scheduled  Property
    Date      Number  Cross-Reference     Date     Code (1)    Balance   Type (2)  State
----------------------------------------------------------------------------------------

                                    Net                                   Remaining
Distribution  Interest   Actual  Operating   NOI        Note  Maturity  Amortization
    Date        Rate    Balance    Income   Date  DSCR  Date    Date        Term
------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                                Offering       Resolution      Site                                             Other REO
                     Loan    Document Cross-    Strategy    Inspection                  Appraisal   Appraisal    Property
Distribution Date   Number      Reference       Code (1)       Date      Phase 1 Date      Date       Value       Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure Full Payoff
11 - Reps and Warranties
12 - Other or TBD
13

Copyright, Wells Fargo Bank, N.A.                                  Page 23 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                              MODIFIED LOAN DETAIL

                                      Pre-           Post-
              Document Offering   Modification   Modification   Pre-Modification   Post-Modification   Modification    Modification
Loan Number    Cross-Reference       Balance        Balance       Interest Rate      Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                                 ADVANCE SUMMARY

                                                                                                Current Period Interest on P&I and
Loan Group   Current P&I Advances   Outstanding P&I Advances   Outstanding Servicing Advances         Servicing Advances Paid
----------------------------------------------------------------------------------------------------------------------------------

1                            0.00                       0.00                             0.00                                 0.00
2                            0.00                       0.00                             0.00                                 0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals                       0.00                       0.00                             0.00                                 0.00
==================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 25 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                        HISTORICAL LIQUIDATED LOAN DETAIL

                                         Most     Gross                   Net               Date of                         Loss to
                              Fees,     Recent    Sales       Net       Proceeds            Current    Current                Loan
                  Beginning Advances,  Appraised Proceeds  Proceeds    Available   Realized  Period    Period   Cumulative with Cum
Distribution      Scheduled    and       Value   or Other Received on     for       Loss to   Adj.   Adjustment Adjustment    Adj.
    Date     ODCR  Balance  Expenses *   or BPO  Proceeds Liquidation Distribution   Trust  to Trust to Trust    to Trust   to Trust
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 26 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                                                Prior     Amounts
             Offering   Beginning  Aggregate   Realized   Covered
             Document    Balance    Realized     Loss       by      Interest
Distribution  Cross-        at       Loss     Applied to   Credit (Shortages)/
   Date      Reference Liquidation on Loans  Certificates Support   Excesses
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Totals
==============================================================================

                                         Realized
             Modification                  Loss
              /Appraisal   Additional   Applied to   Recoveries of     (Recoveries)/
Distribution   Reduction  (Recoveries) Certificates Realized Losses  Losses Applied to
   Date          Adj.       /Expenses     to Date    Paid as Cash   Certificate Interest
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Totals
========================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 27 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

                                                                                                       Modified
                  Stated     Current                                                Non-               Interest
    Offering     Principal    Ending      Special Servicing Fees                Recoverable Interest     Rate    Additional
    Document     Balance at  Scheduled ----------------------------      (PPIS)  (Scheduled    on    (Reduction) Trust Fund
Cross-Reference Contribution  Balance  Monthly Liquidation Work Out ASER Excess   Interest) Advances   /Excess     Expense
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Totals
===========================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 28 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                   Reimb of Advances to the Servicer
    Offering     Stated Principal  Current Ending  ---------------------------------
    Document        Balance at        Scheduled                    Left to Reimburse  Other (Shortfalls)/
Cross-Reference    Contribution        Balance      Current Month   Master Servicer         Refunds        Comments
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Totals
===================================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                           0.00
-------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                           0.00
-------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                                     0.00
===================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 29 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                              DEFEASED LOAN DETAIL

             Offering Document  Ending Scheduled
Loan Number   Cross-Reference        Balance      Maturity Date  Note Rate  Defeasance Status
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Totals
=============================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 30 of 31

                                                                          -----------------------------------------
                                                                          For Additional Information please contact
[WELLS FARGO LOGO]                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.       WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                    (301) 815-6600
CORPORATE TRUST SERVICES   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES  Reports Available  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                   SERIES 2006-C27                 -----------------------------------------
COLUMBIA, MD 21045-1951                                                        PAYMENT DATE:        09/15/2006
                                                                               RECORD DATE:         08/31/2006
                                                                               DETERMINATION DATE:  09/11/2006

                             SUPPLEMENTAL REPORTING

Copyright, Wells Fargo Bank, N.A.                                  Page 31 of 31

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                               ONE FINANCIAL PLACE
--------------------------------------------------------------------------------

                    [PICTURES OF ONE FINANCIAL PLACE OMITTED]

                                      D-1

--------------------------------------------------------------------------------
                               ONE FINANCIAL PLACE
--------------------------------------------------------------------------------

                      [MAP OF ONE FINANCIAL PLACE OMITTED]

                                      D-2

--------------------------------------------------------------------------------
                               ONE FINANCIAL PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $163,600,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     5.3%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                              Beacon Capital Strategic Partners IV, L.P.
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                          5.913617%
MATURITY DATE                                                   August 11, 2011
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           60 / IO
LOCKBOX                                                                     Yes
UP-FRONT RESERVES
   REPLACEMENT                            $4,000,000
   TI/LC                                  $7,000,000
   FREE RENT(1)                           $2,878,715
   OUTSTANDING TI/LC OBLIGATIONS(2)       $1,627,794
ONGOING ANNUAL RESERVES
   TAX/INSURANCE(3)                       Springing
   REPLACEMENT(4)                         Springing
ADDITIONAL FINANCING(5)                   B-Note                   $ 25,000,000

                                                         WHOLE MORTGAGE
                                           TRUST ASSET         LOAN
                                          ------------   --------------
CUT-OFF DATE BALANCE                      $163,600,000    $188,600,000
CUT-OFF DATE BALANCE/SF                   $        160    $        185
CUT-OFF DATE LTV                                  62.9%           72.5%
MATURITY DATE LTV                                 62.9%           72.5%
UW DSCR ON NCF                                    1.82x           1.52x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                            Chicago, IL
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                             1,019,325
OCCUPANCY AS OF MAY 31, 2006                                               88.3%
YEAR BUILT / YEAR RENOVATED                                           1984 / NA
APPRAISED VALUE                                                    $260,000,000
PROPERTY MANAGEMENT                           OFP Illinois Property Manager LLC
UW ECONOMIC OCCUPANCY                                                      86.9%
UW REVENUES                                                        $ 33,409,483
UW TOTAL EXPENSES                                                  $ 14,811,709
UW NET OPERATING INCOME (NOI)                                      $ 18,597,774
UW NET CASH FLOW (NCF)                                             $ 17,576,432
--------------------------------------------------------------------------------

(1)  Escrowed for tenants with free rent periods.

(2)  Escrowed for existing landlord TI/LC obligations.

(3)  Monthly deposits to the tax and insurance reserves will be required upon an event of default described in the related Mortgage Loan documents.

(4)  Monthly deposits to the replacement reserves will be required upon an event of default described in the related Mortgage Loan documents.

(5)  Future mezzanine debt is permitted, subject to a maximum combined LTV ratio of 80.0% and a minimum combined DSC ratio of 1.20x, as described in the related Mortgage Loan documents.

                                      D-3

--------------------------------------------------------------------------------
                               ONE FINANCIAL PLACE
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                                                        % OF
                                                                                                        TOTAL
                                                             NET     % OF NET                          ANNUAL
                                           RATINGS(1)      RENTABLE  RENTABLE  BASE RENT  ANNUAL BASE   BASE
TENANT                                 MOODY'S/S&P/FITCH  AREA (SF)    AREA       PSF         RENT      RENT    LEASE EXPIRATION
-------------------------------------  -----------------  ---------  --------  ---------  -----------  ------  ------------------

MAJOR TENANTS
   Goldman Sachs Execution &
      Clearing, L.P. ................      Aa3/A+/AA-       164,674    16.2%     $22.83   $ 3,759,928   20.7%      April 2011
   Chicago Stock Exchange Service ...       NR/NR/NR        152,050    14.9      $23.46     3,566,676   19.7   Multiple Spaces(2)
   Merrill Lynch ....................      Aa3/A+/AA-       125,267    12.3      $18.00     2,254,806   12.4   Multiple Spaces(3)
   Man Financial ....................      Baa1/NR/A-        59,262     5.8      $16.29       965,451    5.3   Multiple Spaces(4)
   Morgan Stanley & Co. .............      Aa3/A+/AA-        57,575     5.6      $25.18     1,449,739    8.0      December 2007
                                                          ---------   -----               -----------  -----
   TOTAL MAJOR TENANTS ..............                       558,828    54.8%     $21.47   $11,996,600   66.1%
NON-MAJOR TENANTS ...................                       341,296    33.5      $18.03     6,152,547   33.9
                                                          ---------   -----               -----------  -----
OCCUPIED TOTAL ......................                       900,124    88.3%     $20.16   $18,149,146  100.0%
VACANT SPACE ........................                       119,201    11.7               ===========  =====
                                                          ---------   -----
TOTAL ...............................                     1,019,325   100.0%
                                                          =========   =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  While the majority of the square footage expires in June 2015, approximately 502 square feet expire in April 2015.

(3)  Under the terms of multiple leases, approximately 5,436 square feet expire in July 2007, approximately 26,153 square feet expire in August 2007 and approximately 93,678 square feet expire in January 2014.

(4)  Under the terms of multiple leases, approximately 9,378 square feet expire on a month-to-month basis and approximately 49,884 square feet expire in
     December 2016.

                            LEASE EXPIRATION SCHEDULE

            # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT  CUMULATIVE % OF BASE
    YEAR      EXPIRING       EXPIRING     EXPIRING    EXPIRING*         ROLLING*          ROLLING*        RENT ROLLING*
----------  -----------  ---------------  --------  -------------  ------------------  --------------  --------------------

    2006          9           $16.68        25,637       2.5%              2.5%              2.4%               2.4%
    2007         12           $20.92       167,716      16.5%             19.0%             19.3%              21.7%
    2008          1           $26.00         9,309       0.9%             19.9%              1.3%              23.0%
    2009         15           $12.25       108,973      10.7%             30.6%              7.4%              30.4%
    2010          6           $19.74        39,922       3.9%             34.5%              4.3%              34.7%
    2011          7           $22.79       175,704      17.2%             51.7%             22.1%              56.8%
    2012          1           $39.60           989       0.1%             51.8%              0.2%              57.0%
    2013          1           $31.69         3,811       0.4%             52.2%              0.7%              57.7%
    2014          3           $19.07       135,075      13.3%             65.4%             14.2%              71.9%
    2015         12           $23.01       170,718      16.7%             82.2%             21.6%              93.5%
    2016          5           $18.95        62,270       6.1%             88.3%              6.5%             100.0%
Thereafter        2           $ 0.00             0       0.0%             88.3%              0.0%             100.0%
   Vacant         0               NA       119,201      11.7%            100.0%              0.0%             100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-4

--------------------------------------------------------------------------------
                               ONE FINANCIAL PLACE
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "One Financial Place Loan") is secured by a first deed of trust encumbering an office building located in Chicago,
     Illinois. The One Financial Place Loan represents approximately 5.3% of the
     Cut-Off Date Pool Balance. The One Financial Place Loan was originated on
     July 13, 2006 and has a principal balance as of the Cut-Off Date of
     $163,600,000. The One Financial Place Loan is a portion of a whole loan with an original principal balance of $188,600,000. The other loan related to the One Financial Place Loan is evidenced by a separate subordinate note, dated July 13, 2006 (the "One Financial Place Subordinate Companion
     Loan"), with an original principal balance of $25,000,000. The One
     Financial Place Subordinate Companion Loan will not be an asset of the
     Trust Fund. The One Financial Place Loan and the One Financial Place
     Subordinate Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF
     THE MORTGAGE POOL -- Co-Lender Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The One Financial Place Loan provides for interest-only payments for the entire loan term.

     The One Financial Place Loan has a remaining term of 60 months and matures on August 11, 2011. The One Financial Place Loan may be prepaid with the payment of a yield maintenance premium on or after September 11, 2008, and may be prepaid without payment of a yield maintenance premium on or after
     February 11, 2011.

o    THE BORROWER. The borrower is One Financial Place Property LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Financial Place Loan.
     The sponsor of the borrower is Beacon Capital Strategic Partners IV, L.P., an affiliate of Beacon Capital Partners, LLC ("Beacon"). Beacon is a
     Boston-based real estate investment firm experienced in acquisitions, dispositions, asset management, development and financing of office properties throughout the United States and western Europe. Since its inception in 1998, Beacon has raised $4.5 billion of capital.

o    THE PROPERTY. The Mortgaged Property is an approximately 1,019,325 square foot office building situated on approximately 2.5 acres. The Mortgaged
     Property was constructed in 1984. The Mortgaged Property is located in
     Chicago, Illinois. As of May 31, 2006, the occupancy rate for the Mortgaged
     Property securing the One Financial Place Loan was approximately 88.3%.

     The largest tenant is Goldman Sachs Execution & Clearing, L.P. ("GSEC"), previously First Options of Chicago, Inc., occupying approximately 164,674 square feet, or approximately 16.2% of the net rentable area. A wholly-owned subsidiary of Goldman, Sachs & Co.'s ("GS&Co") Trading and
     Principal Investments business line, GSEC facilitates electronic transactions and provides clearing and prime brokerage services to the institutional and broker-dealer community. As of July 25, 2006, GS&Co was rated "A+" (S&P), "Aa3" (Moody's) and "AA-" (Fitch). The GSEC lease expires in April 2011. The second largest tenant is the Chicago Stock Exchange
     Service ("CHX"), occupying approximately 152,050 square feet, or approximately 14.9% of the net rentable area. Founded in 1882, CHX is a self-regulatory organization under the oversight of the SEC, which provides an auction market for the purchase and sale of equity securities. CHX consists of approximately 200 member organizations and has more than 200 employees. CHX trades more than 3,500 NYSE, Amex, NASDAQ and CHX-exclusive issues. The CHX lease expires in June 2015, with 502 square feet expiring in April 2015. The third largest tenant is Merrill Lynch, occupying approximately 125,267 square feet, or approximately 12.3% of the net rentable area. Merrill Lynch offers financial services for private, institutional and government clients, including mutual fund, insurance, annuity, trust and clearing services, in addition to traditional investment banking and brokerage. As of July 25, 2006, Merrill Lynch was rated "A+"
     (S&P), "Aa3" (Moody's) and "AA-" (Fitch). The Merrill Lynch lease expires in various years, with 5,436 square feet expiring in July 2007, 26,153 square feet expiring in August 2007 and 93,678 square feet expiring in
     January 2014.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. OFP Illinois Property Manager LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the One
     Financial Place Loan.

                                      D-5

--------------------------------------------------------------------------------

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                                      D-6

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL II
--------------------------------------------------------------------------------

                   [PICTURES OF PRIME OUTLETS POOL II OMITTED]

                                      D-7

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL II
--------------------------------------------------------------------------------

                     [MAP OF PRIME OUTLETS POOL II OMITTED]

                                      D-8

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $150,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                      David Lichstenstein
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                            5.7953%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          116 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                      Yes
   ENGINEERING(1)                              $1,303,125
   OUTSTANDING TI/LC(2)                        $  602,560

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                      Yes
   REPLACEMENT                                 $  242,040
   TI/LC                                       $1,896,735

ADDITIONAL FINANCING                      Pari Passu Debt   $150,000,000
                                                   B-Note   $ 17,000,000

                                                             WHOLE
                                           PARI PASSU      MORTGAGE
                                            NOTES(3)         LOAN
                                          ------------   ------------
CUT-OFF DATE BALANCE                      $300,000,000   $317,000,000
CUT-OFF DATE BALANCE/SF                   $        198   $        209
CUT-OFF DATE LTV                                  77.3%          81.7%
MATURITY DATE LTV                                 68.2%          72.3%
UW DSCR ON NCF                                    1.20x          1.12x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                        Birch Run, MI; Williamsburg, VA;
                                                                  Hagerstown, MD
PROPERTY TYPE                                                   Retail -- Outlet
SIZE (SF)                                                              1,517,440
OCCUPANCY AS OF JULY 17, 2006                                              92.1%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $388,000,000
PROPERTY MANAGEMENT                        Prime Retail Property Management, LLC
UW ECONOMIC OCCUPANCY                                                      91.0%
UW REVENUES                                                          $39,562,074
UW TOTAL EXPENSES                                                    $12,938,060
UW NET OPERATING INCOME (NOI)                                        $26,624,013
UW NET CASH FLOW (NCF)                                               $25,341,124

(1)  The up-front engineering reserve of $1,303,125 is 125.0% of the anticipated cost of repairs to the Williamsburg Mortgaged Property ($521,875) and the
     Birch Run Mortgaged Property ($781,250).

(2)  The up-front TI/LC reserve of $602,560 is identified for: Ann Taylor at the
     Birch Run Mortgaged Property - $455,000; GAP Kids at Hagerstown Mortgaged
     Property - $135,060 and Michael Kors at the Williamsburg Mortgaged Property
     - $12,500.

(3)  LTV ratios, DSC ratios and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of or debt service on, as applicable, the Prime
     Outlets Pool II Loan and the Prime Outlets Pool II Pari Passu Companion
     Loan.

                                      D-9

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL II
--------------------------------------------------------------------------------

                              PRIME OUTLETS POOL II

                                                                              ALLOCATED
                                                                               CUT-OFF
                                          ALLOCATED       YEAR        NET        DATE
                          PROPERTY      CUT-OFF DATE    BUILT /     RENTABLE   BALANCE
    PROPERTY NAME         LOCATION         BALANCE     RENOVATED   AREA (SF)    PER SF
--------------------  ----------------  ------------  -----------  ---------  ---------

Prime Outlets at
   Birch Run .......  Birch Run, MI     $106,725,900  1986 / 2005    682,312     $156
Prime Outlets at
   Williamsburg ....  Williamsburg, VA   103,599,615  1988 / 2005    349,787     $296
Prime Outlets at
   Hagerstown ......  Hagerstown, MD      89,674,485  1998 / 2004    485,341     $185
                                        ------------               ---------
                                        $300,000,000               1,517,440     $198
                                        ============               =========

                                             UNDERWRITTEN                APPRAISED
                                      UW          NET        APPRAISED     VALUE
    PROPERTY NAME     OCCUPANCY*  OCCUPANCY    CASH FLOW       VALUE       PER SF
--------------------  ----------  ---------  ------------  ------------  ---------

Prime Outlets at
   Birch Run .......     84.1%      85.0%     $ 9,065,473  $140,000,000     $205
Prime Outlets at
   Williamsburg ....     99.9%      95.0%       8,723,934   132,000,000     $377
Prime Outlets at
   Hagerstown ......     97.7%      95.0%       7,551,717   116,000,000     $239
                                              -----------  ------------
                         92.1%      91.0%     $25,341,124  $388,000,000     $256
                                              ===========  ============

*    Occupancy date as of July 17, 2006 for all Mortgaged Properties.

                                      D-10

--------------------------------------------------------------------------------
                             PRIME OUTLETS POOL II
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                                                                         % OF
                                                                                                                        TOTAL
                                                                                      % OF NET                          ANNUAL
                                     RATINGS(1)         NUMBER OF      NET RENTABLE   RENTABLE  BASE RENT     ANNUAL     BASE
TENANT                           MOODY'S/S&P/FITCH   POOL PROPERTIES     AREA (SF)      AREA       PSF      BASE RENT    RENT
-------------------------------  -----------------  -----------------  ------------  ---------  ---------  -----------  ------

TOP 10 TENANTS
   Wolf Furniture(2) ..........       NR/NR/NR              1               66,829        4.4%  $  0.00    $         0    0.0%
   Nike .......................       A2/A+/NR              3               39,777        2.6   $ 15.53        617,566    2.4
   Gap ........................    Baa3/BBB-/BBB-           3               35,139        2.3   $ 14.75        518,251    2.0
   L.L. Bean ..................       NR/NR/NR              2               33,064        2.2   $ 14.45        477,742    1.9
   Reebok .....................      Baa2/NR/NR             3               30,227        2.0   $ 17.01        514,086    2.0
   Pottery Barn ...............       NR/NR/NR              1               30,000        2.0   $  8.14        244,200    0.9
   Liz Claiborne ..............     Baa2/BBB/NR             3               29,016        1.9   $ 13.59        394,424    1.5
   Bass .......................       NR/NR/NR              3               28,576        1.9   $ 13.36        381,856    1.5
   Polo Ralph Lauren ..........     Baa2/BBB+/NR            3               27,583        1.8   $ 10.14        279,822    1.1
   Banana Republic ............    Baa3/BBB-/BBB-           3               24,702        1.6   $ 16.71        412,650    1.6
   TOTAL TOP 10 TENANTS .......                                          ---------      -----              -----------  ------
                                                                           344,913       22.7%  $ 11.13    $ 3,840,597   14.9%
NON-MAJOR TENANTS .............                                          1,052,029       69.3   $ 20.80     21,877,293   85.1
                                                                         ---------      -----              -----------  ------
OCCUPIED TOTAL ................                                          1,396,942       92.1%  $ 18.41    $25,717,890  100.0%
                                                                                                           ===========  ======
VACANT SPACE ..................                                            120,498        7.9
                                                                         ---------      -----
TOTAL .........................                                          1,517,440      100.0%
                                                                         =========      =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The tenant pays percentage rent only in lieu of base rent.

                            LEASE EXPIRATION SCHEDULE

                         WA BASE                                                               CUMULATIVE %
            # OF LEASES  RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT  OF BASE RENT
   YEAR       ROLLING    ROLLING   ROLLING     ROLLING*          ROLLING*          ROLLING*      ROLLING*
----------  -----------  -------  --------  -------------  ------------------  --------------  ------------

   2006          40       $17.86   170,813       11.3%             11.3%            11.9%           11.9%
   2007          42       $18.86   177,620       11.7%             23.0%            13.0%           24.9%
   2008          69       $17.44   297,414       19.6%             42.6%            20.2%           45.0%
   2009          41       $14.65   222,208       14.6%             57.2%            12.7%           57.7%
   2010          51       $19.70   197,327       13.0%             70.2%            15.1%           72.8%
   2011          18       $16.23   122,504        8.1%             78.3%             7.7%           80.5%
   2012          12       $22.76    56,108        3.7%             82.0%             5.0%           85.5%
   2013           5       $22.85    17,858        1.2%             83.2%             1.6%           87.1%
   2014          13       $26.79    39,977        2.6%             85.8%             4.2%           91.3%
   2015           9       $25.99    27,019        1.8%             87.6%             2.7%           94.0%
   2016          14       $21.12    62,283        4.1%             91.7%             5.1%           99.1%
Thereafter        3       $39.24     5,811        0.4%             92.1%             0.9%          100.0%
  Vacant          0           NA   120,498        7.9%            100.0%             0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-11

--------------------------------------------------------------------------------
                           PRIME OUTLETS AT BIRCH RUN
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                              % OF NET                         % OF TOTAL
                                 RATINGS(1)     NET RENTABLE  RENTABLE  BASE RENT    ANNUAL      ANNUAL          LEASE
TENANT                       MOODY'S/S&P/FITCH    AREA (SF)     AREA       PSF      BASE RENT   BASE RENT      EXPIRATION
---------------------------  -----------------  ------------  --------  ---------  ----------  ----------  -----------------

MAJOR TENANTS
   Pottery Barn ...........       NR/NR/NR          30,000        4.4%  $  8.14    $  244,200       2.6%      January 2011
   Vanity Fair ............       A3/A-/NR          23,975        3.5   $  6.71       160,872       1.7       December 2008
   Gap ....................    Baa3/BBB-/BBB-       17,160        2.5   $ 10.99       188,594       2.0    Multiple Spaces(2)
   Bass ...................       NR/NR/NR          12,500        1.8   $  7.58        94,778       1.0    Multiple Spaces(3)
   Nike ...................       A2/A+/NR          12,500        1.8   $ 17.00       212,500       2.2      September 2009
                                                   -------      -----              ----------     -----
 TOTAL MAJOR TENANTS ......                         96,135       14.1%  $  9.37    $  900,944       9.5%
NON-MAJOR TENANTS .........                        477,373       70.0   $ 17.97     8,578,889      90.5
                                                   -------      -----              ----------     -----
OCCUPIED TOTAL ............                        573,508       84.1%  $ 16.53    $9,479,833     100.0%
VACANT SPACE ..............                        108,804       15.9              ==========     =====
                                                   -------      -----
TOTAL .....................                        682,312      100.0%
                                                   =======      =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 8,160 square feet expire in December 2007 and approximately 9,000 square feet expire in May 2009.

(3)  Under the terms of multiple leases, approximately 8,500 square feet expire in June 2009 and approximately 4,000 square feet expire in June 2010.

                            LEASE EXPIRATION SCHEDULE

                         WA BASE                                                               CUMULATIVE %
            # OF LEASES  RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT  OF BASE RENT
   YEAR       ROLLING    ROLLING   ROLLING     ROLLING*         ROLLING*          ROLLING*       ROLLING*
----------  -----------  -------  --------  -------------  ------------------  --------------  ------------

   2006          20      $ 17.52    90,502      13.3%              13.3%             16.7%          16.7%
   2007          19      $ 15.92    82,098      12.0%              25.3%             13.8%          30.5%
   2008          14      $ 15.74    91,487      13.4%              38.7%             15.2%          45.7%
   2009          19      $ 17.36    83,102      12.2%              50.9%             15.2%          60.9%
   2010          20      $ 14.85    89,721      13.1%              64.0%             14.1%          75.0%
   2011           7      $ 12.22    55,519       8.1%              72.2%              7.2%          82.1%
   2012           5      $ 23.17    15,088       2.2%              74.4%              3.7%          85.8%
   2013           2      $ 19.51    10,100       1.5%              75.9%              2.1%          87.9%
   2014           4      $ 20.76    12,806       1.9%              77.7%              2.8%          90.7%
   2015           4      $ 19.94    17,853       2.6%              80.4%              3.8%          94.5%
   2016           5      $ 20.78    25,232       3.7%              84.1%              5.5%         100.0%
Thereafter        0      $  0.00         0       0.0%              84.1%              0.0%         100.0%
  Vacant          0           NA   108,804      15.9%             100.0%              0.0%         100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-12

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL II
--------------------------------------------------------------------------------

PRIME OUTLETS AT WILLIAMSBURG

                                 TENANT SUMMARY

                                                             % OF NET                         % OF TOTAL
                                 RATING*       NET RENTABLE  RENTABLE  BASE RENT    ANNUAL      ANNUAL         LEASE
TENANT                      MOODY'S/S&P/FITCH    AREA (SF)     AREA       PSF     BASE RENT    BASE RENT    EXPIRATION
--------------------------  -----------------  ------------  --------  ---------  ----------  ----------  --------------

MAJOR TENANTS
   L.L. Bean .............       NR/NR/NR          15,970        4.6%    $16.00   $  255,520       2.9%     August 2012
   Nike ..................       A2/A+/NR          13,852        4.0     $18.00      249,336       2.8    September 2010
   Polo Ralph Lauren .....     Baa2/BBB+/NR        10,045        2.9     $ 9.90       99,445       1.1     October 2011
   Reebok ................      Baa2/NR/NR         10,000        2.9     $15.00      150,000       1.7     November 2007
   Gap ...................    Baa3/BBB-/BBB-        9,007        2.6     $24.15      217,507       2.4     October 2009
                                                   ------      -----              ----------     -----
   TOTAL MAJOR TENANTS ...                         58,874       16.8%    $16.51   $  971,808      10.9%
NON-MAJOR TENANTS ........                        290,613       83.1     $27.47    7,983,296      89.1
                                                  -------      -----              ----------     -----
OCCUPIED TOTAL ...........                        349,487       99.9%    $25.62   $8,955,104     100.0%
                                                                                  ==========     =====
VACANT SPACE .............                            300        0.1
                                                  -------      -----
TOTAL ....................                        349,787      100.0%
                                                  =======      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                         WA BASE                                                               CUMULATIVE %
            # OF LEASES  RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT  OF BASE RENT
   YEAR       ROLLING    ROLLING   ROLLING     ROLLING*         ROLLING*          ROLLING*     ROLLING*
----------  -----------  -------  --------  -------------  ------------------  --------------  ------------

    2006          9       $24.44   26,326        7.5%               7.5%             7.2%            7.2%
    2007         14       $23.34   62,647       17.9%              25.4%            16.3%           23.5%
    2008         13       $23.14   43,869       12.5%              38.0%            11.3%           34.8%
    2009         11       $27.44   43,685       12.5%              50.5%            13.4%           48.2%
    2010         14       $29.41   50,284       14.4%              64.8%            16.5%           64.7%
    2011          8       $21.71   40,961       11.7%              76.6%             9.9%           74.7%
    2012          5       $23.38   33,290        9.5%              86.1%             8.7%           83.4%
    2013          2       $30.66    5,358        1.5%              87.6%             1.8%           85.2%
    2014          6       $33.11   17,368        5.0%              92.6%             6.4%           91.6%
    2015          4       $42.68    7,189        2.1%              94.6%             3.4%           95.0%
    2016          4       $22.50   16,760        4.8%              99.4%             4.2%           99.3%
Thereafter        1       $38.00    1,750        0.5%              99.9%             0.7%          100.0%
  Vacant          0           NA      300        0.1%             100.0%             0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-13

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL II
--------------------------------------------------------------------------------

PRIME OUTLETS AT HAGERSTOWN

                                 TENANT SUMMARY

                                                                 % OF NET                         % OF TOTAL
                                    RATINGS(1)     NET RENTABLE  RENTABLE  BASE RENT    ANNUAL      ANNUAL       LEASE
TENANT                          MOODY'S/S&P/FITCH    AREA (SF)     AREA       PSF      BASE RENT  BASE RENT   EXPIRATION
------------------------------  -----------------  ------------  --------  ---------  ----------  ----------  ----------

MAJOR TENANTS
   Wolf Furniture(2) .........       NR/NR/NR          66,829       13.8%    $ 0.00   $        0      0.0%     May 2009
   L.L. Bean .................       NR/NR/NR          17,094        3.5     $13.00      222,222      3.1     April 2011
   Nike ......................       A2/A+/NR          13,425        2.8     $11.60      155,730      2.1      July 2008
   Liz Claiborne .............     Baa2/BBB/NR         12,016        2.5     $14.00      168,224      2.3     April 2010
   Reebok/Rockport ...........      Baa2/NR/NR          9,911        2.0     $18.00      178,398      2.4      July 2008
                                                      -------      -----              ----------    -----
   TOTAL MAJOR TENANTS .......                        119,275       24.6%    $ 6.07   $  724,574      9.9%
NON-MAJOR TENANTS ............                        354,672       73.1     $18.49    6,558,379     90.1
                                                      -------      -----              ----------    -----
OCCUPIED TOTAL ...............                        473,947       97.7%    $15.37   $7,282,953    100.0%
                                                                                      ==========    =====
VACANT SPACE .................                         11,394        2.3
                                                      -------      -----
TOTAL ........................                        485,341      100.0%
                                                      =======      =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The tenant pays percentage rent only in lieu of base rent.

                            LEASE EXPIRATION SCHEDULE

                         WA BASE                                                               CUMULATIVE %
            # OF LEASES  RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT  OF BASE RENT
   YEAR       ROLLING    ROLLING   ROLLING     ROLLING*         ROLLING*          ROLLING*       ROLLING*
------------------------ ------------------ -------------- ------------------- --------------- ------------

   2006         11       $ 15.21    53,985      11.1%              11.1%            11.3%           11.3%
   2007          9       $ 17.66    32,875       6.8%              17.9%             8.0%           19.2%
   2008         42       $ 16.85   162,058      33.4%              51.3%            37.5%           56.7%
   2009         11       $  6.42    95,421      19.7%              70.9%             8.4%           65.2%
   2010         17       $ 18.77    57,322      11.8%              82.8%            14.8%           79.9%
   2011          3       $ 16.13    26,024       5.4%              88.1%             5.8%           85.7%
   2012          2       $ 19.32     7,730       1.6%              89.7%             2.1%           87.7%
   2013          1       $ 19.50     2,400       0.5%              90.2%             0.6%           88.4%
   2014          3       $ 23.49     9,803       2.0%              92.2%             3.2%           91.6%
   2015          1       $ 20.00     1,977       0.4%              92.6%             0.5%           92.1%
   2016          5       $ 20.41    20,291       4.2%              96.8%             5.7%           97.8%
Thereafter       2       $ 39.77     4,061       0.8%              97.7%             2.2%          100.0%
  Vacant         0            NA    11,394       2.3%             100.0%             0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-14

--------------------------------------------------------------------------------
                              PRIME OUTLETS POOL II
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Prime Outlets Pool II Loan") is secured by first mortgages or deeds of trust encumbering three retail outlet centers located throughout the United States. The Prime Outlets Pool II
     Loan represents approximately 4.9% of the Cut-Off Date Pool Balance. The
     Prime Outlets Pool II Loan was originated on March 31, 2006 and has a principal balance as of the Cut-Off Date of $150,000,000. The Prime Outlets
     Pool II Loan, which is evidenced by a pari passu note, dated March 31,
     2006, is a portion of a whole loan with an original principal balance of
     $317,000,000. The other loans related to the Prime Outlets Pool II Loan are evidenced by two separate notes, each dated March 31, 2006 (the "Prime
     Outlets Pool II Pari Passu Companion Loan" and the "Prime Outlets Pool II
     Subordinate Companion Loan" and, collectively with the Prime Outlets Pool
     II Loan, the "Prime Outlets Pool II Whole Loan"), with original principal balances of $150,000,000 and $17,000,000, respectively. The Prime Outlets
     Pool II Loan, the Prime Outlets Pool II Pari Passu Companion Loan and the
     Prime Outlets Pool II Subordinate Companion Loan are governed by two intercreditor and servicing agreements and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank
     Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
     Series 2006-C26 transaction, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and "--Servicing
     of the Prime Outlets Pool II Loan". The Prime Outlets Pool II Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Prime Outlets Pool II Loan has a remaining term of 116 months and matures on April 11, 2016. The Prime Outlets Pool II Loan may be prepaid on or after January 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWERS. The borrowers are Birch Run Outlets, II, L.L.C.,
     Williamsburg Outlets, L.L.C. and Prime Retail Finance VI, L.L.C., each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prime
     Outlets Pool II Whole Loan. The sponsor of the borrowers is David
     Lichtenstein. Mr. Lichtenstein has built a portfolio of approximately
     12,000 apartment units and approximately 29 million square feet of commercial and retail space in 26 states, the District of Columbia and
     Puerto Rico over the past 17 years as President and Founder of The
     Lightstone Group.

o    THE PROPERTIES. The Mortgaged Properties consist of three Prime Retail
     Outlet Centers located in Birch Run, Michigan, Williamsburg, Virginia and
     Hagerstown, Maryland. As of July 17, 2006, the weighted average occupancy rate for the Mortgaged Properties securing the Prime Outlets Pool II Loan was approximately 92.1%.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    RECOURSE. The Prime Outlets Pool II Loan is recourse to the borrower with respect to $45,000,000 of the aggregate debt.

o    PARTIAL RELEASE. The Prime Outlets Pool II Loan prohibits the release of any of the three Mortgaged Properties during the term of the Prime Outlets
     Pool II Loan.

o    MANAGEMENT. Prime Retail Property Management, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the
     Prime Outlets Pool II Loan.

                                      D-15

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                                      D-16

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                               ONE ILLINOIS CENTER
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                                      D-17

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                               ONE ILLINOIS CENTER
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                                      D-18

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                               ONE ILLINOIS CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $148,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                    Parkway Properties LP
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.290%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX                                               Yes
   TI/LC(1)                                  $12,748,562
   TI/LC LOC(1)                              $ 7,200,000
   RENT ABATEMENT(2)                         $ 2,796,354
   RENT ABATEMENT LOC(2)                     $ 1,000,000
   OCCUPANCY(3)                              $ 1,365,000
   DEBT SERVICE LEASING LOC(4)               $ 3,100,000

ONGOING ANNUAL RESERVES
   TAX                                               Yes
   REPLACEMENT(5)                               $160,472

ADDITIONAL FINANCING(6)                   Mezzanine Debt            $ 33,700,000

CUT-OFF DATE BALANCE                                                $148,500,000
CUT-OFF DATE BALANCE/SF                                             $        148
CUT-OFF DATE LTV                                                           72.6%
MATURITY DATE LTV                                                          68.2%
UW DSCR ON NCF                                                             1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                              1,002,950
OCCUPANCY AS OF MAY 4, 2006                                                85.5%
YEAR BUILT / YEAR RENOVATED                                          1970 / 1998
APPRAISED VALUE                                                     $204,500,000
PROPERTY MANAGEMENT                                 Parkway Realty Services, LLC
UW ECONOMIC OCCUPANCY                                                      90.0%
UW REVENUES                                                          $26,630,442
UW TOTAL EXPENSES                                                    $13,295,717
UW NET OPERATING INCOME (NOI)                                        $13,334,725
UW NET CASH FLOW (NCF)                                               $13,174,253
--------------------------------------------------------------------------------

(1)  The current outstanding and future TI/LC reserves were taken as a single reserve that was comprised of $12,748,562 in cash held back from loan proceeds at the closing of the related Mortgage Loan and two letters of credit totaling $7,200,000.

(2)  The difference between the scheduled rent shown on the underwriting and the actual rent being paid by the tenant pursuant to free rent periods or leasing incentives was collected at the closing of the related Mortgage
     Loan in the form of $2,796,354 cash held back from loan proceeds and a
     $1,000,000 letter of credit. These funds will be released on a monthly basis based upon the amount of expiring free rent.

(3)  These funds will be released in equal installments throughout the first year of the One Illinois Center Loan to offset the difference between actual occupancy and underwritten occupancy.

(4)  A letter of credit was taken at the closing of the related Mortgage Loan as additional security for the Mortgage until the new owner leases the building up to a stabilized occupancy. This letter of credit will be held until June 30, 2007 or until such time as the Mortgaged Property reaches
     93.0% occupancy. If on June 30, 2007 the Mortgaged Property has not reached the 93.0% occupancy, the borrower will replace the letter of credit with a cash escrow which will flow through the waterfall monthly for the next two years.

(5)  Ongoing annual replacement reserve is capped at $2,000,000.

(6)  Future mezzanine debt is permitted subject to (i) the existing mezzanine loan being fully repaid, (ii) a combined maximum LTV ratio of 85.0% and
     (iii) a combined minimum DSC ratio of 1.10x as described in the related
     Mortgage Loan documents.

                                      D-19

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                               ONE ILLINOIS CENTER
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                        % OF NET               ANNUAL        % OF
                                            RATINGS*      NET RENTABLE  RENTABLE    BASE        BASE     TOTAL ANNUAL      LEASE
TENANT                                 MOODY'S/S&P/FITCH    AREA (SF)     AREA    RENT PSF      RENT       BASE RENT     EXPIRATION
-------------------------------------  -----------------  ------------  --------  --------  -----------  ------------  -------------

MAJOR TENANTS
   Blue Cross .......................    A2/A+/A              202,086      20.1%   $12.17   $ 2,458,713     19.0%         March 2017
   Federal Home Loan Bank ...........   NR/AA+/NR             132,273      13.2    $17.90     2,367,874     18.3           July 2011
   Shefsky & Froelich ...............    NR/NR/NR              68,378       6.8    $12.00       820,536      6.3            May 2015
   Golin Harris Communications ......    NR/NR/NR              65,804       6.6    $16.88     1,110,772      8.6           July 2012
   Service Employees International
      Union .........................    NR/NR/NR              34,103       3.4    $15.75       537,122      4.2       December 2016
                                                            ---------     -----             -----------    -----
   TOTAL MAJOR TENANTS ..............                         502,644      50.1%   $14.51   $ 7,295,016     56.4%
NON-MAJOR TENANTS ...................                         354,703      35.4    $15.89     5,635,531     43.6
                                                            ---------     -----             -----------    -----
OCCUPIED TOTAL ......................                         857,347      85.5%   $15.08   $12,930,547    100.0%
VACANT SPACE ........................                         145,603      14.5             ===========    =====
                                                            ---------     -----
TOTAL ...............................                       1,002,950     100.0%
                                                            =========     =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                                                                                                              CUMULATIVE % OF
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          ROLLING*           ROLLING*          ROLLING*
----------   -----------   ---------------   --------   -------------   ------------------   --------------   ---------------

  2006             4            $21.03         24,139         2.4%              2.4%               3.9%              3.9%
  2007             8            $14.32         35,368         3.5%              5.9%               3.9%              7.8%
  2008             9            $21.46         22,690         2.3%              8.2%               3.8%             11.6%
  2009             2            $14.21         17,148         1.7%              9.9%               1.9%             13.5%
  2010             5            $15.38         10,916         1.1%             11.0%               1.3%             14.8%
  2011            13            $17.28        167,130        16.7%             27.7%              22.3%             37.1%
  2012             9            $17.40        113,268        11.3%             39.0%              15.2%             52.4%
  2013             6            $15.97         71,755         7.2%             46.1%               8.9%             61.2%
  2014             2            $15.47          5,197         0.5%             46.6%               0.6%             61.9%
  2015             6            $12.59        116,536        11.6%             58.2%              11.3%             73.2%
  2016             4            $13.78         62,158         6.2%             64.4%               6.6%             79.8%
THEREAFTER         5            $12.36        211,042        21.0%             85.5%              20.2%            100.0%
  VACANT           0                NA        145,603        14.5%            100.0%               0.0%            100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-20

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                               ONE ILLINOIS CENTER
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "One Illinois Center Loan") is secured by a first deed of trust encumbering an office building located in Chicago,
     Illinois. The One Illinois Center Loan represents approximately 4.8% of the
     Cut-Off Date Pool Balance. The One Illinois Center Loan was originated on
     July 11, 2006 and has a principal balance as of the Cut-Off Date of
     $148,500,000. The One Illinois Center Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The One Illinois Center Loan has a remaining term of 119 months and matures on July 11, 2016. The One Illinois Center Loan may be prepaid on or after
     April 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is 111 East Wacker, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Illinois Center Loan. The sponsor of the borrower is Parkway Properties LP ("Parkway"). Parkway is a real estate investment trust specializing in the operation, acquisition, ownership, management and leasing of office properties. Parkway has been publicly engaged in the real estate business since 1971 and owns or has an interest in 66 office properties located in 11 states with an aggregate of approximately 12 million square feet of leasable space.

o    THE PROPERTY. The Mortgaged Property is an approximately 1,002,950 square foot office building situated on approximately 1.5 acres. The Mortgaged
     Property was constructed in 1970 and renovated in 1998. The Mortgaged
     Property is located in Chicago, Illinois. As of May 4, 2006, the occupancy rate for the Mortgaged Property securing the One Illinois Center Loan was approximately 85.5%.

     The largest tenant is Blue Cross, occupying approximately 202,086 square feet, or approximately 20.1% of the net rentable area. Blue Cross is a subsidiary of Health Care Service Corporation ("HCSC"). HCSC is a
     non-investor-owned mutual insurance company that operates through its Blue
     Cross and Blue Shield divisions in Illinois, Texas, New Mexico and
     Oklahoma, and several subsidiaries, to offer a variety of health and life insurance products and related services to employers and individuals. The
     Blue Cross lease expires in March 2017. The second largest tenant is
     Federal Home Loan Bank ("FHLB"), occupying approximately 132,273 square feet, or approximately 13.2% of the net rentable area. FHLB funds residential mortgages and community development loans for approximately 900 commercial banks (which make up more than 90% of its membership), credit unions, insurance companies and thrifts throughout Illinois and Wisconsin.
     The FHLB lease expires in July 2011. The third largest tenant is Shefsky &
     Froelich ("S&F"), occupying approximately 68,378 square feet, or approximately 6.8% of the net rentable area. S&F is a law firm specializing in complex commercial transactions including banking, bankruptcy, corporate finance, employment law, government regulation, international law, mergers
     & acquisition and real estate. S&F was founded in 1970 and employs nearly
     75 attorneys. The S&F lease expires in May 2015.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o    MEZZANINE DEBT. A mezzanine loan in the amount of $33,700,000 was provided by Wachovia Bank, National Association on July 11, 2006. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge in the equity interests in the borrower for the One Illinois Center Loan. The mezzanine loan carries a floating interest rate of one-month LIBOR plus 1.30% per annum and matures on January 11, 2007.

o    MANAGEMENT. Parkway Realty Services, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property.

                                      D-21

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                                      D-22

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                             BLUELINX HOLDINGS POOL
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                                      D-23

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                             BLUELINX HOLDINGS POOL
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                                      D-24

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                             BLUELINX HOLDINGS POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $147,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                   Bluelinx Holdings Inc.
TYPE OF SECURITY                                                             Fee
PARTIAL DEFEASANCE(1)                                                        Yes
MORTGAGE RATE                                                             6.350%
MATURITY DATE                                                       July 1, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes
UP-FRONT RESERVES
   TAX/INSURANCE                               Yes
   ENGINEERING                            $404,310
ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                Yes
   REPLACEMENT(2)                         Springing
ADDITIONAL FINANCING                      Pari Passu Debt           $147,500,000

                                           PARI PASSU
                                            NOTES(3)
                                          ------------
CUT-OFF DATE BALANCE                      $295,000,000
CUT-OFF DATE BALANCE/SF                   $         33
CUT-OFF DATE LTV                                  79.2%
MATURITY DATE LTV                                 74.5%
UW DSCR ON NCF                                   1.24x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                58
LOCATION                                                                 Various
PROPERTY TYPE                                                            Various
SIZE (SF)                                                              9,003,865
OCCUPANCY AS OF JUNE 9, 2006                                              100.0%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $372,390,000
PROPERTY MANAGEMENT                                       Bluelinx Holdings Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                         $ 30,187,953
UW TOTAL EXPENSES                                                   $    857,066
UW NET OPERATING INCOME (NOI)                                       $ 29,330,887
UW NET CASH FLOW (NCF)                                              $ 27,282,526
--------------------------------------------------------------------------------

(1)  The BlueLinx Holdings Pool Loan allows for partial defeasance with defeasance premiums and other fees, subject to certain tests as specified in the related Mortgage Loan documents. A premium of 125.0% of the allocated loan amount is required for the release of the BlueLinx -
     Englewood, CO Mortgaged Property or any individual property containing more than 200,000 square feet. One hundred percent (100%) of the allocated loan amount is required for the release of any other property if the principal amount outstanding after release is greater than or equal to $265,500,000, or 110.0% of the allocated loan amount if the principal amount outstanding after release is less than $265,500,000.

(2)  A replacement reserve will be required in the event that more than 10.0% of the space has been sublet.

(3)  LTV ratios, DSC ratios and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of or debt service on, as applicable, the
     Bluelinx Holdings Pool Loan and the Bluelinx Holdings Pool Pari Passu
     Companion Loan.

                                      D-25

--------------------------------------------------------------------------------
                             BLUELINX HOLDINGS POOL
--------------------------------------------------------------------------------

                             BLUELINX HOLDINGS POOL

                                                                                                                            PROPERTY
                                                           TOTAL     TOTAL                                                    GROSS
                               ALLOCATED                 WAREHOUSE    SHED               CUT-OFF     APPRAISED               INCOME
                                CUT-OFF                    SPACE     SPACE    TOTAL   DATE BALANCE     VALUE     PROPERTY      PER
                                  DATE     YEAR BUILT /    SQUARE    SQUARE   SQUARE   PER SQUARE   PER SQUARE     GROSS     SQUARE
        PROPERTY NAME           BALANCE      RENOVATED      FEET      FEET     FEET       FOOT         FOOT       INCOME      FOOT
----------------------------  -----------  ------------  ---------  -------  -------  ------------  ----------  ----------  --------

Blue Linx - Frederick, MD ..  $29,536,153     1996/NA     850,000         0  850,000     $34.75       $ 44.71   $2,847,500   $ 3.35
Blue Linx - Bellingham,
   MA ......................   21,744,000     1988/NA     448,500         0  448,500     $48.48       $ 60.60    2,242,500   $ 5.00
Blue Linx - University
   Park, IL ................   15,936,000     1996/NA     670,000         0  670,000     $23.79       $ 29.73    1,909,500   $ 2.85
Blue Linx - Lawrenceville,
   GA ......................   15,731,870     1995/NA     447,500   112,500  560,000     $28.09       $ 34.46    1,400,000   $ 2.50
Blue Linx - Yulee, FL ......   13,440,000    1996 /NA     353,480   109,320  462,800     $29.04       $ 36.30    1,388,400   $ 3.00
Blue Linx - Newark, CA .....   10,270,000    1960 /NA     234,090         0  234,090     $43.87       $ 55.53    1,039,360   $ 4.44
Blue Linx - Butner, NC .....   10,230,500    1997 /NA     315,248    86,400  401,648     $25.47       $ 32.24    1,004,120   $ 2.50
Blue Linx - Ft. Worth, TX ..    9,184,569   1974 /1998    181,361    91,088  272,449     $33.71       $ 40.23      817,347   $ 3.00
Blue Linx - City of
   Industry, CA ............    8,241,623    1969 /NA     115,821    20,000  135,821     $60.68       $ 77.31      733,433   $ 5.40
Blue Linx - Ypsilanti, MI ..    7,990,179    1996 /NA     136,571    32,400  168,971     $47.29       $ 57.88      740,684   $ 4.38
Blue Linx - National City,
   CA ......................    7,524,329    1972 /NA      93,000         0   93,000     $80.91       $ 98.92      669,600   $ 7.20
Blue Linx - Englewood, CO ..    6,720,000    1995 /NA      68,721         0   68,721     $97.79       $122.23      687,210   $10.00
Blue Linx - Independence,
   KY ......................    6,560,000    1996 /NA     136,893    65,128  202,021     $32.47       $ 40.59      656,568   $ 3.25
Blue Linx - Bridgeton, MO ..    6,489,396    1996 /NA     149,300    43,200  192,500     $33.71       $ 47.48      577,500   $ 3.00
Blue Linx - Beaverton, OR ..    5,800,000    1975 /NA      81,168    24,000  105,168     $55.15       $ 68.94      578,424   $ 5.50
Blue Linx - N. Kansas
   City, MO ................    5,704,000   1980 /1998    164,266    70,417  234,683     $24.31       $ 30.38      586,708   $ 2.50
Blue Linx - Tampa, FL ......    5,440,000    1986 /NA      67,452    41,400  108,852     $49.98       $ 62.47      571,473   $ 5.25
Blue Linx - Denville, NJ ...    4,800,000    1975 /NA     100,267    42,692  142,959     $33.58       $ 41.97      551,469   $ 3.86
Blue Linx - Woodinville,
   WA ......................    4,542,500    1970 /NA      77,360         0   77,360     $58.72       $ 74.33      444,820   $ 5.75
Blue Linx - Denver, CO .....    4,445,826   1973 /1979     82,040    31,000  113,040     $39.33       $ 53.08      395,640   $ 3.50
Blue Linx - Miami, FL ......    4,345,000   1965 /1978    102,868         0  102,868     $42.24       $ 53.47      437,189   $ 4.25
Blue Linx - Riverside, CA ..    4,116,143    1968 /NA      38,683    56,708   95,391     $43.15       $ 70.24      366,301   $ 3.84
Blue Linx - Houston, TX ....    4,041,900   1958 /1975    128,125    29,700  157,825     $25.61       $ 31.62      473,475   $ 3.00
Blue Linx - Erwin, TN ......    3,720,000    1996 /NA     125,912    27,157  153,069     $24.30       $ 30.38      382,673   $ 2.50
Blue Linx - Maple Grove,
   MN ......................    3,600,000    1974 /NA      49,194    54,674  103,868     $34.66       $ 43.32      431,052   $ 4.15
Blue Linx - Pensacola, FL ..    3,490,123   1972 /1978     57,852    49,992  107,844     $32.36       $ 38.95      323,532   $ 3.00
Blue Linx - Elkhart, IN ....    3,460,400    1973 /NA     183,000         0  183,000     $18.91       $ 23.06      411,750   $ 2.25
Blue Linx - Tulsa, OK ......    3,104,000    1974 /NA      95,200    48,300  143,500     $21.63       $ 27.04      358,750   $ 2.50
Blue Linx - Midfield, AL ...    3,080,000    1996 /NA     100,850    22,900  123,750     $24.89       $ 31.11      371,250   $ 3.00
Blue Linx - Newtown, CT ....    3,040,000    1978 /NA      73,860    39,500  113,360     $26.82       $ 33.52      322,500   $ 2.84
Blue Linx - Nashville, TN ..    2,996,247    1966 /NA      41,000    60,000  101,000     $29.67       $ 36.63      277,750   $ 2.75
Blue Linx - Charlotte, NC ..    2,950,512    1968 /NA      87,971     7,509   95,480     $30.90       $ 48.18      262,570   $ 2.75
Blue Linx - Allentown, PA ..    2,900,000    1979 /NA      64,000    19,000   83,000     $34.94       $ 43.67      311,250   $ 3.75
Blue Linx - San Antonio,
   TX ......................    2,784,000     1966/NA      59,800    35,431   95,231     $29.23       $ 36.54      285,693   $ 3.00
Blue Linx - Richmond, VA ...    2,644,792     1965/NA      13,990    70,000   83,990     $31.49       $ 38.10      335,960   $ 4.00
Blue Linx - New Stanton
   Township, PA ............    2,640,000    1961/1972     62,010    14,280   76,290     $34.60       $ 43.26      267,015   $ 3.50
Blue Linx - Albuquerque,
   NM ......................    2,607,000     1972/NA      46,680    18,750   65,430     $39.84       $ 50.44      261,720   $ 4.00
Blue Linx - Yaphank, NY ....    2,560,000     1974/NA      81,972         0   81,972     $31.23       $ 39.04      266,409   $ 3.25
Blue Linx - Portland, ME ...    2,424,000     1968/NA      19,418    32,500   51,918     $46.69       $ 58.36      246,611   $ 4.75
Blue Linx - Memphis, TN ....    2,383,438     1973/NA      71,497    26,700   98,197     $24.27       $ 29.53      220,943   $ 2.25
Blue Linx - Shelburne, VT ..    2,361,600     1972/NA      42,250    20,000   62,250     $37.94       $ 46.27      280,125   $ 4.50

                                      D-26

--------------------------------------------------------------------------------
                             BLUELINX HOLDINGS POOL
--------------------------------------------------------------------------------

                             BLUELINX HOLDINGS POOL

                                                            TOTAL      TOTAL
                                ALLOCATED                 WAREHOUSE     SHED
                                 CUT-OFF                    SPACE      SPACE
                                  DATE      YEAR BUILT /    SQUARE     SQUARE
        PROPERTY NAME            BALANCE      RENOVATED      FEET       FEET
----------------------------  ------------  ------------  ---------  ---------

Blue Linx - Fargo, ND ......    2,280,000      1977/NA       63,598     18,000
Blue Linx - Shreveport,
   LA ......................    2,251,800      1970/NA       85,300     46,800
Blue Linx - Lake City, FL ..    2,240,000      1968/NA      106,027          0
Blue Linx - Little Rock,
   AR ......................    2,176,000     1962/1976      39,865     52,435
Blue Linx - Virginia
   Beach, VA ...............    2,128,000      1972/NA       34,024     30,000
Blue Linx - Tallmadge, OH ..    2,060,000      1975/NA       53,560     23,440
Blue Linx - Eagan, MN ......    1,944,000      1970/NA       64,080          0
Blue Linx - Springfield,
   MO ......................    1,861,400      1972/NA       31,702     66,700
Blue Linx - Sioux Falls,
   SD ......................    1,720,000      1973/NA       49,714     14,000
Blue Linx - El Paso, TX ....    1,530,900      1970/NA       26,250     39,250
Blue Linx - Des Moines,
   IA ......................    1,524,700      1969/NA       33,270     25,650
Blue Linx - Harlingen, TX ..    1,482,300      1977/NA       54,600     32,500
Blue Linx - Grand Rapids,
   MI ......................    1,360,800      1976/NA       46,931     44,800
Blue Linx - North
   Charleston, SC ..........    1,360,000      1975/NA          652     39,600
Blue Linx - Wausau, WI .....    1,312,000      1973/NA       30,085     20,445
Blue Linx - Lubbock, TX ....    1,240,000      1964/NA       56,236     15,485
Blue Linx - Pearl, MS ......      948,000      1967/NA       37,050          0
                              ------------                ---------  ---------
TOTAL/AVERAGE ..............  $295,000,000                7,132,114  1,871,751
                              ============                =========  =========

                                                                                 PROPERTY
                                            CUT-OFF     APPRAISED                  GROSS
                                TOTAL    DATE BALANCE     VALUE      PROPERTY   INCOME PER
                                SQUARE    PER SQUARE   PER SQUARE     GROSS       SQUARE
        PROPERTY NAME            FEET        FOOT         FOOT        INCOME       FOOT
----------------------------  ---------  ------------  ----------  -----------  ----------

Blue Linx - Fargo, ND ......     81,598     $27.94       $34.93        272,619     $3.34
Blue Linx - Shreveport,
   LA ......................    132,100     $17.05       $21.04        264,200     $2.00
Blue Linx - Lake City, FL ..    106,027     $21.13       $26.41        238,561     $2.25
Blue Linx - Little Rock,
   AR ......................     92,300     $23.58       $29.47        230,750     $2.50
Blue Linx - Virginia
   Beach, VA ...............     64,024     $33.24       $41.55        240,090     $3.75
Blue Linx - Tallmadge, OH ..     77,000     $26.75       $33.44        231,000     $3.00
Blue Linx - Eagan, MN ......     64,080     $30.34       $37.45        237,096     $3.70
Blue Linx - Springfield,
   MO ......................     98,402     $18.92       $23.07        221,405     $2.25
Blue Linx - Sioux Falls,
   SD ......................     63,714     $27.00       $33.74        201,015     $3.15
Blue Linx - El Paso, TX ....     65,500     $23.37       $28.85        180,125     $2.75
Blue Linx - Des Moines,
   IA ......................     58,920     $25.88       $32.76        153,192     $2.60
Blue Linx - Harlingen, TX ..     87,100     $17.02       $21.01        174,200     $2.00
Blue Linx - Grand Rapids,
   MI ......................     91,731     $14.83       $18.31        160,529     $1.75
Blue Linx - North
   Charleston, SC ..........     40,252     $33.79       $42.23        143,297     $3.56
Blue Linx - Wausau, WI .....     50,530     $25.96       $32.46        151,590     $3.00
Blue Linx - Lubbock, TX ....     71,721     $17.29       $21.61        143,442     $2.00
Blue Linx - Pearl, MS ......     37,050     $25.59       $32.39         92,625     $2.50
                              ---------                            -----------
TOTAL/AVERAGE ..............  9,003,865     $32.76       $41.36    $30,072,510     $3.34
                              =========                            ===========

                                      D-27

--------------------------------------------------------------------------------
                             BLUELINX HOLDINGS POOL
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                                               % OF TOTAL
                            RATINGS       NET RENTABLE     % OF NET    BASE RENT  ANNUAL BASE     ANNUAL     LEASE
TENANT                 MOODY'S/S&P/FITCH    AREA (SF)   RENTABLE AREA     PSF         RENT      BASE RENT  EXPIRATION
--------------------  ------------------  ------------  -------------  ---------  -----------  ----------  ----------

BlueLinx Corporation       NR/NR/NR         9,003,865       100.0%       $3.34    $30,072,510    100.0%     June 2021
                                            ---------       -----                 -----------    -----
TOTAL ..............                        9,003,865       100.0%       $3.34    $30,072,510    100.0%
                                            =========       =====                 ===========    =====

                            LEASE EXPIRATION SCHEDULE

                                                                                                    CUMULATIVE % OF
        # OF LEASES  WA BASE RENT/SF   TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT     BASE RENT
 YEAR     ROLLING        ROLLING        ROLLING     ROLLING*         ROLLING*          ROLLING*        ROLLING*
------  -----------  ---------------  ---------  -------------  ------------------  --------------  ---------------

 2021        1            $3.34       9,003,865      100.0%           100.0%            100.0%           100.0%
Vacant       0               NA               0        0.0%           100.0%              0.0%           100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-28

--------------------------------------------------------------------------------
                             BLUELINX HOLDINGS POOL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "BlueLinx Holdings Pool Loan") is secured by first mortgages or deeds of trust encumbering 57 industrial-distribution properties and one office property located throughout the United States.
     The BlueLinx Holdings Pool Loan represents approximately 4.8% of the
     Cut-Off Date Pool Balance. The BlueLinx Holdings Pool Loan was originated on June 9, 2006 and has an aggregate principal balance as of the Cut-Off
     Date of $147,500,000. The BlueLinx Holdings Pool Loan, which is evidenced by a pari passu note, dated June 9, 2006, is a portion of a whole loan with an original principal balance of $295,000,000. The other loan related to the BlueLinx Holdings Pool Loan is evidenced by a separate note, dated June
     9, 2006 (the "BlueLinx Holdings Pool Pari Passu Companion Loan"), with an original principal balance of $147,500,000. The BlueLinx Holdings Pool Pari
     Passu Companion Loan will not be an asset of the Trust Fund. The BlueLinx
     Holdings Pool Pari Passu Companion Loan and the BlueLinx Holdings Pool Loan
     are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in the
     Prospectus Supplement. The BlueLinx Holdings Pool Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The BlueLinx Holdings Pool Loan has a remaining term of 119 months and matures on July 1, 2016. The BlueLinx Holdings Pool Loan may be prepaid on or after January 1, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrowers consist of 58 separate special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the BlueLinx Holdings Pool
     Loan. The sponsor of the borrowers is BlueLinx Holdings Inc. ("BlueLinx
     Holdings"). BlueLinx Holdings, operating through its wholly-owned subsidiary, Bluelinx Corporation, is a distributor of building products in the United States. The company operates in most major metropolitan areas.
     It currently distributes over 10,000 products for both residential and commercial construction to more than 11,700 customers through its network of nearly 70 warehouses and additional third-party operated warehouses.

o    THE PROPERTIES. The Mortgaged Properties consist of 57 industrial centers and one office building located throughout the United States. As of June 9,
     2006, the occupancy rate for the Mortgaged Properties securing the BlueLinx
     Holdings Pool Loan was 100.0%, since the Mortgaged Properties securing the
     BlueLinx Holdings Pool Loan are wholly master leased to BlueLinx
     Corporation.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. BlueLinx Holdings, the sponsor, is the property manager for the
     Mortgaged Properties securing the BlueLinx Holdings Pool Loan.

                                      D-29

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                                      D-30

--------------------------------------------------------------------------------
                                 RLJ HOTEL POOL
--------------------------------------------------------------------------------

                      [PICTURES OF RLJ HOTEL POOL OMITTED]

                                      D-31

--------------------------------------------------------------------------------
                                 RLJ HOTEL POOL
--------------------------------------------------------------------------------

                         [MAP OF RLJ HOTEL POOL OMITTED]

                                      D-32

--------------------------------------------------------------------------------
                                 RLJ HOTEL POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $146,092,500
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                        Robert L. Johnson
TYPE OF SECURITY                                                             Fee
PARTIAL DEFEASANCE(1)                                                        Yes
MORTGAGE RATE                                                             6.294%
MATURITY DATE                                                       July 1, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          42
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                        Yes

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                        Yes
   REPLACEMENT                                    Springing

ADDITIONAL FINANCING(2)                     Pari Passu Debt         $358,456,370

                                                                     PARI PASSU
                                                                       NOTES(3)
                                                                    ------------
CUT-OFF DATE BALANCE                                                $504,548,870
CUT-OFF DATE BALANCE/ROOM                                           $     92,936
CUT-OFF DATE LTV                                                           68.9%
MATURITY DATE LTV                                                          63.1%
UW DSCR ON NCF                                                             1.37x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                43
LOCATION                                                                 Various
PROPERTY TYPE                                             Hospitality -- Various
SIZE (ROOMS)                                                               5,429
OCCUPANCY AS OF APRIL 30, 2006(4)                                          72.5%
YEAR BUILT / YEAR RENOVATED                                         Various / NA
APPRAISED VALUE                                                     $732,600,000
PROPERTY MANAGEMENT                           White Lodging Services Corporation
UW ECONOMIC OCCUPANCY                                                      72.9%
UW REVENUES                                                         $183,819,220
UW TOTAL EXPENSES                                                   $124,884,215
UW NET OPERATING INCOME (NOI)                                       $ 58,935,005
UW NET CASH FLOW (NCF)                                              $ 51,147,635
--------------------------------------------------------------------------------

(1)  Release of individual properties is permitted subject to partial defeasance as detailed further within the release paragraph found at the end of this
     RLJ Hotel Pool section.

(2)  Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 80.0% and a combined minimum DSC ratio of 1.30x as described in the related Mortgage Loan documents.

(3)  LTV ratios, DSC ratio and Cut-Off Date Balance/Room were derived based upon the aggregate indebtedness of or debt service on, as applicable, the RLJ
     Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans.

(4)  Trailing 12-month occupancy.

                                      D-33

                                 RLJ HOTEL POOL

                             RLJ HOTEL POOL SUMMARY

                                              ALLOCATED CUT-OFF      SPECIFIC      YEAR
               PROPERTY NAME                     DATE BALANCE     PROPERTY TYPE   BUILT  ROOMS
--------------------------------------------  -----------------  ---------------  -----  -----

Residence Inn - Plantation, FL .............     $ 20,159,451    Extended Stay     1996    138
Residence Inn - Houston, TX ................       17,797,340    Extended Stay     1994    146
Residence Inn - Round Rock, TX .............       11,692,000    Extended Stay     1999     96
Residence Inn - Austin, TX .................       11,601,339    Extended Stay     1996     84
Residence Inn - Pontiac, MI ................       10,615,884    Extended Stay     1998    114
Residence Inn - Schaumberg, IL .............       10,469,820    Extended Stay     2001    125
Residence Inn - Louisville, CO .............        8,522,783    Extended Stay     2000     88
Residence Inn - Fishers, IN ................        8,425,932    Extended Stay     1996     78
Residence Inn - Sugarland, TX ..............        7,581,416    Extended Stay     1997     78
Residence Inn - Merrillville, IN ...........        7,189,000    Extended Stay     1996     78
Residence Inn - Austin, TX II ..............        6,927,722    Extended Stay     1996     66
Residence Inn - South Bend, IN .............        3,427,553    Extended Stay     1988     80
                                                 ------------                            -----
                                                 $124,410,240                            1,171
                                                 ============                            =====
Courtyard - Salt Lake City, UT .............     $ 18,369,211    Full Service      1999    154
Courtyard - Austin, TX .....................       12,682,922    Full Service      1996    102
Courtyard - Tampa, FL ......................       10,732,500    Full Service      1997     90
Courtyard - Fort Wayne, IN .................        9,817,938    Full Service      1989    142
Courtyard - Louisville, KY .................        9,550,752    Full Service      2004    114
Courtyard - Merrillville, IN ...............        9,243,000    Full Service      1987    112
Courtyard - Sugarland, TX ..................        8,341,000    Limited Service   1997    112
Courtyard - Mesquite, TX ...................        7,314,000    Full Service      1998    101
Courtyard - Mishawaka, IN ..................        7,100,000    Full Service      1995     78
Courtyard - Pontiac, MI ....................        6,985,155    Full Service      1998    110
Courtyard - Valparaiso, IN .................        4,740,705    Full Service      1985    111
Courtyard - Benton Harbor, MI ..............        2,623,661    Full Service      1988     98
                                                 ------------                            -----
                                                 $107,500,844                            1,324
                                                 ============                            =====
Marriott - Denver, CO ......................     $ 39,579,000    Full Service      2003    279
Marriott - Bedford Park, IL ................       28,331,012    Full Service      2002    200
Marriott - Austin, TX ......................       22,282,423    Full Service      2001    211
Marriott - Pontiac, MI .....................       13,955,762    Full Service      2000    290
                                                 ------------                            -----
                                                 $104,148,197                              980
                                                 ============                            =====
Renaissance - Plantantion, FL ..............     $ 25,635,937    Full Service      2002    250
Renaissance - Broomfield, CO ...............       19,036,914    Full Service      2002    232
                                                 ------------                            -----
                                                 $ 44,672,851                              482
                                                 ============                            =====
Fairfield Inn & Suites - Brandon, FL .......     $ 10,181,353    Limited Service   1997    107
Fairfield Inn & Suites - Merrillville, IN ..        7,560,000    Limited Service   1990    113
Fairfield Inn & Suites - Austin, TX ........        4,345,000    Limited Service   1989     63
Fairfield Inn & Suites - Valparaiso, IN ....        2,291,000    Limited Service   1996     63
                                                 ------------                            -----
                                                 $ 24,377,353                              346
                                                 ============                            =====
Hampton Inn - Bedford Park, IL .............     $ 16,734,819    Limited Service   1990    170
Hampton Inn - Merrillville, IN .............        5,846,000    Limited Service   1995     64
                                                 ------------                            -----
                                                 $ 22,580,819                              234
                                                 ============                            =====
Springhill Suites - Austin, TX .............     $ 12,191,688    Extended Stay     2000    152
Springhill Suites - Schaumberg, IL .........       10,233,874    Extended Stay     2001    132
                                                 ------------                            -----
                                                 $ 22,425,562                              284
                                                 ============                            =====
Holiday Inn Express - Bedford Park, IL .....     $ 13,032,183    Limited Service   1999    104
Holiday Inn Express - Merrillville, IN .....        5,214,000    Limited Service   1995     62
Holiday Inn Select - Grand Rapids, MI ......        4,098,499    Full Service      2003    148
                                                 ------------                            -----
                                                 $ 22,344,682                              314
                                                 ============                            =====
Hilton Garden Inn - Bedford Park, IL .......     $ 21,650,627    Limited Service   2005    174
                                                 ============                            =====
Sleep Inn - Bedford Park, IL ...............     $ 10,437,695    Limited Service   1995    120
                                                 ============                            =====

                                                 ------------                            -----
TOTAL/WEIGHTED AVERAGE .....................     $504,548,870                            5,429
                                                 ============                            =====

                                              ALLOCATED CUT-OFF
                                                DATE BALANCE     VALUE PER   ADR    OCCUPANCY  REV PAR
               PROPERTY NAME                      PER ROOM          ROOM    INDEX*    INDEX*    INDEX*
--------------------------------------------  -----------------  ---------  ------  ---------  -------

Residence Inn - Plantation, FL .............       $146,083       $189,130  111.8%    115.8%    129.4%
Residence Inn - Houston, TX ................       $121,900       $154,110   99.1%    110.8%    109.8%
Residence Inn - Round Rock, TX .............       $121,792       $151,042  129.9%    123.3%    160.2%
Residence Inn - Austin, TX .................       $138,111       $189,286  121.2%    106.7%    129.4%
Residence Inn - Pontiac, MI ................       $ 93,122       $124,561  102.1%    121.2%    123.8%
Residence Inn - Schaumberg, IL .............       $ 83,759       $125,600  114.2%    117.4%    134.0%
Residence Inn - Louisville, CO .............       $ 96,850       $140,909  119.4%     96.4%    115.2%
Residence Inn - Fishers, IN ................       $108,025       $144,872  110.7%    125.7%    139.1%
Residence Inn - Sugarland, TX ..............       $ 97,198       $124,359  123.3%    134.1%    165.3%
Residence Inn - Merrillville, IN ...........       $ 92,167       $120,513  104.9%    121.9%    127.8%
Residence Inn - Austin, TX II ..............       $104,965       $139,394  136.7%    122.2%    167.1%
Residence Inn - South Bend, IN .............       $ 42,844       $ 71,250   91.2%    130.2%    118.8%

                                                   $106,243       $142,272  113.5%    117.1%    133.0%

Courtyard - Salt Lake City, UT .............       $119,281       $150,000  117.5%    113.7%    133.6%
Courtyard - Austin, TX .....................       $124,342       $157,843  131.1%    116.3%    152.4%
Courtyard - Tampa, FL ......................       $119,250       $148,889  125.4%     98.5%    123.4%
Courtyard - Fort Wayne, IN .................       $ 69,140       $ 96,479  122.7%    142.3%    174.5%
Courtyard - Louisville, KY .................       $ 83,779       $135,088  104.6%     95.1%     99.5%
Courtyard - Merrillville, IN ...............       $ 82,527       $107,143  117.6%    110.9%    130.5%
Courtyard - Sugarland, TX ..................       $ 74,473       $ 87,500  123.4%     99.5%    122.8%
Courtyard - Mesquite, TX ...................       $ 72,416       $ 94,059  132.0%    114.7%    151.4%
Courtyard - Mishawaka, IN ..................       $ 91,026       $121,795  112.1%    113.8%    127.6%
Courtyard - Pontiac, MI ....................       $ 63,501       $ 91,818  104.7%     91.8%     96.1%
Courtyard - Valparaiso, IN .................       $ 42,709       $ 69,369  109.4%    104.6%    114.4%
Courtyard - Benton Harbor, MI ..............       $ 26,772       $ 67,347   89.2%     93.8%     83.7%

                                                   $ 81,194       $110,952  117.1%    107.1%    126.0%

Marriott - Denver, CO ......................       $141,860       $180,645  113.0%    123.3%    139.3%
Marriott - Bedford Park, IL ................       $141,655       $192,500  119.5%    102.0%    121.9%
Marriott - Austin, TX ......................       $105,604       $160,664  115.2%    108.6%    125.0%
Marriott - Pontiac, MI .....................       $ 48,123       $128,966   97.3%     93.7%     91.2%

                                                   $106,274       $163,469  113.1%    110.4%    125.1%

Renaissance - Plantantion, FL ..............       $102,544       $169,200  120.6%    107.5%    129.7%
Renaissance - Broomfield, CO ...............       $ 82,056       $187,931  106.1%    102.5%    108.8%

                                                   $ 92,682       $178,216  114.4%    105.4%    120.8%

Fairfield Inn & Suites - Brandon, FL .......       $ 95,153       $114,953  116.7%    100.1%    116.8%
Fairfield Inn & Suites - Merrillville, IN ..       $ 66,903       $ 82,301  109.4%    104.6%    114.4%
Fairfield Inn & Suites - Austin, TX ........       $ 68,968       $ 87,302  132.6%    100.0%    132.7%
Fairfield Inn & Suites - Valparaiso, IN ....       $ 36,365       $ 50,794   94.4%     93.7%     88.4%

                                                   $ 70,455       $ 87,572  117.7%    102.8%    121.2%

Hampton Inn - Bedford Park, IL .............       $ 98,440       $152,941  110.0%    103.3%    113.6%
Hampton Inn - Merrillville, IN .............       $ 91,344       $117,188  124.9%    127.7%    159.5%

                                                   $ 96,499       $143,162  113.8%    109.6%    125.5%

Springhill Suites - Austin, TX .............       $ 80,208       $110,526  111.4%    121.6%    135.4%
Springhill Suites - Schaumberg, IL .........       $ 77,529       $124,242  121.2%    108.1%    131.1%

                                                   $ 78,963       $116,901  115.8%    115.5%    133.4%

Holiday Inn Express - Bedford Park, IL .....       $125,309       $157,692  114.5%    117.0%    134.0%
Holiday Inn Express - Merrillville, IN .....       $ 84,097       $109,677  120.8%    118.2%    142.8%
Holiday Inn Select - Grand Rapids, MI ......       $ 27,693       $ 61,486   95.8%    116.9%    112.0%

                                                   $ 71,161       $102,866  112.6%    117.3%    132.0%

Hilton Garden Inn - Bedford Park, IL .......       $124,429       $172,989  101.1%     99.8%    100.8%

Sleep Inn - Bedford Park, IL ...............       $ 86,981       $113,333  132.6%    100.0%    132.7%

TOTAL/WEIGHTED AVERAGE .....................       $ 92,936       $134,942  113.5%    110.9%    126.1%

*    RLJ Hotel Pool Properties ADR, Occupancy and RevPAR information obtained from Smith Travel Research ("STR") Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids for which the STR Report is dated March 2006.

                                      D-34

                                 RLJ HOTEL POOL

                  RLJ HOTEL POOL FINANCIAL PERFORMANCE SUMMARY

                                                           2003                        2004                          2005
                                               ---------------------------  ---------------------------  ---------------------------
PROPERTY NAME                                    ADR    OCCUPANCY  REV PAR    ADR    OCCUPANCY  REV PAR    ADR    OCCUPANCY  REV PAR
---------------------------------------------  -------  ---------  -------  -------  ---------  -------  -------  ---------  -------

Marriott -- Denver, CO ......................  $ 94.80     54.8%    $51.91  $105.09    67.5%     $70.98  $113.84    71.7%     $81.60
Marriott -- Bedford Park, IL ................  $107.55     67.7%    $72.79  $113.14    73.4%     $83.08  $122.54    69.3%     $84.91
Renaissance -- Plantantion, FL ..............  $ 87.88     72.9%    $64.03  $100.91    79.9%     $80.59  $118.78    77.9%     $92.52
Marriott -- Austin, TX ......................  $ 89.41     59.9%    $53.53  $ 89.46    64.0%     $57.26  $100.98    67.6%     $68.22
Hilton Garden Inn -- Bedford Park, IL .......    N/A        N/A       N/A     N/A       N/A        N/A   $108.10    64.5%     $69.67
Residence Inn -- Plantation, FL .............  $ 87.08     82.3%    $71.69  $ 97.87    86.5%     $84.63  $113.28    83.7%     $94.86
Renaissance -- Broomfield, CO ...............  $108.75     51.6%    $56.15  $111.37    64.7%     $72.08  $124.69    66.5%     $82.89
Courtyard -- Salt Lake City, UT .............  $ 82.72     66.7%    $55.17  $ 89.76    66.6%     $59.79  $ 88.73    75.1%     $66.63
Residence Inn Galleria -- Houston, TX .......  $107.86     67.4%    $72.67  $103.18    56.7%     $58.51  $103.19    76.8%     $79.25
Hampton Inn -- Bedford Park, IL .............  $101.64     75.5%    $76.70  $107.95    73.3%     $79.11  $114.43    74.2%     $84.94
Marriott -- Pontiac, MI .....................  $101.22     65.9%    $66.71  $107.60    60.4%     $64.95  $111.69    63.3%     $70.70
Holiday Inn Express -- Bedford Park, IL .....  $108.37     78.7%    $85.25  $112.92    78.6%     $88.73  $123.32    78.1%     $96.37
Courtyard -- Austin, TX .....................  $105.98     63.7%    $67.51  $ 99.31    67.8%     $67.37  $110.30    70.3%     $77.52
Springhill Suites -- Austin, TX .............  $ 65.72     53.0%    $34.83  $ 65.87    55.1%     $36.32  $ 81.14    68.8%     $55.82
Residence Inn -- Round Rock, TX .............  $ 88.31     65.6%    $57.96  $ 90.19    71.7%     $64.69  $ 97.75    80.8%     $78.97
Residence Inn -- Austin, TX .................  $ 93.30     77.4%    $72.25  $ 91.29    83.7%     $76.37  $104.61    80.3%     $84.01
Courtyard -- Tampa, FL ......................  $ 94.31     73.3%    $69.13  $101.34    78.8%     $79.89  $110.45    76.7%     $84.66
Residence Inn -- Pontiac, MI ................  $ 84.73     78.1%    $66.14  $ 85.97    78.2%     $67.26  $ 87.64    81.3%     $71.27
Residence Inn -- Schaumberg, IL .............  $ 98.82     73.5%    $72.68  $ 96.18    75.6%     $72.74  $ 99.25    83.3%     $82.66
Sleep Inn -- Bedford Park, IL ...............  $ 82.40     77.4%    $63.75  $ 79.76    84.5%     $67.40  $ 81.16    89.8%     $72.87
Springhill Suites -- Schaumberg, IL .........  $ 82.78     63.6%    $52.64  $ 83.46    67.2%     $56.07  $ 91.79    73.2%     $67.19
Fairfield Inn & Suites -- Brandon, FL .......  $ 70.90     69.8%    $49.47  $ 74.75    73.8%     $55.16  $ 83.67    77.0%     $64.43
Courtyard -- Fort Wayne, IN .................  $ 77.49     61.2%    $47.39  $ 82.09    60.6%     $49.75  $ 86.72    60.9%     $52.85
Courtyard -- Louisville, KY .................    N/A       N/A       N/A    $ 94.55    27.2%     $25.71  $ 91.12    54.3%     $49.47
Courtyard -- Merrillville, IN ...............  $ 89.52     52.7%    $47.21  $ 96.09    57.0%     $54.82  $ 98.39    63.1%     $62.06
Residence Inn -- Louisville, CO .............  $ 94.06     64.3%    $60.53  $ 91.53    73.6%     $67.41  $ 97.97    68.3%     $66.95
Residence Inn -- Fishers, IN ................  $ 79.97     84.2%    $67.35  $ 96.52    73.1%     $70.58  $ 94.46    81.8%     $77.25
Courtyard -- Sugarland, TX ..................  $ 85.24     72.3%    $61.60  $ 84.04    65.6%     $55.09  $ 87.66    70.7%     $61.94
Residence Inn -- Sugarland, TX ..............  $ 96.04     76.8%    $73.77  $ 89.99    77.3%     $69.53  $ 94.74    84.0%     $79.61
Fairfield Inn & Suites -- Merrillville, IN ..  $ 63.87     59.0%    $37.68  $ 66.71    58.3%     $38.91  $ 71.49    63.3%     $45.27
Courtyard -- Mesquite, TX ...................  $ 80.75     61.4%    $49.62  $ 82.76    67.5%     $55.86  $ 88.58    68.7%     $60.83
Residence Inn -- Merrillville, IN ...........  $ 93.41     76.3%    $71.23  $ 99.55    78.1%     $77.71  $102.03    75.8%     $77.35
Courtyard -- Mishawaka, IN ..................  $ 93.28     69.3%    $64.62  $ 99.55    68.1%     $67.82  $104.04    72.6%     $75.56
Courtyard -- Pontiac, MI ....................  $ 98.03     57.9%    $56.79  $ 94.38    59.4%     $56.06  $ 93.71    59.0%     $55.30
Residence Inn II -- Austin, TX ..............  $ 88.68     63.7%    $56.46  $ 86.97    73.7%     $64.13  $ 97.64    80.8%     $78.91
Hampton Inn -- Merrillville, IN .............  $ 81.62     64.8%    $52.88  $ 86.70    64.9%     $56.25  $ 91.75    73.8%     $67.68
Holiday Inn Express -- Merrillville, IN .....  $ 84.32     71.2%    $60.05  $ 86.44    68.6%     $59.30  $ 89.77    71.3%     $63.97
Courtyard -- Valparaiso, IN .................  $ 72.25     51.1%    $36.89  $ 79.04    53.2%     $42.04  $ 75.22    59.6%     $44.81
Fairfield Inn & Suites -- Austin, TX ........  $ 65.94     54.1%    $35.70  $ 61.03    62.9%     $38.37  $ 76.86    69.5%     $53.40
Holiday Inn Select -- Grand
   Rapids, MI ...............................  $ 77.79     29.9%    $23.29  $ 71.69    59.0%     $42.31  $ 73.04    66.4%     $48.50
Residence Inn -- South Bend, IN .............  $ 80.15     75.2%    $60.24  $ 80.03    82.3%     $65.86  $ 88.11    81.8%     $72.07
Courtyard -- Benton Harbor, MI ..............  $ 75.45     55.8%    $42.11  $ 78.86    56.2%     $44.35  $ 81.56    48.1%     $39.23
Fairfield Inn & Suites -- Valparaiso, IN ....  $ 66.93     63.2%    $42.32  $ 71.22    57.1%     $40.64  $ 68.97    61.5%     $42.39
AVERAGE .....................................  $ 87.54     65.9%    $58.07  $ 90.14    67.9%     $61.56  $ 96.41    71.8%     $69.47

                                               TRAILING 12-MONTH APRIL 2006         UNDERWRITTEN
                                               ----------------------------  ---------------------------
PROPERTY NAME                                    ADR    OCCUPANCY  REV PAR     ADR    OCCUPANCY  REV PAR
---------------------------------------------  -------  ---------  -------   -------  ---------  -------

Marriott -- Denver, CO ......................  $117.47    72.4%    $ 85.03   $125.00    72.5%    $ 90.64
Marriott -- Bedford Park, IL ................  $129.79    64.2%    $ 83.30   $150.00    75.0%    $112.50
Renaissance -- Plantantion, FL ..............  $128.85    78.8%    $101.54   $128.85    78.8%    $101.54
Marriott -- Austin, TX ......................  $108.15    71.3%    $ 77.16   $108.15    71.3%    $ 77.16
Hilton Garden Inn -- Bedford Park, IL .......  $108.40    69.4%    $ 75.20   $118.00    75.0%    $ 88.50
Residence Inn -- Plantation, FL .............  $117.04    85.8%    $100.43   $117.04    85.8%    $100.43
Renaissance -- Broomfield, CO ...............  $128.32    64.4%    $ 82.62   $128.32    64.4%    $ 82.62
Courtyard -- Salt Lake City, UT .............  $ 92.56    76.0%    $ 70.30   $ 92.56    76.0%    $ 70.30
Residence Inn Galleria -- Houston, TX .......  $108.70    82.9%    $ 90.13   $109.73    80.0%    $ 87.79
Hampton Inn -- Bedford Park, IL .............  $116.69    74.5%    $ 86.98   $116.69    74.5%    $ 86.98
Marriott -- Pontiac, MI .....................  $117.97    62.5%    $ 73.76   $117.97    62.5%    $ 73.76
Holiday Inn Express -- Bedford Park, IL .....  $126.39    81.4%    $102.94   $126.39    80.0%    $101.11
Courtyard -- Austin, TX .....................  $112.33    73.8%    $ 82.93   $112.33    73.8%    $ 82.93
Springhill Suites -- Austin, TX .............  $ 84.10    77.6%    $ 65.26   $ 84.10    77.6%    $ 65.26
Residence Inn -- Round Rock, TX .............  $102.00    82.6%    $ 84.25   $106.41    80.0%    $ 85.13
Residence Inn -- Austin, TX .................  $107.30    82.6%    $ 88.67   $107.30    82.6%    $ 88.67
Courtyard -- Tampa, FL ......................  $115.10    76.1%    $ 87.63   $115.10    76.1%    $ 87.63
Residence Inn -- Pontiac, MI ................  $ 90.92    81.3%    $ 73.92   $ 90.92    80.0%    $ 72.73
Residence Inn -- Schaumberg, IL .............  $ 99.14    82.9%    $ 82.21   $ 99.14    82.9%    $ 82.21
Sleep Inn -- Bedford Park, IL ...............  $ 83.71    89.6%    $ 74.97   $ 83.71    89.6%    $ 74.97
Springhill Suites -- Schaumberg, IL .........  $ 94.19    74.3%    $ 69.98   $ 94.19    74.3%    $ 69.98
Fairfield Inn & Suites -- Brandon, FL .......  $ 89.01    76.9%    $ 68.42   $ 94.49    72.0%    $ 68.04
Courtyard -- Fort Wayne, IN .................  $ 86.82    64.6%    $ 56.06   $ 86.82    64.6%    $ 56.06
Courtyard -- Louisville, KY .................  $ 93.00    58.8%    $ 54.69   $ 95.98    60.0%    $ 57.59
Courtyard -- Merrillville, IN ...............  $ 99.86    65.3%    $ 65.24   $ 99.86    65.3%    $ 65.24
Residence Inn -- Louisville, CO .............  $ 99.66    65.8%    $ 65.58   $ 99.66    65.8%    $ 65.58
Residence Inn -- Fishers, IN ................  $ 94.99    82.9%    $ 78.77   $ 96.75    80.0%    $ 77.40
Courtyard -- Sugarland, TX ..................  $ 91.39    73.1%    $ 66.79   $ 91.39    73.1%    $ 66.79
Residence Inn -- Sugarland, TX ..............  $ 98.06    86.4%    $ 84.68   $ 98.06    86.4%    $ 84.68
Fairfield Inn & Suites -- Merrillville, IN ..  $ 73.74    62.5%    $ 46.05   $ 84.00    68.0%    $ 57.12
Courtyard -- Mesquite, TX ...................  $ 90.70    71.1%    $ 64.53   $ 90.70    71.1%    $ 64.53
Residence Inn -- Merrillville, IN ...........  $103.15    74.2%    $ 76.53   $103.15    74.2%    $ 76.53
Courtyard -- Mishawaka, IN ..................  $103.41    74.4%    $ 76.92   $103.41    72.6%    $ 75.10
Courtyard -- Pontiac, MI ....................  $ 95.38    62.7%    $ 59.81   $ 95.38    62.0%    $ 59.13
Residence Inn II -- Austin, TX ..............  $103.35    83.2%    $ 86.03   $103.35    83.2%    $ 86.03
Hampton Inn -- Merrillville, IN .............  $ 93.49    75.4%    $ 70.50   $ 93.49    75.4%    $ 70.50
Holiday Inn Express -- Merrillville, IN .....  $ 92.40    72.1%    $ 66.62   $ 92.40    72.1%    $ 66.62
Courtyard -- Valparaiso, IN .................  $ 75.51    59.3%    $ 44.80   $ 75.51    59.3%    $ 44.80
Fairfield Inn & Suites -- Austin, TX ........  $ 82.47    69.8%    $ 57.60   $ 85.60    70.0%    $ 59.92
Holiday Inn Select -- Grand
   Rapids, MI ...............................  $ 72.26    69.5%    $ 50.19   $ 72.26    69.5%    $ 50.19
Residence Inn -- South Bend, IN .............  $ 90.15    79.0%    $ 71.21   $ 90.15    79.0%    $ 71.21
Courtyard -- Benton Harbor, MI ..............  $ 82.14    53.7%    $ 44.14   $ 82.14    53.7%    $ 44.14
Fairfield Inn & Suites -- Valparaiso, IN ....  $ 70.15    57.4%    $ 40.24   $ 73.25    63.0%    $ 46.12
AVERAGE .....................................  $102.93    72.5%    $ 74.74   $104.95    72.9%    $ 76.74

*    RLJ Hotel Pool Properties ADR, Occupancy and RevPAR information obtained from Smith Travel Research ("STR") Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids for which the STR Report is as of March 2006.

                                      D-35

--------------------------------------------------------------------------------
                                 RLJ HOTEL POOL
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "RLJ Hotel Pool Loan") is secured by a first mortgage encumbering 43 full-service, limited-service and extended stay hotels. The RLJ Hotel Pool Loan represents approximately 4.7% of the
     Cut-Off Date Pool Balance. The RLJ Hotel Pool Loan was originated on June
     14, 2006 and has a principal balance as of the Cut-Off Date of
     $146,092,500. The RLJ Hotel Pool Loan, which is evidenced by a pari passu note, dated June 14, 2006, is a portion of a whole loan with an original principal balance of $504,548,870. The other loans related to the RLJ Hotel
     Pool Loan are evidenced by seven separate pari passu notes, each dated June
     14, 2006 (the "RLJ Hotel Pool Pari Passu Companion Loans"), with an original aggregate principal balance of $358,456,370. The RLJ Hotel Pool
     Pari Passu Companion Loans will not be assets of the Trust Fund. The RLJ
     Hotel Pool Pari Passu Companion Loans and the RLJ Hotel Pool Loan are
     governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in the Prospectus
     Supplement. The RLJ Hotel Pool Loan provides for interest-only payments for the first 42 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The RLJ Hotel Pool Loan has a remaining term of 119 months and matures on
     July 1, 2016. The RLJ Hotel Pool Loan may be prepaid on or after August 1,
     2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWERS. The borrowers consist of 42 separate special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the RLJ Hotel Pool Loan. The sponsor of the borrowers is Robert L. Johnson. Mr. Johnson is the founding
     Chairman and CEO of Black Entertainment Television and has served on the
     Board of Directors of Hilton Hotels Corporation and U.S. Airways.

o    THE PROPERTIES. The Mortgaged Properties consist of 43 full-service, limited-service and extended stay hotels containing, in the aggregate, approximately 5,429 rooms. Based upon the trailing 12-month period ending
     April 30, 2006, the average occupancy rate for the properties securing the
     RLJ Hotel Pool Loan was approximately 72.5%.

o    SUBSTITUTION. The borrowers may substitute properties of like kind and quality subject to certain criteria including franchise name, geographic diversity and a no downgrade letter from the Rating Agencies with respect to substitutions of the 10 largest Mortgaged Properties as well as if greater than 10.0% of the portfolio in the aggregate are being substituted.

o    RELEASE. The release of an individual property will be permitted subject to a defeasance amount equal to 120% of the outstanding principal balance of the allocated loan amount with respect to each of the 10 largest properties. With respect to the balance of the properties, the release price percentage of the outstanding principal balance of the allocated loan amount of such property will be equal to the amounts set forth below.

                                 RELEASE PRICE
APPLICABLE LOAN AMOUNT PREPAID     PERCENTAGE
------------------------------   -------------
0-5% .........................        105%
Greater than 5% - 15% ........        110%
Greater than 15% - 20% .......        115%
Greater than 20% .............        120%

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o    MANAGEMENT. White Lodging Services Corporation ("White Lodging") is the
     property manager for the properties securing the RLJ Hotel Pool Loan.
     Established in 1985 and headquartered in Merrillville, Indiana, White
     Lodging is a fully integrated hotel ownership, development and operating company with a current portfolio consisting of 106 Marriott, Renaissance,
     Radisson, Hilton and Intercontinental-branded hotels in thirteen states.

                                      D-36

--------------------------------------------------------------------------------
                             500-512 SEVENTH AVENUE
--------------------------------------------------------------------------------

                  [PICTURES OF 500-512 SEVENTH AVENUE OMITTED]

                                      D-37

--------------------------------------------------------------------------------
                             500-512 SEVENTH AVENUE
--------------------------------------------------------------------------------

                     [MAP OF 500-512 SEVENTH AVENUE OMITTED]

                                      D-38

--------------------------------------------------------------------------------
                             500-512 SEVENTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $137,314,250
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                             Jacob Chetrit, Joseph Moinian and Edward J.
                                                         Minskoff Equities, Inc.
TYPE OF SECURITY                                                       Leasehold
MORTGAGE RATE                                                            5.7064%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          119 / 299
LOCKBOX                                                                      Yes
UP-FRONT RESERVES
   TAX/INSURANCE                                 Yes
   ENGINEERING                            $   15,410
   GROUND RENT                            $   81,250
   FREE RENT(1)                           $  695,160
   OUTSTANDING TI/LC(2)                   $2,344,842
ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                 Yes
   REPLACEMENT                            $  233,929
   TI/LC(3)                               $  877,235
   GROUND RENT                            $  487,500
   FREE RENT(1)                           $  568,361
ADDITIONAL FINANCING                      Pari Passu Debt          $137,314,250
                                                   B-Note          $ 24,975,048
                                           Mezzanine Debt          $ 24,989,064

                                                             WHOLE
                                           PARI PASSU      MORTGAGE
                                            NOTES(4)         LOAN
                                          ------------   ------------
CUT-OFF DATE BALANCE                      $274,628,500   $299,603,548
CUT-OFF DATE BALANCE/SF                   $        235   $        256
CUT-OFF DATE LTV                                  68.7%          74.9%
MATURITY DATE LTV                                 52.7%          57.8%
UW DSCR ON NCF                                    1.17x          1.06x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                              1,169,647
OCCUPANCY AS OF JUNE 1, 2006                                               95.7%
YEAR BUILT / YEAR RENOVATED                                          1921 / 2000
APPRAISED VALUE                                                     $400,000,000
PROPERTY MANAGEMENT                          Newmark & Company Real Estate, Inc.
UW ECONOMIC OCCUPANCY                                                      94.8%
UW REVENUES                                                         $ 39,572,738
UW TOTAL EXPENSES                                                   $ 13,822,539
UW NET OPERATING INCOME (NOI)                                       $ 25,750,198
UW NET CASH FLOW (NCF)                                              $ 24,113,629
--------------------------------------------------------------------------------

(1)  Initial reserve established for iVillage free rent beginning in January
     2009, and ongoing from January 2009 through December 2013.

(2)  Funds were escrowed for existing landlord TI/LC obligations.

(3)  Ongoing annual TI/LC reserve is capped at $1,500,000.

(4)  LTV ratios, DSC ratios and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of or debt service on, as applicable, the
     500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu
     Companion Loan.

                                      D-39

--------------------------------------------------------------------------------
                             500-512 SEVENTH AVENUE
--------------------------------------------------------------------------------

                                TENANT SUMMARY

                                                                    % OF NET   BASE                 % OF TOTAL
                                       RATINGS(1)     NET RENTABLE  RENTABLE   RENT   ANNUAL BASE  ANNUAL BASE          LEASE
TENANT                             MOODY'S/S&P/FITCH    AREA (SF)     AREA      PSF       RENT         RENT          EXPIRATION
---------------------------------  -----------------  ------------  --------  ------  -----------  -----------  ------------------

MAJOR TENANTS
   Target Corporation ...........       A2/A+/A+           99,700      8.5%   $17.85  $ 1,779,645        5.5%        March 2015
   The New York Times Company ...      Baa1/A-/A           82,822      7.1    $38.00    3,147,236        9.7       November 2015
   iVillage, Inc. ...............       NR/NR/NR           56,668      4.8    $33.45    1,895,372        5.8         April 2015
   S. Rothschild & Co. Inc. .....       NR/NR/NR           49,989      4.3    $23.00    1,149,567        3.5         June 2014
   Fleet Street Ltd. ............       NR/NR/NR           42,923      3.7    $19.06      818,132        2.5    Multiple Spaces(2)
                                                        ---------    -----            -----------      -----
   TOTAL MAJOR TENANTS ..........                         332,102     28.4%   $26.47  $ 8,789,952       27.0%
NON-MAJOR TENANTS ...............                         787,605     67.3    $30.11   23,713,366       73.0
                                                        ---------    -----            -----------      -----
OCCUPIED TOTAL ..................                       1,119,707     95.7%   $29.03  $32,503,318      100.0%
VACANT SPACE ....................                          49,940      4.3            ===========      =====
                                                        ---------    -----
TOTAL ...........................                       1,169,647    100.0%
                                                        =========    =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease

(2)  Under the terms of multiple leases, approximately 7,216 square feet expire on a month to month basis, approximately 33,561 square feet expire in
     January 2008 and approximately 2,146 square feet expire in January 2015,

                            LEASE EXPIRATION SCHEDULE

                                                                          CUMULATIVE      % OF      CUMULATIVE
               # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF    BASE RENT     % OF BASE
   YEAR          EXPIRING        EXPIRING      EXPIRING     EXPIRING*      EXPIRING*    ROLLING*   RENT ROLLING*
------------   -----------   ---------------   --------   -------------   ----------   ---------   -------------

   2006              7           $19.94          33,430        2.9%          2.9%         2.1%           2.1%
   2007              4           $23.01          26,798        2.3%          5.1%         1.9%           3.9%
   2008             11           $24.15          68,422        5.8%         11.0%         5.1%           9.0%
   2009              9           $21.79          55,985        4.8%         15.8%         3.8%          12.8%
   2010             15           $31.44         157,802       13.5%         29.3%        15.3%          28.0%
   2011              8           $35.86          97,521        8.3%         37.6%        10.8%          38.8%
   2012              6           $35.84          65,088        5.6%         43.2%         7.2%          46.0%
   2013              8           $32.77          39,675        3.4%         46.6%         4.0%          50.0%
   2014              7           $23.63         105,551        9.0%         55.6%         7.7%          57.7%
   2015             18           $29.19         391,552       33.5%         89.1%        35.2%          92.8%
   2016              3           $28.90          32,860        2.8%         91.9%         2.9%          95.7%
Thereafter           6           $30.76          45,023        3.8%         95.7%         4.3%         100.0%
  Vacant             0               NA          49,940        4.3%        100.0%         0.0%         100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-40

--------------------------------------------------------------------------------
                             500-512 SEVENTH AVENUE
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "500-512 Seventh Avenue Loan") is secured by a first lien leasehold interest in an office building located in New
     York, New York. The 500-512 Seventh Avenue Loan represents approximately
     4.5% of the Cut-Off Date Pool Balance. The 500-512 Seventh Avenue Loan was
     originated on July 7, 2006 and has a principal balance as of the Cut-Off
     Date of $137,314,250. The 500-512 Seventh Avenue Loan, which is evidenced by a pari passu note, dated July 7, 2006, is a portion of a whole loan with an original principal balance of $300,000,000. The other loans related to the 500-512 Seventh Avenue Loan are evidenced by two separate notes, each dated July 7, 2006 (the "500-512 Seventh Avenue Pari Passu Companion Loan"
     and the "500-512 Seventh Avenue Subordinate Companion Loan" and,
     collectively with the 500-512 Seventh Avenue Loan, the "500-512 Seventh
     Avenue Whole Loan"), with original principal balances of $137,500,000 and
     $25,000,000, respectively. The 500-512 Seventh Avenue Pari Passu Companion
     Loan and the 500-512 Seventh Avenue Subordinate Companion Loan will not be assets of the Trust Fund. The 500-512 Seventh Avenue Loan, the 500-512
     Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue
     Subordinate Companion Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement as described under "DESCRIPTION OF THE MORTGAGE
     POOL--Co-Lender Loans" in the Prospectus Supplement.

     The 500-512 Seventh Avenue Loan has a remaining term of 119 months and matures on July 11, 2016. The 500-512 Seventh Avenue Loan may be prepaid on or after April 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is 500-512 Seventh Avenue Limited Partnership, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 500-512
     Seventh Avenue Loan. The sponsors are Jacob Chetrit, Joseph Moinian and
     Edward J. Minskoff Equities, Inc. Mr. Moinian and Mr. Chetrit are the
     majority owners of the sponsorship group and are both New York City-based real estate owners and operators that own numerous office properties in
     Manhattan as well as additional commercial properties throughout the United
     States. Mr. Moinian heads the Moinian Group, which has been actively involved in greater New York commercial real estate for over 15 years, and currently owns and controls a portfolio that exceeds 20 million square feet of office, industrial, retail, residential and hotel properties throughout the United States and abroad. Mr. Chetrit heads the Chetrit Group, which has been involved in real estate for approximately 20 years. The Chetrit
     Group has interests in over 15 million square feet in locations such as New
     York, Philadelphia and Los Angeles.

o    THE PROPERTY. The Mortgaged Property is an approximately 1,169,647 square foot office building situated on approximately 1.2 acres. The Mortgaged
     Property was constructed in 1921 and renovated in 2000. The Mortgaged
     Property is located in New York, New York. As of June 1, 2006, the occupancy rate for the Mortgaged Property securing the 500-512 Seventh
     Avenue Loan was approximately 95.7%.

     The largest tenant is Target Corporation ("Target"), occupying approximately 99,700 square feet, or approximately 8.5% of the net rentable area. Target, the nation's second largest discount chain, operates nearly
     1,400 Target and SuperTarget stores in 47 states, as well as an online business called Target.com. As of July 21, 2006, Target was rated "A+"
     (S&P), "A2" (Moody's) and "A+" (Fitch). The Target lease expires in March
     2015. The second largest tenant is The New York Times Company ("The
     NYTimes"), occupying approximately 82,822 square feet, or approximately
     7.1% of the net rentable area. The NYTimes is a diversified media company, including newspapers, internet businesses, television and radio stations and investments in paper mills and other investments. The company operates three segments, namely the News Media Group, which is comprised of the New
     York Times Media Group, the New England Media Group and the Regional Media
     Group; the Broadcast Media Group, which consists of nine network-affiliated television stations, including KAUT-TV and About.com, an online source for consumer information and advice. As of July 21, 2006, The NYTimes was rated
     "A-" (S&P), "Baa1" (Moody's) and "A" (Fitch). The NYTimes lease expires in
     November 2015. The third largest tenant is iVillage, Inc. ("iVillage"), a subsidiary of NBC Universal, Inc., occupying approximately 56,668 square feet, or approximately 4.8% of the net rentable area. iVillage is "the
     Internet for women" and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage (NASDAQ: IVIL) was established in
     1995 and is headquartered in New York, New York. The iVillage lease expires in April 2015.

                                      D-41

--------------------------------------------------------------------------------
                             500-512 SEVENTH AVENUE
--------------------------------------------------------------------------------

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o    MEZZANINE DEBT. A mezzanine loan with an original amount of $25,000,000 was provided by Wachovia Bank, National Association, on July 7, 2006. The
     mezzanine loan is not an asset of the Trust Fund and is secured by a pledge in the equity interests in the borrower for the 500-512 Seventh Avenue
     Loan. The mezzanine loan carries a fixed interest rate of 10.250% per annum and matures in July 2016.

o    MANAGEMENT. Newmark & Company Real Estate, Inc. ("Newmark") is the property manager for the Mortgaged Property securing the 500-512 Seventh Avenue
     Loan. Newmark is an independent, full-service real estate firm, providing real estate solutions to corporations, property owners, investors and developers across the globe. Newmark serves as leasing agent and/or property manager for approximately 50 million square feet of commercial space in the United States.

                                      D-42

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                                 GLENDALE CENTER
--------------------------------------------------------------------------------

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                                      D-43

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                                 GLENDALE CENTER
--------------------------------------------------------------------------------

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                                      D-44

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                                 GLENDALE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                $125,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  Maguire Properties L.P.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                            5.8175%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                      Yes
UP-FRONT RESERVES
   TAX/INSURANCE                                 Yes
   ENGINEERING                            $    7,500
   FUNDED HOLDBACK (1)                    $8,000,000
ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                 Yes
   TI/LC(2)                               $  598,016
ADDITIONAL FINANCING                                                        None
CUT-OFF DATE BALANCE                                                $125,000,000
CUT-OFF DATE BALANCE/SF                                             $        327
CUT-OFF DATE LTV                                                           79.6%
MATURITY DATE LTV                                                          79.6%
UW DSCR ON NCF                                                             1.38x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Glendale, CA
PROPERTY TYPE                                                       Office - CBD
SIZE (SF)                                                                382,841
OCCUPANCY AS OF MAY 31, 2006                                               81.7%
YEAR BUILT / YEAR RENOVATED                                          1972 / 1996
APPRAISED VALUE                                                     $157,000,000
PROPERTY MANAGEMENT                                     Maguire Properties, L.P.
UW ECONOMIC OCCUPANCY(3)                                                   96.5%
UW REVENUES                                                         $ 15,140,147
UW TOTAL EXPENSES                                                   $  4,555,879
UW NET OPERATING INCOME (NOI)                                       $ 10,584,268
UW NET CASH FLOW (NCF)                                              $ 10,180,570
--------------------------------------------------------------------------------

(1)  Thirty-six (36) months after the closing of the Mortgage Loan, the borrower will have six (6) opportunities to apply for release of the Lease-Up
     Reserve in whole or in part given: (i) no event of default, and (ii)
     minimum DSC ratio of 1.15x . At the expiration of the Reserve Period, in the event there are funds remaining in the account, the borrower may elect to use the funds to pay down the principal balance of the Mortgage Loan
     (subject to the appropriate lockout and prepayment penalties as described herein), or if such election is not made, the funds will be placed into a
     Earnout TILC Reserve account. For the remainder of the term of the Mortgage
     Loan, the borrower may apply for release of the Earnout TILC Reserve given:
     (i) no event of default, and (ii) a minimum DSC ratio of 1.15x.

(2)  Maximum deposits to the ongoing TI/LC reserve shall be $3,588,093.

(3)  A master lease from Maguire Properties, L.P. was required, commencing on the closing date of the Mortgage Loan at a base rate of $23.50 per square foot plus CAM reimbursements plus associated parking income. The mortgagee will release the master lease in whole or in part at the earlier to occur of: (i) the borrower entering into leases on the related space (or any portion thereof) on a minimum 5-year term at income (rent + CAM + parking)
     sufficient to achieve a minimum DSC ratio equal to 1.15x based on the actual constant on a 30-year amortization schedule, (ii) the Underwritten
     Net Cash Flow supports a minimum DSC ratio of 1.15x based on the actual constant on a 30-year amortization schedule without giving credit to the master lease, or (iii) 2 years from the closing of the Mortgage Loan.

                                      D-45

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                                 GLENDALE CENTER
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                                                       % OF
                                                                % OF NET                              TOTAL
                                 RATINGS(1)      NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL           LEASE
          TENANT             MOODY'S/S&P/FITCH     AREA (SF)      AREA        PSF       BASE RENT   BASE RENT       EXPIRATION
--------------------------   -----------------   ------------   --------   ---------   ----------   ---------   ------------------

MAJOR TENANTS
   Disney Enterprises ....        A2/A-/NR          156,215       40.8%      $23.73    $3,706,690      45.9%         June 2011
   Bank of America .......      Aa2/AA-/AA-         136,030       35.5       $29.60     4,026,436      49.8     Multiple Spaces(2)
                                                    -------      -----                 ----------     -----
   TOTAL MAJOR TENANTS ...                          292,245       76.3%      $26.46    $7,733,126      95.7%
NON-MAJOR TENANTS ........                           20,462        5.3       $17.15       351,012       4.3
                                                    -------      -----                 ----------     -----
OCCUPIED TOTAL ...........                          312,707       81.7%      $25.85    $8,084,138     100.0%
                                                                                       ==========     =====
VACANT SPACE .............                           70,134       18.3
                                                    -------      -----
TOTAL ....................                          382,841      100.0%
                                                    =======      =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 66,091 square feet expire in October 2010 and approximately 69,939 square feet expire in April 2013.

                            LEASE EXPIRATION SCHEDULE

                                                                        CUMULATIVE      % OF       CUMULATIVE
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF    BASE RENT     % OF BASE
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*      ROLLING*     ROLLING*   RENT ROLLING*
----------   -----------   ---------------   --------   -------------   ----------   ---------   -------------

   2006           0             $ 0.00              0        0.0%           0.0%        0.0%           0.0%
   2007           1             $20.00          2,020        0.5%           0.5%        0.5%           0.5%
   2008           0             $ 0.00              0        0.0%           0.5%        0.0%           0.5%
   2009           0             $ 0.00              0        0.0%           0.5%        0.0%           0.5%
   2010           3             $28.59         66,091       17.3%          17.8%       23.4%          23.9%
   2011           8             $22.82        162,457       42.4%          60.2%       45.9%          69.7%
   2012           0             $ 0.00              0        0.0%          60.2%        0.0%          69.7%
   2013           3             $30.55         69,939       18.3%          78.5%       26.4%          96.2%
   2014           1             $25.46         12,200        3.2%          81.7%        3.8%         100.0%
   2015           0             $ 0.00              0        0.0%          81.7%        0.0%         100.0%
   2016           0             $ 0.00              0        0.0%          81.7%        0.0%         100.0%
Thereafter        0             $ 0.00              0        0.0%          81.7%        0.0%         100.0%
  Vacant          0                 NA         70,134       18.3%         100.0%        0.0%         100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-46

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                                 GLENDALE CENTER
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Glendale Center Loan") is secured by a first mortgage encumbering an office building located in Glendale,
     California. The Glendale Center Loan represents approximately 4.1% of the
     Cut-Off Date Pool Balance. The Glendale Center Loan was originated on June
     27, 2006 and has a principal balance as of the Cut-Off Date of
     $125,000,000. The Glendale Center Loan provides for interest-only payments for the entire term.

     The Glendale Center Loan has a remaining term of 119 months and matures on
     July 11, 2016. The Glendale Center Loan may be prepaid on or after January
     11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is Maguire Properties - 611 N. Brand LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the
     Glendale Center Loan. The sponsor is Maguire Properties L.P., a Maryland limited partnership, of which Maguire Properties, Inc. ("Maguire
     Properties") is the sole general partner. As of June 24, 2006, Maguire
     Properties, a publicly traded REIT (NYSE: MPG), was trading on the NYSE at
     $36.80 per share with a market capitalization of $1.70 billion. Maguire
     Properties owns approximately 14.8 million square feet of office space contained within 23 properties and undeveloped land that it believes can support up to 5.0 million square feet of office, retail and/or residential space. See "RISK FACTORS--The Mortgage Loans--Bankruptcy Proceedings Entail
     Certain Risks" for a discussion of a prior bankruptcy involving an entity under common sponsorship with the borrower.

o    THE PROPERTY. The Mortgaged Property is an approximate 382,841 square foot office building situated on approximately 5.4 acres. The Mortgaged Property was constructed in 1972 and renovated in 1996. The Mortgaged Property is located in Glendale, California within the Los Angeles, California metropolitan statistical area. As of May 31, 2006, the occupancy rate for the Mortgaged Property was approximately 81.7%.

     The largest tenant is Disney Enterprises ("Disney"), occupying approximately 156,215 square feet, or approximately 40.8% of the net rentable area. Disney is a diversified international entertainment company with operations in creative content, broadcasting and theme parks and resorts. The company is currently the world's second largest media entertainment conglomerate and ranks 63rd in the Fortune 500 with annual revenues of over $31 billion and an equity market capitalization of nearly
     $65 billion as of June 24, 2006. Disney is a component of both the Dow
     Jones Industrial and Standard and Poor's 500 indices. The Disney lease expires in June 2011. As of July 21, 2006, Disney was rated "A2" (Moody's)
     and "A-" (S&P). The second largest tenant is Bank of America Corporation
     ("Bank of America"), occupying approximately 136,030 square feet, or approximately 35.5% of the net rentable area. Bank of America is currently the nation's second largest bank with over $1.2 trillion in total assets.
     Bank of America is ranked 12th in the Fortune 500, with a market capitalization of $230 billion as of June 24, 2006. Bank of America employs over 176,000 associates worldwide, divided between three main segments:
     Consumer and Commercial Banking, Global and Corporate Investment Banking
     and Asset Management and Equity Investment. Bank of America has multiple leases, with approximately 66,091 square feet expiring in October 2010 and
     69,939 square feet expiring in April 2013. As of July 21, 2006, Bank of
     America was rated "Aa2" (Moody's), "AA-" (S&P) and "AA-" (Fitch).

o    RELEASE. There is a parcel of land adjacent to the Mortgaged Property (the
     "Adjacent Land Parcel") for which Maguire Properties is considering development opportunities. The Adjacent Land Parcel is currently part of the Mortgaged Property, but may be released subsequent to the Closing Date provided that the borrower must: (a) provide individual surveys, legal descriptions and any such other information requested by and reasonably acceptable to the mortgagee reflecting the legal separation of the Adjacent
     Land Parcel from the Mortgaged Property; (b) provide such easements, maintenance agreements, access agreements or other agreements as reasonably required by the mortgagee so the use, access, appeal, marketability or value of the Mortgaged Property are not impeded or impaired; and (c) the
     Borrower shall not actively solicit any then-current tenant or parent company of a then-current tenant at the Mortgaged Property for tenancy at the Adjacent Land Parcel without the mortgagee's prior written consent.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

o    MANAGEMENT. Maguire Properties, L.P., the sponsor, is the property manager for the Mortgaged Property securing the Glendale Center Loan.

                                      D-47

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                                      D-48

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                                      D-50

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                               HARDEN RANCH PLAZA
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $75,700,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.5%

NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                                   Russell R. Pratt and Thomas S. deRegt
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.850%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX(2)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                               Yes
   ENGINEERING                            $ 27,750

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                               Yes
   REPLACEMENT                            $ 88,615
   TI/LC(3)                               $265,846

ADDITIONAL FINANCING(4)                                                     None

   CUT-OFF DATE BALANCE                                              $75,700,000
   CUT-OFF DATE BALANCE/SF                                           $       171
   CUT-OFF DATE LTV                                                        64.1%
   MATURITY DATE LTV                                                       59.9%
   UW DSCR ON NCF                                                          1.21x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Salinas, CA
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                443,077
OCCUPANCY AS OF JULY 11, 2006                                             100.0%
YEAR BUILT / YEAR RENOVATED                                            1991 / NA
APPRAISED VALUE                                                     $118,100,000
PROPERTY MANAGEMENT                                        Pratt/Goldsmith, Inc.
UW ECONOMIC OCCUPANCY                                                      97.0%
UW REVENUES                                                           $8,934,856
UW TOTAL EXPENSES                                                     $2,137,703
UW NET OPERATING INCOME (NOI)                                         $6,797,152
UW NET CASH FLOW (NCF)                                                $6,486,865
--------------------------------------------------------------------------------

(1)  Subject to certain tests as described in the Mortgage Loan documents, the
     Mortgage Loan permits tenant specific parcels to be released at a cost of
     93.75% of the appraised value. Such tests include a maximum LTV ratio of
     65% on the remaining collateral and a minimum DSC ratio of 1.25x during the
     TTM period, calculated excluding rent associated with the collateral to be released.

(2)  A lockbox will be required (i) upon the occurrence of an event of default or (ii) if the DSC ratio, as computed by the mortgagee, is less than 1.10x.

(3)  Capped at $531,692.

(4)  Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 65.0% and a combined minimum DSC ratio of 1.25x as described in the related Mortgage Loan documents. Future unsecured debt is permitted in the form of a revolving line of credit in an annual amount not to exceed
     $900,000.

                                      D-51

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                               HARDEN RANCH PLAZA
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                                 TENANT SUMMARY

                                                                % OF NET                            % OF TOTAL
                                  RATINGS*       NET RENTABLE   RENTABLE   BASE RENT      ANNUAL      ANNUAL         LEASE
TENANT                       MOODY'S/S&P/FITCH     AREA (SF)      AREA        PSF       BASE RENT    BASE RENT     EXPIRATION
--------------------------   -----------------   ------------   --------   ---------   ----------   ----------   -------------

MAJOR TENANTS
   Safeway ...............     Baa2/BBB-/BBB         52,686       11.9%      $12.86    $  677,542       9.3%     August 2011
   Ashley Home Store .....        NR/NR/NR           49,548       11.2       $ 9.88       489,534       6.8      November 2017
   Bed, Bath & Beyond ....       NR/BBB/NR           30,001        6.8       $11.60       348,012       4.8      January 2012
   Salinas Athletic ......        NR/NR/NR           28,000        6.3       $ 3.74       104,720       1.4      August 2015
   Marshalls .............        A3/A/NR            27,000        6.1       $10.50       283,500       3.9      January 2012
   Office Depot ..........      Baa3/BBB-/NR         25,258        5.7       $13.31       336,184       4.6      August 2009
   Circuit City ..........        NR/NR/NR           23,945        5.4       $14.06       336,667       4.6      January 2008
                                                     ------      -----                 ----------     -----
   TOTAL MAJOR TENANTS ...                          236,438       53.4%      $10.90    $2,576,158      35.5%
NON-MAJOR TENANTS ........                          206,639       46.6       $22.63     4,675,294      64.5
                                                    -------      -----                 ----------     -----
OCCUPIED TOTAL ...........                          443,077      100.0%      $16.37    $7,251,452     100.0%
                                                                                       ==========     =====
VACANT SPACE .............                                0        0.0
                                                    -------      -----
TOTAL ....................                          443,077      100.0%
                                                    =======      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                                                                                                              CUMULATIVE %
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   OF BASE RENT
   YEAR        ROLLING         ROLLING        ROLLING     EXPIRING*          ROLLING*           ROLLING*        ROLLING*
----------   -----------   ---------------   --------   -------------   ------------------   --------------   ------------

    2006           3            $25.00         3,410         0.8%               0.8%               1.2%            1.2%
    2007           8            $20.07        34,207         7.7%               8.5%               9.5%           10.6%
    2008          18            $21.82        72,056        16.3%              24.8%              21.7%           32.3%
    2009           9            $15.01        51,962        11.7%              36.5%              10.8%           43.1%
    2010          10            $26.75        28,849         6.5%              43.0%              10.6%           53.7%
    2011           5            $15.46        68,980        15.6%              58.6%              14.7%           68.4%
    2012           5            $14.50        75,840        17.1%              75.7%              15.2%           83.6%
    2013           2            $22.93        14,625         3.3%              79.0%               4.6%           88.2%
    2014           0            $ 0.00             0         0.0%              79.0%               0.0%           88.2%
    2015           2            $ 5.15        29,600         6.7%              85.7%               2.1%           90.3%
    2016           0            $ 0.00             0         0.0%              85.7%               0.0%           90.3%
Thereafter         2            $11.05        63,548        14.3%             100.0%               9.7%          100.0%
   Vacant          0              NA               0         0.0%             100.0%               0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-52

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                               HARDEN RANCH PLAZA
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Harden Ranch Plaza Loan") is secured by a first mortgage encumbering an anchored retail center located in Salinas,
     California. The Harden Ranch Plaza Loan represents approximately 2.5% of the Cut-Off Date Pool Balance. The Harden Ranch Plaza Loan was originated on July 7, 2006 and has a principal balance as of the Cut-Off Date of
     $75,700,000. The Harden Ranch Plaza Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed payments of principal and interest.

     The Harden Ranch Plaza Loan has a remaining term of 119 months and matures on July 11, 2016. The Harden Ranch Plaza Loan may be prepaid on or after
     May 11, 2016, and permits defeasance with United States government obligations beginning three years after the first payment date.

o    THE BORROWER. The borrowers are Salinas Shopping Center Associates Limited
     Partnership and DDI Salinas II, LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Harden Ranch Plaza Loan. The sponsors of the borrowers are Russell R. Pratt and Thomas S. deRegt. Mr.
     Pratt is the President of The Pratt Company, a California-based real estate development company with offices in San Francisco and Salinas. Mr. Pratt has been active in the retail industry for the past thirty years and has developed more than 2,000,000 square feet of retail space as well as two mini-storage facilities with over 135,000 square feet. Mr. deRegt is the principal and President of deRegt Development, Inc., a Monterey,
     California-based real estate development company that has been active in single family, multifamily and land development since 1989. Mr. deRegt is active in the Salinas market.

o    THE PROPERTY. The Mortgaged Property is an approximately 443,077 square foot anchored retail building situated on approximately 57.6 acres. The
     Mortgaged Property was constructed in 1991. The Mortgaged Property is located in Salinas, California. As of July 11, 2006, the occupancy rate for the Mortgaged Property securing the Harden Ranch Plaza Loan was approximately 100.0%.

     The largest tenant is Safeway, Inc. ("Safeway"), occupying approximately
     52,686 square feet, or approximately 11.9% of the net rentable area.
     Safeway is one of North America's largest food retailers, with approximately 1,775 stores located mostly in the Western, Midwestern and
     Mid-Atlantic regions of the United States, as well as Western Canada. As of
     July 25, 2006, Safeway was rated "Baa2" (Moody's), "BBB-" (S&P) and "BBB"
     (Fitch). The Safeway lease expires in August 2011. The second largest tenant is Ashley Home Store ("Ashley"), occupying approximately 49,548 square feet, or approximately 11.2% of the net rentable area. Founded in
     1945, Ashley is the largest home furniture manufacturer in the United
     States and the number one selling brand of home furniture in North America.
     It operates more than 200 Ashley Furniture Home Stores, independently owned shops that sell only Ashley Furniture products in the United States, Canada and Japan. The Ashley lease expires in November 2017. The third largest tenant is Bed, Bath & Beyond, Inc. ("Bed, Bath & Beyond"), occupying approximately 30,001 square feet, or approximately 6.8% of the net rentable area. Founded in 1971, Bed, Bath & Beyond is the number one superstore domestics retailer in the United States. As of July 25, 2006, Bed, Bath &
     Beyond was rated "BBB" (S&P). The Bed, Bath & Beyond lease expires in
     January 2012.

o    PARTIAL RELEASE. The Mortgage Loan permits tenant specific parcels to be released at a cost of 93.75% of the appraised value, subject to the satisfaction of certain criteria set forth in the related Mortgage Loan documents, including the remaining collateral having a maximum LTV ratio of
     65% and a minimum DSC ratio of 1.25x during the TTM period, calculated excluding rent associated with the collateral to be released.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagor-designated lockbox account. At any time during the term of the Harden Ranch Plaza Loan, (i) if the DSC ratio, as computed by the mortgagee, is less than 1.10x or (ii) upon the occurrence of an event of default under the Mortgage Loan documents, the amount in the lockbox will be swept daily into a mortgagee-designated lock box account.

o    MANAGEMENT. Pratt/Goldsmith, Inc. ("PGI"), an affiliate of the sponsors, is the property manager for the Mortgaged Property securing the Harden Ranch
     Plaza Loan. PGI currently manages three retail centers totaling approximately 930,000 square feet. PGI has successfully managed the
     Mortgaged Property for 14 consecutive years and has maintained at least a
     98% occupancy.

                                      D-53

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                                      D-55

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                      BACARA AND MONTELENA AT THE CANYONS
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                                      D-56

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                       BACARA AND MONTELENA AT THE CANYONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $63,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                        Michael J. Sauter
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.500%
MATURITY DATE                                                      June 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           118 / IO
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                                     Yes

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                     Yes
   REPLACEMENT                                  $125,796

ADDITIONAL FINANCING(2)                   Mezzanine Debt             $11,386,000

CUT-OFF DATE BALANCE                                                 $63,000,000
CUT-OFF DATE BALANCE/UNIT                                            $   100,159
CUT-OFF DATE LTV                                                           77.8%
MATURITY DATE LTV                                                          77.8%
UW DSCR ON NCF                                                             1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Phoenix, AZ
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                                 629
OCCUPANCY AS OF JULY 10, 2006                                              91.9%
YEAR BUILT / YEAR RENOVATED                                            2004 / NA
APPRAISED VALUE                                                      $81,000,000
PROPERTY MANAGEMENT                                  S-J Management LLC and Gray
                                                          Clow Residential L.L.C
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $7,070,967
UW TOTAL EXPENSES                                                     $2,039,609
UW NET OPERATING INCOME (NOI)                                         $5,031,358
UW NET CASH FLOW (NCF)                                                $4,905,558
--------------------------------------------------------------------------------

(1)  A lockbox will be required (i) upon the occurrence of an event of default or (ii) if the DSC ratio, as computed by the mortgagee, is less than 1.05x.

(2)  Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 90.0% and a combined minimum DSC ratio of 1.05x as described in the related Mortgage Loan documents.

                                      D-57

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                       BACARA AND MONTELENA AT THE CANYONS
--------------------------------------------------------------------------------

                              BACARA AT THE CANYONS

                                     APPROXIMATE    APPROXIMATE
UNIT MIX            NO. OF UNITS   UNIT SIZE (SF)     NRA (SF)    % OF NRA    MARKET RENT
-----------------   ------------   --------------   -----------   --------   -------------

1 BR/1BA ........         60              703          42,150        21.4%   $         854
2 BR/1BA ........         25              695          17,375         8.8    $         889
2 BR/2 BA .......        126              905         114,004        57.9    $       1,002
3 BR/2 BA .......         22            1,060          23,320        11.8    $       1,149
                         ---                          -------       -----
TOTAL/AVERAGE ...        233              845         196,849       100.0%   $965/$1.14/SF
                         ===                          =======       =====

                            MONTELENA AT THE CANYONS

                                     APPROXIMATE    APPROXIMATE
UNIT MIX            NO. OF UNITS   UNIT SIZE (SF)     NRA (SF)    % OF NRA    MARKET RENT
-----------------   ------------   --------------   -----------   --------   -------------

Studio ..........         78              492          38,400         14.6%  $         721
1 BR/1BA ........        150              518          77,640         29.4   $         767
2 BR/1BA ........         24              695          16,680          6.3   $         879
2 BR/2 BA .......         72              785          56,544         21.4   $         939
3 BR/2 BA .......         36              972          34,992         13.3   $       1,054
4 BR/2 BA .......         36            1,095          39,420         15.0   $       1,249
                         ---                           ------        -----
TOTAL/AVERAGE ...        396              666         263,676        100.0%  $866/$1.30/SF
                         ===                          =======        =====

                                      D-58

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                       BACARA AND MONTELENA AT THE CANYONS
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Bacara and Montelena at the Canyons
     Loan") is secured by a first mortgage encumbering a 629-unit multifamily complex located in Phoenix, Arizona. The Bacara and Montelena at the
     Canyons Loan represents approximately 2.0% of the Cut-Off Date Pool
     Balance. The Bacara and Montelena at the Canyons Loan was originated on May
     31, 2006 and has a principal balance as of the Cut-Off Date of $63,000,000.
     The Bacara and Montelena at the Canyons Loan provides for interest-only payments for the entire loan term.

     The Bacara and Montelena at the Canyons Loan has a remaining term of 118 months and matures on June 11, 2016. The Bacara and Montelena at the
     Canyons Loan may be prepaid on or after April 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o    THE BORROWER. The borrower is M&B Property Holdings L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bacara and Montelena at the Canyons Loan. The sponsor of the borrower is Michael J. Sauter, the principal of S-J Management LLC ("S-J"). S-J is a full-service real estate investment firm engaged in the business of acquiring, managing and selling multifamily rental properties throughout the Seattle and the Western
     Washington area, and more recently, in Phoenix, Arizona.

o    THE PROPERTY. The Mortgaged Property is a 629-unit complex that consists of
     233 garden-style units and 396 urban-style units in a total of 42 buildings situated on approximately 15.6 acres. The Mortgaged Property was constructed in 2004. The Mortgaged Property is located in Phoenix, Arizona.
     The amenities at the Mortgaged Property include a fitness center, residential relations center, leasing center, security access gate, four swimming pools and a spa. As of July 10, 2006, the occupancy rate for the
     Mortgaged Property securing the Bacara and Montelena at the Canyons Loan was approximately 91.9%.

o    LOCKBOX ACCOUNT. At any time during the term of the Bacara and Montelena at the Canyons Loan (i) if the DSC ratio, as computed by the mortgagee, falls below 1.05x, or (ii) upon the occurrence of an event of default, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lockbox account.

o    PROPERTY MANAGEMENT. S-J, an affiliate of the sponsor, and Gray Clow
     Residential L.L.C., are the property managers for the Mortgaged Property securing the Bacara and Montelena at the Canyons Loan. S-J currently manages a portfolio of approximately 1,372 properties.

                                      D-59

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                                      D-60

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                           YUMA PALMS REGIONAL CENTER
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                                      D-61

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                           YUMA PALMS REGIONAL CENTER
--------------------------------------------------------------------------------

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                                      D-62

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                           YUMA PALMS REGIONAL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                 $62,530,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                Inland Real Estate Investment Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.470%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM /
AMORTIZATION                                                            119 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES                                   None

ONGOING ANNUAL RESERVES
   TAX/INSURANCE*                              Springing

ADDITIONAL FINANCING                      Mezzanine Debt             $ 8,000,000

CUT-OFF DATE BALANCE                                                 $62,530,000
CUT-OFF DATE BALANCE/SF                                              $       156
CUT-OFF DATE LTV                                                           63.8%
MATURITY DATE LTV                                                          63.8%
UW DSCR ON NCF                                                             1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                                Yuma, AZ
PROPERTY TYPE                                                  Retail - Anchored
SIZE (SF)                                                                400,141
OCCUPANCY AS OF MAY 31, 2006                                               97.9%
YEAR BUILT / YEAR RENOVATED                                            2004 / NA
APPRAISED VALUE                                                      $98,000,000
PROPERTY MANAGEMENT                 Inland Continental Property Management Corp.
UW ECONOMIC OCCUPANCY                                                      95.2%
UW REVENUES                                                           $8,444,699
UW TOTAL EXPENSES                                                     $2,749,809
UW NET OPERATING INCOME (NOI)                                         $5,694,890
UW NET CASH FLOW (NCF)                                                $5,431,769
--------------------------------------------------------------------------------

*    Tax and insurance reserves will be required in the event the borrower fails to provide evidence that taxes have been paid and that the related
     Mortgaged Property is insured.

                                      D-63

--------------------------------------------------------------------------------
                           YUMA PALMS REGIONAL CENTER
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                                                              % OF
                                                                           % OF                   ANNUAL     ANNUAL
                                          RATINGS(1)     NET RENTABLE  NET RENTABLE  BASE RENT     BASE       BASE        LEASE
TENANTS                               MOODY'S/S&P/FITCH    AREA (SF)       AREA         PSF        RENT       RENT     EXPIRATION
------------------------------------  -----------------  ------------  ------------  ---------  ----------   ------  --------------

ANCHOR TENANTS - NOT PART OF                                                         NOT PART OF COLLATERAL
   COLLATERAL                                                                        NOT PART OF COLLATERAL
   JC Penney .......................    Baa3/BBB-/BBB-                               NOT PART OF COLLATERAL
   Dillard's .......................      B3/BB/BB-                                  NOT PART OF COLLATERAL
   Target ..........................       A2/A+/A+                                  NOT PART OF COLLATERAL
   Kohl's ..........................      A3/BBB+/A
   Sam's Club ......................      Aa2/AA/AA
TOTAL ANCHOR - NOT PART OF
COLLATERAL .........................
ANCHOR TENANTS - COLLATERAL ........
   Harkins Yuma Palms ..............       NR/NR/NR         63,255         15.8%       $13.00    $  822,315   13.3%   January 2020
   Sports Authority ................       NR/B/NR          34,947          8.7        $11.97       418,404    6.7    January 2016
   Marshall's ......................       A3/A/NR          28,500          7.1        $ 9.40       267,900    4.3   September 2014
   Jo-Ann Fabrics ..................       B1/B-/NR         25,000          6.2        $12.50       312,500    5.0    January 2016
TOTAL ANCHOR TENANTS - COLLATERAL ..                     ---------        -----                  ----------  -----
TOP 5 NON-ANCHOR TENANTS ...........                       151,702         37.9%       $12.00    $1,821,119   29.4%
   Ross ............................      NR/BBB/NR         29,983          7.5%       $11.25    $  337,309    5.4%   January 2015
   Linens 'n Things ................       B3/B/B-          24,943          6.2        $13.25       330,495    5.3    January 2015
   Best Buy ........................    Baa2/BBB/BBB+       19,792          4.9        $12.00       237,504    3.8    January 2015
   PETsMART ........................       NR/BB/NR         19,184          4.8        $12.00       230,208    3.7    January 2020
   Old Navy ........................    Baa3/BBB-/BBB-      14,800          3.7        $12.50       185,000    3.0     April 2010
                                                         ---------        -----                  ----------  -----
TOTAL TOP 5 NON-ANCHOR TENANTS .....                       108,702         27.2%       $12.15    $1,320,516   21.3%
NON-MAJOR TENANTS ..................                       131,159         32.8        $23.35     3,063,023   49.4
                                                         ---------        -----                  ----------  -----
OCCUPIED COLLATERAL TOTAL ..........                       391,563         97.9%       $15.85    $6,204,658  100.0%
                                                                                                 ==========  =====
VACANT SPACE .......................                         8,578          2.1
                                                         ---------        -----
COLLATERAL TOTAL ...................                       400,141        100.0%
                                                         =========        =====
PROPERTY TOTAL .....................                     1,050,006(2)
                                                         =========

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Property total square footage was derived from the appraisal dated April
     11, 2006.

                                      D-64

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                           YUMA PALMS REGIONAL CENTER
--------------------------------------------------------------------------------

                            LEASE EXPIRATION SCHEDULE

             # OF LEASES   WA BASE RENT/SF   TOTAL SF    % OF TOTAL     CUMULATIVE %      % OF BASE       CUMULATIVE % OF
   YEAR        EXPIRING        EXPIRING      EXPIRING   SF EXPIRING*   OF SF ROLLING*   RENT ROLLING*   BASE RENT ROLLING*
----------   -----------   ---------------   --------   ------------   --------------   -------------   ------------------

   2006            1            $ 0.00          2,260        0.6%            0.6%            0.0%               0.0%
   2007            0            $ 0.00              0        0.0%            0.6%            0.0%               0.0%
   2008            0            $ 0.00              0        0.0%            0.6%            0.0%               0.0%
   2009            2            $18.98         10,035        2.5%            3.1%            3.1%               3.1%
   2010           19            $21.91         46,712       11.7%           14.7%           16.5%              19.6%
   2011            4            $24.62         11,166        2.8%           17.5%            4.4%              24.0%
   2012            1            $21.00          5,490        1.4%           18.9%            1.9%              25.9%
   2013            0            $ 0.00              0        0.0%           18.9%            0.0%              25.9%
   2014            9            $15.81         45,618       11.4%           30.3%           11.6%              37.5%
   2015           13            $15.17        103,459       25.9%           56.2%           25.3%              62.8%
   2016            6            $14.56         81,541       20.4%           76.5%           19.1%              81.9%
Thereafter         4            $13.16         85,282       21.3%           97.9%           18.1%             100.0%
  Vacant           0                NA          8,578        2.1%          100.0%            0.0%             100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-65

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                           YUMA PALMS REGIONAL CENTER
--------------------------------------------------------------------------------

o    THE LOAN. The Mortgage Loan (the "Yuma Palms Regional Center Loan") is
     secured by a first mortgage encumbering an anchored retail center located in Yuma, Arizona. The Yuma Palms Regional Center Loan represents approximately 2.0% of the Cut-Off Date Pool Balance. The Yuma Palms
     Regional Center Loan was originated on June 13, 2006 and has a principal balance as of the Cut-Off Date of $62,530,000. The Yuma Palms Regional
     Center Loan provides for interest-only payments for the entire loan term.

     The Yuma Palms Regional Center Loan has a remaining term of 119 months and matures on July 11, 2016. The Yuma Palms Regional Center Loan may be
     prepaid with the payment of a yield maintenance premium on or after the date that is the eleventh (11th) day of the calendar month occurring after the date which is three (3) years following the start-up day, and may be prepaid without prepayment penalty or payment of a yield maintenance premium on or after April 11, 2016.

o    THE BORROWER. The borrower is Yuma Palms 1031, L.L.C., a special purpose
     Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Yuma
     Palms Regional Center Loan. The sponsor of the borrower is Inland Real
     Estate Investment Corporation ("IREIC"). IREIC is a wholly owned subsidiary of the Inland Group, Inc. IREIC syndicates limited partnerships and real estate investment trusts that acquire real estate and invest in mortgage loans. As of June 30, 2005, IREIC and its wholly owned subsidiaries, some of which include Inland Real Estate Exchange Corporation ("IREX"), Inland
     Western Retail Real Estate Advisory Services, Inc. and Inland Retail Real
     Estate Advisory Service, Inc., had a total stockholder's equity of
     $113,395,687, with liquidity of $44,222,445. Inland-sponsored companies have more than 100 million square feet under management and have managed assets in excess of $16.5 billion.

o    THE PROPERTY. The Mortgaged Property is an approximate 400,141 square foot anchored retail building situated on approximately 65.2 acres. The
     Mortgaged Property, located in Yuma, Arizona, was constructed in 2004. As of May 31, 2006, the occupancy rate for the Mortgaged Property securing the
     Yuma Palms Regional Center Loan was approximately 97.9%. The Mortgaged
     Property is part of the 1,050,006 square foot Yuma Palms open air regional shopping center ("Yuma Palms Regional Center"). Yuma Palms Regional Center
     is the largest commercial development in Yuma County's history and is a distinctive, high quality shopping environment in the Southwest quadrant of
     Arizona. Additionally, the Mortgaged Property is shadow-anchored by JC
     Penney, Dillard's, Target, Kohl's and Sam's Club.

     The largest tenant at the Mortgage Property is Harkins Yuma Palms
     ("Harkins"), occupying approximately 63,255 square feet, or approximately
     15.8% of the net rentable area. Established in 1933 as Arizona's first movie house, Harkins currently has over 300 screens. The Harkins lease expires in January 2020. The second largest tenant at the Mortgage Property is the Sports Authority ("Sports Authority"), occupying approximately
     34,947 square feet, or approximately 8.7% of the net rentable area. Sports
     Authority, headquartered in Englewood, CO, is a full-line sporting goods retailer offering a comprehensive assortment of brand name sporting apparel and equipment. As of April 29, 2006, Sports Authority operated 402 stores in 45 states under Sports Authority and Gart Sports names. The Sports
     Authority lease expires in January 2016. The third largest tenant at the
     Mortgage Property is Ross Stores ("Ross Stores"), occupying approximately
     29,983 square feet, or approximately 7.5% of the net rentable area. Ross
     Stores, Inc., a Fortune 500 and Nasdaq 100 (ROST) company headquartered in
     Pleasanton, California, is the nation's second largest off-price company with fiscal 2005 revenues of $4.9 billion. As of January 28, 2006, Ross
     Stores, Inc. operated 714 stores in 26 states and Guam. As of July 23,
     2006, Ross Stores was rated "BBB" (S&P).

o    MEZZANINE DEBT. There is $8,000,000 of existing mezzanine financing provided by Nomura. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interest in the borrower. The mezzanine loan is subject to the terms and an intercreditor agreement.

o    MANAGEMENT. Inland Continental Property Management Corp., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Yuma Palms Regional Center Loan.

                                      D-66

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                                      D-67

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                                PAN AM BUILDING
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                 $60,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        James C. Reynolds
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.170%
MATURITY DATE                                                    August 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           120 / IO
LOCKBOX                                                                      Yes
UP-FRONT RESERVES
   TAX/INSURANCE                                Yes
   TI/LC                                   $350,000
   RENT RESERVE(1)                         $194,446
   LEASING RESERVE(2)                      $235,035
   ENVIRONMENTAL                           $  1,250
ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                Yes
   REPLACEMENT(3)                          $ 31,601
   TI/LC(4)                               Springing
ADDITIONAL FINANCING(5)                                                     None
CUT-OFF DATE BALANCE                                                 $60,000,000
CUT-OFF DATE BALANCE/SF                                              $       285
CUT-OFF DATE LTV                                                           77.9%
MATURITY DATE LTV                                                          77.9%
UW DSCR ON NCF                                                             1.15x
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Honolulu, HI
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                210,670
OCCUPANCY AS OF JUNE 1, 2006                                               94.9%
YEAR BUILT / YEAR RENOVATED                                          1969 / 2004
APPRAISED VALUE                                                      $77,000,000
PROPERTY MANAGEMENT                      Shidler Hawaii Investment Partners, LLC
UW ECONOMIC OCCUPANCY                                                      95.6%
UW REVENUES                                                           $7,715,232
UW TOTAL EXPENSES                                                     $3,158,298
UW NET OPERATING INCOME (NOI)                                         $4,556,934
UW NET CASH FLOW (NCF)                                                $4,308,270
--------------------------------------------------------------------------------

(1)  The upfront Rent Reserve of $194,446 is for Royal State Financial covering
     6-month free rent period. Funds in this account will be used for shortfalls in debt service during this period. At the expiration of the free rent period on April 30, 2007, any remaining funds will be released back to the borrower.

(2)  The upfront Leasing Reserve of $235,035 is for tenant improvements and leasing commissions related to the Royal State Financial lease.

(3)  Ongoing annual replacement reserve is capped at $100,000.

(4)  Ongoing annual TI/LC will be waived until the Upfront TI/LC Reserve account falls below $100,000, at which point collections will commence at a rate of
     $100,000 annually up to a cap of $400,000 and will be replenished upon withdrawal.

(5)  Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 85.0%, a combined minimum DSC ratio of 1.10x and the receipt of an intercreditor and standstill agreement.

                                      D-68

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                                 PAN AM BUILDING
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                                                       % OF
                                                                                                       TOTAL
                                                                     % OF NET               ANNUAL    ANNUAL
                                        RATINGS(1)     NET RENTABLE  RENTABLE  BASE RENT     BASE      BASE          LEASE
              TENANT                MOODY'S/S&P/FITCH    AREA (SF)     AREA       PSF        RENT      RENT       EXPIRATION
----------------------------------  -----------------  ------------  --------  ---------  ----------  ------  ------------------

MAJOR TENANTS
   Royal State Financial .........       NR/NR/NR          19,991       9.5%     $17.53   $  350,431   10.1%        October 2011
   American Savings Bank .........     Baa2/BBB/NR         14,225       6.8      $ 7.60      108,130    3.1   Multiple Spaces(2)
   DTG Operations ................       NR/NR/NR          10,473       5.0      $16.07      168,280    4.8             May 2010
   Fidelity National Information
                                         NR/NR/NR          10,001       4.7      $14.96      149,565    4.3         October 2007
   State of Hawaii ...............      Aa2/AA-/NR          9,892       4.7      $14.40      142,445    4.1                  MTM
                                                           ------     -----               ----------  -----
   TOTAL MAJOR TENANTS ...........                         64,582      30.7%     $14.23   $  918,851   26.4%
NON-MAJOR TENANTS ................                        135,449      64.3      $18.89    2,558,005   73.6
                                                          -------     -----               ----------  -----
OCCUPIED TOTAL ...................                        200,031      94.9%     $17.38   $3,476,856  100.0%
VACANT SPACE .....................                         10,639       5.1               ==========  =====
                                                          -------     -----
TOTAL ............................                        210,670     100.0%
                                                          =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 11,716 square feet expire in December 2029 and 2,509 square feet expire on a month-to-month basis.

                            LEASE EXPIRATION SCHEDULE

                                                                                         CUMULATIVE
                            WA BASE                             CUMULATIVE   % OF BASE   % OF BASE
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL      % OF SF       RENT        RENT
    YEAR       EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*    ROLLING*     ROLLING*    ROLLING*
----------   -----------   --------   --------   ------------   ----------   ---------   ----------

   2006          24         $18.58     26,895        12.8%         12.8%       14.4%        14.4%
   2007          19         $17.92     35,187        16.7%         29.5%       18.1%        32.5%
   2008          23         $17.19     29,796        14.1%         43.6%       14.7%        47.2%
   2009          18         $18.24     26,978        12.8%         56.4%       14.2%        61.4%
   2010          18         $18.57     33,819        16.1%         72.5%       18.1%        79.5%
   2011           9         $18.02     35,640        16.9%         89.4%       18.5%        97.9%
   2012           0         $ 0.00          0         0.0%         89.4%        0.0%        97.9%
   2013           0         $ 0.00          0         0.0%         89.4%        0.0%        97.9%
   2014           0         $ 0.00          0         0.0%         89.4%        0.0%        97.9%
   2015           0         $ 0.00          0         0.0%         89.4%        0.0%        97.9%
   2016           0         $ 0.00          0         0.0%         89.4%        0.0%        97.9%
Thereafter        1         $ 6.15     11,716         5.6%         94.9%        2.1%       100.0%
   Vacant         0           NA       10,639         5.1%        100.0%        0.0%       100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-69

--------------------------------------------------------------------------------
                     EMBASSY SUITES -- SOUTH LAKE TAHOE, CA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                 $59,358,227
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                 Ken Corporation Ltd. & Roppongi-Tahoe LP
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.600%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 359
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  TAX/INSURANCE                           Yes

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                           Yes
  FF&E(1)                                 Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $59,358,227
CUT-OFF DATE BALANCE/ROOM                                            $   148,396
CUT-OFF DATE LTV                                                           74.9%
MATURITY DATE LTV                                                          64.6%
UW DSCR ON NCF                                                             1.39x
--------------------------------------------------------------------------------

           [PICTURE OF EMBASSY SUITES -- SOUTH LAKE TAHOE, CA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                    South Lake Tahoe, CA
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 400
OCCUPANCY AS OF MARCH 31, 2006(2)                                          70.3%
YEAR BUILT / YEAR RENOVATED                                            1991 / NA
APPRAISED VALUE                                                      $79,300,000
PROPERTY MANAGEMENT                                          Promus Hotels, Inc.
UW ECONOMIC OCCUPANCY                                                      71.0%
UW REVENUES                                                          $22,506,309
UW TOTAL EXPENSES                                                    $15,291,962
UW NET OPERATING INCOME (NOI)                                        $ 7,214,347
UW NET CASH FLOW (NCF)                                               $ 6,314,095
--------------------------------------------------------------------------------

(1)  Greater of (i) 3.0% of gross revenues (which may be increased to 5.0%
     during the last 2 years of the original term of the franchise agreement if during such time any franchise inspection report is not above 90%) or (ii)
     the actual amount as required by the management agreement.

(2)  Trailing 12-month occupancy.

                                      D-70

--------------------------------------------------------------------------------
                     EMBASSY SUITES -- SOUTH LAKE TAHOE, CA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
-----------------------------------------------------------------   ------------
King ............................................................         273
Double/Double ...................................................         123
Balcony .........................................................           4
                                                                          ---
   TOTAL ........................................................         400
                                                                          ===

MEETING/BALLROOM SPACES                                              SQUARE FEET
-----------------------------------------------------------------   ------------
S.S. Gov. Standford .............................................       1,053
S.S. Gov. Blaisdel ..............................................       1,053
S.S. Gov. Emerald ...............................................       1,053
S.S. Gov. Nevada ................................................       1,053
S.S. Gov. Tallac ................................................       1,900
S.S. Flying Cloud ...............................................         594
S.S. Niagara ....................................................         372
S.S. Meteor .....................................................         415
S.S. Mamie ......................................................         415
S.S. Echo .......................................................         415
                                                                        -----
   TOTAL ........................................................       8,323
                                                                        =====

FOOD AND BEVERAGE                                                      SEATING
-----------------------------------------------------------------   ------------
Echo Restaurant .................................................          45
Lounge ..........................................................          35
                                                                          ---
   TOTAL ........................................................          80
                                                                          ===

OTHER AMENITIES
-----------------------------
   Indoor Pool and Whirlpool
   Sundeck
   Fitness Center
   Gift Shop
   Sports Equipment Store
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR ..................................................                     2006
LATEST PERIOD .........................................   T 12 through 3/31/2006
OCCUPANCY .............................................                    70.3%
ADR ...................................................                  $173.76
REVPAR ................................................                  $122.18
UW OCCUPANCY ..........................................                    71.0%
UW ADR ................................................                  $173.76
UW REVPAR .............................................                  $123.37
--------------------------------------------------------------------------------

                                      D-71

--------------------------------------------------------------------------------
                             SIERRA HEALTH SERVICES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $50,750,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Triple Net Properties, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.550%
MATURITY DATE                                                    August 11, 2011
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            60 / IO
LOCKBOX*                                                               Springing

UP-FRONT RESERVES                                             None
ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                         Springing
ADDITIONAL FINANCING                      Secured Subordinate Debt   $17,250,000

CUT-OFF DATE BALANCE                                                 $50,750,000
CUT-OFF DATE BALANCE/SF                                              $       249
CUT-OFF DATE LTV                                                           68.3%
MATURITY DATE LTV                                                          68.3%
UW DSCR ON NCF                                                             1.74x
--------------------------------------------------------------------------------

                   [PICTURE OF SIERRA HEALTH SERVICES OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Las Vegas, NV
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                204,123
OCCUPANCY AS OF MAY 4, 2006                                               100.0%
YEAR BUILT / YEAR RENOVATED                                            1998 / NA
APPRAISED VALUE                                                      $74,300,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY                                                     100.0%
UW REVENUES                                                          $ 4,984,684
UW TOTAL EXPENSES                                                    $    49,847
UW NET OPERATING INCOME (NOI)                                        $ 4,934,837
UW NET CASH FLOW (NCF)                                               $ 4,900,136
--------------------------------------------------------------------------------

*    A lockbox will be required (i) upon the occurrence of an event of default,
     (ii) if the DSC ratio, as computed by the mortgagee, is less than 1.15x or
     (iii) upon failure of the mortgagor to repay outstanding subordinate debt within 180 days of July 25, 2006.

                                      D-72

--------------------------------------------------------------------------------
                             SIERRA HEALTH SERVICES
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                   % OF
                                                         NET        NET                            % OF TOTAL
                                        RATINGS*       RENTABLE  RENTABLE  BASE RENT  ANNUAL BASE    ANNUAL        LEASE
TENANT                             MOODY'S/S&P/FITCH  AREA (SF)    AREA       PSF         RENT      BASE RENT   EXPIRATION
---------------------------------  -----------------  ---------  --------  ---------  -----------  ----------  ------------

MAJOR TENANTS
   Sierra Health Services .......     NR/BB+/BBB-      204,123    100.0%     $24.42    $4,984,684    100.0%    January 2016
                                                       -------    -----                ----------    -----
   TOTAL ........................                      204,123    100.0%     $24.42    $4,984,684    100.0%
                                                       =======    =====                ==========    =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                        WA BASE                              CUMULATIVE      % OF     CUMULATIVE %
         # OF LEASES    RENT/SF   TOTAL SF   % OF TOTAL SF     % OF SF    BASE RENT   OF BASE RENT
 YEAR      EXPIRING    EXPIRING   EXPIRING     EXPIRING*      ROLLING*     ROLLING*     ROLLING*
------   -----------   --------   --------   -------------   ----------   ---------   -----------

2016          1         $24.42     204,123       100.0%        100.0%       100.0%       100.0%
Vacant        0             NA           0         0.0%        100.0%         0.0%       100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-73

--------------------------------------------------------------------------------
                            BEVERLY HILLS OFFICE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $47,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       The Casden Company
TYPE OF SECURITY                                                         Various
PARTIAL DEFEASEANCE(1)                                                       Yes
MORTGAGE RATE                                                             7.100%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX                                           Yes
   TI/LC(2)                               $1,500,000
ONGOING ANNUAL RESERVES
   TAX                                           Yes
   INSURANCE(3)                            Springing
ADDITIONAL FINANCING                                                        None
CUT-OFF DATE BALANCE                                                 $47,000,000
CUT-OFF DATE BALANCE/SF                                              $       225
CUT-OFF DATE LTV                                                           79.1%
MATURITY DATE LTV                                                          79.1%
UW DSCR ON NCF                                                             1.23x
--------------------------------------------------------------------------------

                 [PICTURE OF BEVERLY HILLS OFFICE POOL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                                       Beverly Hills, CA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                208,872
OCCUPANCY AS OF JUNE 23, 2006                                             100.0%
YEAR BUILT / YEAR RENOVATED                                         Various / NA
APPRAISED VALUE                                                      $59,400,000
PROPERTY MANAGEMENT                                        Casden Properties LLC
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                          $ 9,756,038
UW TOTAL EXPENSES                                                    $ 5,615,586
UW NET OPERATING INCOME (NOI)                                        $ 4,140,452
UW NET CASH FLOW (NCF)                                               $ 4,109,121
--------------------------------------------------------------------------------

(1)  The Beverly Hills Office Pool Loan allows for the release of individual properties subject to defeasance at a premium of 125.0% of the allocated loan amounts and the remaining properties must also have a combined maximum
     LTV ratio of 75.0% and a combined minimum DSC ratio of 1.20x.

(2)  The up-front TI/LC reserve includes $1,000,000 for the re-tenanting of the
     La Peer space and $500,000 for general use.

(3)  Ongoing annual insurance reserves will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

                                      D-74

--------------------------------------------------------------------------------
                            BEVERLY HILLS OFFICE POOL
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET                             % OF TOTAL
                                    RATINGS        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL     ANNUAL BASE       LEASE
TENANT                         MOODY'S/S&P/FITCH     AREA (SF)      AREA        PSF      BASE RENT       RENT        EXPIRATION
----------------------------   -----------------   ------------   --------   ---------   ----------   -----------   -------------

MAJOR TENANTS
   International Creative
      Management ...........        NR/NR/NR           76,229        36.5%     $45.00    $3,430,305       42.0%      January 2008
   NAPICO ..................        NR/NR/NR           39,888        19.1      $36.00     1,435,968       17.6      December 2010
   Brillstein Grey .........        NR/NR/NR           22,900        11.0      $33.24       761,196        9.3          July 2009
   Hochman Salkin ..........        NR/NR/NR           12,731         6.1      $40.20       511,786        6.3      February 2007
   Hersh Mannis & Bogen ....        NR/NR/NR            9,619         4.6      $40.56       390,147        4.8         April 2009
                                                       ------       -----                ----------      -----
   TOTAL MAJOR TENANTS .....                          161,367        77.3%     $40.46    $6,529,402       80.0%
NON-MAJOR TENANTS ..........                           47,505        22.7      $34.38     1,633,430       20.0
                                                      -------       -----                ----------      -----
OCCUPIED TOTAL .............                          208,872       100.0%     $39.08    $8,162,832      100.0%
VACANT SPACE ...............                                0         0.0                ==========      =====
                                                      -------       -----
TOTAL ......................                          208,872       100.0%
                                                      =======       =====

                            LEASE EXPIRATION SCHEDULE

                                                                                                              CUMULATIVE % OF
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          ROLLING*           ROLLING*         ROLLING*
----------   -----------   ---------------   --------   -------------   ------------------   --------------   ---------------

   2006           6             $34.57        12,666          6.1%               6.1%              5.4%              5.4%
   2007           4             $38.03        21,254         10.2%              16.2%              9.9%             15.3%
   2008           2             $44.77        77,588         37.1%              53.4%             42.6%             57.8%
   2009           9             $34.50        45,293         21.7%              75.1%             19.1%             77.0%
   2010           3             $35.78        42,993         20.6%              95.7%             18.8%             95.8%
   2011           1             $35.40         1,699          0.8%              96.5%              0.7%             96.6%
   2012           0             $ 0.00             0          0.0%              96.5%              0.0%             96.6%
   2013           1             $38.16         7,379          3.5%             100.0%              3.4%            100.0%
   2014           0             $ 0.00             0          0.0%             100.0%              0.0%            100.0%
   2015           0             $ 0.00             0          0.0%             100.0%              0.0%            100.0%
   2016           0             $ 0.00             0          0.0%             100.0%              0.0%            100.0%
Thereafter        0             $ 0.00             0          0.0%             100.0%              0.0%            100.0%
  Vacant          0                 NA             0          0.0%             100.0%              0.0%            100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-75

--------------------------------------------------------------------------------
                         MICHIGAN MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $46,300,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.5%
NUMBER OF MORTGAGE LOANS                                                       4
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                 Lightstone Holdings, LLC
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE*                                                             Yes
MORTGAGE RATE                                                             6.070%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          48
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes
UP-FRONT RESERVES
   TAX/INSURANCE                                 Yes
   ENGINEERING                            $1,791,336
   DEFERRED MAINTENANCE                   $   50,000
ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                 Yes
   REPLACEMENT                            $  270,984
ADDITIONAL FINANCING                                                        None
CUT-OFF DATE BALANCE                                                 $46,300,000
CUT-OFF DATE BALANCE/UNIT                                            $    53,036
CUT-OFF DATE LTV                                                           72.0%
MATURITY DATE LTV                                                          66.3%
UW DSCR ON NCF                                                             1.24x
--------------------------------------------------------------------------------

               [PICTURE OF MICHIGAN MULTIFAMILY PORTFOLIO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 4
LOCATION                                                                 Various
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                                 873
OCCUPANCY AS OF JUNE 22, 2006                                              92.8%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                      $64,300,000
PROPERTY MANAGEMENT                                   Beacon Property Management
                                                       Limited Liability Company
UW ECONOMIC OCCUPANCY                                                      85.0%
UW REVENUES                                                          $ 8,381,042
UW TOTAL EXPENSES                                                    $ 4,020,843
UW NET OPERATING INCOME (NOI)                                        $ 4,360,199
UW NET CASH FLOW (NCF)                                               $ 4,141,949
--------------------------------------------------------------------------------

*    The Oak Park Manor and Springwells Park Mortgage Loans allow for release subject to (i) a premium of 105.0% of the unpaid principal balance in addition to a yield maintenace charge, (ii) a combined maximum LTV ratio of
     80.0% and (iii) a combined minimum DSC ratio of 1.20x. The Stephenson House and Deerfield Woods Mortgage Loans allow for defeasance subject to (i) a minimum premium of 110.0% of the original principal balance, (ii) a combined maximum LTV ratio of 80.0% and (iii) a combined minimum DSC ratio of 1.20x.

                                      D-76

--------------------------------------------------------------------------------
                         MICHIGAN MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

                         MICHIGAN MULTIFAMILY PORTFOLIO

                                                                   CUT-OFF
                                  CUT-OFF                           DATE                        UNDERWRITTEN             APPRAISED
PROPERTY          PROPERTY          DATE     YEAR    YEAR          BALANCE                UW      NET CASH    APPRAISED    VALUE
NAME              LOCATION        BALANCE   BUILT RENOVATED UNITS PER UNIT OCCUPANCY* OCCUPANCY     FLOW        VALUE     PER UNIT
----------- ------------------- ----------- ----- --------- ----- -------- ---------- --------- ------------ ----------- ---------

Oak Park
   Manor    Oak Park, MI        $17,000,000  1950       0    298  $57,047      90.3%     82.6%   $1,552,546  $22,500,000 $75,503
Springwells
   Park     Dearborn, MI         16,750,000  1939    2005    303  $55,281      92.4      83.8%    1,451,056   25,400,000 $83,828
Deerfield
   Woods    Livonia, MI           7,550,000  1977    2005    144  $52,431      96.5      89.3%      683,110    9,800,000 $68,056
Stephenson
   House    Madison Heights, MI   5,000,000  1969    2005    128  $39,063      95.3      88.5%      455,237    6,600,000 $51,563
                                -----------                  ---                                 ----------  -----------
                                $46,300,000                  873  $53,036      92.8%     85.0%   $4,141,949  $64,300,000 $73,654
                                ===========                  ===                                 ==========  ===========

*    Occupancy date as of June 22, 2006 for all Mortgaged Properties.

                                      D-77

--------------------------------------------------------------------------------
                         MICHIGAN MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

                                 OAK PARK MANOR

                               APPROXIMATE
                                UNIT SIZE    APPROXIMATE
UNIT MIX        NO. OF UNITS       (SF)        NRA (SF)    % OF NRA     MARKET RENT
-------------   ------------   -----------   -----------   --------   --------------

1 BR/1 BA             69            683         47,096        17.5%   $         666
2 BR/1BA             206            950        195,700        72.6    $         890
3 BR/1 BA             13          1,060         13,780         5.1    $       1,115
3 BR/1.5 BA            4          1,300          5,200         1.9    $       1,380
3 BR/2 BA              6          1,300          7,800         2.9    $       1,280
                     ---                       -------       -----
TOTAL/AVERAGE        298            905        269,576       100.0%   $862/$0.95/SF
                     ===                       =======       =====

                                SPRINGWELLS PARK

                               APPROXIMATE
                                UNIT SIZE    APPROXIMATE
UNIT MIX        NO. OF UNITS      (SF)         NRA (SF)    % OF NRA     MARKET RENT
-------------   ------------   -----------   -----------   --------   --------------

Studio                 4            466          1,864         0.6%   $          645
1 BR/1BA              86            625         53,744        18.3    $          746
2 BR/1BA             105            900         94,488        32.1    $          955
2 BR/1.5 BA           63          1,250         78,750        26.8    $        1,200
3 BR/1 BA              8          1,236          9,888         3.4    $        1,308
3 BR/2.5 BA           37          1,500         55,500        18.9    $        1,380
                     ---                        ------       -----
TOTAL/AVERAGE        303            971        294,234       100.0%   $1004/$1.03/SF
                     ===                       =======       =====

                                 DEERFIELD WOODS

                               APPROXIMATE
                                UNIT SIZE    APPROXIMATE
UNIT MIX        NO. OF UNITS      (SF)        NRA (SF)     % OF NRA     MARKET RENT
-------------   ------------   -----------   -----------   --------   --------------

1 BR/1BA              72            800         57,600        42.1%   $         733
2 BR/1.5BA            71          1,100         78,100        57.1    $         892
2 BR/2 BA              1          1,100          1,100         0.8    $         999
                     ---                       -------       -----
TOTAL/AVERAGE        144            950        136,800       100.0%   $813/$0.86/SF
                     ===                       =======       =====

                                STEPHENSON HOUSE

                               APPROXIMATE
                                UNIT SIZE    APPROXIMATE
UNIT MIX        NO. OF UNITS      (SF)        NRA (SF)     % OF NRA     MARKET RENT
-------------   ------------   -----------   -----------   --------   --------------

Studio                 1           500             500         0.6%   $         580
1 BR/1BA              84           674          56,600        62.5    $         640
2 BR/1 BA             43           779          33,497        37.0    $         755
                     ---                        ------       -----
TOTAL/AVERAGE        128           708          90,597       100.0%   $678/$0.96/SF
                     ===                        ======       =====

                                      D-78

--------------------------------------------------------------------------------

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                                      D-79

--------------------------------------------------------------------------------
                                 MONTECITO PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $45,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                        Montecito Market Place Associates
TYPE OF SECURITY                                                            Both
MORTGAGE RATE                                                             6.090%
MATURITY DATE                                                    August 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           120 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                              None

ONGOING ANNUAL RESERVES
   TAX/INSURANCE/REPLACEMENT*             Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $45,000,000
CUT-OFF DATE BALANCE/SF                                              $       343
CUT-OFF DATE LTV                                                           69.2%
MATURITY DATE LTV                                                          69.2%
UW DSCR ON NCF                                                             1.29x
--------------------------------------------------------------------------------

                      [PICTURE OF MONTECITO PLAZA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          San Rafael, CA
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                131,018
OCCUPANCY AS OF JULY 10, 2006                                             100.0%
YEAR BUILT / YEAR RENOVATED                                          1957 / 1988
APPRAISED VALUE                                                      $65,000,000
PROPERTY MANAGEMENT                                      Seagate Properties Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                          $ 5,155,795
UW TOTAL EXPENSES                                                    $ 1,460,414
UW NET OPERATING INCOME (NOI)                                        $ 3,695,382
UW NET CASH FLOW (NCF)                                               $ 3,548,862
--------------------------------------------------------------------------------

*    Ongoing annual tax, insurance and replacement reserves will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

                                      D-80

--------------------------------------------------------------------------------
                                 MONTECITO PLAZA
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                  % OF NET                         % OF TOTAL
                                      RATINGS*      NET RENTABLE  RENTABLE  BASE RENT    ANNUAL      ANNUAL         LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)     AREA       PSF     BASE RENT    BASE RENT    EXPIRATION
-------------------------------  -----------------  ------------  --------  ---------  ----------  ----------  --------------

MAJOR TENANTS
   Rite Aid ...................     Caa1/B+/CCC+        17,300       13.2%    $15.83   $  273,859       8.0%      May 2009
   Petco ......................       NR/BB/NR          15,900       12.1     $27.00      429,300      12.5       July 2016
   Trader Joe's ...............       NR/NR/NR          12,989        9.9     $23.41      304,072       8.9    September 2015
   Marin Co. Health and Human
    Services ..................       NR/NR/NR          10,910        8.3     $29.64      323,372       9.4      March 2007
   Silver Screen Lafranchi ....       NR/NR/NR           6,000        4.6     $24.24      145,440       4.2     December 2006
                                                        ------      -----              ----------     -----
   TOTAL MAJOR TENANTS ........                         63,099       48.2%    $23.39   $1,476,044      43.0%
NON-MAJOR TENANTS .............                         67,919       51.8     $28.75    1,952,790      57.0
                                                        ------      -----              ----------     -----
OCCUPIED TOTAL ................                        131,018      100.0%    $26.17   $3,428,834     100.0%
VACANT SPACE ..................                              0          0              ==========     =====
                                                       -------      -----
TOTAL .........................                        131,018      100.0%
                                                       =======      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                          WA BASE                                                            CUMULATIVE %
            # OF LEASES   RENT/SF  TOTAL SF  % OF TOTAL SF   CUMULATIVE %   % OF BASE RENT  OF ACTUAL RENT
   YEAR       EXPIRING   EXPIRING  EXPIRING    EXPIRING*    OF SF ROLLING*     ROLLING*        ROLLING*
----------  -----------  --------  --------  -------------  --------------  --------------  --------------

   2006           5      $ 27.13    10,640         8.1%            8.1%          8.4%              8.4%
   2007           5      $ 28.76    14,840        11.3%           19.4%         12.4%             20.9%
   2008          16      $ 29.21    21,271        16.2%           35.7%         18.1%             39.0%
   2009          11      $ 22.58    43,302        33.1%           68.7%         28.5%             67.5%
   2010           5      $ 23.49     8,057         6.1%           74.9%          5.5%             73.0%
   2011           3      $ 48.64     2,949         2.3%           77.1%          4.2%             77.2%
   2012           0      $  0.00         0         0.0%           77.1%          0.0%             77.2%
   2013           0      $  0.00         0         0.0%           77.1%          0.0%             77.2%
   2014           0      $  0.00         0         0.0%           77.1%          0.0%             77.2%
   2015           2      $ 25.06    14,059        10.7%           87.9%         10.3%             87.5%
   2016           1      $ 27.00    15,900        12.1%          100.0%         12.5%            100.0%
Thereafter        0      $  0.00         0         0.0%          100.0%          0.0%            100.0%
  Vacant          0         NA           0         0.0%          100.0%          0.0%            100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-81

--------------------------------------------------------------------------------
                        AIM INVESTMENTS CORPORATE CAMPUS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $43,700,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                      Caplease Credit LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.030%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                              Interest-Only ARD
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                              None

ONGOING ANNUAL RESERVES
  TAX/INSURANCE(1)                        Springing
  TI/LC(2)                                   Future
  GUARANTY SECURITY RESERVE(3)            Springing

ADDITIONAL FINANCING(4)                      B-Note                  $ 3,465,000
                                             C-Note                  $12,016,936

                                                                        WHOLE
                                                                      MORTGAGE
                                                      TRUST ASSET       LOAN
                                                      -----------   ------------
CUT-OFF DATE BALANCE                                  $43,700,000    $59,181,936
CUT-OFF DATE BALANCE/SF                               $       166    $       224
CUT-OFF DATE LTV                                            62.8%          85.0%
MATURITY DATE LTV                                           62.8%          63.6%
UW DSCR ON NCF                                              1.63x          0.87x
--------------------------------------------------------------------------------

              [PICTURE OF AIM INVESTMENTS CORPORATE CAMPUS OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Denver, CO
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                263,770
OCCUPANCY AS OF JUNE 5, 2006                                              100.0%
YEAR BUILT / YEAR RENOVATED                                            2001 / NA
APPRAISED VALUE                                                      $69,600,000
PROPERTY MANAGEMENT                                                 Self-Managed
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                          $ 6,950,265
UW TOTAL EXPENSES                                                    $ 2,304,042
UW NET OPERATING INCOME (NOI)                                        $ 4,646,223
UW NET CASH FLOW (NCF)                                               $ 4,305,432

(1)  Ongoing annual tax and insurance reserves will be required upon an event of default or upon certain other conditions as specified in the related
     Mortgage Loan documents.

(2)  Commencing in August 2015, payments to the ongoing annual TI/LC reserve will be $1,600,000 and is subject to a cap of $1,600,000.

(3)  Ongoing annual guaranty security reserves will be required upon Amvescap
     PLC's obligation to deliver lease shortfall amounts and certain other amounts as described in the related Corporate Guaranty of Tenant's
     Obligation Under Lease, dated June 28, 2000, and executed by Amvescap PLC.

(4)  Future mezzanine debt is permitted if the aggregate mezzanine loan balance does not exceed the aggregate balance of the B-Note and the C-Note.

                                      D-82

--------------------------------------------------------------------------------
                        AIM INVESTMENTS CORPORATE CAMPUS
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                                                    % OF TOTAL
                                 RATINGS*      NET RENTABLE     % OF NET    BASE RENT     ANNUAL   ANNUAL BASE     LEASE
          TENANT            MOODY'S/S&P/FITCH    AREA (SF)   RENTABLE AREA     PSF      BASE RENT      RENT      EXPIRATION
--------------------------  -----------------  ------------  -------------  ---------  ----------  -----------  ------------

Invesco Funds Group, Inc.   A3/BBB+/BBB+          263,770        100.0%       $19.00   $5,011,630     100.0%    October 2016
                                                  -------        -----                 ----------     -----
TOTAL ....................                        263,770        100.0%       $19.00   $5,011,630     100.0%
                                                  =======        =====                 ==========     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                            LEASE EXPIRATION SCHEDULE

                                                                                               CUMULATIVE %
        # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF  % OF BASE      OF BASE RENT
 YEAR     EXPIRING       EXPIRING     EXPIRING    EXPIRING*      SF ROLLING*    RENT ROLLING*    ROLLING*
------  -----------  ---------------  --------  -------------  ---------------  -------------  ------------

 2016        1            $ 19.00      263,770      100.0%          100.0%          100.0%         100.0%
Vacant       0                 NA            0        0.0%          100.0%            0.0%         100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-83

--------------------------------------------------------------------------------
                             SHOREPARK AT RIVERLAKE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $38,800,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                                              Kennedy - Wilson, Inc. and
                                                Wachovia Development Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.300%
MATURITY DATE                                                      June 11, 2011
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            58 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                 Yes
   RENOVATION*                            $2,683,214

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                 Yes
   REPLACEMENT                               $83,316

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $38,800,000
CUT-OFF DATE BALANCE/UNIT                                                $98,728
CUT-OFF DATE LTV                                                           76.1%
MATURITY DATE LTV                                                          76.1%
UW DSCR ON NCF                                                             1.24x
--------------------------------------------------------------------------------

                   [PICTURE OF SHOREPARK AT RIVERLAKE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Sacramento, CA
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                                 393
OCCUPANCY AS OF JUNE 1, 2006                                               91.4%
YEAR BUILT / YEAR RENOVATED                                            1989 / NA
APPRAISED VALUE                                                      $51,000,000
PROPERTY MANAGEMENT                                         FPI Management, Inc.
UW ECONOMIC OCCUPANCY                                                      90.3%
UW REVENUES                                                           $4,906,188
UW TOTAL EXPENSES                                                     $1,794,265
UW NET OPERATING INCOME (NOI)                                         $3,111,923
UW NET CASH FLOW (NCF)                                                $3,028,607

*     Funds escrowed at the closing of the Mortgage Loan for the planned renovation to the Mortgaged Property. Funds will be released as renovation costs are incurred.

                                      D-84

--------------------------------------------------------------------------------
                             SHOREPARK AT RIVERLAKE
--------------------------------------------------------------------------------

                                    UNIT MIX

                                         APPROXIMATE
                                          UNIT SIZE    APPROXIMATE
UNIT MIX                  NO. OF UNITS       (SF)        NRA (SF)    % OF NRA     MARKET RENT
-----------------------   ------------   -----------   -----------   --------   --------------

1 BR/1BA ..............        120             700        84,000       23.7%    $          980
2 BR/1BA ..............        112             940       105,280       29.7     $        1,075
2 BR/2 BA .............        113             995       112,435       31.7     $        1,140
3 BR/2 BA .............         48           1,100        52,800       14.9     $        1,385
                               ---                       -------      -----
TOTAL/AVERAGE .........        393             902       354,515      100.0%    $1102/$1.22/SF
                               ===                       =======      =====

                                      D-85

--------------------------------------------------------------------------------
                               NATIONAL BANK PLAZA
--------------------------------------------------------------------------------

                                LOAN INFORMATION

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $35,600,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                         Stephen G. Hearn
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.180%
MATURITY DATE                                                      July 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                 Yes
   NOI RESERVE LOC(1)                     $6,055,000
   TI/LC LOC(2)                             $500,000

ONGOING ANNUAL RESERVES
   TAX / INSURANCE                               Yes
   REPLACEMENT                               $34,602

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $35,600,000
CUT-OFF DATE BALANCE/SF                                                     $134
CUT-OFF DATE LTV                                                           74.2%
MATURITY DATE LTV                                                          74.2%
UW DSCR ON NCF                                                             1.30x
--------------------------------------------------------------------------------

                    [PICTURE OF NATIONAL BANK PLAZA OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Phoenix, AZ
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                266,166
OCCUPANCY AS OF MAY 26, 2006                                               86.7%
YEAR BUILT / YEAR RENOVATED                                          1980 / 1991
APPRAISED VALUE                                                      $48,000,000
PROPERTY MANAGEMENT                                            The Hearn Company
UW ECONOMIC OCCUPANCY                                                      92.0%
UW REVENUES                                                           $5,345,620
UW TOTAL EXPENSES                                                     $2,297,802
UW NET OPERATING INCOME (NOI)                                         $3,047,818
UW NET CASH FLOW (NCF)                                                $2,859,962

(1)  A letter of credit in the amount of $6,055,000 was provided at the closing of the Mortgage Loan to be held until the Mortgaged Property produces a sustainable DSC ratio of 1.30x based upon in-place net operating income.

(2)  The upfront TI/LC letter of credit was provided at the closing of the
     Mortgage Loan for general TI/LCs during the term of the Mortgage Loan.

                                      D-86

--------------------------------------------------------------------------------
                               NATIONAL BANK PLAZA
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                             % OF NET
                                               RATINGS        NET RENTABLE   RENTABLE
                 TENANT                   MOODY'S/S&P/FITCH     AREA (SF)      AREA
---------------------------------------   -----------------   -----------    --------

MAJOR TENANTS
   CBIZ Accounting ....................        NR/NR/NR           31,345       11.8%
   Hammerman and Hultgren, PC .........        NR/NR/NR           15,864        6.0
   Arvizu Advertising and Promotions ..        NR/NR/NR           13,132        4.9
   Frazer, Ryan, Goldberg, Arnold &
      Gittler .........................        NR/NR/NR           12,124        4.6
   Ryan, Rapp and Underwood ...........        NR/NR/NR           10,982        4.1
                                                                 -------      -----
   TOTAL MAJOR TENANTS ................                           83,447       31.4%
NON-MAJOR TENANTS .....................                          147,417       55.4
                                                                 -------      -----
OCCUPIED TOTAL ........................                          230,864       86.7%
VACANT SPACE ..........................                           35,302       13.3
                                                                 -------      -----
TOTAL .................................                          266,166      100.0%
                                                                 =======      =====

                                                                     % OF TOTAL
                                          BASE RENT   ANNUAL BASE   ANNUAL BASE     LEASE
                 TENANT                      PSF          RENT          RENT      EXPIRATION
---------------------------------------   ---------   -----------   -----------   ----------

MAJOR TENANTS
   CBIZ Accounting ....................     $19.25     $  603,391       13.9%     April 2018
   Hammerman and Hultgren, PC .........     $18.50        293,484        6.8      April 2012
   Arvizu Advertising and Promotions ..     $18.27        239,922        5.5        May 2012
   Frazer, Ryan, Goldberg, Arnold &
      Gittler .........................     $18.50        224,294        5.2        May 2007
   Ryan, Rapp and Underwood ...........     $19.25        211,404        4.9       July 2009
                                                       ----------      -----
  TOTAL MAJOR TENANTS .................     $18.84     $1,572,494       36.2%
NON-MAJOR TENANTS .....................     $18.79      2,769,682       63.8
                                                       ----------      -----
OCCUPIED TOTAL ........................     $18.81     $4,342,176      100.0%
                                                       ==========      =====
VACANT SPACE ..........................
TOTAL .................................

                            LEASE EXPIRATION SCHEDULE

                                                                                                        CUMULATIVE %
            # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT     OF BASE
   YEAR       EXPIRING       EXPIRING     EXPIRING    EXPIRING*         ROLLING*           ROLLING     RENT ROLLING*
----------  -----------  ---------------  --------  -------------  ------------------  --------------  -------------

   2006           4           $18.36       16,325        6.1%              6.1%              6.9%            6.9%
   2007           8           $19.20       35,693       13.4%             19.5%             15.8%           22.7%
   2008          10           $18.30       40,148       15.1%             34.6%             16.9%           39.6%
   2009           5           $19.23       20,636        7.8%             42.4%              9.1%           48.7%
   2010           3           $18.10        9,283        3.5%             45.9%              3.9%           52.6%
   2011           2           $18.21       13,040        4.9%             50.8%              5.5%           58.1%
   2012           8           $18.69       56,477       21.2%             72.0%             24.3%           82.4%
   2013           2           $20.35        7,917        3.0%             75.0%              3.7%           86.1%
   2014           0           $ 0.00            0        0.0%             75.0%              0.0%           86.1%
   2015           0           $ 0.00            0        0.0%             75.0%              0.0%           86.1%
   2016           0           $ 0.00            0        0.0%             75.0%              0.0%           86.1%
Thereafter        4           $19.25       31,345       11.8%             86.7%             13.9%          100.0%
  Vacant          0               NA       35,302       13.3%            100.0%              0.0%          100.0%

*    Calculated based on approximate square footage occupied by each tenant.

                                      D-87

--------------------------------------------------------------------------------
                          VISTA POINTE APARTMENT HOMES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $35,400,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                      Kennedy-Wilson Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.240%
MATURITY DATE                                                      July 11, 2011
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            59 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                 Yes
   RENOVATION(1)                          $3,150,480

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                 Yes
   REPLACEMENT(2)                             Future

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $35,400,000
CUT-OFF DATE BALANCE/UNIT                                               $123,776
CUT-OFF DATE LTV                                                           66.4%
MATURITY DATE LTV                                                          66.4%
UW DSCR ON NCF                                                             1.27x
--------------------------------------------------------------------------------

                [PICTURE OF VISTA POINTE APARTMENT HOMES OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Anaheim, CA
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                                 286
OCCUPANCY AS OF JULY 24, 2006                                              91.3%
YEAR BUILT / YEAR RENOVATED                                          1969 / 2006
APPRAISED VALUE                                                      $53,300,000
                                                      KW Multi-Family Management
PROPERTY MANAGEMENT                                                  Group, Ltd.
UW ECONOMIC OCCUPANCY                                                      94.6%
UW REVENUES                                                           $4,251,889
UW TOTAL EXPENSES                                                     $1,365,684
UW NET OPERATING INCOME (NOI)                                         $2,886,205
UW NET CASH FLOW (NCF)                                                $2,814,705

(1)  Funds escrowed at the closing of the Mortgage Loan for the planned renovation to the Mortgaged Property. Funds will be released as renovation costs are incurred.

(2)  The ongoing annual replacement reserve will be $44,902, commencing in
     August 2009.

                                      D-88

--------------------------------------------------------------------------------
                          VISTA POINTE APARTMENT HOMES
--------------------------------------------------------------------------------

                                    UNIT MIX

                                         APPROXIMATE
                                          UNIT SIZE    APPROXIMATE
        UNIT MIX          NO. OF UNITS       (SF)        NRA (SF)    % OF NRA     MARKET RENT
-----------------------   ------------   -----------   -----------   --------   ---------------

1 BR/1 BA .............        174            712        123,888       51.3%    $         1,185
2 BR/2 BA .............        112          1,050        117,600       48.7     $         1,597
                               ---                       -------      -----
TOTAL/AVERAGE .........        286            844        241,488      100.0%    $1,346/$1.59/SF
                               ===                       =======      =====

                                      D-89

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o    GENERAL. For a detailed presentation of certain characteristics of the
     Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2
     to the Prospectus Supplement for certain information regarding multifamily
     Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for
     certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus
     Supplement for certain information relating to the commercial tenants at the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for
     certain information relating to cross-collateralized and cross-defaulted
     Mortgage Loans.

                        SIGNIFICANT SPONSOR CONCENTRATION

                                       # OF LOANS/
                                        MORTGAGED                         AGGREGATE CUT-OFF
SPONSOR                                 PROPERTIES      LOAN NUMBERS         DATE BALANCE
------------------------------------   -----------   ------------------   -----------------

Lightstone Holdings, LLC ...........       5 / 7     2, 50, 51, 92, 111      $196,300,000
Beacon Capital Strategic Partners
   IV, L.P. ........................       1 / 1            1                $163,600,000
Robert L. Johnson ..................      2 / 44          5, 97              $152,907,500
Parkway Properties, Inc. ...........       1 / 1            3                $148,500,000
Bluelinx Holdings Inc. .............      1 / 58            4                $147,500,000
Jacob Chetrit, Edward Minskoff,
   Joseph Moinian ..................       1 / 1            6                $137,314,250

                                       % OF CUT-OFF       WEIGHTED        WEIGHTED       WEIGHTED
                                         DATE POOL    AVERAGE CUT-OFF    AVERAGE UW      AVERAGE
SPONSOR                                   BALANCE         DATE LTV      DSCR ON NCF   MORTGAGE RATE
------------------------------------   ------------   ---------------   -----------   -------------

Lightstone Holdings, LLC ...........       6.4%            76.1%           1.21x          5.860%
Beacon Capital Strategic Partners
   IV, L.P. ........................       5.3%            62.9%           1.82x          5.914%
Robert L. Johnson ..................       5.0%            69.0%           1.37x          6.294%
Parkway Properties, Inc. ...........       4.8%            72.6%           1.20x          6.290%
Bluelinx Holdings Inc. .............       4.8%            79.2%           1.24x          6.350%
Jacob Chetrit, Edward Minskoff,
   Joseph Moinian ..................       4.5%            68.7%           1.17x          5.706%

o    CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Five groups of
     Mortgage Loans, representing approximately 3.1% of the Cut-Off Date Pool
     Balance, are cross-collateralized and/or cross-defaulted with one or more
     Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the
     Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described on the next page) will be
     cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the
     case may be, will determine whether to enforce the cross-default and/or cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage
     Loans are subject to cross-collateralization or cross-default provisions.

                                      D-90

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o    SUBORDINATE FINANCING.

                         EXISTING SUBORDINATE FINANCING

                                                                                                              % OF CUT-OFF DATE
EXISTING SUBORDINATE FINANCING                                 # OF LOANS             LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------   ----------   -------------------------------   -----------------

Secured by Mortgaged Property ..............................        8        13, 44, 47, 53, 66, 75, 77, 79          4.8%
Mezzanine Debt Secured by Ownership interests in Borrower ..        9       3, 6, 9, 10, 23, 28, 46, 54, 71         16.5%
Unsecured Debt .............................................        1                      57                        0.5%

                          FUTURE SUBORDINATE FINANCING

                                                                                                                % OF CUT-OFF DATE
FUTURE SUBORDINATE FINANCING                             # OF LOANS                 LOAN NUMBERS                   POOL BALANCE
------------------------------------------------------   ----------   ---------------------------------------   -----------------

Secured by Mortgaged Property or Borrower interests ..        1                         160                           0.04%
Secured by Borrower interests and Unsecured Debt .....        2                        8, 36                           3.1%
                                                                      1, 3, 5, 9, 11, 16, 21, 23, 28, 39, 45,
                                                                        46, 49, 52, 54, 56, 68, 70, 90, 97,
                                                                         98, 107, 131, 136, 145, 150, 154,
Secured by Borrower interests ........................       33             155, 156, 157, 159, 161, 162              29.2%

See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional
Risks" in the Prospectus Supplement.

                           SUBORDINATE COMPANION LOANS

                                                                               CUT-OFF DATE
                                                 CUT-OFF DATE   % OF CUT-OFF    SUBORDINATE
                                                   PRINCIPAL      DATE POOL      COMPANION
          MORTGAGE LOAN            LOAN NUMBER      BALANCE        BALANCE     LOAN BALANCE   PRIMARY SERVICER
--------------------------------   -----------   ------------   ------------   ------------   ----------------

One Financial Place ............        1        $163,600,000       5.3%        $25,000,000     Wachovia Bank
Prime Outlets Pool II ..........        2        $150,000,000       4.9%        $17,000,000     Wachovia Bank
500-512 Seventh Avenue .........        6        $137,314,250       4.5%        $24,975,048     Wachovia Bank
AIM Investments Corporate
  Campus .......................       16        $ 43,700,000       1.4%        $15,481,936     Wachovia Bank
Lakeridge Apartments ...........       69        $ 11,940,786       0.4%        $   800,000     Wachovia Bank

                                 PARI PASSU LOAN

                                                    CUT-OFF DATE     % OF CUT-OFF DATE   % OF PARI PASSU     CONTROLLING
          MORTGAGE LOAN            LOAN NUMBER   PRINCIPAL BALANCE      POOL BALANCE           DEBT          TRANSACTION
--------------------------------   -----------   -----------------   -----------------   ---------------   --------------

Prime Outlets Pool II ..........        2           $150,000,000            4.9%               50%         WBCMT 2006-C26
BlueLinx Holdings Pool .........        4           $147,500,000            4.8%               50%         WBCMT 2006-C27
RLJ Hotel Pool .................        5           $146,092,500            4.7%               29%         WBCMT 2006-C27
500-512 Seventh Avenue .........        6           $137,314,250            4.5%               50%         WBCMT 2006-C27

                                      D-91

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ANNEX E

SHORT-TERM COLLATERAL SUMMARY

Mortgage Loan Number	Property Name	Cut-Off Date Balance	Balloon Balance*	Property Type	Weighted Average Remaining Term	Weighted Average Remaining IO Term	Weighted Average Cut-Off Date LTV Ratio	Weighted Average DSCR
Class A-1
154	CVS - Portsmouth, OH	$1,424,000	$1,424,000	Retail	55	55	65.0%	1.86x
150	Office Depot - Warrensburg, MO	$1,810,000	1,810,000	Retail	56	56	64.6%	1.94x

					56	56	64.8%	1.90x
	Class A-1 Total Balloon Payment		$3,234,000
	Class A-1 Amortization		44,643,000
	Total Class A-1 Certificate Balance		$47,877,000

Class A-2
145	Conn's - San Antonio, TX	$2,461,000	$2,461,000	Retail	57	57	52.8%	2.01x
157	Family Dollar and Charter One Bank	$1,348,000	1,348,000	Retail	57	57	56.2%	2.65x
155	Rite Aid - Cleveland, OH	$1,413,000	1,413,000	Retail	57	57	49.6%	2.41x
156	Rite Aid - Fremont, OH	$1,388,000	1,388,000	Retail	57	57	54.4%	2.25x
152	CVS - Columbia, TN I	$1,715,000	1,715,000	Retail	58	58	67.3%	1.55x
151	CVS - Columbia, TN II	$1,735,000	1,735,000	Retail	58	58	65.5%	1.61x
22	55 Francisco Street	$27,750,000	27,750,000	Office	59	59	55.5%	1.31x
85	Gaige House Inn - Glen Ellen, CA	$9,000,000	8,500,835	Hospitality	60	0	73.5%	1.33x
1	One Financial Place	$163,600,000	163,600,000	Office	60	60	62.9%	1.82x
13	Sierra Health Services	$50,750,000	50,750,000	Office	60	60	68.3%	1.74x

					60	58	63.3%	1.74x
	Class A-2 Total Balloon Payment		$260,660,835
	Class A-2 Amortization		5,304,165
	Total Class A-2 Certificate Balance		$265,965,000

Class A-PB
70	Cherry Creek Business Park	$11,500,000	$10,953,544	Industrial	83	35	75.2%	1.30x

	Class A-PB Total Balloon Payment		$10,953,544
	Class A-PB Amortization		100,457,456
	Total Class A-PB Certificate Balance		$111,411,000

*	As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in this prospectus supplement.

Totals may not sum due to rounding.

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ANNEX F

CLASS A-PB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)
0	08/23/06	111,411,000
1	09/15/06	111,411,000
2	10/15/06	111,411,000
3	11/15/06	111,411,000
4	12/15/06	111,411,000
5	01/15/07	111,411,000
6	02/15/07	111,411,000
7	03/15/07	111,411,000
8	04/15/07	111,411,000
9	05/15/07	111,411,000
10	06/15/07	111,411,000
11	07/15/07	111,411,000
12	08/15/07	111,411,000
13	09/15/07	111,411,000
14	10/15/07	111,411,000
15	11/15/07	111,411,000
16	12/15/07	111,411,000
17	01/15/08	111,411,000
18	02/15/08	111,411,000
19	03/15/08	111,411,000
20	04/15/08	111,411,000
21	05/15/08	111,411,000
22	06/15/08	111,411,000
23	07/15/08	111,411,000
24	08/15/08	111,411,000
25	09/15/08	111,411,000
26	10/15/08	111,411,000
27	11/15/08	111,411,000
28	12/15/08	111,411,000
29	01/15/09	111,411,000
30	02/15/09	111,411,000
31	03/15/09	111,411,000
32	04/15/09	111,411,000
33	05/15/09	111,411,000
34	06/15/09	111,411,000
35	07/15/09	111,411,000
36	08/15/09	111,411,000
37	09/15/09	111,411,000
38	10/15/09	111,411,000
39	11/15/09	111,411,000
40	12/15/09	111,411,000
41	01/15/10	111,411,000
42	02/15/10	111,411,000
43	03/15/10	111,411,000
44	04/15/10	111,411,000
45	05/15/10	111,411,000
46	06/15/10	111,411,000
47	07/15/10	111,411,000
48	08/15/10	111,411,000
49	09/15/10	111,411,000
50	10/15/10	111,411,000
51	11/15/10	111,411,000
52	12/15/10	111,411,000
53	01/15/11	111,411,000
54	02/15/11	111,411,000
55	03/15/11	111,411,000
56	04/15/11	111,411,000
57	05/15/11	111,411,000
58	06/15/11	111,411,000
59	07/15/11	111,411,000
60	08/15/11	111,410,677
61	09/15/11	109,839,128
62	10/15/11	108,007,464
63	11/15/11	106,417,952
64	12/15/11	104,568,812
65	01/15/12	102,961,149
66	02/15/12	101,345,005
67	03/15/12	99,219,575
68	04/15/12	97,583,669
69	05/15/12	95,689,394
70	06/15/12	94,034,853
71	07/15/12	92,122,447
72	08/15/12	90,449,076
73	09/15/12	88,766,876
74	10/15/12	86,827,563
75	11/15/12	85,126,244
76	12/15/12	83,168,330
77	01/15/13	81,470,858
78	02/15/13	79,764,437
79	03/15/13	77,318,622
80	04/15/13	75,590,273
81	05/15/13	73,610,056
82	06/15/13	71,862,140
83	07/15/13	58,909,343
84	08/15/13	57,153,513
85	09/15/13	55,388,426
86	10/15/13	53,374,753
87	11/15/13	51,589,730
88	12/15/13	49,556,663
89	01/15/14	47,751,497
90	02/15/14	45,936,813
91	03/15/14	43,399,549
92	04/15/14	41,561,883
93	05/15/14	39,477,602
94	06/15/14	37,619,243
95	07/15/14	35,514,831
96	08/15/14	33,635,563
97	09/15/14	31,746,386
98	10/15/14	29,611,991
99	11/15/14	27,701,583
100	12/15/14	25,546,534
101	01/15/15	23,614,674
102	02/15/15	21,672,626
103	03/15/15	19,019,715
104	04/15/15	17,053,399
105	05/15/15	14,843,960
106	06/15/15	12,855,609
107	07/15/15	10,624,731
108	08/15/15	8,614,115
109	09/15/15	6,592,893
110	10/15/15	4,330,037
111	11/15/15	2,286,207
112	12/15/15	1,356
113	01/15/16	0

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ANNEX G

CLASS X-P REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class X-P Reference Rate(%)
1	9/15/2006	6.30879
2	10/15/2006	6.10813
3	11/15/2006	6.30880
4	12/15/2006	6.10814
5	1/15/2007	6.10815
6	2/15/2007	6.10815
7	3/15/2007	6.10825
8	4/15/2007	6.30882
9	5/15/2007	6.10816
10	6/15/2007	6.30883
11	7/15/2007	6.10818
12	8/15/2007	6.30884
13	9/15/2007	6.30885
14	10/15/2007	6.10819
15	11/15/2007	6.30886
16	12/15/2007	6.10821
17	1/15/2008	6.30887
18	2/15/2008	6.10822
19	3/15/2008	6.10826
20	4/15/2008	6.30888
21	5/15/2008	6.10823
22	6/15/2008	6.30891
23	7/15/2008	6.10828
24	8/15/2008	6.30895
25	9/15/2008	6.30897
26	10/15/2008	6.10833
27	11/15/2008	6.30901
28	12/15/2008	6.10837
29	1/15/2009	6.10839
30	2/15/2009	6.10840
31	3/15/2009	6.10858
32	4/15/2009	6.30909
33	5/15/2009	6.10846
34	6/15/2009	6.30913
35	7/15/2009	6.10336
36	8/15/2009	6.30226
37	9/15/2009	6.29237
38	10/15/2009	6.09053
39	11/15/2009	6.29036
40	12/15/2009	6.09056
41	1/15/2010	6.09058
42	2/15/2010	6.09060

Interest Accrual Period	Distribution Date	Class X-P Reference Rate(%)
43	3/15/2010	6.09082
44	4/15/2010	6.29042
45	5/15/2010	6.09062
46	6/15/2010	6.29044
47	7/15/2010	6.09064
48	8/15/2010	6.29045
49	9/15/2010	6.29046
50	10/15/2010	6.09067
51	11/15/2010	6.29048
52	12/15/2010	6.09069
53	1/15/2011	6.09092
54	2/15/2011	6.09110
55	3/15/2011	6.10907
56	4/15/2011	6.30323
57	5/15/2011	6.09799
58	6/15/2011	6.30902
59	7/15/2011	6.10419
60	8/15/2011	6.29179
61	9/15/2011	6.30879
62	10/15/2011	6.10632
63	11/15/2011	6.30617
64	12/15/2011	6.10633
65	1/15/2012	6.30617
66	2/15/2012	6.10633
67	3/15/2012	6.10685
68	4/15/2012	6.30559
69	5/15/2012	6.10580
70	6/15/2012	6.30559
71	7/15/2012	6.10580
72	8/15/2012	6.30559
73	9/15/2012	6.30561
74	10/15/2012	6.10586
75	11/15/2012	6.30566
76	12/15/2012	6.10591
77	1/15/2013	6.10594
78	2/15/2013	6.10597
79	3/15/2013	6.10646
80	4/15/2013	6.30579
81	5/15/2013	6.10606
82	6/15/2013	6.30585
83	7/15/2013	6.10613
84	8/15/2013	6.30591

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PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption ‘‘RISK FACTORS’’ on page 14 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

July 29, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
General	50
Mortgage Loans—Leases	50
CMBS	54
Certificate Accounts	54
Credit Support	55
Cash Flow Agreements	55
Pre-Funding	55
YIELD CONSIDERATIONS	56
General	56
Pass-Through Rate	56
Payment Delays	56
Shortfalls in Collections of Interest Resulting from Prepayments	56
Prepayment Considerations	57
Weighted Average Life and Maturity	58
Controlled Amortization Classes and Companion Classes	59
Other Factors Affecting Yield, Weighted Average Life and Maturity	59
THE SPONSOR	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
General	62
Distributions	62
Distributions of Interest on the Certificates	63
Distributions of Principal of the Certificates	64
Components	64
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	65
Allocation of Losses and Shortfalls	65
Advances in Respect of Delinquencies	65
Reports to Certificateholders	66
Voting Rights	67
Termination	67
Book-Entry Registration and Definitive Certificates	68
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
General	70
Assignment of Mortgage Assets; Repurchases	70
Representations and Warranties; Repurchases	71
Certificate Account	72
Collection and Other Servicing Procedures	75
Realization upon Defaulted Mortgage Loans	76
Hazard Insurance Policies	77
Due-on-Sale and Due-on-Encumbrance Provisions	78

Servicing Compensation and Payment of Expenses	78
Evidence as to Compliance	79
Certain Matters Regarding the Master Servicer and the Depositor	79
Events of Default	80
Rights upon Event of Default	81
Amendment	81
List of Certificateholders	82
The Trustee	82
Duties of the Trustee	82
Certain Matters Regarding the Trustee	82
Resignation and Removal of the Trustee	83
DESCRIPTION OF CREDIT SUPPORT	84
General	84
Subordinate Certificates	84
Cross-Support Provisions	84
Insurance or Guarantees with Respect to Mortgage Loans	85
Letter of Credit	85
Certificate Insurance and Surety Bonds	85
Reserve Funds	85
Credit Support with Respect to CMBS	86
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
General	86
Types of Mortgage Instruments	87
Leases and Rents	87
Personalty	87
Cooperative Loans	88
Junior Mortgages; Rights of Senior Lenders	89
Foreclosure	90
Bankruptcy Laws	93
Environmental Considerations	96
Due-on-Sale and Due-on-Encumbrance	97
Subordinate Financing	97
Default Interest and Limitations on Prepayments	98
Certain Laws and Regulations; Types of Mortgaged Properties	98
Applicability of Usury Laws	98
Servicemembers Civil Relief Act	98
Americans with Disabilities Act	99
Forfeiture in Drug, RICO and Money Laundering Violations	99
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	99
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
Federal Income Tax Consequences for REMIC Certificates	101
General	101
REMICs	101
Taxation of Owners of REMIC Regular Certificates	103
Taxation of Owners of REMIC Residual Certificates	109
Prohibited Transactions Tax and Other Taxes	116
Termination	117
Reporting and Other Administrative Matters	117
Backup Withholding with Respect to REMIC Certificates	118
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	118

General	118
Characterization of Investments in Grantor Trust Certificates	119
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
General	127
Prohibited Transaction Exemptions	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption ‘‘Index of Principal Definitions’’ beginning on page 134 in this prospectus.

In this prospectus, the terms ‘‘depositor’’, ‘‘we’’, ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels, motels and other hospitality properties;

•	office buildings;

•	nursing homes, assisted living facilities and similar properties;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	owner-occupied commercial properties;

•	warehouse, mini-warehouse, cold storage, or self-storage facilities;

•	recreational vehicle and mobile home parks;

•	manufactured housing communities;

•	parking lots;

•	commercial properties occupied by one or more tenants;

•	entertainment or sports arenas;

•	restaurants;

•	marinas;

•	mixed use properties;

•	movie theaters;

•	amusement and theme parks;

•	destination resorts, golf courses and similar properties;

•	educational centers;

•	casinos;

•	bank branches; and

•	unimproved land,

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of one or more classes of certificates;

•	over collateralization;

•	letters of credit;

•	insurance policies;

•	bonds;

•	repurchase obligations;

•	guarantees;

•	reserve funds; and/or

•	a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the casemay be. The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements; and/or

•	yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	‘‘regular interests’’ or ‘‘residual interests’’ in a trust fund treated as a ‘‘real estate mortgage investment conduit’’ under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use ‘‘plan assets’’ of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘Legal Investment’’ herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under ‘‘RISK FACTORS’’, summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

•	the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

•	the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund;

•	the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

•	the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending	Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•	in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties	Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties	Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See ‘‘—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ above. Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building's tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property's:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities	Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government ‘‘fraud and abuse’’ laws also apply to health care-related facilities. ‘‘Fraud and abuse’’ laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create ‘‘safe harbors’’ under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility's age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower's equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law	Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered ‘‘delinquent’’ if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus supplement, and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES— Environmental Considerations’’ in this prospectus and ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property	Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans	We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates’’ and ‘‘—Taxation of Owners of REMIC Residual Certificates’’ in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks	Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be ‘‘legal non conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES —Leases and Rents’’ in this prospectus.

Inspections of the Mortgaged Properties Were Limited	The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘—Mortgage Loans—Leases’’, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents’’ in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include ‘‘bond-type’’ or ‘‘credit-type’’ leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A ‘‘bond-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A ‘‘credit-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See ‘‘—Leases’’ above.

While the duration of leases and the existence of any ‘‘net of expense’’ provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans’’ and ‘‘—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service

Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements’’ above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment’’ in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses’’ in this prospectus.

Prepayment Considerations

A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (ii) taking advantage of the initial ‘‘teaser rate’’ (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, ‘‘call risk,’’ and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, ‘‘extension risk’’, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, ‘‘excess funds’’ generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services – NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See ‘‘RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ and ‘‘—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6- month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class. See ‘‘RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ and ‘‘YIELD CONSIDERATIONS’’ in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under ‘‘—General’’ above. To that extent, the descriptions set forth under ‘‘—Distributions of Interest on the Certificates’’ and ‘‘—Distributions of Principal of the Certificates’’ above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)    the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)    the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)    the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)    the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)    the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)    the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)    with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)    the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)    the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)    the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

(xiv)    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’ in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (‘‘Clearstream’’) or Euroclear Bank S.A./N.V., as operator (the ‘‘Euroclear Operator’’) of the Euroclear System (the ‘‘Euroclear System’’) (in Europe) if they are participants of such respective system (‘‘Participants’’), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the

Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term ‘‘certificate’’ refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)    all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus;

(v)    any advances made as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus;

(vi)    any amounts paid under any cash flow agreement, as described under ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus;

(vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Assets; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’ above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under ‘‘—Realization upon Defaulted Mortgage Loans’’ below; and all liquidation proceeds resulting from any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus;

(viii)    any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under ‘‘—Servicing Compensation and Payment of Expenses’’ below;

(ix)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

(x)    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under ‘‘—Hazard Insurance Policies’’ below;

(xi)    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)    to make distributions to the certificateholders on each distribution date;

(ii)    to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)    to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)    to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)    if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below;

(vii)    to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer and the Depositor’’ below;

(viii)    if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Trustee’’ below;

(x)    to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in this prospectus;

(xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)    to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See ‘‘—Certificate Account’’ above and ‘‘—Servicing Compensation and Payment of Expenses’’ below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’ in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)    a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)    a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)    the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)    a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Enhancement Provider’’ in the accompanying propspectus supplement.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ in this prospectus. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as ‘‘mortgages’’ in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See ‘‘—Environmental Considerations’’ below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See ‘‘—Bankruptcy Laws’’ below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by ‘‘blanket mortgages’’ on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See ‘‘—Foreclosure—Cooperative Loans’’ below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or an ‘‘optional’’ advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See ‘‘—Leases and Rents’’ above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of ‘‘owner’’ or ‘‘operator,’’ however, is a lender that, ‘‘without participating in the management’’ of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (‘‘RCRA’’), if they are deemed to be the ‘‘owners’’ or ‘‘operators’’ of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Lender Liability Act’’) seeks to clarify the actions a lender may take without incurring liability as an ‘‘owner’’ or ‘‘operator’’ of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute ‘‘participation in management.’’ However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on ‘‘owners or operators’’ but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans’’ in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that ‘‘due-on-sale’’ clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the ‘‘Relief Act’’), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘STATE AND OTHER TAX CONSEQUENCES’’ in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit (‘‘REMIC’’) under sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC. For purposes of this tax discussion, references to a ‘‘certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the ‘‘OID Regulations’’), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the ‘‘REMIC Regulations’’). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of ‘‘regular interests’’ (‘‘REMIC Regular Certificates’’) or ‘‘residual interests’’ (‘‘REMIC Residual Certificates’’) under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

For purposes of determining whether the REMIC Certificates are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ includes interest payable unconditionally at least annually at a single fixed rate, at a ‘‘qualified floating rate,’’ or at an ‘‘objective rate,’’ or a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’ or one ‘‘qualified inverse floating rates,’’ or a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered ‘‘qualified stated interest’’. However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as ‘‘qualified stated interest’’ for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as ‘‘qualified stated interest’’ under the Code.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the ‘‘IRS’’).

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period,’’ that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price,’’ in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘ —Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be ‘‘events which have occurred before the close of the accrued period’’ that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller's income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under ‘‘—Market Discount’’ and ‘‘—Premium’’ above.

REMIC Regular Certificates will be ‘‘evidences of indebtedness’’ within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, ‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a ‘‘United States shareholder’’ within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions,’’ residual interests without ‘‘significant value’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the ‘‘Inducement Fee Regulations’’) under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees (‘‘inducement fees’’) received by taxpayers to induce the acquisition of ‘‘noneconomic’’ REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the ‘‘General Rule’’) which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate ‘‘over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest.’’

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the ‘‘Book Method’’), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the ‘‘Modified REMIC Regulatory Method’’), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under ‘‘—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount’’ above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Residual Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see ‘‘—General’’ above.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the ‘‘daily accruals’’ for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, ‘‘—Foreign Investors in REMIC Residual Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual

Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the ‘‘applicable Federal rate’’ on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer. Either:

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)    the present value of any consideration given the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)   the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)    the following requirements are satisfied:

(i)    the transferee is a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)   the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Residual Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain ‘‘pass-through entity,’’ an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual's adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity,’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under ‘‘—Basis Rules, Net Losses and Distributions’’ above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a ‘‘conversion transaction’’ as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization,’’ a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the ‘‘applicable Federal rate’’ of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a ‘‘disqualified organization’’ generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, ‘‘net income from foreclosure property’’ or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the ‘‘wash sale’’ rules of section 1091 of the Code.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the ‘‘tax matters person’’ with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a ‘‘grantor trust fractional interest certificate.’’ A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a ‘‘grantor trust strip certificate.’’ A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	‘‘obligation[s] which...[are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain ‘‘safe harbors.’’ The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the ‘‘safe harbors’’ and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding ‘‘safe harbor’’ rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report ‘‘qualified stated interest’’ from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than ‘‘qualified stated interest,’’ and the certificate's share of reasonable servicing and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ below for a definition of ‘‘qualified stated interest.’’ In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount.’’

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a ‘‘qualified floating rate’’ or at an ‘‘objective rate.’’ In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount.’’ If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—If Stripped Bond Rules Do Not Apply’’ above. Further, under the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in ‘‘—If Stripped Bond Rules Apply’’ above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Contingent Payment Rules’’ below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificatcholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates’’ above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as ‘‘Plans’’), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties-in-Interest’’) who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed ‘‘plan assets’’ of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the ‘‘DOL’’) provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not ‘‘significant.’’ For this purpose, in general, equity participation in a trust fund will be ‘‘significant’’ on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan ‘‘fiduciary’’ with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation (‘‘Wachovia’’) has received from the DOL an individual prohibited transaction exemption (the ‘‘Exemption’’), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, ‘‘ERISA

CONSIDERATIONS’’, the term ‘‘underwriter’’ includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See ‘‘METHOD OF DISTRIBUTION’’ in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (‘‘Standard & Poor's’’), Moody's Investors Service, Inc. (‘‘Moody's’’), or Fitch, Inc. (‘‘Fitch’’).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a ‘‘Party in Interest’’ under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a ‘‘Pooling and Servicing Agreement’’ as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the ‘‘Class Exemption’’), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities’’ and Thrift Bulletin 73a (December 18, 2001) ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets,

LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be.

A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

‘‘Accrual Certificates’’ means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

‘‘Accrued Certificate Interest’’ means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates’’ in this prospectus.

‘‘Available Distribution Amount’’ means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-Off Date’’ means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

‘‘Debt Service Coverage Ratio’’ means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

‘‘DTC’’ means The Depository Trust Company.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Farmer Mac’’ or ‘‘FAMC’’ means the Federal Agricultural Mortgage Corporation.

‘‘Loan-to-Value Ratio’’ means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

‘‘Net Operating Income’’ means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

‘‘REMIC’’ means a ‘‘real estate mortgage investment conduit’’ under the Code.

‘‘REMIC Certificate’’ means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

‘‘REO Property’’ means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Standard Prepayment Assumption’’ or ‘‘SPA’’ means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

‘‘Stripped Interest Certificates’’ means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

‘‘Stripped Principal Certificates’’ means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

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The file ‘‘WBCMT 2006-C27 Free Writing Prospectus Annexes A1-5.xls’’, which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4 and A-5. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the ‘‘WBCMT 2006-C27 Free Writing Prospectus Annexes A1-5.xls’’ file.

To open the file, insert the diskette into your floppy drive. Copy the file ‘‘WBCMT 2006-C27 Free Writing Prospectus Annexes A1-5.xls’’ to your hard drive or network drive. Open the file ‘‘WBCMT 2006-C27 Free Writing Prospectus Annexes A1-5.xls’’ as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Disclaimer’’, ‘‘A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties’’ or ‘‘A-2 Certain Information Regarding Multifamily Mortgaged Properties’’ or ‘‘A-3 Reserve Account Information’’ or ‘‘A-4 Commercial Tenant Schedule’’ or ‘‘A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed & Portfolios)’’, respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

$2,833,517,000
(Approximate)

Wachovia Commercial
Mortgage Securities, Inc.
(Depositor)

Wachovia Bank Commercial
Mortgage Trust

Commercial Mortgage
Pass-Through
Certificates Series 2006-C27

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

NOMURA

Citigroup

Credit Suisse

Goldman, Sachs & Co.

LaSalle Financial Services, Inc.

August         , 2006